                                                                    EXHIBIT 10.9


                                    SUBLEASE

                                     BETWEEN

                            273 CORPORATE DRIVE, LLC

                                       AS
                                   "SUBLESSOR"

                                       AND

                      APRISMA MANAGEMENT TECHNOLOGIES, INC.

                                       AS
                                   "SUBLESSEE"

                            OFFICE BUILDING FACILITY
                          PEASE INTERNATIONAL TRADEPORT

                         PORTSMOUTH, NEW HAMPSHIRE 03801

                       DATED AS OF ________________, 2000

                                TABLE OF CONTENTS
                                -----------------

SUBLEASE                                                        4
RECITALS                                                        5
ARTICLE 1.     PREMISES                                         6
ARTICLE 2.     CONDITION OF SUBLEASED PREMISES                  8
ARTICLE 3.     TERM                                             9
ARTICLE 4.     BASE RENT                                       10
ARTICLE 5.     TAXES                                           13
ARTICLE 6.     SURRENDER OF SUBLEASED PREMISES                 14
ARTICLE 7.     INSURANCE                                       14
ARTICLE 8.     USE OF SUBLEASED PREMISES                       17
ARTICLE 9.     LIENS                                           20
ARTICLE 10.    ALTERATIONS                                     20
ARTICLE 11.    RIGHT OF SUBLESSOR TO INSPECT AND REPAIR        22
ARTICLE 12.    GENERAL INDEMNIFICATION BY SUBLESSEE-SUBLESSOR
               INDEMNIFICATION                                 23
ARTICLE 13.    UTILITIES                                       25
ARTICLE 14.    SERVICES TO BE FURNISHED BY SUBLESSOR AND
               SUBLESSEE'S AGREEMENTS.                         26
ARTICLE 15.    THIS ARTICLE INTENTIONALLY LEFT BLANK           28
ARTICLE 16.    DAMAGE OR DESTRUCTION                           28
ARTICLE 17.    EMINENT DOMAIN                                  28
ARTICLE 18.    DEFAULT                                         29
ARTICLE 19.    SUBORDINATION                                   31
ARTICLE 20.    CERTIFICATE                                     31
ARTICLE 21.    ASSIGNMENT, SUBLEASES, MORTGAGE,
               RIGHT OF FIRST OFFER                            32
ARTICLE 22.    ENVIRONMENTAL PROTECTION                        33
ARTICLE 23.    HOLDING OVER                                    39
ARTICLE 24.    WAIVERS                                         39
ARTICLE 25.    QUIET ENJOYMENT                                 40
ARTICLE 26.    NTENTIONALLY LEFT BLANK                         40
ARTICLE 27.    INTERPRETATIONS                                 40
ARTICLE 28.    NOTICES                                         40
ARTICLE 29.    DISPUTES AND LITIGATION                         41
ARTICLE 30.    MISCELLANEOUS                                   41

                                    SUBLEASE
                                    --------

        THIS SUBLEASE ("Sublease") is made by and between 273 CORPORATE DRIVE, LLC, ("Sublessor") and APRISMA MANAGEMENT TECHNOLOGIES, INC. ("Sublessee"); (Sublessor and Sublessee may be referred to jointly as the "Parties.")

                 SUMMARY OF BASIC LEASE PROVISIONS AND RECITALS
                 ----------------------------------------------

SUMMARY
-------

BASIC DATA.
-----------

     Sublessor:  273 Corporate Drive, LLC
     ---------
                 170 Commerce Way, Suite 202
                 Portsmouth, NH 03801

     SUBLESSEE:  Aprisma Management Technologies, Inc.
     ---------
                 121 Technology Drive
                 Durham, NH    03824

     GUARANTOR:  Cabletron Systems, Inc.
     ---------

     BASE RENT:
     ---------

     Years 1 & 2 -  $  9.50 per square foot, triple net
     Year 3 -       $10.00 per square foot, triple net
     Year 4 -       $10.50 per square foot triple net
     Years 5 - 10 Annual increase equal to 3% of previous year's Base Rent

     BASE TAXES: Real Estate taxes for tax year April 1st to March 31st, beginning with first year of tax assessment as established by the City of Portsmouth and estimated annually.

     PREMISES SUBLEASED: Approximately 100,000 square feet of building as shown on Exhibits 2 & 3 (the "Building") located on and together with a parcel of land of 20.09 acres +/- in size as shown in Exhibit 2.

     PERMITTED USES: Class A Office Use including research, assembly and light manufacturing, and such additional uses as permitted under the Primary Sublease (hereinafter defined) and customary accessory uses thereto which shall include, but not be limited to, off-street parking and loading, employee daycare, training and recreational facilities, and shipping and receiving in the areas designated.

     INITIAL TERM:  Ten (10) years.

     BUSINESS DAYS:  All days except Sunday, Federal and State Holidays.

     DEFAULT:  See Article 18.

     INITIAL PUBLIC LIABILITY INSURANCE: $3,000,000 minimum Commercial General Liability coverage - $1,000,000 in Automobile coverage and Worker's Compensation coverage at statutory minimum levels.

     SUBLESSEE'S REMOVABLE PROPERTY:   As defined in Section 6.1.

     PARKING:   496 parking spaces including visitor and handicapped parking spaces.

                                    RECITALS
                                    --------

     A. 273 Corporate Drive, LLC has entered into a Sublease dated ________________, 2000, with the Pease Development Authority ("PDA"), an agency of the State of New Hampshire established pursuant to RSA Chapter 12-G for premises located at the Pease International Tradeport in Portsmouth, New Hampshire described as follows: The premises shown on a Plan entitled _____________________________________ recorded in the Rockingham Count Registry of Deeds as Plan #____________, a copy of which Sublease is attached hereto as
Exhibit 1 (the "Primary Sublease"). The Primary Sublease is subject and subordinate to all agreements made between PDA and the United States of America or the United States Air Force including, but not limited to, the Master Lease, the Application, the Acceptance and the FFA, all as hereinafter defined.

     B. PDA anticipates acquiring fee title to the portion of the former Pease Air Force Base hereinafter designated Premises I and Premises II from the United States of America ("Government or Air Force") by public benefit transfer (i.e. transfer without consideration) pursuant to the general authority contained in 49 U.S.C. Sections 47151-47153 and other applicable provisions of law. (Together, Premises I and Premises II constitute the entirety of the Airport (the "Airport" or "Pease"). The terms of such acquisition are set forth in an Amended Application for Public Benefit Transfer executed by PDA ("Application") and accepted by the Air Force on April 14, 1992 (the "Acceptance"), as the same has been subsequently amended by Amendment No. 1 dated March 24, 1994 and executed June 27, 1997 ("Amendment No. 1"). The Amended Application was approved December 12, 1995 and confirmed March 18, 1997, and the Air Force executed an acceptance of the Amended Application on June 26, 1997 ("Acceptance II"). The Acceptance and Acceptance II may be referred to collectively as the "Acceptances". Pending final disposition of the Airport in accordance with the terms of the Amended Application and Acceptances, PDA and Air Force have entered into a Lease as of April 14, 1992 for the Airport District, a Supplement No. 1 thereto dated August 4, 1992, a Supplement No. 2 thereto dated July 15, 1993 and a Supplement No. 3 thereto dated June 27, 1997 (collectively the "Master Lease"). The Subleased Premises are located within the Airport District and are located in Premises II. The Parties acknowledge that the Application, Acceptance and Master Lease impose certain requirements on Sublessor with respect to subleases which are attached to the Primary

Sublease. The terms Application, Acceptance and Master Lease shall include any amendments to said documents. The Parties acknowledge that a Federal Facilities Agreement ("FFA") required under Section 120 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seg, was entered into by the Air Force, the New Hampshire Department of Environmental Services ("NHDES") and the United States Environmental Protection Agency ("EPA") regarding certain contamination at Pease and that FFA also imposes certain requirements upon Sublessor and Sublessee which are addressed in the terms and conditions of this Sublease. A copy of the FFA is attached to the Primary Sublease. Unless the context refers specifically to the document , the term FFA shall include any amendments to said document.

     C. Sublessor is 273 CORPORATE DRIVE, LLC and is duly organized and existing under the laws of the State of New Hampshire with a principal place of business at 170 Commerce Way, Suite 202, Portsmouth, New Hampshire, and is qualified to do business in the State of New Hampshire.

     D. Sublessee APRISMA MANAGEMENT TECHNOLOGIES, INC. is duly organized and existing under the laws of the State of Delaware with a principal place of business at 121 Technology Drive, and is qualified to do business in the State of New Hampshire. Subsequent to the occupancy date, the address shall be 273 Corporate Drive, Portsmouth, New Hampshire.

     NOW, THEREFORE, in consideration of the covenants herein contained and other valuable consideration, the receipt of which is hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

                              ARTICLE 1. PREMISES
                              -------------------

1.1.  Description of Subleased Premises
      ---------------------------------

     Sublessor, for and in consideration of the rents and covenants herein specified to be paid and performed by Sublessee, hereby leases to Sublessee, and Sublessee hereby hires from Sublessor, the premises described generally below and more particularly on the plans attached as Exhibit 2 (the "Subleased Premises" or the "Premises"): consisting of the Building containing a minimum of approximately 100,000 square feet, and located at 273 Corporate Drive, Portsmouth, New Hampshire together with the 20.09 acre parcel as shown on Exhibits 2 and 3. The 20.9 acre parcel of land on which the Building is to be located may, in the future, be suitable for expansion of the Building for Sublessee's use or for construction of other buildings for Sublessee's or other parties uses. In the event that Sublessor proposes to subdivide such parcel or construct additional buildings on such parcel for other tenants in the future, such construction shall be subject to the approval of Sublessee, and Sublessee agrees to consider such proposal in good faith. The Sublessor shall provide a certification that the Building conforms to the plans listed on Exhibit 2 and
Exhibit 3 at the time of Substantial Completion (as defined below) of the Building.

  Appurtenant Rights and Reservations. Subject to FAA regulations and approval, if necessary, Sublessee shall have the right to install roof top telecommunications facilities provided that such facilities shall be used only in connection with the Sublessee's business at the Subleased Premises and for no other commercial purposes and provided that such facilities shall be allowed by the PDA under its land use Ordinances.

1.2.  Easements - Rights-of-Way
      -------------------------

     This Sublease is subject to existing easements and rights-of-way of record and to (i) the Utility Sublease and License Agreement dated July 31, 1992 by and between PDA and Public Service Company of New Hampshire ("PSNH"), (ii) the utility Sublease and License Agreement dated May 10, 1995 by PDA and New England Telephone and Telegraph Company ("NETEL"), (iii) the Wastewater Disposal and Water Service Facilities Sublease and License Agreement dated as of January 1, 1993 and amended July 1, 1998 by and between PDA and the City of Portsmouth ("COP") and (iv) and to the Pipeline Easement and Transfer Agreement dated August 12, 1998 by and between PDA, Portland Natural Gas Transmission System and Maritimes & Northeast Pipeline, L.L.C., and such other agreements as PDA shall reasonably require for the provision of utilities and the operation, maintenance and repair of the Airport.

     The Government reserves for the use and benefit of the public, an avigation easement and a right of way for the free and unobstructed passage of aircraft in the airspace above the surface of the Airport, together with the right to cause in such airspace such sound, vibrations, fumes, dust, fuel particles, and all other effects as may be caused by the operation of aircraft, now known or hereafter used, for the navigation through or flight in the said airspace, and for use of said airspace for landing on, taking off from, or operating on the Airport.

1.3.  Access
      ------

     Sublessee shall have in common with other Airport tenants and authorized Airport users the right to use the entrances, exits and roadways designated by PDA for common use at the Airport, subordinate, however, to PDA's rights to manage the common areas and roadways, which rights of PDA shall include, without limitation, the right to impose reasonable rules and regulations, and to add, delete, alter, or otherwise modify the designation and use of all parking areas, entrances, exits, roadways and other areas of the Airport.

     The rights of Sublessee under this Section 1.3 shall be subordinate to PDA's rights, to manage the common areas and roadways which rights shall include, without limitation, the right to impose reasonable rules and regulations relating to use of the common areas and roadways and the right to add, delete, alter or otherwise modify the designation and use of all common parking areas, entrances, exits, roadways and other areas of the Airport, provided, however, that during the term of this Sublease, Sublessee shall have reasonable access to the Premises and the exclusive use of the building and parking area which are part of the Premises.

     Sublessor shall at Sublessee's request exercise any and all rights and remedies available to it under the Primary Sublease to ensure that Sublessee's use and enjoyment of the Premises and access thereto are protected.

                   ARTICLE 2. CONDITION OF SUBLEASED PREMISES
                   ------------------------------------------

2.1. The Base Building Work to be performed by the Sublessor is shown and described on Exhibit 2 and 3 and generally consists of the Building and improvements excepting the tenant fit up.

Also included in Exhibit 3 is a list of all permits, approvals, consents and licenses (collectively, the "Approvals") required for construction of the Base Building Work, including the dates upon which such Approvals are to be obtained. Sublessor represents and warrants to Sublessee that the Approvals constitute all of the permits, approvals, consents and licenses required for performance of the Base Building Work.

2.3. Sublessor shall use diligent efforts to obtain all Approvals by the dates therefor set forth in Exhibit 3 and to commence and perform the Base Building Work so as to achieve the construction milestones set forth in Exhibit 3 by the dates therefor set forth in such Exhibit. In the event Sublessor fails to obtain an Approval by the date therefor set forth in Exhibit 3, or fails to achieve a construction milestone by the date therefor set forth in Exhibit 3, then Sublessee shall have the right, exercisable by notice to Sublessor given at any time while such failure persists, to terminate this Sublease. The construction milestone dates set forth in Exhibit 3 shall be extended one day up to a maximum of 180 days for each day of delay caused by the occurrence of an event of "Force Majeure", defined as follows:

     Force Majeure. Except for the performance of any monetary payment obligations hereunder, the duties of Sublessor or Sublessee to observe or perform any of the provisions of this Sublease on its part to be performed or observed shall be excused for a period equal to the period of prevention, delay or stoppage due to causes beyond the control of the affected party, by reason of strikes, civil riots, shortages of materials (except in the event materials of like kind or quality are available), war, invasion, fire or other casualty, labor unrest (unless such labor unrest solely affects the Premises and is not a result of Sublessee's acts, omission or negligence but is caused by the acts, omissions or negligence of Sublessor), actions of public utilities, Acts of God, unforeseen or unknown conditions in, on or under the Premises, adverse environmental conditions or contamination, adverse seasonal or weather conditions beyond those normally experienced in the Portsmouth area, or other events beyond the reasonable control of the affected party, provided that (a) the affected party has taken steps that are reasonable under the circumstances to mitigate the effects of such Force Majeure situation, and (b) the affected party notifies the other party in writing of the event of Force Majeure within five (5) days after the occurrence thereof.

2.4. The Sublessee shall be responsible for all Sublessor approved tenant fit up work shown in Exhibit 4 ("Tenant Work").

2.5. Sublessor shall perform all of the Base Building Work diligently to Substantial Completion and final completion in accordance with all plans and specifications therefor and first class construction and engineering practice, the requirements of all of the construction documents and all Approvals, and pursuant to all applicable codes and regulations. The term "Substantial Completion", as used herein shall mean the Base Building Work is completed to the point where the Sublessor's architect shall certify that the Building has been substantially completed in accordance with the plans and specifications therefor and all applicable law, and all requirements of the Sublease and is ready for the Tenant Work to be commenced. Thereafter the Sublessor shall fully complete the Base Building Work and any punch list items at such times as shall reasonably be determined by the Sublessor's architect, and in a manner which shall not unreasonably interfere with the Tenant Work.

     The Sublessee shall endeavor to substantially complete Tenant Work within 90 days of the architect's certificate described in Section 2.5 above and shall endeavor to secure a certificate of occupancy upon completion. Upon completion of Tenant Work, Tenant's architect shall certify to Landlord that Tenant's Work has been substantially completed.

2.6. Sublessor shall provide a warranty to Sublessee with respect to all work performed by or on behalf of Sublessor for a period of one year after the Term Commencement Date and shall, at Sublessor's sole cost and expense, promptly correct any defect of which it is notified within such one-year period. Thereafter, Sublessor agrees that it shall assign to Sublessee or exercise on Sublessee's behalf any and all warranties available to it from contractors, subcontractors or suppliers. Notwithstanding the foregoing, latent defects in the Base Building Work shall be repaired by Sublessor at Sublessor's sole cost and expense whenever the same are discovered, whether or not within the one-year warranty period and the cost of such repairs shall not be included within Operating Expenses.

Amenities to be provided by the Sublessor  are listed or described on Exhibit 5.


                                ARTICLE 3. TERM
                                ---------------

3.1. This Sublease shall be for a Base Term of ten (10) years, which term shall commence upon completion of the Base Building Work and Tenant Work and issuance of a certificate of occupancy, provided, however, that in no event shall the term commence later than one hundred twenty (120) days after the issuance of Sublessor's architect's certificate set forth in Section 2.5 unless (i) Sublessee is unable to secure a certificate of occupancy within such one hundred twenty (120) day period by reason of Sublessor's failure to properly complete Base

Building Work or other causes attributable to Sublessor or (ii) Sublessee is unable to secure a certificate of occupancy as a result of Sublessee's failure to complete Tenant Work within such one hundred twenty (120) day period by reason of a force majeure event as described in Section 2.3. In either of such events, the commencement of the term shall be delayed for the number of days that such failure or other cause attributable to Sublessor shall have continued or the number of days of such force majeure event. The Term Commencement Date shall be the date that the term commences pursuant hereto and the term shall expire at midnight of the last day of the month in which the 10th anniversary of the Term Commencement Date occurs (provided however, that if the Term Commencement Date occurs on the 1st day of the month, the expiration date shall occur on the day prior to the 10th anniversary date of the Term Commencement
Date), unless terminated earlier or extended in accordance with the provisions of this Sublease. Sublessee shall have up to three (3) five (5) year option(s) exercisable by it at its sole discretion, which options, if exercised, shall extend the Base Term for three additional five (5) year(s) periods, except as otherwise provided in Section 3.2.

3.2. As a condition precedent to the exercise by Sublessee of any of its options to extend the term of this Sublease, Sublessee shall give a written notice ("Option Notice") to Sublessor of its exercise of each such option at least twelve (12) months prior to the end of the Base Term or any applicable extension period.

3.3. The options to extend the term hereby granted may not be exercised at any time during which Sublessee is in default under any of the terms of this Sublease, after expiration of all applicable grace periods.

3.4. Unless the context clearly indicates otherwise when used in this Sublease the phrase "term" and "term of this Sublease" shall mean the Base Term plus any duly exercised allowable extensions thereof.

3.5. In the event the Primary Sublease is terminated for any reason whatsoever, this Sublease will automatically terminate on that same date, provided however, such termination shall not affect any liability of Sublessor to Sublessee to the extent that any such termination results from a breach of the Sublessor's obligation under the Primary Lease or such termination results in a breach of any obligations, covenants, terms, or condition of this Lease.

                              ARTICLE 4. BASE RENT
                              --------------------

4.1.  The Base Rent shall be as follows:

       Year 1 - $  9.50 per square foot

       Year 2 - $  9.50 per square foot

       Year 3 - $10.00 per square foot

       Year 4 - $10.50 per square foot

     Years 5 through 10 - each year's Base Rent shall be increased by an amount equal to 3% of the previous year's Base Rent.

     Upon completion of the Building the Sublessor's architect shall certify that the Building has been constructed as per the plans shown in Exhibit 3.

4.2. Base Rent due under Section 4.1 shall commence upon the Term Commencement Date. The annual Base Rent shall be payable in each case in equal monthly installments of one twelfth thereof in advance on the first day of each month without offset in lawful money of the United States at the office of Sublessor or at such other address as Sublessor may hereafter designate. In addition, Sublessee agrees to pay when due, such other amounts that may be required to be paid as Additional Rent as described herein. Sublessee's rent obligation for any fractional portion of a calendar month at the beginning or end of the term of this Sublease shall be appropriately pro-rated.

4.3.  Additional Rent

     The parties agree that this Sublease is to be deemed a Net Lease, and that except as otherwise specifically allocated to the Sublessor under this Sublease, all costs and expenses associated with the Subleased Premises or the operation and maintenance thereof shall be the responsibility of the Sublessee. The term Additional Rent shall therefore include the following:

      i. Operating Expenses; The expenses listed on Exhibit 6 incurred by the Sublessor on behalf of the Sublessee in the Sublessor's capacity as manager of the Subleased Premises.

      ii. Capital Water and Sewer Expenses: The Sublessee shall pay the share of the City of Portsmouth charges for water and sewer capital expenses attributable to the Subleased Premises. Such expenses shall be payable over the longest period permitted by the City of Portsmouth, and Sublessor shall not agree with the City of Portsmouth to have the same paid over a shorter period.

      iii. Any other costs or expenses described as the responsibility of the Sublessee under this Sublease.

4.3.1.  Sublessee's Payments.
-----------------------------

     For the purposes of this Article, a calendar year shall be called an "Operating Year". At the commencement of the Base Term, the Sublessor shall estimate the Additional Rent charges for the balance of the then current Operating Year. Within sixty (60) days of the end of each Operating Year the Sublessor shall reconcile the estimated Additional Rent charges with the actual Additional Rent charges, and determine estimated Additional Rent charges for the then current Operating Year. Additional Rent charges shall be payable by Sublessee monthly and at the time and in the fashion herein provided for the payment of Base Rent. After the end of each Operating Year, Sublessor shall submit to Sublessee a reasonably detailed accounting of the Additional Rent charges for such Year, and Sublessor shall certify to the accuracy thereof. If estimated payments theretofore made for such Operating Year by Sublessee exceed Sublessee's required payment on account thereof for such Year, Sublessor shall credit the amount of the overpayment against the next subsequent obligations of Sublessee with respect to Additional Rent charges (or refund such overpayment if the term of this Sublease has ended and Sublessee has no further obligation to Sublessor), but, if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Year, Sublessee shall make payment to Sublessor within thirty (30) days after being so advised by Sublessor. Sublessor shall have the same rights and remedies for the nonpayment by Sublessee of any payments due on account of Additional Rent charges as Sublessor has hereunder for the failure of Sublessee to pay Base Rent.

     For any partial calendar year during the term (e.g. the first and last year), the Additional Rent charges shall be determined in a manner which reflects the partial calendar year, with such adjustment as shall be appropriate.

     Sublessor shall keep separate books and accounting records covering the Additional Rent charges required to be paid by the Sublessee. Such books and records shall be preserved for a period of 3 years. The Sublessee shall have the right to audit those books and records, and if it is demonstrated that the Sublessee has been overcharged by more than 5%, for any Operating Year, the Sublessor shall reimburse the Sublessee for the cost of the audit, but in any event shall be reimbursed for any overcharges.

4.4  Rent During Option Period
     -------------------------

     In the event that the Sublessee shall exercise its option to renew for any additional five (5) year period, the Base Rent during that period shall be 95% of the then Current Market Rental Rate for the Premises but in no case shall the
rent be less than the previous year's Base Rent   The term "Current Market
Rental Rate" for purposes of this Sublease shall mean the annual amount per rentable square foot that a willing sublessee of credit quality similar to Sublessee would pay, and a willing comparable sublessor of the Building or a comparable office building in the immediate vicinity of the Building would accept, at arms length, giving appropriate consideration to annual rental rates per rentable square foot, escalation clauses (including type, gross or net, and if gross, whether base year or expense stop), and abatement provisions reflecting free rent, length of lease term, size, condition and location of premises being leased.

     If Sublessee exercises the extension option, Sublessor and Sublessee shall attempt to agree upon the Current Market Rental Rate using their best good-faith efforts. If Sublessor and Sublessee fail to reach an agreement within thirty
(30) days following Sublessee's exercise of such extension option (the "Outside Agreement Date"), then each party shall make a separate determination of the current Market Rental Rate which shall be submitted to each other and to arbitration in accordance with the following items (i) through (v):

     (i) Sublessor and Sublessee shall each appoint, within ten (10) business days of the Outside Agreement Date, one arbitrator who shall by profession be a licensed, qualified MAI appraiser of comparable properties in the immediate vicinity of the Building, and who has been active in such field over the last five (5) years.

     (ii) The two arbitrators so appointed shall within five (5) business daysof the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

     (iii) The three arbitrators shall within fifteen (15) days of the appointment of the third reach a decision as to whether the parties shall use Sublessor's or Sublessee's submitted Current Market Rental Rate as closest to the actual Current Market Rental Rate. The determination of the arbitrators shall be limited solely to the issue of whether Sublessor's or Sublessee's submitted Current Market Rental Rate is the closest to the actual Current Market Rental Rate. The amount which is the closest, as determined by the arbitrators, shall be deemed the Current Market Rental Rate, 95% of which, or the previous years Base Rent, whichever is greater, shall be the Base Rent during the applicable extension term. The decision of the Arbitrators shall be binding upon Sublessor and Sublessee. If either Sublessor or Sublessee fails to appoint an arbitrator within ten (10) business days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Sublessor and Sublessee thereof, and such arbitrator's decision shall be binding upon Sublessor and Sublessee.

     (iv) If either Sublessor or Sublessee fails to appoint an arbitrator within ten (10) business days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Sublessor and Sublessee thereof, and such arbitrator's decision shall be binding upon Sublessor and Sublessee.

     (v) The cost of arbitration shall be paid by Sublessor and Sublessee equally.

     All other additional rent shall also be paid, as provided in Section 4.3 above.

                                ARTICLE 5. TAXES
                                ----------------

5.1. Sublessee shall be responsible for the Base Taxes assessed against the Premises by the City of Portsmouth or other applicable taxing authority. At the time when the City of Portsmouth shall make its initial and any subsequent assessment of Real Estate taxes, the Sublessor shall notify the Sublessee of the amount due hereunder which shall be paid by the Sublessee or the City of

Portsmouth or other taxing authority within ten (10) days of such notification or such later time as such amount shall be due. Base Taxes shall be deemed to include any special assessments levied by the applicable taxing authority provided, however, that the same shall be payable over the longest period permitted by law. Base Taxes shall not include taxes assessed against or with respect to the income of Sublessor or the rents received by Sublessor.

5.2. Sublessee shall have the right, at its sole cost and expense, to file tax abatement proceedings after providing a ten (10) day notice of such action with the Sublessor and after a consultation discussion with the Sublessor which shall occur not later than ten (10) days after the Sublessee's notice. Sublessee's rights hereunder shall not alter the Sublessee's obligation under Paragraph 5.1 above.

                   ARTICLE 6. SURRENDER OF SUBLEASED PREMISES
                   ------------------------------------------

6.1. On the expiration or termination of this Sublease, Sublessee shall surrender to Sublessor the Subleased Premises, including all improvements and fixtures therein except those listed in Exhibit 7, whether leased to or otherwise owned by Sublessee, broom clean and in good order, condition and repair, reasonable wear and tear excepted, together with all alterations, decorations, additions and improvements that may have been made in, to or on the Subleased Premises, except that Sublessee shall be allowed to remove its personal property or any removable improvements made by Sublessee at its sole expense that can be removed without damage to any buildings, facilities or other improvements to the Subleased Premises. The Subleased Premises, including the improvements and fixtures therein, shall be delivered free and clear of all subtenancies, liens and encumbrances, other than those, if any, permitted hereby or otherwise created or consented to by Sublessor, and, if requested to do so, Sublessee shall execute, acknowledge and deliver to Sublessor such instruments of further assurance as in the opinion of Sublessor are necessary or desirable to confirm or perfect Sublessor's right, title and interest in and to the Subleased Premises including said improvements and fixtures. On or before the end of the Sublease term, Sublessee shall remove all of Sublessee's personal and other property allowed to be removed hereunder, and all such property not removed shall be deemed abandoned by Sublessee and may be utilized or disposed of by Sublessor without any liability to Sublessee. Sublessee's obligation under this Article 6 shall survive the expiration or termination of this Sublease.

                              ARTICLE 7. INSURANCE
                              --------------------

7.1. Sublessee agrees to maintain in full force from the date upon which Sublessee first enters the Premises for any reason, throughout the term of this Sublease, and thereafter so long as Sublessee is in occupancy of any part of the Premises, a policy of general liability and property damage insurance (including broad form contractual liability, independent contractor's hazard and completed operations coverage) under which Sublessor, Sublessor's manager and such other persons as are in privity of estate with Sublessor as may be set out in notice from time to time are named as additional insureds, and under which the insurer agrees to defend, indemnify and hold Sublessor, Sublessor's manager, and those in privity of estate with Sublessor, harmless from and against all cost, expense and/or liability arising out of or based upon any and all claims, accidents, injuries and damages for bodily injury and property damage arising from the negligent, act or omission of Sublessee or it's employees. Each such policy shall be non-cancelable unless replaced with comparable coverage from another carrier, and non-amendable with respect to Sublessor, Sublessor's manager and Sublessor's said designees without sixty (60) days' prior notice to Sublessor and shall be as follows:


          (1) Comprehensive general liability insurance to a limit of not less than three million ($3,000,000) dollars, on an "occurrence basis" against claims for "personal injury", including without limitation, bodily injury, death or property damages, occurring upon, in or about the Subleased Premises as required pursuant to the Primary Sublease.

          (2) Worker's compensation and employer's liability insurance in an amount and form which meets all applicable requirements of the labor laws of the State of New Hampshire, as amended from time to time, and which specifically covers the persons and risks involved in this Sublease.

          (3) Automobile liability insurance in amounts not less than one million ($1,000,000) dollars combined single limit for owned, hired and non-owned automobiles.

          (4) The Sublessor reserves the right to require reasonable adjustment in the amount of insurance coverage as of the end of each five (5) year period under the Sublease.

7.2. All policies of insurance required to be carried under this Article shall be effected under valid and enforceable policies, in such forms and amounts as may, from time to time, be required under this Sublease, issued by insurers of recognized responsibility which are authorized to transact such insurance coverage in the State of New Hampshire. All such policies of comprehensive general liability insurance shall name Sublessor, PDA, and the United States of America as additional insureds. Upon the Term Commencement Date (and thereafter not less than fifteen (15) days prior to the expiration date of each policy furnished pursuant to this Article) a copy of each policy required to be furnished pursuant to this Article (or, with the consent of Sublessor, which consent shall not be unreasonably withheld, a certificate of the insurer reasonably satisfactory to Sublessor) bearing a notation evidencing the payment of the premium or accompanied by other evidence reasonably satisfactory to Sublessor of such payment, shall be delivered by Sublessee to Sublessor.

7.3.  This Section intentionally left blank.

7.4. Each such policy or certificate therefor issued by the insurer shall to the extent obtainable contain (i) a provision that no act or omission of Sublessee, or any employee, officer or agent of Sublessee, which would otherwise result in forfeiture or reduction of the insurance therein provided shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained,
(ii) an agreement by the insurer that such policy shall not be cancelled without at least sixty (60) days prior written notice by registered mail to Sublessor and PDA, and (iii) containing a provision that the insurer shall have no right of subrogation against PDA and the United States of America.

7.5.  This Section Intentionally left blank.

7.6. Sublessee shall observe and comply with the requirements of all policies of insurance at any time in force with respect to the Subleased Premises and Sublessee shall also perform and satisfy the requirements of the companies writing such policies so that at all times companies of good standing shall be willing to write or to continue such insurance. Sublessee shall, in the event of any violations or attempted violations of the provisions of this Section 7.6 by a subtenant, take steps, immediately upon knowledge of such violation or attempted violation, to remedy or prevent the same as the case may be.

7.7. Any insurance provided for in this Sublease may be effected by a policy or policies of blanket insurance and provided further that in all other respects, any such policy or policies shall comply with the other provisions of this Sublease. In any such case it shall not be necessary to deliver the original of any such blanket policy to Sublessor, but Sublessee shall deliver to Sublessor and to any Mortgagee a certificate or duplicate of such policy in form and content acceptable to Sublessor.

7.8. To the maximum extent this agreement may be made effective according to law, Sublessee agrees to use and occupy the Premises and to use such other portions of the Property as Sublessee is herein given the right to use at Sublessee's own risk; and Sublessor shall have no responsibility or liability for any loss of or damage to Sublessee's removable property, or for any inconvenience, annoyance, interruption or injury to business arising from Sublessor's making any repairs or changes which Sublessor is permitted by this Sublease or required by law to make in or to any portion of the Premises or other sections of the Property, or in or to the fixtures, equipment or appurtenances thereof, except where the Sublessor is negligent in making such repairs. Sublessee shall carry "all-risk" property insurance on a "replacement cost" basis (including so-called improvements and betterments), or be self insured (with respect to the Sublessee's removable property), and provide a mutual waiver of subrogation for both parties. The provisions of this Section shall be applicable from and after the execution of this Sublease and until the end of the term of this Sublease, and during such further period as Sublessee may use or be in occupancy of any part of the Premises or of the Building.

7.9.  This Section left intentionally blank.

7.10. Sublessor shall maintain in full force from the date upon which Sublessee first enters the Premises for any reason, throughout the term, a policy of insurance upon the Building insuring against all risks of physical loss or damage under an All Risk coverage endorsement in an amount at least equal to the full replacement value of the property insured, with an Agreed Amount endorsement to satisfy co-insurance requirements, as well as insurance against breakdown of boilers and other machinery as customarily insured against. Such insurance shall cover both the Base Building Work and Tenant Work. Sublessor shall supply to Sublessee from time to time upon request of Sublessee certificates of all such insurance issued by or on behalf of the insurers named therein by a duly authorized agent and shall name Sublessee as an additional insured as its interests may appear. All policies of insurance maintained by Sublessor shall contain the same waiver of subrogation provisions for the benefit of Sublessee as Sublessee is required to obtain in its insurance policies for the benefit of Sublessor. In the event the Sublessee shall be able to obtain such insurance at lesser cost than the Sublessor, Sublessee shall be allowed to place such insurance. In the event that the Building shall not be reconstructed under Article 16.1., the Sublessee shall be entitled to such portion of the insurance proceeds as shall be allocable to the value of the unamortized Tenant Work and insurable improvements made by the Sublessee.

                      ARTICLE 8. USE OF SUBLEASED PREMISES
                      ------------------------------------

8.1. The purposes for which Sublessee may use the Subleased Premises are as set forth in Summary Of Basic Lease Provisions and Recitals, and for no other uses without Sublessor's and PDA's prior written consent. Sublessee shall not use, or permit to be used, the Subleased Premises for any other purpose without the prior express written consent of Sublessor and PDA. Sublessor's and PDA's consent shall be subject to the execution of an appropriate agreement which shall include a provision requiring the payment of established fees and charges that may be applicable to any such additional uses consented to by Sublessor and PDA. Sublessee is prohibited from any use of the Subleased Premises not granted in this Section 8.1.

8.2. Sublessee recognizes that the uses authorized in Section 8.1 are not granted on an exclusive basis and that Sublessor and PDA may enter into subleases or other agreements with other tenants or users at areas of the Airport for similar, identical, or competing uses. No provision of this Sublease shall be construed as granting or authorizing the granting of an exclusive right within the meaning of Section 308 of the Federal Aviation Act as the same may be amended from time to time.

8.3. Except to the extent the maintenance obligation is the responsibility of the Sublessor hereunder, Sublessee agrees that it will keep the Premises in a neat, clean and orderly condition in accordance the provisions of Chapters 300 through 500 of the Pease Development Authority Zoning Requirements, Site Plan Review Regulations and Subdivision Regulations (collectively the "Land Use Controls") and such other rules and regulations from time to time promulgated by the PDA, provided that Sublessee shall not be bound by any such rules and regulations until such time as it receives a copy thereof. Sublessor agrees to cause trash receptacles to be emptied and trash removed at Sublessee's sole cost and expense.

8.4. Sublessee shall obtain all certificates, permits, licenses or other entitlements required by federal, state or local laws in order to allow Sublessee to conduct the permitted uses hereunder (other than the Approvals, which are to be obtained by the Sublessor ), and that the same are and will be kept current, valid and complete. Sublessee further warrants that it shall at all times abide by and conform with all terms of the same and that it shall give immediate notice to Sublessor of any additions, renewals, amendments, suspensions or revocations. In the use and occupation of the Subleased Premises and the conduct of such business thereon, Sublessee, at its sole cost and expense, shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions and boards, any national, state or local Board of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing. Notwithstanding the foregoing or any other provision of this Sublease, however, Sublessee shall not be responsible for compliance with any such laws, regulations, or the like requiring (i) structural repairs or modifications or (ii) repairs or modifications to the utility or Building service equipment or (iii) installation of new Building service equipment, such as fire detection or suppression equipment, unless such repairs, modifications, or installations shall (a) be due to Sublessee's particular manner of use of the Premises (other than the primary use contemplated herein), or (b) be due to the negligence or willful misconduct of Sublessee or any agent, employee, or contractor of Sublessee, and Sublessor shall be responsible for compliance with all such laws to the extent Sublessee is not responsible for compliance, provided that, except to the extent that such noncompliance existed at the commencement of the term, the costs of such compliance shall be included in the Operating Expenses to the extent appropriately amortized in any applicable Operating Year in accordance with generally accepted accounting principles consistently applied.

8.5. Sublessee shall have the right to contest by appropriate proceedings diligently conducted in good faith, without cost or expense to Sublessor, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to in this Article. If compliance with any such law, ordinance, order, rule, regulation or requirement may be delayed on the basis of an order from a court of competent jurisdiction pending the prosecution of any such proceeding without the incurrence of any lien, charge or liability of any kind against the Subleased Premises or Sublessee's interest therein and without subjecting Sublessor to any liability, civil or criminal, for failure so to comply therewith, Sublessee may delay compliance therewith consistent with such court order. Even if such lien, charge or civil liability would be incurred by reason of any such delay, Sublessee may, with the prior written consent of Sublessor, contest as aforesaid and delay as aforesaid, provided that such contest or delay does not subject Sublessor to criminal liability, damages or expense and provided that Sublessee: (i) furnishes to Sublessor security, reasonably satisfactory to Sublessor, against any loss or injury by reason of such contest or delay; and (ii) prosecutes the contest with due diligence.

     Sublessor and PDA shall not be required to join in any proceedings referred to in this Section unless the provisions of any applicable laws, rules or regulations at the time in effect shall require that such proceedings be brought by and/or in the name of Sublessor and/or PDA and Sublessor and/or PDA determines that such action is in its best interests, in which event Sublessor and/or PDA shall join in the proceedings, or permit the same to be brought in its name, if Sublessee shall pay all expenses in connection therewith.

8.6.  This Section Intentionally Left Blank.

8.7. Sublessee's use of the Subleased Premises shall be orderly and efficient and shall not cause any disruptions to other Airport activities or unreasonable disruption to other tenants in the Airport District. Sublessee shall not cause or maintain any nuisance on the Subleased Premises. Sublessee shall conduct all of its activities hereunder in an environmentally responsible manner.

8.8. Sublessee shall have the right to obtain supplies or services from suppliers, vendors or contractors of its own choice at the Subleased Premises, provided that PDA in the Primary Sublease reserved the right to prohibit persons from engaging in "aeronautical activities" (as defined in Advisory Circular AC 150/5190-2A of the Federal Aviation Administration) or the provision of ground transportation services at the Airport except in accordance with concession contracts or operating agreements entered into between PDA and said persons.

8.9. Sublessee acknowledges that PDA is subject to certain restrictions on the use of the Airport Property in accordance with Conditions 6, 10, 17, 23, 25 and 25A of the Master Lease. Notwithstanding any other provision of this Sublease or the Primary Sublease, the Sublessee shall be subject to the restrictions in Conditions 6,10, 17, 23, 25 and 25A of the Master Lease to the extent applicable to the Subleased Premises or any rights granted to Sublessee under Sublease in the same manner and to the same extent as PDA is obligated in its capacity as Lessee under the Master Lease. Sublessor warrants to Sublessee that (a) the use of the Subleased Premises for the uses permitted hereunder constitutes a "public airport purpose" as set forth in Condition 6 of the Master Lease, (b) Sublessor has obtained, or will obtain prior to the date set forth in Exhibit 3 for obtaining a building permit, all consents and approvals required under Conditions 17 and 23 of the Master Lease to construct the Building and (c) the use of the Subleased Premises for the uses permitted hereunder will not cause a violation of any provision of any of the Master Sublease (including without limitation the provisions of Conditions 6, 10, 17, 22, 23, 25 and 25A thereof), Application, Acceptances or FFA.

8.10. Sublessee agrees to conform to the following provisions during the term of this Sublease: (i) Sublessee shall, at its sole cost and expense in its use of the Building or the Subleased Premises, comply with the requirements of all applicable governmental laws, rules and regulations including, without limitation, the Americans with Disabilities Act of 1990, as amended (the "ADA") and (ii) in the event Sublessee does any work or makes any improvements after commencement of the term, pay for and perform any work necessary to bring the Premises, the Building or the Subleased Premises into compliance with the ADA which work is required due to the Sublessee's particular use of the Premises or the Building. The Sublessor hereby certifies that the Base Building Work shall conform to the then existing ADA requirements.

                                ARTICLE 9. LIENS
                                ----------------

9.1. During the term of this Sublease, Sublessee shall not permit to remain, and shall promptly discharge, at its cost and expense, all liens, encumbrances and charges upon the Subleased Premises or any part thereof resulting from or caused by work performed on behalf of the Sublessee; provided, that the existence of any mechanics', laborers', materialmen's, suppliers' or vendors' liens or rights thereto shall not constitute a violation of this Article if payment is not yet due under the applicable contract. Sublessee shall, however, have the right to contest with due diligence the validity or amount of any lien or claimed lien, if Sublessee shall give to Sublessor such security as Sublessor may reasonably require to insure payment thereof and prevent any sale, foreclosure or forfeiture of Sublessee's interest in the Subleased Premises or any portion thereof by reason of such nonpayment. On final determination of the lien or claim for lien, Sublessee shall immediately pay any judgment rendered with all proper costs and charges and shall have the lien released or judgment satisfied at Sublessee's own expense, and if Sublessee shall fail to do so, Sublessor may at its option pay any such final judgment and clear the Subleased Premises therefrom. If Sublessee shall fail to contest with due diligence the validity or amount of any such lien or claimed lien, or to give Sublessor security as hereinabove provided, Sublessor may, but shall not be required to, contest the validity or amount of any such lien or claimed lien or settle or compromise the same without inquiring into the validity of the claim or the reasonableness of the amount thereof, and in the event of any Sublessor payment of such lien amount the Sublessor shall be entitled to an additional 20% of such amount as a penalty and the lien amount and penalty shall be charged to the Sublessee as Additional Rent hereunder.

9.2. Should any lien be filed against the Subleased Premises or the Building in which the Subleased Premises are a part, or should any action of any character affecting the title thereto be commenced, Sublessee shall give to Sublessor written notice thereof as soon as notice of such lien or action comes to the knowledge of Sublessee.

                            ARTICLE 10. ALTERATIONS
                            -----------------------

10.1. The Sublessee shall have the right to make or construct any cosmetic changes to the Building or undertake changes or alterations of the non-structural portions of the Building or Premises, costing less than $50,000 without obtaining Sublessor's approval provided that the Sublessee shall notify the Sublessor of such alterations. Any non-cosmetic changes or alterations which shall either exceed the $50,000 cost or include structural changes, or any changes which shall involve changes to the mechanical or HVAC systems, shall require the consent of the Sublessor, which shall not be unreasonably delayed or withheld following written notice by the Sublessee. Any request for Sublessor's consent shall be accompanied by preliminary engineering or architectural plans or, if consented to by the Sublessor, working drawings. The consent of the Sublessor will be deemed granted if not withheld within 15 days after request thereof. If such consents are granted or deemed granted, all such work shall be done at Sublessee's sole cost, and subject to the following covenants.

          (1) All work and alterations shall be done in compliance with all applicable governmental regulations, codes, standards or other requirements, including fire, safety and building codes and Land Use Regulations promulgated by PDA and with the provisions of Article 22 of this Sublease. This obligation shall include compliance with all applicable provisions of the FFA (as defined in Article 22), including obligations imposed upon Sublessor in respect to construction and construction related work.

          (2) All alterations shall be of such a character as not to materially reduce the value and usefulness of any of the Building or other improvements below their value and usefulness immediately before such alteration (unless Sublessee undertakes to remove such alterations and restore the Premises upon termination of the Lease). All work performed hereunder shall be performed in a good and workmanlike manner, shall conform to drawings and specifications approved by Sublessor and shall not be disruptive of the overall operation of the Airport. All contractors engaged by Sublessee to perform such work shall employ labor that can work in harmony with all elements of labor at the Airport.

          (3) During the period of construction of any alteration, Sublessee or any contractor, subcontractor or sublessee of Sublessee shall maintain or cause to be maintained the following insurance:

     (i) The comprehensive general liability and automobile insurance provided for in Article 7 and shall be maintained for the limits specified thereunder and shall provide coverage for the mutual benefit of Sublessor, PDA, the United States of America and Sublessee as named or additional insured (as is appropriate) in connection with any alteration permitted pursuant to this
Article 10.

     (ii) Fire and any other applicable insurance provided for in Article 7 which if not then covered under the provisions of existing policies shall be covered by special endorsement thereto in respect to any alteration, including all materials and equipment therefor incorporated in, on, or about the Subleased Premises ( including excavations, foundations, and footings) under broad form all risk builder's risk completed value form or equivalent thereof; and

     (iii) Worker's compensation insurance covering all persons employed in connections with the work and with respect to whom death or bodily injury claims could be asserted against PDA, Sublessor, Sublessee or the Subleased Premises, with statutory limits as then required under the laws of the State of New Hampshire.

          (4) Sublessee shall provide Sublessor and PDA with MYLAR as-built drawings when any alteration other than cosmetic changes authorized hereunder is completed.

10.2. Sublessee may erect and maintain suitable monument and on Building back lit signs at the Subleased Premises upon receiving the prior written approval of Sublessor and PDA, the approval of Sublessor not to be unreasonably withheld or delayed. Sublessee shall submit drawings of proposed signs and information on the number, size, type, and location, all of which Sublessor and PDA may review for harmony and conformity with the overall structure and architectural and aesthetic setting of the Building and the Airport as well as with PDA's own land use control regulations and may approve or disapprove accordingly.

10.3. Notwithstanding any other provision of this Sublease, the right of Sublessee to place or construct alterations in, to, or upon the Subleased Premises shall be subject to Condition 17 of the Master Lease.

10.4. In addition to the requirements to provide notice to Sublessor and PDA under this Article 10 in respect to any alteration, Sublessee shall also provide notice to Air Force, EPA and NHDES in the same manner and to the extent required of PDA under Condition 10.16 of the Master Lease. In undertaking any alteration Sublessee shall comply with Condition 10.17 of the Master Lease to the same extent required of Sublessor and PDA.

              ARTICLE 11. RIGHT OF SUBLESSOR TO INSPECT AND REPAIR
              ----------------------------------------------------

11.1. Sublessee will permit Sublessor and/or PDA and their authorized agents and representatives to enter the Subleased Premises at all reasonable times and upon reasonable notice for the purpose of: (i) inspecting the same; (ii) showing the Premises to prospective purchasers, or tenants; and (iii) making any necessary repairs and performing any other work that may be necessary by reason of Sublessee's failure to comply with the terms of this Sublease within any applicable grace period provided for in this Sublease with respect to a default by Sublessee, unless an emergency situation (as determined in Sublessor's and/or PDA's sole discretion) requires earlier action by Sublessor. Nothing herein shall imply any duty upon the part of Sublessor and/or PDA to do any such work and performance thereof by Sublessor and/or PDA shall not constitute a waiver of Sublessee's default in failing to perform the same. Sublessor and/or PDA may during the progress of such work keep and store in or on the Subleased Premises all necessary materials, tools, supplies and equipment. Sublessor and/or PDA shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Sublessee by reason of making such repairs or the performance of any such work, on or account of bringing materials, tools, supplies or equipment into or through the Subleased Premises during the course thereof and the obligations of Sublessee under this Sublease shall not be affected thereby. Nothing herein shall limit the provisions of Article 8. In exercising its rights under this Section 11.1, Sublessor shall use diligent efforts to prevent or minimize interference with Sublessee's use and enjoyment of the Premises.

11.2. Sublessee acknowledges that from time to time PDA may undertake construction, repair or other activities related to the operation, maintenance and repair of the Airport which will require temporary accommodation by Sublessee. Sublessee agrees to accommodate PDA in such matters, even though Sublessee's own activities may be inconvenienced or partially impaired, and Sublessee agrees that no liability shall attach to PDA, its members, employees or agents by reason of such inconvenience or impairment, unless such activities of PDA hereunder are performed in a negligent manner.

11.3. Sublessee shall allow PDA and any agency of the United States, its officers, agents, employees and contractors to enter upon the Subleased Premises upon reasonable prior notice for any purposes not inconsistent with Sublessee's quiet use and enjoyment, including but not limited to the purpose of inspection. Notwithstanding the preceding sentence, in the event the Air Force as Lessor under the Master Lease (or any other agency having a right of entry under the Federal Facilities Agreement (FFA) as defined in Section 22.8) or PDA as Sublessor under the Primary Lease determines that immediate entry is required for safety, environmental, operations or security purposes they may effect such entry without prior notice. The Sublessee shall have no claim against PDA or against the United States or any officer, agent, employee or contractor thereof on account of any such entries.

   ARTICLE 12. GENERAL INDEMNIFICATION BY SUBLESSEE-SUBLESSOR INDEMNIFICATION
   --------------------------------------------------------------------------

12.1. In addition to any other obligation of Sublessee under this Sublease to indemnify, defend and hold harmless Sublessor, it principals, agents and employees. Sublessee agrees to indemnify, defend and hold harmless Sublessor against and from any and all claims, judgments, damages, penalties, fines, assessments, costs and expenses, liabilities and losses (including, without limitation, sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees) resulting or arising during the term of this Sublease:

          (1) from any condition of the Premises resulting from the negligent use of the Premises by the Sublessee;

          (2) from any accident, injury, loss or damage whatsoever caused by any act or omissions of Sublessee, or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, to any person or property occurring during the term of this Sublease, on or about the Subleased Premises (including ramp and parking areas), or upon the land, streets, curbs or parking areas adjacent thereto.

     In the event that any action or proceeding is brought against Sublessor by reason of any matter for which Sublessee has hereby agreed to indemnify, defend, or hold harmless Sublessor, Sublessee, upon notice from Sublessor, covenants to resist or defend such action or proceeding with counsel reasonably acceptable to Sublessor.

12.2. The indemnity provided for in this Article shall extend to and include individuals, corporations, partnerships, governmental units and any other legal entity entitled to bring a claim, action or other demand or proceeding on its own behalf or on behalf of any other entity.

12.3. The Sublessee also expressly waives any claims against the United States of America, including the Air Force, and further agrees to indemnify, save, hold harmless and defend the Air Force to the same extent required of PDA under the Master Lease.

12.4. The Sublessee also expressly waives any claims against PDA and the State of New Hampshire and further agrees to indemnify, save, hold harmless and defend PDA and the State of New Hampshire to the same extent required of the Sublessor under the Primary Sublease.

12.5. In addition to any other obligation of Sublessor under this Sublease to indemnify, defend and hold harmless Sublessee, its principals, agents and employees, Sublessor agrees to indemnify, defend and hold harmless Sublessee against and from any and all claims, judgments, damages, penalties, fines, assessments, costs and expenses, liabilities and losses (including, without limitation, sums paid in settlement of claims, attorneys' fees, consultants' fees and expert fees) resulting or arising during the term of this Sublease:

          (1) from any condition of the Premises resulting from negligence of Sublessor;

          (2) from any accident, injury, loss or damage whatsoever caused by any acts or omissions of Sublessor, or any of its agents, contractors, servants, employees, sublessees, licensees or invitees, to any person or property occurring during the term of this Sublease.

     In the event that any action or proceedings is brought against Sublessee by reason of any matter for which Sublessor has hereby agreed to indemnify, defend, or hold harmless Sublessee, Sublessor, upon notice from Sublessee, covenants to resist or defend such action or proceeding with counsel reasonably acceptable to Sublessor.

     The indemnity provided for in this Section shall extend to and include individuals, corporations, partnerships, governmental units and any other legal entity entitled to bring a claim, action, or other demand or proceeding on its own behalf or on behalf of any other entity.

                             ARTICLE 13. UTILITIES
                             ---------------------

13.1. Sublessor shall bring or shall cause utility lines to be brought to the Subleased Premises at the points shown on Exhibits 2 & 3. The utility lines as shown on the Exhibit 2 & 3 Plans shall have the capacities set forth therein Term which Sublessee acknowledges are sufficient to enable Sublessee to obtain for the Subleased Premises, as of the date of commencement of Sublessee's activities, sufficient water, electricity, telephone and sewer service. Sublessee shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits, or other facilities by which such utilities are supplied to, distributed in or serve the Subleased Premises. If Sublessee desires to install any equipment which shall require additional utility facilities or utility facilities of a greater capacity than the facilities provided by Sublessor, such installation shall be subject to Sublessor's and, if necessary, PDA's prior written approval of Sublessee's plans and specifications therefor, and the Sublessor's approval shall not be unreasonably withheld. Such approval shall be deemed granted if the Sublessor shall not respond within 15 days of receipt of Sublessee's written request therefor and shall fail again to respond 10 days after receipt of Sublessee's second written request therefor. If such installation is approved by Sublessor and PDA and if Sublessor and PDA agrees to provide any additional facilities to accommodate Sublessee's installation, Sublessee agrees to pay Sublessor and/or PDA, in advance and on demand, the cost for providing such additional utility facilities or utility facilities of greater capacity.

     PDA under the Primary Lease also reserved the right to run such utility lines as it deems necessary in connection with the development of the Airport to, from, or through the Subleased Premise, provided, however, that PDA in exercising such reserved right shall provide reasonable prior notice and the opportunity to confer with PDA and shall exercise reasonable efforts to avoid or minimize interference with use of the Subleased Premises.

     PDA under the Primary Lease, at its sole discretion, shall have the right from time to time, to alter the method and source of supply of the above enumerated utilities to the Subleased Premises and Sublessee agrees to execute and deliver to PDA such documentation as may be required to effect such alteration. Sublessee agrees to pay all charges for the above enumerated utilities supplied by Sublessor, public utility or public authority, or any other person, firm or corporation which are separately metered to the Subleased Premises, provided that the charges to be paid by the Sublessee shall not be greater than those charged prior to the change.

     PDA under the Primary Lease, shall have the option to supply any of the above-enumerated utilities to the Subleased Premises. If PDA shall elect to supply any of such utilities to the Subleased Premises, Sublessee will purchase its requirements for such services tendered by PDA, and Sublessee will pay PDA, within ten (10) days after mailing by PDA to Sublessee of statements therefor, at the applicable rates determined by PDA from time to time which shall not be in excess of the public utility rates for the same service, if applicable, to other aviation tenants at the Airport or otherwise obtainable by Sublessee. If

PDA so elects to supply any of such utilities, Sublessee shall execute and deliver to PDA, within ten (10) days after request therefor, any documentation reasonably required by PDA to effect such change in the method of furnishing of such utilities.

13.2. Sublessor shall be responsible for providing any meters or other devices for the measurement of utilities supplied to the Subleased Premises. Sublessee shall be solely responsible for and promptly pay, as and when the same become due and payable, all charges for water, sewer, electricity, gas, telephone and any other utility used or consumed in the Subleased Premises and supplied by PDA, any public utility or authority or any other person, firm or corporation which are separately metered to the Subleased Premises.

13.3. All work and construction under this Article shall comply with the provisions of Article 10 of this Sublease applicable to construction work.

 ARTICLE 14. SERVICES TO BE FURNISHED BY SUBLESSOR AND SUBLESSEE'S AGREEMENTS.
 -----------------------------------------------------------------------------

14.1 Sublessor Services. Sublessor agrees to provide the services listed under
Exhibit 11 and shall perform such maintenance and repair of the Building as shall be reasonably required to maintain the condition of the Subleased Premises; the costs and expenses associated therewith shall be deemed part of the Additional Rent. Except as otherwise provided in this Sublease, Sublessor agrees to keep in good order, condition and repair, the foundation, roof, public areas, exterior walls and structure of the Building including plumbing, mechanical and electrical systems installed by Sublessor, and the HVAC system serving the Premises, all insofar as they affect the Premises. Sublessor shall cause the paved portions of the Property to be kept reasonably free and clear of snow, ice and refuse and shall cause the landscaped areas of the Property to be maintained in a reasonably attractive appearance. Except to the extent otherwise set forth in the Sublease, the Sublessor is reimbursed by insurance or such repairs are required because of the negligence of Sublessor, its agents or employees, all costs and expenses incurred by Sublessor in performing its obligations under this Section shall be included in Operating Expenses.

14.2. Any services which Sublessor is required to furnish pursuant to the provisions of this Sublease may, at Sublessor's option be furnished from time to time, in whole or in part, by employees of Sublessor or by the property manager of the Subleased Premises or by one or more third persons.

14.3. Sublessee's Agreement (a) Sublessee will keep neat and clean and maintain in good order, condition and repair the Premises and every part thereof, excepting only those repairs for which Sublessor is responsible under the terms of this Sublease and reasonable wear and tear of the Premises, and damage by fire or other casualty and as a consequence of the exercise of the power of eminent domain; (b) If repairs are required to be made by Sublessee pursuant to the terms hereof, Sublessor may demand that Sublessee make the same forthwith, and if Sublessee refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, Sublessor may (but shall not be required to do so) after ninety (90) days prior written notice to Sublessee stating Sublessor's intentions to make or cause such repairs to be made (and charge Sublessee with the costs thereof as Additional Rent) and shall not be responsible to Sublessee for any loss or damage that may accrue to Sublessee's stock or business by reason thereof. Notwithstanding the foregoing, Sublessor may elect to take action hereunder immediately without notice to Sublessee if Sublessor reasonably believes an emergency to exist, and Sublessor shall provide notice of its action to Sublessee as soon as practicable..

14.4. Floor Load - Heavy Machinery. (a) Sublessee shall not place a load upon any floor in the Premises exceeding 80 lbs. per square foot. (b) If any safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Sublessee agrees to employ only persons holding a Master Rigger's License to do such work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Sublessee, and Sublessee will exonerate, indemnity and save Sublessor harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

14.5.  Building Services.   Sublessor shall furnish cleaning of exterior common
areas, and cleaning of the Premises in accordance with the provisions of Exhibit 11and hot and cold water to the Building. The Sublessor shall install underground conduits for the Sublessee's telecommunication requirements. The Sublessee shall be entitled to such signage as shall be described in Exhibit 12, and if required, approved by the PDA.

14.6.  Electricity.   Sublessor shall permit Sublessor's existing wires, pipes,
risers, conduits and other electrical equipment of Sublessor to be used for the purpose of providing electrical service to the Premises. Sublessee covenants and agrees that its electrical usage will not exceed the maximum load from time to time permitted by applicable governmental regulations nor the design criteria of the existing Building electrical capacity. Sublessor shall not in any way be liable or responsible to Sublessee for any loss or damage or expense which Sublessee may sustain or incur if, during the term of this Sublease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Sublessee's requirements due to a factor or cause beyond Sublessor's control. Sublessee shall purchase and install all lamps, tubes, bulbs, starters and ballasts except as included in Base Building Work. Sublessee shall pay all charges for electricity, HVAC, gas and other utilities used or consumed in or on the Premises. Sublessee shall bear the cost of repair and maintenance of any electric or gas meter used or to be installed in (or serving) the Premises.

14.7. All work, repairs, alterations or modifications undertaken pursuant to this Article 14 shall be subject to the provisions of Article 10 of this Sublease

               ARTICLE 15. THIS ARTICLE INTENTIONALLY LEFT BLANK
               -------------------------------------------------

                       ARTICLE 16. DAMAGE OR DESTRUCTION
                       ---------------------------------

16.1. Sublessor's Right of Termination. If the Premises or the Building are substantially damaged by fire or casualty (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course reasonably be expected to be repaired within nine (9) months from the time the repair work would commence or such repair would take more than thirty percent (30%) of the remainder of the term, as extended, to complete or the same shall occur during the last year of the term and such damage is substantial in light of the length of the term remaining) then either the Sublessor or the Sublessee may terminate this Lease by giving notice to the other within 30 days of such damage or destruction

16.2. Restoration. If this Sublease shall not be terminated pursuant to Section 16.1, Sublessor shall thereafter use due diligence to restore the Premises (including all alterations, additions or improvements made pursuant to Article 2 including Tenant Work) to proper condition for Sublessee's use and occupation, provided that Sublessor's obligation shall be limited to the amount of insurance proceeds available therefor. If, for any reason, such restoration shall not be substantially completed within nine (9) months (which nine (9)-month period may be extended for such periods of time as Sublessor is prevented from proceeding with or completing such restoration for any Force Majeure cause as defined under
Article 2 or by reason of any delay caused by the Sublessee)Sublessee shall have the right to terminate this Sublease by giving notice to Sublessor after the expiration of such period (as so extended). Upon the giving of such notice, this Sublease shall cease and come to an end without further liability or obligation on the part of either party unless, within thirty (30) days of such notice Sublessor completes such restoration to the point where the Sublessee can reasonably resume its use of the Subleased Premises.. Such right of termination shall be Sublessee's sole and exclusive remedy at law or in equity for Sublessor's failure so to complete such restoration. term. During the period of such restoration, and from the date of such damage or destruction, whether or not the Premises are restored, if the Sublessee shall not have reasonable use and occupancy of the Premises, the rent shall be equitably abated based on the extent to which the Sublessee is deprived of productive use of the Premises.

                           ARTICLE 17. EMINENT DOMAIN
                           --------------------------

17.1. If after the execution of the Sublease and prior to the expiration of the term of this Sublease, the whole of the Subleased Premises shall be taken under the power of eminent domain, then the term of this Sublease shall cease as of the time when Sublessor shall be divested of its title in the Subleased Premises, and all rent shall be apportioned and adjusted as of the time of termination.

17.2. If only a part of the Subleased Premises shall be taken under the power of eminent domain, and if as a result thereof the Subleased Premises shall not in Sublessee's reasonable judgment be reasonably adequate for the operation of the business conducted in the Subleased Premises prior to the taking, Sublessee may, at its election, terminate the term of this Sublease by giving the Sublessor notice of the exercise of its election within thirty (30) days after it shall receive notice of such taking, and the termination shall be effective as of the time that Sublessee is dispossessed, and all rent shall be apportioned and adjusted as of the time of termination. If only a part of the Subleased Premises shall be taken under the power of eminent domain, and if the term of this Sublease shall not be terminated as aforesaid, then the term of this Sublease shall continue in full force and effect, and Sublessor shall, within a reasonable time after possession is required for public use, repair and rebuild what may remain of the Subleased Premises so as to put the same into condition for use and occupancy by Sublessee, and a just proportion of all rent according to the nature and extent of the injury to the Subleased Premises shall be abated for the balance of the term of this Sublease. All awards attributable to the Sublessee's loss of Tenant Work or Sublessee's leasehold improvements or trade fixtures or other awards directly related to the Sublessee's business shall be the property of the Sublessee.

17.3. Sublessor reserves to itself, and Sublessee assigns to Sublessor, all rights to damages accruing on account of any taking under the power of eminent domain or by reason of any act of any public or quasi public authority for which damages are payable. Sublessee agrees to execute such instruments of assignment as may be reasonably required by Sublessor in any proceeding for the recovery of damages that may be recovered in such proceeding. It is agreed and understood, however, the Sublessor does not reserve to itself, and Sublessee does not assign to Sublessor, any damages payable for movable trade fixtures installed by Sublessee or anybody claiming under Sublessee at its own cost and expense, or any awards attributable to the Sublessee's loss of the unamortized value of Tenant Work and the value of trade fixtures or other awards directly related to the Sublessee's business or moving expenses which shall be the property of the Sublessee.

                              ARTICLE 18. DEFAULT
                              -------------------

18.1. If Sublessee shall default in the payment of rent or other payments required of Sublessee, and if Sublessee shall fail to cure said default within seven (7) business days after receipt of written notice of said default from Sublessor; or if Sublessee shall default in the performance or observance of any other agreement or condition on its part to be performed or observed, and if Sublessee shall fail to cure said default within ninety (90) days or such longer period as shall be reasonably required so long as the Sublessee shall be diligently pursuing such cure after receipt of written notice of said default from Sublessor; or if any person shall levy upon, or take Sublessee's leasehold interest or any part hereof, upon execution, attachment, or their process of law; or if Sublessee shall make an assignment of its property for the benefit of creditors; or if Sublessee shall file voluntary bankruptcy; or if any bankruptcy or insolvency proceedings shall be commenced by Sublessee or an involuntary bankruptcy shall be filed against the Sublessee which remains undischarged for a period of 60 days, or if a receiver, trustee, or assignee shall be appointed for the whole or any part of the Sublessee's property, then in any of said cases, Sublessor lawfully may upon seven days notice or if such notice shall adversely affect the rights of the Sublessor in any bankruptcy or receivership, then immediately, or at any time thereafter, and without further notice of demand, enter into and upon the Subleased Premises, or any part hereof in the name of the whole, and hold the Subleased Premises as if this Sublease had not been made, and expel Sublessee and those claiming under it, and remove its or their property without being taken or deemed to be guilty of any manner of trespass (or Sublessor may send written notice to Sublessee of the termination of this Sublease, and upon entry as aforesaid (or in the event that Sublessor shall sent to Sublessee notice of termination as above provided, on the fifth (5th) day next following the date of the sending of the notice), the term of this Sublease shall terminate. Sublessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Sublessee being evicted or dispossessed for any cause, or in the event Sublessor terminates this Sublease as provided in this Article. The Sublessee shall be liable for a 5% late charge applicable to any amounts due under this Sublease, which are not paid within seven (7) business days from the date of the notice of default.

18.2. In the case of such termination, Sublessee will indemnify and pay to Sublessor each month, or such other period elected by the Sublessor against all loss of rent, and all costs, expenses of any kind incurred by Sublessor by reason of such termination, between the time of termination and the expiration of the term of this Sublease. Sublessor shall reasonably perform its legal obligation to relet the premises for such term as the Sublessor shall determine, without releasing Sublessee from Sublessee's liability whatsoever. The Sublessee shall be liable for any expenses incurred by Sublessor in connection with obtaining possession of the Subleased Premises, with removing from the Subleased Premises property of Sublessee and persons claiming under it (including warehouse charges), with putting the Subleased Premises into a condition reletting similar to its condition at the commencement of this Lease, reasonable wear and tear excepted, and with any reletting, including, but without limitation, reasonable attorneys' fees and brokers' fees. Any monies collected from any reletting shall be applied first to the foregoing expenses and then to the payment of rent and all other payments due from Sublessee to Sublessor. The Sublessor shall, commensurate with any demand for payment of any of the above as to expenses or rent, provide the Sublessee with an itemization of all such items as a condition to the Sublessee's obligations to make payment.

     If Sublessor shall be in default in the prompt and full performance of any other of its promises, covenants, or agreements contained in this Sublease and such default in performance continues for more than thirty (30) days after written notice thereof from Sublessee to Sublessor specifying the particulars of such default or breach of performance provided, however, that if the default complained of, is of such a nature that the same cannot be rectified or cured within such thirty (30 day period, then such default shall be deemed to be rectified or cured if Sublessor, within such thirty (30) day period, shall have commenced such cure and shall continue thereafter with due diligence to cause such cure to be completed. Upon any default of this Sublease by Sublessor, Sublessee shall be entitled to pursue any and all remedies available to Sublessee at law or in equity, including, without limitation, the right of self-help. In the event Sublessor fails to cure the default within ten (10) days after delivery of such notice, Sublessee shall have the right, but not the obligation, to cure such default itself, and the costs incurred by Sublessee in curing such default shall be offset against the Base Rent next coming due until satisfied in full.

                           ARTICLE 19. SUBORDINATION
                           -------------------------

19.1. Provided that Sublessor delivers a commercially reasonable Non-Disturbance Agreement, Sublessee agrees that upon the request of Sublessor it will subordinate this Sublease and the lien hereof to the lien of any present or future mortgage or mortgages upon the Subleased Premises, any property of which the Subleased Premises are a part, or upon any ground lease of such property or upon any part thereof, irrespective of the time of execution or time of recording of any sub mortgage or mortgages. Sublessee agrees that it will, upon the request of Sublessor, execute, acknowledge and deliver any and all instruments deemed by Sublessor necessary or desirable to give effect or notice of such subordination. The word "mortgage" as used herein includes mortgages, deeds of trust, or other similar instruments and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. At the request of the holder of any mortgage upon the Subleased Premises or any property of which the Subleased Premises is a part may subordinate the lien of such mortgage to this Sublease, thereby making this Sublease superior to such mortgage, by recording in the Rockingham County Registry of Deeds, a Notice of Subordination or other document of like effect, executed unilaterally by such mortgage. Whether the lien of any mortgage shall be superior or subordinate to this Sublease and the lien hereof, Sublessee agrees that , if requested by Sublessor or the holder of such mortgage, it will attorn to the holder of such mortgage or anyone claiming under such holder and their respective successors and assigns in the event of foreclosure of or similar action taken under such mortgage. Sublessor agrees that it shall provide to Sublessee Non-Disturbance Agreements in form and substance reasonably satisfactory to Sublessee from PDA and any then existing holder of a mortgage upon the Premises prior to the commencement of construction of the Building. Such agreement from PDA shall be substantially as shown in Exhibit 14 attached hereto.

                            ARTICLE 20. CERTIFICATE
                            -----------------------

20.1. Within ten (10) business days after written request therefor by Sublessor, Sublessee agrees to deliver to Sublessor or to any mortgagee a certificate stating (if such be the case) that Sublessee has entered into occupancy of the Subleased Premises in accordance with the provisions of this Sublease, that this Sublease is in full force and effect (if such be the case), that Sublessor has performed the construction required of Sublessor, and any other information reasonably requested. Sublessor agrees to provide Sublessee with any similar certificate upon request by the Sublessee, including a statement that no default exists under the Primary Sublease, and that the Primary Sublease is in full force and effect.

       ARTICLE 21. ASSIGNMENT, SUBLEASES, MORTGAGE, RIGHT OF FIRST OFFER
       -----------------------------------------------------------------

21.1. Sublessee shall not assign this Sublease without the written consent of the Sublessor, provided however, that Sublessee may, without Sublessor's or the PDA's prior written consent, but upon notice to Sublessor and PDA, sublet all or any portion of the Premises or assign Sublessee's interest in this Sublease to a subsidiary, affiliate, parent or other entity which controls, is controlled by, or is under common control with Sublessee provided that Sublessee shall continue to remain liable hereunder.

21.2. Except as provided in 21.1 above, Sublessee shall not assign or enter into any sublease of the Subleased Premises without Sublessor's prior written approval of Sublessor and PDA. Any request for Sublessor's approval shall be made at least 21 days prior to the commencement of such tenancy, and shall provide reasonably detailed information concerning the identity and financial condition of the proposed assignee or sublessee and the terms and conditions of the proposed assignment or sublease. Sublessor and PDA shall not unreasonably withhold or delay consent to such assignment or sublease if (1) the use of the Subleased Premises is a permitted use under this Sublease; (2) the sublease is consistent with the terms and conditions of this Sublease; (3) Sublessee remains primarily liable to Sublessor to pay rent and perform all other obligations to be performed by Sublessee under this Sublease. Furthermore, neither Sublessor nor PDA shall unreasonably withhold or delay consent to an assignment or subletting in connection with any merger, consolidation, acquisition or reorganization of Sublessee.

     If Sublessor shall fail to respond to the Sublessee's request within 15 days after receipt of the request, such request shall be deemed approved.

     Sublessee shall not employ a broker to market the Subleased Premises or any portion thereof other than Sublessor's agent. This provision shall not apply in the event that 85% of the ownership interest in the Sublessor shall change, in which event the Sublessor shall so notify the Sublessee.

21.3. Continuing Liability of Sublessee. No subletting, assignment or transfer, whether Sublessor's consent is required or otherwise given hereunder, shall release Sublessee's obligations or alter the primary liability of Sublessee to pay the rent and to perform all other obligations to be performed by Sublessee hereunder. The acceptance of rent by Sublessor from any other person shall not be deemed to be a waiver by Sublessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. If any assignee of Sublessee or any successor of Sublessee defaults in the performance of any of the terms hereof, Sublessor may proceed directly against Sublessee without the necessity of exhausting remedies against such assignee or successor. If Sublessee assigns this Sublease, or sublets all or a portion of the Subleased Premises, or requests the consent of Sublessor to any assignment or subletting, or if Sublessee requests the consent of Sublessor for any act that Sublessee proposes to do, then Sublessee shall pay Sublessor's reasonable processing fee and reimburse Sublessor for all reasonable attorneys' fees incurred in connection therewith. Any assignment or subletting of the Subleased Premises that is not in compliance with the provisions of this
Article 21 shall be void.

21.4. Notwithstanding any other provision of this Sublease, any assignment or sublease shall comply with the provision of Article 22 including the notice requirements of Condition 10.8 of the FFA (as that term is defined in Section 22.8) and the terms and conditions of the Primary Sublease.

21.5. Mortgages. Except as otherwise expressly agreed to by PDA in writing, Sublessee shall not have the right to engage in any financing or other transaction creating any mortgage upon the Subleased Premises. Any approval of PDA shall be expressly subject to Condition 21 of the Master Lease and the provisions of the Primary Sublease. Sublessee further agrees that in the event of any authorized sublease or assignment of the Subleased Premises, it shall provide to the Air Force, EPA and NHDES by certified mail a copy of the agreement of sublease or assignment of the Subleased Premises within fourteen
(14) days after the effective date of such transaction. Sublessee may delete the financial terms and any other proprietary information from any sublease or assignment submitted to the above mentioned entities.

                      ARTICLE 22. ENVIRONMENTAL PROTECTION
                      ------------------------------------

22.1. Sublessee and any sublessee or assignee of Sublessee shall use the Premises so as to comply with all federal, state, and local laws, regulations, and standards that are or may become applicable to Sublessee's or Sublessee's assignee's activities at the Subleased Premises, including but not limited to, the applicable environmental laws and regulations identified in Exhibit 5, as amended from time to time, but Sublessee shall have no responsibility for contamination not caused by Sublessee or its sublessees, assignees, contractors or agents.

22.2. Sublessee and any assignee of Sublessee shall be solely responsible for obtaining at their cost and expense any environmental permits required for their operations under this Sublease or any sublease or assignment, independent of any existing Airport permits except that Sublessor shall be solely responsible for obtaining the Certificate of Occupancy and all other Approvals.

22.3. Sublessee shall indemnify, defend and hold harmless Sublessor, PDA and the Air Force against and from all claims, judgments, damages, penalties, fines, costs and expenses, liabilities and losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on the use of the Premises, and sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees), resulting or arising from discharges, emissions, spills, releases, storage, or disposal of any Hazardous Substances, or any other action by the Sublessee, or any sublessee or assignee of the Sublessee, giving rise to

Sublessor or PDA or Air Force liability, civil or criminal, or responsibility under federal, state or local environmental laws.

     This indemnification of Sublessor and PDA and Air Force by Sublessee includes, without limitation, any and all claims, judgment, damages, penalties, fines, costs and expenses, liabilities and losses incurred by Sublessor or PDA or Air Force in connection with any investigation of site conditions, or any remedial or removal action or other site restoration work required by any federal, state or local governmental unit or other person for or pertaining to any discharges, emissions, spills, releases, storage or disposal of Hazardous Substances arising or resulting from any act or omission of the Sublessee or any sublessee or assignee of the Sublessee at the Subleased Premises after the Occupancy Date. "Occupancy Date" as used herein shall mean the earlier of the first day of Sublessee's occupancy or use of the Subleased Premises or the date of execution of this Sublease. "Occupancy" or "Use" shall mean any activity or presence including preparation and construction in or upon the Subleased Premises.

     The provisions of this Section shall survive the expiration or termination of the Sublease, and the Sublessee's obligations hereunder shall apply whenever the Sublessor or the Air Force incurs costs or liabilities for the Sublessee's actions of the types described in this Article.

22.4. Notwithstanding any other provision of this Sublease, Sublessee and its sublessees and assignees do not assume any liability or responsibility for environmental impacts and damage caused by the use by the Air Force or any other party of Hazardous Substances on any portion of the Airport, including the Subleased Premises. Furthermore, the parties recognize and acknowledge the obligation of the Air Force to indemnify the Sublessor and Sublessee to the extent required by the provisions of Public Law No. 101-511, Section 8056 and Public Law No. 102-484, as amended. The Sublessee and its sublessees and assignees have no obligation to undertake the defense, remediation and cleanup, including the liability and responsibility for the costs of damages, penalties, legal and investigative services solely arising out of any claim or action in existence now, or which may be brought in the future by any person, including governmental units against the Air Force, because of any use of, or release from, any portion of the Airport (including the Subleased Premises) of any Hazardous Substances prior to the Occupancy Date, Sublessee's liability being limited to matters relating to its own or its sublessees, assignees, contractors and agents' activities.

     Sublessor shall have the obligation to remediate any Hazardous Substance contamination not caused by the Sublessee, at the Sublessor's cost, and not as part of the Operating Expenses. In the event that any such contamination or existence of Hazardous Substance shall result in a health hazard sufficient to not allow the healthful use of the Building by employees or other users of the Building, which cannot be remedied in a reasonable manner or within a reasonable time (but in any event, Sublessor shall be given at least one hundred eighty (180) days to remedy such problem), the Sublessee shall have the right to terminate this Sublease upon notice to Sublessor.

22.5. As used in this Sublease, the term "Hazardous Substances" means any hazardous or toxic substance, material or waste, oil or petroleum product, which is or becomes regulated by any local governmental authority, the State of New Hampshire or the United States Government. The term "Hazardous Substances" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," under New Hampshire RSA ch.147-A, (ii) defined as a "hazardous substance" under New Hampshire RSA ch.147-B, (iii) oil, gasoline or other petroleum product, (iv) asbestos, (v) listed under or defined as hazardous substance pursuant to Part Hc. P 1905 ("Hazardous Waste Rules") of the New Hampshire Code of Administrative Rules, (vi) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. (S)1317, (vii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. (S)6901 et seq. (42 U.S.C. (S)6903), or (viii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)9601 et seq. (42 U.S.C. (S)9601) and (ix) so defined in the regulations adopted and publications promulgated pursuant to any of such laws, or as such laws or regulations may be further amended, modified or supplemented (collectively "Hazardous Substance Laws").

     As used in this Sublease, the terms "release" and "storage" shall have the meanings provided in RSA 147-B:2, as amended, and the term "disposal" shall have the meaning provided in RSA 147-A:2.

22.6. Sublessor's rights under this Sublease and PDA's rights under the Primary Sublease specifically include the right for Sublessor and PDA to inspect the Subleased Premises and any buildings or other facilities thereon for compliance with environmental, safety, and occupational health laws and regulations, whether or not the Sublessor or PDA is responsible for enforcing them. Such inspections are without prejudice to the right of duly constituted enforcement officials to make such inspections. In exercising such rights, Sublessor shall use diligent efforts to prevent or minimize and to use reasonable efforts to cause PDA to prevent or minimize interference with Sublessee's use and enjoyment of the Premises.

22.7. Notwithstanding any other provision of this Sublease and pursuant to the Primary Sublease, PDA is not responsible for any removal or containment of asbestos. If Sublessee and any sublessee or assignee intend to make any improvements or repairs that require the removal of asbestos, an appropriate asbestos disposal plan must be incorporated in the plans and specifications.
The asbestos disposal plan shall identify the proposed disposal site for the asbestos. In addition, non-friable asbestos which becomes friable through or as a consequence of the activities of Sublessee will be abated by Sublessee at its sole cost and expense. The Sublessor hereby certifies that the Premises and the buildings on the Premises are free of any asbestos materials.

22.8. Sublessor and Sublessee acknowledge that the Airport has been identified as a National Priority List (NPL) Site under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) of 1980, as amended.
Sublessee acknowledges that Sublessor has provided it with a copy of the Pease Federal Facility Agreement ("FFA") entered into by EPA, and the Air Force on April 24, 1991, and Modification No. 1 thereto, effective March 18, 1993, agrees that it will comply with the terms of the FFA to the extent the same may be applicable to the Subleased Premises and that should any conflict arise between the terms of the FFA and the provisions of this Sublease, the terms of the FFA will take precedence. The Sublessee further agrees that the Sublessor and PDA assume no liability to the Sublessee or any Sublessee or assignee of Sublessee should implementation of the FFA interfere with their use of the Subleased Premises. The Sublessee and its Sublessee(s) and assignee(s) shall have no claim on account of any such interference against the Sublessor, or PDA or any officer, agent, employee or contractor thereof, other than a claim to Sublessor for abatement of rent.

     In the event of such interference which shall result in the inability of the Sublessee to use the Premises, or any part thereof, the rent shall be abated equitably during such period.

22.9. The Air Force, EPA, and NHDES and their officers, agents, employees, contractors, and subcontractors have the right, upon reasonable notice to the Sublessee and any Sublessee or assignee, to enter upon the Subleased Premises for the purposes enumerated in this subparagraph and for such other purposes consistent with the FFA:

          (1) to conduct investigations and surveys, including, where necessary, drilling, testpitting, borings and other activities related to the Pease Installation Restoration Program ("IRP") or the FFA;

          (2) to inspect field activities of the Air Force and its contractors and subcontractors in implementing the IRP or the FFA;

          (3) to conduct any test or survey required by the EPA or NHDES relating to the implementation of the FFA or environmental conditions at the Subleased Premises or to verify any data submitted to the EPA or NHDES by the Air Force relating to such conditions;

          (4) to construct, operate, maintain or undertake any other response or remedial action as required or necessary under the IRP or the FFA, including, but not limited to monitoring wells, pumping wells and treatment facilities.

22.10. Sublessee and its sublessees and assignees agree at no cost to them to comply with the provisions of any health or safety plan in effect under the IRP or the FFA during the course of any of the above described response or remedial actions. Any inspection, survey, investigation, or other response or remedial action will, to the extent practicable, be coordinated with representatives designated by the Sublessee and any sublessee or assignee. Sublessee and any sublessee or assignee shall have no claim on account of such entries against the State as defined in FFA or any officer, agent, employee, contractor, or subcontractor thereof.

22.11. The Airport air emissions offsets and Air Force accumulation points for hazardous and other wastes will not be made available to Sublessee. Sublessee shall be responsible for obtaining from some other source(s) any air pollution credits that may be required to offset emissions resulting from its activities under the Sublease.

22.12. Any permit required under Hazardous Substance Laws for the management of Hazardous Substances stored or generated by Sublessee or any sublessee or assignee of Sublessee shall be obtained by Sublessee or its sublessees or assignee and shall be limited to generation and transportation. Any violation of this requirement shall be deemed a material breach of this Sublease. Sublessee shall provide at its own expense such hazardous waste storage facilities, complying with all laws and regulations, as it needs for management of its hazardous waste.

22.13. Sublessee, and any sublessee or assignee of Sublessee whose operations utilize Hazardous Substances, shall have a completed and approved plan for responding to Hazardous Substances spills required by applicable law prior to commencement of operations on the Subleased Premises. Such plan shall be independent of, but not inconsistent with, any plan or other standard of PDA applicable to the Airport and except for initial fire response and/or spill containment, shall not rely on use of the Airport or Sublessor personnel or equipment. Should the Sublessor provide any personnel or equipment, whether for initial fire response and/or spill containment or otherwise, on request of the Sublessee, or because the Sublessee was not, in the reasonable opinion of Sublessor, conducting timely cleanup actions, the Sublessee agrees to reimburse the Sublessor for its costs.

22.14. Sublessee, and any Sublessee or assignee of Sublessee, must maintain and make available to PDA, the Air Force, EPA and NHDES all records, inspections logs, and manifests that tract the generation, handling, storage, treatment and disposal of Hazardous Waste, as well as all other records required by applicable laws and requirements. PDA and the Air Force reserve the right to inspect the Subleased Premises and Sublessee's, its sublessee's or assignee's records for compliance with Federal, State, local laws, regulations, and other requirements relating to the generation, handling, storage, treatment and disposal of hazardous waste, as well as the discharge or release of hazardous substances. Violations may be reported by PDA and the Air Force to appropriate regulatory agencies, as required by applicable law. The Sublessee, its sublessees or assignees shall be liable for the payment of any fines and penalties or costs which may accrue to the United States of America or PDA as a result of the actions of Sublessee, its sublessees or assignees, respectively.

22.15. Sublessor hereby represents and warrants to Sublessee that to the best of its knowledge and belief the property is free from contamination by Hazardous Materials or Hazardous Substances and complies with all environmental laws. Sublessor represents and warrants to Sublessee that Sublessor has delivered to Sublessee all environmental site assessments and similar reports known to Sublessor affecting the Property. Sublessor agrees to indemnify, defend and hold Sublessee harmless from all loss, cost, damage, claims or expenses incurred by Sublessee as result of the inaccuracy of the above representations.

22.16.  Sublessee shall be solely responsible for maintaining and operating the
emergency generator to be installed on the Premises   and, accordingly, all risk
and responsibility for handling, storing and disposing of fuel for the generator, and all other environmental risks associated with the generator, shall be borne by the Sublessee.

22.17. Sublessee further agrees that in the event of any authorized sublease or assignment of the Subleased Premises, it shall provide to the Air Force, EPA and NHDES by certified mail a copy of the agreement of sublease or assignment of the Subleased Premises within fourteen (14) days after the effective date of such transaction. Sublessee may delete the financial terms and any other proprietary information from any sublease or assignment submitted to the above-mentioned entities.

22.18. Prior to the storage, mixing, or application of any pesticide, as that term is defined under the Federal Insecticide, Fungicide, and Rodenticide Act, the Sublessee, its sublessees and assignees shall prepare a plan for storage, mixing, and application of pesticides ("Pesticide Management Plan"). The Pesticide Management Plan shall be sufficient to meet all applicable Federal, State and local pesticide requirements. The Sublessee, its sublessees and assignees, shall store, mix and apply all pesticides within the Subleased Premises only in strict compliance with the Pesticide Management Plan. The pesticides will only be applied by a licensed applicator.

22.19. The Sublessee, its sublessees and assignees must notify the Sublessor and the Site Manager of its intent to possess, store, or use any licensed or licensable source or byproduct materials, as those terms are defined under the Atomic Energy Act and its implementing regulations; of Sublessee's, its sublessees and assignees intent to possess, use, or store radium; and of Sublessee's, its sublessees and assignees intent to possess or use any equipment producing ionizing radiation and subject to specific licensing requirements or other individual regulations, at least sixty (60) days prior to the entry of such materials or equipment upon the Airport. Upon notification, the Sublessor and the Site Manager may impose such requirements, including prohibition of possession, use, or storage, as deemed necessary to adequately protect the health and human environment. Thereafter, the Sublessee must notify the Sublessor and the Site Manager of the presence of all licensed or licensable source or other byproduct materials, of the presence of all byproduct materials, of the presence of radium, and of the presence of all equipment producing ionizing radiation and subject to specific licensing requirements or other individual regulation; provided, however, that the Sublessee, it sublessees and assignees need not make either of the above notifications to the Sublessor and the Site Manager with respect to source and byproduct material which is exempt from regulation under the Atomic Energy Act. The Sublessee shall not, under any circumstances, use, own, possess or allow the presence of special nuclear material on the Subleased Premises.

                            ARTICLE 23. HOLDING OVER
                            ------------------------

23.1. Any holding over by Sublessee after the expiration of the term of this Sublease shall be treated as a daily tenancy at sufferance at a rate equal to the then fair rental value of the Subleased Premises but in no event less than 150% of the sum of (i) Base Rent and (ii) Operating Expenses and Real Estate taxes in effect on the expiration date, provided that during the first 6 months of such holdover the rate shall be at 120% of the then Base Rent and Operating Expenses and taxes. Otherwise, such holding over shall be on the terms and conditions set forth in this Sublease as far as applicable. The Sublessor may, but shall not be required to, and only on written notice to Sublessee after the expiration of the term hereof, elect to treat such holding over as an extension of the term of this Sublease for a period of up to the first 6 months, at 120% of the then current rent rate, such extension to be on the terms and conditions set forth in this Section.

                              ARTICLE 24. WAIVERS
                              -------------------

24.1. Failure of either party to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by that party of any of its rights hereunder. No waiver by either party at any time, express or implied, or any breach of any provision of this Sublease shall be deemed a waiver of a breach of any other provision of this Sublease or a consent of any subsequent breach of the same or any other provision. If any action by Sublessee shall require Sublessor's consent or approval, Sublessor's consent to or approval of such action on any one occasion shall not be deemed a consent to or approval of said action on any subsequent occasion or a consent to or approval of any other action on the same or any subsequent occasion. No payment by Sublessee or acceptance by Sublessor of a lesser amount than shall be due from Sublessee to Sublessor shall be deemed to be anything but payment on account, and the acceptance by Sublessor of a check for a lesser amount with an endorsement or statement thereon, or upon letter accompanying said check that said lesser amount is payment in full, shall not be deemed an accord and satisfaction, and Sublessor may accept said check without prejudice to recover the balance due or pursue any other remedy. Any and all rights and remedies which either party may have under this Sublease or by operation of law, either at law or in equity, upon any breach, shall be distinct, separate and cumulative, and shall not be deemed inconsistent with each other; and no one of them, whether exercised by that party or not, shall be deemed to be in exclusion of any other; and any two or more of all such rights and remedies may be exercised at the same time.

                          ARTICLE 25. QUIET ENJOYMENT
                          ---------------------------

25.1. Sublessor agrees that upon Sublessee's paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Sublessee shall and may peaceably and quietly have, hold, and enjoy the Subleased Premises during the term of this Sublease without any manner of hindrance or molestation from Sublessor or anyone claiming under Sublessor, subject, however, to the terms of this Sublease and any instruments having a prior lien.

                      ARTICLE 26. NTENTIONALLY LEFT BLANK
                      -----------------------------------

                           ARTICLE 27. INTERPRETATIONS
                           ---------------------------

27.1. This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Sublease shall not be modified in any way except by a writing subscribed by both parties.

27.2. In the event of a breach of this Sublease by either party, the prevailing party shall be entitled to reasonable attorneys fees and costs.

     This Sublease shall be governed by the laws of the State of New Hampshire.

                              ARTICLE 28. NOTICES
                              -------------------

28.1. All notices and other communications authorized or required hereunder shall be in writing and shall be given by mailing the same certified or registered mail, return receipt requested, postage prepaid, or first class mail, postage prepaid or by mailing the same by Express Mail or by having the same delivered by a commercial delivery service to the following address:

              If to Sublessor:  273 Corporate Drive, LLC
                                170 Commerce Way, Suite 202
                                Portsmouth, NH  03801

              And to:           John J. Ryan, Esq.
                                Casassa and Ryan
                                459 Lafayette Road
                                Hampton, NH   03842

     And to Sublessor's Mortgagee at such address as shall be provided to Sublessee.



              If to Sublessee:  Aprisma Management Technologies, Inc.
                                121Technology Drive

                                Durham, NH   03824
                                and after occupancy:
                                273 Corporate Drive
                                Portsmouth, NH  03801





                      ARTICLE 29. DISPUTES AND LITIGATION
                      -----------------------------------

29.1. Except as provided below: In the event of a dispute between the parties, it shall be a condition precedent to the initiation of any formal litigation in a court of competent jurisdiction that the parties shall meet face to face in a good faith effort to resolve the dispute directly between them. In the event that they are unsuccessful, each party agrees to submit the dispute to alternative dispute resolution, initially by mediation, and the parties shall equally share the expense of such mediation.

     In the event that mediation is unsuccessful, the parties shall then submit the dispute to arbitration (binding if the parties agree) in accordance with the Rules of the American Arbitration Association. In the event that arbitration fails, and provided that the parties have participated in the alternative dispute resolution provisions hereof in good faith, the aggrieved party may then commence litigation.

29.2. The foregoing alternative dispute resolution provisions shall not apply in the event that either party reasonably requires immediate ex parte and/or injunctive relief from a Court of competent jurisdiction.

                           ARTICLE 30. MISCELLANEOUS
                           -------------------------

30.1. Any actions or proceedings with respect to any matters arising under or growing out of this Sublease shall be instituted and prosecuted only in the courts located in the State of New Hampshire. Nothing contained in this Article or any other provision of this Sublease shall be deemed to constitute a waiver of the sovereign immunity of the State of New Hampshire, which immunity is hereby reserved to PDA and to the State of New Hampshire.

30.2. Sublessee shall faithfully observe and comply with such rules and regulations as the PDA may adopt for the operation of the Airport and such rules and regulations as Sublessor may adopt for the operation of the Subleased Premises, which rules and regulations are reasonable and nondiscriminatory as well as all modifications thereof and additions thereto. PDA shall not be responsible to Sublessee for the violation or nonperformance by any other sublessee of the PDA of such Airport rules and regulations.

30.3. Sublessee agrees to conform to such additional provisions required of tenants of office buildings at Pease as, from time to time, by the FAA ("FAA Requirements") or its successor with respect to the operation of the Airport, or a portion thereof. The current FAA Requirements are attached hereto as
Exhibit 9 and incorporated herein by reference.
---------

30.4. This Sublease is subject and subordinate to any agreements heretofore or hereafter made between PDA and the United States or the Air Force, the execution of which is required to enable or permit transfer of rights or property to PDA for airport purposes or expenditure of federal grant funds for airport improvement, maintenance or development, including, without limitation, the Application and Acceptance, Master Lease and FFA. Sublessee shall abide by requirements of any agreement between PDA and the United States or the Air Force applicable to the Subleased Premises or Sublessee's activities at the Airport and shall consent to amendments and modifications of this Sublease if required by such agreements or as a condition of Sublessor's entry into such agreements.

     This Sublease is further subject and subordinate to the Primary Sublease between PDA and Sublessor and Sublessee shall be subject to the provisions of the Primary Sublease applicable to Sublessee's use of the Subleased Premises or Sublessee's actions at the Airport.

30.5. Sublessee acknowledges that PDA, in its sole discretion, shall determine and may from time to time change the routes of surface ingress and egress connecting the Subleased Premises. PDA also reserves the right to further develop the Airport, or such portion of the Airport as is owned or controlled by PDA, as it sees fit, regardless of the desires or views of Sublessee and without
interference or hindrance.   Sublessor has delivered to Sublessee a copy of the
Primary Sublease, which Sublessor represents to be complete and in effect. Sublessor agrees that it will not enter into any amendment of the Primary Sublease which would adversely affect the rights of the Sublessee hereunder nor shall Sublessor agree to or permit termination of the Primary Sublease.

30.6. The Sublessee herein covenants by and for itself, its heirs, executors, administrators, and assigns, and all persons claiming under or through it, that this Sublease is made and accepted upon and subject to the following conditions:

     That there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, national origin, or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment of the Premises herein leased nor shall the Sublessee, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy, of tenants, lessees, sublessees, subtenants, or vendees in the Subleased Premises herein leased.

30.7. All obligations of Sublessee to indemnify, defend and hold harmless Sublessor, PDA and the Air Force and to make any monetary payment to Sublessor, PDA and the Air Force shall survive the termination or expiration of this Sublease.

30.8. Sublessor's Liability. (a) With respect to any services or utilities to be furnished by Sublessor to Sublessee, Sublessor shall in no event be liable for failure to furnish the same when prevented from doing so by force, major strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Sublessor's reasonable control, or for any cause due to any act or neglect of Sublessee or Sublessee's servants, agents, employees, licensees or any person claiming by, through or under Sublessee; nor shall any such failure give rise to any claim in Sublessee's favor that Sublessee has been evicted, either constructively or actually, partially or wholly, provided however, that if the failure of utilities shall result in the inability of the Sublessee to use the Premises, the rent shall be abated during such period.

     (b) In no event shall either party ever be liable to the other party for any loss of business or any other indirect or consequential damages suffered by such party from whatever cause.

     (c) With respect to any repairs or restoration which are required or permitted to be made by Sublessor, the same may be made during normal business hours and Sublessor shall have no liability for damages to Sublessee for inconvenience, annoyance or interruption of business arising therefrom.

     (d) An "Abatement Event" shall be defined as an event or circumstance (other than those addressed in Articles 16 and 17 or by reason of some other event or circumstance beyond the control of the Sublessor, that prevents Sublessee from using the Premises or any portion thereof, as a result of any failure to provide services or access to the Premises. Sublessee shall give Sublessor notice ("Abatement Notice") of any such Abatement Event, and if such Abatement Event continues beyond the "Eligibility Period" as that term is defined below), then the Base Rent and Sublessee's other monetary obligations to Sublessor shall be abated entirely or reduced, as the case may be, after expiration of the Eligibility Period for such time that Sublessee continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Sublessee is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Sublessee is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Sublessee to effectively conduct its business therein, and if Sublessee does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Sublessee is so prevented from effectively conducting its business therein, Base Rent and Sublessee's other monetary obligations to Sublessor shall be abated entirely for such time as Sublessee continues to be so prevented from using, and does not use, the Premises. The term "Eligibility period" shall mean a period of three (3) consecutive days after Sublessor's receipt of any Abatement Notice(s). In addition, if an Abatement Event continues for thirty
(30) consecutive days after any Abatement Notice, Sublessee may terminate this sublease by written notice to Sublessor at any time prior to the date such Abatement Event is cured by Sublessor.

30.9. Additional Charges. If Sublessee shall fail to pay when due any sums under this Sublease designated or payable as an additional charge, Sublessor shall have the same rights and remedies as Sublessor has hereunder for failure to pay Base Rent.

30.10. Brokerage. The parties agree that the Kane Company has acted as sole broker in this lease transaction. The Sublessor shall be responsible for all brokerage fees to The Kane Company.

30.11. Management. The Sublessor shall charge commercially reasonable management fees which shall be no more than $.40 per square foot per annum for the first year of the Lease and which shall be included in Operating Expenses. Thereafter, such management fees shall be charged at commercially reasonable rates comparable to other similar single tenant buildings in the Greater Portsmouth, New Hampshire area..

30.12. Primary Sublease, Master Lease, Application, Acceptance and FFA. Sublessor shall perform the Base Building Work in accordance with all provisions of the Primary Sublease, Master Lease, Application, Acceptance and FFA (collectively, the "Documents") and all other applicable laws, and requirements, and shall during the term operate the premises leased under the Primary Sublease in accordance with the Documents and all other applicable laws, codes and requirements. Sublessor shall deliver to Sublessee copies of all correspondence sent or received by Sublessor to or from any party to any of the Documents alleging a default by any party thereto or otherwise setting forth matters which might reasonably be expected to have an adverse impact on the leasehold interest created by this Sublease or on Sublessee's use and enjoyment of the Subleased Premises.

30.13. Notice of Lease. The parties shall execute and record a Notice of Lease in the form required under New Hampshire law.

30.14. Guarantee. Sublessee shall provide to Sublessor a Guaranty from Cabletron Systems, Inc. in the form attached hereto as Exhibit 13. EXECUTION

     IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease
effective as of the  4th      day of  December        , 2000.

                       273 CORPORATE DRIVE, LLC

                       By:  /s/ Illegible
                          ----------------------------------

                       Its: Manager
                          ----------------------------------
                          "Sublessor"


                       APRISMA MANAGEMENT TECHNOLOGIES, INC.

                       By:  /s/ Michael Skubisz
                          ----------------------------------

                       Its: President
                          ----------------------------------
                          "Sublessee"


                             STATE OF NEW HAMPSHIRE

     COUNTY OF ROCKINGHAM

     On this 4th day of December , 2000, personally appeared Arnold S. Kane known to me on the basis of satisfactory evidence) to be the _________________ of 273 CORPORATE DRIVE, LLC, and on oath stated that he was authorized to execute this instrument and acknowledged it to be his free and voluntary act for the uses and purposes set forth herein. Before me,

                        /s/ Heather N. Green
                       -----------------------------------
                       Notary Public/Justice of the Peace
                       Name: Heather N. Green
                             ----------------
                       My Commission Expires: July 4, 2004

                             STATE OF NEW HAMPSHIRE

     COUNTY OF ROCKINGHAM

     On this 1st day of December   , 2000, personally appeared Michael
Skubisz_____________, known to me (or proved to me on the basis of satisfactory evidence) to be the__President_______ of APRISMA MANAGEMENT TECHNOLOGIES, INC. and on oath stated that he was authorized to execute this instrument and acknowledged it to be his free and voluntary act for the uses and purposes set forth herein. Before me,

                        /s/ Angela Comtois
                       ------------------------------------
                       Notary Public/Justice of the Peace
                       Name:
                       My Commission Expires:

                                    EXHIBIT 1
                                    ---------


                                PRIMARY SUBLEASE

                                    EXHIBIT 2
                                    ---------


                    PLANS DESIGNATING THE SUBLEASED PREMISES

                                    EXHIBIT 3
                                    ---------


                     BASE BUILDING SPECIFICATIONS AND PLANS

                                    EXHIBIT 4
                                    ---------


                SUBLESSEE TENANT FIT UP PLANS AND SPECIFICATIONS

                                    EXHIBIT 5
                                    ---------


                        LIST AND DESCRIPTION OF AMENITIES

                                    EXHIBIT 6
                                    ---------


                               OPERATING EXPENSES

          A. All salaries, wages, fringe benefits, payroll taxes and withholding, and workmen's compensation insurance premiums related thereto and withholding of and for Sublessor's employees and agents to the extent engaged in the operation, maintenance or repair of the Sublease Premises. To the extent that Sublessor's employees provide services to the subleased Premises on less than a full-time basis, such amounts shall be appropriately pro-rated. No amounts shall be payable on account of Sublessor's management or administrative personnel under this Section A.;

          B. All costs, including monies paid to utility companies, the city of Portsmouth, the Pease Development Authority and any other entities, of furnishing electricity, heat, air-conditioning, steam, water, sewer, gas services and facilities, and any other utilities and utility facilities to all areas of the Subleased Premises.

          C. All costs of any liability or casualty insurance carried from time to time by Sublessor related to the Subleased Premises which is required to be carried by the Sublessor pursuant to the Primary Sublease or by Sublessor's mortgagee.

          D. All costs, including material and equipment costs, for common area cleaning and janitorial services, window cleaning and rubbish removal.

          E. All costs of maintaining and repairing the Subleased Premises, including the operation, maintenance and repair of heating and air-conditioning equipment, electric, water, sewer, gas and other utility facilities and equipment, elevators, and any other equipment and all other repairs and replacements necessary to keep the Subleased Premises in a first-class condition;

          F. All costs associated with grounds maintenance and repair to include landscaping and snow and ice removal;

          G. Reasonable depreciation of machinery and equipment used in the maintenance and repair of the Subleased Premises appropriately allocated if used at premises other than the Subleased Premises ;

          H. The cost of providing security and/or any public or private policing for the Subleased Premises requested by the Sublessee.

          I. All costs of all service and supplies contracts relating to services and supplied referred to in subparagraphs (A) through (H) hereinabove and relating in any way to the operation, maintenance and management of the Subleased Premises.

          J. The cost of Sublessor services listed Under Exhibit #11, and any other costs or expenses incurred by the Sublessor as part of any service or facility requested by the Sublessee or any maintenance or normal repair of the Subleased Premises performed by the Sublessor.

          Operating Expenses shall not include:

     Costs incurred in connection with the replacement or repairs which are capitalized to the roof or structural portions of the Building; and

     Costs incurred in connection with the replacement of Building systems or other capital improvements except insofar as such costs are properly amortized in the applicable Operating Year in accordance with generally accepted accounting principles consistently applied; and

     Costs incurred in connection with any new capital improvements (to the extent not required by Sublessee).

          Sublessor shall not purchase or lease equipment or services from parties related to Sublessor at charges in excess of charges reasonably available in arms length transactions. Sublessor shall, in connection with the provision of accounting of Additional Rent charges at the end of each Operating Year, provide Sublessee with a breakdown of allocations and amortization schedules applicable to Operating Expenses.

                                    EXHIBIT 7
                                    ---------


                         LIST OF SUBLESSEE REMOVAL ITEMS

     Generator, transfer switch, uninterruptable power supply equipment, step down transformers exclusively associated with lab use



     Cable trays and wire trays in the labs

     All kitchen equipment except that which would damage the building specifically the hood and any sinks

     Telephone equipment

     Network equipment and racks

     All furniture and decorations which are not attached in a permanent fashion

                                    EXHIBIT 8
                                    ---------


                   LIST OF ENVIRONMENTAL LAWS AND REGULATIONS

     Air Quality:      (a)  Clean Air Act & Amendments, 42 U.S.C.

     7401-7642

     (b) 40 CFR Parts 50-52, 61, 62, 65-67, 81

     (c) RSA ch. 125-C, Air Pollution Control, and

          rules adopted thereunder

     (d) RSA ch. 125-H, Air Toxic Control Act, and

     rules adopted thereunder
     Hazardous Materials:     (a)  Hazardous Materials Transportation Act',

     49 U.S.C. 1801-1813, and Department of

     Transportation Regulations thereunder

     (b) Emergency Planning and Community Right-

     To-Know Act, 42 U.S.C. 11001-11050

     (c) 49 CFR Parts 100-179

     (d) 40 CFR Part 302

     (e) RSA ch. 277-A, Toxic Substances in the

     Workplace, and rules adopted thereunder

     Hazardous Waste:   (a)  Resource Conservation and Recovery Act

     (RCRA) of 1976 and RCRA Amendments of

     1984, 42 U.S.C. 6901-6991i

     (b) Comprehensive Environmental Response,,

     Compensation, and Liability Act

     (CERCLA) of 1980, as amended, 42 U.S.C.

     9601-9675

     (c)   40 CFR Parts 260-271, 300, 302

     (d)   RSA ch. 147-A, Hazardous Waste

     Management and rules adopted thereunder

     Water Quality:  (a)  Federal Water Pollution Control Act

     (Clean Water Act) and Amendments, 33

     U.S.C. 1251-1387

     (b) Safe Drinking Water Act, as amended, 42

     U.S.C. 300f-300j-26

     40 CFR Title 100-143, 401 and 403

     (c) RSA ch. 146-A, Oil Spillage in Public

     Waters, and rules adopted thereunder

     (d)  RSA ch. 485, New Hampshire Safe

     Drinking Water Act, and rules adopted

     thereunder

     (e) RSA ch. 485-A, Pollution and Waste

     Disposal, and rules adopted thereunder

                                    EXHIBIT 9
                                    ---------

                         SUBLEASE PROVISIONS REQUIRED BY
                       THE FEDERAL AVIATION ADMINISTRATION

     1. Sublessee, for himself, his heirs, personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby agree that in the event facilities are constructed, maintained, or otherwise operated on the Subleased Premises, for a purpose for which a United States Department of Transportation ("DOT") program or activity is extended or for another purpose involving the provision of similar services or benefits, Sublessee shall maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to Title 49, Code of Federal Regulations, DOT, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended.

     2. Sublessee, for himself, his personal representative, successors in interest, and assigns, as a part of the consideration hereof, does hereby agree that: (I) no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination in the use of said facilities; (ii) that in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be excluded from participation in, denied the benefits of, or otherwise be subject to discrimination; and (iii) that the Sublessee shall use the premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally-Assisted Programs of the Department of Transportation Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulation may be amended.

     3. That in the event of breach of any of the above nondiscrimination covenants, Sublessor shall have the right to terminate the Sublease, and to reenter and repossess said land and the facilities thereon, and hold the same as if said lease, had never been made or issued. This provision does not become effective until the procedures of 49 CFR Part 21 are allowed and completed including expiration of appeal rights.

     4. Sublessee shall furnish its accommodations and/or services on a fair, equal and not unjustly discriminatory basis to all users thereof and it shall charge fair, reasonable and not unjustly discriminatory prices for each unit or service; PROVIDED THAT the Sublessee may be allowed to make reasonable and nondiscriminatory discounts, rebates or other similar type of price reductions to volume purchasers.

     5. Non-compliance with Provision 4 above shall constitute a material breach thereof and in the event of such noncompliance Sublessor shall have the right to terminate this Sublease, and the estate hereby created without liability therefore or at the election of the Sublessor or the United States either or both of Sublessor or the United States shall have the right to judicially enforce provisions.

     6. Sublessee agrees that it shall insert the above five provisions in any lease agreement, by which said Sublessee grants a right or privilege to any person, firm or corporation to render accommodations and/or services to the public on the Subleased Premises.

                                   EXHIBIT 10
                                   ----------

                              RULES AND REGULATIONS

1. All cleaning and janitorial services for the Premises shall be provided exclusively through Sublessor.

2. Sublessee shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation of its business. Sublessee shall not use or permit to be used in the Premises any foul or noxious gas or substance. nor shall Sublessee bring into or keep in or about the Premises any birds or animals.

3. Sublessor reserves the right, exercisable without notice and without liability to Sublessee, to change the name and street address of the Building.

4. Sublessee shall close and lock the doors of its Premises and entirely shut off all water faucets or other apparatus, and electricity, gas or air outlets before Sublessee and its employees leave the Premises. Sublessee shall be responsible for any damage or injuries sustained by other sublessees or occupants of the Building or by Sublessor for noncompliance with this rule.

5. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Sublessee who, or whose employees or invitees shall have caused it. 6. Canvassing, soliciting and distribution of handbills or any other written material and peddling in the Airport are prohibited, and Sublessee shall cooperate to prevent such activities.

1. Sublessor reserves the right to exclude or expel from the Airport any person whom, in Sublessor's judgement, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

2. Sublessee shall store all its trash and garbage within its Premises or in other facilities provided by Sublessor. Sublessee shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Sublessor.

9. Sublessee shall comply with all safety, fire protection and evacuation procedures and regulations established by Sublessor or any governmental agency.

10. Sublessee assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

12. Sublessee's requirements will be attended to only upon appropriate application to the Project management office by an authorized individual. Employees of Sublessor shall not perform any work or do anything outside of their regular duties unless under special instructions from Sublessor, and no employee of Sublessor will admit any person (Sublessee or otherwise) to any office without specific instructions from Sublessor.

12. Sublessor may waive any one or more of these Rules and Regulations for the benefit of Sublessee or any other sublessee, but no such waiver by Sublessor shall be construed as a waiver of such Rules and Regulations in favor of Sublessee or any other sublessee, nor prevent Sublessor from thereafter enforcing any such Rules and Regulations against any or all of the sublessees of the Project.

13. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend in whole or in part, the terms, covenants, agreements and conditions of the Sublease.

14. Sublessor reserves the right to make such other and reasonable Rules and Regulations as, in its reasonable judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Sublessee agrees to abide by all such Rules and Regulations herein above stated and any additional rules and regulations which are adopted.

15. Sublessee shall be responsible for the observance of all the foregoing rules by Sublessee's employees, agents, clients, customers, invitees and guests.

                                   EXHIBIT 11
                                   ----------


                      SERVICES TO BE PROVIDED BY SUBLESSOR

                                   EXHIBIT 12
                                   ----------


                                 APPROVED SIGNS

                                   EXHIBIT 13
                                   ----------


                               CABLETRON GUARANTY

     This guaranty, made as of the ____ day of ____________, 2000 by Cabletron Systems, Inc., of 35 Industrial Way, Rochester, New Hampshire to 273 Corporate Drive, LLC of 170 Commerce Way, Suite 202, Portsmouth, New Hampshire.

     RECITALS
     --------

1. 273 Corporate Drive, LLC is the Sublessor with Aprisma Management Technologies, Inc., as Sublessee, under a Sublease dated as of ___________,2000.
2. As an inducement to the Sublessor entering into the Sublease with the Sublessee, Cabletron Systems, Inc. has agreed to enter into this Guaranty.

  NOW THEREFORE, in consideration of the Sublessor entering into the Sublease and other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor agrees as follows:

      A.   Guaranty.   The Guarantor hereby guarantees:
           --------

     (a) The prompt payment when due of all payments of rent, additional rent, and all other charges, expenses, impositions, fines, penalties, fees and costs of ever kind and nature, which are now, or may in the future be, due from Sublessee under the terms of the Sublease;
     (b) The complete and timely performance, satisfaction and observation of the terms and conditions of the Sublease required to be performed, satisfied or observed by the Sublessee.

      B.   Release Conditions.
           ------------------

     This Guaranty shall be released if the Sublessee shall complete an initial public offering of its stock and Sublessee shall provide a security deposit in the form of a letter of credit in such amount as may reasonably be required by Sublessor's mortgagee in light of Sublessee's market capitalization and net worth and in light of the amount expended by Sublessee on Tenant Work and other leasehold improvements, provided, however, that in no event shall the amount of such letter of credit at any time be required to exceed the lesser of (i) two
(2) years Base Rent, Additional Rent and Taxes, or the amount of remaining Base Rent, Additional Rent and Taxes over the last 23 months or less of the Sublease term, with adjustments in the amount of the letter of credit to be made quarterly.

IN WITNESS WHEREOF, the Guarantor has executed the within on the date and year first above written.

                                   CABLETRON SYSTEMS, INC.
 /s/ Illegible                     By: /s/ David Kirkpatrick
--------------------------            -------------------------------
Witness                            Duly Authorized:

                            273 CORPORATE DRIVE, LLC.
                                135 COMMERCE WAY
                              PORTSMOUTH, NH 03801

                                              March 19, 2001

Mr. Michael Skubisz, President
Aprisma Management Technologies, Inc.
121 Technology Drive
Durham, NH  03824

     Re:  273 Corporate Drive, Portsmouth, New Hampshire
          ----------------------------------------------

Dear Mr. Skubisz:

     Bank of New Hampshire N.A. ("Lender") is making a loan to 273 Corporate Drive LLC (the "Company") in the original principal amount of Six Million Dollars ($6,000,000.00) (the "Loan"), the proceeds of which will be used for the construction of a building on the property located at 273 Corporate Drive, Portsmouth, New Hampshire (the "Property"). The Property is subject to a certain Sublease by and between the Company and Aprisma Management Technologies, Inc. ("Sublessee") dated December 4, 2000 ("Sublease"), which Sublease is guaranteed by Cabletron Systems, Inc. ("Cabletron"). Sublessee is a wholly owned subsidiary of Cabletron.

     The Loan is to be evidenced by a certain Note made by the Company in favor of Lender (the "Note") and will be secured by, among other things, a certain Leasehold Mortgage and Security Agreement ("Mortgage") from the Company to Lender dated as of the date of the Loan.

     As a condition to the Loan, Lender requires that Sublessee deposit with Lender the sum of Two Million Dollars ($2,000,000.00) (the "Deposit") to be held in an interest-bearing reserve to be established by Lender (the "Tenant Improvement Reserve"). This agreement is an inducement for the Company to obtain the Loan for the construction of the building on the Property to be occupied by Sublessee, and the Company is relying upon this agreement in connection with the Loan.

     This letter will confirm our understanding and agreement that, in connection with the Property, Sublessee has agreed with the Company as follows:

     1. To secure Sublessee's obligation to complete certain tenant improvements as required in the Sublease ("Tenant Improvements"), and to establish and maintain a fund for reimbursement to Lender for amounts expended in completing the Tenant Improvements in the event the Tenant Improvements are not completed by Sublessee in accordance with the Sublease, as required under the Sublease, Sublessee agrees to deposit with Lender, the Deposit, to be held in the Tenant Improvement Reserve and disbursed in accordance with a pledge agreement to be executed by and between Lender and Sublessee. Sublessee's obligation to establish and maintain such Deposit shall be subject to Sublessee's and Lender's negotiation and execution of a mutually acceptable pledge agreement.

     2. The Deposit shall be held in an interest bearing restricted reserve account with Lender, or other account acceptable to Sublessee and Lender. Earnings or interest on the Tenant improvement Reserve shall not become part of such Tenant Improvement Reserve and shall not be disbursed to Lender. Such interest or earnings shall accrue to the benefit of Sublessee and shall be paid to Sublessee as agreed to be Lender in the pledge agreement. While the Deposit (less any amounts as may be disbursed or other paid out pursuant to the pledge agreement) is being held by the Lender, in the event the earnings and/or interest paid by Lender on the Tenant Improvement Reserve are less than the equivalent of six and one-half percent (6.5%) per annum on a simple interest basis and based on a 365 day year, the Company agrees to pay Sublessee the difference between the actual amount of earnings and interest paid by Lender on the Deposit and the equivalent interest or earnings that the Deposit (less any amounts as may be disbursed or other paid out pursuant to the pledge agreement) would have received at an effective interest rate of six and one-half percent (6.5%) per annum on a simple interest basis and paid on a 365 day year. Such amounts, if any, shall be paid by the company to Sublessee on a monthly basis.

     3. In the event of a default by the Company under the Loan which results in a foreclosure of the Property by the Lender, the provided that; (i) such default by the company was not materially and substantially caused by a default of Sublessee under the Sublease or any other document executed by Sublessee or Cabletron Systems, Inc. in connection with the Property, or (ii) the Sublessee (or its successor and assign) has never occupied the building on the Property pursuant to the Sublease, the Company agrees to pay Sublessee the foreclosure proceeds actually paid by Lender to the Company, if any, up to a maximum amount equal to the amount in which the Deposit was used to make improvements to the Property.

     4. This Agreement shall be governed and constructed under the laws of the State of New Hampshire and shall be binding on and shall inure to the benefit of the parties, their respective successors and assigns.

     Please sign below to indicate Sublessee's acceptable to the terms of this agreement and its intention to be bound hereby.

                              273 Corporate Drive, LLC



                              By: /s/ Illegible
                                 ----------------------------
                                   Manager
Agreed to and Accepted by

Aprisma Management Technologies, Inc.



By: /s/ Michael Skubisz
   --------------------------------
    Its: President

                  PLEDGE OF TENANT IMPROVEMENT RESERVE ACCOUNT
                  --------------------------------------------

     This Pledge Agreement is made by Aprisma Management Technologies, Inc., with an address at 125 Technology Drive, Durham, NH 03824 ("Pledgor") to Bank of New Hampshire, N.A. a national banking association with an address at 5 Commerce Park North Bedford, NH ("Bank").

     Whereas 273 Corporate Drive, LLC ("Borrower") is entering into an agreement with Bank to borrow up to Six Million Dollars ($6,000,000) under the terms of a certain Construction Loan Agreement (the "Loan") for the construction of an approximately 100,000 square foot building at 273 Corporate Drive, Portsmouth, NH (the "Project"); and

     Whereas Pledgor has entered into a Sublease with Borrower dated December 4, 2000 ("Lease") for the lease of the Project with Lease requires Pledgor to construct certain tenant improvements in accordance with the terms of Article 2 and Exhibit 4 of the Lease ("Tenant Improvements"), (Pledgors obligation for construction of the Tenant Improvements hereinafter referred to as the "Liabilities"); and

     Whereas a condition of the Loan to Borrower, Bank is requiring that Pledgor establish an account, to be pledged herein to Bank, to guarantee the Liabilities.

     NOW, THEREFORE, Bank and Pledgor, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

     1. Assignment. Pledgor hereby, in order to partially secure the performance of the Liabilities, grants a security interest in all of Pledgor's right, title and interest to the Tenant Improvement Reserve Account (exclusive of interest earned thereon) as established by Pledgor with Bank and being Account #9720170763 to be funded by Pledgor in the sum of Two Million Dollars ($2,000,000), (the "Collateral"), established with Bank as the sole signatory of the account.

     2. Proceeds of the Collateral. The account shall be an interest bearing account, at the rate of interest customarily paid to depositors on like accounts. The interest shall accrue to the benefit of the Pledgor, and shall be disbursed to Pledgor as provided herein.

     3. Disbursements to Pledgor. On request by Pledgor, but no more frequently than once a month, within five days of receipt by Lender of a certificate from Pledgor's construction inspector or engineer certifying to Bank that the requested amount has been paid by Pledgor or is to be used by Pledgor for payment for work completed on, or materials incorporated into, the Tenant Improvements, and upon reasonable confirmation by Bank of same, the Bank shall disburse such requested amount (the "Disbursement") plus all interest accrued on the account and remaining in the account to the date of the Disbursement to Pledgor. Notwithstanding anything herein contained to the contrary, interest accruing in the account shall be paid to Pledgor at the request of Pledgor made no more frequently than once per month.

     4. Final Disbursement. It is the intent of the parties hereto, that a minimum of Two Million Dollars ($2,000,000) be spent toward the Tenant Improvements, but there is no requirement that the Tenant Improvements be complete prior to final disbursement of the funds and closing of the account, provided all of such funds have been paid toward the Tenant Improvements.

     5. Failure to Build. The Collateral shall be held by Bank and disbursed as provided hereunder until such time as Two Million Dollars ($2,000,000) has been paid by Pledgor toward the Tenant Improvements, provided, however, that in the event that the Pledgor terminates the Lease pursuant to Section 2.3 thereof by reason of the Borrower's failure to complete the "Base Building Work" as defined in the Lease within the timeframe set forth therein, then, upon written notice from Pledgor, the full amount of the Tenant Improvement Reserve, plus interest accrued thereon, shall be delivered to Pledgor and this Pledge Agreement shall terminate and be of no further force or effect.

     6. Default. In the event the Tenant Improvements have not been constructed by Pledgor as required pursuant to Article 2 and Exhibit 4 of the Lease, and Pledgor is in default of the payment of rent under the Lease, Bank may take possession of the Collateral or any part thereof and use such Collateral for construction of Tenant fit-up of the Premises, provided, however, that notwithstanding anything herein contained to the contrary, in the event that the rental obligations owed by Pledgor under the Lease are paid directly to Bank without set-off or counterclaim against Borrower, then in that case so long as such rent is being paid, Bank shall not be entitled to possession of the Collateral and use of the funds in the pledged account. In the event of the use of the Collateral by the Bank for Tenant fit-up of the Premises, nothing herein shall require Bank to do specific Tenant Improvements as per the terms of the Lease, so long as Bank uses the Collateral in its reasonable discretion for fit-up of the Project after completion of Basic Building Work (as defined in the Lease) and for no other purpose.

     7. Miscellaneous

          7.1 This Pledge may only be modified, in whole or in part, by consent of all parties in a written instrument executed with all of the formalities hereof.

          7.2 The rights and benefits of Bank and Pledgor hereunder shall insure to the benefit of their successors and assigns including, without limitation, any party to which Bank grants a participation interest herein, and shall be binding upon the heirs, successors and assigns of Pledgor and Bank.

          7.3 This Agreement is being delivered to and accepted by Bank in the State of New Hampshire and the provisions of this Agreement shall be construed, administered and enforced according to the internal laws of the State of New Hampshire. Pledgor agrees that any action hereunder or related hereto may be maintained in a court of competent jurisdiction located within the State, and consents to the jurisdiction of any such court for all purposes connected herewith.

          7.4 Except as provided in paragraph 5 above, the rights of the Bank hereunder shall be irrevocable until construction of the Tenant Improvements by Pledgor or possession of the Collateral by Bank. Upon request, Pledgor agrees to execute and record financing statements evidencing this pledge.

     IN WITNESS WHEREOF, the parties have caused this document to be executed and delivered as of the day and year first above-written.

                              Pledgor:
                              Aprisma Management Technologies, Inc.



                              By: /s/ Michael Skubisz
                                 -------------------------
                              Its: President

                              BANK OF NEW HAMPSHIRE, N.A.



                              By: /s/ Stephen S. Lawrence
                                 -------------------------
                                 Stephen S. Lawrence
                                 Vice President

STATE OF NEW HAMPSHIRE
COUNTY OF ROCKINGHAM

     On this the 3rd day of April 2001, before me, the undersigned officer, personally appeared Michael Skubicz, President of Aprisma Management Technologies, Inc. and as such ____________________, being duly authorized to do so executed the foregoing instrument for the purposes therein contained on behalf of the corporation.

     In witness whereof I hereunto set my hand and official seal.

                               /s/ Angela Comtios
                              ----------------------
                              Notary Public
                              Print Name: /s/ Angela Comtios
                                         -----------------------
                              My commission expires: April 10, 2001
                                                    ----------------

STATE OF NEW HAMPSHIRE
COUNTY OF ROCKINGHAM

     On this the 3rd day of April, 2001, before me, the undersigned officer, personally appeared Stephen S. Lawrence, who acknowledged himself to be the Vice President of Bank of New Hampshire, N.A., and that he has such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained on behalf of the bank.

     In witness whereof I hereunto set my hand and official seal.

                               /s/ Deborah Jean Clapp
                              --------------------------
                              Notary Public
                              Print Name: Deborah Jean Clapp
                                         -----------------------
                              My commission expires: December 5, 2005
                                                     ------------------

                         SUBORDINATION, NON-DISTURBANCE
                         ------------------------------

                            AND ATTORNMENT AGREEMENT
                            ------------------------

     THIS AGREEMENT made as of the 3rd day of April, 2001 between Bank of New Hampshire, N.A., a national bank chartered under the laws of the United States of America, with a place of business at 5 Commerce Park North, Bedford, New Hampshire 03110 ("Lender"), Aprisma Management Technologies, Inc., a Delaware corporation with an address of 121 Technology Drive, Durham, New Hampshire 03824 ("Tenant"), and 273 Corporate Drive LLC, a New Hampshire limited liability company ("Landlord").

                                   WITNESSETH:
                                   -----------

     WHEREAS, Tenant has entered into a Sublease dated December 4, 2000, notice of which is recorded at Book 3532 Page 918 of the Rockingham County Registry of Deeds (said lease, as heretofore or hereafter amended, modified or supplemented, is hereinafter called the "Lease"), between Landlord, as landlord, and Tenant, as tenant, with respect to certain space (the "Demised Premises") in the City of Portsmouth, State of New Hampshire located on certain land more particularly described on Exhibit A attached hereto (said land and improvements, the "Premises"); and,

     WHEREAS, Lender is the holder of a certain Note, dated March 19, 2001, from Landlord in the original principal amount of Six Million Dollars ($6,000,000.00) (the "Note"), which Note is secured by: (i) a certain Leasehold Mortgage and Security Agreement dated of even date therewith, from Landlord to Lender, which encumbers the Premises, and (ii) an Assignment of Leases and Rents dated of even date therewith, which encumbers Landlord's interest in the Lease. (Such Leasehold Mortgage and Security Agreement and Assignment of Leases and Rents are collectively referred to hereinafter as the "Mortgage"); and,

     WHEREAS, Lender and Tenant desire to enter into this Agreement upon the terms, covenants and conditions contained herein.

     NOW, THEREFORE, in consideration of the premises and the agreements of the parties contained herein, the parties agree as follows:

     1. The Lease is and shall be at all times and in all respects subordinate and junior to the lien of the Mortgage, and to all advances made and/or hereafter to be secured by the Mortgage and to all renewals, modifications, consolidations, substitutions, additions and extensions of the Mortgage, as fully and with the same effect as if the Mortgage had been duly executed, acknowledged and recorded, and the indebtedness secured thereby had been duly disbursed prior to the execution of the Lease or possession of the Premises by Tenant, or its predecessors in interest.

     2. As of the date Lender mails a notice of foreclosure, or otherwise commences a foreclosure action, or at any time thereafter, or exercises any other right of Lender under the Mortgage, (a) Tenant shall not be named as a party defendant in any action or proceeding to enforce the Mortgage, unless such joinder shall be required under applicable law, nor shall the

Lease be terminated nor Tenant's possession, or any other rights of Tenant thereunder be disturbed in any such action or proceeding, except in accordance with the terms of the Lease, and (b) subject to the provisions of Section 4 of this Agreement, Lender will recognize the Lease and Tenant's rights thereunder.

     3. Upon any foreclosure of the Mortgage or other acquisition of the Premises, Tenant shall attorn to Lender or any other party acquiring the Premises or so succeeding to Landlord's rights (collectively, the "Successor Landlord") and shall recognize the Successor Landlord as its landlord under the Lease. Said attornment shall be effective and self-operative without the execution on the part of any party of any further instrument. Without limiting the foregoing, Tenant waives the provisions of, and any rights under, any statute or rule of law, nor or hereafter in effect, which might otherwise give, or purport to give, any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder in the event of said foreclosure or other acquisition.

     4. Upon said attornment, the Lease shall continue as a direct lease between the Successor Landlord and Tenant upon all terms, covenants and conditions thereof as are then applicable except that the Successor Landlord shall not be
(a) liable for any damages then accrued as the result of any previous act or omission of Landlord or any prior landlord under the Lease, (b) subject to any offsets or defenses that Tenant then has against Landlord or any prior landlord,
(c) bound by any amendment or modification of the Lease hereafter executed, or the obligations of the parties thereto, unless said amendment or modification shall have been consented to by the successor Landlord or Lender, or (d) bound by any prepayment of more than one (1) month's rent or other charges under the Lease, unless such payment shall have been made in accordance with the terms of the Lease or shall have been expressly approved in writing by Lender, provided, however, that nothing herein contained shall relieve the Successor Landlord from any default under the Lease which continues after Successor Landlord succeeds to Landlord's right.

     5. Tenant, from and after the date hereof, shall sent to Lender a copy of any notice of default sent under the Lease to Landlord at the same time such notice is sent to Landlord under the Lease. Such notices shall be delivered to Lender at the following address:

                    Bank of New Hampshire
                    5 Commerce Park North
                    Bedford, NH  03110
                    Attention:  Stephen S. Lawrence, Vice President

     6. Tenant acknowledges notices that Landlord's interest under the Lease and the rent and all other sums due thereunder have been assigned to Lender as part of the security for repayment of the Note secured by the Mortgage. In the event that Lender notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant agrees that it shall pay its rent and all other sums due under the Lease to Lender. Landlord joins in the execution hereof for the purpose of consenting to the provisions of this Section.

     7. This Agreement may not be amended, modified, supplemented or terminated unless in writing and duly executed by the party against whom the same is sought to be asserted and constitutes the entire agreement between the parties with respect to the subject matter hereof.

     8. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above-written.

                                        LANDLORD:
                                        273 Corporate Drive LLC



 /s/ Illegible                          By: /s/ Illegible
---------------------------                -----------------------
Witness                Its:


                                        TENANT:
                                        Aprisma Management Technologies, Inc.



 /s/ Angela Comtios                     By: /s/ Micheal Skubisz
---------------------------                -----------------------
Witness                                    Its: President


                                        LENDER:
                                        Bank of New Hampshire, N.A.



                                        By:/s/ Illegible
                                        Its: Vice President

STATE OF NH
COUNTY OF HILLSBOROUGH

     On this the 3rd day of April, 2001, personally appeared Stephen S. Lawrence, the Vice President of Bank of New Hampshire, N.A. and that he acknowledged the foregoing instrument on behalf of said Bank.

     Before me,

                               /s/ Deborah Jean Clapp
                              ----------------------------

                              Notary Public

                              My Commission expires:

                              Name: Deborah Jean Clapp
                                    ----------------------


STATE OF NH
COUNTY OF STRAFFORD

     The foregoing instrument was acknowledged before me this 3rd day of April, 2001 by Michael Skubisz of Aprisma Management Technologies, Inc. on behalf of said corporation.

     Before me,

                               /s/ Angela Comtios
                              ------------------------------

                              Notary Public

                              My Commission expires:

                              Name: Angela Comtios
                                    ------------------------


STATE OF NH
COUNTY OF ROCKINGHAM

     On this the 3rd day of April, 2001, personally appeared Michael Kane who acknowledged himself to be the Manager of 273 Corporate Drive LLC and that he executed the foregoing instrument on behalf of said liability company.

     Before me,

                               /s/ Jean M. Kane
                              -------------------------

                              Notary Public

                              My Commission expires:

                              Name: /s/ Jean M. Kane
                                   --------------------

                                    EXHIBIT A
                                    ---------


                             DESCRIPTION OF PROPERTY

  CONFIRMATION OF TIMELINE UNDER ATTACHMENT TO EXHIBIT 3 FOR BASE BUILDING WORK
                      UNDER SECTION 2.5 OF SUBLEASE BETWEEN

                            273 CORPORATE DRIVE, LLC

                                 AS "SUBLESSOR"

                                       AND

                      APRISMA MANAGEMENT TECHNOLOGIES, INC.

                                 as "sublessee"


This CONFIRMATION OF TIMELINE UNDER ATTACHMENT TO EXHIBIT 3 FOR BASE BUILDING WORK UNDER SECTION 2.5 OF SUBLEASE is made by and between 273 CORPORATE DRIVE, LLC, ("Sublessor") and APRISMAS MANAGEMENT TECHNOLOGIES, INC. ("Sublessee"), the Parties to a certain Sublease dated December 4, 2000, as may be amended (collectively referred to herein as the "Sublease"). All capitalized terms contained in this Confirmation shall have the meanings given to them in the Sublease.

WHEREAS: The Sublease provides for general timelines for certain tasks for the Base Building Work to be constructed by Sublessor pursuant to Section 2.5 of the Sublease, and

WHEREAS: The Parties desire to confirm their agreement and identify with specificity the milestone dates for such tasks.

NOW THEREFORE, the parties confirm and agree as follows:

1. A list of the applicable milestone dates for the certain task to be performed by Sublessor with respect to the Base Building Work is attached hereto as Exhibit A, which list is hereby agreed to by the parties, replaces the list and dates set forth in the Attachment to Exhibit 3 of the Sublease, and is incorporated into Exhibit 3 to the Sublease by reference.

IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Confirmation effect as of the 3rd day of April 2001.

                              273 CORPORATE DRIVE, LLC


                              By:  /s/ Illegible
                                 ------------------------------
                              Its: Manager
                                  -----------------------------


                              APRISMA MANAGEMENT TECHNOLOGIES, INC.


                              By: /s/ Michael Skubisz
                                 ------------------------------
                              Its: President
                                  -----------------------------

                                    EXHIBIT A


                 LIST OF MILESTONE DATES FOR BASE BUILDING WORK


       Task                       Target Date               Fall Back Date
--------------------------------------------------------------------------------
Structural Steel Delivery       June 4, 2001                July 3, 2001
--------------------------------------------------------------------------------
Erection Completion             July 16, 2001               August 16, 2001
--------------------------------------------------------------------------------
Building Envelope               October 12, 2001            November 15, 2001
--------------------------------------------------------------------------------
Shell Complete                  November 1, 2001            December 1, 2001
--------------------------------------------------------------------------------

                              ESTOPPEL CERTIFICATE
                              --------------------


     Reference is made to a certain Sublease (the "Sublease") dated December 4, 2001, by and between 273 Corporate Drive, LLC, as Sublessor (the "Assignor") and APRISMA MANAGEMENT TECHNOLOGIES, INC. as Sublessee (the "Tenant"). The premises covered by the Sublease are located at 273 Corporate Drive, Pease International Tradeport, Portsmouth, New Hampshire (the "Premises"). The undersigned is the Tenant, and, understanding that BANK OF NEW HAMPSHIRE N.A. (the "Bank") with an office in Bedford, New Hampshire, will rely on the information and undertakings below in connection with a contemplated Loan to Assignor assignment with the Bank as lender, in which Assignor, as Landlord has assigned its interest in the Sublease to Bank, hereby warrant to the Bank as follows regarding the Sublease:

     (1) The Tenant hereby acknowledges notice of and consents to the mortgaging and assignment of the Assignor's interest under the Sublease.

     (2) That as of the date hereof: (i) Tenant is current on all of its obligations under the Subleases; (ii) Tenant has not paid rent or any other sums due under the Sublease more than 30 days in advance of the due date under the Sublease; and (iii) the Sublease is unmodified and is in full force and effect in accordance with its terms:

     (3) That Tenant, to its current knowledge has no defenses, offsets or counterclaims against its obligation to pay the fixed rent and additional rent and to perform its other covenants under the Sublease;

     (4) That, to Tenant's current knowledge, there are no uncured breaches or events of default of Landlord or Tenant under the Sublease, and, to Tenant's current knowledge, there has occurred no event or circumstance which with the passage of time or the giving of notice would constitute a default; and,

     (5) A true and correct copy of the Sublease by and between Assignor and Tenants is attached hereto as Exhibit A. The Sublease is not in default, nor any state of factors, which with the passage of time would constitute a default.

IN WITNESS WHEREOF the Tenants have executed this document on this the 1st day of April, 2001.

                              TENANT:
                              Aprisma Management Technologies, Inc.



 /s/ Angela Comtois           By: /s/ Michael Skubisz
-------------------------        -----------------------
Witness                       Name: Michael Skubisz

STATE OF NH
COUNTY OF STRAFFORD

     On this the 3rd day of April, 2001, before me, the undersigned officer, personally appeared Michael Kane known to me (or satisfactorily proven) to be the President of Aprisma Management Technologies and that he/she as such ____________________, being authorized so to do, executed the foregoing instrument for the purpose therein contained on behalf of Aprisma Management Technologies.

     Before me,

                               /s/ Angela Comtois
                              ----------------------------
                              Notary Public
                              My Commission expires:
                              Name: Angela Comtois
                                   -----------------------

EXHIBITS TO SUBLEASE


Exhibit

  1       APPLICATION AND ACCEPTANCE

  2       MASTER LEASE BETWEEN SUBLESSOR
          AND AIR FORCE

  3       FEDERAL FACILITIES AGREEMENT

  "A"     PLAN DESIGNATING THE
          SUBLEASED PREMISES

  "A-2"   SITE PLAN

  "B"     CONSTRUCTION PLANS

  "C"     PLANS DESIGNATING INSTALLATION
          OF REQUIRED GRANITE SIGN POSTS

  "D"     FAA REQUIREMENTS

  "D-1"   WASTEWATER/WATER IMPROVEMENTS

  "D-2"   NOTICE OF CONSENT

  "E"     LIST OF ENVIRONMENTAL LAWS AND REGULATIONS

  "F"     CERTIFICATE OF EXISTENCE/GOOD STANDING

  "G"     GUARANTIES

  "H"     WETLANDS MANAGEMENT PLAN

SUBLEASE
--------

     THIS SUBLEASE ("Sublease") is made by and between the PEASE DEVELOPMENT AUTHORITY ("Sublessor") and 273 CORPORATE DRIVE, LLC ("Sublessee"). (Sublessor and Sublessee may be referred to jointly as the "Parties.")

RECITALS
--------

     A. Sublessor is an agency of the State of New Hampshire established pursuant to RSA ch. 12-G, "Pease Development Authority," and is authorized to enter into this Sublease pursuant to the provisions contained therein.

     B. Sublessor anticipates acquiring fee title to portions of the former Pease Air Force Base hereinafter designated Premises I and Premises II from the United States of America ("Government or Air Force") by public benefit transfer i.e. transfer without consideration) pursuant to the general authority contained in 49 U.S.C. Sections 47151 - 47153 and other applicable provisions of law. (Together, Premises I and Premises II constitute the entirety of the Pease International Tradeport (the "Airport" or "Pease").) The terms of such acquisition are set forth in an Amended Application for Public Benefit Transfer executed by Sublessor ("Application") and accepted by the Air Force on April 14, 1992 (the "Acceptance"), as the same have been subsequently amended by Amendment No. 1 dated March 24, 1994 and executed June 27, 1997 ("Amendment No. I"). (The Application, as amended by Amendment No. 1 may be referred to as the "Amended Application.") The Amended Application was approved December 12, 1995 and confirmed March 18, 1997 and the Air Force executed an acceptance of the Amended Application on June 26, 1997 ("Acceptance II"). (The Acceptance and Acceptance II may be referred to collectively as the "Acceptances".) Pending final disposition of the Airport in accordance with the terms of the Amended Application and Acceptances, the Sublessor and Air Force have entered into a Lease as of April 14, 1992 for the Airport District, a Supplement No. 1 thereto dated August 4, 1992, a Supplement No. 2 thereto dated July 15, 1993, and a Supplement No. 3 thereto dated June 27, 1997 (collectively the "Master Lease"). The Subleased Premises are within the Airport District and are located in Premises II. The Parties acknowledge that the Amended Application, Acceptances and Master Lease impose certain requirements on Sublessor with respect to subleases which are addressed in the terms and conditions of this Sublease. Copies of the Amended Application, Acceptances and Master Lease are attached to this Sublease as Exhibit 1 and 2. Unless the context refers specifically to the documents constituting Exhibits 1 and 2, the terms Amended Application, Acceptances and Master Lease shall include any amendments to said documents.

     C. The Parties acknowledge that a Federal Facilities Agreement ("FFA") required under Section 120 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et Leg. has been entered into by the Air Force, the New Hampshire Department of Environmental Services ("NHDES") and the United States Environmental Protection Agency ("EPA") regarding certain contamination at Pease and that this FFA also imposes certain requirements upon Sublessor and Sublessee which are addressed in the terms and conditions of this Sublease. A copy of the FFA is attached to this Sublease as Exhibit 3. Unless the context refers specifically to the document constituting Exhibit 3, the term FFA shall include any amendments to said document.

     D. Sublessee is a limited liability company duly formed under the laws of the State of New Hampshire with a principal place of business at Portsmouth, New Hampshire.

     NOW, THEREFORE, in consideration of the covenants herein contained and other valuable consideration, the receipt of which is hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

ARTICLE 1.

PREMISES
--------

1.1.  Description of Subleased Premises
      ---------------------------------

      Sublessor, for and in consideration of the rents and covenants herein specified to be paid and performed by Sublessee, hereby leases to Sublessee, and Sublessee hereby hires from Sublessor, the land area, buildings and other facilities and improvements thereon located at 273 Corporate Drive, Pease International Tradeport, consisting of 20.09+/- acres (875,072 +/- square feet), which land is shown more particularly on the plans attached as Exhibit A (the "Subleased Premises" or the "Premises").

      Excluded from the Subleased Premises are property or other rights obtained by a utility supplier from the Sublessor pursuant to a sublease or other agreement in connection, as set forth in Section 1.2 below, with the provision of utility lines and or utility services at the Airport.

1.2.  Easements - Rights of Way
      -------------------------

      This Sublease is subject to existing easements and rights-of-way of record and to (i) the Utility Sublease and License Agreement dated July 31, 1992 by and between PDA and Public Service Company of New Hampshire ("PSNH"); (ii) the Utility Sublease and License Agreement dated May 10, 1995 by and between PDA and New England Telephone and Telegraph Company ("NETEL"); (iii) the Wastewater Disposal and Water Service Facilities Sublease and License Agreement dated as of January 1, 1993 and amended July 1, 1998 by and between PDA and the City of Portsmouth ("COP") and (iv) and to the Pipeline Easement and Transfer Agreement dated August 12, 1998 by and between PDA, Portland Natural Gas Transmission System and Maritimes & Northeast Pipeline, L.L.C.

      The Government reserves for the use and benefit of the public, a navigation easement and a right of way for the free and unobstructed passage of aircraft in the airspace above the surface of the Airport, together with the right to cause in such airspace such sound, vibrations, fumes, dust, fuel particles, and all other effects as may be caused by the operation of aircraft, now known or hereafter used, for the navigation through or flight in the said airspace, and for use of said airspace for landing on, taking off from, or operating on the Airport.

1.3.  General Rights of Access
      ------------------------

      Subject to the provisions and additional restrictions set forth in Article 9 and other pertinent provisions of this Sublease, Sublessee shall have in common with other authorized Airport users the right to use the entrances, exits and roadways designated by Sublessor for common use at the Airport.

     The rights of Sublessee under this Section 1.3 shall be subordinate to Sublessor's rights to manage the airfield and other common areas and roadways, which rights shall include, without limitation, the right to impose reasonable rules and regulations relating to use of the airfield common areas and roadways and the right to add, delete, alter or otherwise modify the designation and use of all airfield facilities and parking areas, entrances, exits, roadways and other areas of the Airport, to the extent all of the foregoing are not part of the Subleased Premises; provided, however, that Sublessee shall continue at all times to have reasonable access to and use of the Subleased Premises.

     Sublessee shall comply with all federal, state and local laws, rules and regulations which apply to the conduct of the uses contemplated under Article 9 of this Sublease, including, without limitation, rules and regulations promulgated by Sublessor. Sublessor and Sublessee acknowledge and agree that as of the date of this Sublease, Sublessor has adopted no rule or regulation other than those which have been specifically provided to Sublessee concerning the conduct of uses under this Sublease. Sublessee shall pay to Sublessor an amount equal to all fines levied by any governmental body against Sublessor for any breach of applicable requirements by Sublessee or any of its employees, contractors, subcontractors, agents, servants or invitees.



END OF ARTICLE 1
----------------

ARTICLE 2.

CONDITION OF SUBLEASED PREMISES
-------------------------------

2.1. Sublessee acknowledges that it has inspected the Subleased Premises, including all improvements thereon as of the date of execution of this Sublease and that it has determined that the said Subleased Premises are in good and tenantable condition. Sublessee accepts said Subleased Premises in their present condition and without any representation or warranty by Sublessor as to the condition of said Subleased Premises or as to the use or occupancy which may be made thereof and without obligation on the part of the Sublessor to make any alterations, repairs or additions to said Subleased Premises that has not been fully set forth in this Sublease. Further, Sublessor shall not be responsible for any latent or other defect or change of condition in said Subleased Premises, and the rent hereunder shall in no event be withheld or diminished on account of any such defect in said Subleased Premises nor any such change in its condition, nor, except as provided herein, for any damage occurring thereto.

     Sublessee further acknowledges that a portion of the Subleased Premises is currently designated as a wetlands area and that Sublessor makes no representation concerning its potential utilization or capability of being developed and undertakes no obligation in respect to this area. Subject to the provisions of Article 25 of this Sublease and Condition 25A of the Master Lease, Sublessor agrees to cooperate with Sublessee at Sublessee's sole cost and expense in respect to any environmental review for permitting processes that may be required in order to allow utilization of this portion of the Subleased Premises by Sublessee to the extent allowed under this Sublease.


END OF ARTICLE 2
----------------

ARTICLE 2A.

IMPROVEMENTS TO SUBLEASED PREMISES
----------------------------------

2A.1. In order to induce the Sublessor to enter into this Sublease, the Sublessee covenants and agrees that it will undertake and continue with due diligence, at its sole expense following execution of this Sublease, as defined in Section 1.1 of this Sublease:

       the design and construction of a two story office facility, consisting of a minimum of 100,000 rentable square feet, with related paving, utilities, landscaping, drainage and associated site improvements (the "Facility") consistent with Exhibit A-2 and the Existing Features Plan, Demolition Plan, the Landscape Plan, the Construction Detail Plan, the Grading and Erosion Control Plan, Utility and Lighting Plan (collectively the "Construction Plans"), as set out in Exhibit B and incorporated herein by reference. Sublessee shall exercise reasonable efforts to maintain the following schedule to complete design and construction of the Facility:

Event                                                  Completion Date
----------------------------------------------------  -----------------
     Preliminary Site Plan Submission to Sublessor    Completed
     Completion of Final Design                       October 1, 2000
     Commencement of Construction                     November 15, 2000
     Completion of Construction                       October 15, 2001

Sublessee's obligation shall include, without limitation, the obligation to make timely application, diligently pursue and obtain necessary approvals and/or any and all permits required for its construction and intended use of the Subleased Premises in accordance with the schedule set forth above.

     Without limiting the foregoing, Sublessee agrees that the initial improvements to the Subleased Premises to be made by Sublessee shall include construction on and under the Subleased Premises (and the inclusion of necessary equipment) of:

     (1) a Facility with a footprint of approximately 50,112 square feet, with paved areas of approximately 4.79 acres for the purposes allowed under Article
9. The structure will be approximately 35 feet tall at its tallest point as measured above the ground floor slab which is at approximately 38 feet above sea level;

     (2) outside structures accessory to the Facility are not anticipated in connection with Phase I;

     (3) all appropriate lines, pipes, mains, cables, manholes, wires, conduits and other facilities so as to bring utilities from the existing locations pursuant to Section 14.1 to the Facility and other improvements made by Sublessee requiring utility service;

     (4) a surface, paved parking area for use by Sublessee's employees and business invitees at the Facility;

     (5) all necessary roadways and pedestrian circulation areas within the Subleased Premises, including curb cuts as approved by Sublessor to Airport roadway(s) contiguous to the Subleased Premises; and

     (6)  landscaping and exterior lighting.

     The provisions of Article 15 and Article 25 applicable to construction work shall apply with equal force to any demolition and/or construction work by Sublessee under this Article.

     Any approval or agreement by Sublessor with respect to any element(s) of the Construction Plan(s) shall not affect in any way any other approval or other process involving Sublessor in its governmental capacity, including, without limitation, requirements under the Sublessor Land Use Controls as defined in
Section 9.3.

     Sublessee agrees to be solely responsible for any plans and specifications used by it and for any loss or damages resulting from the use thereof, notwithstanding the same having been approved by Sublessor and notwithstanding the incorporation therein of Sublessor recommendations or requirements. Notwithstanding the requirement for approval by Sublessor or the incorporation therein of Sublessor requirements or recommendations, and notwithstanding any rights Sublessor may have reserved to itself under this Sublease, Sublessor shall have no liabilities or obligations of any kind to any contractors engaged by Sublessee for any other matter in connection with any such approval by Sublessor or Sublessor requirements or recommendations, and Sublessee hereby releases and discharges Sublessor, its board members, officers, representatives and employees of and from any and all liability, claims for damages or losses of any kind, or from any action or cause of action arising or alleged to arise out of the performance of any work pursuant to the contracts between Sublessee and its contractors.

     Sublessee has appointed Michael Kane as project manager (the "Project Manager") to administer Sublessee's construction and other related activities at the Subleased Premises. The Project Manager shall be responsible for coordinating with Sublessor and keeping Sublessor generally up to date on major construction and construction related activities of Sublessee and shall be available at the Airport at all reasonable times and during on-site emergencies or situations requiring immediate or expeditious response or consultation with Sublessor.

     At the completion of construction, Sublessee shall provide Sublessor with reproducible as-built drawings of buildings and building support systems i.e., electrical, HVAC, plumbing) comprising the Facility (but not including any proprietary equipment) when completed.

2A.2.  Risk of Loss - Builder's Risk Insurance Indemnification
       -------------------------------------------------------

      In addition to its obligations under Article 7, Article 13 and Article 15, Sublessee hereby assumes the risk of loss or damage to all of the construction work for or relating to the Facility and any other improvements prior to the completion thereof and arising out of or in connection with the performance of Sublessee's construction work. Sublessee shall provide Builder's Risk insurance to cover such risk of loss during the period of construction upon terms and conditions satisfactory to Sublessor and designating Sublessor and the United States of America as additional insureds. Binders for Builder's Risk Insurance required to be provided under this Section 2A.2 shall be submitted to Sublessor for its review and approval prior to commencement of construction work.

      Sublessee shall require each of its contractors and subcontractors, to defend, indemnify and hold harmless Sublessor, its board members, officers, agents and employees from and against all claims and demands, of third persons arising or alleged to arise out of the performance of work in connection with construction of the Facility and any other improvements by Sublessee or its contractors or subcontractors, including all expenses in the defense, settlement or satisfaction thereof, including without limitation thereto, claims and demands for death, for personal injury or for property damage, arising from the acts or omissions of such contractors and subcontractors, excepting only claims and demands which result solely from the negligence of Sublessor and its employees, officers, agents, contractors, and subcontractors.

2A.3.  OMITTED
       -------

2A.4.  Plans and Studies
       -----------------

      To the extent the same are available and applicable, Sublessor will furnish the following data to Sublessee: relevant maps, diagrams, surveys, drawings, engineering studies and plans related to the Premises, including but not limited to, the Environmental Baseline Survey; approved airport layout plan; existing property drawings and plans; Health and Safety Plans; Construction Work Plans and planning and engineering studies conducted for the Sublessor or for others, including available studies conducted for the United States of America-Department of the Air Force, and pertaining to Pease and or the Premises. Sublessor makes no warranty or representation, actual or implied, as to the accuracy of any such data or material to be furnished to the Sublessee, and is under no obligation to provide any of the aforementioned data to the extent the same does not exist, or is incomplete, or to update any such data.

2A.5.  Title
       -----

     Except as provided in Article 6 of this Sublease, upon expiration or termination of this Sublease, including any authorized extension thereof, title to the Facility shall be vested in Sublessor. Prior to that time, title to any buildings or improvements situated or erected on the Subleased Premises and the building equipment and other items installed thereon and any alteration, change or addition thereto shall remain solely in Sublessee and Sublessee alone shall be entitled to deduct any applicable depreciation on Sublessee's income tax returns for any such buildings or equipment and to any other applicable income tax benefits that are available by reason of such buildings, improvements and equipment.


END OF ARTICLE 2A
-----------------

ARTICLE 2B.

DEMOLITION OF EXISTING BUILDINGS/ADJUSTMENT TO GROUND RENT
----------------------------------------------------------

2.B.1. In order to induce the Sublessor to enter into this Sublease, the Sublessee covenants and agrees that it will undertake and continue with due diligence, at its sole expense, demolition of Buildings Nos. 94, 95 and 96 located on the Subleased Premises in accordance with the terms of this Article
2.13 and removal of all debris (and any other materials, including asbestos) associated with such demolition. The schedule and plans associated with such demolition (including truck traffic impacts on the airport roadway system) shall be reviewed with Sublessor and accomplished in such a way as to avoid undue impacts on the Airport.

2.B.2. In connection with the Sublessee's obligation to demolish Buildings Nos. 94, 95 and 96, as provided herein, Sublessee covenants and agrees that said demolition shall be completed on the earlier to occur of the following events
(i) issuance of a building permit for construction of the Facility; or (ii) October 15, 2001.

2.B.3.  In the event Sublessee fails to complete demolition, as provided in this
Article 2.13, the Option granted to Sublessee for the premises at 255 Corporate Drive (also known as the Jones School) shall terminate and Sublessor shall be free to use, lease, sublease, or otherwise transfer said premises, as Sublessor in its sole discretion deems appropriate.

2.B.4. In the event Sublessee completes demolition of Building Nos. 94, 95 and 96, as contemplated herein, and constructs the Facility at its sole cost and expense all pursuant to the requirements of this Sublease, Sublessee shall be granted a single credit of Five Hundred Forty-Five Thousand Dollars ($545,000) (the "Demolition Credit") to be used by Sublessee to offset Ground Rent (as defined in Article 4 of this Sublease) payments for the Subleased Premises, in such manner that no Ground Rent shall be payable for the Subleased Premises until the Demolition Credit has been exhausted, but in no event shall the Demolition Credit exceed in any one year the amount of Ground Rent for the Subleased Premises due to the Sublessor.

     The Demolition Credit may not be utilized at any time during which Sublessee is in default (beyond applicable notice and cure periods) under any of the terms of this Sublease, it being the intent of the parties that the Demolition Credit granted may not be utilized or be effective at a time when a default by Sublessee exists under this Sublease.

2.B.5. The Demolition Credit is intended as a credit of Ground Rent only, and in no event shall Sublessee be entitled to any payment from Sublessor with respect to the any unapplied credit balance for any reason, including early termination of this Sublease.



END OF ARTICLE 2B
-----------------

ARTICLE 3.

TERM
----

3.1. This Sublease shall be effective upon execution and shall continue for a base term of thirty (30) years ("Base Term") which term shall be deemed to commence on the earlier to occur of the following events (i) occupancy of all or any portion of the Facility or (ii) March 31, 2001. The earlier to occur of events (i) or (ii) described in the preceding sentence shall constitute the Term Commencement Date (the "Term Commencement Date"). Sublessee shall have up to two
(2) options exercisable by Sublessee at its sole discretion each of which options, if exercised, shall extend the Base Term for an additional ten (10) year period (the "Extension Term(s)". In no event shall the Base Term and all option periods extend beyond fifty (50) years from the August 31, 2000. Any extension of the term through exercise of an option shall be upon the same terms and conditions applicable to the Base Term, provided that rental rates shall escalate as provided in Article 4 (and any other applicable provision addressing rental rates).

     It is anticipated that Sublessor will acquire fee title to the Airport, including the Subleased Premises, during the term of this Sublease and that such acquisition will result in the termination of the Master Lease. Upon such acquisition and termination of the Master Lease, this Sublease shall convert automatically into a direct lease between Sublessor and Sublessee. Sublessor and Sublessee will in good faith negotiate and execute such amendment or amendments as may be appropriate in their mutual judgment to delete any obligations between Sublessee and the Air Force or any other provisions of this Sublease that the parties determine should be deleted or otherwise amended because of the termination of the Master Lease, provided, however, that such amendment or amendments shall not delete or otherwise affect any obligation of Sublessee to the Air Force or any other provisions of the Sublease that are required to survive the Master Lease.

3.2.  Unless Sublessee shall give a written notice to Sublessor at least twelve
(12) months prior to the end of the Base Tenn or any applicable Extension Term of its election to terminate this Sublease without exercise of the next applicable Extension Term(s), Sublessee shall be deemed to have exercised the next applicable option to extend granted to it under this Sublease and this Sublease shall be extended without further action, writing or agreement on behalf of Sublessee in reliance on said extension having been effected.

3.3. Subject to any applicable notice provisions and the right of Sublessee to cure, the options to extend the term hereby granted may not be exercised at any time during which Sublessee is in default under any of the terms of this Sublease, and, at the election of Sublessor, shall not be effective if any default occurs after the exercise of such option and before the expiration of the applicable term, it being the intent of the Parties that the options granted hereby may not be exercised or become effective at a time when a default by Sublessee exists under this Sublease.

3.4. Unless the context clearly indicates otherwise when used in this Sublease the phrase "term of this Sublease" shall mean the Base Term plus any duly exercised allowable extensions thereof.

END OF ARTICLE 3
----------------

ARTICLE 4.

GROUND RENT - MUNICIPAL SERVICES FEE
------------------------------------

4.1. Subleased Premises
     ------------------

     Sublessee shall pay to Sublessor ground rent ("Ground Rent") at the following annual rates for the areas of the Subleased Premises described in
Section 1.1:

     Years 1 through 5
     (commencing with the Term
     Commencement Date):              an annual amount equal to 12,500 per
                                      useable acre (the "Base Rate")

     Years 6-10                       an annual payment equal to the Base Rate
                                      per useable acre plus an annual adjustment equal to the lesser of CPI or 3% per year, not to exceed 12% in any 5-year period

     Years 11-15 and each year
     thereafter, including any
     applicable option period         an annual payment equal to the per useable
                                      acre rate for the previous year plus an
                                      annual adjustment equal to the lesser of CPI or 3% per year, not to exceed 12% in any 5 year period

     The annual Ground Rent for the Subleased Premises will be based on the total useable acreage of 11.16 acres, including setbacks and open space, but excluding any wetlands area shown of Exhibit A and any required wetlands buffer zones in accordance with the Land Use Controls as defined in Article 9. The actual useable acreage of the Subleased Premises will be determined on the basis of a field survey/wetlands delineation of the wetlands conducted by a qualified soil scientist.

4.2. The Ground Rent due for the premises under Section 4.1 shall commence on the Term Commencement Date. The annual Ground Rent shall' be payable in each case in equal monthly installments of one twelfth thereof in advance on the first day of each month without offset in lawful money of the United States at the office of Sublessor at the Airport or at such other address as Sublessor may hereafter designate. In addition, Sublessee agrees to pay when due, such other amounts that may be required under this Sublease to be paid as additional rent. Sublessee's rent obligation for any fractional portion of a calendar month at the beginning or end of the term of this Sublease shall be a similar fraction of the rental due for an entire month.

4.3. Subject to the provisions of Article 4 limiting each annual adjustment and the total adjustment in any five year period, as of each Adjustment Date (as hereinafter defined), the Ground Rent shall be adjusted as provided in Section
4.4 to reflect changes in the Consumer Price Index for All Urban Consumers applicable to the Boston area (all items 1982 - 1984 = 100) published by the United States Department of Labor, Bureau of Labor Statistics (the "Index").

4.4. On the first day following the expiration of the fifth (5th) year of the term of this Sublease and on the first day of each year thereafter (individually an "Adjustment Date" and collectively the "Adjustment Dates"), Ground Rent shall be subject to adjustment for the remainder of the term of this Sublease as follows:

          (1) For the first annual adjustment (commencing on the first day following the expiration of the fifth (5th) year of the term of this Sublease), the basis for computing such adjustment shall be the Index most recently published prior to the beginning of the first (1st) year of the term ("Beginning Index"). If the Index most recently published prior to the first Adjustment Date ("Extension Index") has increased over the Beginning Index, the Ground Rent for the one (1) year period commencing as of such first Adjustment Date, subject to the caps set forth in Section 4.1 above, shall be the result obtained by multiplying the annual Ground Rent in effect on the day of the Adjustment Date (i.e. the annual rental for year one) by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index.

          (2) For all subsequent adjustments, the rent shall be adjusted in the same manner as that for the first adjustment; provided, however, that the rental base shall be the rental in effect just prior to the then applicable Adjustment Date, the Extension Index for the preceding period shall be the Beginning Index and the Extension Index shall be the index most recently published prior to the then applicable Adjustment Date. On each Adjustment Date, the Parties shall execute an acknowledgment reflecting the new rent. Failure to execute such an acknowledgment shall not affect either the validity of this Sublease or the effective date of any adjustment to the rent hereunder.

          (3) If for any Adjustment Date the Extension Index most recently published following the Adjustment Date has not increased over, or has decreased from, the Beginning Index for that. period, no escalation in rent shall be required on that Adjustment Date, and the rent shall remain at its then current rate until the next Adjustment Date.

     If the Index is changed in any manner, including without limitation, a change in the base year, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term of this Sublease, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised. If the Parties shall be unable to agree upon a successor index, the Parties shall refer the choice of a successor index to arbitration in accordance with the rules of the American Arbitration Association.

4.5. [RESERVED]

4.6. The Ground Rent payable hereunder shall be net to Sublessor, free and clear of any and all Impositions (as defined in Section 5.1), or expenses of any nature whatsoever in connection with the Premises. The Parties agree that, except as expressly provided herein, all costs, expenses and charges of every kind and nature relating to the Subleased Premises which may be attributed to, or become due during the initial or any renewal term of this Sublease, shall constitute additional rent to be paid by, Sublessee and, upon failure of Sublessee to pay any such costs, expenses or charges, Sublessor shall have the same rights and remedies as otherwise provided in this Sublease for the failure of Sublessee to pay rent. It is the intention of the Parties that Sublessee shall in no event be entitled to any abatement or reduction in rent payable hereunder, except as expressly provided herein. Any present or future law to the contrary shall not alter the agreement of the Parties.

4.7. The Subleased Premises are located outside the Airport District, as defined in NH RSA 12-G:2. Sublessee shall pay to the City of Portsmouth a payment in lieu of taxes in accordance with the provisions of NH RSA 12-G:11,11 and any other applicable provision of State law.

4.8. Any tax, fee or payment in lieu of tax imposed for the provision of fire, police, public works or other municipal services shall be considered an Imposition under Article 5 of this Sublease.

END OF ARTICLE 4
----------------

ARTICLE 5.

IMPOSITIONS
-----------

5.1. During the term of this Sublease, Sublessee shall pay when due, all taxes, charges, excises, license and permit fees, assessments, and other governmental charges, general and special, ordinary and extraordinary, unforeseen, as well as foreseen, of any kind and nature whatsoever, which during the term of this Sublease are assessed or imposed upon or become due and payable or a lien upon:
(i) the Subleased Premises or any part thereof or any personal property, equipment or other facility used in the operation thereof; or (ii) the rent or income received from Sublessee's subtenants or licensees; or (iii) any use or occupancy of the Subleased Premises; or (iv) this transaction or any document to which Sublessee is a party creating or transferring an estate or interest in the Subleased Premises (all of which taxes, charges, excises, fees, assessments and other governmental charges are hereinafter collectively referred to as "Impositions"). If, by law, any such Imposition is payable, or may at the option of Sublessee be paid in installments, Sublessee may pay the same together with any accrued interest on the unpaid balance of such Imposition in installments as the same respectively become due and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and interest. Any Imposition relating to a fiscal period of the taxing authority a part of which period is included prior to the commencement of the term of this Sublease, shall be prorated as between Sublessor and Sublessee so that Sublessee shall pay only the portion thereof attributable to any period during the term of this Sublease.

5.2. Sublessee covenants to furnish to Sublessor within fourteen (14) days of receipt of a written request from Sublessor, official receipts of the appropriate taxing authority, or other proof satisfactory to Sublessor, evidencing the payment thereof.

5.3. Sublessee shall have the right before any delinquency occurs to contest or object to the amount or validity of any such Imposition by appropriate legal proceedings. This right shall not be deemed or construed in any way as relieving, modifying or extending Sublessee's covenant to pay any such Imposition at the time and in the manner in this Article, unless Sublessee shall have obtained a stay of such proceedings. Sublessor shall not be required to join in any such proceedings unless it shall be necessary for it to do so in order to prosecute such proceedings and Sublessor shall have been fully indemnified to its satisfaction against all costs and expenses in connection therewith. Sublessor shall not be subjected to any liability for the payment of any costs or expenses (including attorneys' and expert witness fees) in connection with any such proceedings brought by Sublessee, and Sublessee covenants to indemnify and save Sublessor harmless from any such costs or expenses.

5.4. As between the Parties, Sublessee alone shall have the duty of attending to, making or filing any declaration, statement or report which may be provided or required by law as the basis of or in connection with the determination, equalization, reduction or payment of any and every Imposition which is to be borne or paid or which may become payable by Sublessee under the provisions of this Article, and Sublessor shall not be or become responsible to Sublessee therefor, nor for the contents of any such declaration, statement or report.

END OF ARTICLE 5
----------------

ARTICLE 6.

SURRENDER OF SUBLEASED PREMISES
-------------------------------

6.1. On the expiration or termination of this Sublease, Sublessee shall surrender to Sublessor the Subleased Premises, including all buildings and improvements on the Subleased Premises whether leased to or otherwise owned by Sublessee, broom clean and in good order, condition and repair, reasonable wear and tear excepted, together with all alterations, decorations, additions and improvements that may have been made in, to or on the Subleased Premises, except that Sublessee shall be allowed to remove its personal property or any improvements made by Sublessee at its sole expense that can be removed without damage to any buildings, facilities or other improvements to the Subleased Premises. The Subleased Premises, including the buildings and improvements thereon, shall be delivered free and clear of all subtenancies, liens and encumbrances, other than those, if any, permitted hereby or otherwise created or consented to by Sublessor, and, if requested to do so, Sublessee shall execute, acknowledge and deliver to Sublessor such instruments of further assurance as in the opinion of Sublessor are necessary or desirable to confirm or perfect Sublessor's right, title and interest in and to the Subleased Premises including said building and improvements. On or before the end of the Sublease term, Sublessee shall remove all of Sublessee's personal and other property allowed to be removed hereunder, and all such property not removed shall be deemed abandoned by Sublessee and may be utilized or disposed of by Sublessor without any liability to Sublessee. Sublessee's obligation under this Article 6 shall survive the expiration or termination of this Sublease.

END OF ARTICLE 6
----------------

ARTICLE 7.

INSURANCE
---------

7.1.
     A.  Risk of Loss. Sublessee shall bear all risk of loss or damage to the
         -------------
Subleased Premises, including any building(s), improvements, fixtures or other property thereon, arising from any causes whatsoever.

     B.  Insurance. During the entire period this Sublease shall be in effect,
         ---------
the Sublessee at its expense will carry and maintain:

          (1) Property insurance coverage against loss or damage by fire and lightning and against loss or damage or other risks embraced by coverage of the type now known as the broad form of extended coverage (including but not limited to riot and civil commotion, vandalism, and malicious mischief and earthquake) in an amount not less than 100% of the full replacement value of the buildings, building improvements, improvements to the land, and personal property on the Subleased Premises. The policies of insurance carried in accordance with this Section shall contain a "Replacement Cost Endorsement". Such full replacement cost shall be determined from time to time, upon the written request of Sublessor, but not more frequently than once in any twenty-four (24) consecutive calendar month period (except in the event of substantial changes or alterations to the Premises undertaken by Sublessee as permitted under . the provisions hereof) by written agreement of Sublessor and Sublessee, or if they cannot agree within thirty
     (30) days of such request, by an insurance consultant, appraiser, architect or contractor who shall be mutually and reasonably acceptable to Sublessor and Sublessee. Any such determination by a third party shall be subject to approval by Sublessor and Sublessee, which approval shall not be unreasonably withheld. The insurance maintained in this Section shall be adjusted to one hundred percent ( 100% ) of the new full replacement cost consistent with the approved determination.

          (2) Comprehensive general liability insurance, including on an "occurrence basis" against claims for "personal injury", including without limitation, bodily injury, death or property damage, occurring upon, in or about the Subleased Premises including any buildings thereon and the ramp area and adjoining sidewalks, streets, and passageways, such insurance to afford immediate minimum protection at the time of the Term Commencement Date, and at all times during the term of this Sublease, to a limit of not less than Three Million Dollars ($3,000,000) with respect to damage to property and Three Million Dollars (3,000,000) with respect to personal injury or death to any one or more persons and with no deductible or such deductible amount as may be approved by Sublessor. Such insurance shall also include coverage against liability for bodily injury or property damage arising out of the acts or omissions by or on behalf of Sublessee, or any other person or organization, or involving any owned, non-owned, leased or hired automotive equipment in connection with Sublessee's activities.

          (3) Workers' compensation and employer's liability insurance in an amount and form which meets all applicable requirements of the labor laws of the State of New Hampshire, as amended from time to time, and which specifically covers the persons and risks involved in this Sublease.

          (4) Automobile liability insurance in amounts approved from time to time by Sublessor, but not less than two million dollars ($2,000,000) combined single limit for owned, hired and non-owned automobiles.

7.2. All policies of insurance required to be carried under this Article shall be effected under valid and enforceable policies, in such forms and amounts as may, from time to time, be required under this Sublease, issued by insurers of recognized responsibility which are authorized to transact such insurance coverage in the State of New Hampshire, and which have been approved in writing by Sublessor, which approval shall not be withheld unreasonably. The policies of insurance required in Sections 7.1 B. (2) and (4) shall be for the mutual benefit of Sublessee, the Sublessor, any Subleasehold Mortgagee, as defined in
Article 19, and the United States of America with the Sublessor, any Subleasehold Mortgagee and the United States of America named as additional insureds. The policy required in Section 7.1 B. (1) shall name Sublessor and any Subleasehold Mortgagee as loss payees as their interests may appear. Upon the execution of this Sublease (and thereafter not less than fifteen (15) days prior to the expiration date of each policy furnished pursuant to this Article) the original of each policy required to be furnished pursuant to this Article (or, with the consent of Sublessor, which consent shall not be unreasonably withheld a certificate of the insurer reasonably satisfactory to Sublessor) bearing a notation evidencing the payment of the premium or accompanied by other evidence reasonably satisfactory to Sublessor of such payment, shall be delivered by Sublessee to Sublessor.

7.3. All policies of insurance shall provide for loss thereunder to be adjusted and payable to Sublessor or Sublessee in accordance with the terms of this Sublease.

7.4. Each such policy or certificate therefor issued by the insurer shall to the extent obtainable contain (i) a provision that no act or omission of Sublessee, or any employee, officer or agent of Sublessee, which would otherwise result in forfeiture or reduction of the insurance therein provided shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, (ii) an agreement by the insurer that such policy shall not be canceled without at least sixty (60) days prior written notice by registered mail to Sublessor and to any Mortgagee, and (iii) provide that the insurer shall have no right of subrogation against Sublessor and the United States of America.

7.5. All policies of insurance required to be maintained by Sublessee shall have attached thereto the Lender's Loss Payable Endorsement, or its equivalent, or a loss payable clause acceptable to Sublessor, for the benefit of any Subleasehold Mortgagee, but the right of any Subleasehold Mortgagee to the payment of insurance proceeds shall at all times be subject to the provisions of this Sublease with respect to the application of the proceeds of such insurance.

7.6. Sublessee shall observe and comply with the requirements of all policies of insurance at any time in force with respect to the Subleased Premises and Sublessee shall also perform and satisfy the requirements of the companies writing such policies so that at all times companies of good standing reasonably satisfactory to Sublessor shall be willing to write or to continue such insurance. Sublessee shall, in the event of any violations or attempted violations of the provisions of this Section 7.6 by a subtenant, take steps, immediately upon knowledge of such violation or attempted violation, to remedy or prevent the same as the case may be.

7.7. Any insurance provided for in this Sublease may be effected by a policy or policies of blanket insurance or may be continued in such form until otherwise required by Sublessor; provided, however, that the amount of the total insurance allocated to the Subleased Premises shall be such as to furnish in protection the equivalent of separate policies in the amounts herein required, and provided further that in all other respects, any such policy or policies shall comply with the other provisions of this Sublease. In any such case it shall not be necessary to deliver the original of any such blanket policy to Sublessor, but Sublessee shall deliver to Sublessor and to any Mortgagee a certificate or duplicate of such policy in form and content acceptable to Sublessor.

END OF ARTICLE 7
----------------

ARTICLE 8.

SUBLESSOR'S RIGHT TO PERFORM SUBLESSEE'S COVENANTS
--------------------------------------------------

8.1. If Sublessee shall at any time fail to pay when due any Imposition or other charge or to pay for or maintain any of the insurance policies required under Article 7, or to make any other payment or perform any other act on Sublessee's part required by this Sublease, then Sublessor, after ten (10) days written notice to Sublessee (or, in case of any emergency, without notice, or with such notice as may be reasonable under the circumstances) and without waiving or releasing Sublessee from any obligation of Sublessee hereunder, may (but shall not be required to):

          (i)   pay such Imposition or other charge, or

          (ii)  pay for and maintain such insurance policies, or

          (iii) make such other payment or perform such other act on Sublessee's part to be made or performed as provided in this Sublease, and may enter upon the Subleased Premises for such purpose and take all such action as may be deemed or appropriate by Sublessor to correct such failure of Sublessee.

8.2. All sums so paid by Sublessor and all costs and expenses incurred by Sublessor in connection with the performance of any such act (together with interest thereon at the rate specified in Section 26.1 from the respective date(s) of Sublessor's making of each such payment or incurring of each cost or expenses) shall constitute additional rent payable by Sublessee under this Sublease and shall be paid by Sublessee to Sublessor on demand.

END OF ARTICLE 8
----------------

ARTICLE 9.

USE OF SUBLEASED PREMISES
-------------------------

9.1. The purposes for which Sublessee may use the Subleased Premises are general and business office uses, research and development offices, light industry and light manufacturing, and customary accessory uses thereto, to include, as applicable, off-street parking and loading, employee day care, training and recreational facilities, shipping and receiving, and for no other uses without Sublessor's prior written consent. Sublessee shall not use, or permit to be used, the Subleased Premises for any other purpose without the prior express written consent of Sublessor. Sublessor's consent shall be subject to the execution of an appropriate agreement which shall include a provision requiring the payment of established fees and charges that may be applicable to any such additional uses consented to by Sublessor. Sublessee is prohibited from any use of the Subleased Premises not specifically granted in this Section 9.1.

9.2. Sublessee recognizes that the uses authorized in Section 9.1 are not granted on an exclusive basis and that Sublessor may enter into subleases or other agreements with other tenants or users at areas of the Airport other than the Subleased Premises for similar, identical, or competing uses. No provision of this Sublease shall be construed as granting or authorizing the granting of an exclusive right within the meaning of Section 308 of the Federal Aviation Act as the same may be amended from time to time.

9.3. Sublessee agrees that it will keep the Premises in a neat, clean and orderly condition and shall be responsible for trash removal in accordance. the provisions of Chapters 300 through 500 of the Pease Development Authority Zoning Requirements, Site Plan Review Regulations and Subdivision Regulations (collectively the "Land Use Controls") and such other rules and regulations from time to time promulgated, provided that Sublessee shall not be bound by any such rules and regulations until such time as it receives a copy thereof. Sublessee agrees to cause trash receptacles to be emptied and trash removed at Sublessee's sole cost and expense.

9.4. Sublessee warrants that prior to engaging in any permitted use, it will hold all certificates, permits, licenses or other entitlements required by federal, state or local laws in order to allow Sublessee to conduct the permitted uses hereunder, and that the same are and will be kept current, valid and complete. Sublessee further warrants that it shall at all times abide by and conform with all terms of the same and that it shall give immediate notice to Sublessor of any additions, renewals, amendments, suspensions or revocations. In the use and occupation of the Subleased Premises and the conduct of such business thereon, Sublessee, at its sole cost and expense, shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions and boards, any national, state or local Board of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing.

9.5. Any provision of this Sublease to the contrary notwithstanding, Sublessee shall have the right to contest by appropriate proceedings diligently conducted in good faith, without cost or expense to Sublessor, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to in this Article. If compliance with any such law, ordinance, order, rule, regulation or requirement may be delayed on the basis of an order from a court of competent jurisdiction pending the prosecution of any such proceeding without the incurrence of any lien, charge or liability of any kind against the Subleased Premises or Sublessee's interest therein and without subjecting Sublessor to any liability, civil or criminal, for failure so to comply therewith, Sublessee may delay compliance therewith consistent with such court order. Even if such lien, charge or civil liability would be incurred by reason of any such delay, Sublessee may, with the prior written consent of Sublessor, contest as aforesaid and delay as aforesaid, provided that such contest or delay does not subject Sublessor to criminal liability, damages or expense and provided that Sublessee: (i) furnishes to Sublessor security, reasonably satisfactory to Sublessor, against any loss or injury by reason of such contest or delay; and (ii) prosecutes the contest with due diligence.

     Sublessor shall not be required to join in any proceedings referred to in this Section unless the provisions of any applicable laws, rules or regulations at the time in effect shall require that such proceedings be brought by and/or in the name of Sublessor and Sublessor determines that such action is in its best interests, in which event Sublessor shall join in the proceedings, or permit the same to be brought in its name, if Sublessee shall pay all expenses in connection therewith.

9.6.  [Omitted.]

9.7. Except as otherwise provided in this Sublease, responsibility for compliance with all federal, state and local laws as required by this Article rests exclusively with the Sublessee. The Sublessor assumes no enforcement or supervisory responsibility except with respect to matters committed to its jurisdiction and authority.

9.8. Sublessee's use of the Subleased Premises shall be orderly and efficient and shall not cause any disruptions to other airport activities. Sublessee shall not cause or maintain any nuisance on the Subleased Premises. Sublessee shall conduct all of its activities hereunder in an environmentally responsible manner.

9.9. Sublessee shall have the right to obtain supplies or services from suppliers, vendors or contractors of its own choice at the Subleased Premises, provided that Sublessor reserves the right to prohibit persons from engaging in "aeronautical activities" (as defined in Advisory Circular AC 150/5190-2A of the Federal Aviation Administration) or the provision of ground transportation services at the Airport except in accordance with concession contracts or operating agreements entered into between Sublessor and said persons.

9.10.  [Omitted.]

9.11. Sublessee acknowledges that Sublessor is subject to certain restrictions on the use of the Airport Property in accordance with Conditions 6, 10, 17, 23 and 25A of the Master Lease. Notwithstanding any other provision of this Sublease, the Sublessee shall also comply with and be subject to the restrictions in Conditions 6, 10, 17, 23 and 25A of the Master Lease to the extent applicable to the Subleased Premises or any rights granted to Sublessee under Sublease in the same manner and to the same extent as Sublessor is obligated in its capacity as Lessee under the Master Lease.


END OF ARTICLE 9
----------------

ARTICLE 10.

LIENS
-----

10.1. Except as provided in Article 19, during the term of this Sublease, Sublessee shall not permit to remain, and shall promptly discharge, at its cost and expense, all liens, encumbrances and charges upon the Subleased Premises or any part thereof, including the Facility and improvements constructed under
Article 2A of this Sublease; provided, that the existence of any mechanics', laborers', materialmen's, suppliers' or vendors' liens or rights thereto shall not constitute a violation of this Article if payment is not yet due under the applicable contract. Sublessee shall, however, have the right to contest with due diligence the validity or amount of any lien or claimed lien, if Sublessee shall give to Sublessor such security as Sublessor may reasonably require to insure payment thereof and prevent any sale, foreclosure or forfeiture of Sublessee's interest in the Subleased Premises or any portion thereof by reason of such nonpayment. On final determination of the lien or claim for lien, Sublessee shall immediately pay any judgment rendered with all proper costs and charges and shall have the lien released or judgment satisfied at Sublessee's own expense, and if Sublessee shall fail to do so, Sublessor may at its option pay any such final judgment and clear the Subleased Premises therefrom. If Sublessee shall fail to contest with due diligence the validity or amount of any such lien or claimed lien, or to give Sublessor security as hereinabove provided, Sublessor may, but shall not be required to, contest the validity or amount of any such lien or claimed lien or settle or compromise the same without inquiring into the validity of the claim or the reasonableness of the amount thereof.

10.2. Should any lien be filed against the Subleased Premises, including the Facility and improvements constructed under Article 2A of this Sublease, or should any action of any character affecting the title thereto be commenced, Sublessee shall give to Sublessor written notice thereof as soon as notice of such lien or action comes to the knowledge of Sublessee.


END OF ARTICLE 10
-----------------

ARTICLE 11.

REPAIRS AND MAINTENANCE
-----------------------

     Sublessee covenants and agrees, throughout the term of this Sublease, without cost to Sublesser, to take good care of the Subleased Premises, the Facility and related improvements, including sidewalks, curbs, parking or apron areas designated for Sublessee's exclusive use and fences, and to keep the same in good order and condition, and shall promptly at Sublessee's own cost and expense, make all necessary repairs, internal and external, structural and nonstructural, ordinary as well as extraordinary, foreseen as well as unforeseen, to keep the Subleased Premises and related improvements in safe, clean and sanitary condition. Sublessee's obligation hereunder shall also include grounds maintenance and restoration and snow removal from the Subleased Premises including any parking areas designated for Sublessee's exclusive use. All such repairs made by Sublessee shall be at least equal in quality and class to the original work and shall comply with the provisions of Article 15 of this Sublease. Sublessee shall keep and maintain all portions of the Subleased Premises and the parking areas and fences adjoining the same in a clean and orderly condition, free of accumulation of dirt and rubbish. When used in this Article, the terms "repairs" shall include replacements or renewals when necessary.


END OF ARTICLE 11
-----------------

ARTICLE 12.

RIGHT OF SUBLESSOR TO INSPECT AND REPAIR
----------------------------------------

12.1. Sublessee will permit Sublessor and its authorized agents and representatives to enter the Subleased Premises, including the Facility and improvements constructed under Article 2A of this Sublease, at all reasonable times and upon reasonable notice for the purpose of (i) inspecting the same; and
(ii) making any necessary repairs and performing any other work that may be necessary by reason of Sublessee's failure to comply with the terms of this Sublease within ten (10) days after written notice from Sublessor, unless an emergency situation (as determined in Sublessor's sole discretion) requires earlier action by Sublessor. Nothing herein shall imply any duty upon the part of Sublessor to do any such work and performance thereof by Sublessor shall not constitute a waiver of Sublessee's default in failing to perform the same. Sublessor may during the progress of such work keep and store in or on the Subleased Premises all necessary materials, tools, supplies and equipment. Sublessor shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Sublessee by reason of making such repairs or the performance of any such work, on or account of bringing materials, tools, supplies or equipment into or through the Subleased Premises during the course thereof and the obligations of Sublessee under this Sublease shall not be affected thereby. Nothing herein shall limit the provisions of Article 8 of this Sublease.

12.2. Sublessee acknowledges that from time to time Sublessor may undertake construction, repair or other activities related to the operation, maintenance and repair of the Airport which will require temporary accommodation by Sublessee. Sublessee agrees to accommodate Sublessor in such matters, even though Sublessee's own activities may be inconvenienced or partially impaired, and Sublessee agrees that no liability shall attach to Sublessor, its members, employees or agents by reason of such inconvenience or impairment, unless such activities of Sublessor hereunder are performed in a negligent manner.

12.3. Sublessee shall allow any agency of the United States, its officers, agents, employees and contractors to enter upon the Subleased Premises for any purposes not inconsistent with Sublessee's quiet use and enjoyment, including but not limited to the purpose of inspection. Notwithstanding the preceding sentence, in the event the Air Force as Lessor under the Master Lease (or any other agency having a right of entry under the Federal Facilities Agreement
(FFA) as defined in Section 25.8) determines that immediate entry is required for safety, environmental, operations or security purposes it may effect such entry without prior notice. The Sublessee shall have no claim against Sublessor or against the United States or any officer, agent, employee or contractor thereof on account of any such entries.

END OF ARTICLE 12
-----------------

ARTICLE 13.

GENERAL INDEMNIFICATION BY SUBLESSEE
------------------------------------

13.1. In addition to any other obligation of Sublessee under this Sublease to indemnify, defend and hold harmless Sublessor, Sublessee agrees to indemnify, defend and hold harmless Sublessor against and from any and all claims, judgments, damages, penalties, fines, assessments, costs and expenses, liabilities and losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on the use of the Premises, sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees) resulting or arising during the term of this Sublease:

          (1) from any condition of the Premises (except as otherwise set forth in Article 25), including any building structure or improvement thereon;

          (2) from any breach or default on the part of Sublessee in the performance of any covenant or agreement on the part of Sublessee to be performed pursuant to the terms of this Sublease, or from any act or omission of Sublessee, or any of its agents, contractors, servants, employees, sublessees, licensees or invitees; or

          (3) from any accident, injury, loss or damage whatsoever caused to any person or property occurring as a result of the act, omission or default of Sublessee or its sub-sublessees or assigns or its agents, contractors, servants, employees, licensees or invitees during the term of this Sublease, on or about the Subleased Premises (including ramp and parking areas), or upon the land, streets, curbs or parking areas adjacent thereto.

     Notwithstanding the preceding provisions of this Section 13.1 (i) Sublessee shall be under no obligation to PDA or the Air Force in respect to such matters included in items (1) through (3) above in existence prior to the effective date of this Sublease or caused by the negligence of PDA, its officers, agents or employees, or the gross negligence or willful misconduct of the Air Force, its assigns, agents, contractors, servants or employees, without contributory fault in the part of any person, firm or corporation; and (ii) construction of the Facility (and/or removal of the Facility if permitted by this Sublease), in accordance with applicable laws, codes, ordinances and regulations, shall in no way be deemed to diminish the value of the Premises.

     In the event that any action or proceeding is brought against Sublessor by reason of any matter for which Sublessee has hereby agreed to indemnify, defend, or hold harmless Sublessor, Sublessee, upon notice from Sublessor, covenants to resist or defend such action or proceeding with counsel reasonably acceptable to Sublessor.

13.2. The term "Person" as used in this Article and Article 25 shall include individuals, corporations, partnerships, governmental units and any other legal entity entitled to bring a claim, action or other demand or proceeding on its own behalf or on behalf of any other entity.

13.3. The Sublessee also expressly waives any claims against the United States of America (except as otherwise set forth in Article 25), including the Air Force, and further agrees with respect to the Premises to indemnify, save, hold harmless and defend the Air Force to the same extent required of the Sublessor under the Master Lease.

END OF ARTICLE 13
-----------------

ARTICLE 14.

UTILITIES
---------

14.1. Sublessor shall bring or shall cause utility lines to be brought to the boundary of the Subleased Premises at the points existing as of the Term Commencement Date or such other points as may be designated by Sublessor (in consultation with Sublessee). The utility lines shall have the capacities existing as of the Term Commencement Date which Sublessee acknowledges are sufficient to enable Sublessee to obtain for the buildings at the Subleased Premises, as of the date of commencement of Sublessee's activities, sufficient water, electricity, telephone and sewer service. Sublessee shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits, or other facilities by which such utilities are supplied to, distributed in or serve the Subleased Premises. If Sublessee desires to install any equipment which shall require additional utility facilities or utility facilities of a greater capacity than the facilities provided by Sublessor, such installation shall be subject to Sublessor's prior written approval of Sublessee's plans and specifications therefor, which approval shall not be unreasonably withheld. If such installation is approved by Sublessor and if Sublessor agrees to provide any additional facilities to accommodate Sublessee's installation, Sublessee agrees to pay Sublessor, in advance and on demand, the cost for providing such additional utility facilities or utility facilities of greater capacity.

     Sublessor also reserves the right to run such utility lines as it deems necessary in connection with the development of the Airport to, from, or through the Subleased Premises, provided, however, that such right does not include the right to run any such lines through, under or over any structure on the Subleased Premises and further provided the Sublessor in exercising such reserved right shall provide reasonable prior notice and the opportunity to confer with Sublessee and shall exercise reasonable efforts to avoid or minimize interference with use of the Subleased Premises.

     Sublessor, at its sole discretion, shall have the right from time to time, to alter the method and source of supply of the above enumerated utilities to the Subleased Premises so long as such alteration does not result in an interruption of service during such change and so long as such alteration does not result in an increase in the cost of any such utilities. Sublessee agrees to execute and deliver to Sublessor such documentation as may be required to effect such alteration. Sublessee agrees to pay all charges for the above enumerated utilities supplied by Sublessor, public utility or public authority, or any other person, firm or corporation.

     Sublessor shall have the option to supply any of the above enumerated utilities to the Subleased Premises. If Sublessor shall elect to supply any of such utilities to the Subleased Premises, Sublessee will purchase its requirements for such services tendered by Sublessor, and Sublessee will pay Sublessor, within ten (10) days after mailing by Sublessor to Sublessee of statements therefor, at the applicable rates determined by Sublessor from time to time which Sublessor agrees shall not be in excess of the public utility rates or competitive market rates if available for the same service if applicable to other aviation tenants at the Airport. If Sublessor so elects to supply any of such utilities, Sublessee shall execute and deliver to Sublessor, within ten (10) days after request therefor, any documentation reasonably required by Sublessor to effect such change in the method of furnishing of such utilities.

14.2. Sublessor shall not be responsible for providing any meters or other devices for the measurement of utilities supplied to the Subleased Premises. Sublessee shall install or make application and arrange for the installation of all such meters or other devices and shall also procure, or cause to be procured, without cost to Sublessor, any and all necessary permits, licenses or other authorizations required for the lawful and proper installation and maintenance upon the Subleased Premises of wires, pipes, conduits, tubes and other equipment and appliances required to supply any such service upon the Subleased Premises, and Sublessee shall be solely responsible for and promptly pay, as and when the same become due and payable, all charges for water, sewer, electricity, gas, telephone and any other utility used or consumed in the Subleased Premises and supplied by Sublessor, any public utility or authority or any other person, firm or corporation.

14.3. All work and construction under this Article shall comply with the provisions of Article 15 of this Sublease applicable to construction work..

14.4. Sublessee (and any sublessee or assignee of Sublessee) shall be solely responsible for obtaining at its sole cost and expense any sewage or stormwater discharge permits as may be required for its operations under this Sublease (or any sublease or assignment). Sublessee (and any sublessee or assignee of Sublessee) shall be required to comply with any and all land use control regulations promulgated by Sublessor and any and all federal, state and local requirements and standards concerning stormwater discharges and discharges to sewage treatment works, including, without limitation, any pre-treatment requirements.

14.5. Notwithstanding anything in this Article 14 to the contrary, Sublessee acknowledges and agrees that the Sublessee and the City of Portsmouth contemplate the relocation, upgrade and improvement of water and sewer lines on International Drive and Corporate Drive (the "Wastewater/Water Improvements") as more specifically set forth in Exhibit D-1. In connection with said relocation, upgrade and improvement, Sublessee agrees to pay its proportional share of the Wastewater/Water Improvements, which proportional share shall be based upon the
13.2800 acres, as set forth in Exhibit D-1 of the Subleased Premises, to include any necessary roadway resurfacing. Notwithstanding any provision of this Sublease with respect to the calculation of useable acreage of the Subleased Premises, Sublessee's proportional share of the Wastewater/Water Improvements is as set forth in Exhibit D-1. As a condition precedent to the issuance by the City of Portsmouth of a Building Permit and the commencement of construction of the Facility Sublessee shall enter into a written agreement with the City of Portsmouth, with such security as the City of Portsmouth may reasonably require to insure that said payment obligation is met. Sublessee agrees that any payment obligation with respect to the Wastewater/Water Improvements shall be considered an Imposition under Article 5 of this Sublease.


END OF ARTICLE 14
-----------------

ARTICLE 15.

ALTERATIONS - SIGNS
-------------------

15.1. Except as provided in Section 2A.1, Sublessee shall not place or construct any improvements, changes, structures, alterations or additions (cumulatively referred to in this Article as "Alterations") in, to or upon the Subleased Premises without Sublessor's written consent, which consent shall riot be unreasonably withheld, conditioned or delayed; provided, Sublessor's consent shall not be required for non-structural Alterations to the Facility and related structures that do not otherwise require approval under the PDA Land Use Controls and are otherwise in compliance with applicable laws, codes rules and regulations any related structures, systems and grounds, cost less than Two Hundred Thousand Dollars ($200,000), constitute necessary replacements, maintenance and repairs to the Facility. Unless Sublessee is subject to an earlier notice requirement under the Sublessor's Land Use Controls or other applicable requirements with respect to the information required under this section, any request for Sublessor's consent shall be made upon sixty (60) days written notice and shall be accompanied by preliminary engineering or architectural plans or, if consented to by Sublessor, working drawings. Sublessor shall endeavor, subject to PDA Land Use Controls, to provide its consent to or communicate its lack of consent and the reasons therefor within sixty (60) days of Sublessee's complete submissions in accordance with this paragraph. If such consent or communication is not received within said sixty
(60) days, Sublessor, as Landlord, shall be deemed to have consented to the proposed Alterations; provided, however, that in no event shall Sublessor's failure to provide such consent or communications be deemed a consent by Sublessor or any enforcement official or municipality under the PDA Land Use Controls. If Sublessor grants its consent all such work shall be done at Sublessee's sole cost and expense, subject, in all cases, to the following covenants:

     (1) All work and Alterations shall be done in compliance with all applicable governmental regulations, codes, standards or other requirements, including fire, safety and building codes and Land Use Regulations promulgated by Sublessor and with the provisions of Article 25 of this Sublease. This obligation shall include compliance with all applicable provisions of the FFA (as defined in Section 25.8), including obligations imposed upon Sublessor in respect to construction and construction related work.

     (2) All Alterations shall be of such a character as not to materially reduce the value and usefulness of any of the buildings or other improvements below their value and usefulness immediately before such Alteration. All work performed hereunder shall be performed in a good and workmanlike manner, shall conform to drawings and specifications approved by Sublessor and shall not be disruptive of the overall operation the Airport. All contractors engaged by Sublessee to perform such work shall employ labor that can work in harmony with all elements of labor at the Airport.

     (3) During the period of construction of any Alterations, Sublessee or any contractor, subcontractor or sublessee of Sublessee shall maintain or cause to be maintained the following insurance:

        (i) The comprehensive general liability and property damage insurance provided for in Section 7.1.13 (2) shall be maintained for the limits specified thereunder and shall provide coverage for the mutual benefit of the United States of America, Sublessor and Sublessee as named or additional insured (as is appropriate) in connection with any Alteration permitted pursuant to this Article 15;

        (ii) Fire and any other applicable insurance provided for in Article 7 which if not then covered under the provisions of existing policies shall be covered by special endorsement thereto in respect to any Alteration, including all materials and equipment therefor incorporated in, on or about the Subleased Premises (including excavations, foundations, and footings) under a broad form all risks builder's risk completed value form or equivalent thereof; and

        (iii) Workers' compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Sublessor, Sublessee or the Subleased Premises, with statutory limits as then required under the laws of the State of New Hampshire.

     The provisions of all applicable Sections of Article 7 of this Sublease shall apply to all insurance provided for in this Section.

     (4) Sublessee shall provide Sublessor with MYLAR as-built drawings when any Alteration authorized hereunder is completed.

15.2. Sublessee may erect and maintain suitable signs only within the Subleased Premises upon receiving the prior written approval of Sublessor, which approval shall not be unreasonably withheld or delayed. Sublessee shall submit drawings of proposed signs and information on the number, size, type, and location, all of which Sublessor may review for harmony and conformity with the overall structure and architectural and aesthetic setting of the Subleased Premises and the Airport as well as with Sublessor's own land use control regulations and may approve or disapprove accordingly.

      On or before the Term Commencement Date, Sublessee shall purchase from Sublessor and install, at its sole cost and expense, a 6" by 6" by 6' granite post with the street address for the Subleased Premises posted in 3" high numerals on the two sides perpendicular to the street on which the main entrance to the Subleased Premises, unless another location is required by the PDA Department of Engineering. Post installation and street number configurations shall be installed in conformance with the specifications set forth in Exhibit C of this Sublease. Installation of required signage shall be subject to the provisions of this Article 15, including any requirement for a PDA dig permit.

15.3. Notwithstanding any other provision of this Sublease, the right of Sublessee to place or construct Alterations in, to or upon the Subleased Premises shall be subject to Condition 17 of the Master Lease.

15.4. In addition to the requirements to provide notice to Sublessor under this
Article 15 in respect to any Alteration, Sublessee shall also provide notice to the Air Force, EPA and NHDES in the same manner and to the extent required of Sublessor under Condition 10.16 of the Master Lease. In undertaking any Alteration, Sublessee shall comply with Condition 10.17 of the Master Lease to the same extent required of Sublessor.


END OF ARTICLE 15
-----------------

ARTICLE 16.

DESTRUCTION AND RESTORATION
---------------------------

16.1. Subject to the rights of a Subleasehold Mortgagee under Section 19.7, in the event any portion of the Subleased Premises, including any building(s), parking areas or other improvements or facilities located on the Subleased Premises, (but excluding movable trade fixtures, furniture and equipment), shall be damaged by fire or other casualty to the extent of fifty percent (50%) or less, as determined solely and reasonably by the Sublessor, such damage shall be repaired by Sublessee as promptly as possible and at Sublessee's expense so as to restore the same as nearly as possible to the condition prior to such damage. In discharging this obligation Sublessee may utilize available insurance in accordance with the provisions of Section 16.4 and Section 16.5 and shall perform such work in accordance with Section 16.6.

16.2. Subject to the rights of a Subleasehold Mortgagee under Section 19.7, in the event of damage to or destruction of any portion or component of the Subleased Premises, including any building(s) or other improvements or facilities on the Subleased Premises (but excluding movable trade fixtures, furniture and equipment) by fire or other casualty, to an extent greater than fifty percent (50%), as determined solely and reasonably by the Sublessor, the Sublessee shall have the election either to terminate this Sublease in accordance with Section 16.3 or to repair and restore the damaged portions in accordance with Sections 16.4 and 16.5.

16.3. In the event the Sublessee elects to terminate this Sublease as allowed in Section 16.2, it shall provide written notice of such termination to Sublessor within thirty (30) days following the occurrence of such damage or destruction, which termination shall be effective on the third day following the date of receipt of such notice. In such event, the proceeds received from any applicable policy of insurance shall, subject to the rights of any Subleasehold Mortgagee, as defined in Article 19, be applied first to removing any debris and restoring the site to a condition satisfactory to the Sublessor, and second to any sums owed by Sublessee to the Sublessor. Subject to the rights of any Subleasehold Mortgagee, as defined in Article 19, any balance remaining from any insurance proceeds shall then be apportioned between the Sublessor and Sublessee as follows:

          First, to Sublessor an amount equal to the unamortized balance of leasehold improvements made at Sublessor's expense calculated on a straight line basis over the useful life of said improvement.

          Second, to Sublessee an amount equal to the unamortized balance of leasehold improvements made at Sublessee's expense calculated on a straight line basis over the useful life of said improvement.

          Third, to Sublessor any remaining balance.

16.4. In the event the Sublessee shall elect to repair and restore the damaged premises in accordance with 16.2, it shall provide written notice of such election to Sublessor within thirty (30) days following the occurrence of such damage or destruction. In the event Sublessee elects to repair the damage or destruction or fails to exercise its option to terminate herein, Sublessee shall promptly repair and restore the damaged property to its condition immediately prior to the occurrence of the fire or other, cause. Subject to the rights of a Subleasehold Mortgagee under Section 19.7, all insurance proceeds shall be endorsed by Sublessee and held by the Sublessor and shall be paid out from time to time as the repair/restoration work progresses as follows:

          (a) Sublessee shall give a written request for payment to the Sublessor which shall be accompanied by a verified statement from Sublessee setting forth that the sum then requested either has been paid by the Sublessee or is justly due to contractors, subcontractors, materialmen, engineers, architects, or other persons who have rendered services or furnished materials for certain work. Such statement shall give a description of such services and materials, shall list the several amounts so paid or due to each of such persons, shall state the fair value of such work at the date of the requisition, and shall state that no part of such expenditures has been or is being made the basis for any other request for payment. Such statement shall state also that except for the amounts listed therein, there is no outstanding indebtedness known to Sublessee after due inquiry, which is then due for labor, wages, materials, supplies, or services in connection with such work which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's, materialman's, or similar lien upon such work or upon the Subleased Premises.

          (b) Within twenty-one (21) days after the receipt of such statement from Sublessee, the Sublessor shall out of the fund held by the Sublessor pay to the person(s) named in such statement the respective amounts stated in such statement to be due to them, or shall pay to the Sublessee the amount stated in such certificate to have been paid by the Sublessee; provided, however, that such payments shall not exceed in amount the fair value of the relevant work as stated in such certificate. If the total insurance proceeds exceed the amount required to pay the cost of all construction when completed, the Sublessor shall be entitled to retain such excess.

16.5. Subject to the rights of a Subleasehold Mortgagee under Section 19.7, all insurance money paid on account of any damage or destruction (less the actual cost, fees and expenses, if any, incurred by Sublessor in connection with the adjustment of the loss, which costs, fees and expenses shall be, paid to Sublessor) shall be applied, to the payment of the cost of the aforesaid restoration, repairs, replacement, rebuilding or alterations, including the cost of demolition and temporary repairs and for the protection of property pending the completion of permanent restoration, repairs, replacements, rebuilding or alterations (all of which temporary repairs, protection of property and permanent restoration, repairs, replacement, rebuilding or alterations are hereinafter collectively referred to as the "restoration"). Such insurance money shall be endorsed by Sublessor, and Sublessee and held and applied in accordance with the terms of this Article.

       Notwithstanding any other provisions of this Sublease, but subject to the rights of a subleasehold mortgagee under Section 19.7, any insurance proceeds received by the Sublessor shall not be required to be paid out if at the time of the request for payment from Sublessee, Sublessee is in default in the performance of any term of this Sublease as to which notice of default has been given and which has not been remedied within the time specified for remedying the same.

16.6. All repair/restoration work under this Article shall comply with the provisions of Article 15 of this Sublease applicable to construction work.

16.7. Except as otherwise expressly provided in this Article, no destruction of, or damage to the Subleased Premises or any part thereof by fire or any other cause shall permit Sublessee to surrender this Sublease or shall relieve Sublessee from its obligations to pay the full ground rent, and additional rent payable under this Sublease or from any of its other obligations under this Sublease, and Sublessee waives any rights now or hereafter conferred upon it by statute or otherwise to quit or surrender this Sublease or the Subleased Premises or any suspension, diminution, abatement or reduction of rent on account of any such destruction or damage other than as allowed under this Article.

END OF ARTICLE 16
-----------------

ARTICLE 16(A)

EMINENT DOMAIN
--------------

16A.1 In the event that there is a taking by eminent domain of the whole of the Subleased Premises, this Sublease shall terminate and the entire damages attributable to the land area shall accrue to Sublessor, and, subject to the rights of any subleasehold mortgagee, that portion of the damages attributable to the capital improvements or buildings shall be divided between Sublessor and Sublessee in the same priority and on the same basis as the allocation of damages under Section 16.3 relating to leasehold improvements. Any remaining balance from damages shall be payable to Sublessor.

16A.2. In the event that there is a taking by eminent domain of a portion of the Subleased Premises, then this Sublease shall terminate as to the portion taken and the amount of the damages attributable to the area taken shall be apportioned between Sublessor and Sublessee in the same manner as set forth in
Section 16A.1. In the event that the taking shall not be of the entire Subleased Premises, but the part of the Subleased Premises remaining shall not be reasonably sufficient and suitable for Sublessee's use and occupancy for the purposes permitted hereunder, then Sublessee may terminate this Sublease forthwith. If Sublessee so determines and terminates this Sublease, then, subject to the rights of any subleasehold mortgagees, the damages attributable for improvements made by Sublessee at its expense shall be divided between Sublessor and Sublessee as follows: Sublessee will receive that amount equal to the unamortized balance of any such improvements made by Sublessee at its sole expense calculated over their useful life on a straight line basis, and Sublessor will receive any balance.

       In the event of such partial taking and an election by Sublessee not to terminate this Sublease as herein provided, the total amount of damages shall accrue to Sublessor, and the rental paid by Sublessee shall be reduced in the proportion which the area of the portion taken bears to the area demised under the provisions hereof.

16A.3. Notwithstanding any other provision of this Sublease, in the event of a temporary taking 2 years or less) this Sublease shall not terminate but shall resume at the expiration of the period within which the taking authority exercises dominion of the area subject to the temporary taking, provided, however, that in such event Sublessee shall be under no obligation to pay rent and shall be allowed to share in any damages to the extent that the award reflects the fair rental value of the property taken and such value exceeds the established rental, including all applicable charges, required to be paid by Sublessee to Sublessor under this Sublease.


END OF ARTICLE 16(A)
--------------------

ARTICLE 17.

DEFAULT BY SUBLESSOR
--------------------

17.1. The occurrence of the following events shall constitute a default and breach of this Sublease by Sublessor:

     The failure by Sublessor to observe or perform any covenant required to be observed or performed by it where such failure continues for thirty (30) working days after written notice thereof by Sublessee to Sublessor, provided that if the default is such that the same cannot reasonably be cured within such thirty (30) day period, Sublessor shall not be deemed to be in default if it shall have commenced the cure and thereafter diligently prosecutes the same to completion.

17.2. In the event of any such default by Sublessor, Sublessee may elect. among any of the following remedies:

     1.   termination of this Sublease;

     2. a rental abatement based on the degree of uninhabitability (as determined by agreement of the Parties) of the Subleased Premises caused by Sublessor's default but only for the period that such default remains in effect;

     3.   subject to available legal and factual defenses,

          - a decree or order of a court of competent jurisdiction compelling specific performance by Sublessor of its obligations under the Sublease;

          - a decree or order by a court of competent jurisdiction restraining or enjoining the breach by Sublessor of any of its obligations under the Sublease;

     4. to the extent allowed by law, the right to undertake to cure Sublessor's default, in which event Sublessor shall pay Sublessee the reasonable costs incurred in such undertaking, provided that such cost does not exceed the value of the rental payments to Sublessor due under this Sublease for any one year period. Notwithstanding any other provision of this Sublease, this right to undertake to cure Sublessor's default shall not extend beyond the Subleased Premises and shall not be exercised in any way that causes disruption or interference with the overall operation of the Airport.

     5. Subject to the provisions of Section 26.13 of this Sublease, the right to pursue rights or remedies available at law including a suit for damages.



END OF ARTICLE 17
-----------------

ARTICLE 18.

DEFAULT BY SUBLESSEE
--------------------

18.1. The occurrence of any of the following events shall constitute a default and breach of this Sublease by Sublessee (a `"Default"):

     A. The failure by Sublessee to pay when due the ground rent or additional rent or to make any other payment required to be made by Sublessee to Sublessor hereunder where such failure continues for seven (7) working days after written notice thereof by Sublessor to Sublessee.

     B. The abandonment or vacation of the Subleased Premises by Sublessee while in breach or default of any provision of this Sublease or that lasts for 14 days or more after written notice thereof by Sublessor to Sublessee.

     C. The failure by Sublessee to observe and perform any other provision of this Sublease (including without limitation compliance with federal, state and local laws and regulations) to be observed or performed by Sublessee, where such failure continues for thirty (30) working days after written notice thereof by Sublessor to Sublessee; provided that if the nature of such default is such that the same cannot reasonably be cured within such thirty-day period, Sublessee shall not be deemed to be in default if Sublessee shall within such period commence such cure and thereafter diligently prosecutes the same to completion.

     D. The making by Sublessee of any general assignment for the benefit of creditors; the filing by or against a Sublessee of a petition to have Sublessee adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy where possession is not restored to Sublessee within sixty (60) days; or the attachment, execution or other judicial seizure of substantially all of Sublessee's assets located at the Subleased Premises or of Sublessee's interest in this Sublease, where such seizure is not discharged within sixty (60) days.

18.2. In the event of any Default by Sublessee, Sublessor shall have the option to terminate this Sublease and all rights of Sublessee hereunder by giving written notice of such intention to terminate in the manner specified herein, or Sublessor may elect among any one or more of the following remedies without limiting any other remedies available to Sublessor:

     (1)  subject to available legal and factual defenses,

          - a decree or order of a court of competent jurisdiction compelling specific performance by Sublessee of its obligations under the Sublease;

          - a decree or order by a court of competent jurisdiction restraining or enjoining the breach by Sublessee of any of its obligations under the Sublease; and

     (2) to the extent allowed by law, the right to undertake to cure Sublessee's default, in which event Sublessee shall pay Sublessor the reasonable costs incurred in such undertaking, provided that such cost does not exceed the value of the rental payments to Sublessor due under this Sublease for the year in which such default occurs. Except for emergency conditions, Sublessor shall provide Sublessee with two
          (2) business days prior written notice of its intent to exercise the right to undertake to cure Sublessee's default. In the event Sublessee commences to cure such default within this two (2) day period and diligently prosecutes the same to completion, Sublessor shall refrain from exercising the right to undertake its own cure of Sublessee's default.

     In the event that Sublessor shall elect to so terminate this Sublease, then Sublessor may recover from Sublessee:

          (i)  any unpaid rent up to the effective date of termination; plus

          (ii) any other amount necessary to compensate Sublessor for all the detriment proximately caused by Sublessee's failure to perform its obligations under this Sublease or which in the ordinary course of things would be likely to result therefrom including the discounted value of the rental payments to Sublessor under the full term of this Sublease not otherwise offset by rentals realized from a subsequent sublease with a third party, including a sublessee provided by Sublessee and reasonably acceptable to Sublessor; plus

          (iii) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable New Hampshire law.

18.3. In the event of any such default by Sublessee, Sublessor shall also have the right, with or without terminating this Sublease, to reenter the Subleased Premises and remove all persons and property from the Subleased Premises to the extent allowed under New Hampshire law. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Sublessee. Under no circumstances shall Sublessor be held liable in damages or otherwise by reason of any such reentry or eviction or by reason of the exercise by Sublessor of any other remedy provided in this Article. All property of Sublessee which is stored by Sublessor may be redeemed by Sublessee within thirty (30) days after Sublessor takes possession upon payment to Sublessor in full of all obligations then due from Sublessee to Sublessor and of all costs incurred by Sublessor in providing such storage. If Sublessee fails to redeem such property within this thirty (30) day period, Sublessor may sell the property in any reasonable manner, and shall apply the proceeds of such sale actually collected first against the costs of storage and sale and then against any other obligation due from Sublessee.

18.4. In the event of the vacation or abandonment of the Subleased Premises by Sublessee for fourteen (14) days or in the event that Sublessor shall elect to reenter as provided in Section 18.3 or shall take possession of the Subleased Premises pursuant to any provision of New Hampshire law or pursuant to any notice provided by law, then if Sublessor does not elect to terminate this Sublease as provided in Section 18.2, Sublessor may from time to time, without terminating this Sublease, either recover all rental as it becomes due or relet the Subleased Premises or any part thereof for such terms and conditions as Sublessor in its sole discretion may deem advisable, including the right to make alterations and repairs to the Subleased Premises. In the event that Sublessor shall elect to relet, then rentals received by Sublessor from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Sublessee to Sublessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Subleased Premises; fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Sublessor and applied in payment of future rent as the same may become due and payable hereunder. Should the amount of rental received from such reletting during any month which is applied to the payment of rent be less than that required to be paid during that month by Sublessee under this Sublease, then Sublessee shall pay such deficiency to Sublessor immediately upon demand by Sublessor. Such deficiency shall be calculated and paid monthly. Sublessee shall also pay to Sublessor, as soon as ascertained, any costs and expenses incurred by Sublessor in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

18.5. The various rights and remedies reserved to Sublessor, including those not specifically described under this Sublease, shall be cumulative, and, except as otherwise provided by New Hampshire statutory law in force and effect at the time of the execution of this Sublease, Sublessor may pursue any or all of such rights and remedies, whether at the same time or otherwise.

18.6. No delay or omission of Sublessor to exercise any right or remedy shall be construed as a waiver of any such right or remedy or of any default by Sublessee.

18.7. Notwithstanding any other provision of this Sublease in the event the breach by Sublessee in the reasonable opinion of Sublessor affects or is likely to affect the efficient operation of the Airport or give rise to public safety concerns, in addition to any other remedy it may have under this Sublease, Sublessor shall also be entitled (but shall not be obligated) to take whatever actions is deemed necessary by Sublessor to abate or cure such situation and Sublessee shall reimburse Sublessor for all costs incurred by Sublessor in taking such action.

END OF ARTICLE 18
-----------------

ARTICLE 19.

DELEGATION - ASSIGNMENT - SUBLEASES - MORTGAGE
----------------------------------------------

19.1.  Delegation.  Sublessee shall not have the right to delegate any of its
       ----------
responsibilities or obligations under this Sublease.

19.2. Assignment. Sublessee may, subject to Condition 20 of the Master Lease, without the approval of Sublessor, assign its rights under this Sublease to a related corporation or other entity as long as Sublessee retains at least fifty-one percent (51 %) controlling interest in such related corporation or other entity. All other assignments shall be subject to approval of Sublessor, which approval shall not be withheld unreasonably. Sublessor has, as a condition of this Sublease, approved a sub-sublease to Aprisma Management Technologies, Inc., ("Aprisma") as evidenced by a duly executed Notice of Consent in the form attached hereto as Exhibit "D-2".

19.3.  Subleases.  Sublessee may not enter into any sublease of the land area
       ---------
of the Subleased Premises without Sublessor's prior written approval. Any request for Sublessor's approval shall be made at least thirty (30) days prior to the commencement of such tenancy and shall provide detailed information concerning the identity and financial condition of the proposed sublessee and the terms and conditions of the proposed sublease. Sublessor shall not unreasonably withhold or delay its consent to such sublease if (1) the use of the Subleased Premises associated with any sublease(s) is permitted under
Article 9, (2) the sublease(s) are consistent with the terms and conditions of this Sublease; provided, however, that Sublessee may rent the subleased area at rentals deemed appropriate by Sublessee, (3) Sublessee remains primarily liable to Sublessor to pay rent and to perform all other obligations to be performed by Sublessee under this Sublease, and (4) the proposed sublessee is financially and operationally responsible. In the event the rent for the land area of the Subleased Premises exceeds the rental charged to Sublessee under Article 4, Sublessee shall remit fifty percent (50%) of such excess to Sublessor upon receipt by Sublessee; provided, however, that any rental received by Sublessee during a period in which no rental is due to Sublessor shall be paid in its entirety to Sublessor. Sublessor acknowledges and agrees that the preceding sentence shall not apply to subleases pursuant to which Sublessee is leasing one or more buildings (or portions of buildings) to direct tenants of Sublessee notwithstanding the fact that under those subleases the tenants have the right to use some or all of the land area of the Subleased Premises in connection with their use and enjoyment of the building(s) they are subleasing from Sublessee.

19.4.  Continuing Liability of Sublessee.  No subletting, assignment or
       ---------------------------------
transfer, whether Sublessor's consent is required or otherwise given hereunder, shall release Sublessee's obligations or alter the primary liability of Sublessee to pay the rent and to perform all other obligations to be performed by Sublessee hereunder. The acceptance of rent by Sublessor from any other person shall not be deemed to be a waiver by Sublessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. If any assignee of Sublessee or any successor of Sublessee defaults in the performance of any of the terms hereof, Sublessor may proceed directly against Sublessee without the necessity of exhausting remedies against such assignee or successor. If Sublessee assigns this Sublease, or sublets all or a portion of the Subleased Premises, or requests the consent of Sublessor to any assignment or subletting, or if Sublessee requests the consent of Sublessor for any act that Sublessee proposes to do, then Sublessee shall pay Sublessor's reasonable processing fee and reimburse Sublessor for all reasonable attorneys' fees incurred in connection therewith. Any assignment or subletting of the Subleased Premises that is not in compliance with the provisions of this Article 19 shall be void and shall, at the option of Sublessor, but subject to any applicable notice and cure period, terminate this Sublease. Notwithstanding the preceding provisions regarding assignments and subletting and the continuing liability of Sublessee, the parties agree that Sublessee may, at any time, and whether or not its proposed assignment or sublease is to an affiliate, request that Sublessor in its sole discretion approve an assignment or sublease by Sublessee to a third party and relieve Sublessee of its liability under this Sublease.

19.5.  Bankruptcy.  If a petition is filed by or against Sublessee for relief
       ----------
under Title 11 of the United States Code, as amended (the "Bankruptcy Code"), and Sublessee (including for purposes of this Section Sublessee's successor in bankruptcy, whether a trustee or Sublessee as debtor-in-possession) assumes and proposes to assign, or proposes to assume and assign, this Sublease pursuant to the provisions of the Bankruptcy Code to any person or entity who has made a bona fide offer to accept an assignment of this Sublease, then notice of the proposed assignment setting forth (a) the name and address of the proposed assignee, (b) all of the terms and conditions of the offer and proposed assignment, and (c) the adequate assurance to be furnished by the proposed assignee of its future performance under the Sublease, shall be given to Sublessor by Sublessee no later than twenty (20) days after Sublessee has made or received such offer, but in no event later than thirty (30) days prior to the date on which Sublessee applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment. If this Sublease is assigned pursuant to the provisions of the Bankruptcy Code, Sublessor may request from the assignee a guarantee similar to that requested of Sublessee under Article 29. Any person or entity to which this Sublease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or documentation, to have assumed all of the Sublessee's obligations arising under this Sublease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Sublessor an instrument confirming such assumption. No provision of this Sublease shall be deemed a waiver of Sublessor's rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Sublease, to require a timely performance of Sublessee's obligations under this Sublease, or to regain possession of the Premises if this Sublease has neither been assumed nor rejected within sixty
(60) days after the date of the order for relief or within such additional time as a court of competent jurisdiction may have fixed. Notwithstanding anything in this Sublease to the contrary, all amounts payable by Sublessee to or on behalf of Sublessor under this Sublease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.

19.6. Notwithstanding any other provision of this Sublease, any assignment or sublease shall comply with the provision of Article 25 including the notice requirements of Condition 10.8 of the FFA (as that term is defined in Section
25.8 of this Sublease).

19.7.  Mortgages.  Subject to the provisions of this Sublease and Condition 21
       ---------
of the Master Lease, Sublessee shall have the right, at any time during the term of this Sublease, to encumber its estate in the Subleased Premises pursuant to one or more mortgages or deeds of trust ("Subleasehold Mortgage") only to provide financing as set forth herein. Any right granted to Sublessee to encumber its estate in the Subleased Premises through grant of a Subleasehold Mortgage shall be subject to the requirement that (i) the maximum amount of any permanent or refinance Subleasehold Mortgage shall not exceed eighty percent (80%) of the appraised fair market value of the Subleased Premises, including the Facility; and (ii) the maximum amount of any permanent or refinance Subleasehold Mortgage on the land area of the Subleased Premises, excluding the Facility, shall not exceed one hundred percent (100%) of the total cost of any authorized capital improvements with a useful life in excess of five (5) years. No Subleasehold Mortgage shall extend to or affect the fee, the reversionary interest or the estate of Sublessor and/or the Air Force in or to any land, building or improvements existing or subsequently constructed on the Subleased Premises. No Subleasehold Mortgage shall be binding upon Sublessor and/or the Air Force in the enforcement of its rights and remedies herein and by law provided, unless, and until a copy thereof shall have been delivered to Sublessor and the Air Force and such mortgage is authorized under this Section
19.7. Sublessor and Sublessee agree that so long as any authorized Subleasehold Mortgage is a lien on Sublessee's estate in the Subleased Premises, the mortgagee or beneficiary thereunder ("Subleasehold Mortgagee") shall have all of the following rights:

     (1) If Sublessee shall have delivered to Sublessor prior written notice of the address of any Subleasehold Mortgagee, Sublessor will give to the Subleasehold Mortgagee a copy of any notice under this Sublease at the time of giving such notice to Sublessee, and will give to the Subleasehold Mortgagee notice received by Sublessor of any rejection of this Sublease by the trustee in bankruptcy of Sublessee or by Sublessee as debtor-in-possession. In such case no termination of this Sublease or termination of Sublessee's right of possession of the Subleased Premises or reletting of the Subleased Premises by Sublessor predicated on the giving of any notice shall be effective unless Sublessor gives to the Subleasehold Mortgagee written notice or a copy of its notice to Sublessee of such default or termination, as the case may be. Notices, demands and requests from Sublessor to the Subleasehold Mortgagee shall be mailed to the address given to Sublessor by certified or registered mail and notices, demands and requests from the Subleasehold Mortgagee to Sublessor shall be delivered in the manner and to the address as specified in Article 23 hereof.

     (2) In the event of any default by Sublessee under the provisions of this Sublease, the Subleasehold Mortgagee will have the same concurrent grace periods as are given Sublessee for remedying such default or causing it to be remedied, plus, in each case, an additional period of thirty (30) days after the expiration thereof or after Sublessor has served a notice or a copy of a notice of default upon the Subleasehold Mortgagee, whichever is later.

     (3) In the event Sublessee shall default under any of the provisions of this Sublease, the Subleasehold Mortgagee, without prejudice to its rights against Sublessee, shall have the right to cure such default within the applicable grace periods provided for in the preceding paragraph of this Section whether the same consists of the failure to pay rent or the failure to perform any other matter or thing which Sublessee is hereby required to do or perform, and Sublessor shall accept such performance on the part of the Subleasehold Mortgagee as though the same had been done or performed by Sublessee. For such purpose Sublessor and Sublessee hereby authorize the Subleasehold Mortgagee to enter upon the Subleased Premises and to exercise any of Sublessee's rights and powers under this Sublease, and subject to the provisions of this Sublease, under the Subleasehold Mortgage.

     (4) The term "incurable default" as used herein means any default which cannot be cured by a Subleasehold Mortgagee. The term "curable default" means any default under this Sublease which is not an incurable default. In the event of any curable default under this Sublease, and if prior to the expiration of the applicable grace period specified in subparagraph (2) of this Section, the Subleasehold Mortgagee shall give Sublessor written notice that it intends to undertake the curing of such default, or to cause the same to be cured, or to exercise its rights to acquire the leasehold interest of Sublessee by foreclosure or otherwise, and shall immediately commence and then proceed with all due diligence to do so, whether by performance on behalf of Sublessee of its obligations under this Sublease, or by entry on the Subleased Premises by foreclosure or otherwise, then Sublessor will not terminate or take any action to effect a termination of this Sublease or re-enter, take possession of or relet the Subleased Premises or similarly enforce performance of this Sublease so long as the Subleasehold Mortgagee is, with all due diligence and in good faith, engaged in the curing of such default, or effecting such foreclosure, provided, however, that the Subleasehold Mortgagee shall not be required to continue such possession or continue such foreclosure proceedings if such default shall be cured. Nothing herein shall preclude Sublessor from terminating this Sublease with respect to any additional default which shall occur during the aforesaid period of forbearance and not be remedied within the period of grace, if any, applicable to any such additional default provided that Sublessor provides the Subleasehold Mortgagee with notice and opportunity to cure any such additional default.

     (5) In the event that this Sublease is terminated by Sublessor on account of any incurable default or in the event Sublessee's interest under this Sublease shall be sold, assigned, or transferred pursuant to the exercise of any remedy of this Sublease or pursuant to judicial proceedings, and if (i) no rent or other charges shall then be due and payable by Sublessee under this Sublease, and (ii) the Subleasehold Mortgagee shall have arranged to the reasonable satisfaction of Sublessor to cure any curable default of Sublessee under this Sublease, then Sublessor, within thirty (30) days after receiving a written request therefor, which shall be given within sixty (60) days after such termination or transfer and upon payment to it of all expenses, including attorney's fees, incident thereto, Sublessor will execute and deliver a new lease of the Subleased Premises to the Subleasehold Mortgagee or its nominee or to the purchaser, assignee or transferee, as the case may be, for the remainder of the term of this Sublease, containing the same covenants, agreements, terms, provisions and limitations as are contained herein. Upon the execution and delivery of such new lease, the new tenant, in its own name or in the name of Sublessor may take all appropriate steps as shall be necessary to remove Sublessee from the Subleased Premises, but Sublessor shall not be subject to any liability for the payment of fees, including reasonable attorney's fees, costs or expenses in connection therewith; and said new tenant shall pay all such fees; including attorney's fees, costs and expenses or, on demand, make reimbursements therefor to Sublessor.

     (6) In the event a default under the Subleasehold Mortgage shall have occurred, the Subleasehold Mortgagee may exercise, with respect to the Subleased Premises, any right, power or remedy under the Subleasehold Mortgage, which is not in conflict with the provisions of this Sublease. Any Subleasehold Mortgagee shall be liable to perform the obligations herein imposed on Sublessee only during the period it is in possession or ownership of the leasehold estate created hereby.

     (7) This Sublease may be assigned, with the consent of Sublessor, which consent shall not be unreasonably withheld or delayed, to or by the Subleasehold Mortgagee or its nominee, pursuant to foreclosure or similar proceedings.

     (8) No surrender (except a surrender upon the expiration of the term of this Sublease or upon termination by Sublessor pursuant and subject to the provisions of this Sublease) by Sublessee to Sublessor of this Sublease, or of the Subleased Premises, or any part thereof, or of any interest therein, and no termination of this Sublease by Sublessee shall be valid or effective, and neither this Sublease nor any of the terms hereof may be amended, modified, changed or canceled without prior written consent of the Subleasehold Mortgagee.

     Notwithstanding any provision of this Sublease to the contrary, no refinancing of any existing subleasehold mortgage shall be effective without the advance written approval of Sublessor which approval shall not be unreasonably withheld or delayed.


END OF ARTICLE 19
-----------------

ARTICLE 20.

[RESERVED]
----------

ARTICLE 21.

ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS
----------------------------------------------

21.1. Sublessor, on or before twenty (20) days following receipt of a written request from Sublessee, and Sublessee, on or before twenty (20) days following receipt of a written request from Sublessor, shall deliver to the party making such request a statement in writing certifying that this Sublease is unmodified and in full force and effect (or if there shall have been modifications that the same is in full force and effect as modified and stating the modifications) and the date to which the rent and any other deposits or charges have been paid and stating whether or not, to the best knowledge of the party executing such certificate (based on reasonable investigation), the party requesting such statement is in default in the performance of any covenant, agreement or condition contained in this Sublease and, if so, specifying each such default of which the executing party may have knowledge.

21.2. Sublessee, on or before twenty (20) days following receipt of a written request from Sublessor, shall deliver to Sublessor its annual financial statements of Sublessee and any parent, subsidiary, or affiliated entities as requested by Sublessor.

END OF ARTICLE 21
-----------------

ARTICLE 22.

INVALIDITY OF PARTICULAR PROVISIONS
-----------------------------------

     If any term or provision of this Sublease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.


END OF ARTICLE 22
-----------------

ARTICLE 23.

NOTICES
-------

     Whenever Sublessor or Sublessee shall desire to give or serve upon the other any notice, demand, request or other communication with respect to this Sublease or with respect to the Subleased Premises each such notice, demand, request or other communication shall be in writing and shall not be effective for any purpose unless same shall be given or served by personal delivery to the party or parties to whom such notice, demand, request or other communication is directed or by mailing the same, in duplicate, to such party or parties by certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Sublessor:  Pease Development Authority
                  360 Corporate Drive
                  Portsmouth, NH 03801
                  Attention: Executive Director

If to Sublessee:  273 Corporate Drive, LLC
                  Suite 202
                  170 Commerce Way
                  Portsmouth, NH 03801

or at such other address or addresses as Sublessor or Sublessee may from time to time designate by notice given by certified mail.

     Every notice, demand, request or communication hereunder sent by mail shall be deemed to have been given or served as of the second business day following the date of such mailing.

END OF ARTICLE 23
-----------------

ARTICLE 24.

QUIET ENJOYMENT
---------------

     Sublessor covenants and agrees that Sublessee, upon paying the rent and all other charges herein provided for and observing and keeping all covenants, agreements, and conditions of this Sublease on its part to be observed and kept, shall quietly have and enjoy the Subleased Premises during the term of this Sublease without hindrance or molestation by anyone claiming by or through Sublessor, subject, however, to the exceptions, reservations and conditions of this Sublease including, but not limited to the provisions of Article 25, Environmental Protection.


END OF ARTICLE 24
-----------------

ARTICLE 25.

ENVIRONMENTAL PROTECTION
------------------------

25.1. Sublessee and any sublessee or assignee of Sublessee shall comply with all federal, state, and local laws, regulations, and standards that are or may become applicable to Sublessee's or sublessee's or assignee's activities at the Subleased Premises, including but not limited to, the applicable environmental laws and regulations identified in Exhibit "E", as amended from time to time.

25.2. Sublessee and any sublessee or assignee of Sublessee shall be solely responsible for obtaining at their cost and expense any environmental permits required for their operations under this Sublease or any sublease or assignment, independent of any existing Airport permits.

25.3. Sublessee shall indemnify, defend and hold harmless Sublessor and the Air Force against and from all claims, judgments, damages, penalties, fines, costs and expenses, liabilities and losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on the use of the Premises, and sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees), resulting or arising from discharges, emissions, spills, releases, storage, or disposal of any Hazardous Substances as defined in
Section 25.5, or any other action or omission by the Sublessee, or any sublessee or assignee of the Sublessee, giving rise to Sublessor or Air Force liability, civil or criminal, or responsibility under federal, state or local environmental laws.

     This indemnification of Sublessor and Air Force by Sublessee includes, without limitation, any and all claims, judgment, damages, penalties, fines, costs and expenses, liabilities and losses incurred by Sublessor or Air Force in connection with any investigation of site conditions, or any remedial or removal action or other site restoration work required by any federal, state or local governmental unit or other person for or pertaining to any discharges, emissions, spills, releases, storage or disposal of Hazardous Substances arising or resulting from any act or omission of the Sublessee or any sublessee or assignee of the Sublessee at the Subleased Premises after the Occupancy Date. "Occupancy Date" as used herein shall mean the earlier of the first day of Sublessee's occupancy or use of the Subleased Premises or the date of execution of this Sublease. "Occupancy'' or "Use" shall mean any activity or presence including preparation and construction in or upon the Subleased Premises or any portion thereof.

     The provisions of this Section shall survive the expiration or termination of the Sublease, and the Sublessee's obligations hereunder shall apply whenever the Sublessor or the Air Force incurs costs or liabilities for the Sublessee's, its sublessees or licensees actions of the types described in this Article 25.

25.4. Notwithstanding any other provision of this Sublease, Sublessee and its sublessees and assignees do not assume any liability or responsibility for environmental impacts and damage caused by the use by the Air Force of toxic or hazardous wastes, substances or materials on any portion of the Airport, including the Subleased Premises. The Sublessee and its sublessees and assignees have no obligation to undertake the defense, remediation and cleanup, including the liability and responsibility for the costs of damages, penalties, legal and investigative services solely arising out of any claim or action in existence now, or which may be brought in the future by any person, including governmental units against the Air Force, because of any use of, or release from, any portion of the Airport (including the Subleased Premises) of any toxic or hazardous wastes, substances or materials prior to the Occupancy Date. Furthermore, the parties recognize and acknowledge the obligation of the Air Force to indemnify the Sublessor and Sublessee to the extent required by the provisions of Public Law No. 101-511, Section 8056 and Public Law No. 102-484, as amended.

     In addition, Sublessor shall indemnify, defend and hold harmless Sublessee against and from any and all claims, judgments, damages, penalties, fines, costs and expenses, liabilities and losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on the use of the Premises, and sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees), resulting or arising from discharges, emissions, spills, releases, storage or disposal of Hazardous Substances, or any other action by Sublessor giving rise to Sublessee liability or responsibility under federal, state or local environmental laws. This provision shall survive the expiration or termination of the Sublease, and the Sublessor's obligations hereunder shall apply whenever the Sublessee incurs costs or liabilities for the Sublessor's actions of the types described in this Article.

     The provisions of this Section 25.4 do not relieve the Sublessee, its sublessees or licensees of any obligation or liability with regard to third parties or regulatory authorities by operation of law.

25.5. As used in this Sublease, the. term "Hazardous Substances" means any hazardous or toxic substance, material or waste, oil or petroleum product, which is or becomes regulated by any local governmental authority, the State of New Hampshire or the United States Government. The term "Hazardous Substances" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," under New Hampshire RSA ch.147-A, (ii) defined as a "hazardous substance" under New Hampshire RSA ch.147-B, (iii) oil, gasoline or other petroleum product, (iv) asbestos, (v) listed under or defined as hazardous substance pursuant to Parts Env-Wm 110, 211-216,-353, 400-100 ("Hazardous Waste Rules") of the New Hampshire Code of Administrative Rules, (vi) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. (S)1317, (vii) defined as a "hazardous waste" pursuant to
Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C.
(S)6901 et seq. (42 U.S.C. (S)6903), or (viii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)9601 et seq. (42 U.S.C. (S)9601) and (ix) so defined in the regulations adopted and publications promulgated pursuant to any of such laws, or as such laws or regulations may be further amended, modified or supplemented (collectively "Hazardous Substance Laws").

     As used in this Sublease, the terms "release" and "storage" shall have the meanings provided in RSA 147-B:2, as amended, and the term "disposal" shall have the meaning provided in RSA 147-A:2.

25.6. Sublessor's rights under this Sublease specifically include the right for Sublessor to inspect the Subleased Premises and any buildings or other facilities thereon for compliance with environmental, safety, and occupational health laws and regulations, whether or not the Sublessor is responsible for enforcing them. Such inspections are without prejudice to the right of duly constituted enforcement officials to make such inspections.

25.7. Notwithstanding any other provision of this Sublease, Sublessor is not responsible for any removal or containment of asbestos. If Sublessee and any sublessee or assignee intend to make any improvements, alterations or repairs, including demolition, that require the removal of asbestos, an appropriate asbestos removal and disposal plan must be incorporated in the plans and specifications and submitted for prior approval. The asbestos disposal plan shall identify the proposed disposal site for the asbestos. In addition, non-friable asbestos which becomes friable through or as a consequence of the activities of Sublessee will be abated by Sublessee at its sole cost and expense.

25.8. Sublessor and Sublessee acknowledge that the Airport has been identified as a National Priority List (NPL) Site under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) of 1980, as amended. Sublessee acknowledges that Sublessor has provided it with a copy of the Pease Federal Facility Agreement ("FFA") entered into by EPA, and the Air Force on April 24, 1991, and Modification No. l thereto, effective March 18, 1993, agrees that it will comply with the terms of the FFA to the extent the same may be applicable to the Subleased Premises and that should any conflict arise between the terms of the FFA and the provisions of this Sublease, the terms of the FFA will take precedence. The Sublessee further agrees that the Sublessor assumes no liability to the Sublessee or any sublessee or assignee of Sublessee should implementation of the FFA interfere with their use of the Subleased Premises. The Sublessee and its sublessee(s) and assignee(s) hall have no claim on account of any such interference against the Sublessor or any officer, agent, employee or contractor thereof, other than for abatement of rent.

25.9. The Air Force, EPA, and NHDES and their officers, agents, employees, contractors, and subcontractors have the right, upon reasonable notice to the Sublessee and any sublessee or assignee, to enter upon the Subleased Premises for the purposes enumerated in this subparagraph and for such other purposes consistent with the FFA:

          (1) to conduct investigations and surveys, including, where necessary, drilling, soil and water sampling, testpitting, testing soil borings and other activities related to the Pease Installation Restoration Program ("IRP") or the FFA;

          (2) to inspect field activities of the Air Force and its contractors and subcontractors in implementing the IRP or the FFA;

          (3) to conduct any test or survey required by the EPA or NHDES relating to the implementation of the FFA or environmental conditions at the Subleased Premises or to verify any data submitted to the EPA or NHDES by the Air Force relating to such conditions;

          (4) to conduct, operate, maintain or undertake any other response or remedial action as required or necessary under the IRP or the FFA, including, but not limited to monitoring wells, pumping wells and treatment facilities.

25.10. Sublessee and its sublessees and assignees agree to comply with the provisions of any health or safety plan in effect under the IRP or the FFA during the course of any of the above described response or remedial actions. Any inspection, survey, investigation, or other response or remedial action will, to the extent practicable, be coordinated with representatives designated by the Sublessee and any sublessee or assignee. Sublessee and any sublessee or assignee shall have no claim on account of such entries against the United States or the State as defined in FFA or any officer, agent, employee, contractor, or subcontractor thereof.

25.11. Sublessee further agrees that in the event of any authorized sublease or assignment of the Subleased Premises, it shall provide to the Air Force, EPA and NHDES by certified mail a copy of the agreement of sublease or assignment of the Subleased Premises within fourteen (14) days after the effective date of such transaction. Sublessee may delete the financial terms and any other proprietary information from any sublease or assignment submitted to the above mentioned entities.

25.12. The Airport air emissions offsets and Air Force accumulation points for hazardous and other wastes will not be made available to Sublessee. Sublessee shall be responsible for obtaining from some other source(s) any air pollution credits that may be required to offset emissions resulting from its activities under the Sublease.

25.13. Any permit required under Hazardous Substance Laws for the management of Hazardous Substances stored or generated by Sublessee or any sublessee or assignee of Sublessee shall be obtained by Sublessee or its sublessees or assignee and shall be limited to generation and transportation. Any violation of this requirement shall be deemed a material breach of this Sublease. Sublessee shall provide at its own expense such hazardous waste storage facilities, complying with all laws and regulations, as it needs for management of its hazardous waste.

25.14. Sublessee, and any sublessee or assignee of Sublessee whose operations utilize Hazardous Substances, shall have a completed and approved plan for responding to Hazardous Substances spills prior to commencement of operations on the Subleased Premises. Such plan shall comply with changes in site conditions or applicable requirements and shall be updated from time to time, as may be required to comply with changes in site conditions or applicable requirements and shall be approved by agencies having regulatory jurisdiction over such plan. Such plan shall be independent of, but not inconsistent with, any plan or other standard of Sublessor applicable to the Airport and except for initial fire response and/or spill containment, shall not rely on use of the Airport or Sublessor personnel or equipment. Should the Sublessor provide any personnel or equipment, whether for initial fire response and/or spill containment or otherwise, on request of the Sublessee, or because the Sublessee was not, in the opinion of Sublessor, conducting timely cleanup actions, the Sublessee agrees to reimburse the Sublessor for its costs.

25.15. Sublessee, and any sublessee or assignee of Sublessee, must maintain and make available to Sublessor, the Air Force, EPA and NHDES all records, inspection logs, and manifests that track the generation, handling, storage, treatment and disposal of hazardous waste, as well as all other records required by applicable laws and requirements. The Sublessor and the Air Force reserve the right to inspect the Subleased Premises and Sublessee's, its sublessee's or assignee's records for compliance with Federal, State, local laws, regulations, and other requirements relating to the generation, handling, storage, treatment and disposal of hazardous waste, as well as the discharge or release of hazardous substances. Violations may be reported by Sublessor and the Air Force to appropriate regulatory agencies, as required by applicable law. The Sublessee, its sublessees or assignees shall be liable for the payment of any fines and penalties or costs which may accrue to the Government or Sublessor as a result of the actions of Sublessee, its sublessees or assignees, respectively.

25.16. Sublessee, its sublessees and assignees agree to comply with the provisions of any Wetlands Management Plan in effect at Pease, a copy of which is attached hereto and incorporated herein as Exhibit H. Sublessee, its sublessees and assignees will minimize the destruction, loss or degradation of wetlands on the Subleased Premises. Sublessee, its sublessees and assignees will obtain prior written approval from Sublessor and the Air Force before conducting any new construction in wetland areas. Sublessee, its sublessees and assignees will obtain all necessary permits or waivers under Section 404 of the Clean Water Act and the New Hampshire Fill and Dredge in Wetlands Act.

25.17. Prior to the development of any portion of the Subleased Premises on which a wetland has been identified in the Final Supplemental Environmental Impact Statement dated August 1995 ("SEIS"), the Sublessee, its sublessees and assignees, as applicable, shall, if one has not previously been completed, perform a wetland delineation.

25.18. Prior to the storage, mixing, or application of any pesticide, as that term is defined under the Federal Insecticide, Fungicide, and Rodenticide Act, the Sublessee, its sublessees and assignees shall prepare a plan for storage, mixing and application of pesticides ("Pesticide Management Plan"). The Pesticide Management Plan shall be sufficient to meet all applicable Federal, State and local pesticide requirements. The Sublessee, its sublessees and assignees shall store, mix and apply all pesticides within the Subleased Premises only in strict compliance with the Pesticide Management Plan. The pesticides will only be applied by a licensed applicator.

25.19. The Sublessee, its sublessees and assignees must notify the Sublessor and the Site Manager of its intent to possess, store, or use any licensed or licensable source or byproduct materials, as those terms are defined under the Atomic Energy Act and its implementing regulations; of Sublessee's, its sublessees and assignees intent to possess, use, or store radium; and of Sublessee's, its sublessees and assignees intent to possess or use any equipment producing ionizing radiation and subject to specific licensing requirements or other individual regulations, at least sixty (60) days prior to the entry of such materials or equipment upon the Airport. Upon notification, the Sublessor and the Site Manager may impose such requirements, including prohibition of possession, use, or storage, as deemed necessary to adequately protect health and human environment. Thereafter, the Sublessee must notify the Sublessor and the Site Manager of the presence of all licensed or licensable source or other byproduct materials, of the presence of all radium, and of the presence of all equipment producing ionizing radiation and subject to specific licensing requirements or other individual regulation; provided, however, that the Sublessee, its sublessees and assignees need not make either of the above notifications to the Sublessor and the Site Manager with respect to source and byproduct material which is exempt from regulation under the Atomic Energy Act. The Sublessee shall not, under any circumstances, use, own, possess or allow the presence of special nuclear material on the Subleased Premises.

25.20. The Sublessee, its sublessees and assignees acknowledge that lead-based paint may be present in and on facilities within the Subleased Premises. The Air Force may conduct surveys to determine the existence and extent of any possible lead-based paint in or on the Subleased Premises. Prior to beginning any Alterations, other construction or construction related work, (to include paint stripping or sanding), excavating, demolition, or restoration, the Sublessee, any sublessee or assignee must test any paint which would be disturbed unless a conclusive determination has been made that lead-based paint is not present. If paint is lead-based, the Sublessee, any sublessee or assignee is required to handle it in accordance with Title X and all applicable Federal, State and local laws and regulations at its own expense. The Sublessee is required to ensure that any lead-based paint is maintained in good condition.

25.21. The Sublessee acknowledges that chlordane was used at selected housing units as described in Environmental Condition Report, Exhibit D-1 of the Master Lease. The Sublessee, its sublessees or assignees will follow all applicable laws and regulations should the Sublessee, its sublessee or assignee choose to disturb or excavate any of this material. Any cost associated with this action shall be at the Sublessee's, its sublessee's or assignee's expense.


END OF ARTICLE 25
-----------------

ARTICLE 26.

MISCELLANEOUS
-------------

26.1. All rent and all other sums which may from time to time become due and payable by Sublessee to Sublessor under any of the provisions of this Sublease shall be made payable to the "Pease Development Authority" and forwarded by the Sublessee direct to Sublessor's Executive Director at the address specified in
Article 23. All such rent and other sums if not paid on the due date and the expiration of any applicable notice and cure period shall bear interest from and after the due date thereof at the higher of the then current rate applied to legal judgments by the courts of the State of New Hampshire or the rate of prime plus 4% per annum; provided, however, that such interest shall in no event exceed the maximum rate permitted by law.

26.2. In all cases the language in all parts of this Sublease shall be construed simply, according to its fair meaning and not strictly for or against Sublessor or Sublessee.

26.3. The word titles underlying the Article designations contained herein are inserted solely for convenience and under no circumstances are they or any of them to be treated or construed as any part of this instrument.

26.4. In any action or proceeding which either Party may take to enforce such Party's rights hereunder, whether prior to or after breach or termination, or to which such Party may be made a party because of any matters arising or growing out of this Sublease, and due to the act or default of the other, the Party whose act or default caused the other Party, without fault to become involved in such litigation, or who shall be defeated in such litigation, agrees to pay all costs incurred by the winning or other party therein, including reasonable attorneys' fees.

26.5. If Sublessee should remain in possession of the Subleased Premises after the expiration of the term of this Sublease and without executing a new lease, then such holding over shall be construed as a tenancy from month to month, subject to all the conditions, provisions and obligations of this Sublease insofar as the same are applicable to a month to month tenancy.

26.6. The individual executing this Sublease on behalf of Sublessee represents and warrants that he or she is duly authorized to execute and deliver this Sublease on behalf of said entity, and that this Sublease is binding upon said entity in accordance with its terms. A Certificate of Existence issued by the New Hampshire Secretary of State is attached to this Sublease as Exhibit F.

26.7. This Sublease covers in full each and every agreement of every kind or nature whatsoever between the Parties hereto concerning the Subleased Premises and all preliminary negotiations and agreements of every kind or nature whatsoever with respect to the Subleased Premises; and no other person, firm or corporation has at any time had any authority from Sublessor to make any representations or promises on behalf of Sublessor, and Sublessee expressly agrees that if any such representations or promises have been made by Sublessor or others, Sublessee hereby waives all right to rely thereon. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law, or custom to the contrary notwithstanding. No provision of this Sublease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. Sublessee acknowledges that it has read this Section and understands it to be a waiver of any right to rely on any representations or agreements not expressly set forth in this Sublease.

26.8. Subject to the provisions hereof, this Sublease shall be binding upon and shall inure; to the benefit of the Parties hereto and their respective successors and assigns, and wherever a reference in this Sublease is made to either of the Parties hereto such reference shall be deemed to include, wherever applicable, also a reference to the successors and assigns of such party, as if in every case so expressed.

26.9. Nothing contained in this Sublease shall be deemed or construed by the Parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any association between Sublessor and Sublessee, and neither the method of computation of rent nor any other provision contained in this Sublease nor any acts of the Parties hereto shall be deemed to create any relationship between Sublessor and Sublessee other than the relationship of landlord and tenant.

26.10. Sublessee hereby acknowledges that late payment by Sublessee to Sublessor of rent and other sums due under this Sublease will cause Sublessor to incur additional costs not contemplated by this Sublease, the exact amount of which will be extremely difficult to ascertain. Such additional costs include, without limitation, processing and accounting charges, and late charges which may be imposed upon Sublessor by the terms of the mortgage or deed of trust covering the Premises. Therefore, if any installment of rent or any other sum due from Sublessee shall not be received in or within seven (7) days of the date that such amount shall be due, Sublessee agrees to pay, and shall pay, to Sublessor a late charge equal to five percent (5%) of the overdue amount. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Sublessor will incur by reason of late payment by Sublessee. Acceptance of such late charge by Sublessor shall in no event constitute a waiver of Sublessee's default with respect to such overdue amount or prevent Sublessor from exercising any or all of the other rights and remedies granted under this Sublease.

26.11. Each party warrants to the other that it has had no dealing with any real estate broker or agent in connection with the negotiation of this Sublease.

26.12. This Sublease shall be construed and enforced in accordance with the laws of the State of New Hampshire.

26.13. Any actions or proceedings with respect to any matters arising under or growing out of this Sublease shall be instituted and prosecuted only in courts located in the State of New Hampshire. Notwithstanding any other provision of this Sublease, no provision of this Sublease shall be deemed to constitute or effect a waiver of the sovereign immunity of the State of New Hampshire and no provision of this Sublease, other than the provisions of Article 25 in which Sublessor agrees to indemnify Sublessee, shall be deemed to constitute or effect a waiver of the sovereign immunity of Sublessor as a body politic and corporate of the State of New Hampshire.

The sovereign immunity of the State of New Hampshire is reserved to the State of New Hampshire to the fullest extent allowed under law and the sovereign immunity of Sublessor is reserved to Sublessor to the fullest extent allowed under law with the sole exception of Sublessor's indemnification obligations to Sublessee under Article 25, provided, however, that Sublessor agrees to waive immunity for contractual claims under this Sublease to the extent permitted by New Hampshire RSA Ch. 491:8, as the same may be amended.

26.14. This instrument may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

26.15. Sublessee shall faithfully observe and comply with such rules and regulations as Sublessor may adopt for the operation of the Airport, which rules and regulations are reasonable and nondiscriminatory as well as all modifications thereof and additions thereto. Sublessor shall not be responsible to Sublessee for the violation or nonperformance by any other tenant of Sublessor of any of such Rules and Regulations.

26.16. Sublessee agrees to conform to such additional provisions required, from time to time, by the FAA ("FAA Requirements") or its successor with respect to the operation of the Airport, or a portion thereof. The current FAA Requirements are attached hereto as Exhibit "D" and incorporated herein by reference.

26.17. This Sublease is subject and subordinate to any agreements heretofore or hereafter made between Sublessor and the United States or the Air Force, the execution of which is required to enable or permit transfer of rights or property to Sublessor for airport purposes or expenditure of federal grant funds for airport improvement, maintenance or development, including, without limitation, the Application and Acceptance, Master Lease and FFA. Sublessee shall abide by requirements of any agreement between Sublessor and the United States or the Air Force applicable to the Subleased Premises or Sublessee's activities at the Airport and shall consent to amendments and modifications of this Sublease if required by such agreements or as a condition of Sublessor's entry into such agreements; provided, however, that no such agreement shall modify or alter any obligation of Sublessee with respect to rent or additional rent payments due by Sublessee to Sublessor under this Sublease.

26.18. Sublessor, in its sole discretion, shall determine and may from time to time change the routes of surface ingress and egress connecting the Subleased Premises. Sublessor also reserves the right to further develop the Airport, or such portion of the Airport as is owned or controlled by 5ublessor, as it sees fit, regardless of the desires or views of Sublessee and without interference or hindrance.

26.19. The Sublessee herein covenants by and for itself, its heirs, executors, administrators, and assigns, and all persons claiming under or through it, that this Sublease is made and accepted upon and subject to the following conditions:

     That there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, national origin, or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure, or enjoyment of the Premises herein leased nor shall the Sublessee, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy, of tenants, lessees, sublessees, subtenants, or venders in the Subleased Premises herein leased.

26.20. All obligations of Sublessee to indemnify, defend and hold harmless Sublessor and to make any monetary payment to Sublessor, shall survive the termination or expiration of this Sublease.

26.21. Sublessor and Sublessee shall, at the request of either one, promptly execute a Notice of Lease with respect to this Sublease in form suitable for recording, setting forth the names and addresses of the parties, a description of the Premises, the term and any extension terms, any options or rights of first refusal, and any other terms and provisions hereof as either party may request excepting for the rental and financial terms.

END OF ARTICLE 26
-----------------

ARTICLE 27.

GUARANTIES
----------

27.1. At the time of execution of this Sublease, Sublessee shall provide Sublessor with Guaranties in the form set forth in Exhibit G executed by John Kane, Michael Kane, William V. Wagner, Arnold Katz, and Gregory W. Whalen (each a "Guarantor"), the effect of which will be to guarantee independently the obligations of Sublessee under this Sublease as provided and subject to the conditions and limitations set forth in each Guarantor's guaranty.

END OF ARTICLE 27
-----------------

                                   EXECUTION
                                   ---------

     IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease effective as of the 4th day of December, 2000.

                              PEASE DEVELOPMENT AUTHORITY

                              By:  GEORGE R. MEYER
                                   -------------------------

                              Its: Executive Director
                                   -------------------------
                                         "Sublessor"

                                   273 CORPORATE DRIVE, LLC

                              By:  ARNOLD S. KATZ
                                   -------------------------

                              Its: Manager
                                   -------------------------
                                         "Sublessee"

STATE OF NEW HAMPSHIRE
COUNTY OF ROCKINGHAM, ss

On this 4th day of December, 2000, before me, Heather N. Green,  a Notary Public
                                              ----------------
in and for said County and State, personally appeared Arnold S. Katz, personally
                                                      --------------
known to me (or proved tome on the basis of satisfactory evidence) to be the Manager of 273 CORPORATE DRIVE, LLC, and on oath stated that he was authorized
-------
to execute this instrument and acknowledged it to be his free and voluntary act for the uses and purposes set forth herein.

                              HEATHER N. GREEN
                              -----------------------------
                              Notary Public in and for said County and State Printed Name: Heather N. Green, Notary Public My commission expires: July 14, 2005

STATE OF NEW HAMPSHIRE
COUNTY OF ROCKINGHAM, ss

On this 5th day of December, 2000, before me, Susan R. MacDonald, a Notary
                                              ------------------
Public in and for said County and State, personally appeared George R. Meyer,
                                                             ---------------
personally known to me (or proved tome on the basis of satisfactory evidence) to be the Executive Director of the Pease Development Authority and on oath stated that he was authorized to execute this instrument and acknowledged it to be his free and voluntary act for the uses and purposes set forth herein.

                              SUSAN R. MACDONALD
                              ------------------------------
                              Notary Public in and for said County and State Printed Name: Susan R. MacDonald
                              My commission expires: February 19, 2002

                                   EXHIBIT 1


                           APPLICATION AND ACCEPTANCE
                           --------------------------

                           DEPARTMENT OF THE AIR FORCE
                        Base Disposal Agency (AFBDA-BDR)
                            WASHINGTON, DC 20330-5140

                    AMENDED APPLICATION FOR AIRPORT PROPERTY
   BY STATE, POLITICAL SUBDIVISION, MUNICIPALITY, OR TAX-SUPPORTED INSTITUTION

      Application is hereby made to the Department of the Air Force by, the Pease Development Authority, an authority authorized under the laws of the State of New Hampshire ("Applicant") for transfer to it, pursuant to 13(g) of the Surplus Property Act of 1944, as amended (50 App. U.S.C. 1622(g)) and upon the terms and conditions herein set forth, of surplus property consisting of portions of the installation generally known as Pease Air Force Base ("Pease AFB"), located in or near Portsmouth, State of New Hampshire, including certain related personal property, all more particularly described in Schedule A and shown on Schedule B, both schedules attached hereto and made a part of this Application. All real and personal property identified in Schedules A and B is hereinafter referred to as the "Airport."

                              TERMS AND CONDITIONS

      1. This Application and its acceptance by the Department of the Air Force ("Air Force" or "Government") and the related lease agreement ("Related Lease") to be executed contemporaneously herewith shall constitute the entire agreement between the

Applicant and the Air Force unless modified in writing signed by both parties.

      2. Applicant warrants that no person or agency has been employed or retained to solicit or secure acceptance of this Application upon an agreement or understanding for a commission, percentage, brokerage, or other contingent fee, except bona fide employees or bona fide commercial agencies maintained by the Applicant for the purpose of doing business. For breach or violation of this warranty, the Government shall have the right to annul this contract without liability, or in its discretion to require Applicant to pay to it the full amount of such commission, percentage, brokerage, or contingent fee.

      3. The failure of Applicant to inspect fully the Airport or to be fully informed as to the condition thereof will not constitute grounds for any noncompliance with the terms of this Application if accepted by the Air Force.

      4. The Airport will be transferred "as is" and "where is" without warranty or guarantee, express or implied, of any kind or nature, except as otherwise expressly stated in Section 5 below. This provision shall not be construed to require the Applicant to release the United States from any liability it may have incurred under Federal or state environmental laws for any act or omission of the United States, or its officers, agents, or employees, at Pease AFB.

      5. It is the intent of the Applicant and the Air Force that this Application, when accepted by the Air Force, will constitute a contract for the transfer of the Airport to the Applicant, setting forth terms and conditions to be included in the deed effecting the final disposition of the Airport. Final disposition of the Airport shall be accomplished by execution of a deed in form satisfactory to the Air Force, the Federal Aviation Administration ("FAA"), and the Applicant without warranty, express or implied, except that the deed shall include the provisions of Section 5a below, as covenants running with the land and binding on the Government. The deed also shall contain covenants running with the land which require the observance by the grantee of the reservations, restrictions, and conditions contained below in Sections 5b to 5n inclusive; except that the provisions of subsections 5b(1) and 5b(2) below shall be included in the deed as conditions subsequent rather than as covenants.

            a. Information and Covenants Required Pursuant to 42 U.S.C. 9620(h)(3). That if any hazardous substance was stored for one year or more, known to have been released, or disposed of on the real property, each deed entered into for the transfer of such property by the United States to any other person or entity shall contain, pursuant to 42 U.S.C. 9620(h)(3), the following:

                  (1) to the extent such information is available on the basis of a complete search of Air Force files, (a) a notice of the type and quantity of such hazardous substances; (b) notice of the time at which such storage, release, or disposal took place; and (c) a description of the remedial action taken, if any; and

                  (2) if the grantee is not a potentially responsible party with respect to the real property, a covenant warranting that (a) all remedial action necessary to protect human health and the environment with respect to any such substance remaining on the property has been taken before the date of such transfer, and (b) any additional remedial action found to be necessary after the date of such transfer shall be conducted by the United States.

            b. Use by the Grantee.

                  (1) That, except as provided in subsection 5b(4) hereof, the Airport shall be used for public airport purposes for the use and benefit of the public, on reasonable terms and without unjust discrimination and without grant or exercise of any exclusive right for use of the Airport within the meaning of the term "exclusive right" as used in subsection 5b(6).

                  (2) That, except as provided in subsection 5b(4) hereof, the entire landing area, as defined in Section 101 of the Federal Aviation Act of 1958, as amended, and Federal Aviation Regulations pertaining thereto, and all structures, improvements, facilities and equipment in which any interest is transferred shall be maintained for the use and benefit of the public at all times in safe and serviceable condition so as to assure its efficient operation and use; provided, however, that such maintenance shall be required as to structures, improvements, facilities, and equipment only during the useful life thereof as determined by the Administrator of the FAA or his or her successor in function. In the event materials are required to rehabilitate or repair certain of the aforementioned structures, improvements, facilities, or equipment, they may be procured by demolition of other structures, improvements, facilities, or equipment transferred as a result of this Application and located on the above-described land, which have outlived their use as airport property in the opinion of the Administrator of the FAA or his or her successor in function. Notwithstanding any other provision of this instrument: (i) with the prior written approval of the FAA, the grantee may close or otherwise limit use or access to any portion of the Airport that it deems appropriate if such closure or use limitation is related to Airport operating considerations or is based upon insufficient demand for such portion of the Airport; and (ii) with respect to any such portion of the Airport, the grantee shall be under no obligation to maintain the same other than as may be required to maintain adequate public safety conditions.

                  (3) That insofar as it is within its power and to the extent reasonable, the grantee shall adequately clear and protect the aerial approaches to the Airport. The grantee will, either by the acquisition and retention of easements or other interests in or rights for the use of land airspace, or by the adoption and enforcement of zoning regulations, prevent the construction, erection, alteration, or growth of any structure, tree, or other object in the approach areas of the runways of the Airport which would constitute an obstruction to air navigation according to the criteria or standards prescribed in Part 77 of the Federal Aviation Administration Regulations, as applicable, according to the currently approved airport layout plan. In addition, the grantee will not erect or permit the erection of any permanent structure or facility which would interfere materially with the use, operation, or future development of the Airport, in any portion of a runway approach area in which the grantee has acquired, or may hereafter acquire a property interest permitting it to so control the use made of the surface of the land. Insofar as is within its power and to the extent reasonable the grantee will take action to restrict the use of the land adjacent to or in the immediate vicinity of the Airport to activities and purposes compatible with normal airport operations, including landing and takeoff of aircraft.

                  (4) That no property included in the Airport shall be used, leased, sold, salvaged, or disposed of by the grantee for other than airport purposes without the written consent of the Administrator of the FAA or his or her successor in function. This consent shall be granted only if the Administrator of the FAA or his or her successor in function determines that the property can be used, leased, sold, salvaged, or disposed of for other than airport purposes without materially and adversely affecting the development, improvement, operation, or maintenance of the Airport. The term "property" as used herein, is deemed to include revenues or proceeds (including any insurance proceeds) derived from the Airport. The term "airport purposes" as used herein shall have the same meaning as that ascribed to the term under 14 CFR Section 154.1(d) and shall include the use of property to produce sources of revenue from nonaviation business at the Airport and all uses in connection with airport purposes contemplated within the scope of the Final Environmental Impact Statement, Disposal and Reuse of Pease Air Force Base, New Hampshire (U.S. Air Force, June 1991) ("FEIS"), the Record of Decision dated August 20, 1991 (including attachments thereto) ("ROD"), and the Supplemental Record of Decision dated April 13, 1992 ("Supplemental ROD").

                  (5) That property transferred for the development, improvement, operation or maintenance of the Airport shall be used and maintained for the use and benefit of the public on fair and reasonable terms, without unjust discrimination. In furtherance of this covenant (but without limiting its general applicability and effect), the grantee specifically agrees:
(a) that it will keep the Airport open to all types, kinds, and classes of aeronautical use without discrimination between such types, kinds and classes. Provided, that the grantee may establish such fair, equal, and not unjustly discriminatory conditions to be met by all users of the Airport as may be necessary for the safe and efficient operation of the Airport; and provided, that the grantee may prohibit or limit any given type, kind, or class of aeronautical use of the Airport if such action is necessary for the safe operation of the Airport or necessary to serve the civil aviation needs of the public: (b) that, in its operation and the operation of facilities on the Airport, neither it nor any person or organization occupying space or facilities thereupon, will discriminate against any person or class of persons by reason of race, color, creed, or national origin in the use of any of the facilities provided for the public at the Airport; (c) that, in any agreement, contract, lease, or other arrangement under which a right or privilege at the Airport is granted to any person, firm or corporation to conduct or engage in any aeronautical activity for furnishing services to the public at the Airport, the grantee will insert and enforce provisions requiring the contractor: (i) to furnish said service on a fair, equal and not unjustly discriminatory basis to all users thereof, and (ii) to charge fair, reasonable, and not unjustly discriminatory prices for each unit for service, provided, that the contractor may be allowed to make reasonable and nondiscriminatory discounts, rebates, or other similar types of price reductions to volume purchasers; (d) that, the grantee will not exercise or grant any right or privilege which would operate to prevent any person, firm, or corporation operating aircraft on the Airport from performing any services on its own aircraft with its own employees (including, but not limited to maintenance and repair) that it may choose to perform;

(e) that, in the event the grantee itself exercises any of the rights and privileges referred to in subsection (c) above, the services involved will be provided on the same conditions as would apply to the furnishing of such services by contractors or concessionaires of the grantee under the provisions of such subsection (c) of this paragraph 5b(5).

                  (6) That the grantee will not grant or permit any exclusive right for the use of the Airport which is forbidden by Section 308 of the Federal Aviation Act of 1958, as amended, by any person or persons to the exclusion of others in the same class and will otherwise comply with all applicable laws. In furtherance of this covenant (but without limiting its general applicability and effect), the grantee specifically agrees that, unless authorized by the Administrator of FAA or his or her successor in function, it will not, either directly or indirectly, grant or permit any person, firm or corporation the exclusive right to conduct any aeronautical activity on the Airport including but not limited to, charter flights, pilot training, aircraft rental and sight-seeing, aerial photography, crop dusting, aerial advertising and surveying, air carrier operations, aircraft sales and services, sale of aviation petroleum products whether or not conducted in conjunction with other aeronautical activity, repair and maintenance of aircraft, sale of aircraft parts, and any other activities which because of their direct relationship to the operation of aircraft can be regarded as an aeronautical activity. The grantee further agrees that it will terminate as soon as possible and no later than the earliest renewal, cancellation, or expiration date applicable thereof, any exclusive right existing at any airport owned or controlled by the grantee or hereinafter acquired and that, thereafter, no such right shall be granted. However, nothing contained herein shall be construed to prohibit the granting or exercise of an exclusive right for the furnishing of nonaviation products and supplies or any services of a nonaeronautical nature or to obligate the grantee to furnish any particular nonaeronautical service at the Airport.

                  (7) That the grantee will operate and maintain in a safe and serviceable condition, as deemed reasonably necessary by the Administrator of the FAA or his or her successor in function, the Airport and all facilities thereon and connected therewith which are necessary to service the aeronautical users of the Airport, other than facilities owned or controlled by the United States, and will not permit any activity thereon which would interfere with its use for airport purposes. Nothing contained herein shall be construed to require
(a) that the Airport be operated for aeronautical uses during temporary periods when snow, flood, or other climatic conditions interfere with such operation and maintenance, or (b) repair, restoration or replacement of any structure or facility which is substantially damaged or destroyed due to an act of God or other condition or circumstances beyond the control of the grantee.

                  (8) That the grantee will: (a) furnish the FAA with annual or special Airport financial and operational reports as may be reasonably requested using either forms furnished by the FAA or in such manner as it elects so long as the essential data are furnished, and (b) upon reasonable request of the FAA, make available for inspection by any duly authorized representative of the FAA the Airport and all Airport records and documents affecting the Airport, including deeds, leases, operation and use agreements, regulations, and other instruments and will furnish to the FAA a true copy of any such document which may be reasonably requested.

                  (9) That the grantee will not enter into any action which would operate to deprive it of any of the rights and powers necessary to perform or comply with any or all of the covenants and conditions set forth herein unless by such transaction the obligation to perform or comply with all such covenants and conditions is assumed by another public agency found by the FAA to be eligible as a public agency as defined in the Airport and Airway Improvement Act of 1982 (P. L. 97-248), as amended, to assume such obligation and have the power, authority, and financial resources to carry out all such obligations. If an arrangement is made for management or operation of the Airport by any agency or person other than the grantee, the grantee shall reserve sufficient rights and authority to insure that such Airport will be operated and maintained in accordance with these covenants and conditions, any applicable Federal statute, and applicable provisions of the Federal Aviation Regulations.

                  (10) That the grantee will at all times keep an up-to-date airport layout map of the Airport at which the property described herein is located, showing: (a) the boundaries of the Airport and all proposed additions thereto, together with the boundaries of all off-site areas owned or controlled by the grantee for airport purposes and proposed additions thereto; (b) the location and nature of all existing and proposed airport facilities and structures (such as runways, taxiways, aprons, terminal buildings, hangars, and roads), including all proposed extensions and reductions of existing airport facilities; (c) the location of all existing and proposed non-aviation areas and all existing improvements thereon and uses made thereof. The airport layout map and each amendment, revision or modification thereof, shall be subject to the approval of the FAA; which approval shall be evidenced by the signature of a duly authorized representative of the FAA on the face of the airport layout map. The grantee will not make or permit the making of any changes or alterations in the Airport or any of its facilities other than in conformity with the airport layout map as so approved by the FAA, if such changes or alterations might adversely affect the safety, utility, or efficiency of the Airport.

                  (11) That if at any time it is determined by the FAA that there is any outstanding right or claim of right in or to the airport property described herein, the existence of which creates an undue risk of interference with the operation of the Airport or the performance or compliance with covenants and conditions set forth herein, the grantee will, to the extent practicable, acquire, extinguish, or modify such right or claim of right in a manner acceptable to the FAA.

                  (12) That, as part of the consideration for the transfer, the grantee covenants and agrees for itself, its successors and assigns, that: (a) the program for or in connection with which the transfer is made will be conducted in compliance with, and the grantee, its successors and assigns, will comply with all requirements imposed by or pursuant to the regulations of the United States Department of Transportation ("DOT") as in effect on the date of the transfer (49 CFR Part 21) issued under the provisions of Title VI of the Civil Rights Act of 1964, as amended; (b) this covenant shall be subject in all respects to the provisions of said regulations; (c) the grantee, its successors and assigns, will promptly take and continue to take such action as may be necessary to effectuate this covenant; (d) the United States shall have the right to seek judicial enforcement of this covenant; (e) the grantee, its successors and assigns, will: (i) obtain from any person, including any legal entity, who, through contractual or other arrangements with the grantee, its successors and assigns, is authorized to provide services or benefits under said program, a written agreement pursuant to which such other person shall, with respect to the service or benefits which he is authorized to provide, undertake for himself the same obligations as those imposed upon the grantee, it successors and assigns, by this covenant; (ii) furnish the original of such agreement to the Administrator of the FAA or his or her successor in function, upon his or her request therefor; and that this covenant shall run with the land hereby conveyed, and shall in any event, without regard to technical classification or designation, legal or otherwise, be binding to the fullest extent permitted by law and equity for the benefit of, and in favor of the grantor against the grantee, its successors, and assigns.

            c. Subject to Pease AFB Federal Facility Agreement. That the Airport shall be subject to the terms and conditions of the Pease Air Force Base Federal Facilities Agreement entered into April 24, 1991, among the Air Force, the New Hampshire Department of Environmental Services ("NHDES"), and the United States Environmental Protection Agency ("EPA"), as such agreement presently exists or may be amended ("FFA," "Interagency Agreement" or "IAG"). The FFA shall be binding on the grantee, its successors and assigns, and any subsequent transferees.

            d. Use by the Government. That the grantee will make available all facilities of the Airport at which the property described herein is located or developed with Federal aid, and all those usable for the landing and taking off of aircraft, to the United States at all times, without charge, and for use by aircraft of any agency of the Untied States in common with other aircraft, except that if the use by aircraft of any agency of the United States in common with other aircraft, is substantial, a reasonable share, proportional to such use, of the cost of operating and maintaining facilities so used, may be charged. Unless otherwise determined by the FAA, or otherwise agreed to by the grantee and the using Federal Agency, substantial use of an airport by United States aircraft will be considered to exist when operations of such aircraft are in excess of those which, in the opinion of the FAA, would unduly interfere with use of the landing area by other authorized aircraft or, that during any calendar month: (1) either five (5) or more aircraft of any agency of the United States are regularly based at the airport or on land adjacent thereto; or (2) the total number of movements (counting each landing as a movement and each take-off as a movement) of aircraft of any agency of the United States is 300 or more; or (3) the gross accumulative weight of aircraft of any agency of the United States using the airport (the total movements of such Federal aircraft multiplied by gross certified weights thereof) is in excess of five million pounds.

            e. Reservations to the Government.

                  (1) That whenever so requested by the FAA, the grantee will furnish without cost to the United States, for construction, operation and maintenance of facilities for air traffic control activities, or weather reporting activities or communication activities related to air traffic control, such areas of the property described herein or rights in buildings on the Airport, as the FAA may consider necessary or desirable for construction at Federal expense of space or facilities for such purposes, and the grantee will make available such areas or any portion thereof for the purposes provided herein within four
(4) months after receipt of written request from the FAA, if such are or will be available.

                  (2) That the Government will retain all right, title and interest in the New Hampshire Air National Guard ("ANG") cantonment area as described in Schedule A and shown on Schedule B. This reservation includes rights of roadway access along roadways common to all of the grantee's tenants and airport users and of access to or easements, or both for utilities required to support the ANG mission. Such access, or easements, or both shall be mutually agreed upon by the ANG and the grantee.

                  (3) That the Government reserves the right of access to those portions of the Airport requiring environmental investigation or remediation pursuant to the FFA. This reservation includes the right of access to and use of, to the extent permitted by law, available utilities at reasonable cost to the Government, and where applicable, at the same rates common to tenants at the Airport. Upon compliance with the provisions of federal law allowing final disposition of the Airport by deed, such portions of the Airport will be conveyed to and accepted by Applicant by deed incorporating the applicable terms and conditions of this Application and any subsequent deeds or other instruments of conveyance.

                  (4) That the grantee acknowledges its understanding that the Air Force, EPA, and NHDES and their officers, agents, employees, contractors and subcontractors, have the right (upon reasonable notice to the grantee and any authorized occupant of the property) to enter upon the Airport for the purposes enumerated below in subsections (4) (a) to (4) (d) inclusive and for such other purposes consistent with the FFA:

                        (a) to conduct investigations and surveys, including, where necessary, drilling, testpitting, borings and other activities related to the Pease Air Force Base Installation Restoration Program (Pease AFB IRP) or the FFA;

                        (b) to inspect field activities of the Air Force and its contractors and subcontractors in implementing the Pease AFB IRP or the FFA;

                        (c) to conduct any test or survey required by EPA or NHDES relating to the implementation of the FFA or environmental conditions of the property or to verify any data submitted to the EPA or NHDES by the Air Force relating to the FFA or such conditions;

                        (d) to construct, operate, maintain, or undertake any other response or remedial action as required or necessary under the Pease AFB IRP or the FFA, including, but not limited to monitoring wells, pumping wells, and treatment facilities.

                  (5) That the grantee agrees to comply with the provisions of any health or safety plan in effect under the IRP or the FFA during the course of any of the above described response or remedial actions. Any inspection, survey, investigation, or other response or remedial action will, to the extent practicable, be coordinated with representatives designated by the grantee. The grantee shall have no claim on account of such entries against the United States or any officer, agent, employee, contractor, or subcontractor thereof.

                  (6) That the United States and any successor or successors in interest in or to any remaining property owned or controlled by the Government at Pease AFB shall have the right of access to and from such property or any portion thereof to the nearest public road or public way along Airport roadways open to public use and the use of the roadways described in Schedule A Sections 11.5, 11.6, and 11.11, in common with other users of the Airport and all necessary and convenient rights of access to such roadways from contiguous parcels upon such reasonable terms and conditions as the grantee may impose.

                  (7) That upon transfer of the Utility Systems as described in Schedule A, Section 11.12, to the grantee or any successor in interest, the grantee or such successor in interest shall continue to supply, or shall arrange for the continued supply of, all such utilities (except for heat) supplied by the current systems to the United States or its successor or successors in interest in or to any remaining property owned or controlled by the United States at Pease AFB and to the present or future owners of any property at Pease AFB not described or identified in Schedule A, Sections I or II, provided, however, that: (i) the grantee shall exercise reasonable efforts to accommodate any requests by the Air Force or any successors in interest for increased levels of service, but shall have no obligation to extend or enlarge the Utility Systems or their capacities beyond the limits or capacities as of the date of such transfer; (ii) the grantee shall have no obligation to maintain secondary lines within the system; and (iii) the Air Force or its successors shall be responsible for any hook-up from their property to the Utility Systems, including the hook-up of separate meters. Nothing herein shall require the grantee or utility suppliers to continue to utilize any existing Utility Systems, provided that the grantee makes adequate provision, or requires the applicable utility supplier to make adequate provision, for a transition to an alternate system or systems that minimizes to the extent practicable any disruption to utility services to the Air Force or its successors. All utilities supplied to the Air Force or its successors under this provision shall be at rates that do not exceed those charged comparable users. The supply of utilities required hereunder may be interrupted in order to make necessary repairs or alterations and the grantee shall not be responsible for any interruption or suspension of any utility services other than as set forth herein. Notwithstanding any other provision of the Application, the grantee may impose restrictions on any hook-ups or connections to the Utility Systems that the grantee reasonably determines may exceed the capacity of any such Utility System.

            f. Miscellaneous. That the grantee does hereby release the Government, and will take whatever action may be required by the Administrator of the FAA or his or her successor in function, to assure the complete release of the Government from any and all liability the Government may be under for restoration or other damage under any lease or other agreement covering the use by the Government of the Airport, or part thereof, owned, controlled or operated by the grantee, upon which, adjacent to which, or in connection with which, any property transferred by this instrument was located or used. However, no such release shall be construed as depriving the grantee of any right it may otherwise have to receive reimbursement under Section 17 of the Federal Airport Act for the necessary rehabilitation or repair of public airports heretofore, or hereafter substantially damaged by any federal agency. This provision shall not be construed to require the grantee to release the United States from any liability it may have incurred under Federal or state environmental laws for any act or omission of the United States, or its officers, agents, or employees, at Pease AFB.

            g. Reservations and Restrictions.

                  (1) That in the event that any of the aforesaid terms, conditions, reservations, or restrictions are not met, observed, or complied with by the grantee or any subsequent transferee, whether caused by the legal inability of said grantee or subsequent transferee to perform any of the obligations herein set out or otherwise, the title, right of possession and all other rights transferred by this instrument to the grantee, or any portion thereof, shall at the option of the grantor revert to the grantor in its then-existing condition sixty (60) days following the date upon which demand to this effect is made in writing by the Administrator of the FAA or his or her successor in function, unless within said sixty (60) days such default or violation shall have been cured and all such terms, conditions, reservations and restrictions shall have been met, observed, or complied with, or if the grantee shall have commenced the actions necessary to bring it into compliance with such terms, conditions, reservations and restrictions in accordance with a compliance schedule approved by the Administrator of the FAA or his or her successor in function, in which event said reversion shall not occur and title, right of possession, and all other rights transferred hereby, except such, if any, as shall have previously reverted, shall remain vested in the grantee, its transferees, successors and assigns.

                  (2) That any of the property included in the Airport may be successively transferred to successors and assigns of the grantee only with the approval of the Administrator of the FAA or his or her successor in function to the extent required by the provisions of subsection 5b(4) hereof, with the proviso that any such subsequent transferee assumes all the obligations imposed herein unless released in writing therefrom by the Administrator of the FAA or his or her successor in function. However, the Administrator of the FAA or his or her successor in function shall have no authority to release the grantee or any subsequent transferee from any of the provisions of the FFA or the historic preservation covenant set out below in Section 5m.

                  (3) That, if the construction as covenants of any of the foregoing reservations and restrictions recited herein as covenants or the application of the same as covenants in any particular instance is held invalid, the particular reservation or restrictions in question shall be construed instead merely as conditions, the breach of which the United States may exercise its option to cause the title, interest, right of possession, and all other rights transferred to the grantee, or any portion thereof, to revert to it, and the application of such reservations or restrictions as covenants in any other instance and the construction of the remainder of such reservations and restrictions as covenants shall not be affected thereby.

            h. Grantee's Obligations. That the grantee shall take title subject to such rights, if any, as third persons may have in the Airport at the date of acceptance of this Application by virtue of any grant from the United States or others and shall assume all duties, obligations, and liabilities of the United States or any agency thereof thereunder and hold the same harmless from all claims arising from such transfer of title. This provision shall not be construed to release the United States from any liability it may have incurred under Federal or state environmental laws for any act or omission of the United States, or its officers, agents, or employees, at Pease AFB, or to require the grantee to hold the United States harmless from any claim which may arise therefrom.

            i. Mineral Rights. That subsurface rights to minerals or other interests included in the real property transferred for airport purposes may not be exploited in such a way as will interfere with the efficient operation of the Airport.

            j. United States Rights. That the United States reserves all right, title, and interest in and to all property of whatsoever nature not specifically transferred, together with right of removal thereof from the Airport within a reasonable time, which shall not be construed to mean any period less than one
(1) year after the date of the instrument of transfer. During such period, the United States, its agents, customers, transferees, and successors shall have the right of ingress to and egress from the Airport for the purposes of using, disposing of by sale or otherwise, and removing such property. Notwithstanding the foregoing, upon its receipt of written notice from the grantee, the Air Force shall have sixty (60) days in which to remove its property from the following facilities:

                Facility No.    26          NCO Club

                Facility No.    28          Bowling Center

                Facility No.    38          Recreation Center

                Facility No.    44          Temporary Living Facility

                Facility No.   120          Maintenance

            k. Payment in Cash of Taxes, Assessments, etc. That the grantee shall make payment in cash to the Air Force of an amount of money equivalent to the pro rata amount, as of the date of acceptance of the bid of the grantee, of all taxes, assessments, and similar charges made against the property conveyed, in instances where the particular federal agency holding the property is liable for the payment of such taxes, assessments, or charges. This provision shall not be construed to require the grantee to release the United States from any liability it may have incurred under Federal or state environmental laws for any act or omission of the United States, or its officers, agents, or employees, at Pease AFB.

            l. Waiver of Any Existing Option. That the grantee must obtain for the benefit of the United States, in form satisfactory to it, a waiver of any existing option granted to purchase the Airport or any portion thereof.

            m. Preservation Covenant for Historic Property. That the grantee hereby covenants on behalf of itself, its successors and assigns, to preserve and maintain those portions of the Newington Town Forest (as it was described when listed in the National Register of Historic Places on December 9, 1991, the "Newington Center Historic District (Boundary Increase)") located within the Airport in the County of Rockingham, State of New Hampshire ("Forest Areas"), more particularly described in Schedule A and shown on Schedule B, in accordance with the recommended approaches in The Secretary of the Interior's Standards for Historic Preservation Projects, specifically "General Standards" numbers one through four and "Standards for Preservation" numbers nine and ten as published in the Federal Register, Volume 48, No. 190, pages 44737 and 44738 as part of The Secretary of the Interior's Standards and Guidelines for Archeology and Historic Preservation ("Standards and Guidelines") in order to preserve and enhance those qualities that make the Newington Town Forest eligible for inclusion in the National Register of Historic Places. Copies of the Nomination to the National Register of Historic Places and the Standards and Guidelines are attached as Schedule C and made a part of this Application. This covenant shall be a binding servitude upon the Forest Areas and shall be deemed to run with the land. This covenant is binding on the grantee, its successors and assigns, in perpetuity. The restrictions, stipulations and covenants contained herein shall be inserted by the grantee, its successors and assigns, verbatim or by express reference in any deed or other legal instrument by which it divests itself of either the fee simple title or any lesser estate in the Forest Areas, or any part thereof.

                  (1) No construction, alteration, remodeling, demolition, disturbance of the ground surface, or other action shall be undertaken or permitted to be undertaken on the Forest Areas that would materially affect the integrity or the appearance of the attributes described above without the prior written permission of the New Hampshire State Historic Preservation Officer ("New Hampshire SHPO"). Should the New Hampshire SHPO object to the proposed treatment within thirty (30) days of receiving the request and cannot resolve the differences, the grantee shall request the Advisory Council on Historic Preservation ("Council") to resolve the dispute. The Council will provide comments within fifteen (15) days of receiving the request from the grantee. The grantee shall consider the Council's comments in reaching its decision on the treatment. The grantee will report its decision to the Council, and if practicable, it will do so prior to initiating the treatment.

                  (2) Upon acquisition of any standing historic structure, the grantee will take prompt action to secure all of them from the elements, vandalism, or arson and will make any emergency stabilization. The grantee will, to the extent practicable, make every effort to retain or reuse the historic structures.

                  (3) Should any archeological site be discovered during any project activities, the grantee will stop work promptly and obtain the comments of the New Hampshire SHPO regarding appropriate treatment of the site. The final mitigation plan shall be approved by the New Hampshire SHPO.

                  (4) The grantee will allow the New Hampshire SHPO or his or her designee, at all reasonable times and upon reasonable advance notice to the grantee, to inspect the Forest Areas in order to ascertain whether the grantee is complying with the conditions of this preservation covenant.

                  (5) The grantee will provide the New Hampshire SHPO and the Council with a written summary of actions taken to implement the provisions of this preservation covenant within one (1) year after the effective date of the transfer of the Forest Areas. Similar reports will be submitted to the New Hampshire SHPO and the Council each January thereafter until the reuse plan has been completed.

                  (6) Failure of the New Hampshire SHPO to exercise any right or remedy granted under this covenant shall not have the effect of waiving or limiting the exercise by the New Hampshire

SHPO of any other right or remedy or the invocation of such right or remedy at any other time.

                  (7) The grantee may, with the prior written approval of the New Hampshire SHPO, modify for good cause any or all of the foregoing restrictions. Prior to such action, the grantee will notify the Council of the proposed modification and allow them thirty (30) days to comment.

            n. Protection of Wetlands. That the grantee will minimize the destruction, loss, or degradation of wetlands in the those areas of Parcels D and E shown and described on Figure 3-23 and in pages 3-88 to 3-93 inclusive of the FEIS and the ROD and Supplemental ROD and identified in Schedule A and shown on Schedule D hereto ("Designated Wetlands"). Before locating new construction in the Designated Wetlands, the grantee shall find in writing that there is no practicable alternative for such new construction and that the construction includes all practicable measures to minimize harm to the Designated Wetlands from such use. In making that finding the grantee may take into account economic, environmental and other pertinent factors. In addition, the grantee shall provide an opportunity for early public review of any plan or proposal for new construction in the Designated Wetlands in such areas. For purposes of this covenant, the term "new construction" includes structures, facilities, draining, dredging, channelizing, filling, diking, impounding, and related activities.

            o. Conditions on Transfer of Certain Parcels. That the transfer of that portion of the Airport which is adjacent to the Pease Golf Course and is described as Parcel Z in the ROD and Supplemental ROD ("Parcel E") shall be subject to the following conditions:

                  (1) In the event that the grantee does not purchase the Pease Golf Course, further described as Parcel F in the ROD and Supplemental ROD ("Golf Course"), and the grantee determines that the further development and use of the Airport construction of a secondary roadway access and/or railroad access through playing greens, fairways and holes along the easterly and southerly portions of the Golf Course is necessary, the Air Force or its successor-in-interest agrees to transfer in fee such portions of the Golf Course as the parties agree are necessary to allow grantee to construct such roadways and/or railroads. As consideration for such transfer, the grantee agrees to transfer to the Air Force or its successor-in-interest such portions of Parcel
E as the parties agree are necessary to replace any playing greens, fairways, or holes destroyed or rendered unusable by said construction. In addition, grantee agrees to undertake or pay to the Air Force or its successor-in-interest all reasonable construction costs, i.e., materials and labor, directly incurred in connection with the replacement of such greens, fairways, or holes. The foregoing covenant shall run with the land associated with Parcel E and the Golf Course.

                  (2) The grantee agrees that in the event that it does not purchase the Pease Golf Course, the grantee will not undertake the construction of any buildings or structures within any portion of Parcel E prior to the commencement of construction of the roadway and/or railroad access and the replacement of any playing greens, fairways or holes as set forth in subsection
5.0 (1) above. In addition, for the same time period the grantee agrees to use the land comprising Parcel E only as a golf course or open space.

      6. Schedule E, attached hereto and made a part of this Application, contains a notice of hazardous substances that have been stored for one year or more, or known to have been released, or disposed of, on certain portions of the real property, and the date(s) that such storage, release, or disposal took place, as required by Title 40, Code of Federal Regulations, Part 373, and 42 U.S.C. 9620(h)(1). Section 373.3(b) requires that the following statement be prominently displayed: The information contained in this notice is required under the authority of regulations promulgated under Section 120(h) of the Comprehensive Environmental Response, Liability, and Compensation Act (CERCLA or "Superfund"). 42 U.S.C. section 9620(h).

      7. From the time the Air Force gives notice of acceptance of the Application, the Applicant shall bear all risks and shall bear any and all losses sustained by reason of damage due to casualty that may be suffered by the Airport and shall bear any and all losses associated therewith. Notwithstanding any such losses or damage, each and all of the provisions of the agreement formed by acceptance of this Application shall remain unimpaired and in full force and effect.

      8. Upon receipt of Notice of Acceptance of the Application by the Air Force, the Applicant may, at its option, and upon notification to and approval of the Air Force and the FAA, immediately enter into possession of the Airport and use, operate, and maintain the same subject to, and in accordance with such terms and conditions as may be agreed upon by the Parties in the Related Lease and all of the terms and conditions hereinabove set out. In addition, for the period prior to final disposition of the Airport by deed conveying legal title to the Applicant, the exercise of the right of immediate possession shall be subject to and in accordance with the additional provisions and conditions contained in Sections 8a to 8g inclusive. In the event of any inconsistency between the provisions of Sections 8b, 8c, 8d, 8e or 8f of the Application and Acceptance and any provisions of the Lease, the provisions of the Lease will control. In the event of any inconsistency between any provisions (other than those contained in Sections 8b, 8c, 8d, 8e and 8f) of the Application and Acceptance and any provisions of the Lease, the provisions of the Application and Acceptance will control. In the event of any conflict between the provisions of Section 8 and any provisions of the FFA, the provisions of the FFA shall control.

            a. Applicant Shall Comply with all Pertinent Rules, Etc. The operation of the Airport shall be subject to such regulations as may be prescribed by the Administrator of the FAA or his or her successor in function from time to time, and the Applicant shall comply with all pertinent laws, ordinances, rules, orders, or other applicable regulations and shall hold the United States harmless from any liability or penalty which may be imposed by reason of any asserted violation thereof by the Applicant.

            b. Limitation on Major Structural Chances. The Applicant shall not make, permit, or suffer any additions, improvements, or alterations to the Airport which constitute any major structural change or changes unless such change or changes are consistent with the FFA, an approved Airport Layout Plan and the FAA Record of Decision dated February 26, 1992. Any other additions, alterations or improvements constituting a major structural change or changes shall require the prior written consent of the Administrator of the FAA or his or her successor in function and must be consistent with the terms and conditions of the FFA. The Applicant shall be responsible for all costs associated with any major structural change or changes. Such additions or improvements shall be subject to all terms and conditions of this instrument. The Applicant agrees to hold the United States harmless from mechanics' and materialmen's liens arising from any additions, improvements, or alterations effected by the Applicant.

            c. Right of Inspection. The Air Force and the FAA, or the designated representatives of either of them, shall have the right to inspect the Airport at all times upon reasonable notice.

            d. Claim for Damages. The Applicant agrees to maintain, indemnify, and save harmless the United States against and from any and all claims for damages which may arise from or in connection with the privileges herein granted, excepting claims for injuries or death to persons resulting from willful or grossly negligent acts or omissions of the United States or any of its officers, employees, agents, or agencies. This provision also shall not be construed to require the Applicant to indemnify the United States from any liability it may have incurred under Federal or state environmental laws for any act or omission of the United States, or its officers, agents, or employees, at Pease AFB.

            e. Payment of Charges Due. The Applicant shall assume responsibility for the payment of all taxes and assessments and public utility charges becoming due on the property from the date of its entering into possession of the Airport.

            f. Violation of Neglect of Contract. If the Applicant violates or neglects to perform any of the terms or conditions of the agreement formed by the acceptance of its Application, it will, if required by the Air Force, vacate the Airport, remove all property of the Applicant therefrom and restore the land, improvements, facilities, and equipment included herein to as good condition on such date of expiration or relinquishment as when received, ordinary wear and tear excepted. If the Applicant shall fail or neglect to remove said property and to restore the land, improvements, facilities, and equipment included herein, then, at the option of the Government, said property shall either become the property of the United States without compensation therefor, or the Government may cause the property to be removed and the land, improvements, facilities, and equipment included herein to be so restored at the expense of the Applicant and no claim for damage against the United States or its officers, employees, or agents shall be created by or made on account of such removal and restoration.

            g. When Government Property is Unaccounted For. If, upon removal of the Applicant from the Airport prior to its acceptance of delivery of the instruments of transfer conveying title to the Airport, any property (other than unsalable supplies and maintenance materials) of the United States is unaccounted for, the Applicant shall make replacement to the satisfaction of the Administrator of the FAA or his or her successor in function, or in lieu of such replacement, the Applicant shall, if so required by the Administrator of the FAA or his or her successor in function, pay to the United States money in an amount sufficient to compensate for the loss sustained by the United States or any of its agencies.

      9. The Applicant agrees to enter into possession of the Airport or such portions thereof as described in Schedules A and B hereto, under the provisions and conditions of possession set out above in Section 5 and other sections of the Application and other provisions and conditions agreed upon by the Applicant and the Government in the Related Lease as soon after acceptance of its Application by the Air Force as practicable but not later than September 30, 1992.

      10. The Air Force may assign or transfer its right, title, and interest in the agreement formed by its acceptance of the Application to any other branch or agency of the United States, and upon such assignment or transfer, such branch or agency shall succeed to all the rights, powers, privileges, immunities, duties, and obligations of the Air Force hereunder, and the Air Force shall cease to have any duties or obligations hereunder.

      11. Neither the agreement formed by acceptance of the Application nor any interest therein shall be assigned or transferred by the Applicant to any other party.

      12. No member of or delegate to Congress or Resident Commissioner shall be admitted to any share or part of the agreement formed by the acceptance of this Application or to any benefit that may arise therefrom, but these provisions shall not be construed to extend to such agreement if made with a corporation for its general benefit.

      13. This Amended Application supersedes and replaces the Application dated August 15, 1991.


Dated this 14th day of April, 1992.


                                        PEASE DEVELOPMENT AUTHORITY


                                        /s/ H. M. Powers
                                        ----------------------------------------
                                        Signature

                                        Name: Henry M. Powers
                                        Title: Chairman
                                        Address: 601 Spaulding Turnpike
                                                 Suite 1
                                                 Portsmouth, NH 03801


                          ACCEPTANCE BY THE GOVERNMENT

Accepted by and on behalf of the United States of America this 14th day of April, 1992.


                                        UNITED STATES OF AMERICA
                                        DEPARTMENT OF THE AIR FORCE


                                        By: /s/ James F. Boatright
                                            ------------------------------------

                                        Title: Deputy Asst Secretary of the
                                               Air Force (Installations)
                                               ---------------------------------

STATE OF NEW HAMPSHIRE
COUNTY OF ROCKINGHAM

      On this 14 day of April, l992 before me, Susan MacDonald a Notary Public in and for said County and State, personally appeared Henry Powers, personally known to me (or proved to me on the basis of satisfactory evidence) to be the Chairman of the Pease Development Authority, an agency of the State of New Hampshire, the agency that executed the within instrument and acknowledged to me that said agency executed it.


                                        /s/ Susan R. MacDonald
                                        ----------------------------------------
                                        Notary Public in and for said
                                        County and State

STATE OF NEW HAMPSHIRE  )
                        ) SS.:
COUNTY OF ROCKINGHAM    )


      On the 14th day of April, 1992, before me, Susan MacDonald the undersigned Notary Public, personally appeared James F. Boatright, personally known to me to be the person whose names is subscribed to the foregoing Lease, and personally known to me to be the Deputy Assistant Secretary of the Air Force for Installations, and acknowledged that the same was the act and deed of the Secretary of the Air Force and that he executed the same as the act of the Secretary of the Air Force.


                                        /s/ Susan R. MacDonald
                                        ----------------------------------------
                                        Notary Public, State of New Hampshire
                                        My commission expires: 3/25/97

                                   SCHEDULE A

            DESCRIPTION OF AIRPORT PUBLIC BENEFIT TRANSFER PROPERTY

                                   SCHEDULE A

            GENERAL DESCRIPTION 0F PUBLIC BENEFIT PROPERTY REQUESTED

      The below description describes the property in general and is not intended to be a legal description. The property is graphically described on a Public Benefit Transfer Plan (PBT/ALP) attached hereto. Once the final area is agreed upon, the applicant will provide the Air Force with a recordable legal description of the property to be conveyed.

I. Beginning at a point (shown as Point #1 shown on the Public Benefit Transfer/Airport Layout Plan dated April 10, 1992 (PBT/ALP)) described by the northerly intersection of McIntyre Road and the existing Base perimeter boundary and proceed southerly along the easterly side of the McIntyre Road right-of-way to its intersection with the existing Base boundary generally running southerly to a point (shown as Point #2 on the PBT/ALP) that is at the northerly end of the segment of the Base property line which crosses the Greenland - Newington Town Line and has coordinates of north 206,644.96 east 1,210,478.92 in the 1983 New Hampshire State Plane Coordinate System;

      thence easterly along a line perpendicular to the existing centerline of Runway 16-34 to a point (shown as Point #3 on the PBT/ALP) on a line 40.00 feet west of and parallel to the centerline of the road westerly of the building commonly known as "Building 424";

      thence southerly and easterly along a line 40.00 feet westerly and parallel to the road west of Building 424 and the existing perimeter road to a point of intersection with the westerly edge of the existing Runway 34 Protection Zone (shown as Point #4 on the PBT/ALP);

      thence southerly along the westerly edge of the existing Runway Protection Zone South 2(degree) 27' 21.36" East approximately 265 feet along said line to a point which is on a line 40.00 feet southerly of and perpendicular to the existing centerline of Strafford Drive;

      thence easterly along a line 40.00 feet south of and parallel to the existing centerline of Strafford Drive approximately 465 feet to a point along said line which is 300.00 feet from the center of the existing Runway 16 Localizer antenna;

      thence southerly along a curve to the left having a radius of 300 feet originating from the center of the existing Runway 16 Localizer antenna to a point on a line 200.00 feet westerly of and parallel to a line through the center of the supports for the Runway 34 approach lights;

PBT Application
Schedule A
Page 2
April 10, 1992


      thence South 10(degree) 59' 12.12" East approximately 1,200 feet to a point on the existing Base perimeter boundary (shown as Point #5 on the PBT/ALP);

      thence easterly and northerly along the existing Base perimeter boundary to a point (shown as Point #6 on the' PBT/ALP) which is on the Base perimeter boundary and is at the northeasterly corner of the area Commonly known as "Pannaway Manor" or "Sherburne Village";

      thence northerly along a line North 10(degree) 59' 12.12" West to a line 50 feet southerly of and parallel to the existing centerline of Grafton Road;

      thence easterly along a line 50.00 feet southerly of and parallel to the existing centerline of Grafton Road on said line extended to a point (shown as Point #7 on the PBT/ALP) on a line 80.00 feet easterly of and parallel to the existing centerline of Portsmouth Avenue;

      thence northerly along a line 60.00 feet easterly of and parallel to the existing centerline of Portsmouth Avenue to a point 100.00 feet south of the south face of a building commonly known as "Building 90";

      thence easterly along a line perpendicular to the centerline of Portsmouth Avenue to a point on a line 250.00 feet east of and parallel to the existing centerline of Portsmouth Avenue;

      thence northerly along a line 250.00 feet east of and parallel to the existing centerline of Portsmouth Avenue to a point 50.00 feet north of and parallel to the existing centerline of Concord Avenue;

      thence westerly along a line 50.00 feet north of and parallel to the existing centerline of Concord Avenue to a point on a line 80.00 feet east of and parallel to the existing centerline of Portsmouth Avenue;

      thence northerly along a line 80.00 feet east of and parallel to the existing centerline of Portsmouth Avenue to a point on a line 30.00 feet south of and parallel to the existing. centerline of Exeter Street;

      thence easterly along a line 30.00 feet south of and parallel to the existing centerline of Exeter Street to a point on a line 50.00 feet west of and parallel to the existing centerline of Concord Avenue;

PBT Application
Schedule A
Page 3
April 10, 1992


      thence southerly along a line 50.00 feet west of and parallel to the existing centerline of Concord Avenue to a point (shown as Point #8 on the PBT/ALP) having coordinates of north 213,357.06 east 1,215,553.92 in the 1983 New Hampshire State Plane Coordinate System;

      thence easterly to a point which is the westerly corner of the permit line of the Bracket School as shown on the Comprehensive Plan - Real Estate Map - Pease Air Force Base last revised January 31, 1989;

      thence northeasterly and southeasterly along the permit line of said school and along a line which is the extended easterly permit line of said school to a point 40.00 feet south of Rye Street;

      thence easterly to the existing southerly corner of the fenceline to the Wastewater Treatment Plant and easterly along the southerly fenceline of the Wastewater Treatment Plant and easterly along said fence line extended until intersecting a line shown as the easterly boundary of a utility easement on Sheet 17 of New Hampshire DOT Right-Of-way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989 (shown as Point #9 on the PBT/ALP);

      thence northerly along the easterly boundary of the utility easement so labeled on Sheets 17, 18, 19 and 20 of New Hampshire DOT Right-Of-way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989 to Point 811 on Sheet 20 on said plans which is the northernmost point of utility easement Parcel 1S on Sheet 20 of said plans (shown as Point #10 on the PBT/ALP);

      thence along a line North 38(degree) 14' 22.76" West shown on Sheet 20 of New Hampshire DOT Right-Of-way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989 156.64 feet to a point shown as Point 815 on Sheet 20 of said plans;

      thence northwesterly along a line shown as South 28(degree) 13' 38.2" East on Sheet 20 and Sheet 21 of New Hampshire DOT Right-Of-way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989 225.00 feet to a point on said line (shown as Point #ll on the PBT/ALP);

      thence westerly 924.0 feet to a point having coordinates north 216,000.70 east 1,213,889.87, westerly 368.6 feet to a point having coordinates north 215,859.00 east 1,213,549.54, northerly 229.97 feet to a point having coordinates north 216,084.84 east 1,213,506.14, westerly 230.6 feet to a point having coordinates north 216,045.55 east 1,213,278.92, northerly 94.6 feet to a point having coordinates north 216,137.61 east 1,213,256.83, westerly 361.4 feet to a point having coordinates north 216,080.28 east

PBT Application
Schedule A
Page 4
April 10, 1992


1,212,899.97, northeasterly 127.5 feet to a point having coordinates north 216,193.47 east 1,212,958.6(degree), northwesterly to a point having coordinates north 217,844.10 east 1,213,120.69 in the 1983 New Hampshire State Plane Coordinate System (shown as Point #12 on the PBT/ALP);

      thence northerly along a line 80.00 feet east of and parallel to the existing centerline of Portsmouth Ave. to a point (shown as Point #13 on the PBT/ALP) having coordinates of north 217,844.10 east 1,213,120.69 in the 1983 New Hampshire State Plane Coordinate System;

      thence westerly 160.00 feet to a point (shown as Point #14 on the PBT/ALP) having coordinates of north 217,912.77 east 1,212,990.57, westerly to a point having coordinates of north 218,347.41 east 1,212,154.04, and along a curve to the left having a radius of 851.02 feet for a distance of 1,128.83 feet to a point having coordinates of north 218,065.79 east 1,211,137.37 in the 1983 New Hampshire State Plane Coordinate System said point (shown as Point #15 on the PBT/ALP) and also being on a line 400.00 feet northeast of and parallel to the edge of pavement of the existing North Apron;

      thence westerly along a line 400.00 feet northeast of and parallel to the edge of pavement of the existing North Apron to a point on a line 500.00 feet northwest of and parallel to the northwest edge of pavement of the existing North Apron;

      thence southerly along a line 500.00 feet northwest of and parallel to the northwest edge of pavement of the existing North Apron to a point on a line 1,550.00 feet east of and parallel to the existing centerline of Runway 16-34;

      thence northerly along a line 1,550.00 feet east of and parallel to the existing centerline of Runway 16-34 to the existing Pease fenceline north of Merrimac Drive (shown as Point #17 on the PBT/ALP);

      thence westerly to a point on the southerly end of a line of the existing Base perimeter boundary located approximately 70 feet east of and approximately parallel to the existing centerline of Nimble Bill Road and is north of Merrimac Drive;

      thence westerly along the existing Base perimeter boundary to the point of beginning (shown as Point #1 on the PBT/ALP).

II. Adding to the parcel described in Section I the following:

      1. all easements arid licenses south of the existing Base perimeter boundary and across and north of Route 101

PBT Application
Schedule A
Page 5
April 10, 1992


            shown on Segment "A" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      2. all lands, easements, permits and licenses between and across Route 101 and 1-95 shown on Segment "A" and Segment "C" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      3. all lands, easements and licenses related to the Middle Marker and approach lights as shown in Segment "G" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      4. all lands, easements and licenses related to the Outer Marker as shown in Segment "C" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      5. all lands bounded by a line beginning at a point (shown as Point #16 on the PBT/ALP) of intersection between a line 40.00 feet north of and parallel to the existing centerline of Merrimac Drive and a line 1,550.0 feet east of and parallel to the existing centerline of Runway 16-34;

            thence easterly along a line 40.00 feet north of and parallel to the existing centerline of Merrimac Drive to a point on a line which is the southerly extension of the existing Base perimeter boundary which passes through a point (shown as Point #20 on the PBT/ALP);

            thence northerly along a line which is the southerly extension of the existing Base perimeter boundary which passes through a point (shown as Point #20 on the PBT/ALP) to the existing Base perimeter boundary;

            thence easterly along the existing Base perimeter boundary to a point on a line which is the easterly utility easement line shown on Sheet 24 of New Hampshire DOT Right-Of-way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989;

            thence southerly along the easterly utility easement line shown on Sheet 24 of New Hampshire DOT Right-Of-way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989 to a point on a line
            80.00 feet south of and parallel to the existing centerline of Portsmouth Ave.;

PBT Application
Schedule A
Page 6
April 10, 1992


            thence southerly along a line 80.00 feet easterly of and parallel to the existing centerline of Portsmouth Ave. to a point (shown as Point #13 on the PBT/ALP) having coordinates of north 217,844.10 east 1,213,120.69 in the 1983 New Hampshire State Plane Coordinate System;

            thence westerly 160.00 feet to a point (shown as Point #14 on the PBT/ALP) having coordinates of north 217,912.77 east 1,212,990.57;

            thence northerly along a line 80.00 feet west of and parallel to the existing centerline of Portsmouth Ave. to a point on a line 40.00 feet south of and parallel to the existing centerline of Merrimac Drive;

            thence westerly and southerly along a line 40 feet southerly of and parallel to the existing centerline of Merrimac Drive to a point on a line 1,550.00 feet east of and parallel to the existing centerline of Runway 16-34 and northerly along said line to the point of beginning;

      6. an area bounded by a line beginning at Point #7 described in Section I and proceeding easterly along a line 80.00 feet north of and parallel to the existing centerline of Rockingham Drive to a point on a line that is extended from a line 80.00 feet north of and parallel to the existing centerline of Ashland Road;

            thence easterly along a line 80.00 feet north of and parallel to the existing centerline of Ashland Road to the existing Base perimeter boundary;

            thence southerly along said Base perimeter boundary to a point on a line on the northerly permit line of the Jones School;

            thence westerly to a point on the northeasterly corner of Northwood Road;

            thence westerly along the north side of Northwood Road to a point on a line 80.00 feet south of and parallel to the existing centerline of Rockingham Drive;

            thence westerly along a line 80.00 feet south of and parallel to the existing centerline of Rockingham Drive to the southerly line of Public Benefit Transfer described in Section I and easterly along said line of Public Benefit Transfer to the point of beginning; and

PBT Application
Schedule A
Page 7
April 10, 1992


            any and all rights related to Ashland Road that are retained by the Air Force that are not within the existing Base perimeter boundary;

      7. a 25 foot wide railroad right-of-way within existing boundaries of the base, and any interest in such rights-of-way that the Air Force may have outside but contiguous to the base boundaries, at the time of transfer;

      8. a 25 foot wide aircraft fuel pipeline right-of-way along the course of the existing fuel pipeline within the boundaries of the base and any interest in such right-of-way that the Air Force may have outside the base boundaries at the time of transfer;

      9. avigation easements (e.g., to control airspace, to preserve the right of overflight (including the generation of noise and aircraft air emissions), to prohibit/remove structures and natural growth intruding upon any existing or planned FAA designated imaginary surface and for access for such purposes, etc.) over all property presently within the boundaries of Pease and any such existing rights that extend beyond the boundaries of Pease or would allow the exclusion of such rights;

      10. navigational aid installation property interests held by the Air Force in support of the airfield;

      11. all land bounded by a line beginning at a point (shown as Point #8 on the PBT/ALP) of intersection of the Public Benefit Transfer line described in Section I and a line 50.00 feet west of and parallel to the existing centerline of Concord Ave.;

            thence southerly and westerly along a line 50.00 feet west of and parallel to the existing centerline of Concord Ave. to a point on the Public Benefit Transfer line described in Section I above that is 250.00 feet east of and parallel to the existing centerline of Portsmouth Ave.;

            thence southerly along said line 250.00 feet east of and parallel to the existing centerline of Portsmouth Ave. to a point on a line
            50.00 feet south of and parallel to the existing centerline of Concord Aye;

            thence easterly and northerly along a line 50.00 feet south of and parallel to the existing centerline of

PBT Application
Schedule A
Page 8
April 10, 1992


            Concord Ave. to a point on the Public Benefit Transfer line described in Section I above that extends easterly from a point (shown as Point #8 on the PBT/ALP);

      12. the utility systems at Pease, including electric, water, sewer, heat, telephone, natural gas, and all facilities and appurtenances associated therewith ("Utility Systems");

      13. all subsurface water and mineral rights to all portions of the real property transferred pursuant to this application;

      14. an easement to control improvements and vegetative growth above a plane described by a 1,000 foot radius from the center of the VOR critical area and at the elevation of the base of the VOR structure;

      15. a 400 foot wide avigation easement over Route 101 centered on a line through the center of the Runway 34 approach light supports between property to the north and south that is currently owned by the Air Force;

      16. a license and 50 foot wide perpetual sewer easement from the existing Pease base perimeter boundary easterly and northerly across Woodhury Avenue, the municipal boundary between the Town of Newington and the City of Portsmouth to the Piscataqua River identified on a drawing titled "Segment E" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      17. a perpetual drainage permit and easements from Little Bay south to the existing northern Pease perimeter boundary as identified on a drawing titled "Segment B" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80 and continuing along the drainage ditch running southerly west of the railroad right-of-way described in paragraph 7 and continuing southerly and dividing into branches which both continue southerly to the line of Public Benefit Transfer described in Section I;

      18. a perpetual drainage easement from the existing western Pease perimeter boundary west to Great Bay as identified on a drawing titled "Segment B" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

PBT Application
Schedule A
Page 9
April 10, 1992


      19. two perpetual drainage easements from the existing western Pease perimeter boundary to McIntyre Road identified as Tract B237E and Tract B229E on a drawing titled "Segment "B" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      20. a perpetual drainage easement from the southerly right-of-way of I-95 southwesterly of the Portsmouth Traffic Circle southeasterly and northeasterly across U.S. Route 1, Cote Street and Bartlett Street to North Mill Pond identified on a drawing titled "Segment C" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      21. a perpetual easement to continue to allow surface water runoff to flow over and through existing drainage courses in areas of the former Pease Air Force Base not described in Section I above;

      22. a Runway Protection Zone easement west of the existing Runway 34 Runway Protection Zone bounded to the north and east by the line of Public Benefit Transfer described in Section I, to the south by the existing Base perimeter boundary and to the west by a line beginning at a point on the line of Public Benefit Transfer described in
            Section 1 and on a line which is the westerly edge of the Runway 34 Runway Protection Zone thence southerly along a line which is the which is the westerly edge of the Runway 34 Runway Protection Zone to the existing Base perimeter boundary.

III. Excluding from the parcel described in Section I above, the following:

      1. the New Hampshire Air National Guard cantonment area shown as Parcel I - Tract I on the boundary survey of the New Hampshire Air National Guard Cantonment area by Rist-Frost Associates, P.C. scale of 1" 200' and dated 4 December 1989 excepting and reserving certain areas as described below:

            the area south of a line 50.00 feet north of and parallel to the existing centerline of Newington Road;

            the area west of a line 50.00 feet east of and parallel to the existing centerline of Portsmouth Ave.;

            the area east of a line 50.00 feet west of and parallel to the existing centerline of Portsmouth Ave.;

PBT Application
Schedule A
Page 10
April 10, 1992


            the area west of a line 1,251.00 feet east of and parallel to the existing centerline of Runway 16-34;

      2. an easement to use fuel pumphouses within an area depicted as Parcel I - Tract II on the boundary survey of the New Hampshire Air National Guard Cantonment area by Rist-Frost Associates, P.C. scale of 1" = 200' and dated 4 December 1989 excepting and reserving certain areas as described below:

            the area south of a line 193.00 feet north of and parallel to the existing centerline of Taxiway "C";

            the area east of a line 865.00 feet east of and parallel to the existing centerline of Runway 16-34 except for the area within 30.00 feet of the exterior face of a building shown as commonly known as "Building 347";

      3. The following facilities, to include associated parking lots and grounds:

                  Facility No. 43 and three storage buildings;
                  Facility No. 32
                  Weather Tower and Room 5 of Facility No. 238
                  Facility No. 35238
                  Facility No. 10514
                  Facility No. 35022
                  Facility No. 35330
                  Facility No. 35334

      4. such real property, if any, whose transfer is prohibited by the provisions of 42 U.S.C. 9620(h)(3) until such time as the provisions of 42 U.S.C. 9620(h)(3) permit transfer pursuant to 50 App. U.S.C. 1622 (g).

IV. Reservations, Restrictions And Conditions

      1. A condition that the Applicant shall comply with the requirements of Paragraph 5.m. of the Application for the following two parcels:

            Parcel A: bounded by a line beginning at a point on a line 250.00 feet southerly of and parallel to the existing centerline of Merrimac Drive and on a line 30.00 feet easterly of and parallel to Short Street, northerly along a line 30.00 feet easterly of and parallel to Short Street to the southerly edge of Merrimac Drive;

PBT Application
Schedule A
Page 11
April 10, 1992


            thence northerly to the northerly edge of Merrimac Drive at a point on a line 30.00 feet north of and parallel to the existing centerline of Nimble Hill Road;

            thence northerly along a line 30.00 feet north of and parallel to the existing centerline of Nimble Hill Road to the fenceline for the existing Base perimeter boundary;

            thence easterly along said fenceline to a point on a line 1,550.00 feet east of and parallel to the existing centerline of Runway 16-34;

            thence southerly along a line 1,550.00 feet east of and parallel to the existing centerline of Runway 16-34 to a point on a line 40.00 feet north of and parallel to the existing centerline of Merrimac Drive;

            thence easterly along a line 40.00 feet north of and parallel to the existing centerline of Merrimac Drive to a point that is a southerly extension of the Base perimeter boundary that is between two points (shown as Point #18 and Point #19 on the PBT/ALP);

            thence easterly along a line that is a southerly extension of the Base perimeter boundary that is between two points (shown as Point #18 and Point #19 on the PBT/ALP) to a point on a line 40.00 feet south of and parallel to the existing centerline of Merrimac Drive;

            thence westerly along a line 40.00 feet south of and parallel to the existing centerline of Merrimac Drive to a point on a line 1,550.00 feet east of and parallel to the existing centerline of Runway 16-34;

            thence southerly along a line 1,550.00 feet east of and parallel to the existing centerline of Runway 16-34 to a point on a line 250.00 feet south of and parallel to the existing centerline of Merrimac Drive and westerly to the point of beginning; and

            Parcel B: bounded by a line beginning at a point on. a line 500.00 feet northwest of and parallel to the existing northwest edge of pavement of the North Apron and on a line 400.00 feet northeast of and parallel to the existing northeast edge of pavement of the North Apron, easterly 120.00 along a line 400.00 feet northeast of and parallel to the existing northeast edge of pavement of the North Apron;

PBT Application
Schedule A
Page 12
April 10, 1992


            thence westerly to a point on a line 500.00 feet northwest of and parallel to the existing northwest edge of pavement of the North Apron and l6O.00 feet southerly of the point of beginning;

            thence northeasterly on a line 500.00 feet northwest of and parallel to the existing northwest edge of pavement of the North Apron to the point of beginning.

      2. A reservation to the Air Force and its successors in interest consisting of an 80.00 foot right-of-way centered on the Portion of Strafford Drive inside the area described in Section I.

      3. A condition that the Applicant will comply with the requirements of Paragraph 5.n. of the Application for those wetlands specified in said Paragraph 5.n. and further specified in Schedule D hereto ("Designated Wetlands").

               DESCRIPTION OF RELATED PERSONAL PROPERTY REQUESTED

I. The applicant requests transfer of all personal related property (excluding Non-appropriated funded (NAT) property) remaining on the base inventory as of August 1, 1991, except for the 48 mobile home units located in the former mobile home park on Portsmouth Avenue.

                                   SCHEDULE B

                   AIRPORT LAYOUT PLAN-PUBLIC BENEFIT TRANSFER

                                   [GRAPHIC]

                          PEASE DEVELOPMENT AUTHORITY

                  PUBLIC BENEFIT TRANSFER/AIRPORT LAYOUT PLAN

                                   SCHEDULE C

          NOMINATION AND STANDARDS AND GUIDELINES FOR HISTORIC PROPERTY

                                   [GRAPHIC]

                                                                      Schedule C

United States Department of the Interior
National Park Service

National Register of Historic Places
Registration Form

This form is for use in nominating or requesting determinations of eligibility for individual properties or districts. See instructions in Guidelines for Completing Historical Register Forms (National Register Bulletin 16). Complete each item by marking "x" in the appropriate box or by entering the requested information. If an item does not apply to the property being documented, enter "N/A" for "not applicable." For functions, styles, materials, and areas of significance, enter only the categories and subcategories listed in the instructions. For additional space use continuation sheets (Form 10-900a) Type all entries.

--------------------------------------------------------------------------------
1. Name of Property
--------------------------------------------------------------------------------
historic name  Newington Center Historic District (Boundary Increase)
--------------------------------------------------------------------------------
other names/site number  N/A
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
2. Location
--------------------------------------------------------------------------------
street & number  Merrimac Drive         n/a |_| not for publication
--------------------------------------------------------------------------------
city, town  Newington                   n/a |_| vicinity
--------------------------------------------------------------------------------
state  New Hampshire  code  NH  county  Rockingham  code  015  zip code  03801
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
3. Classification
--------------------------------------------------------------------------------
Ownership of Property   Category of Property
|_| private             |_| building(s)
|_| public-local        |x| district
|_| public-State        |_| site
|x| public-Federal      |_| structure
                        |_| object

Name of related multiple property listing:
                    n/a
------------------------------------------
Number of Resources within Property
Contributing    Noncontributing
      ______    ______    buildings
      ___1__    ______    sites
      ______    ______    structures
      ______    ______    objects
      ___1__    ______    Total

Number of contributing resources previously
listed in the National Register   22
                                ------
--------------------------------------------------------------------------------
4. State/Federal Agency Certification
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
As the designated authority under the National Historic Preservation Act of 1966, as amended, I hereby certify that this |X| nomination |_| request for determination of eligibility meets the documentation standards for registering properties in the National Register of Historic Places and meets the procedural and professional requirements set forth in 36 CFR Part 60. In my opinion, the property |X| meets |_| does not meet the National Register criteria. |_| See continuation sheet.

/s/ Nancy C. Miller                     April 25, 1991
--------------------------------        --------------
Signature of certifying official        Date

          NEW HAMPSHIRE
----------------------------------
State or Federal agency and bureau
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
In my opinion, the property |_| meets |_| does not meet the National Register criteria. |_| See continuation sheet.


-----------------------------------------     --------------
Signature of commanding or other official     Date


----------------------------------
State or Federal agency and bureau
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
5. National Park Service Certification
--------------------------------------------------------------------------------
I, hereby, certify that this property is:
|_| entered in the National Register,
    |_| See continuation sheet.           _______________________ ______________
|_| determined eligible for the National
    Register. |_| See continuation sheet. _______________________ ______________
|_| determined not eligible for the
    National Register.                    _______________________ ______________

|_| removed from the National Register.   _______________________ ______________
|_| other (explain): ____________________
    _____________________________________ _______________________ ______________
                                          Signature of the Keeper Date of Action

--------------------------------------------------------------------------------
6. Function of Use
--------------------------------------------------------------------------------
Historic Functions (enter categories from instructions)

----------------------------------------
        LANDSCAPE/forest
----------------------------------------

----------------------------------------

----------------------------------------

Current Functions (enter categories from instructions)

----------------------------------------
        LANDSCAPE/forest
----------------------------------------

----------------------------------------

----------------------------------------

--------------------------------------------------------------------------------
7. Description
--------------------------------------------------------------------------------
Architectural Classification
(enter categories from instructions)

        n/a
----------------------------------------

----------------------------------------

----------------------------------------

Materials (enter categories from instructions)

foundation      n/a
           -----------------------------
walls
      ----------------------------------

      ----------------------------------

roof
     -----------------------------------
other
      ----------------------------------

      ----------------------------------

--------------------------------------------------------------------------------
Describe present and historic physical appearance.

            Although the Newington Center Historic District nomination listed in 1987 discussed the history of the entire Town Forest, it only nominated that portion of the forest which lies outside of Pease Air Force Base. This nomination to increase the boundary specifically addresses the section of the Newington Town Forest located within the Base boundary, which was previously unevaluated. In 1952 the United States government acquired approximately 99 acres of the 110 acre Newington Town Forest. Although it was widely believed by Newington townspeople that the original forest land on the base property was all but cleared, this has recently proven to be incorrect. Instead, the Air Force cleared approximately 30 acres of the forest for runway construction soon after it acquired the land, but left the remaining 69 acre parcel in a natural state. In fact, over the years, this forest land has been maintained by the Air Force with appropriate forestry management practices and thus possesses a high level of integrity.

            This 69 acre section of the Town Forest which is the subject of this boundary increase is an irregularly shaped parcel with an east-west orientation, located to the south of the 1987 National Register District. The Forest parcel is bounded on the west by Nimble Hill Road, which becomes Short Street within the base territory. Much of the forest is bounded by dry stone walls, apparently erected during 18th and 19th centuries. A small section of barbed wire encloses the southeast corner of the parcel. Barbed wire also runs along the northern boundary of the base which also acts as the northern boundary for the parcel being nominated. Originally this parcel would have been continuous with the portion of town forest land described in the 1987 nomination. A buffer of additional forest land surrounds the town forest property. With the exception of a fire training area which abuts the southwest corner of the town forest, the forested buffer is no less than 200 feet wide. An aircraft parking apron is located to the south of the town forest with a runway further southwest. Air Force foresters have tried to keep a buffer of larger trees along the runway to prevent wind damage within the forest.

                                                      |x| See continuation sheet

United States Department of the Interior
National Park Service

National Register of Historic Places
Continuation Sheet

Section number  7  Page  2  NEWINGTON CENTER HISTORIC DISTRICT
               ---      --- (Boundary Increase)

--------------------------------------------------------------------------------

            The forest is bisected by two roads. New Road, now a pine-needle covered dirt road, was laid out in an east-west direction from just north of the Parsonage (see building #7 - original 1987 nomination) in 1896. Merrimac Drive, a paved, two lane road was laid out by the Air Force soon after it acquired the property and extends from the union of Nimble Hill Road and Short Street in a northeast arc across the forest parcel. Seasonally wet areas, associated with the intermittent Pickering Brook, are located throughout the forest land. Land elevations range from roughly 70 feet to a height of 99 feet within the forest. With the exception of the Stone School, included as building #8 in the 1987 nomination, and the stone walls which bound the forest, there are no manmade structures within the forest bounds.

            In terms of tree species, the town forest is dominated by the white pine. Lesser amounts of hemlock, also coniferous, are found especially in wet areas. Indigenous hardwood species most commonly found in the forest are white ash, hornbeam, black birch, American beech, red oak and shagbark hickory. The forest and base are also notable for containing some of the best white oak in the seacoast region. Most of the region's white oak stands were decimated in World War I and used as planking for ships. In various areas in the forest, new growth of hardwood such as sweet birch, beech and white oak are interspersed in the understory of the white pine and are generally allowed by foresters to remain until they threaten the pine from a forest management standpoint. For although these hardwoods may be hospitable to various types of wildlife, they often prove counter-productive to the establishment of a good pine forest by encouraging tree growth that is less perfect and thus less desirable from an economic view, and may demote a tree's value from saw wood to pulp.

            The town forest is intensively managed by the U.S. Air Force under a multiple use concept, the main objectives being timber production, recreation and wildlife management, objectives which are consistent with the original intent of the town forest. A large portion of the land has been managed to improve cutting. Timber sales took place in the town forest in 1983, 1986 and 1990 removed a total of over 200,000 board feet of sawtimber, predominately white pine, as well as 53.5 cords of firewood and 150 tons of softwood pulp. Base foresters have limited the use of heavy machinery and timber landings are reseeded.

United States Department of the Interior
National Park Service

National Register of Historic Places
Continuation Sheet

Section number  7  Page  3  NEWINGTON CENTER HISTORIC DISTRICT
               ---      --- (Boundary Increase)

--------------------------------------------------------------------------------

      Some additional cutting takes place under the base firewood program whereby base personnel are permitted to conduct limited tree cutting according to forester specifications. Wood roads within the forest have found additional use by snowmobilers and cross country skiers. Overall, the impact of man on the historic integrity of the site is negligible and much wildlife, including deer and turkey continue to inhabit the forest.

            As indicated on the attached sketch map, base foresters have divided the town forest parcel into twelve sections or stands, differentiated by tree species, size, stand height and stocking. A brief description of the stands follows.

            Stand #1: This area at the northwestern corner of the forest is notable as an area of old growth pine within the forest. It primarily consists of large sawtimber white pine, measuring more than 13 inches in diameter and rising to heights of over 60 feet. The stand measures approximately 2.5 acres and is characterized by medium stocking of 40 to 70%.

            Stands #2 & #3: Bisected by Merrimac Drive, these white pine stands in the western part of the forest are primarily smaller sawtimber, 9 to 13 inches in diameter and more than 60 feet tall. Each stand measures about
      5.0 acres and is well stocked with more than 70% crown closure. This area is apparently part of the 'Pine Plantation' section planted in 1915. The mortality of the trees was high because they were planted close together.

            Stand #4: This stand consists of the north-central portion of the forest, bounded by the base boundary line and Merrimac Drive. Mixed hardwoods dominate, approximately 40-60 feet tall and 9-13 inches in diameter. This 4.2 acre area is well stocked with a crown closure of more than 70%.

            Stand #5: This narrow 2 acre stand at the northern edge of the forest, east of Merrimac Drive, is comprised of mixed hardwood and softwood. The tree diameter at 5-9 inches is smaller than that found in most of the forest. The stand height is 40-60 feet tall and of medium stocking (40-70%).

            Stand #6: This is a 5.6 acre stand, bounded on the northeast by Merrimac Drive and southwest by New Road. The stand is a mixture of white pine and mixed hardwoods of large sawtimber size, greater than 13 inches in diameter. The stand rises more than 60 feet tall and is medium stocked.

United States Department of the Interior
National Park Service

National Register of Historic Places
Continuation Sheet

Section number  7  Page  4  NEWINGTON CENTER HISTORIC DISTRICT
               ---      --- (Boundary Increase)

--------------------------------------------------------------------------------

            Stand #7: This wet area to the north of New Road proves a natural habitat for hemlock as well as white pines. The 5.3 acre area is well covered and consists of large sawtimber/poles at heights in excess of 60 feet.

            Stand #8: The largest of the stands in the forest, this 16.9 acre area is bounded by Merrimac Drive and New Road to the north and the base boundary to the south. It consists primarily of white pines, large sawtimber/poles, rising to heights over 60 feet with medium coverage.

            Stand #9: Containing the highest land elevation in the forest (99 feet), this small, 1.6 acre young white pine stand is located on the south side of New Road and consists of seedlings and saplings ranging from 20 to 40 feet tall, with medium coverage. Also notable are the few American chestnut trees located in this stand. The American chestnut tree has been largely extinct since 1904 when blight wiped out most of the species. These chestnuts, as is common, unfortunately bear sterile fruit.

            Stand #10: This is a 3.6 acre stand of uneven age, consisting of hardwood, oak, beech and birch with an understory of pine. The tree size is primarily that of small sawtimber, 9 to 13 inches in diameter. The medium stocked stand displays a variety of tree heights.

            Stand #11: Located at the southeast corner of the forest parcel, this 1.3 acre stand displays white pine and mixed hardwood in excess of 60 feet tall and 9 to 13 inches in diameter. Stocking is good, [ILLEGIBLE].

            Stand #12: This is a large 11.9 acre white pine and mixed [ILLEGIBLE] located in the northeast part of the forest, consisting of large sawtimber/poles in excess of 60 feet tall and good stocking, in excess of 70%.

--------------------------------------------------------------------------------
8. Statement of Significance
--------------------------------------------------------------------------------
Certifying official has considered the significance of this property in relation to other properties:
                    |_| nationally |x| statewide |_| locally

Applicable National Register Criteria |x| A |_| B |_| C |_| D

Criteria Considerations (Exceptions)  |_| A |_| B |_| C |_| D |_| E |_| F |_| G

Areas of Significance (enter categories from instructions)

----------------------------------------
        EXPLORATION/SETTLEMENT
----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

Significant Person

                   n/a
----------------------------------------

Period of Significance          Significant Dates

   1710-1941
----------------------          -----------------

----------------------          -----------------

----------------------          -----------------

Cultural Affiliation
                   n/a
----------------------------------------

----------------------------------------

----------------------------------------

Architect/Builder
                   n/a
----------------------------------------

----------------------------------------

----------------------------------------

--------------------------------------------------------------------------------
State significance of property, and justify criteria, criteria considerations, and areas and periods of significance noted above.

            The 69 acre Newington Town Forest parcel which is the subject of this boundary increase is eligible for the National Register of Historic Places under criterion A (for settlement) because it represents the balance of the surviving common land already included as contributing to the Newington Center Historic District listed on the Register in 1987. It possesses a high level of integrity of location, setting, materials, feeling and association. The town forest property is significant, not only as common land set aside beginning in 1840 but also as open space retaining the Center's landscape and setting which are integral to the district. Although town ownership of the land was interrupted by the acquisition of the land for Pease Air Force Base in 1932, the historic use of the land as forest has continued to the present. In fact, the forest has continued to be held in public ownership for public benefit and under the stewardship of the base foresters its historic integrity has been carefully maintained and enhanced.

            Newington's Town Forest has been referred to as the first town forest in the country although published reference to this or other early forests has found to be lacking. As has been discussed in the 1987 nomination, in 1640 much of the land which was to become a community forest was reserved as common ground or unallotted lands for the settlers on Bloody Point, then a section of Dover. Part of the land was cleared for pasture and part was held as timberland to be used for building and for fuel. At a public town meeting at the meetinghouse on Dover Neck May 22, 1710 approximately 50-60 acres was formally set aside with the intent of preserving some of the town's valuable natural resources from development and overuse. This action is generally considered to be the beginning of the Newington Town Forest. (1)

                                                      |x| See continuation sheet

United States Department of the Interior
National Park Service

National Register of Historic Places
Continuation Sheet

Section number  8  Page  2  NEWINGTON CENTER HISTORIC DISTRICT
               ---      --- (Boundary Increase)

--------------------------------------------------------------------------------

            Historically the town forest can be divided into three sections, known as the Church Lot, the Parsonage Lot and the Downing Lot. The Church Lot, lying west of what is now Nimble Hill Road, originally contained 42 acres. Most of this area is contained in the 1987 Newington Center National Register District; the southern portion of the Church Lot was part of the property acquired by the Air Force in 1952 and subsequently destroyed for a runway.

            The 69 acre town forest [ILLEGIBLE] includes sections of both the Parsonage and Downing Lots. The Parsonage Lot, consisted of twenty acres of "pitch plains" granted to Richard Pomeroy in 1689. The lot was purchased by the Town of Newington along with the Old Parsonage (building #7, original 1987 nomination) in 1765 for the minister. The town at that time already owned about 20 acres adjacent which was also common land. This area generally corresponds to stands 1, 2, 3, 8 and 9 as delineated on the attached sketch map. During the 19th century, the Town's selectmen managed this woodlot, giving fuel to the town poor, allowing citizens to cut their winter supply of wood and selling the growth on the lot to fund town projects such as construction of a town library, water system and school. Portions of stands 2 & 3 were cut in 1912, the area was reseeded with 8,000 trees in 1915. Portions of stand 8 were cut in 1894 and parts of stands 7 and 9 were cut in 1919. (2)

            The Downing Lot generally refers to the thirty acres north of New Road or stands 4, 5, 6, 7 and 12 on the sketch map. The Town apparently held and managed this forest since Revolutionary days. The first record of cuttings in this area appeared in 1874 when the town voted to sell timber rights on twenty four acres to pay off the Civil War debt. In 1919 the growth on the balance of six acres of the lot was sold. In 1922 about 200 cords of wood were sold. The Report of the Forestry Commission in 1924 notes that "at the present time the cut-over lands are coming back to pine with a few blocks of mature pine and hardwoods." (3)

United States Department of the Interior
National Park Service

National Register of Historic Places
Continuation Sheet

Section number  8  Page  3  NEWINGTON CENTER HISTORIC DISTRICT
               ---      --- (Boundary Increase)

--------------------------------------------------------------------------------


            FOOTNOTES

            1. Mausolf, Lisa. Newington Center Historic District, National Register Nomination. Listed November 30, 1987.

            2. "Biennial Report of the N.H. Forestry Commission". Concord: 1924.

            3. Ibid.

--------------------------------------------------------------------------------
9. Major Bibliographical References
--------------------------------------------------------------------------------

"Biennial Report of the NH Forestry Commission", Concord, NH: 1924.
Kale, Warren F. "Town Forest", New Hampshire Profiles, January 1953.
Mausolf, Lisa. Newington Center Historic District, National Register Nomination.
  Listed November 30, 1987.
Information from Martin Curran, Forester, Pease Air Force Base, October 1990.


Previous documentation on file (NPS):
|_| preliminary determination of individual listing (36 CFR 67)
    has been requested
|_| previously listed in the National Register
|_| previously determined eligible by the National Register
|_| designated a National Historic Landmark
|_| recorded by Historic American Buildings
    Survey #_________________________________________________
|_| recorded by Historic American Engineering
    Record #_________________________________________________

|_| See continuation sheet

Primary location of additional data:
|_| State historic preservation office
|_| Other State agency
|_| Federal agency
|_| Local government
|_| University
|_| Other
Specify repository:
_____________________________________________________________

--------------------------------------------------------------------------------
10. Geographical Data
--------------------------------------------------------------------------------

Acreage of property     69 acres
                   ------------------------------------------

UTM References (Place additional UTM references on a continuation sheet)

A |1|9| |3|5|1|4|8|0| |4|7|7|3|4|6|0|
  Zone  Easting       Northing

B [ILLEGIBLE]
  Zone  Easting       Northing

C |1|9| |3|5|0|9|0|0| |4|7|7|2|6|2|0|

D |1|9| |3|5|0|8|6|0| |4|7|7|2|8|0|0|

|_| See continuation sheet

--------------------------------------------------------------------------------
Verbal Boundary Description


|x| See continuation sheet

--------------------------------------------------------------------------------
Boundary Justification


|x| See continuation sheet

--------------------------------------------------------------------------------
11. Form Prepared By
--------------------------------------------------------------------------------
name/title  Lisa Mausolf, Preservation Consultant
           --------------------------------------
organization
             ------------------------------------
street & number  18 Elaine Road
                ---------------------------------
city or town  Stoneham
             ------------------------------------
state  MA       zip code  02180
       --------          --------
date  January 1991
     --------------------------------------------
telephone  (617) 279-0694
          ---------------------------------------

United States Department of the Interior
National Park Service

National Register of Historic Places
Continuation Sheet

Section number     Page
               ---      ---

--------------------------------------------------------------------------------

OWNER OF PROPERTY

Ludlow Clark
HQ USAF/LEEV
Bolling Air Force Base
Washington, D.C. 20332-5000

Gary Vest
Deputy for Environmental Safety
ODA SAF, Pentagon, Room 4C916
Washington, D.C. 20330

                                    [GRAPHIC]

                       NEWINGTON CENTER HISTORIC DISTRICT
                                  NEWINGTON, NY

United States Department of the Interior
National Park Service

National Register of Historic Places
Continuation Sheet

Section number 10  Page  2  NEWINGTON CENTER HISTORIC DISTRICT
               ---      --- (Boundary Increase)

--------------------------------------------------------------------------------

            VERBAL BOUNDARY DESCRIPTION AND JUSTIFICATION

            The boundary of the nominated district is increased to include that historic acreage which survives from the Newington Town Forest within the Pease Air Force Base and which is eligible for listing in the National Register of Historic Places. The area south of the 1987 district and to the west of Short Street purposely has been excluded from the district boundary due to the clearing of the former woodland for a runway. The remaining town forest property is bounded on the west by Nimble Hill Road/Short Street, on the north by the Air Force Base boundary which is marked by a barbed wire fence and on the remaining sides by a stone wall. Boundaries are sufficient to convey the original context and to protect it. Boundaries are indicated on the attached sketch map.

                                    [GRAPHIC]

                             NEWINGTON TOWN FOREST
                                 NEWINGTON, NH

                               BOUNDARY INCREASE
                                  JANUARY 1991

[ILLEGIBLE] original data in the form of field notes, photographs, and other materials.

      Some individual property information, such as specific locational data, may be highly sensitive to disclosure, because of the threat of vandalism. If the objectives of the documentation effort are such that a report containing confidential information such as specific site locations or information on religious practices is necessary, it may be appropriate to prepare a separate report for public distribution. The additional report should summarize that information that is not under restricted access in a format most useful to the expected groups of potential users. Peer reviews of draft reports is recommended to ensure that state-of-the-art technical reports are produced.

      Availability: Results must be made available to the full range of potential users. This can be accomplished through a variety of means including publication of results in monographs and professionals journals and distribution of the report to libraries or technical clearinghouses such as the National Technical Information Service in Springfield, Virginia.

Curation

      Archeological specimens and records are part of the documentary record of an archeological site. They must be curated for future use in research, interpretation, preservation, and resource management activities. Curation of important archeological specimens and records should be provided for in the development of any archeological program or project.

      Archeological specimens and records that should be curated are those that embody the information important to history and prehistory. They include artifacts and their associated documents, photographs, maps, and field notes; materials of an environmental nature such as bones, shells, soil and sediment samples, wood, seeds, pollen, and their associated records; and the products and associated records of laboratory procedures such as thin sections, and sediment fractions that result from the analysis of archeological data.

      Satisfactory curation occurs when:

      1. Curation facilities have adequate space, facilities, and professional personnel.

      2. Archeological specimens are maintained so that their information values are not lost through deterioration, and records are maintained to a professional archival standard.

      3. Curated collections are accessible to qualified researchers within a

[ILLEGIBLE] requested and

      4. Collections are available for interpretive purposes, subject to reasonable security precautions.

Recommended Sources of Technical Information

      Archeomagnetism: A Handbook for the Archeologist. Jeffrey L. Eighmy, U.S., Department of the Interior, Washington, D.C., 1980.

      The Curation and Management of Archeological Collections: A Pilot Study. Cultural Resource Management Series, U.S. Department of the Interior, September 1980.

      Human Bones and Archeology. Douglas H. Ubelaker, Interagency Archeological Services Heritage Conservation and Recreation Service, U.S. Department of the Interior, Washington, D.C., 1980. Available from the Superintendent of Documents, U.S. Government Printing Office, Washington, D.C. 20402.

      Manual for Museums. Ralph H. Lewis, National Park Service, U.S. Department of the Interior, 1978.

      Treatment of Archeological Properties: A Handbook. Advisory Council on Historic Preservation, Washington, D.C., 1980.

Secretary of the Interior's Standards for Historic Preservation Projects

General Standards for Historic Preservation Projects

      The following general standards apply to all treatments undertaken on historic properties listed in the National Register.

      1. Every reasonable effort shall be made to provide a compatible use for a property that requires minimal alteration of the building, structure, or site and its environment, or to use a property for its originally intended purpose.

      2. The distinguishing original qualities or character of a building, structure, or site and its environment shall not be destroyed. The removal or alteration of any historic material or distinctive architectural features should be avoided when possible.

      3. All buildings, structures, and sites shall be recognized as products of their own time. Alterations which have no historical basis and which seek to create an earlier appearance shall be discouraged.

      4. Changes which have taken place in the course of time are evidence of the history and development of a building, structure, or site and its environment. These changes may have acquired significance in their own right, and this significance shall be recognized and respected.

      5. Distinctive architectural features or examples of skilled craftsmanship which characterize a building, structure, or site shall be treated with sensitivity.

[ILLEGIBLE] shall be repaired rather than replaced wherever possible. In the event replacement is necessary, the new material should match the material being replaced in composition, design, color, texture, and other visual qualities. Repair or replacement of missing architectural features should be based on accurate descriptions of features substantiated by historical, physical, or pictorial evidence rather than on conjectural designs or the availability of different architectural elements from other buildings or structures.

      7. The surface cleaning of structures shall be undertaken with the gentlest means possible. Sandblasting and other cleaning methods that will damage the historic building materials shall not be undertaken.

      8. Every reasonable effort shall be made to protect and preserve archeological resources affected by or adjacent to, any acquisition, stabilization, preservation, rehabilitation, restoration, or reconstruction project.

Specific Standards for Historic Preservation Projects

      The following specific standards for each treatment are to be used in conjunction with the eight general standards and, in each case, begin with number 9. For example, in evaluating acquisition projects, include the eight general standards plus the four specific standards listed under standards for Acquisition. The specific standards differ from those published for use in Historic Preservation Fund grant-in-aid projects (38 CFR Part 68) in that they discuss more fully the treatment of archeological properties.

Standards for Acquisition

      9. Careful consideration shall be given to the type and extent of property rights which are required to assure the preservation of the historic resource. The preservation objectives shall determine the exact property rights to be acquired.

      10. Properties shall be acquired in fee simple when absolute ownership is required to insure their preservation.

      11. The purchase of less-than-fee-simple interests, such as open space or facade easements, shall undertaken when a limited interest achieves the preservation objective.

      12. Every reasonable effort shall be made to acquire sufficient property with the historic resource to protect its historical, archeological, architectural or cultural significance.

44738 Federal Register / Vol. 48 No. 190 / Thursday, September 29, 1983 /
Notices
================================================================================

Standard for Protection

      9. Before applying protective measures which are generally of a temporary nature and imply future historic preservation work, an analysis of the actual or anticipated threats to the property shall be made.

      10. Protection shall safeguard the physical condition or environment of a property or archeological site from further deterioration or damage caused by weather or other natural, animal, or human intrusions.

      11. If any historic material or architectural features are removed, they shall be properly recorded and, if possible, stored for future study or reuse.

Standards for Stabilization

      9. Stabilization shall reestablish the structural stability of a property through the reinforcement of loadbearing members or by arresting deterioration leading to structural failure. Stabilization shall also reestablish weather resistant conditions for a property.

      10. Stabilization shall be accomplished in such a manner that it detracts as little as possible from the property's appearance and significance. When reinforcement is required to reestablish structural stability, such work shall be concealed wherever possible so as not to intrude upon or detract from the aesthetic and historical or archeological quality of the property, except where concealment would result in the alteration or destruction of historically or archeologically significant material or spaces. Accurate documentation of stabilization procedures shall be kept and made available for future needs.

      11. Stabilization work that will result in ground disturbance shall be preceded by sufficient archeological investigation to determine whether significant subsurface features or artifacts will be affected. Recovery, curation and documentation of archeological features and specimens shall be undertaken in accordance with appropriate professional methods and techniques.

Standards for Preservation

      9. Preservation shall maintain the existing form, integrity, and materials of a building structure, or site. Archeological sites shall be preserved undisturbed whenever feasible and practical. Substantial reconstruction or restoration of lost features generally are not included in a preservation undertaking.

      10. Preservation shall include techniques of arresting or retarding the deterioration of a property through a program of ongoing maintenance.

      11. Use of destructive techniques, such as archeological excavation, shall be limited to providing sufficient information for research, interpretation and management needs.

Standards for Rehabilitation

      9. Contemporary design for alterations and additions to existing properties shall not be discouraged when such alterations and additions do not destroy significant historic, architectural, or cultural material and such design is compatible with the size, scale, color, material, and character of the property, neighborhood, or environment.

      10. Wherever possible, new additions or alterations to structures shall be done in such a manner that if such additions or alterations were to be removed in the future, the essential form and integrity of the structure would be unimpaired.

Standards for Restoration

      9. Every reasonable effort shall be made to use a property for is originally intended purpose or to provide a compatible use that will require minimum alteration to the property and its environment.

      10. Reinforcement required for structural stability or the installation of protective or code required mechanical systems shall be concealed wherever possible so as not to intrude or detract from the property's aesthetic and historical qualities, except where concealment would result in the alteration or destruction of historically significant materials or spaces.

      11. Restoration work such as the demolition of non-contributing additions that will result in ground or structural disturbance shall be preceded by sufficient archeological investigation to determine whether significant subsurface or structural features or artifacts will be affected. Recovery, curation and documentation of archeological features and specimens shall be undertaken in accordance with appropriate professional methods and techniques.

Standards for Reconstruction

      9. Reconstruction of a part or all of a property shall be undertaken only when such work is essential to reproduce a significant missing feature in a historic district or scene, and when a contemporary design solution is not acceptable. Reconstruction of archeological sites generally is not appropriate.

      10. Reconstruction of all or a part of a historic property shall be appropriate when the reconstruction is essential for understanding and interpreting the value of a historic district, or when no other building, structure, object, or landscape feature with the same associative value has survived and sufficient historical or archeological documentation exists to insure an accurate reproduction of the original.

      11. The reproduction of missing elements accomplished with new materials shall duplicate the composition, design, color, texture, and other visual qualities of the missing element. Reconstruction of missing architectural or archeological features shall be based upon accurate duplication of original features substantiated by physical or documentary evidence rather than upon conjectural designs or the availability of different architectural features from other buildings.

      12. Reconstruction of a building or structure on an original site shall be preceded by a thorough archeological investigation to locate and identify all subsurface features and artifacts. Recovery, curation and documentation of archeological features and specimens shall be undertaken in accordance with professional methods and techniques.

      13. Reconstruction shall include measures to preserve any remaining original fabric, including foundations, subsurface, and ancillary elements. The reconstruction of missing elements. The reconstruction of missing elements and features shall be done in such a manner that the essential form and integrity of the original surviving features are unimpaired.

Secretary of the Interior Guidelines for Historic Preservation Projects

      The guidelines for the Secretary of the Interior's Standards for Historic Preservation Projects, not included here because of their length, may be obtained separately from the National Park Service.

Professional Qualifications Standards

      The following requirements are those used by the National Park Service, and have been previously published in the Code of Federal Regulations, 36 CFR
Part 61. The qualifications define minimum education and experience required to perform identification, evaluation, registration, and treatment activities. In some cases, additional areas or levels of expertise may be needed, depending on the complexity of the task and the nature of the historic properties involved. In the following definitions, a year of full-time professional experience need not consist of a continuous year of fulltime work but

                                   SCHEDULE D

                           MAP OF DESIGNATED WETLANDS

                                    [GRAPHIC]

                          PEASE DEVELOPMENT AUTHORITY

                              DESIGNATED WETLANDS

                                   SCHEDULE E

          NOTICE OF HAZARDOUS SUBSTANCES PURSUANT TO CERCLA 120(h)(1)

                                   SCHEDULE E

The information contained in this notice is required under the authority promulgated under Section 120(h)(1) of the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA or "Superfund") as amended, 42 U.S.C. 9[ILLIGIBLE]2[ILLEGIBLE](k)(1) et seq. Section 12[ILLEGIBLE](h)(1) of CERCLA requires the Air Force to identify and disclose all known storage for one year or more, release, or disposal of hazardous substances prior to transfer of real property to which it applies. Attached to this schedule are tables which contain the necessary data to meet this notification requirement in so far as it relates to storage, release, or disposal of hazardous substances.

Table 1 reports the storage of hazardous substances at the facilities located in the area of conveyance at Pease AFB. There is no documentation of releases or disposals at these facilities therefore these two items are not included in Table 1.

Table 3 reports the releases and/or disposals that took place at Installation Restoration Program (IRP) Sites within the area of conveyance. These sites are as follows:

    Site No.          Site Name                     (Abbr.)

      5           Landfill 5 (FL-5)
      7           Fire Department Training Area 1 (FDTA-1)
      8           Fire Department Training Area 2 (FDTA-2)
      9           Construction Rubble Dump 1 (CRD-1)
      10          Leaded Fuel Tank Sludge Disposal Area (LFTS)
      11          Field Maintenance Squadron Equipment Cleaning Site (FMS)
      13          Bulk Fuel Storage Area (BFSA)
      14          Fuel Line Spill (FLS)
      16          PCB Spill Site
      17          Burn Area 1 (BA-1)
      32          Building 113
      33          Building 220
      34          Building 222
      35          Building 226
      36          Building 110
      37          Building Area 2 (BA-2)
      32          Building 227
      48          Auto Hobby Shop (AHS)

Many of the releases and/or disposals at these IRP sites occurred numerous years ago and actual detailed records of these releases and/or disposals do not exist other than the results of investigations conducted as part of the IRP. These sites are currently in the Site Investigation and/or Remedial Investigation process to determine the actual extent of contamination associated with them. Feasibility Studies will be conducted for those sites which undergo remedial investigations. Time tables for these actions are contained in the Pease AFB Federal Facilities Agreement (FFA). Additional information about releases at these sites is on file with the Air Force at Pease AFB, Building [ILLEGIBLE]. Point of contact for this information is Mr Arthur L. Ditto. Tel. (603) 438-2586.

----------------------------------------------------------------------------------------------------------------------------
                                                        Table 1
                                           Hazardous Substances Stored in Parcel A
----------------------------------------------------------------------------------------------------------------------------
                                                                                              Quantify Reported, Date
   Building                               CASRN        Regulatory                 RCRA        (from Base Environmental
    Number       Hazardous Substance      Number        Synonym                  Number   (Engineering Workplace Narratives)
============================================================================================================================
     212       Methylene chloride         75092     Methane, Dichloro             U080                   53.0 lbs/year, 1985
----------------------------------------------------------------------------------------------------------------------------
     212       Lead                       7439921   None                          None                    7.2 lbs/year, 1985
----------------------------------------------------------------------------------------------------------------------------
     213       Methylene chloride         75092     Methane, Dichloro             U080                   47.5 lbs/year, 1989
----------------------------------------------------------------------------------------------------------------------------
     213       Acetone                    67641     2-Propanone                   U002                   69.1 lbs/year, 1985
                                                                                                        410.4 lbs/year, 1985
                                                                                                         40.2 lbs/year, 1989
----------------------------------------------------------------------------------------------------------------------------
     213       Ethylene Glycol            110805    2-ethoxyethanol               U359                    7.2 lbs/year, 1985
----------------------------------------------------------------------------------------------------------------------------
     213       Dichlorodifluoromethane    75718     Methane, Dichlorodifluoro     U075                   29.5 lbs/year, 1985
----------------------------------------------------------------------------------------------------------------------------
     213       Methyl ethyl ketone        78943     2-Butanone                    U159                   37.1 lbs/year, 1985
----------------------------------------------------------------------------------------------------------------------------
     214       Methylene chloride         75092     Methane, Dichloro             U080                    1.7 lbs/year, 1986
----------------------------------------------------------------------------------------------------------------------------
     214       Methyl isobutyl ketone     108101    4-methyl 2-pentanone          U161                   44.6 lbs/year, 1986
----------------------------------------------------------------------------------------------------------------------------
     215       Acetone                    67641     2-Propanone                   U002                    2.1 lbs/year, 1985
----------------------------------------------------------------------------------------------------------------------------
     215       1,1,1-Trichloroethane      71556     Methyl Chloroform             U226                   15.6 lbs/year, 1989
----------------------------------------------------------------------------------------------------------------------------
     227       Dichlorodifluoroethane     75718     Methane, Dichlorodifluoro     U075                    6.0 lbs/year, 1985
                                                                                                          6.0 lbs/year, 1987
----------------------------------------------------------------------------------------------------------------------------
     227       Methylene chloride         75092     Methane, Dichloro             U080                   34.8 lbs/year, 1985
                                                                                                         24.7 lbs/year, 1987
                                                                                                         44.0 lbs/year, 1988
----------------------------------------------------------------------------------------------------------------------------
     227       Lead                       7439921   None                          None                    1.9 lbs/year, 1985
----------------------------------------------------------------------------------------------------------------------------
     227       Acetone                    57641     2-Propanone                   U002                    6.8 lbs/year, 1987
                                                                                                         78.6 lbs/year, 1988
----------------------------------------------------------------------------------------------------------------------------
     227       Methyl ethyl ketone        78943     2-Butanone                    U159                    2.9 lbs/year, 1988
----------------------------------------------------------------------------------------------------------------------------
     227       Methyl isobutyl ketoe      108101    4-methyl 2-pentanone          U161                    1.2 lbs/year, 1988
----------------------------------------------------------------------------------------------------------------------------
     229       Methyl ethyl ketone        78943     2-Butanone                    U159                1,080.6 lbs/year, 1985
                                                                                                        435.9 lbs/year, 1989
----------------------------------------------------------------------------------------------------------------------------
     229       Ethyl acetate              141786    Acetic acid, ethyl ester      U112                1,543.5 lbs/year, 1985
                                                                                                        304.0 lbs/year, 1989
----------------------------------------------------------------------------------------------------------------------------
     229       Methyl ethyl ketone        108101    4-methyl 2-pentanone          U161                  480.0 lbs/year, 1985
                                                                                                        198.0 lbs/year, 1989
----------------------------------------------------------------------------------------------------------------------------
     229       Methylene chloride         75092     Methane, Dichloro             U080                   22.1 lbs/year, 1985
----------------------------------------------------------------------------------------------------------------------------

Note: The information contained in this table is required under the authority of regulations promulgated under Section 120(h) of the Comprehensive Environmental Response, Liability, and Compensation Act (CERCLA) 42 U.S.C. Section 9620(h).

-----------------------------------------------------------------------------------------------------------------------------
                                                        Table 1
                                         Hazardous Substances Stored in Parcel C
-----------------------------------------------------------------------------------------------------------------------------
                                                                                              Quantify Reported, Date
   Building                               CASRN        Regulatory                 RCRA        (from Base Environmental
    Number       Hazardous Substance      Number        Synonym                  Number   (Engineering Workplace Narratives)
============================================================================================================================
     103       Methyl ethyl ketone        78943     2-Butanone                    U159                     41.6 lbs/yr, 1986
----------------------------------------------------------------------------------------------------------------------------
     103       Lead                       7439921   None                          None                      9.7 lbs/yr, 1986
----------------------------------------------------------------------------------------------------------------------------
     113       1,1,1-Trichloroethane      71556     Methyl Chloroform             U226                     25.8 lbs/yr, 1984
                                                                                                           16.3 lbs/yr, 1985
                                                                                                            7.8 lbs/yr, 1987
----------------------------------------------------------------------------------------------------------------------------
     113       Dichlorodifluoromethane    75718     Methane, Dichlorodifluoro     U075                     25.6 lbs/yr, 1984
                                                                                                            5.4 lbs/yr, 1985
                                                                                                            6.3 lbs/yr, 1987
----------------------------------------------------------------------------------------------------------------------------
     113       Trichloroethane            79016     Trichloroethylene             U228               9,600 lbs/yr, 1986-1988
----------------------------------------------------------------------------------------------------------------------------
     119       Dichlorodifluoromethane    79016     Methane, Dichlorodifluoro     U075                    160.0 lbs/yr, 1986
----------------------------------------------------------------------------------------------------------------------------
     119       Methylene chloride         75092     Methane, Dichloro             U080                     27.2 lbs/yr, 1985
                                                                                                            5.3 lbs/yr, 1986
----------------------------------------------------------------------------------------------------------------------------
     120       Methyl ethyl ketone        78933     2-Butanone                    U159                     96.0 lbs/yr, 1982
                                                                                                        1,396.7 lbs/yr, 1984
                                                                                                        1,542.6 lbs/yr, 1985
                                                                                                           96.0 lbs/yr, 1988
----------------------------------------------------------------------------------------------------------------------------
     120       Methyl isobutyl ketone     108101    4-methyl 2-pentanone          U161                     89.7 lbs/yr, 1984
                                                                                                           89.7 lbs/yr, 1985
----------------------------------------------------------------------------------------------------------------------------
     120       Ethyl acetate              141786    Acetic acid, ethyl ester      U112                     42.6 lbs/yr, 1984
                                                                                                           67.8 lbs/yr, 1985
----------------------------------------------------------------------------------------------------------------------------
     120       Methyl chloride            75092     Methane, Dichloro             U080                  1,058.1 lbs/yr, 1984
                                                                                                        1,394.1 lbs/yr, 1985
                                                                                                          232.0 lbs/yr, 1985
----------------------------------------------------------------------------------------------------------------------------
     120       Acetone                    67641     2-Propanone                   U002                      8.6 lbs/yr, 1984
                                                                                                           41.o lbs/yr, 1985
                                                                                                           64.4 lbs/yr, 1988
----------------------------------------------------------------------------------------------------------------------------
     120       Asbestos                   1332214   None                          None                    144.0 lbs/yr, 1982
----------------------------------------------------------------------------------------------------------------------------

Note: The information contained in this table is required under the authority of regulations promulgated under Section 120(h) of the Comprehensive Environmental Response, Liability, and Compensation Act (CERCLA) 42 U.S.C. Section 9620(h).

-----------------------------------------------------------------------------------------------------------------------------
                                                        Table 1
                                         Hazardous Substances Stored in Parcel C
-----------------------------------------------------------------------------------------------------------------------------
                                                                                              Quantify Reported, Date
   Building                               CASRN        Regulatory                 RCRA        (from Base Environmental
    Number       Hazardous Substance      Number        Synonym                  Number   (Engineering Workplace Narratives)
============================================================================================================================
     120       Cyclohexanone              108941    None                          U057                     21.0 lbs/yr, 1984
                                                                                                           21.0 lbs/yr, 1985
----------------------------------------------------------------------------------------------------------------------------
     120       Butanol                    71362     Butyl Alcohol                 U031                      1.2 lbs/yr, 1985
----------------------------------------------------------------------------------------------------------------------------
     120       Dichlorodifluoromethane    75718     Methane, Dichlorodifluoro     U075                     91.0 lbs/yr, 1984
                                                                                                           84.0 lbs/yr, 1985
----------------------------------------------------------------------------------------------------------------------------
     120       Potassium hydroxide        1310583   None                          None                    228.4 lbs/yr, 1985
                                                                                                          200.0 lbs/yr, 1986
                                                                                                           96.0 lbs/yr, 1989
----------------------------------------------------------------------------------------------------------------------------
     120       Sulfuric acid              7664939   None                          None                    528.0 lbs/yr, 1985
                                                                                                          480.0 lbs/yr, 1986
                                                                                                          480.0 lbs/yr, 1989
----------------------------------------------------------------------------------------------------------------------------
     120       1,1,1-Trichloroethane      71556     Methyl Chloroform             U226                    261.8 lbs/yr, 1984
                                                                                                          499.9 lbs/yr, 1985
----------------------------------------------------------------------------------------------------------------------------
     120       Toluene                    108883    Methyl Benzene                U220                     40.0 lbs/yr, 1984
                                                                                                           40.0 lbs/yr, 1985
                                                                                                            8.0 lbs/yr, 1988
----------------------------------------------------------------------------------------------------------------------------
     130       Methanol                   67561     Methyl alcohol                U154                    818.8 lbs/yr, 1986
                                                                                                       12,056.4 lbs/yr, 1990
----------------------------------------------------------------------------------------------------------------------------
     130       Methyl ethyl ketone        78933     2-Butanone                    U159                     64.3 lbs/yr, 1986
----------------------------------------------------------------------------------------------------------------------------
     130       Methylene chloride         75092     Methane, Dichloro             U080                     43.2 lbs/yr, 1986
----------------------------------------------------------------------------------------------------------------------------
     130       1,1,1-Trichloroethane      71556     Methyl Chloroform             U226                      5.5 lbs/yr, 1986
                                                                                                            6.5 lbs/yr, 1990
----------------------------------------------------------------------------------------------------------------------------
     234       Sodium hydroxide           1310732   None                          None              3,600 lb/yr lbs/yr, 1987
----------------------------------------------------------------------------------------------------------------------------
     234       Hydrochloric acid          7647010   None                          None             11,520 lb/yr lbs/yr, 1987
----------------------------------------------------------------------------------------------------------------------------


Note: The information contained in this table is required under the authority of regulations promulgated under Section 120(h) of the Comprehensive Environmental Response, Liability, and Compensation Act (CERCLA) 42 U.S.C. Section 9620(h).

-----------------------------------------------------------------------------------------------------------------------------
                                                        Table 1
                                         Hazardous Substances Stored in Parcel I
-----------------------------------------------------------------------------------------------------------------------------
                                                                                              Quantify Reported, Date
   Building                               CASRN        Regulatory                 RCRA        (from Base Environmental
    Number       Hazardous Substance      Number        Synonym                  Number   (Engineering Workplace Narratives)
============================================================================================================================
     6         Methylene chloride         75092     Methane, Dichloro             U080                   60.0 lbs/year, 1988
----------------------------------------------------------------------------------------------------------------------------
     6         1,1,1-Trichloroethane      71556     Methyl Chloroform             U226                      1.4 lbs/yr, 1988
----------------------------------------------------------------------------------------------------------------------------
     34        Methanol                   67561     Methyl alcohol                U154                      4.8 lbs/yr, 1986
                                                                                                            4.8 lbs/yr, 1988
----------------------------------------------------------------------------------------------------------------------------
     68        Potassium hydroxide        1310583   None                          None                     16.0 lbs/yr, 1987
----------------------------------------------------------------------------------------------------------------------------
     68        Sulfuric acid              7664939   None                          None                     32.0 lbs/yr, 1987
----------------------------------------------------------------------------------------------------------------------------
     68        Methanol                   67561     Methyl Alcohol                U154                      2.0 lbs/yr, 1986
----------------------------------------------------------------------------------------------------------------------------
     68        Methyl ethyl ketone        78933     2-Butanone                    U159                      4.0 lbs/yr, 1984
----------------------------------------------------------------------------------------------------------------------------
     68        Sodium hydroxide           1310732   None                          None                    3,600 lbs/yr, 1984
----------------------------------------------------------------------------------------------------------------------------
     68        Sodium hypochlorite        7681529   None                          None                    2,400 lbs/yr, 1984
----------------------------------------------------------------------------------------------------------------------------
     714       Chlordane                  57749     None                          U036                     56.8 lbs/yr, 1975
----------------------------------------------------------------------------------------------------------------------------
     723       Chlordane                  57749     None                          U036                     23.2 lbs/yr, 1975
                                                                                                           13.2 lbs/yr, 1976
                                                                                                           11.7 lbs/yr, 1977
----------------------------------------------------------------------------------------------------------------------------
     733       Chlordane                  57749     None                          U036                     16.0 lbs/yr, 1971
----------------------------------------------------------------------------------------------------------------------------
     735       Chlordane                  57749     None                          U036                     23.2 lbs/yr, 1975
                                                                                                           26.4 lbs/yr, 1975
----------------------------------------------------------------------------------------------------------------------------
     737       Chlordane                  57749     None                          U036                     25.0 lbs/yr, 1971
                                                                                                           12.0 lbs/yr, 1974
                                                                                                           20.8 lbs/yr, 1976
----------------------------------------------------------------------------------------------------------------------------
     758       Chlordane                  57749     None                          U036                     20.0 lbs/yr, 1972
----------------------------------------------------------------------------------------------------------------------------
     759       Chlordane                  57749     None                          U036                     20.0 lbs/yr, 1971
                                                                                                           20.0 lbs/yr, 1972
----------------------------------------------------------------------------------------------------------------------------

Note: The information contained in this table is required under the authority of regulations promulgated under Section 120(h) of the Comprehensive Environmental Response, Liability, and Compensation Act (CERCLA) 42 U.S.C. Section 9620(h).

------------------------------------------------------------------------------------------------------------------------------------
                                                               Table 1
                                               Hazardous Substances Stored in Parcel I
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Quantity Reported, Date
   Building                                        CASRN           Regulatory        RCRA           (from Base Environmental
    Number           Hazardous Substance           Number            Synonym        Number     Engingeering Workplace Narratives)
------------------------------------------------------------------------------------------------------------------------------------
      760         Chlordane                     57749         None                  U036                       37.2 lbs/yr, 1972
                                                                                                               16.0 lbs/yr, 1973
------------------------------------------------------------------------------------------------------------------------------------
      765         Chlordane                     57749         None                  U036                       12.0 lbs/yr, 1972
                                                                                                               13.2 lbs/yr, 1974
                                                                                                               13.2 lbs/yr, 1975
------------------------------------------------------------------------------------------------------------------------------------
      773         Chlordane                     57749         None                  U036                       48.0 lbs/yr, 1972
------------------------------------------------------------------------------------------------------------------------------------
      802         Chlordane                     57749         None                  U036                       51.2 lbs/yr, 1973
                                                                                                               16.1 lbs/yr, 1980
------------------------------------------------------------------------------------------------------------------------------------
      806         Chlordane                     57749         None                  U036                       13.2 lbs/yr, 1975
                                                                                                               17.6 lbs/yr, 1976
                                                                                                               13.2 lbs/yr, 1978
------------------------------------------------------------------------------------------------------------------------------------
      807         Chlordane                     57749         None                  U036                       68.0 lbs/yr, 1972
------------------------------------------------------------------------------------------------------------------------------------
      828         Chlordane                     57749         None                  U036                       24.0 lbs/yr, 1968
------------------------------------------------------------------------------------------------------------------------------------
      830         Chlordane                     57749         None                  U036                       35.2 lbs/yr, 1973
                                                                                                               13.2 lbs/yr, 1977
                                                                                                               19.2 lbs/yr, 1978
------------------------------------------------------------------------------------------------------------------------------------
      831         Chlordane                     57749         None                  U036                       13.2 lbs/yr, 1975
                                                                                                               30.8 lbs/yr, 1978
------------------------------------------------------------------------------------------------------------------------------------
      833         Chlordane                     57749         None                  U036                       80.0 lbs/yr, 1971
------------------------------------------------------------------------------------------------------------------------------------
      835         Chlordane                     57749         None                  U036                        8.8 lbs/yr, 1971
                                                                                                               22.0 lbs/yr, 1975
------------------------------------------------------------------------------------------------------------------------------------
      848         Chlordane                     57749         None                  U036                       13.2 lbs/yr, 1976
                                                                                                               20.0 lbs/yr, 1977
                                                                                                               19.2 lbs/yr, 1978
                                                                                                               20.0 lbs/yr, 1979
------------------------------------------------------------------------------------------------------------------------------------

Note: The information contained in this table is required under the authority of regulations promulgated under Section 120(h) of the Comprehensive Environmental Response, Liability, and Compensation Act (CERCLA) 42 U.S.C. Section 9620(h).

------------------------------------------------------------------------------------------------------------------------------------
                                                               Table 1
                                               Hazardous Substances Stored in Parcel I
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Quantity Reported, Date
   Building                                        CASRN           Regulatory        RCRA           (from Base Environmental
    Number           Hazardous Substance           Number            Synonym        Number     Engingeering Workplace Narratives)
------------------------------------------------------------------------------------------------------------------------------------
      852         Chlordane                     57749         None                  U036                       24.0 lbs/yr, 1969
------------------------------------------------------------------------------------------------------------------------------------
      865         Chlordane                     57749         None                  U036                       46.4 lbs/yr, 1973
------------------------------------------------------------------------------------------------------------------------------------


Note: The information contained in this table is required under the authority of regulations promulgated under Section 120(h) of the Comprehensive Environmental Response, Liability, and Compensation Act (CERCLA) 42 U.S.C. Section 9620(h).

------------------------------------------------------------------------------------------------------------------------------------
                                                                  Table 2
                                                  Hazardous Substances Released/Disposed at
                                                                 IRP Sites
------------------------------------------------------------------------------------------------------------------------------------
IRP Site                                           CASRN          Regulatory             RCRA        Release or Disposal / Date
 Number                Hazardous Substance*        Number           Synonym              Number                Quantity
------------------------------------------------------------------------------------------------------------------------------------
    5             Waste oils, Solvents,           Numerous            None              Various            Unknown / 1964-79
 LF-3- 5          Paints & strippers,
                  Thinners, etc.

                  Sludge from Industrial          Numerous            None              Various        Est 20,000 gals / 1964-72
                  Waste Treatment Plant

    7             Waste oils, Waste fuels,        Numerous            None              Various              Est 120,000-
 FDTA-1           Spent solvents, Hydrau-                                                               200,000 gals / 1955-61
                  lic fluids, Paint strip-
                  pers, Waste thinners,
                  etc.

    8             Waste oils, Waste fuels,        Numerous            None              Various              Est 336,000-
 FDTA-1           Spent solvents, Hydrau-                                                               560,000 gals / 1961-78
                  lic fluids, Paint strip-
                  pers, Waste thinners,
                  etc.

                  Recovered JP-4                  Numerous            None              Various              Est 240,000-
                                                                                                        360,000 gals / 1978-88
------------------------------------------------------------------------------------------------------------------------------------

* Actual chemical description unknown for most of the IRP Sites. For IRP Sites where information is known data is provided in table.

Note: The information contained in this table is required under the authority of regulations promulgated under Section 120(h) of the Comprehensive Environmental Response, Liability, and Compensation Act (CERCLA) 42 U.S.C. Section 9620(h).

------------------------------------------------------------------------------------------------------------------------------------
                                                               Table 2
                                              Hazardous Substances Released/Disposed at
                                                              IRP Sites
------------------------------------------------------------------------------------------------------------------------------------
IRP Site                                           CASRN          Regulatory              RCRA       Release or Disposal / Date
 Number                Hazardous Substance*        Number           Synonym              Number                Quantity
------------------------------------------------------------------------------------------------------------------------------------
    9             Waste solvents (Believed          79016       Trichloroethyene          U228            480 gals / 1958-59
  CRD-1           to be TCE)

   10             AVGAS tank sludge               Numerous            None              Various         Est 600 gals / 1958-59
  LFTS

   11             Waste solvent and               Numerous            None              Various         Unknown / Prior to 1971
   FMS            Cosmolene coating

   13             AVGAS Jet fuels                 Numerous            None              Various               Est 10,000
  BFSA                                                                                                  100,000 gals / 1956-80s

   14             Jet fuel                        Numerous            None              Various           10,000 gals / 1959
   FLS

   16             Polychlorinated                  1336363            PCB                 None              35 gals / 1983
PCB Spill         Bibhenyls (PCBs)

   22             Waste oils, Waste fuels,        Numerous            None              Various            Unknown / 1960-74
  BA-1            Waste solvents, etc.
------------------------------------------------------------------------------------------------------------------------------------

* Actual chemical description unknown for most of the IRP Sites. For IRP Sites where information is known data is provided in table.

Note: The information contained in this table is required under the authority of regulations promulgated under Section 120(h) of the Comprehensive Environmental Response, Liability, and Compensation Act (CERCLA) 42 U.S.C. Section 9620(h).

------------------------------------------------------------------------------------------------------------------------------------
                                                               Table 2
                                              Hazardous Substances Released/Disposed at
                                                              IRP Sites
------------------------------------------------------------------------------------------------------------------------------------
IRP Site                                           CASRN          Regulatory             RCRA        Release or Disposal / Date
 Number                Hazardous Substance*        Number           Synonym              Number                Quantity
------------------------------------------------------------------------------------------------------------------------------------
   32             Waste TCE                         79016       Trichloroethylene         U228                Est 1,000-
Bldg 113                                                                                                 10,000 gals / 1956-65

   33             Waste fuels, Waste oils         Numerous            None              Various            Unknown / 1956-87
Bldg 229

   34             JP-4, Heating oil, Jet          Numerous            None              Various            Unknown / 1960-90
Bldg 222          engine exhaust residues,
                  Solvents

   35             Waste solvents, Waste           Numerous            None              Various            Unknown / 1956-74
Bldg 226          oils

   36             Waste solvents, Waste oils,     Numerous            None              Various            Unknown / 1956-90
Bldg 119          Waste solvents, etc.

   37             Waste oils, Waste fuels,        Numerous            None              Various            Unknown / 1960-74
  BA-2            Waste solvents, etc.

   39             Waste solvents, Paint           Numerous            None              Various            Unknown / 1956-87
Bldg 227          thinners, etc.

   40             Oils & Solvents                 Numerous            None              Various            Unknown / 1956-90
   ANS
------------------------------------------------------------------------------------------------------------------------------------

* Actual chemical description unknown for most of the IRP Sites. For IRP Sites where information is known data is provided in table.

Note: The information contained in this table is required under the authority of regulations promulgated under Section 120(h) of the Comprehensive Environmental Response, Liability, and Compensation Act (CERCLA) 42 U.S.C. Section 9620(h).

                                   EXHIBIT 2


                         MASTER LEASE BETWEEN SUBLESSOR
                         ------------------------------
                                 AND AIR FORCE
                                 -------------

                             LEASE FOR BASE CLOSURE
                          PROPERTY (LONG-TERM BASIS) ON
                       PEASE AIR FORCE BASE, NEW HAMPSHIRE
                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

RECITALS                                                                    1
LEASED PREMISES                                                             3
CONDITION 1.   TERM                                                         4
CONDITION 2.   EASEMENTS AND RIGHTS-OF-WAY                                  4
CONDITION 3.   CONDITION OF LEASED PREMISES                                 5
CONDITION 4.   RENT                                                         7
CONDITION 5.   OTHER AGREEMENTS                                             9
CONDITION 6.   USE OF LEASED PREMISES                                       10
CONDITION 7.   DEFAULT AND TERMINATION                                      12
CONDITION 8.   TAXES                                                        13
CONDITION 9.   SURRENDER OF LEASED PREMISES                                 14
CONDITION 10.  ENVIRONMENTAL PROTECTION                                     15
CONDITION 11.  MAINTENANCE OF LEASED PREMISES                               24
CONDITION 12.  DAMAGE TO GOVERNMENT PROPERTY                                25
CONDITION 13.  ACCESS AND INSPECTION                                        25
CONDITION 14.  GENERAL INDEMNIFICATION BY LESSEE                            26
CONDITION 15.  INSURANCE                                                    28
CONDITION 16.  COMPLIANCE WITH APPLICABLE LAWS                              34
CONDITION 17.  DEVELOPMENT AND ALTERATIONS                                  36
CONDITION 18.  UTILITIES                                                    39
CONDITION 19.  NOTICES                                                      42
CONDITION 20.  ASSIGNMENTS, SUBLEASES, AND
               LICENSES                                                     43
CONDITION 21.  LIENS AND MORTGAGES                                          45
CONDITION 22.  HISTORIC PROPERTY                                            51
CONDITION 23.  FAA REQUIREMENTS                                             54
CONDITION 24.  GENERAL PROVISIONS                                           68
CONDITION 25.  RESTRICTIONS ON USE OF LEASED
               PREMISES                                                     73
CONDITION 26.  GOVERNMENT REPRESENTATIVES AND
               THEIR SUCCESSORS                                             75
CONDITION 27.  AMENDMENTS                                                   76
CONDITION 28.  EXHIBITS                                                     76
CONDITION 29.  REPORTING TO CONGRESS                                        77

                                                                    No. ________

                           DEPARTMENT OF THE AIR FORCE
                                      LEASE
            OF PROPERTY ON FORMER PEASE AIR FORCE BASE, NEW HAMPSHIRE

      THIS LEASE ("Lease") is made between the Secretary of the Air Force, on behalf of the United States of America ("Government" or "Air Force") and the Pease Development Authority, an authority established under New Hampshire RSA 12-G, with a place of business at 601 Spaulding Turnpike, Suite 1, Portsmouth, New Hampshire ("Lessee" or "PDA"). (The Government and the Lessee may be referred to jointly as the "Parties.")

                                    Recitals

      A. The PDA desires to establish a civil airport facility on a portion of the lands comprising the former Pease Air Force Base, New Hampshire ("Pease AFB") and has applied to the Air Force for a public benefit transfer of such lands with improvements thereon, together with certain related personal property, under Section 13(g) of the Surplus Property Act of 1944 ("SPA"), as amended (50 App. U.S.C. 1622(g)) ("Application for Airport Public Benefit Transfer").

      B. The Administrator of the Federal Aviation Administration ("FAA") has determined, in accordance with Section 13(g)(1) of the

SPA (50 App. U.S.C. 1622(g)(1)), that the property identified in the PDA Application for Airport Public Benefit Transfer is essential, suitable, or desirable for a public airport and has approved the PDA Application for Airport Public Benefit Transfer.

      C. The Air Force has determined that the property identified in the PDA Application for Airport Public Benefit Transfer is excess and has approved and, pursuant to its authority under the Base Closure and Realignment Act, P. L. 100-526 ("BCRA"), to dispose of the real property and related personal property comprising the former Pease AFB, accepted the PDA Application for Airport Public Benefit Transfer.

      D. Upon its compliance with the requirements of Section 120 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. 9620), the Government intends to make final disposition of the property identified in the PDA Application for Airport Public Benefit Transfer, subject to certain reservations, restrictions, conditions and exceptions, by quitclaim deed to the PDA for the purpose of developing a civil airport facility.

      E. Pending such final disposition of the property identified in the PDA Application for Airport Public Benefit Transfer by deed, the PDA desires to enter into immediate possession of such property and use, operate and maintain it, subject to and in accordance with all of the terms and conditions set out in its Application and this Lease.

      F. The Secretary of the Air Force has determined in accordance with the authority contained in Title 10, United States Code, Section 2667, that the excess property hereby leased would facilitate State and local economic readjustment efforts and leasing such property pending its final disposition will be advantageous to the United States and in the public interest.

      G. The Secretary of the Air Force is entering into this Lease under the authority contained in Title 10, United States Code, Section 2667, and the general authority contained in Title 50 Appendix, United States Code, Section 1622(g), to transfer a portion of the lands comprising Pease AFB to establish a civil airport facility.

      H. The PDA is entering into this Lease under the authority of New Hampshire RSA 12-G.

                                 Leased premises

      NOW, THEREFORE, the Secretary of the Air Force, by virtue of the authority conferred upon him by law, for the consideration set out below, hereby leases to the PDA the premises and property consisting of certain lands with improvements thereon, together with certain related personal property, comprising a portion of the former Pease AFB, and more particularly described in Exhibit A and shown on Exhibit B hereto (collectively, "Airport" or "Leased Premises") for use pending its final disposition pursuant to the BCRA.

      THIS LEASE is granted subject to the following conditions:

                                   Conditions

                                   CONDITION 1

TERM

      1.1. This Lease shall be for a term of years, beginning upon the execution of the Lease by the Parties ("Term Beginning Date") and ending upon the conveyance and delivery of the deed of the Leased Premises to the PDA or at midnight on the day which is fifty-five (55) years from the Term Beginning Date, whichever first occurs, unless sooner terminated in accordance with the provisions of this Lease.

                                   CONDITION 2

EASEMENTS AND RIGHTS-OF-WAY

      2.1. This Lease is subject to all outstanding easements and rights-of-way for any purpose with respect to the Leased Premises.

The holders of such easements and rights-of-way ("outgrants") shall have reasonable rights of ingress and egress over the Leased Premises, consistent with Lessee's right to quiet enjoyment of them under this Lease, in order to carry out the purpose of the outgrant. These rights may also be exercised by workers engaged in the construction, installation, maintenance, operation, repair or replacement of facilities located on the outgrants and by any federal, state or local official engaged in the official inspection thereof.

      2.2. The United States and any successor or successors in interest in or to any property owned or controlled by the Government and not included in the Leased Premises shall have the right of access to and from such property or any portion thereof to the nearest public road or public way along Airport roadways open to public use and the use of the roadways described in Exhibit A Sections 11.5, 11.6 and 11.11, in common with other users of the Airport and all necessary and convenient rights of access to such roadways from contiguous parcels upon such reasonable terms and conditions as the grantee may impose.

                                   CONDITION 3

CONDITION OF LEASED PREMISES

      3.1. The Lessee has inspected, knows and accepts the condition and state of repair of the Leased Premises. It is understood and agreed that they are leased in an "as is," "where is" condition without any representation or warranty by the Government concerning their condition and without obligation on the part of the Government to make any alterations, repairs or additions. The Government shall not be liable for any latent or patent defects in the Leased Premises. The Lessee acknowledges that the Government has made no representation or warranty concerning the condition and state of repair of the Leased Premises nor any agreement or promise to alter, improve, adapt, or repair them which has not been fully set forth in this Lease.

      3.2. Within ninety (90) days after the Term Beginning Date (or such longer period as mutually agreed upon by the Parties) the following reports will be prepared by the Government and attached as exhibits and made a part of the
Lease:

            (1) A condition report signed by representatives of the Government and the Lessee and a videotaped report of the Leased Premises will be attached as Exhibit C. The written and videotaped reports document the condition of the Leased Premises with respect to physical appearance and condition on the Term Beginning Date as determined from the joint inspection of them by the Parties.

            (2) An environmental condition report signed by representatives of the Government and the Lessee will be attached as Exhibit D. The report sets forth the condition of the Leased

Premises with respect to environmental matters on the Term Beginning Date as determined from the joint environmental inspection of them by the Parties.

      3.3. In the event any information/data in any written report prepared pursuant to the provisions of Condition 3.2 above ("Condition Report Information/Data") conflicts with any information/data developed and used in connection with the Pease Air Force Base Federal Facility Agreement identified in Condition 10.7 below ("FFA Information/Data"), the FFA Information/Data will take precedence over the Condition Report Information/Data.

                                   CONDITION 4

RENTAL

      4.1. The Lessee shall pay to the United States nominal cash rent in the amount of One Dollar ($1.00), the receipt of which is hereby acknowledged, for the entire term of the Lease.

      4.2. The Lessee shall pay to the Government on demand any sum which may have to be expended after the termination of this Lease in restoring the Leased Premises to the condition required by Condition 9.1. Compensation in such case shall be made payable to the Treasurer of the United States and forwarded by the Lessee direct to the Disposal Management Team Site Manager, Pease Air

Force Base, New Hampshire 03803 ("Site Manager" or "said officer").

      4.3. The Lessee also shall provide protection and maintenance and assume sole operating responsibility for the various portions of the Leased Premises in accordance with the provisions of the Lease, subject to Condition 4.4. below.

      4.4. Notwithstanding the provisions of Condition 4.3. above, the Government will continue to provide during a limited transitional period after the Term Beginning Date, on a cost reimbursable basis and subject to Condition
4.5. below, certain services and functions that otherwise are the responsibility of the Lessee under the Lease. These services and functions are specified in Exhibit E hereto. Such Government support of these services and functions will continue only until such time as they can be provided by the Lessee, but in no event later than the schedule established in Exhibit E.

      4.5. The Parties specifically understand and agree that:

            (1) The Government will not provide any services, functions, protection or maintenance to any portions of or any buildings, facilities or other improvements on the Leased Premises that are occupied or used by the PDA or its sublessees, licensees or assignees under or pursuant to this Lease or any prior lease entered into between the Parties.

            (2) The Government shall have, during such transitional period, the exclusive right to continue using, at no cost to the Government, those facilities currently used by the Government and necessary in providing the services and functions under Condition 4.4. These facilities include Facilities No. 134, 135, 136, 11, 124, 125, 10033, 22, and 130.

                                   CONDITION 5

OTHER AGREEMENTS

      5.1. The Lessee has submitted to the Government an Amended Application for Airport Property, which it executed on April 14, 1992 ("Application"). The Federal Aviation Administration ("FAA") approved the Application on April 14, 1992, and the Air Force executed an acceptance of the Application on April 14, 1992 ("Acceptance"). The Application and Acceptance are both attached hereto as Exhibit F and incorporated in this Lease by reference.

            (1) In the event of any inconsistency between the provisions of sections 8b, 8c, 8d, 8e, or 8f of the Application and Acceptance and any provisions of the Lease, the provisions of the Lease will control.

            (2) In the event of any inconsistency between any provisions (other than those contained in sections 8b, 8c, 8d, 8e and 8f) of the Application and Acceptance and any provisions of the Lease, the provisions of the Application and Acceptance will control.

      5.2. The Parties have entered into a separate Airport Joint Use Agreement ("AJUA") on the Term Beginning Date. The AJUA provides the delineation of responsibility for the operation and maintenance of the flying facilities at the former Pease AFB. The AJUA is attached hereto as Appendix 1.

                                   CONDITION 6

USE OF LEASED PREMISES

      6.1. The Leased Premises shall be used only for public airport purposes for the use and benefit of the public, subject to and in accordance with all of the terms and conditions set out in the Application and Acceptance identified in Condition 5.1. above and this Lease. The term "airport purposes" as used in this Condition 6.1. shall have the same meaning as that ascribed to such term under 14 C.F.R. 154.1(d) and shall include the use of property to produce sources of revenue from nonaviation business at the Airport and all uses in connection with airport purposes contemplated within the scope of the Final Environmental Impact Statement, Disposal and Reuse of Pease Air Force Base, New Hampshire (U.S. Air Force, June, 1991) ("FEIS"), the Record of Decision dated August 20, 1991 (including attachments thereto)

("ROD"), and the Supplemental Record of Decision dated April 13, 1992 ("Supplemental ROD").

      6.2. The Lessee acknowledges that it has read the FEIS, the ROD and Supplemental ROD and understands that the operations described in the FEIS, ROD and Supplemental ROD are the only ones that have been assessed in compliance with the National Environmental Policy Act of 1969 (NEPA) and the only ones that constitute permitted uses under this Lease. The Lessee agrees that any operation, type and quantity of chemicals used or emissions caused, employees, vehicle trips, flights of aircraft, or any other parameter contained in the FEIS, ROD and Supplemental ROD (collectively, "FEIS/ROD parameters") which might have environmental impact or are regulated by Federal or State environmental laws shall not be exceeded without the prior written consent of the Government and such other approvals as required by law. The FEIS, ROD and Supplemental ROD are on file at Pease AFB. The Site Manager will make copies available, on request.

      6.3. The Lessee acknowledges that environmental conditions on portions of the Leased Premises require that certain restrictions be imposed on the use of such portions and agrees that the use of the Leased premises is subject to the restrictions contained in Conditions 10, 17 and 25 below.

      6.4. The Lessee acknowledges that a part of the portion of the Leased Premises identified as Parcel E in the ROD and

Supplemental ROD and on Exhibits A and B hereto ("Parcel E") may have to be transferred back to the Government or to a future owner of the Pease Golf Course (further described as Parcel F in the ROD and Supplemental ROD) for use to construct three new golf course holes which will be required to replace a like number of holes which will be destroyed if construction of a secondary access were to be undertaken and agrees not to construct any buildings or structures within Parcel E or using the property or leasing or licensing the use thereof to any other party or parties for other than golf purposes unless and until the Lessee purchases the golf course or the replacement golf holes have been built.

      6.5. This Lease may be terminated by the Government as provided in Condition 7. The Lessee hereby waives any claims or suits against the Government arising out of any such termination.

                                   CONDITION 7

DEFAULT AND TERMINATION

      7.1. The occurrence of any of the following shall constitute a default and breach of this Lease by the Lessee:

            (1) The failure by the Lessee to comply with any provision of this Lease, where such failure to comply continues for thirty (30) days after written notice thereof by the Government to the Lessee; provided that if the time required to return to compliance exceeds the thirty (30) day period, the Lessee shall not be deemed to be in default if the Lessee within such period shall begin the actions necessary to bring it into compliance with the Lease in accordance with a compliance schedule approved by the Government.

      7.2. This Lease may be terminated by the Deputy Assistant Secretary of the Air Force (Installations) at any time upon written notice to the Lessee in the event of any such default and breach of the Lease by the Lessee.

                                   CONDITION 8

TAXES

      8.1. The Lessee shall pay to the proper authority, when and as the same become due and payable, all taxes, assessments, and similar charges which, at any time during the term of this Lease may be imposed upon the Lessee with respect to the Leased Premises. Title 10, United States Code, Section 2667(e) contains the consent of Congress to the taxation of the Lessee's interest in the Leased Premises, whether or not the Leased Premises are in an area of exclusive Federal jurisdiction. Should Congress consent to taxation of the Government's interest in the property, this Lease will be renegotiated.

      8.2. The Lessee, or if applicable, any sublessee, shall have the right at any time delinquency occurs to contest or object to the amount or validity of any such tax by appropriate legal proceedings. This right shall not be deemed or construed in any way as relieving, modifying or extending Lessee's or sublessee's agreement to pay any such tax unless Lessee shall have obtained a stay of such proceedings. The Government shall not be required to join in or assist the Lessee in any such proceedings.

                                   CONDITION 9

SURRENDER OF LEASED PREMISES

      9.1. The Lessee shall vacate and surrender the Leased Premises to the Government upon termination of the Lease pursuant to Condition 7 above. In the event the Lessee is obligated to vacate and surrender the Leased Premises in accordance with the preceding sentence, the Lessee shall remove its property from the Leased Premises and restore them to as good order and condition, reasonable wear and tear excepted, as that existing on the Term Beginning Date, subject to Condition 17. If the Lessee shall fail or neglect to remove its property, then, at the option of the Air Force, the property shall either become the property of the United States without compensation therefor, or the Air Force may cause it to be removed and the Leased Premises to be restored at the expense of the Lessee, and no claim for damages against the United

States or its officers or agents shall be created by or made on account of such removal and restoration work.

      9.2. Notwithstanding any other provision of this Lease, the Lessee may remain in possession of the Airport to the extent allowable under Section 8 of the Application and Acceptance, and so long as the Application and Acceptance remain in force and the Lessee is not in default of the provisions thereof, the Lessee shall not be required to vacate and surrender and restore the Leased Premises even if the Lease is terminated pursuant to Condition 7.

                                  CONDITION 10

ENVIRONMENTAL PROTECTION

      10.1. The Lessee and any sublessee or licensee shall comply with the applicable environmental laws and regulations set out in Exhibit G, and all other Federal, state, and local laws, regulations, and standards that are or may become applicable to Lessee's activities on the Leased Premises.

      10.2. The Lessee and any sublessee or licensee shall be solely responsible for obtaining at its cost and expense any environmental permits required for its operations under the Lease, independent of any existing Pease Air Force Base permits.

      10.3. The Lessee and any sublessee or licensee shall indemnify and hold harmless the Government from any costs, expenses, liabilities, fines, or penalties resulting from discharges, emissions, spills, storage, disposal, or any other action by the Lessee (or sublessee or licensee) giving rise to Government liability, civil or criminal, or responsibility under Federal, State or local environmental laws. This provision shall survive the expiration or termination of the Lease, and the Lessee's and any sublessee's or licensee's obligations hereunder shall apply whenever the Government incurs costs or liabilities for the Lessee's or any sublessee's or licensee's actions giving rise to liability under this Condition 10.

      10.4. The Government's rights under this Lease specifically include the right for Air Force officials to inspect upon reasonable notice the Licensed Premises for compliance with environmental, safety, and occupational health laws and regulations, whether or not the Government is responsible for enforcing them. Such inspections are without prejudice to the right of duly constituted enforcement officials to make such inspections.

      10.5. Except as provided in Condition 10.6. below, the Government is not responsible for any removal or containment of asbestos. If the Lessee and any sublessee or licensee intend to make any improvements or repairs that require the removal of asbestos, an appropriate asbestos disposal plan must be incorporated in the plans and specifications. The asbestos disposal will identify the proposed disposal site for the asbestos.

      10.6. The Government shall be responsible for the removal or containment of friable asbestos existing in the Leased Premises, including any building, facility or other improvement on the Leased Premises, on the earlier of the first day of the Lessee's occupancy or use of each portion of or such building, facility or other improvement on the Leased Premises under any instrument entered into between the parties or the Term Beginning Date. "Occupancy" or "use" shall mean any activity or presence, to include preparation and construction in or upon such building, facility or other improvement on the Leased Premises. The Government agrees to abate all such existing friable asbestos as provided in this Condition 10.6. and Condition 10.7. below. The Government may choose the most economical means of remediating any friable asbestos, which may include removal or containment, or a combination of removal and containment. The foregoing agreement does not apply to non-friable asbestos which may be disturbed by the Lessee's or any sublessee's or assignee's activities and thereby become friable. Non-friable asbestos which becomes friable through or as a consequence of the Lessee's or any sublessee's or licensee's activities under this Lease will be abated by the Lessee at its sole cost and expense.

      10.7. Notwithstanding any other provision of the Lease, the Lessee and its sublessees and licensees do not assume any liability or responsibility for environmental impacts and damage caused by the use by the Government, including any agency or agent thereof, of "toxic substances," or "hazardous wastes," "hazardous substances" or "hazardous materials" or "oil" or "petroleum products," as such terms are defined by applicable law, on any portion of Pease AFB. The Lessee and its sublessees and licensees have no obligation to the Air Force to undertake the defense, remediation and cleanup (including the liability and responsibility for the costs of damage, penalties, or legal and investigative services) solely arising out of any claim or action in existence now, or which may be brought in the future by third parties or any governmental body against the Government, because of any use of, or release from, any portion of Pease AFB, including any portion of or any building, facility or other improvement on the Leased Premises, of any "toxic substances," or "hazardous wastes," "hazardous substances" or "hazardous materials" (collectively, "Hazardous Items") or "oil" or "petroleum products" prior to the earlier of the first day of Lessee's occupancy or use of each such portion of or such building, facility or other improvement on the Leased Premises under any instrument entered into between the Parties or the Term Beginning Date. "Occupancy" or "use" shall mean any activity or presence (including preparation and construction) in or upon such portion of, or such building, facility or other improvement on the Leased Premises. Furthermore, the Air Force recognizes and acknowledges it's obligation to indemnify the Lessee and any sublessee to the extent required by the provisions of Public Law No. 101-519, Section 8056. This Condition 10.7 shall survive the expiration or termination of the Lease.

      10.8. The Government acknowledges that Pease AFB has been identified as a National Priority List (NPL) Site under the Comprehensive Environmental Response Compensation and Liability Act (CERCLA) of 1980, as amended. The Lessee acknowledges that the Government has provided it with a copy of the Pease Air Force Base Federal Facility Agreement entered into by EPA Region I, the State of New Hampshire, and the Air Force and effective on April 24, 1991, and will provide the Lessee with a copy of any amendments thereto. The Lessee agrees that should any conflict arise between the terms of such agreement as it presently exists or may be amended ("FFA," "Interagency Agreement" or "IAG") and the provisions of this Lease, the terms of the FFA will take precedence. The Lessee further agrees that notwithstanding any other provision of the Lease, the Government assumes no liability to the Lessee or its sublessees or licensees should implementation of the FFA interfere with the Lessee's or any sublessee's or licensee's use of the Leased Premises. The Lessee shall have no claim on account of any such interference against the United States or any officer, agent, employee or contractor thereof, other than for abatement of rent.

      10.9. The Air Force, the United States Environmental Protection Agency
(EPA), and the New Hampshire Department of Environmental Services (NHDES) and their officers, agents, employees, contractors, and subcontractors have the right, upon reasonable notice to the Lessee and any sublessee or licensee, to enter upon the Leased Premises for the purposes enumerated in this subparagraph and for such other purposes consistent with any provision of the FFA:

            (1) to conduct investigations and surveys, including, where necessary, drilling, testpitting, testing soil borings and other activities related to the Pease Air Force Base Installation Restoration Program ("Pease AFB IRP") or the FFA;

            (2) to inspect field activities of the Air Force and its contractors and subcontractors in implementing the Pease AFB IRP or the FFA;

            (3) to conduct any test or survey required by the EPA or NHDES relating to the implementation of the FFA or environmental conditions at the leased premises or to verify any data submitted to the EPA or NHDES by the Air Force relating to such conditions;

            (4) to construct, operate, maintain or undertake any other response or remedial action as required or necessary under the Pease AFB IRP or the FFA, including, but not limited to monitoring wells, pumping wells and treatment facilities.

      10.10. The Lessee agrees to comply with the provisions of any health or safety plan in effect under the IRP or the FFA during the course of any of the above described response or remedial actions. Any inspection, survey, investigation, or other response or remedial action will, to the extent practicable, be coordinated with representatives designated by the Lessee and any sublessee or licensee. The Lessee and any sublessees or licensees shall have no claim on account of such entries against the United States or any officer, agent, employee, contractor, or subcontractor thereof.

      10.11. The Lessee further agrees that in the event of any assignment, sublease or license of the Leased Premises pursuant to Condition 20 of the Lease, it shall provide to the EPA and NHDES by certified mail a copy of the agreement of assignment, sublease or license of the Leased Premises (as the case may be) within fourteen (14) days after the effective date of such transaction. The Lessee may delete the financial terms and any other proprietary information from the copy of any agreement of assignment, sublease or license furnished pursuant to this Condition 10.11.

      10.12. Pease Air Force Base air emissions offsets will not be made available to the Lessee. The Lessee shall be responsible for obtaining from some other source(s) any air pollution credits that may be required to offset emissions resulting from its activities under the Lease.

      10.13. The Lessee shall strictly comply with the hazardous waste permit requirements under Resource Conservation and Recovery Act, or its New Hampshire equivalent. The Lessee must provide at its own expense such hazardous waste storage facilities, complying with all laws and regulations, as it may need for storage. Government hazardous waste storage facilities will not be available to the Lessee. Any violation of the requirements of this Condition 10.13 shall be deemed a material breach of this Lease.

      10.14. Air Force accumulation points for hazardous and other wastes will not be used by the Lessee or any sublessee. Neither will the Lessee or sublessee permit its hazardous wastes to be commingled with hazardous waste of the Air Force.

      10.15. The Lessee shall have a completed and approved plan for responding to hazardous waste, fuel, and other chemical spills prior to commencement of operations on the Leased Premises. Such plan shall be independent of Pease AFB and except for, initial fire response and/or spill containment, shall not rely on use of Pease AFB personnel or equipment. Should the Government provide any personnel or equipment, whether for initial fire response and/or spill containment, otherwise on request of the Lessee, or because the Lessee was not, in the opinion of the said officer, conducting timely cleanup actions, the Lessee agrees to reimburse the Government for its costs.

      10.16. The Lessee further agrees that it shall provide, or shall require its sublessee or licensee to provide the Air Force, EPA and NHDES with prior written notice accompanied by a detailed description of all plans for any Alterations (as defined in Condition 17.1) which may impede or impair any activities under the FFA or are to be undertaken in certain areas of the Airport identified as "Areas of Special Notice" on Exhibit I-2 hereto. (These Areas of Special Notice consist of either "operable units" (as defined in the National Contingency Plan) or "Areas of Concern" (as defined in the FFA) and include buffer areas as shown in Exhibit I-2.) The notice and accompanying plans shall be provided to the Air Force, EPA and NHDES sixty (60) days in advance of the commencement of any such Alterations. The detailed description of said plans shall include a description of the effect such planned work may have with respect to site soil and groundwater conditions and the cleanup efforts contemplated under the FFA. Notwithstanding the preceding three sentences, the Lessee or its sublessees or licensees shall be under no obligation to provide advance written notice of any Alterations that will be undertaken totally within any structure located on the Leased Premises, provided that such work will not impede or impair any activities under the FFA. However, any work below the floor of any such structure that will involve excavation in and/or disturbance of concrete flooring, soil and/or groundwater will be subject to the sixty (60) day notice requirement imposed by this Condition 10.16.

      10.17. Notwithstanding any other provision of the Lease, the Lessee agrees it shall coordinate all Alterations and any other work subject to the notice requirement imposed by Condition 10.16 above with the Air Force, EPA and NHDES in accordance with the FFA and in a manner that does not impede or impair any activities under the PTA or exacerbate then existing conditions.

                                  CONDITION 11

MAINTENANCE OF LEASED PREMISES

      11.1. The Lessee, at no expense to the Government, shall at all times protect, preserve, and maintain (or require its sublessees and licensees to maintain) the Leased Premises (or applicable subleased or licensed premises), including any improvements located thereon, in good order and condition, and exercise due diligence in protecting the Leased Premises against damage or destruction by fire and other causes, subject to the applicable provisions of Conditions 4, 10, 15 and 17. At a minimum, the Lessee agrees to maintain or to require its sublessees and licensees to maintain the Leased Premises to the extent required by the FAA conditions of transfer identified in Condition 23 below and the Application identified in Condition

5.1. above. The Lessee shall comply (and shall require its sublessees and licensees to comply) with the provisions of Condition 17 and Exhibit H hereto in conducting any maintenance activities required to be performed hereunder.

                                  CONDITION 12

DAMAGE TO GOVERNMENT PROPERTY

      12.1. Any real or personal property of the United States (other than property described in Exhibit A and Exhibit B) damaged or destroyed by the Lessee incident to the Lessee's use and occupation of the Leased Premises shall be promptly repaired or replaced by the Lessee to the satisfaction of the Site Manager. In lieu of such repair or replacement the Lessee shall, if so required by the Site Manager, pay to the United States money in an amount sufficient to compensate for the loss sustained by the Government by reason of damage or destruction of Government property.

                                  CONDITION 13

ACCESS AND INSPECTION

      13.1. Any agency of the United States, its officers, agents, employees, and contractors, may enter upon the Leased Premises, at all reasonable times for any purposes not inconsistent with Lessee's quiet use and enjoyment and control of airport operations under this Lease, including but not limited to the purpose of inspection. The Government normally will give the Lessee or sublessee or licensee twenty-four (24) hours prior notice of its intention to enter the Leased Premises unless it determines the entry is required for safety, environmental, operations, or security purposes. The Lessee shall have no claim on account of any entries against the United States or any officer, agent, employee, or contractor thereof.

      13.2 The Government agrees that upon its receipt of written notice from the Lessee, the Government shall have sixty (60) days in which to remove its property from the following facilities: Facility No. 26 (NCO Club), No. 28 (Bowling Center), No. 38 (Recreation Center), No. 44 (Temporary Living Facility); and No. 120, Maintenance.

                                  CONDITION 14

GENERAL INDEMNIFICATION BY LESSEE

      14.1. The United States shall not be responsible for damages to property or injuries to persons which may arise from or be attributable or incident to the condition or state or repair of the Leased Premises, or the use and occupation thereof, or for damages to the property of the Lessee, or for damages to the property or injuries to the person of the Lessee's officers, agents, servants or employees, or others who may be on the Leased Premises at their invitation or the invitation of any one of them.

      14.2. The Lessee agrees to assume all risks of loss or damage to property and injury or death to persons by reason of or incident to the possession and/or use of the Leased Premises, or the activities conducted by the Lessee under this Lease. The Lessee expressly waives all claims against the Government for any such loss, damage, personal injury or death caused by or occurring as a consequence of such possession and/or use of the Leased Premises or the conduct of activities or the performance of responsibilities under this Lease. The Lessee further agrees to indemnify, save, hold harmless, and defend the Government, its officers, agents and employees, from and against all suits, claims, demands or actions, liabilities, judgments, costs and attorneys' fees arising out of, or in any manner predicated upon personal injury, death or property damage resulting from, related to, caused by or arising out of the possession and/or use of the Leased Premises or any activities conducted or services furnished in connection with or pursuant to this Lease. The agreements contained in the preceding sentence do not extend to claims for damages caused by the gross negligence or willful misconduct of officers, agents or employees of the United States, without contributory fault on the part of any person, firm or corporation. The Government will give the Lessee notice of any claim against it covered by this indemnity as soon after learning of it as practicable.

                                  CONDITION 15

INSURANCE

      15.1. The Lessee shall in any event and without prejudice to any other rights of the Government bear all risk of loss or damage or destruction to the Leased Premises, including any building(s), improvements, fixtures or other property thereon, arising from any causes whatsoever, with or without fault by the Government.

      15.2. The Lessee shall have the option to self-insure, in whole or in part, the risk of loss borne by Lessee under Condition 15.1 above. In addition, during the entire period this Lease shall be in effect, the Lessee shall require, subject to availability on reasonable terms and conditions, sublessees and licensees of substantial portions of the Leased Premises to carry and maintain at their expense the following:

            (1) Property insurance coverage against loss or damage by fire and lightning and against loss or damage or other risks embraced by coverage of the type now known as the broad form of extended coverage (including but not limited to riot and civil commotion, vandalism, and malicious mischief and earthquake) in an amount not less than 100% of the full replacement value of the buildings, building improvements, improvements to the land, and personal property on the subleased premises. The policies of insurance carried in accordance with this Condition shall contain a Replacement Cost Endorsement." Such full replacement cost shall be determined from time to time, upon the written request of the Government or the Lessee, but not more frequently than once in any twenty-four (24) consecutive calendar month period (except in the event of substantial changes or alterations to the Leased Premises undertaken by the Lessee or any sublessee or licensee as permitted under the provisions of the Lease).

            (2) Comprehensive general liability insurance, including but not limited to general operation and airport liability insurance endorsed for hangar-keeping and products and completed operations and, where applicable, hangar-keeping liability insurance, on an "occurrence basis" against claims for "personal injury," including without limitation, bodily injury, death or property damage, occurring upon, in or about the subleased premises including any buildings thereon and the ramp area and adjoining sidewalks, streets, and passageways, such insurance to afford immediate minimum protection at the time of the Term Beginning Date, and at all times during the term of this Lease, to commercially reasonable limits (and deductibles) with respect to damage to property and with respect to personal injury or death to any one or more persons. Such insurance shall also include coverage against liability for bodily injury or property damage arising out of the acts or omissions by or on behalf of the sublessee or any other person or organization, or involving any owned, non-owned, leased or hired automotive equipment in connection with the sublessee's activities.

            (3) If and to the extent required by law, workers' compensation and employer's liability or similar insurance in form and amounts required by law.

      15.3. During the entire period this Lease shall be in effect, the Lessee, or any sublessee or licensee shall either carry and maintain the insurance required below at its expense or require any contractor performing work on the leased premises to carry and maintain at no expense to the Government:

            (1) The comprehensive general liability and property damage insurance provided for in subparagraph 15.2.(1) above shall be maintained for the limits specified thereunder and shall provide coverage for the mutual benefit of the Government and the Lessee as additional insureds in connection with any construction or work permitted pursuant to this Lease.

            (2) Fire and any other applicable insurance provided for in this Condition 15 which, if not then covered under the provisions of existing policies, shall be covered by special endorsement thereto in respect to any alterations, including all materials and equipment therefor incorporated in, on or about the Leased Premises (including excavations, foundations, and footings) under a broad form all risks builder's risk completed value form or equivalent thereof; and

            (3) Workers' compensation or similar insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against the Government, the Lessee or the Leased Premises in form and amounts required by law.

      15.4. All policies of insurance which this Lease requires the Lessee or any sublessee or licensee to carry and maintain or cause to be carried or maintained pursuant to this Condition 15 shall be effected under valid and enforceable policies, in such forms and amounts as may, from time to time, be required under this Lease, issued by insurers of recognized responsibility. All such policies of insurance shall be for the mutual benefit of the Government and the Lessee and, if applicable, any sublessee or licensee as additional insureds as well as any mortgagee to the extent allowed under this Lease. Each such policy shall provide that any losses shall be payable notwithstanding any act or failure to act or negligence of the Lessee or the Government or any other person; provide that no cancellation, reduction in amount, or material change in coverage thereof shall be effective until at least sixty (60) days after receipt by the Government of written notice thereof; provide that the insurer shall have no right of subrogation against the Government; and be reasonably satisfactory to the Government in all other respects. In no circumstances will the Lessee be entitled to assign to any third party rights of action which the Lessee may have against the Government. Notwithstanding the foregoing, any cancellation of insurance coverage based on nonpayment of the premium shall be effective upon ten (10) days' written notice to the Government. The Lessee understands and agrees that cancellation of any insurance coverage required to be carried and maintained by the Lessee or any sublessee under this Condition 15 will constitute a failure to comply with the terms of the Lease, and the Government shall have the right to terminate the Lease pursuant to Condition 7 upon receipt of any such cancellation notice, but only if the Lessee fails to cure such noncompliance to the extent allowed under Condition 7.

      15.5. The Lessee shall deliver or cause to be delivered upon execution of this Lease (and thereafter not less than fifteen (15) days prior to the expiration date of each policy furnished pursuant to this Condition 15) to the Government a certificate of insurance evidencing the insurance required by this Lease.

      15.6. In the event that any item or part of the Leased Premises (other than Alterations or other improvements made or authorized by the Lessee subsequent to the Term Beginning Date) shall be damaged or destroyed, the risk of which is assumed by the Lessee under Condition 15.1. above ("Damaged or Destroyed Property"), the Lessee shall promptly give notice thereof to the Government. The Lessee shall have the election either to repair and restore the Damaged or Destroyed Property or to continue to occupy the same without any obligation to repair or replace such damage other than repairs that may be required for safety reasons.

            (1) In the event the Lessee elects not to repair and restore the Damaged or Destroyed Property, all applicable insurance proceeds relative to the Damaged or Destroyed Property shall be applied first to removing any debris from and restoring the damaged area to a reasonably clean condition, and any remaining balance shall be retained by the Lessee for use at the Airport for airport purposes. Notwithstanding the immediately preceding sentence, in the event applicable terms of a leasehold mortgage on the Leased Premises, or any portion of the Leased Premises (as that term is defined in Condition 21) require the balance of such insurance proceeds to be paid first to a leasehold mortgagee(s) (as that term is defined in Condition 21), all such insurance proceeds shall be so paid and any remaining balance shall than be allocated as set forth in said sentence.

            (2) In the event the Lessee shall elect to repair and restore the Damaged or Destroyed Property, it shall provide written notice of such election to the Government within ninety-five (95) days after the occurrence of such damage or destruction and thereafter shall promptly repair and restore the Damaged or Destroyed Property to its condition immediately prior to the occurrence of the fire or other cause.

            (3) All repair and restoration work under this Condition 15.6 shall comply with the provisions of Conditions 10 17, and 25 applicable to Alterations and any other work subject to the notice requirements imposed by Condition 10.16 above.

      15.7. Notwithstanding any other provision of the Lease, the Lessee may allow governmental sublessees to self-insure, in whole or in part, any of the risks within the scope of this Condition 15.

                                  CONDITION 16

COMPLIANCE WITH APPLICABLE LAWS

      16.1. The Lessee will at all times during the existence of this Lease promptly observe and comply, at its sole cost and expense, with the provisions of all applicable Federal, state, and local laws, regulations, and standards, and in particular those provisions concerning the protection of the environment and pollution control and abatement.

      16.2 The Lessee shall comply with all applicable state and local laws, ordinances, and regulations with regard to construction, sanitation, licenses or permits to do business, and all other matters. The Lessee shall be responsible for determining whether it is subject to local building codes or building permit requirements, and for compliance with them to the extent they are applicable.

      16.3. The Lessee shall comply with all applicable Federal, state, and local occupational safety and health regulations. In addition, the Lessee shall comply with all applicable Air Force safety, health and fire regulations, standards, tech orders, and procedures in the common use work and operating areas of the airfield portion of the Leased Premises, including ramps and taxiways, until such time as the Lessee shall assume full responsibility for operation of the airfield as provided in the AJUA.

      16.4. Nothing in this Lease shall be construed to constitute a waiver of Federal Supremacy or Federal or State of New Hampshire sovereign immunity. Only laws and regulations applicable to the Leased Premises under the Constitution and statutes of the United States are covered by this Condition.

      16.5. Responsibility for compliance as specified in this Condition 16 rests exclusively with the Lessee, or with respect to any subleased premises with the appropriate sublessee. The Department of the Air Force assumes no enforcement or supervisory responsibility except with respect to matters committed to its jurisdiction and authority. The Lessee or appropriate sublessee shall be liable for all costs associated with compliance, defense of enforcement actions or suits, payment of fines, penalties, or other sanctions and remedial costs related to Lessee's or any sublessee's or licensee's use of the Leased Premises.

      16.6. The Lessee or its sublessees or licensees shall have the right to contest by appropriate proceedings diligently conducted in good faith, without cost or expense to the Government, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to in this Condition. The Air Force shall not be required to join in or assist the Lessee or its sublessees or licensees in any such proceedings.

                                  CONDITION 17

DEVELOPMENT AND ALTERATIONS

      17.1. The Lessee shall have the right to develop (or allow the development of) undeveloped or underdeveloped areas of the Leased Premises; to otherwise alter (or allow the alteration of) all or any portion of the Leased Premises; and to place, construct or demolish (or cause or allow to be placed, constructed or demolished) any improvements, structures, alterations or additions or other changes in, to or upon the Leased Premises, subject to Conditions 10, 25 and
17.2. to 17.8. inclusive below. (All of the activities in the preceding sentence shall be referred to cumulatively as "Alterations.")

      17.2. The Lessee shall make (or shall require its sublessees and licensees to make) all Alterations in compliance with all applicable governmental laws, regulations, codes, standards or other requirements and the provisions of Condition 10 of the Lease. This obligation shall include compliance with all applicable provisions of the FFA.

      17.3. The Lessee shall not construct or make, or permit its sublessees or licensees to construct or make, any Alterations which may impede or impair any activities under the FFA or are to be undertaken in Areas of Special Notice (as defined in Condition 10.16) without the prior written consent of the Air Force. Requests for such consent require review by the Office of the Deputy Assistant Secretary of the Air Force (Environment, Safety and Occupational Health) and the Deputy Assistant Secretary of the Air Force (Installations) and will be forwarded promptly by the Site Manager through channels with the pertinent supporting documentation and his or her comments. Such consent may include a requirement for written approval by the Remedial Project Managers appointed under the FFA and may provide that such approved Alterations shall become Government property when annexed to the Leased Premises. Plans and specifications shall be submitted in accordance with the provisions of Condition
10.16. The Air Force review process for any proposed Alterations shall be completed within sixty (60) days of the receipt of plans and specifications. In the event that problems are detected during review, immediate notice shall be provided by telephone to the Lessee.

      17.4. The Lessee shall not make, permit, or suffer any additions, improvements, or alterations to the Airport which constitute any major structural change or changes unless such change or changes are consistent with the FFA, the provisions of Condition 23.2(11) and the FAA Record of Decision, dated February 26, 1992. Title to Alterations or such additions or improvements or alterations shall vest in the Lessee (or sublessee or licensee as applicable), subject to the provisions of Condition 9.1, and be subject to all other terms and conditions of this Lease. The Lessee agrees to hold the United States harmless from mechanics' and materialmen's liens arising from any additions, improvements, or alterations effected by the Lessee.

      17.5. Any contractor or subcontractor of the Lessee or of any sublessee or licensee shall maintain or cause to be maintained the insurance required pursuant to Condition 15.3.

      17.6. All Alterations, other construction and construction-related work, excavation and demolition shall be without cost to the Air Force.

      17.7. All Alterations, other construction and construction-related work, excavation, demolition and restoration performed by the Lessee (or permitted to be performed by a sublessee or licensee) shall be consistent with the applicable requirements of Conditions 10, 17 and 25 and shall comply with all applicable provisions of the FFA. For purposes of this Condition, the term "construction and construction-related work" shall include without limitation repairs, maintenance, alterations and additions.

      17.8. The Lessee shall maintain MYLAR as-built drawings (or their equivalent) when any alteration authorized hereunder is completed.

                                  CONDITION 18

UTILITIES

      18.1. Prior to the transfer of the utility systems identified in Exhibit A, Section 11.12, to the Lessee, the Lessee will be responsible for, and will require its sublessees and licensees to be responsible for, all utilities, janitorial services, building maintenance and grounds maintenance for the Leased Premises (or subleased or licensed premises) without cost to the Government, except to the extent otherwise provided in Condition 4 and Exhibit E. Utilities services will be provided through meters, if practicable. The Lessee will (or will cause its sublessees or licensees to) purchase, install, and maintain all such meters at its (or their) own cost and without cost and expense to the Government. The Lessee will pay the charges for any utilities and services furnished by the Government which the Lessee may require in connection with its use of the Leased Premises. The charges and the method of payment for each utility or service will be determined by the appropriate supplier of the utility or service in accordance with applicable laws and regulations, on such basis as the appropriate supplier of the utility or service may establish. It is expressly understood and agreed that the Government in no way warrants the continued maintenance or adequacy of any utilities or services furnished by it to the Lessee.

            (1) subject to subparagraphs 18.1(2) and 18.1(3) below, the Lessee may purchase from the Government the following utility services: electricity, water, high pressure water heat, and sewage.

            (2) Any sale of a utility service will be in accordance with 10 U.S.C. 5 2481 and Air Force Regulation (AFR) 91-5.

            (3) The Lessee agrees to enter into a separate contract for each utility service procured under Condition 18.1 above at rates to be specified in each contract.

      18.2. Upon the transfer of the utility systems identified in Exhibit A,
Section 11.12, to the Lessee, the Lessee shall continue to supply, or shall arrange for the continued supply of, all such utilities (except for heat) supplied by the current systems to the United States or its successor or successors in interest in or to any remaining property owned or controlled by the Government at

Pease AFB and to the present or future owners of any property at Pease AFB not described or identified in Schedule A, Sections I or II, provided, however, that: (i) the Lessee shall exercise reasonable efforts to accommodate any requests by the Air Force or any successors in interest for increased levels of service, but shall have no obligation to extend or enlarge the Utility Systems or their capacities beyond the limits or capacities as of the Term Beginning Date; (ii) the Lessee shall have no obligation to maintain secondary lines within the system; and (iii) the Air Force or its successors shall be responsible for any hook-up from their property to the Utility Systems, including the hook-up of separate meters. Nothing herein shall require the Lessee or utility suppliers to continue to utilize any existing Utility Systems, provided that the Lessee makes adequate provision, or requires the applicable utility supplier to make adequate provision, for a transition to an alternate system or systems that minimizes to the extent practicable any disruption to utility services to the Air Force or its successors. All utilities supplied to the Air Force or its successors under this provision shall be at rates that do not exceed those charged comparable users. The supply of utilities required hereunder may be interrupted in order to make necessary repairs or alterations and the Lessee shall not be responsible for any interruption or suspension of any utility services other than as set forth herein. Notwithstanding any other provision of the Application, the Lessee may impose restrictions on any hook-ups or connections to the

Utility Systems that the Lessee reasonably determines may exceed the capacity of any such Utility System.

                                  CONDITION 19

NOTICES

      19.1 Whenever the Government or the Lessee shall desire to give or serve upon the other any notice, demand, order, direction, determination, requirement, consent or approval, request or other communication with respect to this Lease or with respect to the Leased Premises, each such notice, demand, order, direction, determination, requirement, consent or approval, request or other communication shall be in writing and shall not be effective for any purpose unless same shall be given or served by personal delivery to the party or parties to whom such notice, demand, order, direction, determination, requirement, consent or approval, request or other communication is directed or by mailing the same, in duplicate, to such party or parties by certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Lessee:       Pease Development Authority
                        601 Spaulding Turnpike
                        Suite 1
                        Portsmouth, NH 03801-2833
                        Attention: Executive Director

If to the Government:   Disposal Management Team Site Manager
                        Pease Air Force Base
                        New Hampshire 03803-0157

or at such other address or addresses as the Government or the Lessee may from time to time designate by notice given by certified mail.

      19.2. Every notice, demand, order, direction, determination, requirement, consent or approval, request or communication hereunder sent by mail shall be deemed to have been given or served as of the second business day following the date of such mailing.

                                  CONDITION 20

ASSIGNMENTS. SUBLEASES AND LICENSES


      20.1. The Lessee shall neither transfer nor assign this Lease, except as otherwise may be allowed under Condition 23.2 of the Lease.

      20.2. The Lessee may enter into any sublease or license or otherwise authorize the use of any portion of the Leased Premises

(collectively, "Use Authorization"), subject to the provisions of subparagraphs
(1), (2) and (3) below in this Condition 20.2.

            (1) The use of the premises associated with any "Use Authorization" must be allowable under Condition 6.

            (2) Any Use Authorization granted by the Lessee shall comply (or in the case of a transaction by a sublessee, licensee or other authorized user (collectively, "Authorized User"), shall be required to comply) with the provisions of Condition 10, including the notice requirements of Condition 10.8 of the FFA and shall be consistent with all other terms and conditions of this Lease and the Application and Acceptance identified in Condition 5.1. above, except that the Lessee may rent or impose other types of charges for the subleased, licensed or other authorized use area (collectively," Authorized Use Area") at rates or levels that are deemed appropriate by the Lessee and consistent with FAA standards and requirements.

            (3) In the event of any conflict between the provisions of the Use Authorization and the provisions of the Lease, the provisions of the Lease will control. In the event of any conflict between the provisions of the Use Authorization and the provisions of the Application and Acceptance, the Application and Acceptance will control. Copies of the Lease and the Application and Acceptance must be attached to the use Authorization instrument.

      20.3. Unless otherwise expressly agreed to by the Government in writing, no Use Authorization shall relieve the Lessee of any of its obligations under the Lease.

                                  CONDITION 21

LIENS, AND MORTGAGES

      21.1. Except as provided in this Condition 21, the Lessee shall not: (a) engage in any financing or other transaction creating any mortgage upon the Leased Premises, (b) place or suffer to be placed upon the Leased Premises any lien or other encumbrance; or (c) suffer any levy or attachment to be made on the Lessee's interest in the Leased Premises, other than such levy or attachment as may result from a foreclosure of a mortgage on any portion of the Leased Premises subject to a sublease. Any such mortgage, encumbrance, or lien shall be deemed to be a violation of this covenant and constitute a failure to comply with the terms of the Lease on the date of its execution or filing of record regardless of whether or when it is foreclosed or otherwise enforced.

      21.2. During the term of this Lease, the Lessee may authorize a sublessee to encumber its interest in the subleased premises by way of one or more loans secured by a mortgage to provide financing for the cost of capital improvements or other development of the subleased premises, subject to Condition 21.3 below. The proposed holder of any mortgage must be approved by the Lessee prior to the execution of such loan. Any loan with respect to subleased premises may be further secured by a conditional assignment of the applicable sublease by the sublessee to the mortgagee. The Government agrees to execute an Estoppel Certificate and any other similar documentation as may reasonably be required by the mortgagee so as to give its consent to the conditional assignment of the sublease and to certify as to the status of this Lease and to the performance of the Lessee hereunder as of the date of such certification.

      21.3. No mortgage shall extend to or affect the fee, the reversionary interest or the estate of the Government in the Leased Premises. No mortgage shall be binding upon the Government in the enforcement of its rights and remedies under the Lease and by law provided, unless, and until a copy thereof shall have been delivered to the Government and such mortgage is authorized in accordance with the provisions of this Condition 21.

      21.4. Promptly after authorizing a sublessee to assign or encumber any subleased premises, the Lessee shall require its sublessee to furnish the Government a written notice setting forth the name and address of such mortgagee. Further, the Lessee shall require its sublessee to notify the Government promptly of any lien or encumbrance which has been created or attached to the sublessee's interest in the subleased premises whether by act of the sublessee or otherwise, of which the Lessee or sublessee has notice.

      21.5. If a mortgagee or purchaser at foreclosure of the mortgage shall acquire the sublessee's interest in the subleased premises, by virtue of the default by the sublessee under the mortgage or otherwise, the applicable sublease shall continue in full force and effect so long as the mortgagee or purchaser at foreclosure is not in default thereunder. The mortgagee or purchaser at foreclosure may not appoint an agent or nominee to operate and manage any portion of the subleased premises on its behalf without first obtaining the written approval of the Lessee. Such approval shall require a determination by the Lessee that the proposed agent or nominee has demonstrated experience or expertise in the development, management, and operation of facilities similar to the subleased premises. For the period of time during which the mortgagee or any purchaser at foreclosure of a mortgage holds the sublessees interest in the subleased premises, the mortgagee or such purchaser shall become liable and fully bound by the provisions of the applicable sublease.

      21.6. With respect to the mortgagees of the subleased premises, the Government agrees that the following shall apply:

            (1) If requested by a mortgagee which shall have duly registered in writing with the Government its name and address, any notice from the Government to the Lessee affecting the subleased premises shall be simultaneously delivered to the applicable sublessee and such mortgagee at its registered address, and in the event of any such registration, no notice of default or termination of this Lease affecting the subleased premises given by the Government to the Lessee shall be deemed legally effective until and unless like notice shall have been given by the Government to such sublessee and mortgagee

            (2) Such mortgagee entitled to such notice shall have any and all rights of the sublessee with respect to the curing of any default hereunder by the Lessee.

            (3) The Government will not enter into any material modification of this Lease affecting the subleased premises without the prior written consent thereto of each mortgagee who shall become entitled to notice as provided in Condition 21.4 above. The foregoing shall not apply or be construed to apply to any right the Government may have to terminate this Lease pursuant to its terms. It is also agreed that the Lessee shall require the sublessee to provide any such mortgagee with notice of any proposed modification.

            (4) If the Government shall elect to terminate this Lease by reason of any default by the Lessee with respect to the subleased premises, the mortgagee that shall have become entitled to notice as provided in this Condition 21.6 shall not only have any and all rights of the sublessee with respect to curing of any default with respect to the subleased premises, but also shall have the right to postpone and extend the specified date for the termination of this Lease ("Mortgagee's Right to Postpone") in any notice of termination by the Government to the Lessee ("Termination Notice"), subject to the following conditions:

                  (a) Such mortgagee shall (i) give the Government written notice of the exercise of the Mortgagee's Right to Postpone prior to the date of termination specified by the Government in the Termination Notice; and (ii) simultaneously pay to the Government all amounts required to cure all defaults then existing (as of date of the exercise of Mortgagee's Right to Postpone) which may be cured by the payment of a sum of money.

                  (b) Such mortgagee shall (i) pay any sums and charges which may be due and owing by the Lessee and (ii) promptly undertake to cure, diligently prosecute and, as soon as reasonably possible, complete the curing all defaults of the Lessee and sublessee with respect to the subleased premises which is susceptible of being cured by such mortgagee.

                  (c) The Mortgagee's Right to Postpone shall extend the date for the termination of this Lease specified in the Termination Notice for a period of not more than six (6) months.

                  (d) If, before the date specified for the termination of this Lease as extended by such mortgagee's exercise of Mortgagee's Right to Postpone, (i) the assumption of performance and observance of the covenants and conditions herein contained on the Lessee's part to be performed under the Lease with respect to the subleased premises shall be delivered to the Government by the mortgagee, or its nominee and (ii) the mortgagee shall have complied with all obligations on the Lessee's and sublessee's part to be performed with respect to the subleased premises under the Lease and no further defaults with respect to the subleased premises shall have occurred which shall not have been cured within the periods of time after notice above provided for, then and in such event, all defaults under this Lease with respect to the subleased premises shall be deemed to have been cured, and the Government's Termination Notice shall be deemed to have been withdrawn.

            (5) Nothing herein contained shall be deemed to impose any obligation on the part of the Government to deliver physical possession of the Leased Premises to such holder of a mortgage.

            (6) If more than one mortgagee shall seek to exercise any of the rights provided for in this Condition 21.6, the holder of the mortgage having priority of lien over the other mortgagees shall be entitled, as against the others, to exercise such rights. Should a dispute arise among mortgagees regarding the priority of lien, the mortgagees must prove to the satisfaction of the Government that they have settled that dispute.

            (7) The mortgagee may not appoint an agent or nominee to operate and manage the subleased premises on its behalf without first obtaining the written approval of the Lessee. Such approval shall require a determination by the Lessee that the proposed agent or nominee has demonstrated experience or expertise in the development, management, and operation of facilities similar to the subleased premises.

                                  CONDITION 22

HISTORIC PROPERTY

      22.1. Lessee hereby covenants on behalf of itself, its successors and assigns, to preserve and maintain those portions of the Newington Town Forest (as it was described when listed in the National Register of Historic Places on December 9, 1991, the "Newington Center Historic District (Boundary Increase)") located within the Airport in the County of Rockingham, State of New Hampshire ("Forest Areas"), more particularly described in Exhibit A and shown on Exhibit B, in accordance with the recommended approaches in The Secretary of the Interior's Standards for Historic Preservation Projects, specifically "General Standards" numbers one through four and "Standards for Preservation" numbers nine and ten as published in the Federal Register, Volume 48, No. 190, pages 44737 and 44738 as part of The Secretary of the Interior's Standards and Guidelines for Archeology and Historic

Preservation ("Standards and Guidelines") in order to preserve and enhance those qualities that make the Newington Town Forest eligible for inclusion in the National Register of Historic Places. Copies of the Nomination and the Standards and Guidelines are attached as Exhibit J hereto. This covenant shall be a binding servitude upon the Forest Areas and shall remain in effect for the duration of the Lease. This covenant is binding on the Lessee, its successors and assigns during the existence of the Lease. The restrictions, stipulations and covenants contained herein shall be inserted by Lessee, its successors and assigns, verbatim or by express reference in any sublease or license or any other legal instrument by which it divests itself of any interest in the Forest Areas, or any part thereof.

      22.2. No construction, alteration, remodeling, demolition, disturbance of the ground surface, or other action shall be undertaken or permitted to be undertaken on the Forest Areas that would materially affect the integrity or the appearance of the attributes described above without the prior written permission of the New Hampshire State Historic Preservation Officer ("New Hampshire SHPO"). Should the New Hampshire SHPO object to the proposed treatment within thirty (30) days of receiving the request and cannot resolve the differences, Lessee shall request the Advisory Council on Historic Preservation ("Council") to resolve the dispute. The Council will provide comments within fifteen (15) days of receiving the request from the Lessee. The Lessee shall consider the Council's comments in reaching its decision on the treatment. The Lessee will report its decision to the Council, and if practicable, it will do so prior to initiating the treatment.

      22.3. Upon acquisition of any standing historic structure, the Lessee will take prompt action to secure all of them from the elements, vandalism, or arson and will make any emergency stabilization. The Lessee will, to the extent practicable, make every effort to retain or reuse the historic structures.

      22.4. Should any archeological site be discovered during any project activities, Lessee will stop work promptly and obtain the comments of the New Hampshire SHPO regarding appropriate treatment of the site. The final mitigation plan shall be approved by the New Hampshire SHPO.

      22.5. The Lessee will allow the New Hampshire SHPO or his or her designee, at all reasonable times and upon reasonable advance notice to the Lessee, to inspect the Forest Areas in order to ascertain whether the Lessee is complying with the conditions of this preservation covenant.

      22.6. The Lessee will provide the New Hampshire SHPO and the Council with a written summary of actions taken to implement the provisions of this preservation covenant within one (1) year after the effective date of the transfer of the Forest Areas. Similar reports will be submitted to the New Hampshire SHPO and the

Council each January thereafter until the reuse plan has been completed.

      22.7. Failure of the New Hampshire SHPO to exercise any right or remedy granted under this covenant shall not have the effect of waiving or limiting the exercise by the New Hampshire SHPO of any other right or remedy or the invocation of such right or remedy at any other time.

      22.8. The Lessee may, with the prior written approval of the New Hampshire SHPO, modify for good cause any or all of the foregoing restrictions. Prior to such action, the Lessee will notify the Council of the proposed modification and allow them thirty (30) days to comment.

                                  CONDITION 23

FEDERAL AVIATION ADMINISTRATION REQUIREMENTS

      23.1. By acceptance of this Lease, the Lessee for itself, its successors and assigns, agrees that the transfer of the Leased Premises by this Lease is accepted subject to the following restrictions set forth in subparagraphs (1) and (2) of this Condition 23.1:

            (1) That, except as provided in subparagraph 23.2(1) below, the property transferred by this Lease shall be used for public airport purposes for the use and benefit of the public, on reasonable terms and without unjust discrimination and without grant or exercise of any exclusive right for use of the Airport within the meaning of the term "exclusive right" as used in subparagraph 23.2(3) below.

            (2) That, except as provided in subparagraph 23.2(1), the entire landing area, as defined in Section 101 of the Federal Aviation Act of 1958, as amended, and Federal Aviation Regulations pertaining thereto, and all structures, improvements, facilities and equipment in which this instrument transfers any interest, shall be maintained for the use and benefit of the public at all times in safe and serviceable condition, so as to insure its efficient operation and use; provided, however, that such maintenance shall be required as to structures, improvements, facilities and equipment only during the useful life thereof, as determined by the Administrator of the FAA or his or her successor in function. In the event materials are required to rehabilitate or repair certain of the aforementioned structures, improvements, facilities or equipment, they may be procured by demolition of other structures, improvements, facilities or equipment transferred hereby and located on the above land which have outlived their use as airport property in the opinion of the Administrator of the FAA or his or her successor in function. Notwithstanding any other provision of this Lease: (i) with the prior written approval of the FAA, the Lessee may close or otherwise limit use or access to any portion of the Airport that it deems appropriate if such closure or use limitation is related to Airport operating considerations or is based upon insufficient demand for such portion of the Airport; and (ii) with respect to any such portion of the Airport, the Lessee shall be under no obligation to maintain the same other than as may be required to maintain adequate public safety conditions.

      23.2. Further, by acceptance of this Lease or any rights hereunder, the Lessee for itself, its successors and assigns, assumes the obligation of, covenants to abide by and agree to, and this Lease is made subject to, the following reservations and restrictions set forth below in subparagraphs (1) to
(14), inclusive, of this Condition 23.2: Provided, that the property transferred hereby may be successively transferred to successors and assigns of the Lessee only with the provision that any such subsequent transferee assumes all the obligations imposed upon the Lessee by the provisions of this Lease.

            (1) No property included in the Airport shall be used, leased, sold, salvaged, or disposed of by the Lessee for other than airport purposes without the written consent of the Administrator of the FAA or his or her successor in function. This consent shall be granted only if the Administrator of the FAA or his or her successor in function determines that the property can be used, leased, sold, salvaged, or disposed of for other than airport purposes without materially and adversely affecting the development, improvement, operation, or maintenance of the

Airport. The term "property" as used herein, is deemed to include revenues or proceeds (including any insurance proceeds) derived from the Airport. The term "airport purposes" as used herein shall have the same meaning as that ascribed to the term under 14 CFR Section 154.1(d) and shall include the use of property to produce sources of revenue from nonaviation business at the Airport and all uses in connection with airport purposes contemplated within the scope of the FEIS, ROD, and Supplemental ROD.

            (2) Property transferred for the development, improvement, operation or maintenance of the Airport shall be used and maintained for the use and benefit of the public on fair and reasonable terms, without unjust discrimination. In furtherance of this covenant (but without limiting its general applicability and effect), the Lessee specifically agrees: (a) that it will keep the Airport open to all types, kinds, and classes of aeronautical use without discrimination between such types, kinds and classes. Provided, that the Lessee may establish such fair, equal, and not unjustly discriminatory conditions to be met by all users of the Airport as may be necessary for the safe and efficient operation of the Airport; and provided, that the Lessee may prohibit or limit any given type, kind, or class of aeronautical use of the Airport if such action is necessary for the safe operation of the Airport or necessary to serve the civil aviation needs of the public; (b) that, in its operation and the operation of facilities on the Airport, neither it nor any person or organization occupying space or facilities thereupon, will discriminate against any person or class of persons by reason of race, color, creed, or national origin in the use of any of the facilities provided for the public at the Airport; (c) that, in any agreement, contract, lease, or other arrangement under which a right or privilege at the Airport is granted to any person, firm or corporation to conduct or engage in any aeronautical activity for furnishing services to the public at the Airport, the Lessee will insert and enforce provisions requiring the contractor: (i) to furnish said service on a fair, equal and not unjustly discriminatory basis to all users thereof, and (ii) to charge fair, reasonable, and not unjustly discriminatory prices for each unit for service, provided, that the contractor may be allowed to make reasonable and nondiscriminatory discounts, rebates, or other similar types of price reductions to volume purchasers: (d) that, the Lessee will not exercise or grant any right or privilege which would operate to prevent any person, firm, or corporation operating aircraft on the Airport from performing any services on its own aircraft with its own employees (including, but not limited to maintenance and repair) that it may choose to perform; (e) that, in the event the Lessee itself exercises any of the rights and privileges referred to in subparagraph (c) above, the services involved will be provided on the same conditions as would apply to the furnishing of such services by contractors or concessionaires of the Lessee under the provisions of such subparagraph (c) of this Condition 23.2.

            (3) The Lessee will not grant or permit any exclusive right for the use of the Airport which is forbidden by Section 308 of the Federal Aviation Act of 1958, as amended, by any person or persons to the exclusion of others in the same class and will otherwise comply with all applicable laws. In furtherance of this covenant (but without limiting its general applicability and effect), the Lessee specifically agrees that, unless authorized by the Administrator, it will not, either directly or indirectly, grant or permit any person, firm or corporation the exclusive right to conduct any aeronautical activity on the Airport including but not limited to, charter flights, pilot training, aircraft rental and sight-seeing, aerial photography, crop dusting, aerial advertising and surveying, air carrier operations, aircraft sales and services, sale of aviation petroleum products whether or not conducted in conjunction with other aeronautical activity, repair and maintenance of aircraft, sale of aircraft parts, and any other activities which because of their direct relationship to the operation of aircraft can be regarded as an aeronautical activity. The Lessee further agrees that it will terminate as soon as possible and no later than the earliest renewal, cancellation, or expiration date applicable thereof, any exclusive right existing at any Airport owned or controlled by the Lessee or hereinafter acquired and that, thereafter, no such right shall be granted. However, nothing contained herein shall be construed to prohibit the granting or exercise of an exclusive right for the furnishing of nonaviation products and supplies or any services of a nonaeronautical nature or to obligate the Lessee to furnish any particular nonaeronautical service at the Airport.

            (4) The Lessee shall, insofar as it is within its powers and to the extent reasonable, adequately clear and protect the aerial approaches to the Airport. The Lessee will, either by the acquisition and retention of easements or other interests in or rights for the use of land airspace, or by the adoption and enforcement of zoning regulations, prevent the construction, erection, alteration, or growth of any structure, tree, or other object in the approach areas of the runways of the Airport which would constitute an obstruction to air navigation according to the criteria or standards prescribed in Part 77 of the Federal Aviation Regulations, as applicable, according to the currently approved airport layout plan. In addition, the Lessee will not erect or permit the erection of any permanent structure or facility which would interfere materially with the use, operation, or future development of the Airport, in any portion of a runway approach area in which the Lessee has acquired, or may hereafter acquire, a property interest permitting it to so control the use made of the surface of the land. Insofar as is within its power and to the extent reasonable, the Lessee will take action to restrict the use of the land adjacent to or in the immediate vicinity of the Airport to activities and purposes compatible with normal airport operations, including landing and takeoff of aircraft.

            (5) The Lessee will operate and maintain in a safe and serviceable condition, as deemed reasonably necessary by the Administrator of the FAA, the Airport and all facilities thereon and connected therewith which are necessary to service the aeronautical users of the Airport, other than facilities owned or controlled by the United States, and will not permit any activity thereon which would interfere with its use for airport purposes. Nothing contained herein shall be construed to require (a) that the Airport be operated for aeronautical uses during temporary periods when snow, flood, or other climatic conditions interfere with such operation and maintenance, or (b) repair, restoration or replacement of any structure or facility which is substantially damaged or destroyed due to an act of God or other condition or circumstance beyond the control of the Lessee.

            (6) The Lessee will make available all facilities of the Airport at which the property described herein is located or developed with Federal aid, and all those usable for the landing and taking off of aircraft, to the United States at all times, without charge, and for use by aircraft of any agency of the United States in common with other aircraft, except that if the use by aircraft of any agency of the United States in common with other aircraft, is substantial, a reasonable share, proportional to such use, of the cost of operating and maintaining facilities so used, may be charged. Unless otherwise determined by the FAA, or otherwise agreed to by the Lessee and the using federal agency, substantial use of an airport by United States aircraft will be considered to exist when operations of such aircraft are in excess of those which, in the opinion of the FAA, would unduly interfere with use of the landing area by other authorized aircraft or, that during any calendar month: (a) either five (5) or more aircraft of any agency of the United States are regularly based at the airport or on land adjacent thereto; or (b) the total number of movements (counting each landing as a movement and each take-off as a movement) of aircraft of any agency of the United States is 300 or more; or (c) the gross accumulative weight of aircraft of any agency of the United States using the airport (the total movements of such federal aircraft multiplied by gross certified weights thereof) is in excess of five million pounds.

            (7) The Lessee does hereby release the Government, and will take whatever action may be required by the Administrator of the FAA or his or her successor in function, to assure the complete release of the Government from any and all liability the Government may be under for restoration or other damage under any lease or other agreement covering the use by the Government of the airport, or part thereof, owned, controlled or operated by the Lessee, upon which, adjacent to which, or in connection with which, any property transferred by this instrument was located or used. The Parties to this Lease acknowledge that there is no property at Pease to which this provision applies.

            (8) Whenever so requested by the FAA, the Lessee will furnish without cost to the Federal Government, for construction, operation and maintenance of facilities for air traffic control activities, or weather reporting activities, or communication activities related to air traffic control, such areas of the property described herein or rights in buildings on the Airport as the FAA may consider necessary or desirable for construction at federal expense of space or facilities for such purposes, and the Lessee will make available such areas or any portion thereof for the purposes provided herein within four (4) months after receipt of written request from the FAA, if such are or will be available.

            (9) The Lessee will: (a) furnish the FAA with annual or special airport financial and operational reports as may be reasonably requested using either forms furnished by the FAA or in such manner as it elects so long as the essential data are furnished, and (b) upon reasonable request of the FAA, make available for inspection by any duly authorized representative of the FAA the Airport and all Airport records and documents affecting the Airport, including deeds, leases, operation and use agreements, regulations, and other instruments and will furnish to the FAA a true copy of any such document which may be reasonably requested.

            (10) The Lessee will not enter into any action which would operate to deprive it of any of the rights and powers necessary to perform or comply with any or all of the covenants and conditions set forth herein unless by such transaction the obligation to preform or comply with all such covenants and conditions is assumed by another public agency found by the FAA to be eligible as a public agency as defined in the Airport and Airway Improvement Act of 1982, as amended (P.L. 97-248) to assume such obligation and have the power, authority, and financial resources to carry out all such obligations. If an arrangement is made for management or operation of the Airport by any agency or person other than the Lessee, the Lessee shall reserve sufficient rights and authority to insure that such Airport will be operated and maintained in accordance with these covenants and conditions, any applicable federal statute, and applicable provisions of the Federal Aviation Regulations.

            (11) The Lessee will at all times keep an up-to-date airport layout map of the Airport showing: (a) the boundaries of the Airport and all proposed additions thereto, together with the boundaries of all off-site areas owned or controlled by the Lessee for airport purposes and proposed additions thereto;
(b) the location and nature of all existing and proposed airport facilities and structures (such as runways, taxiways, aprons, terminal buildings, hangars, and roads), including all proposed extension and reductions of existing airport facilities; (c) the location of all existing and proposed non-aviation areas and all existing improvements thereon and uses made thereof. The airport layout map and each amendment, revision, or modification thereof, shall be subject to the approval of the FAA; which approval shall be evidenced by the signature of a duly authorized representative of the FAA on the face of the airport layout map. The Lessee will not make or permit the making of any changes or alterations in the Airport or any of its facilities other than in conformity with the airport layout map as so approved by the FAA, if such changes or alterations might adversely affect the safety, utility, or efficiency of the Airport.

            (12) If at any time it is determined by the FAA that there is any outstanding right or claim of right in or to the airport property described herein, the existence of which creates an undue risk of interference with the operation of the Airport or the performance or compliance with covenants and conditions set forth herein, the Lessee will, to the extent practicable, acquire, extinguish, or modify such right or claim of right in a manner acceptable to the FAA.

            (13) In the event that any of the aforesaid terms, conditions, reservations, or restrictions of this Condition 23 are not met, observed, or complied with by the Lessee or any subsequent transferee, whether caused by the legal inability of said Lessee or subsequent transferee to perform any of the obligations herein set out or otherwise, the title, right of possession and all their rights transferred by this instrument to the Lessee, or any portion thereof, shall at the option of the Lessor terminate and revert to the Lessor in its then-existing condition sixty (60) days following the date upon which demand to this effect is made in writing by the Administrator of the FAA or his or her successor in function, unless within said sixty (60) days such default or violation shall have been cured and all such terms, conditions, reservations and restrictions shall have been met, observed, or complied with, or if the Lessee shall have commenced the actions necessary to bring it into compliance with this Condition 23 in accordance with a compliance schedule approved by the Administrator of the FAA or his or her successor in function, in which event said termination of Lease and reversion shall not occur and title, right of possession, and all other rights transferred hereby, except such, if any, as shall have previously terminated and reverted, shall remain vested in the Lessee, its transferees, successors and assigns.

            (14) If the construction as covenants of any of the foregoing reservations and restrictions recited herein as covenants or the application of the same as covenants in any particular instance is held invalid, the particular reservation or restrictions in question shall be construed instead merely as conditions, the breach of which the United States may exercise its option to cause the title, interest, right of possession, and all other rights transferred to the Lessee, or any portion thereof, to terminate and revert to it, and the application of such reservations or restrictions as covenants in any other instance and the construction of the remainder of such reservations and restrictions as covenants shall not be affected thereby.

      23.3. Lessee further agrees and understands by and between the Parties hereto and the Lessee, by its acceptance of this

Lease, acknowledges its understanding of the agreement, and agrees that, as part of the consideration for this Lease, the Lessee covenants and agrees for itself, its successors and assigns, that: (1) the program for or in connection with which this Lease is made will be conducted in compliance with, and the Lessee, its successors and assigns, will comply with all requirements imposed by or pursuant to the regulations of the United States Department of Transportation ("DOT") as in effect on the date of this Lease (49 CFR Part 21) issued under the provisions of Title VI of the Civil Rights Act of 1964, as amended; (2) this covenant shall be subject in all respects to the provisions of said regulations;
(3) the Lessee, its successors and assigns, will promptly take and continue to take such action as may be necessary to effectuate this covenant; (4) the United States shall have the right to seek judicial enforcement of this covenant; (5) the Lessee, its successors and assigns, will: (a) obtain from any person, including any legal entity, who, through contractual or other arrangements with the Lessee, its successors and assigns, is authorized to provide services or benefits under said program, a written agreement pursuant to which such other person shall, with respect to the services or benefits which he is authorized to provide, undertake for himself the same obligations as those imposed upon the Lessee, its successors and assigns, by this covenant; (b) furnish the original of such agreement to the Administrator of the FAA, or his or her successor in function, upon his or her request therefore and shall in any event, without regard to technical classification or designation, legal or otherwise, be binding to the fullest extent permitted by law and equity for the benefit of and in favor of the Lessor against the Lessee, its successors, and assigns.

      23.4. The operation of the Airport shall be subject to such regulations as may be prescribed by the Administrator of the FAA or his or her successor in function from time to time, and the Lessee shall comply with all pertinent laws, ordinances, rules, orders, or other applicable regulations and shall hold the United States harmless from any liability or penalty which may be imposed by reason of any asserted violation thereof by the Lessee.

      23.5. The Parties understand and agree that in the event of any conflict between any of the provisions in this Condition 23 and any other provisions of the Lease, the provisions in Condition 23 shall control.

                                  CONDITION 24

GENERAL PROVISIONS

      24.1. Covenant against Contingent Fees. The Lessee warrants that no person or agency has been employed or retained to solicit or secure this Lease upon an agreement or understanding for a commission, percentage, brokerage, or contingent fee, excepting bona fide employees or bona fide established commercial agencies maintained by the Lessee for the purpose of securing business.

For breach or violation of this warranty, the Government shall have the right to annul this Lease without liability or in its discretion to require the Lessee to pay, in addition to the lease rental or consideration, the full amount of such commission, percentage, brokerage, or contingent fee.

      24.2. Officials Not to Benefit. No Member of or Delegate to Congress or Resident Commissioner shall be admitted to any share or part of this Lease or to any benefit to arise therefrom, but this provision shall not be construed to extend to this Lease if made with a corporation for its general benefit.

      24.3. Nondiscrimination. The Lessee shall use the leased premises in a nondiscriminatory manner to the end that no person shall, on the ground of race, color, religion, sex, age, handicap or national origin, be excluded from using the facilities or obtaining the services provided thereon, or otherwise be subjected to discrimination under any program or activities provided thereon.

            (1) As used in this condition, the term "facility" means lodgings, stores, shops, restaurants, cafeterias, restrooms, and any other facility of a public nature in any building covered by, or built on land covered by, this Lease.

            (2) The Lessee agrees not to discriminate against any person because of race, color, religion, sex, or national origin in furnishing, or refusing to furnish, to such person the use of any facility, including all services, privileges, accommodations, and activities provided on the leased premises. This does not require the furnishing to the general public the use of any facility customarily furnished by the Lessee solely to tenants or to Air Force military and civilian personnel, and the guests and invitees of any of them.

      24.4 Gratuities. The Government may, by written notice to the Lessee, terminate this Lease if it is found after notice and hearing, by the Secretary of the Air Force, or his/her duly authorized representative, that gratuities in the form of entertainment, gifts, or otherwise, were offered or given by the Lessee, or any agent or representative of the Lessee, to any officer or employee of the Government with a view toward securing an agreement or securing favorable treatment with respect to the awarding or amending, or the making of any determinations with respect to the performing of such agreement; provided that the existence of the facts upon which the Secretary of the Air Force or his/her duly authorized representative makes such finding, shall be an issue and may be reviewed in any competent court. In the event this Lease is so terminated, the Government shall be entitled (a) to pursue the same remedies against the Lessee as it could pursue in the event of a breach of the Lease by the Lessee, and (b) as a penalty in addition to any other damages to which it may be entitled by law, to exemplary damages in an amount (as determined by the Secretary of the Air Force or his/her duly authorized representative) which shall be not less than three nor more than ten times the costs incurred by the Lessee in providing any such gratuities to any such officer to employee. The rights and remedies of the Government provided in this article shall not be exclusive and are in addition to any other rights and remedies provided by law or under this Lease.

      24.5. No Joint Venture. Nothing contained in this Lease will make, or will be construed to make, the parties hereto partners or joint venturers with each other, it being understood and agreed that the only relationship between the Government and the Lessee is that of landlord and tenant. Neither will anything in this Lease render, or be construed to render, either of the parties hereto liable to any third party for the debts or obligations of the other party hereto.

      24.6. Records and Books of Account. The Lessee agrees that the Comptroller General of the United States or the Auditor General of the United States Air Force or any of their duly authorized representatives shall, until the expiration of three (3) years after the expiration or earlier termination of this Lease, have access to and the right to examine any directly pertinent books, documents, papers, and records of the Lessee involving transactions related to this Lease. The Lessee further agrees that any sublease of the Leased Premises (or any part thereof) will contain a provision to the effect that the Comptroller General of the United States or the Auditor General of the United States Air Force or any of their duly authorized representatives shall, until three (3) years after the expiration or earlier termination of this Lease, have access to and the right to examine any directly pertinent books, documents, papers, and records of the sublessee involving transactions related to the sublease.

      24.7. Failure of Government to Insist on Compliance. The failure of the United States to insist in any one or more instances, upon strict performance of any of the terms, covenants or conditions of this Lease shall not be construed as a waiver or a relinquishment of the Government's rights to the future performance of any such terms, covenants or conditions, but the obligations of the Lessee with respect to such future performance shall continue in full force and effect.

      24.8. Headings or Titles. The brief headings or titles preceding each condition are merely for purposes of identification, convenience, and ease of reference, and will be completely disregarded in the construction of this Lease.

      24.9. Counterparts. This Lease is executed in two (2) counterparts each of which is deemed an original of equal dignity with the other and which is deemed one and the same instrument as the other.

      24.10. Personal Pronouns. All personal pronouns used in this Lease, whether used in the masculine, feminine or neuter gender, will include all other genders.

      24.11. Entire Agreement. It is expressly agreed that this written instrument embodies the entire agreement between the parties regarding the use of the leased premises by the Lessee, and there are no understandings or agreements, verbal or otherwise, between the parties except as expressly set forth herein. This instrument may only be modified or amended by mutual agreement of the parties in writing and signed each of the parties hereto.

                                  CONDITION 25

RESTRICTIONS ON USE OF LEASED PREMISES

      25.1. The Lessee shall not install (or permit its sublessees or licensees to install) any new drinking water or other wells in the locations specified in
Exhibit I-1 hereto. The Lessee shall not install (or permit its sublessees or licensees to install) any new drinking water or other wells in any other location on the Leased Premises without the prior written approval of the Air Force. Notwithstanding the foregoing, qualified employees of Lessee (or any sublessee or licensee) or their environmental consultants may install groundwater monitoring wells in support of site assessments or investigations in locations shown in Exhibit

I-1 upon prior notice and written approval of the Air Force and the Remedial Project Managers appointed under the FFA.

      25.2. The Lessee shall not conduct (or permit its sublessees or licensees to conduct) any subsurface excavation, digging, drilling or other disturbance of the surface at the locations specified in Exhibit I-2 hereto without the provision of notice to the Air Force, EPA and NHDES in accordance with Condition
10.16 and the prior written approval of the Air Force in accordance with Condition 17.2. Requests for such approval will be made in accordance with Condition 17 of the Lease.

      25.3. The Lessee shall not occupy or conduct (or permit its sublessees or licensees to occupy or conduct) any activities in any facility or portion thereof as specified in Exhibit I-3 hereto until such time as any friable asbestos existing in them has been remediated in accordance with Conditions 10.5 and 10.6.

      25.4. The Lessee may use (or permit its sublessees or licensees to use) the areas identified in Exhibit I-4 subject to the limitations set forth in such exhibit.

      25.5 The Lessee will minimize the destruction, loss, or degradation of wetlands in the those areas of Parcels D and E shown and described on Figure 3-23 and in pages 3-88 to 3-93 inclusive of the FEIS and the ROD and Supplemental ROD and identified in Exhibits A and I-5 hereto ("Designated Wetlands").

Before locating new construction in the Designated Wetlands, the Lessee shall find in writing that there is no practicable alternative for such new construction and that the construction includes all practicable measures to minimize harm to the Designated Wetlands from such use. In making that finding the Lessee may take into account economic, environmental and other pertinent factors. In addition, the Lessee shall provide an opportunity for early public review of any plan or proposal for new construction in the Designated Wetlands in such areas. For purposes of this provision, the term "new construction" includes structures, facilities, draining, dredging, channelizing, filling, diking, impounding, and related activities.

                                  CONDITION 26

GOVERNMENT REPRESENTATIVES AND THEIR SUCCESSORS

      26.1. The Disposal Management Team Site Manager, Pease Air Force Base, has been duly authorized to administer this Lease.

      26.2. Except as otherwise specifically provided, any reference herein to "Site Manager" or "said officer" shall include his or her duly appointed successors and his or her authorized representatives.

                                  CONDITION 27

AMENDMENTS

      27.1. This Lease may be amended at any time by mutual agreement of the Parties in writing and signed by a duly authorized representative of each of the respective Parties hereto. Amendments to the Lease executed on behalf of the Air Force must be signed at the level of Deputy Assistant Secretary of the Air Force (Installations) or higher.

      27.2. The Parties agree to amend the Lease to add Facility No. 229 as part of the Leased Premises no later than June 30, 1992.

                                  CONDITION 28

EXHIBITS

      28.1. Ten (10) exhibits are attached to and made a part of this Lease, as follows:

            Exhibit A - Description of Leased Premises

            Exhibit B - Map of the Leased Premises

            Exhibit C - Condition Report

            Exhibit D - Environmental Condition Report

            Exhibit E - Phasing of Responsibility for
                            Functions and Services

            Exhibit F - Airport Application and
                            Acceptance

            Exhibit G - List of Environmental Laws and
                            Regulations

            Exhibit H - Snow and Ice Removal Procedures

            Exhibit I - Restrictions on Use of Leased
                            Premises

            Exhibit J - Nomination and Standards and Guidelines
                            for Historic Property

      28.2. One (1) appendix is attached to this Lease as follows:

            Appendix 1 - Airport Joint Use Agreement

                                  CONDITION 29

REPORTING TO CONGRESS

      29.1. Pursuant to the Base Closure and Realignment Act (BCRA), P. L. 100-526, this Lease is not subject to Title 10, United States Code, Section 2662.

      IN WITNESS WHEREOF I have hereunto set my hand by authority of the Secretary of the Air Force this 14th day of April, 1992.


                                         By: /s/ James F. Boatright
                                             --------------------------------

                                      Title: Deputy Asst. Secretary of the
                                             Air Force (Installations)
                                             --------------------------------


THIS LEASE is also executed by the Lessee this 14th day of April, 1992.


                                         By: /s/ Henry Powers          [SEAL]
                                             --------------------------

                                      Title: Chairman
                                             --------------------------------

STATE OF NEW HAMPSHIRE          )
                                ) SS.:
COUNTY OF ROCKINGHAM            )

      On the 14th day of April, 1992, before me, Susan MacDonnell, the undersigned Notary Public, personally appeared James F. Boatright, personally known to me to be the person Whose names is subscribed to the foregoing Lease, and personally known to me to be the Deputy Assistant Secretary of the Air Force for Installations, and acknowledged that the same vas the act and deed of the Secretary of the Air Force and that he executed the same as the act of the Secretary of the Air Force.

                                     /s/ Susan R. MacDonald
                                     --------------------------------------
                                     Notary Public, State of New Hampshire
                                     My commission expires: 3/27/97

STATE OF NEW HAMPSHIRE
COUNTY OF ROCKINGHAM

      On this 14 day of April, 1992, before me, Susan MacDonald, a Notary Public in and for said County and State, personally appeared Henry Powers, personally known to me (or proved to me on the basis of satisfactory evidence) to be the Chairman of the Pease Development Authority, an agency of the State of New Hampshire, the agency that executed the within instrument and acknowledged to me that said agency executed it.

                                     /s/ Susan R. MacDonald
                                     --------------------------------------
                                     Notary Public in and for said
                                     County and State

                                    EXHIBIT A

                         DESCRIPTION OF LEASED PREMISES

                                    EXHIBIT A

                     GENERAL DESCRIPTION OF LEASED PREMISES

      The below description describes the property in general and is not intended to be a legal description. The property is graphically described on a Map Of Leased Premises (MLP) attached hereto. Once the final area is agreed upon, the applicant will provide the Air Force with a recordable legal description of the property to be conveyed.

I. Beginning at a point (shown as Point #1 shown on the Map Of Leased Premises dated April 10, 1992 (MLP)) described by the northerly intersection of McIntyre Road and the existing Base perimeter boundary and proceed southerly along the easterly side of the McIntyre Road right-of-way to its intersection with the existing Base boundary generally running southerly to a point (shown as Point #2 on the MLP) that is at the northerly end of the segment of the Base property line which crosses the Greenland-Newington Town Line and has coordinates of north 206,644.96 east 1,210,478.92 in the 1983 New Hampshire State Plane Coordinate System;

      thence easterly along a line perpendicular to the existing centerline of Runway 16-34 to a point (shown as Point #3 on the MLP) on a line 40.00 feet west of and parallel to the centerline of the road Westerly of the building commonly known as "Building 424";

      thence southerly and easterly along a line parallel to and 40.00 feet westerly of the road west of Building 424 and the existing perimeter road to a point of intersection with the westerly edge of the existing Runway 34 Protection Zone (shown as Point #4 on the MLP);

      thence southerly along the westerly edge of the existing Runway Protection Zone South 2(degree) 27' 21.36" East approximately 265 feet along said line to a point which is on a line 40.00 feet southerly of and perpendicular to the existing centerline of Strafford Drive;

      thence easterly along a line 40.00 feet south of and parallel to the existing centerline of Strafford Drive approximately 465 feet to a point along said line which is 300.00 feet from the center of the existing Runway 16 Localizer antenna;

      thence southerly along a curve to the left having a radius of 300.00 feet originating from the center of the existing Runway 16 Localizer antenna to a point on a line 200.00 feet westerly of and parallel to a line through the center of the supports for the Runway 34 approach lights;

Leased Premises Description
Exhibit A
Page 2
April 10, 1992

      thence South 10(degree) 59' 12.12" East approximately 1,200 feet to a point on the existing Base perimeter boundary (shown as Point #5 on the MLP);

      thence easterly and northerly along the existing Base perimeter boundary to a point (shown as Point #6 on the MLP) which is on the Base perimeter boundary and is at the northeasterly corner of the area commonly known as "Pannaway Manor" or "Sherburne Village";

      thence northerly along a line North 10(degree) 59' 12.12" West to a line
50.00 feet southerly of and parallel to the existing centerline of Grafton Road;

      thence easterly along a line 50.00 feet southerly of and parallel to the existing centerline of Grafton Road on said line extended to a point (shown as Point #7 on the MLP) on a line 80.00 feet easterly of and parallel to the existing centerline of Portsmouth Avenue;

      thence northerly along a line 80.00 feet easterly of and parallel to the existing centerline of Portsmouth Avenue to a point 100.00 feet south of the south face of a building commonly known as "Building 90";

      thence easterly along a line perpendicular to the centerline of Portsmouth Avenue to a point on a line 250.00 feet east of and parallel to the existing centerline of Portsmouth Avenue;

      thence northerly along a line 250.00 feet east of and parallel to the existing centerline of Portsmouth Avenue to a point 50.00 feet north of and parallel to the existing centerline of Concord Avenue;

      thence westerly along a line 50.00 feet north of and parallel to the existing centerline of Concord Avenue to a point on a line 80.00 feet east of and parallel to the existing centerline of Portsmouth Avenue;

      thence northerly along a line 80.00 feet east of and parallel to the existing centerline of Portsmouth Avenue to a point on a line 30.00 feet south of and parallel to the existing centerline of Exeter Street;

      thence easterly along a line 30.00 feet south of and parallel to the existing centerline of Exeter Street to a point on a line 50.00 feet west of and parallel to the existing centerline of Concord Avenue;

Leased Premises Description
Exhibit A
Page 3
April 10, 1992

      thence southerly along a line 50.00 feet vest of and parallel to the existing centerline of Concord Avenue to a point (shown as Point #8 on the MLP) having coordinates of north 213,357.06 east 1,215,553.92 in the 1983 New Hampshire State Plane Coordinate System;

      thence easterly to a point which is the westerly corner of the permit line of the Bracket School as shown on the Comprehensive Plan - Real Estate Map - Pease Air Force Base last revised January 31, 1989;

      thence northeasterly and southeasterly along the permit line of said school and along a line which is the extended easterly permit line of said school to a point 40.00 feet south of Rye Street;

      thence easterly to the existing southerly corner of the fenceline to the Wastewater Treatment Plant and easterly along the southerly fenceline of the Wastewater Treatment Plant and easterly along said fence line extended until intersecting a line shown as the easterly boundary of a utility easement on Sheet 17 of New Hampshire DOT Right-Of-Way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989 (shown as Point #9 on the MLP);

      thence northerly along the easterly boundary of the utility easement so labeled on Sheets 17, 18, 19 and 20 of New Hampshire DOT Right-Of-Way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989 to Point 811 on Sheet 20 on said plans which is the northernmost point of utility easement Parcel 1S on Sheet 20 of said plans (shown as Point #10 on the MLP);

      thence along a line North 38(degree) 14' 22.76" West shown on Sheet 20 of New Hampshire DOT Right-Of-Way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989 156.64 feet to a point shown as Point 815 on Sheet 20 of said plans;

      thence northwesterly along a line shown as South 28(degree) 13' 38.2" East on Sheet 20 and Sheet 21 of New Hampshire DOT Right-Of-Way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989 225.00 feet to a point on said line (shown as Point #11 on the MLP);

      thence westerly 924.0 feet to a point having coordinates north 216,000.70 east 1,213,889.87, westerly 368.6 feet to a point having coordinates north 215,859.00 east 1,213,549.54, northerly 229.97 feet to a point having coordinates north 216,084.84 east 1,213,506.14, westerly 230.6 feet to a point having coordinates north 216,045.55 east 1,213,278.92, northerly 94.6 feet to a point having coordinates north 216,137.61 east 1,213,256.83, westerly 361.4 feet to a point having coordinates north 216,080.28 east

Leased Premises Description
Exhibit A
Page 4
April 10, 1992

1,212,899.97, northeasterly 127.5 feet to a point having coordinates north 216,193.47 east 1,212,958.69, northwesterly to a point having coordinates north 217,844.10 east 1,213,120.69 in the 1983 New Hampshire State Plane Coordinate System (shown as Point #12 on the MLP);

      thence northerly along a line 80.00 feet east of and parallel to the existing centerline of Portsmouth Ave. to a point (shown as Point #13 on the MLP) having coordinates of north 217,844.10 east 1,213,120.69 in the 1983 New Hampshire State Plane Coordinate System;

      thence westerly 160.00 feet to a point (shown as Point #14 on the MLP) having coordinates of north 217,912.77 east 1,212,990.57, westerly to a point having coordinates of north 218,347.41 east 1,212,154.04, and along a curve to the left having a radius of 851.02 feet for a distance of 1,128.83 feet to a point having coordinates of north 218,065.79 east 1,211,137.37 in the 1983 New Hampshire State Plane Coordinate System said point (shown as Point #15 on the
MLP) and also being on a line 400.0 feet northeast of and parallel to the edge of pavement of the existing North Apron;

      thence westerly along a line 400.0 feet northeast of and parallel to the edge of pavement of the existing North Apron to a point on a line 500.00 feet northwest of and parallel to the northwest edge of pavement of the existing North Apron;

      thence southerly along a line 500.00 feet northwest of and parallel to the northwest edge of pavement of the existing North Apron to a point on a line 1,550.00 feet east of and parallel to the existing centerline of Runway 16-34;

      thence northerly along a line 1,550.00 feet east of and parallel to the existing centerline of Runway 16-34 to the existing Fire Training Area No. 2 fence line south of Merrimac Drive;

      thence westerly and northerly along the fence line to a point on the easterly side of Short Street;

      thence northerly along the easterly side of Short Street to the southeasterly corner of the junction of Short Street and Merrimac Drive (shown as Point #16 on the MLP);

      thence northerly across Merrimac Drive to the northeasterly corner of the junction of Merrimac Drive and Nimble Hill Road (shown as Point #17 on the MLP;

      thence northerly along the easterly side of Nimble Hill Road to the existing Base perimeter boundary located north of Merrimac Drive;

Leased Premises Description
Exhibit A
Page 5
April 10, 1992

      thence westerly along the existing Base perimeter boundary to the point of beginning (shown as Point #1 on the MLP).

II.   Adding to the parcel described in Section 1 the following:

      1. all easements and licenses south of the existing Base perimeter boundary and across and north of Route 101 shown on Segment "A" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      2. all lands, easements, permits and licenses between and across Route 101 and 1-95 shown on Segment "A" and Segment "G" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      3. all lands, easements and licenses related to the Middle Marker and approach lights as shown in Segment "C" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      4. all lands, easements and licenses related to the Outer Marker as shown in Segment "G" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      5. all lands bounded by a line beginning the southeasterly corner of the junction of Short Street and Merrimac Drive (shown as Point #16 on the MLP);

                  thence northerly across Merrimac Drive to the northeasterly corner of the junction of Merrimac Drive and Nimble Hill Road (shown as Point #17 on the MLP;

                  thence northerly along the easterly side of Nimble Hill Road to a point on a line 40.00 feet north of and parallel to the existing centerline of Merrimac Drive;

                  thence easterly along a line 40.00 feet north of and parallel to the existing centerline of Merrimac Drive to a point on a line which is the southerly extension of the existing Base perimeter boundary which passes through a point (shown as Point #20 on the MLP);

                  thence northerly along a line which is the southerly extension of the existing Base perimeter boundary which passes through a point (shown as Point #20 on the MLP) to the existing Base perimeter boundary;

                  thence easterly along the existing Base perimeter boundary to a point on a line which is the easterly

Leased Premises Description
Exhibit A
Page 6
April 10, 1992

            utility easement line shown on Sheet 24 of New Hampshire DOT Right-Of-Way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989;

                  thence southerly along the easterly utility easement line
            shown on Sheet 24 of New Hampshire DOT Right-Of-Way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989 to a point on a line 80.00 feet south of and parallel to the existing centerline of Portsmouth Ave.;

                  thence southerly along a line 80.00 feet easterly of and
            parallel to the existing centerline of Portsmouth Ave. to a point (shown as Point #13 on the MLP) having coordinates of north 217,844.10 east 1,213,120.69 in the 1983 New Hampshire State Plane Coordinate System;

                  thence westerly 160.00 feet to a point (shown as Point #14 on the MLP) having coordinates of north 217,912.77 east 1,212,990.57;

                  thence northerly along a line 80.00 feet west of and parallel to the existing centerline of Portsmouth Ave. to a point on a line
            40.00 feet south of and parallel to the existing centerline of Merrimac Drive;

                  thence westerly and southerly along a line 40 feet southerly of and parallel to the existing centerline of Merrimac Drive to a point on a line 1,550.00 feet east of and parallel to the existing centerline of Runway 16-34 and northerly along said line to the point of beginning;

      6. an area bounded by a line beginning at Point #7 described in Section I and proceeding easterly along a line 80.00 feet north of and parallel to the existing centerline of Rockingham Drive to a point on a line that is extended from a line 80.00 feet north of and parallel to the existing centerline of Ashland Road;

                  thence easterly along a line 80.00 feet north of and parallel to the existing centerline of Ashland Road to the existing Base perimeter boundary;

                  thence southerly along said Base perimeter boundary to a point on a line on the northerly permit line of the Jones School;

                  thence westerly to a point on the northeasterly corner of
            Northwood Road;

Leased Premises Description
Exhibit A
Page 7
April 10, 1992

                  thence westerly along the north side of Northwood Road to a point on a line 80.00 feet south of and parallel to the existing centerline of Rockingham Drive;

                  thence westerly along a line 80.00 feet south of and parallel to the existing centerline of Rockingham Drive to the southerly line of MLP described in Section I and easterly along said line of Leased Premises to the point of beginning; and any and all rights related to Ashland Road that are retained by the Air Force that are not within the existing Base perimeter boundary;

      7. a 25 foot wide railroad right-of-way within existing boundaries of the base, and any interest in such rights-of-way that the Air Force may have outside but contiguous to the base boundaries, at the time of transfer;

      8. a 25 foot wide aircraft fuel pipeline right-of-way along the course of the existing fuel pipeline within the boundaries of the base and any interest in such right-of-way that the Air Force may have outside the base boundaries at the time of transfer;

      9. avigation easements (e.g., to control airspace, to preserve the right of overflight (including the generation of noise and aircraft air emissions), to prohibit/remove structures and natural growth intruding upon any existing or planned FAA designated imaginary surface and for access for such purposes, etc.) over all property presently within the boundaries of Pease and any such existing rights that extend beyond the boundaries of Pease or would allow the exclusion of such rights;

      10. navigational aid installation property interests held by the Air Force in support of the airfield;

      11. all land bounded by a line beginning at a point (shown as Point #8 on the MLP) of intersection of the MLP line described in Section I and a line 50.00 feet west of and parallel to the existing centerline of Concord Ave.;

                  thence southerly and westerly along a line 50.00 feet west of and parallel to the existing centerline of Concord Ave. to a point on the Leased Premises line described in Section I above that is
            250.00 feet east of and parallel to the existing centerline of Portsmouth Ave.;

Leased Premises Description
Exhibit A
Page 8
April 10, 1992

                  thence southerly along said line 250.00 feet east of and
            parallel to the existing centerline of Portsmouth Ave. to a point on a line 50.00 feet south of and parallel to the existing centerline of Concord Ave;

                  thence easterly and northerly along a line 50.00 feet south of and parallel to the existing centerline of Concord Ave. to a point on the Leased Premises line described in Section I above that extends easterly from a point (shown as Point #8 on the MLP);

                  thence westerly to the point of beginning;

      12. the utility systems at Pease, including electric, water, sewer, heat, telephone, natural gas, and all facilities and appurtenances associated therewith ("Utility Systems").

      13. all subsurface water and mineral rights to all portions of the real property transferred pursuant to this lease;

      14. an easement to control improvements and vegetative growth above a plane described by a 1,000 foot radius from the center of the VOR critical area and at the elevation of the base of the VOR structure;

      15. a 400 foot wide avigation easement over Route 101 centered on a line through the center of the Runway 34 approach light supports between property to the north and south that is currently owned by the Air Force;

      16. a license and 50 foot wide perpetual sewer easement from the existing Pease base perimeter boundary easterly and northerly across Woodbury Avenue, the municipal boundary between the Town of Newington and the City of Portsmouth to the Piscataqua River identified on a drawing titled "Segment 2" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      17. a perpetual drainage permit end easements from Little Bay south to the existing northern Pease perimeter boundary as identified on a drawing titled "Segment B" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80 and continuing along the drainage ditch running southerly west of the railroad right-of-way described in paragraph 7 and continuing southerly and dividing into branches which both continue southerly to the line of Leased Premises described in Section I;

Leased Premises Description
Exhibit A
Page 9
April 10, 1992

      18. a perpetual drainage easement from the existing western Pease perimeter boundary west to Great Bay as identified on a drawing titled "Segment B" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      19. two perpetual drainage easements from the existing western Pease perimeter boundary to McIntyre Road identified as Tract B237E and Tract B229E on a drawing titled "Segment "B" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      20. a perpetual drainage easement from the southerly right-of-way of I-95 southwesterly of the Portsmouth Traffic Circle southeasterly and northeasterly across U.S. Route 1, Cote Street and Bartlett Street to North Mill Pond identified on a drawing titled "Segment C" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      21. a perpetual easement to continue to allow surface water runoff to flow over and through existing drainage courses in areas of the former Pease Air Force Base not described in Section I above;

      22. an easement west of the existing Runway 34 Runway Protection Zone bounded to the north and east by the line of Leased Premises described in Section I, to the south by the existing Base perimeter boundary and to the west by a line beginning at a point on the line of Leased Premises described in Section 1 and on a line which is the westerly edge of the Runway 34 Protection Zone thence southerly along a line which is the which is the westerly edge of the Runway 34 Runway Protection Zone to the existing Ease perimeter boundary.

III. Excluding from the parcel described in Section I above, the following:

      1. the New Hampshire Air National Guard cantonment area shown as Parcel I - Tract I on the boundary survey of the New Hampshire Air National Guard Cantonment area by Rist-Frost Associates, P.C. scale of 1" = 200' and dated 4 December 1989 excepting and reserving certain areas as described below:

                  the area south of a line 50.00 feet north of and parallel to the existing centerline of Newington Road;

Leased Premises Description
Exhibit A
Page 10
April 10, 1992

                  the area west of a line 50.00 feet east of and parallel to the existing centerline of Portsmouth Ave.;

                  the area east of a line 50.00 feet west of and parallel to the existing centerline of Portsmouth Ave.;

                  the area west of a line 1,251.00 feet east of and parallel to the existing centerline of Runway 16-34;

      2. a temporary easement to use fuel pumphouses within an area depicted as Parcel I - Tract II on the boundary survey of the New Hampshire Air National Guard Cantonment area by Rist-Frost Associates, P.C. scale of 1" = 200' and dated 4 December 1989 until such time as new facilities are constructed by the New Hampshire Air National Guard, excepting and reserving certain areas as described below:

                  the area south of a line 193.00 feet north of and parallel to the existing centerline of Taxiway "C";

                  the area east of a line 865.00 feet east of and parallel to the existing centerline of Runway 16-34 except for the area within
            30.00 feet of the exterior face of a building shown as commonly known as "Building 347";

      3. The following facilities, to include associated parking lots and grounds:

                  Facility No. 43 and three storage buildings;
                  Facility No. 32
                  Weather Tower and Room 5 of Facility No. 238
                  Facility No. 35238
                  Facility No. 10514
                  Facility No. 35022
                  Facility No. 35330
                  Facility No. 35334
                  Facility No. 229

      4. such real property, if any, whose transfer is prohibited by the provisions of 42 U.S.C. 9620(h)(3) until such time as the provisions of 42 U.S.C. 9620(h)(3) permit transfer pursuant to 50 App. U.S.C. 1622 (g).

IV. Reservations, Restrictions And Conditions

      1. A condition that the lessee will comply with the requirements of Condition 22 of the lease for the following two parcels:

Leased Premises Description
Exhibit A
Page 11
April 10, 1992

            Parcel A: bounded by a line beginning at a point on a line 250.00 feet southerly of and parallel to the existing centerline of Merrimac Drive and on a line 30.00 feet easterly of and parallel to Short Street, northerly along a line 30.00 feet easterly of and parallel to Short Street to the southerly edge of Merrimac Drive;

                  thence northerly to the northerly edge of Merrimac Drive at a point on a line 30.00 feet north of and parallel to the existing centerline of Nimble Hill Road;

                  thence northerly along a line 30.00 feet north of and parallel to the existing centerline of Nimble Hill Road to the fenceline for the existing Base perimeter boundary;

                  thence easterly along said fenceline to a point on a line
            1,550.00 feet east of and parallel to the existing centerline of Runway 16-34;

                  thence southerly along a line 1,550.00 feet east of and
            parallel to the existing centerline of Runway 16-34 to a point on a line 40.00 feet north of and parallel to the existing centerline of Merrimac Drive;

                  thence easterly along a line 40.00 feet north of and parallel to the existing centerline of Merrimac Drive to a point that is a southerly extension of the Base perimeter boundary that is between two points (shown as Point #18 and Point #19 on the MLP);

                  thence easterly along a line that is a southerly extension of the Base perimeter boundary that is between two points (shown as Point #18 and Point #19 on the MLP) to a point on a line 40.00 feet south of and parallel to the existing centerline of Merrimac Drive;

                  thence westerly along a line 40.00 feet south of and parallel to the existing centerline of Merrimac Drive to a point on a line 1,550.00 feet east of and parallel to the existing centerline of Runway 16-34;

                  thence southerly along a line 1,550.00 feet east of and
            parallel to the existing centerline of Runway 16-34 to a point on a line 250.00 feet south of and parallel to the existing centerline of Merrimac Drive and westerly to the point of beginning; and

            Parcel B: bounded by a line beginning at a point on a line 500.00 feet northwest of and parallel to the

Leased Premises Description
Exhibit A
Page 12
April 10, 1992

            existing northwest edge of pavement of the North Apron and on a line
            400.00 feet northeast of and parallel to the existing northeast edge of pavement of the North Apron, easterly 120.00 along a line 400.00 feet northeast of and parallel to the existing northeast edge of pavement of the North Apron;

                  thence westerly to a point on a line 500.00 feet northwest of and parallel to the existing northwest edge of pavement of the North Apron and 160.00 feet southerly of the point of beginning;

                  thence northeasterly on a line 500.00 feet northwest of and parallel to the existing northwest edge of pavement of the North Apron to the point of beginning.

      2. A reservation to the Air Force and its successors in interest consisting of an 80.00 foot right-of-way centered on the Portion of Strafford Drive inside the area described in Section I.

      3. A condition that the Lessee will comply with the requirements of Condition 25.5 of the Lease for those wetlands specified in said Condition 25.5 and further specified in Exhibit I-5 hereto ("Designated Wetlands").

               DESCRIPTION OF RELATED PERSONAL PROPERTY REQUESTED

I. The applicant requests transfer of all personal related property (excluding Non-appropriated funded(NAF) property) remaining on the base inventory as of August 1, 1991, except for the 48 mobile home units located in the former mobile home park on Portsmouth Avenue.

                                    EXHIBIT B

                             MAP OP LEASED PREMISES

                                    [GRAPHIC]

                           PEASE DEVELOPMENT AUTHORITY
                             MAP OF LEASED PREMISES

                                    EXHIBIT C

                                CONDITION REPORT

                                    EXHIBIT D

                         ENVIRONMENTAL CONDITION REPORT

                                    EXHIBIT E

              PHASING OF RESPONSIBILITY FOR FUNCTIONS AND SERVICES

                                    EXHIBIT E

              PHASING OF RESPONSIBILITY FOR FUNCTIONS AND SERVICES


LEASED PREMISES

UTILITY SERVICES:

  -- Electrical Service         AF provides thru midnight, 31 May 92
                                PDA assumes responsibility 12:01 AM, 1 Jun 92

  -- Water Service              AF provides thru midnight, 31 Jul 92
                                PDA assumes responsibility 12:01 AM, 1 Aug 92

  -- Sewer Service              AF provides thru midnight, 31 Jul 92
                                PDA assumes responsibility 12:01 AM, 1 Aug 92

  -- Heating Service            AF provides thru midnight, 31 May 93

BUILDING MAINTENANCE:           AF provides thru midnight, 30 Jun 92
                                PDA assumes responsibility 12:01 AM, 1 Jul 92

GROUNDS MAINTENANCE/SERVICES:   AF provides thru midnight, 31 Aug 92
                                PDA assumes responsibility 12:01 AM, 1 Sep 92

ROADS, STREETS, PAVEMENTS       AF provides thru midnight, 31 Jun 92
MAINTENANCE/SERVICES:           PDA assumes responsibility 12:01 AM, 1 Aug 92

FIRE PROTECTION SERVICES:       AF provides thru midnight, 31 Jul 92
                                PDA assumes responsibility 12:01 AM, 1 Aug 92

AIRFIELD                        Cover under Airfield Joint Use Agreement
                                (AJUA) identified in Condition 5.2 of the lease

                                    EXHIBIT F

                       AIRPORT APPLICATION AND ACCEPTANCE

                                    EXHIBIT G

                   LIST OF ENVIRONMENTAL LAWS AND REGULATIONS

                                    EXHIBIT G

                   LIST OF ENVIRONMENTAL LAWS AND REGULATIONS


Air Quality:            (a)   Clean Air Act & Amendments, 42 U.S.C. 7401-7642
                        (b)   40 CFR Parts 50-52, 61, 62, 65-67, 81
                        (c)   RSA ch. 125-C, Air Pollution Control, and rules
                              adopted thereunder
                        (d)   RSA ch. 125-H, Air Toxic Control Act, and rules
                              adopted thereunder

Hazardous Materials:    (a)   Hazardous Materials Transportation Act, 49 U.S.C.
                              1801-1813, and Department of Transportation
                              Regulations thereunder
                        (b)   Emergency Planning and Community Right-To-Know
                              Act, 42 U.S.C. 11001-11050
                        (c)   49 CFR Parts 100-179
                        (d)   40 CFR Part 302
                        (e)   RSA ch. 277-A, Toxic Substances in the Workplace,
                              and rules adopted thereunder

Hazardous Waste:        (a)   Resource Conservation and Recovery Act (RCRA) of
                              1976 and RCRA Amendments of 1984, 42 U.S.C.
                              6901-6991i
                        (b)   Comprehensive Environmental Response,
                              Compensation, and Liability Act (CERCLA) of 1980, as amended, 42 U.S.C. 9601-9675
                        (c)   40 CFR Parts 260-271, 300, 302
                        (d)   RSA ch. 147-A, Hazardous Waste Management and
                              rules adopted thereunder

Water Quality:          (a)   Federal Water Pollution Control Act (Clean Water
                              Act) and Amendments, 33 U.S.C. 1251-1387
                        (b)   Safe Drinking Water Act, as amended, 42 U.S.C.
                              300f-300j-26
                        (c)   40 CFR Title 100-143, 401 and 403
                        (d)   RSA ch. 146-A, Oil Spillage in Public Waters, and
                              rules adopted thereunder
                        (e)   RSA ch. 485, New Hampshire Safe Drinking Water
                              Act, and rules adopted thereunder
                        (f)   RSA ch. 485-A, Pollution and Waste Disposal, and
                              rules adopted thereunder

                                    EXHIBIT G

                   LIST OF ENVIRONMENTAL LAWS AND REGULATIONS


Air Quality:            (a)   Clean Air Act & Amendments, 42 U.S.C. 7401-7642
                        (b)   40 CFR Parts 50-52, 61, 62, 65-67, 81
                        (c)   RSA ch. 125-C, Air Pollution Control, and rules
                              adopted thereunder
                        (d)   RSA ch. 125-H, Air Toxic Control Act, and rules
                              adopted thereunder

Hazardous Materials:    (a)   Hazardous Materials Transportation Act, 49 U.S.C.
                              1801-1813, and Department of Transportation
                              Regulations thereunder
                        (b)   Emergency Planning and Community Right-To-Know
                              Act, 42 U.S.C. 11001-11050
                        (c)   49 CFR Parts 100-179
                        (d)   40 CFR Part 302
                        (e)   RSA ch. 277-A, Toxic Substances in the Workplace,
                              and rules adopted thereunder

Hazardous Waste:        (a)   Resource Conservation and Recovery Act (RCRA) of
                              1976 and RCRA Amendments of 1984, 42 U.S.C.
                              6901-6991i
                        (b)   Comprehensive Environmental Response,
                              Compensation, and Liability Act (CERCLA) of 1980, as amended, 42 U.S.C. 9601-9675
                        (c)   40 CFR Parts 260-271, 300, 302
                        (d)   RSA ch. 147-A, Hazardous Waste Management and
                              rules adopted thereunder

Water Quality:          (a)   Federal Water Pollution Control Act (Clean Water
                              Act) and Amendments, 33 U.S.C. 1251-1387
                        (b)   Safe Drinking Water Act, as amended, 42 U.S.C.
                              300f-300j-26
                        (c)   40 CFR Title 100-143, 401 and 403
                        (d)   RSA ch. 146-A, Oil Spillage in Public Waters, and
                              rules adopted thereunder
                        (e)   RSA ch. 485, New Hampshire Safe Drinking Water
                              Act, and rules adopted thereunder
                        (f)   RSA ch. 485-A, Pollution and Waste Disposal, and
                              rules adopted thereunder

                                    EXHIBIT H

                         SNOW AND ICE REMOVAL PROCEDURES

                                    EXHIBIT H

                         SNOW AND ICE REMOVAL PROCEDURES

I.    Roads, street, parking lots, and other area (except airfield).

      A. Ice or compacted snow can be removed with a grader or underbody scraper. The grader will start in the center of the street and progress to the curb line. A street plow following the grader will aid in disposing of the windrow created by the grader.

      B. Ice on base streets west of the railroad track will be treated with dry sand to prevent vehicles from carrying chlorides onto the airfield.

      C. Salt and Sand. Salt and/or sand should be used to control icing on selected areas of base streets. Salt shall not be applied to streets west of Portsmouth Avenue to avoid tracing salt onto the ramp. Salt use will be kept to absolute minimum and will be applied at selected intersections and steep areas of base streets. Salt use shall be coordinated and controlled by the Commander.

II.   Airfield areas.

      A. Ice on airfield pavements should be reduced to 1/4 inch thickness prior to the application of urea. Excess water and loose snow should be removed by snow sweepers. Urea is applied at the rate of 1 pound per 100 Sq Ft. The brine resulting from the urea application should be swept to the edges of the runway to aid in removing any ice thereon.

      B. Serrated cutting edges on alternate scrapers will aid in removing hard ice on the taxiways and also reduce the probability of the urea blowing off the pavement if a cross wind is blowing.

      C. Only two chemicals are approved by the Air Force for use on airfield pavements; urea, shotted or drilled, meeting MIL Spec MIL-U-10866C, Class 2 and isopropyl alcohol, grad B, Fed. Spec TT-l-735A.

      D. Urea is spread using a GFE truck mounted spreader capable of being calibrated. Alcohol is not normally used.

                                    EXHIBIT I

                     RESTRICTIONS ON USE OF LEASED PREMISES

                                    [GRAPHIC]

                           PEASE DEVELOPMENT AUTHORITY

                        RESTRICTED NEW WELL INSTALLATIONS

                                   EXHIBIT I-1

                                    [GRAPHIC]

                           PEASE DEVELOPMENT AUTHORITY

                             AREAS OF SPECIAL NOTICE

                                   EXHIBIT I-2

                                    EXHIBIT I

                                   EXHIBIT I-3

                     RESTRICTIONS ON USE OF LEASED PREMISES

The following facilities or areas within the facilities are identified as containing asbestos materials in a potentially deteriorated state. No activities shall be allowed within these areas or facilities without prior Air Force approval or until all necessary corrective actions have been taken. The Air Force will be conducting a detailed confirmation survey of these facilities. This survey Schedule is to be completed by 30 April 1992, with corrective actions being initiated immediately thereafter.

            Bldg 227 - Island A
            Bldg 238 - Basement and Mechanical Room
            Bldg 103
            Bldg 120 - Men's Room
            Bldg 122 - Wall Board
            Bldg 124
            Bldg 6
            Bldg 7   - Mechanical Room
            Bldg 9   - Stairwell, west side
            Bldg 18  - Piping above ceiling
            Bldg 22  - Switch Gear Room
            Bldg 23
            Bldg 28  - Men's Room
            Bldg 30  - Janitor's Closet
            Bldg 36

                                    EXHIBIT I

                                   Exhibit I-4

                     RESTRICTIONS ON USE OF LEASED PREMISES

1. The Lessee shall allow the Air Force to post warning signs prohibiting access to the portion of the so-called "Newfields ditch" in the area between Building 113 and Building 119 and the portion of the so-called "McIntyre Brook" within the Leased Premises.

                                    [GRAPHIC]

                           PEASE DEVELOPMENT AUTHORITY

                               DESIGNATED WETLANDS
                                   EXHIBIT I-5

                                    EXHIBIT J

          NOMINATION AND STANDARDS AND GUIDELINES FOR HISTORIC PROPERTY

                                [GRAPHIC OF MAP]

                                    EXHIBIT J

United States Department of the Interior
National Park Service

National Register of Historic Places
Registration Form

This form is for use in nominating or requesting determinations of eligibility for individual properties or districts. See instructions in Guidelines for Completing Historical Register Forms (National Register Bulletin 16). Complete each item by marking "x" in the appropriate box or by entering the requested information. If an item does not apply to the property being documented, enter "N/A" for "not applicable." For functions, styles, materials, and areas of significance, enter only the categories and subcategories listed in the instructions. For additional space use continuation sheets (Form 10-900a) Type all entries.

--------------------------------------------------------------------------------
1. Name of Property
--------------------------------------------------------------------------------
historic name  Newington Center Historic District (Boundary Increase)
--------------------------------------------------------------------------------
other names/site number  N/A
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
2. Location
--------------------------------------------------------------------------------
street & number  Merrimac Drive         n/a |_| not for publication
--------------------------------------------------------------------------------
city, town  Newington                   n/a |_| vicinity
--------------------------------------------------------------------------------
state  New Hampshire  code  NH  county  Rockingham  code  015  zip code  03801
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
3. Classification
--------------------------------------------------------------------------------
Ownership of Property   Category of Property
|_| private             |_| building(s)
|_| public-local        |x| district
|_| public-State        |_| site
|x| public-Federal      |_| structure
                        |_| object

Name of related multiple property listing:
                    n/a
------------------------------------------
Number of Resources within Property
Contributing    Noncontributing
      ______    ______    buildings
      ___1__    ______    sites
      ______    ______    structures
      ______    ______    objects
      ___1__    ______    Total

Number of contributing resources previously
listed in the National Register   22
                                ------
--------------------------------------------------------------------------------
4. State/Federal Agency Certification
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
As the designated authority under the National Historic Preservation Act of 1966, as amended, I hereby certify that this |X| nomination |_| request for determination of eligibility meets the documentation standards for registering properties in the National Register of Historic Places and meets the procedural and professional requirements set forth in 36 CFR Part 60. In my opinion, the property |X| meets |_| does not meet the National Register criteria. |_| See continuation sheet.

/s/ Nancy C. Miller                     April 25, 1991
--------------------------------        --------------
Signature of certifying official        Date

          NEW HAMPSHIRE
----------------------------------
State or Federal agency and bureau
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
In my opinion, the property |_| meets |_| does not meet the National Register criteria. |_| See continuation sheet.


-----------------------------------------     --------------
Signature of commanding or other official     Date


----------------------------------
State or Federal agency and bureau
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
5. National Park Service Certification
--------------------------------------------------------------------------------
I, hereby, certify that this property is:
|_| entered in the National Register,
    |_| See continuation sheet.           _______________________ ______________
|_| determined eligible for the National
    Register. |_| See continuation sheet. _______________________ ______________
|_| determined not eligible for the
    National Register.                    _______________________ ______________

|_| removed from the National Register.   _______________________ ______________
|_| other (explain): ____________________
    _____________________________________ _______________________ ______________
                                          Signature of the Keeper Date of Action

--------------------------------------------------------------------------------
6. Function of Use
--------------------------------------------------------------------------------
Historic Functions (enter categories from instructions)

----------------------------------------
        LANDSCAPE/forest
----------------------------------------

----------------------------------------

----------------------------------------

Current Functions (enter categories from instructions)

----------------------------------------
        LANDSCAPE/forest
----------------------------------------

----------------------------------------

----------------------------------------

--------------------------------------------------------------------------------
7. Description
--------------------------------------------------------------------------------
Architectural Classification
(enter categories from instructions)

        n/a
----------------------------------------

----------------------------------------

----------------------------------------

Materials (enter categories from instructions)

foundation      n/a
           -----------------------------
walls
      ----------------------------------

      ----------------------------------

roof
     -----------------------------------
other
      ----------------------------------

      ----------------------------------

--------------------------------------------------------------------------------
Describe present and historic physical appearance.

            Although the Newington Center Historic District nomination listed in 1987 discussed the history of the entire Town Forest, it only nominated that portion of the forest which lies outside of Pease Air Force Base. This nomination to increase the boundary specifically addresses the section of the Newington Town Forest located within the Base boundary, which was previously unevaluated. In 1952 the United States government acquired approximately 99 acres of the 110 acre Newington Town Forest. Although it was widely believed by Newington townspeople that the original forest land on the base property was all but cleared, this has recently proven to be incorrect. Instead, the Air Force cleared approximately 30 acres of the forest for runway construction soon after it acquired the land, but left the remaining 69 acre parcel in a natural state. In fact, over the years, this forest land has been maintained by the Air Force with appropriate forestry management practices and thus possesses a high level of integrity.

            This 69 acre section of the Town Forest which is the subject of this boundary increase is an irregularly shaped parcel with an east-west orientation, located to the south of the 1987 National Register District. The Forest parcel is bounded on the west by Nimble Hill Road, which becomes Short Street within the base territory. Much of the forest is bounded by dry stone walls, apparently erected during 18th and 19th centuries. A small section of barbed wire encloses the southeast corner of the parcel. Barbed wire also runs along the northern boundary of the base which also acts as the northern boundary for the parcel being nominated. Originally this parcel would have been continuous with the portion of town forest land described in the 1987 nomination. A buffer of additional forest land surrounds the town forest property. With the exception of a fire training area which abuts the southwest corner of the town forest, the forested buffer is no less than 200 feet wide. An aircraft parking apron is located to the south of the town forest with a runway further southwest. Air Force foresters have tried to keep a buffer of larger trees along the runway to prevent wind damage within the forest.

                                                      |x| See continuation sheet

United States Department of the Interior
National Park Service

National Register of Historic Places
Continuation Sheet

Section number  7  Page  2  NEWINGTON CENTER HISTORIC DISTRICT
               ---      --- (Boundary Increase)

--------------------------------------------------------------------------------

            The forest is bisected by two roads. New Road, now a pine-needle covered dirt road, was laid out in an east-west direction from just north of the Parsonage (see building #7 - original 1987 nomination) in 1896. Merrimac Drive, a paved, two lane road was laid out by the Air Force soon after it acquired the property and extends from the union of Nimble Hill Road and Short Street in a northeast arc across the forest parcel. Seasonally wet areas, associated with the intermittent Pickering Brook, are located throughout the forest land. Land elevations range from roughly 70 feet to a height of 99 feet within the forest. With the exception of the Stone School, included as building #8 in the 1987 nomination, and the stone walls which bound the forest, there are no manmade structures within the forest bounds.

            In terms of tree species, the town forest is dominated by the white pine. Lesser amounts of hemlock, also coniferous, are found especially in wet areas. Indigenous hardwood species most commonly found in the forest are white ash, hornbeam, black birch, American beech, red oak and shagbark hickory. The forest and base are also notable for containing some of the best white oak in the seacoast region. Most of the region's white oak stands were decimated in World War I and used as planking for ships. In various areas in the forest, new growth of hardwood such as sweet birch, beech and white oak are interspersed in the understory of the white pine and are generally allowed by foresters to remain until they threaten the pine from a forest management standpoint. For although these hardwoods may be hospitable to various types of wildlife, they often prove counter-productive to the establishment of a good pine forest by encouraging tree growth that is less perfect and thus less desirable from an economic view, and may demote a tree's value from saw wood to pulp.

            The town forest is intensively managed by the U.S. Air Force under a multiple use concept, the main objectives being timber production, recreation and wildlife management, objectives which are consistent with the original intent of the town forest. A large portion of the land has been managed to improve cutting. Timber sales took place in the town forest in 1983, 1986 and 1990 removed a total of over 200,000 board feet of sawtimber, predominately white pine, as well as 53.5 cords of firewood and 150 tons of softwood pulp. Base foresters have limited the use of heavy machinery and timber landings are reseeded.

United States Department of the Interior
National Park Service

National Register of Historic Places
Continuation Sheet

Section number  7  Page  3  NEWINGTON CENTER HISTORIC DISTRICT
               ---      --- (Boundary Increase)

--------------------------------------------------------------------------------

      Some additional cutting takes place under the base firewood program whereby base personnel are permitted to conduct limited tree cutting according to forester specifications. Wood roads within the forest have found additional use by snowmobilers and cross country skiers. Overall, the impact of man on the historic integrity of the site is negligible and much wildlife, including deer and turkey continue to inhabit the forest.

            As indicated on the attached sketch map, base foresters have divided the town forest parcel into twelve sections or stands, differentiated by tree species, size, stand height and stocking. A brief description of the stands follows.

            Stand #1: This area at the northwestern corner of the forest is notable as an area of old growth pine within the forest. It primarily consists of large sawtimber white pine, measuring more than 13 inches in diameter and rising to heights of over 60 feet. The stand measures approximately 2.5 acres and is characterized by medium stocking of 40 to 70%.

            Stands #2 & #3: Bisected by Merrimac Drive, these white pine stands in the western part of the forest are primarily smaller sawtimber, 9 to 13 inches in diameter and more than 60 feet tall. Each stand measures about
      5.0 acres and is well stocked with more than 70% crown closure. This area is apparently part of the 'Pine Plantation' section planted in 1915. The mortality of the trees was high because they were planted close together.

            Stand #4: This stand consists of the north-central portion of the forest, bounded by the base boundary line and Merrimac Drive. Mixed hardwoods dominate, approximately 40-60 feet tall and 9-13 inches in diameter. This 4.2 acre area is well stocked with a crown closure of more than 70%.

            Stand #5: This narrow 2 acre stand at the northern edge of the forest, east of Merrimac Drive, is comprised of mixed hardwood and softwood. The tree diameter at 5-9 inches is smaller than that found in most of the forest. The stand height is 40-60 feet tall and of medium stocking (40-70%).

            Stand #6: This is a 5.6 acre stand, bounded on the northeast by Merrimac Drive and southwest by New Road. The stand is a mixture of white pine and mixed hardwoods of large sawtimber size, greater than 13 inches in diameter. The stand rises more than 60 feet tall and is medium stocked.

United States Department of the Interior
National Park Service

National Register of Historic Places
Continuation Sheet

Section number  7  Page  4  NEWINGTON CENTER HISTORIC DISTRICT
               ---      --- (Boundary Increase)

--------------------------------------------------------------------------------

            Stand #7: This wet area to the north of New Road proves a natural habitat for hemlock as well as white pines. The 5.3 acre area is well covered and consists of large sawtimber/poles at heights in excess of 60 feet.

            Stand #8: The largest of the stands in the forest, this 16.9 acre area is bounded by Merrimac Drive and New Road to the north and the base boundary to the south. It consists primarily of white pines, large sawtimber/poles, rising to heights over 60 feet with medium coverage.

            Stand #9: Containing the highest land elevation in the forest (99 feet), this small, 1.6 acre young white pine stand is located on the south side of New Road and consists of seedlings and saplings ranging from 20 to 40 feet tall, with medium coverage. Also notable are the few American chestnut trees located in this stand. The American chestnut tree has been largely extinct since 1904 when blight wiped out most of the species. These chestnuts, as is common, unfortunately bear sterile fruit.

            Stand #10: This is a 3.6 acre stand of uneven age, consisting of hardwood, oak, beech and birch with an understory of pine. The tree size is primarily that of small sawtimber, 9 to 13 inches in diameter. The medium stocked stand displays a variety of tree heights.

            Stand #11: Located at the southeast corner of the forest parcel, this 1.3 acre stand displays white pine and mixed hardwood in excess of 60 feet tall and 9 to 13 inches in diameter. Stocking is good, [ILLEGIBLE].

            Stand #12: This is a large 11.9 acre white pine and mixed [ILLEGIBLE] located in the northeast part of the forest, consisting of large sawtimber/poles in excess of 60 feet tall and good stocking, in excess of 70%.

--------------------------------------------------------------------------------
8. Statement of Significance
--------------------------------------------------------------------------------
Certifying official has considered the significance of this property in relation to other properties:
                    |_| nationally |x| statewide |_| locally

Applicable National Register Criteria |x| A |_| B |_| C |_| D

Criteria Considerations (Exceptions)  |_| A |_| B |_| C |_| D |_| E |_| F |_| G

Areas of Significance (enter categories from instructions)

----------------------------------------
        EXPLORATION/SETTLEMENT
----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

----------------------------------------

Significant Person

                   n/a
----------------------------------------

Period of Significance          Significant Dates

   1710-1941
----------------------          -----------------

----------------------          -----------------

----------------------          -----------------

Cultural Affiliation
                   n/a
----------------------------------------

----------------------------------------

----------------------------------------

Architect/Builder
                   n/a
----------------------------------------

----------------------------------------

----------------------------------------

--------------------------------------------------------------------------------
State significance of property, and justify criteria, criteria considerations, and areas and periods of significance noted above.

            The 69 acre Newington Town Forest parcel which is the subject of this boundary increase is eligible for the National Register of Historic Places under criterion A (for settlement) because it represents the balance of the surviving common land already included as contributing to the Newington Center Historic District listed on the Register in 1987. It possesses a high level of integrity of location, setting, materials, feeling and association. The town forest property is significant, not only as common land set aside beginning in 1840 but also as open space retaining the Center's landscape and setting which are integral to the district. Although town ownership of the land was interrupted by the acquisition of the land for Pease Air Force Base in 1932, the historic use of the land as forest has continued to the present. In fact, the forest has continued to be held in public ownership for public benefit and under the stewardship of the base foresters its historic integrity has been carefully maintained and enhanced.

            Newington's Town Forest has been referred to as the first town forest in the country although published reference to this or other early forests has found to be lacking. As has been discussed in the 1987 nomination, in 1640 much of the land which was to become a community forest was reserved as common ground or unallotted lands for the settlers on Bloody Point, then a section of Dover. Part of the land was cleared for pasture and part was held as timberland to be used for building and for fuel. At a public town meeting at the meetinghouse on Dover Neck May 22, 1710 approximately 50-60 acres was formally set aside with the intent of preserving some of the town's valuable natural resources from development and overuse. This action is generally considered to be the beginning of the Newington Town Forest. (1)

                                                      |x| See continuation sheet

United States Department of the Interior
National Park Service

National Register of Historic Places
Continuation Sheet

Section number  8  Page  2  NEWINGTON CENTER HISTORIC DISTRICT
               ---      --- (Boundary Increase)

--------------------------------------------------------------------------------

            Historically the town forest can be divided into three sections, known as the Church Lot, the Parsonage Lot and the Downing Lot. The Church Lot, lying west of what is now Nimble Hill Road, originally contained 42 acres. Most of this area is contained in the 1987 Newington Center National Register District; the southern portion of the Church Lot was part of the property acquired by the Air Force in 1952 and subsequently destroyed for a runway.

            The 69 acre town forest [ILLEGIBLE] includes sections of both the Parsonage and Downing Lots. The Parsonage Lot, consisted of twenty acres of "pitch plains" granted to Richard Pomeroy in 1689. The lot was purchased by the Town of Newington along with the Old Parsonage (building #7, original 1987 nomination) in 1765 for the minister. The town at that time already owned about 20 acres adjacent which was also common land. This area generally corresponds to stands 1, 2, 3, 8 and 9 as delineated on the attached sketch map. During the 19th century, the Town's selectmen managed this woodlot, giving fuel to the town poor, allowing citizens to cut their winter supply of wood and selling the growth on the lot to fund town projects such as construction of a town library, water system and school. Portions of stands 2 & 3 were cut in 1912, the area was reseeded with 8,000 trees in 1915. Portions of stand 8 were cut in 1894 and parts of stands 7 and 9 were cut in 1919. (2)

            The Downing Lot generally refers to the thirty acres north of New Road or stands 4, 5, 6, 7 and 12 on the sketch map. The Town apparently held and managed this forest since Revolutionary days. The first record of cuttings in this area appeared in 1874 when the town voted to sell timber rights on twenty four acres to pay off the Civil War debt. In 1919 the growth on the balance of six acres of the lot was sold. In 1922 about 200 cords of wood were sold. The Report of the Forestry Commission in 1924 notes that "at the present time the cut-over lands are coming back to pine with a few blocks of mature pine and hardwoods." (3)

United States Department of the Interior
National Park Service

National Register of Historic Places
Continuation Sheet

Section number  8  Page  3  NEWINGTON CENTER HISTORIC DISTRICT
               ---      --- (Boundary Increase)

--------------------------------------------------------------------------------


            FOOTNOTES

            1. Mausolf, Lisa. Newington Center Historic District, National Register Nomination. Listed November 30, 1987.

            2. "Biennial Report of the N.H. Forestry Commission". Concord: 1924.

            3. Ibid.

--------------------------------------------------------------------------------
9. Major Bibliographical References
--------------------------------------------------------------------------------

"Biennial Report of the NH Forestry Commission", Concord, NH: 1924.
Kale, Warren F. "Town Forest", New Hampshire Profiles, January 1953.
Mausolf, Lisa. Newington Center Historic District, National Register Nomination.
  Listed November 30, 1987.
Information from Martin Curran, Forester, Pease Air Force Base, October 1990.


Previous documentation on file (NPS):
|_| preliminary determination of individual listing (36 CFR 67)
    has been requested
|_| previously listed in the National Register
|_| previously determined eligible by the National Register
|_| designated a National Historic Landmark
|_| recorded by Historic American Buildings
    Survey #_________________________________________________
|_| recorded by Historic American Engineering
    Record #_________________________________________________

|_| See continuation sheet

Primary location of additional data:
|_| State historic preservation office
|_| Other State agency
|_| Federal agency
|_| Local government
|_| University
|_| Other
Specify repository:
_____________________________________________________________

--------------------------------------------------------------------------------
10. Geographical Data
--------------------------------------------------------------------------------

Acreage of property     69 acres
                   ------------------------------------------

UTM References (Place additional UTM references on a continuation sheet)

A |1|9| |3|5|1|4|8|0| |4|7|7|3|4|6|0|
  Zone  Easting       Northing

B [ILLEGIBLE]
  Zone  Easting       Northing

C |1|9| |3|5|0|9|0|0| |4|7|7|2|6|2|0|

D |1|9| |3|5|0|8|6|0| |4|7|7|2|8|0|0|

|_| See continuation sheet

--------------------------------------------------------------------------------
Verbal Boundary Description


|x| See continuation sheet

--------------------------------------------------------------------------------
Boundary Justification


|x| See continuation sheet

--------------------------------------------------------------------------------
11. Form Prepared By
--------------------------------------------------------------------------------
name/title  Lisa Mausolf, Preservation Consultant
           --------------------------------------
organization
             ------------------------------------
street & number  18 Elaine Road
                ---------------------------------
city or town  Stoneham
             ------------------------------------
state  MA       zip code  02180
       --------          --------
date  January 1991
     --------------------------------------------
telephone  (617) 279-0694
          ---------------------------------------

United States Department of the Interior
National Park Service

National Register of Historic Places
Continuation Sheet

Section number     Page
               ---      ---

--------------------------------------------------------------------------------

OWNER OF PROPERTY

Ludlow Clark
HQ USAF/LEEV
Bolling Air Force Base
Washington, D.C. 20332-5000

Gary Vest
Deputy for Environmental Safety
ODA SAF, Pentagon, Room 4C916
Washington, D.C. 20330

                                    [GRAPHIC]

                       NEWINGTON CENTER HISTORIC DISTRICT
                                  NEWINGTON, NY

United States Department of the Interior
National Park Service

National Register of Historic Places
Continuation Sheet

Section number 10  Page  2  NEWINGTON CENTER HISTORIC DISTRICT
               ---      --- (Boundary Increase)

--------------------------------------------------------------------------------

            VERBAL BOUNDARY DESCRIPTION AND JUSTIFICATION

            The boundary of the nominated district is increased to include that historic acreage which survives from the Newington Town Forest within the Pease Air Force Base and which is eligible for listing in the National Register of Historic Places. The area south of the 1987 district and to the west of Short Street purposely has been excluded from the district boundary due to the clearing of the former woodland for a runway. The remaining town forest property is bounded on the west by Nimble Hill Road/Short Street, on the north by the Air Force Base boundary which is marked by a barbed wire fence and on the remaining sides by a stone wall. Boundaries are sufficient to convey the original context and to protect it. Boundaries are indicated on the attached sketch map.

                                    [GRAPHIC]

                             NEWINGTON TOWN FOREST
                                 NEWINGTON, NH

                               BOUNDARY INCREASE
                                  JANUARY 1991

[ILLEGIBLE] original data in the form of field notes, photographs, and other materials.

      Some individual property information, such as specific locational data, may be highly sensitive to disclosure, because of the threat of vandalism. If the objectives of the documentation effort are such that a report containing confidential information such as specific site locations or information on religious practices is necessary, it may be appropriate to prepare a separate report for public distribution. The additional report should summarize that information that is not under restricted access in a format most useful to the expected groups of potential users. Peer reviews of draft reports is recommended to ensure that state-of-the-art technical reports are produced.

      Availability: Results must be made available to the full range of potential users. This can be accomplished through a variety of means including publication of results in monographs and professionals journals and distribution of the report to libraries or technical clearinghouses such as the National Technical Information Service in Springfield, Virginia.

Curation

      Archeological specimens and records are part of the documentary record of an archeological site. They must be curated for future use in research, interpretation, preservation, and resource management activities. Curation of important archeological specimens and records should be provided for in the development of any archeological program or project.

      Archeological specimens and records that should be curated are those that embody the information important to history and prehistory. They include artifacts and their associated documents, photographs, maps, and field notes; materials of an environmental nature such as bones, shells, soil and sediment samples, wood, seeds, pollen, and their associated records; and the products and associated records of laboratory procedures such as thin sections, and sediment fractions that result from the analysis of archeological data.

      Satisfactory curation occurs when:

      1. Curation facilities have adequate space, facilities, and professional personnel.

      2. Archeological specimens are maintained so that their information values are not lost through deterioration, and records are maintained to a professional archival standard.

      3. Curated collections are accessible to qualified researchers within a

[ILLEGIBLE] requested and

      4. Collections are available for interpretive purposes, subject to reasonable security precautions.

Recommended Sources of Technical Information

      Archeomagnetism: A Handbook for the Archeologist. Jeffrey L. Eighmy, U.S., Department of the Interior, Washington, D.C., 1980.

      The Curation and Management of Archeological Collections: A Pilot Study. Cultural Resource Management Series, U.S. Department of the Interior, September 1980.

      Human Bones and Archeology. Douglas H. Ubelaker, Interagency Archeological Services Heritage Conservation and Recreation Service, U.S. Department of the Interior, Washington, D.C., 1980. Available from the Superintendent of Documents, U.S. Government Printing Office, Washington, D.C. 20402.

      Manual for Museums. Ralph H. Lewis, National Park Service, U.S. Department of the Interior, 1978.

      Treatment of Archeological Properties: A Handbook. Advisory Council on Historic Preservation, Washington, D.C., 1980.

Secretary of the Interior's Standards for Historic Preservation Projects

General Standards for Historic Preservation Projects

      The following general standards apply to all treatments undertaken on historic properties listed in the National Register.

      1. Every reasonable effort shall be made to provide a compatible use for a property that requires minimal alteration of the building, structure, or site and its environment, or to use a property for its originally intended purpose.

      2. The distinguishing original qualities or character of a building, structure, or site and its environment shall not be destroyed. The removal or alteration of any historic material or distinctive architectural features should be avoided when possible.

      3. All buildings, structures, and sites shall be recognized as products of their own time. Alterations which have no historical basis and which seek to create an earlier appearance shall be discouraged.

      4. Changes which have taken place in the course of time are evidence of the history and development of a building, structure, or site and its environment. These changes may have acquired significance in their own right, and this significance shall be recognized and respected.

      5. Distinctive architectural features or examples of skilled craftsmanship which characterize a building, structure, or site shall be treated with sensitivity.

[ILLEGIBLE] shall be repaired rather than replaced wherever possible. In the event replacement is necessary, the new material should match the material being replaced in composition, design, color, texture, and other visual qualities. Repair or replacement of missing architectural features should be based on accurate descriptions of features substantiated by historical, physical, or pictorial evidence rather than on conjectural designs or the availability of different architectural elements from other buildings or structures.

      7. The surface cleaning of structures shall be undertaken with the gentlest means possible. Sandblasting and other cleaning methods that will damage the historic building materials shall not be undertaken.

      8. Every reasonable effort shall be made to protect and preserve archeological resources affected by or adjacent to, any acquisition, stabilization, preservation, rehabilitation, restoration, or reconstruction project.

Specific Standards for Historic Preservation Projects

      The following specific standards for each treatment are to be used in conjunction with the eight general standards and, in each case, begin with number 9. For example, in evaluating acquisition projects, include the eight general standards plus the four specific standards listed under standards for Acquisition. The specific standards differ from those published for use in Historic Preservation Fund grant-in-aid projects (38 CFR Part 68) in that they discuss more fully the treatment of archeological properties.

Standards for Acquisition

      9. Careful consideration shall be given to the type and extent of property rights which are required to assure the preservation of the historic resource. The preservation objectives shall determine the exact property rights to be acquired.

      10. Properties shall be acquired in fee simple when absolute ownership is required to insure their preservation.

      11. The purchase of less-than-fee-simple interests, such as open space or facade easements, shall undertaken when a limited interest achieves the preservation objective.

      12. Every reasonable effort shall be made to acquire sufficient property with the historic resource to protect its historical, archeological, architectural or cultural significance.

44738 Federal Register / Vol. 48 No. 190 / Thursday, September 29, 1983 /
Notices
================================================================================

Standard for Protection

      9. Before applying protective measures which are generally of a temporary nature and imply future historic preservation work, an analysis of the actual or anticipated threats to the property shall be made.

      10. Protection shall safeguard the physical condition or environment of a property or archeological site from further deterioration or damage caused by weather or other natural, animal, or human intrusions.

      11. If any historic material or architectural features are removed, they shall be properly recorded and, if possible, stored for future study or reuse.

Standards for Stabilization

      9. Stabilization shall reestablish the structural stability of a property through the reinforcement of loadbearing members or by arresting deterioration leading to structural failure. Stabilization shall also reestablish weather resistant conditions for a property.

      10. Stabilization shall be accomplished in such a manner that it detracts as little as possible from the property's appearance and significance. When reinforcement is required to reestablish structural stability, such work shall be concealed wherever possible so as not to intrude upon or detract from the aesthetic and historical or archeological quality of the property, except where concealment would result in the alteration or destruction of historically or archeologically significant material or spaces. Accurate documentation of stabilization procedures shall be kept and made available for future needs.

      11. Stabilization work that will result in ground disturbance shall be preceded by sufficient archeological investigation to determine whether significant subsurface features or artifacts will be affected. Recovery, curation and documentation of archeological features and specimens shall be undertaken in accordance with appropriate professional methods and techniques.

Standards for Preservation

      9. Preservation shall maintain the existing form, integrity, and materials of a building structure, or site. Archeological sites shall be preserved undisturbed whenever feasible and practical. Substantial reconstruction or restoration of lost features generally are not included in a preservation undertaking.

      10. Preservation shall include techniques of arresting or retarding the deterioration of a property through a program of ongoing maintenance.

      11. Use of destructive techniques, such as archeological excavation, shall be limited to providing sufficient information for research, interpretation and management needs.

Standards for Rehabilitation

      9. Contemporary design for alterations and additions to existing properties shall not be discouraged when such alterations and additions do not destroy significant historic, architectural, or cultural material and such design is compatible with the size, scale, color, material, and character of the property, neighborhood, or environment.

      10. Wherever possible, new additions or alterations to structures shall be done in such a manner that if such additions or alterations were to be removed in the future, the essential form and integrity of the structure would be unimpaired.

Standards for Restoration

      9. Every reasonable effort shall be made to use a property for is originally intended purpose or to provide a compatible use that will require minimum alteration to the property and its environment.

      10. Reinforcement required for structural stability or the installation of protective or code required mechanical systems shall be concealed wherever possible so as not to intrude or detract from the property's aesthetic and historical qualities, except where concealment would result in the alteration or destruction of historically significant materials or spaces.

      11. Restoration work such as the demolition of non-contributing additions that will result in ground or structural disturbance shall be preceded by sufficient archeological investigation to determine whether significant subsurface or structural features or artifacts will be affected. Recovery, curation and documentation of archeological features and specimens shall be undertaken in accordance with appropriate professional methods and techniques.

Standards for Reconstruction

      9. Reconstruction of a part or all of a property shall be undertaken only when such work is essential to reproduce a significant missing feature in a historic district or scene, and when a contemporary design solution is not acceptable. Reconstruction of archeological sites generally is not appropriate.

      10. Reconstruction of all or a part of a historic property shall be appropriate when the reconstruction is essential for understanding and interpreting the value of a historic district, or when no other building, structure, object, or landscape feature with the same associative value has survived and sufficient historical or archeological documentation exists to insure an accurate reproduction of the original.

      11. The reproduction of missing elements accomplished with new materials shall duplicate the composition, design, color, texture, and other visual qualities of the missing element. Reconstruction of missing architectural or archeological features shall be based upon accurate duplication of original features substantiated by physical or documentary evidence rather than upon conjectural designs or the availability of different architectural features from other buildings.

      12. Reconstruction of a building or structure on an original site shall be preceded by a thorough archeological investigation to locate and identify all subsurface features and artifacts. Recovery, curation and documentation of archeological features and specimens shall be undertaken in accordance with professional methods and techniques.

      13. Reconstruction shall include measures to preserve any remaining original fabric, including foundations, subsurface, and ancillary elements. The reconstruction of missing elements. The reconstruction of missing elements and features shall be done in such a manner that the essential form and integrity of the original surviving features are unimpaired.

Secretary of the Interior Guidelines for Historic Preservation Projects

      The guidelines for the Secretary of the Interior's Standards for Historic Preservation Projects, not included here because of their length, may be obtained separately from the National Park Service.

Professional Qualifications Standards

      The following requirements are those used by the National Park Service, and have been previously published in the Code of Federal Regulations, 36 CFR
Part 61. The qualifications define minimum education and experience required to perform identification, evaluation, registration, and treatment activities. In some cases, additional areas or levels of expertise may be needed, depending on the complexity of the task and the nature of the historic properties involved. In the following definitions, a year of full-time professional experience need not consist of a continuous year of fulltime work but

                                   APPENDIX 1

                           AIRPORT JOINT USE AGREEMENT

                                                     Lease No. USAF-PEA-1-92-032

                          SUPPLEMENTAL AGREEMENT NO. 1

      THIS SUPPLEMENTAL AGREEMENT entered into this 4th day of August, 1992, by and between the Secretary of the Air Force ("Government" or "Air Force") and the Pease Development Authority, an authority established under New Hampshire PSA 12-G, with place of business at 601 Spaulding Turnpike, Suite 1, Portsmouth, New Hampshire ("Lessee" or "PDA").

                                    RECITALS:

      A. On April 14, 1992, the parties hereto entered into Lease No. USAF-PEA-1-92-032 ("Lease"), covering a portion of the land comprising the former Pease Air Force Base, New Hampshire ("Pease AFB").

      B. The parties desire to amend the Lease to add another building to the leased premises and incorporate other agreed to changes in its terms and conditions.

                                   AGREEMENT:

      1. The Lease is hereby modified in the following particulars, but no others:

            a. Exhibit "A" of the Lease is deleted and the exhibit attached to this Supplemental Agreement as Attachment 1 is inserted in its place.

            b. The text of Condition 10.4 of the Lease is deleted and the following inserted in its place:

                  10.4. The Governments rights under this Lease specifically include the right for Air Force officials to inspect upon reasonable notice the Leased Premises for compliance with environmental, safety, and occupational health laws and regulations, whether or not the Government is responsible for enforcing them. Such inspections are without prejudice to the right of duly constituted enforcement officials to make such inspections.

            c. The text of Condition 15.7 of the Lease is deleted and the following inserted in its place:

                  15.7. Notwithstanding any other provision of the Lease, the
            Lessee may allow governmental sublessees and public utility agencies to self-insure, in whole or in part, any of the risks within the scope of this Condition 15.

            d. The text of Condition 27.2 of the Lease is deleted in its entirety.

      2. All other terms and conditions of the Lease shall be and remain the same.

      3. This Supplemental Agreement shall be effective immediately.

      IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Agreement as of the day and year first above written.

                                       SECRETARY OF THE AIR FORCE


                                       By:    /s/ James F. Boatright
                                              ----------------------------------
                                              James F. Boatright

                                       Title: Deputy Assistant Secretary of
                                              the Air Force (Installations)


                                       PEASE DEVELOPMENT AUTHORITY


                                       By:    /s/ Henry M. Powers
                                              ----------------------------------
                                              Henry M. Powers

                                       Title: Chairman


Reviewed and approved as to form, substance and execution.


   8/7/92                              /s/ [ILLEGIBLE]
------------                           --------------------------------
    Date                               Assistant Attorney General

COMMONWEALTH OF VIRGINIA     )
                             ) SS.:
COUNTY OF ARLINGTON          )

      On the 4th day of August, 1992, before me, Kathleen L. Peyton, the undersigned Notary Public, personally appeared James F. Boatright, personally known to me to be the person whose names is subscribed to the foregoing Supplemental Agreement, and personally known to me to be the Deputy Assistant Secretary of the Air Force for Installations, and acknowledged that the same was the act and deed of the Secretary of the Air Force and that he executed the same as the act of the Secretary of the Air Force.


                                  /s/ Kathleen L. Peyton
                                  ---------------------------------------------
                                  Notary Public, Commonwealth of Virginia
                                  My commission expires: 5 June 1993


STATE OF NEW HAMPSHIRE       )
                             )
COUNTY OF ROCKINGHAM         )

      On this 3rd day of August, 1992, before me personally appeared, Henry M. Powers, personally known to me to be the person whose name is subscribed to the foregoing Notice of Lease, and personally known to me to be the chairman of the Pease Development Authority, an agency of the State of New Hampshire, and acknowledged that the same was the act and deed of the Pease Development Authority and that he executed the same as the act of the Pease Development Authority.


                                  Notary Public: /s/ Susan P. MacDonald
                                                 ------------------------------
                                  My commission expires:     , 1992

                                  ATTACHMENT 1

                                    EXHIBIT A

                     GENERAL DESCRIPTION OF LEASED PREMISES

      The below description describes the property in general and is not intended to be a legal description. The property is graphically described on a Map Of Leased Premises (MLP) attached hereto. Once the final area is agreed upon, the applicant will provide the Air Force with a recordable legal description of the property to be conveyed.

I. Beginning at a point (shown as Point #1 shown on the Map Of Leased Premises dated April 10, 1992 (MLP)) described by the northerly intersection of McIntyre Road and the existing Base perimeter boundary and proceed southerly along the easterly side of the McIntyre Road right-of-way to its intersection with the existing Base boundary generally running southerly to a point (shown as Point #2 on the MLP) that is at the northerly end of the segment of the Base property line which crosses the Greenland-Newington Town Line and has coordinates of north 206,644.96 east 1,210,478.92 in the 1983 New Hampshire State Plane Coordinate System;

      thence easterly along a line perpendicular to the existing centerline of Runway 16-34 to a point (shown as Point #3 on the MLP) on a line 40.00 feet west of and parallel to the centerline of the road Westerly of the building commonly known as "Building 424";

      thence southerly and easterly along a line parallel to and 40.00 feet westerly of the road west of Building 424 and the existing perimeter road to a point of intersection with the westerly edge of the existing Runway 34 Protection Zone (shown as Point #4 on the MLP);

      thence southerly along the westerly edge of the existing Runway Protection Zone South 2(degree) 27' 21.36" East approximately 265 feet along said line to a point which is on a line 40.00 feet southerly of and perpendicular to the existing centerline of Strafford Drive;

      thence easterly along a line 40.00 feet south of and parallel to the existing centerline of Strafford Drive approximately 465 feet to a point along said line which is 300.00 feet from the center of the existing Runway 16 Localizer antenna;

      thence southerly along a curve to the left having a radius of 300.00 feet originating from the center of the existing Runway 16 Localizer antenna to a point on a line 200.00 feet westerly of and parallel to a line through the center of the supports for the Runway 34 approach lights;

Leased Premises Description
Exhibit A
Page 2
April 10, 1992

      thence South 10(degree) 59' 12.12" East approximately 1,200 feet to a point on the existing Base perimeter boundary (shown as Point #5 on the MLP);

      thence easterly and northerly along the existing Base perimeter boundary to a point (shown as Point #6 on the MLP) which is on the Base perimeter boundary and is at the northeasterly corner of the area commonly known as "Pannaway Manor" or "Sherburne Village";

      thence northerly along a line North 10(degree) 59' 12.12" West to a line
50.00 feet southerly of and parallel to the existing centerline of Grafton Road;

      thence easterly along a line 50.00 feet southerly of and parallel to the existing centerline of Grafton Road on said line extended to a point (shown as Point #7 on the MLP) on a line 80.00 feet easterly of and parallel to the existing centerline of Portsmouth Avenue;

      thence northerly along a line 80.00 feet easterly of and parallel to the existing centerline of Portsmouth Avenue to a point 100.00 feet south of the south face of a building commonly known as "Building 90";

      thence easterly along a line perpendicular to the centerline of Portsmouth Avenue to a point on a line 250.00 feet east of and parallel to the existing centerline of Portsmouth Avenue;

      thence northerly along a line 250.00 feet east of and parallel to the existing centerline of Portsmouth Avenue to a point 50.00 feet north of and parallel to the existing centerline of Concord Avenue;

      thence westerly along a line 50.00 feet north of and parallel to the existing centerline of Concord Avenue to a point on a line 80.00 feet east of and parallel to the existing centerline of Portsmouth Avenue;

      thence northerly along a line 80.00 feet east of and parallel to the existing centerline of Portsmouth Avenue to a point on a line 30.00 feet south of and parallel to the existing centerline of Exeter Street;

      thence easterly along a line 30.00 feet south of and parallel to the existing centerline of Exeter Street to a point on a line 50.00 feet west of and parallel to the existing centerline of Concord Avenue;

Leased Premises Description
Exhibit A
Page 3
April 10, 1992

      thence southerly along a line 50.00 feet west of and parallel to the existing centerline of Concord Avenue to a point (shown as Point #8 on the MLP) having coordinates of north 213,357.06 east 1,215,553.92 in the 1983 New Hampshire State Plane Coordinate System;

      thence easterly to a point which is the westerly corner of the permit line of the Bracket School as shown on the Comprehensive Plan - Real Estate Map - Pease Air Force Base last revised January 31, 1989;

      thence northeasterly and southeasterly along the permit line ox said school and along a line which is the extended easterly permit line of said school to a point 40.00 feet south of Rye Street;

      thence easterly to the existing southerly corner of the fenceline to the Wastewater Treatment Plant and easterly along the southerly fenceline of the Wastewater Treatment Plant and easterly along said fence line extended until intersecting a line shown as the easterly boundary of a utility easement on Sheet 17 of New Hampshire DOT Right-Of-Way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989 (shown as Point #9 on the MLP);

      thence northerly along the easterly boundary of the utility easement so labeled on Sheets 17, 18, 19 and 20 of New Hampshire DOT Right-Of-Way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989 to Point 811 on Sheet 20 on said plans which is the northernmost point of utility easement Parcel 1S on Sheet 20 of said plans (shown as Point #10 on the MLP);

      thence along a line North 38(degree) 14' 22.76" West shown on Sheet 20 of New Hampshire DOT Right-Of-Way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989 156.64 feet to a point shown as Point 815 on Sheet 20 of said plans;

      thence northwesterly along a line shown as South 28(degree) 13' 38.2" East on Sheet 20 and Sheet 21 of New Hampshire DOT Right-Of-Way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989 225.00 feet to a point on said line (shown as Point #11 on the MLP);

      thence westerly 924.0 feet to a point having coordinates north 216,000.70 east 1,213,889.87, westerly 368.6 feet to a point having coordinates north 215,859.00 east 1,213,549.54, northerly 229.97 feet to a point having coordinates north 216,084.84 east 1,213,506.14, westerly 230.6 feet to a point having coordinates north 216,045.55 east 1,213,278.92, northerly 94.6 feet to a point having coordinates north 216,137.61 east 1,213,256.83, westerly 361.4 feet to a point having coordinates north 216,080.28 east

Leased Premises Description
Exhibit A
Page 4
April 10, 1992

1,212,899.97, northeasterly 127.5 feet to a point having coordinates north 216,193.47 east 1,212,958.69, northwesterly to a point having coordinates north 217,844.10 east 1,213,120.69 in the 1983 New Hampshire State Plane Coordinate System (shown as Point #12 on the MLP);

      thence northerly along a line 80.00 feet east of and parallel to the existing centerline of Portsmouth Ave. to a point (shown as Point #13 on the MLP) having coordinates of north 217,844.10 east 1,213,120.69 in the 1983 New Hampshire State Plane Coordinate System;

      thence westerly 160.00 feet to a point (shown as Point #14 on the MLP) having coordinates of north 217,912.77 east 1,212,990.57, westerly to a point having coordinates of north 218,347.41 east 1,212,154.04, and along a curve to the left having a radius of 851.02 feet for a distance of 1,128.83 feet to a point having coordinates of north 218,065.79 east 1,211,137.37 in the 1983 New Hampshire State Plane Coordinate System said point (shown as Point #15 on the
MLP) and also being on a line 400.0 feet northeast of and parallel to the edge of pavement of the existing North Apron;

      thence westerly along a line 400.0 feet northeast of and parallel to the edge of pavement of the existing North Apron to a point on a line 500.00 feet northwest of and parallel to the northwest edge of pavement of the existing North Apron;

      thence southerly along a line 500.00 feet northwest of and parallel to the northwest edge of pavement of the existing North Apron to a point on a line 1,550.00 feet east of and parallel to the existing centerline of Runway 16-34;

      thence northerly along a line 1,550.00 feet east of and parallel to the existing centerline of Runway 16-34 to the existing Fire Training Area No. 2 fence line south of Merrimac Drive;

      thence westerly and northerly along the fence line to a point on the easterly side of Short Street;

      thence northerly along the easterly side of Short Street to the southeasterly corner of the junction of Short Street and Merrimac Drive (shown as Point #16 on the MLP);

      thence northerly across Merrimac Drive to the northeasterly corner of the junction of Merrimac Drive and Nimble Hill Road (shown as Point #17 on the MLP;

      thence northerly along the easterly side of Nimble Hill Road to the existing Base perimeter boundary located north of Merrimac Drive;

Leased Premises Description
Exhibit A
Page 5
April 10, 1992

      thence westerly along the existing Base perimeter boundary to the point of beginning (shown as Point #1 on the MLP).

II.   Adding to the parcel described in Section 1 the following:

      1. all easements and licenses south of the existing Base perimeter boundary and across and north of Route 101 shown on Segment "A" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      2. all lands, easements, permits and licenses between and across Route 101 and 1-95 shown on Segment "A" and Segment "G" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      3. all lands, easements and licenses related to the Middle Marker and approach lights as shown in Segment "G" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      4. all lands, easements and licenses related to the Outer Marker as shown in Segment "G" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      5. all lands bounded by a line beginning the southeasterly corner of the junction of Short Street and Merrimac Drive (shown as Point #16 on the MLP);

                  thence northerly across Merrimac Drive to the northeasterly corner of the junction of Merrimac Drive and Nimble Hill Road (shown as Point #17 on the MLP;

                  thence northerly along the easterly side of Nimble Hill Road to a point on a line 40.00 feet north of and parallel to the existing centerline of Merrimac Drive;

                  thence easterly along a line 40.00 feet north of and parallel to the existing centerline of Merrimac Drive to a point on a line which is the southerly extension of the existing Base perimeter boundary which passes through a point (shown as Point #20 on the MLP);

                  thence northerly along a line which is the southerly extension of the existing Base perimeter boundary which passes through a point (shown as Point #20 on the MLP) to the existing Base perimeter boundary;

                  thence easterly along the existing Base perimeter boundary to a point on a line which is the easterly

Leased Premises Description
Exhibit A
Page 6
April 10, 1992

            utility easement line shown on Sheet 24 of New Hampshire DOT Right-Of-Way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989;

                  thence southerly along the easterly utility easement line
            shown on Sheet 24 of New Hampshire DOT Right-Of-Way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989 to a point on a line 80.00 feet south of and parallel to the existing centerline of Portsmouth Ave.;

                  thence southerly along a line 80.00 feet easterly of and
            parallel to the existing centerline of Portsmouth Ave. to a point (shown as Point #13 on the MLP) having coordinates of north 217,844.10 east 1,213,120.69 in the 1983 New Hampshire State Plane Coordinate System;

                  thence westerly 160.00 feet to a point (shown as Point #14 on the MLP) having coordinates of north 217,912.77 east 1,212,990.57;

                  thence northerly along a line 80.00 feet west of and parallel to the existing centerline of Portsmouth Ave. to a point on a line
            40.00 feet south of and parallel to the existing centerline of Merrimac Drive;

                  thence westerly and southerly along a line 40 feet southerly of and parallel to the existing centerline of Merrimac Drive to a point on a line 1,550.00 feet east of and parallel to the existing centerline of Runway 16-34 and northerly along said line to the point of beginning;

      6. an area bounded by a line beginning at Point #7 described in Section I and proceeding easterly along a line 80.00 feet north of and parallel to the existing centerline of Rockingham Drive to a point on a line that is extended from a line 80.00 feet north of and parallel to the existing centerline of Ashland Road;

                  thence easterly along a line 80.00 feet north of and parallel to the existing centerline of Ashland Road to the existing Base perimeter boundary;

                  thence southerly along said Base perimeter boundary to a point on a line on the northerly permit line of the Jones School;

                  thence westerly to a point on the northeasterly corner of
            Northwood Road;

Leased Premises Description
Exhibit A
Page 7
April 10, 1992

                  thence westerly along the north side of Northwood Road to a point on a line 80.00 feet south of and parallel to the existing centerline of Rockingham Drive;

                  thence westerly along a line 80.00 feet south of and parallel to the existing centerline of Rockingham Drive to the southerly line of MLP described in Section I and easterly along said line of Leased Premises to the point of beginning; and any and all rights related to Ashland Road that are retained by the Air Force that are not within the existing Base perimeter boundary;

      7. a 25 foot wide railroad right-of-way within existing boundaries of the base, and any interest in such rights-of-way that the Air Force may have outside but contiguous to the base boundaries, at the time of transfer;

      8. a 25 foot wide aircraft fuel pipeline right-of-way along the course of the existing fuel pipeline within the boundaries of the base and any interest in such right-of-way that the Air Force may have outside the base boundaries at the time of transfer;

      9. avigation easements (e.g., to control airspace, to preserve the right of overflight (including the generation of noise and aircraft air emissions), to prohibit/remove structures and natural growth intruding upon any existing or planned FAA designated imaginary surface and for access for such purposes, etc.) over all property presently within the boundaries of Pease and any such existing rights that extend beyond the boundaries of Pease or would allow the exclusion of such rights;

      10. navigational aid installation property interests held by the Air Force in support of the airfield;

      11. all land bounded by a line beginning at a point (shown as Point #8 on the MLP) of intersection of the MLP line described in Section I and a line 50.00 feet west of and parallel to the existing centerline of Concord Ave.;

                  thence southerly and westerly along a line 50.00 feet west of and parallel to the existing centerline of Concord Ave. to a point on the Leased Premises line described in Section I above that is
            250.00 feet east of and parallel to the existing centerline of Portsmouth Ave.;

Leased Premises Description
Exhibit A
Page 8
April 10, 1992

                  thence southerly along said line 250.00 feet east of and
            parallel to the existing centerline of Portsmouth Ave. to a point on a line 50.00 feet south of and parallel to the existing centerline of Concord Ave;

                  thence easterly and northerly along a line 50.00 feet south of and parallel to the existing centerline of Concord Ave. to a point on the Leased Premises line described in Section I above that extends easterly from a point (shown as Point #8 on the MLP);

                  thence westerly to the point of beginning;

      12. the utility systems at Pease, including electric, water, sewer, heat, telephone, natural gas, and all facilities and appurtenances associated therewith ("Utility Systems"), exclusive of the Utility Systems within the New Hampshire Air National Guard cantonment area as described in Section III and the Utility Systems within the Great Bay National Wildlife Refuge property west of McIntyre Road.

      13. all subsurface water and mineral rights to all portions of the real property transferred pursuant to this lease;

      14. an easement to control improvements and vegetative growth above a plane described by a 1,000 foot radius from the center of the VOR critical area and at the elevation of the base of the VOR structure;

      15. a 400 foot wide avigation easement over Route 101 centered on a line through the center of the Runway 34 approach light supports between property to the north and south that is currently owned by the Air Force;

      16. a license and 50 foot wide perpetual sewer easement from the existing Pease base perimeter boundary easterly and northerly across Woodbury Avenue, the municipal boundary between the Town of Newington and the City of Portsmouth to the Piscataqua River identified on a drawing titled "Segment 2" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      17. a perpetual drainage permit end easements from Little Bay south to the existing northern Pease perimeter boundary as identified on a drawing titled "Segment B" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80 and continuing along the drainage ditch running southerly west of the railroad right-of-way described in paragraph 7 and continuing southerly and dividing into branches which both continue southerly to the line of Leased Premises described in Section I;

Leased Premises Description
Exhibit A
Page 9
April 10, 1992

      18. a perpetual drainage easement from the existing western Pease perimeter boundary west to Great Bay as identified on a drawing titled "Segment B" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      19. two perpetual drainage easements from the existing western Pease perimeter boundary to McIntyre Road identified as Tract B237E and Tract B229E on a drawing titled "Segment "B" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      20. a perpetual drainage easement from the southerly right-of-way of I-95 southwesterly of the Portsmouth Traffic Circle southeasterly and northeasterly across U.S. Route 1, Cote Street and Bartlett Street to North Mill Pond identified on a drawing titled "Segment C" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      21. a perpetual easement to continue to allow surface water runoff to flow over and through existing drainage courses in areas of the former Pease Air Force Base not described in Section I above;

      22. an easement west of the existing Runway 34 Runway Protection Zone bounded to the north and east by the line of Leased Premises described in Section I, to the south by the existing Base perimeter boundary and to the west by a line beginning at a point on the line of Leased Premises described in Section 1 and on a line which is the westerly edge of the Runway 34 Protection Zone thence southerly along a line which is the which is the westerly edge of the Runway 34 Runway Protection Zone to the existing Ease perimeter boundary.

III. Excluding from the parcel described in Section I above, the following:

      1. the New Hampshire Air National Guard cantonment area shown as Parcel I - Tract I on the boundary survey of the New Hampshire Air National Guard Cantonment area by Rist-Frost Associates, P.C. scale of 1" = 200' and dated 4 December 1989 excepting and reserving certain areas as described below:

                  the area south of a line 50.00 feet north of and parallel to the existing centerline of Newington Road;

Leased Premises Description
Exhibit A
Page 10
April 10, 1992

                  the area west of a line 50.00 feet east of and parallel to the existing centerline of Portsmouth Ave.;

                  the area east of a line 50.00 feet west of and parallel to the existing centerline of Portsmouth Ave.;

                  the area west of a line 1,251.00 feet east of and parallel to the existing centerline of Runway 16-34;

      2. a temporary easement to use fuel pumphouses within an area depicted as Parcel I - Tract II on the boundary survey of the New Hampshire Air National Guard Cantonment area by Rist-Frost Associates, P.C. scale of 1" = 200' and dated 4 December 1989 until such time as new facilities are constructed by the New Hampshire Air National Guard, excepting and reserving certain areas as described below:

                  the area south of a line 193.00 feet north of and parallel to the existing centerline of Taxiway "C";

                  the area east of a line 865.00 feet east of and parallel to the existing centerline of Runway 16-34 except for the area within
            30.00 feet of the exterior face of a building shown as commonly known as "Building 347";

      3. The following facilities, to include associated parking lots and grounds:

                  Facility No. 43 and one storage building;
                  Facility No. 32
                  Weather Tower and Facility No. 238
                  Facility No. 35238
                  Facility No. 10514
                  Facility No. 35022
                  Facility No. 35330
                  Facility No. 35334

IV. Reservations, Restrictions And Conditions

      1. A condition that the lessee will comply with the requirements of Condition 22 of the lease for the following two parcels:

Leased Premises Description
Exhibit A
Page 11
April 10, 1992

            Parcel A: bounded by a line beginning at a point on a line 250.00 feet southerly of and parallel to the existing centerline of Merrimac Drive and on a line 30.00 feet easterly of and parallel to Short Street, northerly along a line 30.00 feet easterly of and parallel to Short Street to the southerly edge of Merrimac Drive;

                  thence northerly to the northerly edge of Merrimac Drive at a point on a line 30.00 feet north of and parallel to the existing centerline of Nimble Hill Road;

                  thence northerly along a line 30.00 feet north of and parallel to the existing centerline of Nimble Hill Road to the fenceline for the existing Base perimeter boundary;

                  thence easterly along said fenceline to a point on a line
            1,550.00 feet east of and parallel to the existing centerline of Runway 16-34;

                  thence southerly along a line 1,550.00 feet east of and
            parallel to the existing centerline of Runway 16-34 to a point on a line 40.00 feet north of and parallel to the existing centerline of Merrimac Drive;

                  thence easterly along a line 40.00 feet north of and parallel to the existing centerline of Merrimac Drive to a point that is a southerly extension of the Base perimeter boundary that is between two points (shown as Point #18 and Point #19 on the MLP);

                  thence easterly along a line that is a southerly extension of the Base perimeter boundary that is between two points (shown as Point #18 and Point #19 on the MLP) to a point on a line 40.00 feet south of and parallel to the existing centerline of Merrimac Drive;

                  thence westerly along a line 40.00 feet south of and parallel to the existing centerline of Merrimac Drive to a point on a line 1,550.00 feet east of and parallel to the existing centerline of Runway 16-34;

                  thence southerly along a line 1,550.00 feet east of and
            parallel to the existing centerline of Runway 16-34 to a point on a line 250.00 feet south of and parallel to the existing centerline of Merrimac Drive and westerly to the point of beginning; and

            Parcel B: bounded by a line beginning at a point on a line 500.00 feet northwest of and parallel to the

Leased Premises Description
Exhibit A
Page 12
April 10, 1992

            existing northwest edge of pavement of the North Apron and on a line
            400.00 feet northeast of and parallel to the existing northeast edge of pavement of the North Apron, easterly 120.00 along a line 400.00 feet northeast of and parallel to the existing northeast edge of pavement of the North Apron;

                  thence westerly to a point on a line 500.00 feet northwest of and parallel to the existing northwest edge of pavement of the North Apron and 160.00 feet southerly of the point of beginning;

                  thence northeasterly on a line 500.00 feet northwest of and parallel to the existing northwest edge of pavement of the North Apron to the point of beginning.

      2. A reservation to the Air Force and its successors in interest consisting of an 80.00 foot right-of-way centered on the Portion of Strafford Drive inside the area described in Section I.

      3. A condition that the Lessee will comply with the requirements of Condition 25.5 of the Lease for those wetlands specified in said Condition 25.5 and further specified in Exhibit I-5 hereto ("Designated Wetlands").

               DESCRIPTION OF RELATED PERSONAL PROPERTY REQUESTED

I. The applicant requests transfer of all personal related property (excluding Non-appropriated funded (NAF) property) remaining on the base inventory as of August 1, 1991, except for the 48 mobile home units located in the former mobile home park on Portsmouth Avenue.

                           SENATE BILL - FINAL VERSION

                                     SB 393

                                     - 11 -

hereby appropriated for the projects specified:

                 A. Port of Portsmouth expansion       $16,500,000
                                                       -----------

                 Total state appropriation section 5   $16,500,000

      (The funds appropriated in subparagraph A for the Port of Portsmouth expansion shall not be expended, encumbered, or obligated in any way unless[:
(1) the study committee established in 1991, 145, on the New Hampshire port authority submits its report which concludes that the Port of Portsmouth expansion is economically feasible, such that projected revenues exceed projected expenditures; and (2)] an action plan, which shall include construction documents, prepared by the New Hampshire port authority shall be approved by the capital budget oversight committee, the fiscal committee and the governor and council. [The action plan shall include the identification of sufficient revenue sources to amortize both the annual principal and interest payments.)] $1,500,000 of the amount appropriated herein is hereby released for the purpose of completion of final design, bid documents and wetland mitigation. This appropriation shall be nonlapsing until the project is completed.)

260:21 Source of Funds Changed. Amend 1991, 351:11, I to read as follows:

      I. The payment of principal and interest on bonds and notes issued for the projects in sections 1 [and], 2 and 5 shall be made when due from the general funds of the state.

260:22 Deposits and Employment of Residents. Amend RSA 271-A by inserting after section 17 the following new sections:

      271-A:18 Deposits. All revenue in excess of the operating expenditures required for the authority's activities shall be deposited in the general

                                                     Lease No. USAF-PEA-1-92-032

                          SUPPLEMENTAL AGREEMENT NO. 2

      THIS SUPPLEMENTAL AGREEMENT entered into this 15th day of July, 1993, by and between the Secretary of the Air Force ("Government" or "Air Force") and the Pease Development Authority, an authority established under New Hampshire RSA 12-G, with a place of business at 601 Spaulding Turnpike, Suite 1, Portsmouth, New Hampshire ("Lessee" or "PDA").

                                    RECITALS:

      A. On April 14, 1992, the parties hereto entered into Lease No. USAF-PEA-1-92--32 ("Lease"), covering a portion of the lands comprising the former Pease Air Force Base, New Hampshire ("Pease AFB").

      B. On August 4, 1992, the parties amended the Lease to add a building to the leased premises and incorporated other agreed upon changes in its terms and conditions.

      C. The parties desire to amend the Lease to update the list of facilities that are excluded and incorporate other agreed upon changes.

                                   AGREEMENT:

      1. The Lease is hereby modified in the following particulars, but no others:

            a. The text of Condition 4 of the Lease is deleted and the following inserted in its place:

                                   CONDITION 4

            RENTAL

                  4.1. The Lessee shall pay to the United States nominal cash rent in the amount of One Dollar ($1.00), the receipt of which is hereby acknowledged, for the entire term of the Lease.

                  4.2. The Lessee shall pay to the Government on demand any sum which may have to be expended after the termination of this Lease in restoring the Leased Premises to the condition required by Condition
            9.1. Compensation in such case shall be made payable to the Treasurer of the United States and forwarded by the Lessee direct to the Air Force Base Disposal Agency, Operating Location A (formerly Disposal Management Team), Site Manager, Pease Air Force Base, New Hampshire 03803-0157 ("Site Manager" or "said officer").

                  4.3. The Lessee also shall provide protection and maintenance and assume sole operating responsibility for the various portions of the Leased Premises in accordance with the provisions of the Lease.

                  4.4. The Parties specifically understand and agree that the
            Government will not provide any services, functions, protection or maintenance to any portions of or any buildings, facilities or other improvements on the Leased Premises.

            b. Exhibit "A" of the Lease is deleted and the "Exhibit A" attached to this Supplemental Agreement as Exhibit 1 is inserted in its place.

            c. Exhibit "E" of the Lease is deleted.

      2. All other terms and conditions of the Lease shall be and remain the same.

      3. This Supplemental Agreement shall be effective immediately.

      IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Agreement as of the day and year first above written.


                                       SECRETARY OF THE AIR FORCE


                                       By:    /s/ James F. Boatright
                                              ----------------------------------
                                       Title: Deputy Assistant Secretary of
                                              the Air Force (Installations)
                                              ----------------------------------


                                       PEASE DEVELOPMENT AUTHORITY


                                       By:    /s/ [ILLEGIBLE]
                                              ----------------------------------
                                       Title: Executive Director
                                              ----------------------------------

Reviewed and approved as to form, substance and execution.


July 15, 1993                          /s/ [ILLEGIBLE]
-------------                          --------------------------------
    Date                               Assistant Attorney General

                                    EXHIBIT A

                     GENERAL DESCRIPTION OF LEASED PREMISES

      The below description describes the property in general and is not intended to be a legal description. The property is graphically described on a Map Of Leased Premises (MLP) attached hereto. Once the final area is agreed upon, the applicant will provide the Air Force with a recordable legal description of the property to be conveyed.

I. Beginning at a point (shown as Point #1 shown on the Map Of Leased Premises dated April 10, 1992 (MLP)) described by the northerly intersection of McIntyre Road and the existing Base perimeter boundary and proceed southerly along the easterly side of the McIntyre Road right-of-way to its intersection with the existing Base boundary generally running southerly to a point (shown as Point #2 on the MLP) that is at the northerly end of the segment of the Base property line which crosses the Greenland-Newington Town Line and has coordinates of north 206,644.96 east 1,210,478.92 in the 1983 New Hampshire State Plane Coordinate System;

      thence easterly along a line perpendicular to the existing centerline of Runway 16-34 to a point (shown as Point #3 on the MLP) on a line 40.00 feet west of and parallel to the centerline of the road Westerly of the building commonly known as "Building 424";

      thence southerly and easterly along a line parallel to and 40.00 feet westerly of the road west of Building 424 and the existing perimeter road to a point of intersection with the westerly edge of the existing Runway 34 Protection Zone (shown as Point #4 on the MLP);

      thence southerly along the westerly edge of the existing Runway Protection Zone South 2(degree) 27' 21.36" East approximately 265 feet along said line to a point which is on a line 40.00 feet southerly of and perpendicular to the existing centerline of Strafford Drive;

      thence easterly along a line 40.00 feet south of and parallel to the existing centerline of Strafford Drive approximately 465 feet to a point along said line which is 300.00 feet from the center of the existing Runway 16 Localizer antenna;

      thence southerly along a curve to the left having a radius of 300.00 feet originating from the center of the existing Runway 16 Localizer antenna to a point on a line 200.00 feet westerly of and parallel to a line through the center of the supports for the Runway 34 approach lights;

Leased Premises Description
Exhibit A
Page 2
April 10, 1992

      thence South 10(degree) 59' 12.12" East approximately 1,200 feet to a point on the existing Base perimeter boundary (shown as Point #5 on the MLP);

      thence easterly and northerly along the existing Base perimeter boundary to a point (shown as Point #6 on the MLP) which is on the Base perimeter boundary and is at the northeasterly corner of the area commonly known as "Pannaway Manor" or "Sherburne Village";

      thence northerly along a line North 10(degree) 59' 12.12" West to a line
50.00 feet southerly of and parallel to the existing centerline of Grafton Road;

      thence easterly along a line 50.00 feet southerly of and parallel to the existing centerline of Grafton Road on said line extended to a point (shown as Point #7 on the MLP) on a line 80.00 feet easterly of and parallel to the existing centerline of Portsmouth Avenue;

      thence northerly along a line 80.00 feet easterly of and parallel to the existing centerline of Portsmouth Avenue to a point 100.00 feet south of the south face of a building commonly known as "Building 90";

      thence easterly along a line perpendicular to the centerline of Portsmouth Avenue to a point on a line 250.00 feet east of and parallel to the existing centerline of Portsmouth Avenue;

      thence northerly along a line 250.00 feet east of and parallel to the existing centerline of Portsmouth Avenue to a point 50.00 feet north of and parallel to the existing centerline of Concord Avenue;

      thence westerly along a line 50.00 feet north of and parallel to the existing centerline of Concord Avenue to a point on a line 80.00 feet east of and parallel to the existing centerline of Portsmouth Avenue;

      thence northerly along a line 80.00 feet east of and parallel to the existing centerline of Portsmouth Avenue to a point on a line 30.00 feet south of and parallel to the existing centerline of Exeter Street;

      thence easterly along a line 30.00 feet south of and parallel to the existing centerline of Exeter Street to a point on a line 50.00 feet west of and parallel to the existing centerline of Concord Avenue;

Leased Premises Description
Exhibit A
Page 3
April 10, 1992

      thence southerly along a line 50.00 feet west of and parallel to the existing centerline of Concord Avenue to a point (shown as Point #8 on the MLP) having coordinates of north 213,357.06 east 1,215,553.92 in the 1983 New Hampshire State Plane Coordinate System;

      thence easterly to a point which is the westerly corner of the permit line of the Bracket School as shown on the Comprehensive Plan - Real Estate Map - Pease Air Force Base last revised January 31, 1989;

      thence northeasterly and southeasterly along the permit line of said school and along a line which is the extended easterly permit line of said school to a point 40.00 feet south of Rye Street;

      thence easterly to the existing southerly corner of the fenceline to the Wastewater Treatment Plant and easterly along the southerly fenceline of the Wastewater Treatment Plant and easterly along said fence line extended until intersecting a line shown as the easterly boundary of a utility easement on Sheet 17 of New Hampshire DOT Right-Of-Way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989 (shown as Point #9 on the MLP);

      thence northerly along the easterly boundary of the utility easement so labeled on Sheets 17, 18, 19 and 20 of New Hampshire DOT Right-Of-Way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989 to Point 811 on Sheet 20 on said plans which is the northernmost point of utility easement Parcel 1S on Sheet 20 of said plans (shown as Point #10 on the MLP);

      thence along a line North 38(degree) 14' 22.76" West shown on Sheet 20 of New Hampshire DOT Right-Of-Way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989 156.64 feet to a point shown as Point 815 on Sheet 20 of said plans;

      thence northwesterly along a line shown as South 28(degree) 13' 38.2" East on Sheet 20 and Sheet 21 of New Hampshire DOT Right-Of-Way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989 225.00 feet to a point on said line (shown as Point #11 on the MLP);

      thence westerly 924.0 feet to a point having coordinates north 216,000.70 east 1,213,889.87, westerly 368.6 feet to a point having coordinates north 215,859.00 east 1,213,549.54, northerly 229.97 feet to a point having coordinates north 216,084.84 east 1,213,506.14, westerly 230.6 feet to a point having coordinates north 216,045.55 east 1,213,278.92, northerly 94.6 feet to a point having coordinates north 216,137.61 east 1,213,256.83, westerly 361.4 feet to a point having coordinates north 216,080.28 east

Leased Premises Description
Exhibit A
Page 4
April 10, 1992

1,212,899.97, northeasterly 127.5 feet to a point having coordinates north 216,193.47 east 1,212,958.69, northwesterly to a point having coordinates north 217,844.10 east 1,213,120.69 in the 1983 New Hampshire State Plane Coordinate System (shown as Point #12 on the MLP);

      thence northerly along a line 80.00 feet east of and parallel to the existing centerline of Portsmouth Ave. to a point (shown as Point #13 on the MLP) having coordinates of north 217,844.10 east 1,213,120.69 in the 1983 New Hampshire State Plane Coordinate System;

      thence westerly 160.00 feet to a point (shown as Point #14 on the MLP) having coordinates of north 217,912.77 east 1,212,990.57, westerly to a point having coordinates of north 218,347.41 east 1,212,154.04, and along a curve to the left having a radius of 851.02 feet for a distance of 1,128.83 feet to a point having coordinates of north 218,065.79 east 1,211,137.37 in the 1983 New Hampshire State Plane Coordinate System said point (shown as Point #15 on the
MLP) and also being on a line 400.0 feet northeast of and parallel to the edge of pavement of the existing North Apron;

      thence westerly along a line 400.0 feet northeast of and parallel to the edge of pavement of the existing North Apron to a point on a line 500.00 feet northwest of and parallel to the northwest edge of pavement of the existing North Apron;

      thence southerly along a line 500.00 feet northwest of and parallel to the northwest edge of pavement of the existing North Apron to a point on a line 1,550.00 feet east of and parallel to the existing centerline of Runway 16-34;

      thence northerly along a line 1,550.00 feet east of and parallel to the existing centerline of Runway 16-34 to the existing Fire Training Area No. 2 fence line south of Merrimac Drive;

      thence westerly and northerly along the fence line to a point on the easterly side of Short Street;

      thence northerly along the easterly side of Short Street to the southeasterly corner of the junction of Short Street and Merrimac Drive (shown as Point #16 on the MLP);

      thence northerly across Merrimac Drive to the northeasterly corner of the junction of Merrimac Drive and Nimble Hill Road (shown as Point #17 on the MLP;

      thence northerly along the easterly side of Nimble Hill Road to the existing Base perimeter boundary located north of Merrimac Drive;

Leased Premises Description
Exhibit A
Page 5
April 10, 1992

II.   Adding to the parcel described in Section 1 the following:

      1. all easements and licenses south of the existing Base perimeter boundary and across and north of Route 101 shown on Segment "A" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      2. all lands, easements, permits and licenses between and across Route 101 and 1-95 shown on Segment "A" and Segment "G" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      3. all lands, easements and licenses related to the Middle Marker and approach lights as shown in Segment "G" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      4. all lands bounded by a line beginning the southeasterly corner of the junction of Short Street and Merrimac Drive (shown as Point #16 on the MLP);

                  thence northerly across Merrimac Drive to the northeasterly corner of the junction of Merrimac Drive and Nimble Hill Road (shown as Point #17 on the MLP;

                  thence northerly along the easterly side of Nimble Hill Road to a point on a line 40.00 feet north of and parallel to the existing centerline of Merrimac Drive;

                  thence easterly along a line 40.00 feet north of and parallel to the existing centerline of Merrimac Drive to a point on a line which is the southerly extension of the existing Base perimeter boundary which passes through a point (shown as Point #20 on the MLP);

                  thence northerly along a line which is the southerly extension of the existing Base perimeter boundary which passes through a point (shown as Point #20 on the MLP) to the existing Base perimeter boundary;

                  thence easterly along the existing Base perimeter boundary to a point on a line which is the easterly utility easement line shown on Sheet 24 of New Hampshire DOT Right-Of-Way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989;

                  thence southerly along the easterly utility easement line
            shown on Sheet 24 of New Hampshire DOT Right-Of-Way Plans Of Proposed Spaulding Turnpike Improvements dated 9-22-1989 to a point on a line 80.00

Leased Premises Description
Exhibit A
Page 6
April 10, 1992

            feet south of and parallel to the existing centerline of Portsmouth Ave.;

                  thence southerly along a line 80.00 feet easterly of and
            parallel to the existing centerline of Portsmouth Ave. to a point (shown as Point #13 on the MLP) having coordinates of north 217,844.10 east 1,213,120.69 in the 1983 New Hampshire State Plane Coordinate System;

                  thence westerly 160.00 feet to a point (shown as Point #14 on the MLP) having coordinates of north 217,912.77 east 1,212,990.57;

                  thence northerly along a line 80.00 feet west of and parallel to the existing centerline of Portsmouth Ave. to a point on a line
            40.00 feet south of and parallel to the existing centerline of Merrimac Drive;

                  thence westerly and southerly along a line 40 feet southerly of and parallel to the existing centerline of Merrimac Drive to a point on a line 1,550.00 feet east of and parallel to the existing centerline of Runway 16-34 and northerly along said line to the point of beginning;

      5. an area bounded by a line beginning at Point #7 described in Section I and proceeding easterly along a line 80.00 feet north of and parallel to the existing centerline of Rockingham Drive to a point on a line that is extended from a line 80.00 feet north of and parallel to the existing centerline of Ashland Road;

                  thence easterly along a line 80.00 feet north of and parallel to the existing centerline of Ashland Road to the existing Base perimeter boundary;

                  thence southerly along said Base perimeter boundary to a point on a line on the northerly permit line of the Jones School;

                  thence westerly to a point on the northeasterly corner of
            Northwood Road;

                  thence westerly along the north side of Northwood Road to a point on a line 80.00 feet south of and parallel to the existing centerline of Rockingham Drive;

                  thence westerly along a line 80.00 feet south of and parallel to the existing centerline of Rockingham Drive to the southerly line of MLP described in Section I and

Leased Premises Description
Exhibit A
Page 7
April 10, 1992

            easterly along said line of Leased Premises to the point of beginning; and any and all rights related to Ashland Road that are retained by the Air Force that are not within the existing Base perimeter boundary;

      6. a 25 foot wide railroad right-of-way within existing boundaries of the base, and any interest in such rights-of-way that the Air Force may have outside but contiguous to the base boundaries, at the time of transfer;

      7. a 25 foot wide aircraft fuel pipeline right-of-way along the course of the existing fuel pipeline within the boundaries of the base and any interest in such right-of-way that the Air Force may have outside the base boundaries at the time of transfer;

      8. avigation easements (e.g., to control airspace, to preserve the right of overflight (including the generation of noise and aircraft air emissions), to prohibit/remove structures and natural growth intruding upon any existing or planned FAA designated imaginary surface and for access for such purposes, etc.) over all property presently within the boundaries of Pease and any such existing rights that extend beyond the boundaries of Pease or would allow the exclusion of such rights;

      9. navigational aid installation property interests held by the Air Force in support of the airfield;

      10. all land bounded by a line beginning at a point (shown as Point #8 on the MLP) of intersection of the MLP line described in Section I and a line 50.00 feet west of and parallel to the existing centerline of Concord Ave.;

                  thence southerly and westerly along a line 50.00 feet west of and parallel to the existing centerline of Concord Ave. to a point on the Leased Premises line described in Section I above that is
            250.00 feet east of and parallel to the existing centerline of Portsmouth Ave.;

                  thence southerly along said line 250.00 feet east of and
            parallel to the existing centerline of Portsmouth Ave. to a point on a line 50.00 feet south of and parallel to the existing centerline of Concord Ave;

                  thence easterly and northerly along a line 50.00 feet south of and parallel to the existing centerline of Concord Ave. to a point on the Leased Premises line described in Section I above that extends easterly from a point (shown as Point #8 on the MLP);

Leased Premises Description
Exhibit A
Page 8
April 10, 1992

            thence westerly to the point of beginning;

      11. the utility systems at Pease, including electric, water, sewer, heat, telephone, natural gas, and all facilities and appurtenances associated therewith ("Utility Systems").

      12. all subsurface water and mineral rights to all portions of the real property transferred pursuant to this lease;

      13. an easement to control improvements and vegetative growth above a plane described by a 1,000 foot radius from the center of the VOR critical area and at the elevation of the base of the VOR structure;

      14. a 400 foot wide avigation easement over Route 101 centered on a line through the center of the Runway 34 approach light supports between property to the north and south that is currently owned by the Air Force;

      15. a license and 50 foot wide perpetual sewer easement from the existing Pease base perimeter boundary easterly and northerly across Woodbury Avenue, the municipal boundary between the Town of Newington and the City of Portsmouth to the Piscataqua River identified on a drawing titled "Segment 2" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      16. a perpetual drainage permit end easements from Little Bay south to the existing northern Pease perimeter boundary as identified on a drawing titled "Segment B" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80 and continuing along the drainage ditch running southerly west of the railroad right-of-way described in paragraph 7 and continuing southerly and dividing into branches which both continue southerly to the line of Leased Premises described in Section I;

      17. a perpetual drainage easement from the existing western Pease perimeter boundary west to Great Bay as identified on a drawing titled "Segment B" of the Real

Leased Premises Description
Exhibit A
Page 9
April 10, 1992

            Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      18. two perpetual drainage easements from the existing western Pease perimeter boundary to McIntyre Road identified as Tract B237E and Tract B229E on a drawing titled "Segment "B" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      19. a perpetual drainage easement from the southerly right-of-way of I-95 southwesterly of the Portsmouth Traffic Circle southeasterly and northeasterly across U.S. Route 1, Cote Street and Bartlett Street to North Mill Pond identified on a drawing titled "Segment C" of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6-11-80;

      20. a perpetual easement to continue to allow surface water runoff to flow over and through existing drainage courses in areas of the former Pease Air Force Base not described in Section I above;

      21. an easement west of the existing Runway 34 Runway Protection Zone bounded to the north and east by the line of Leased Premises described in Section I, to the south by the existing Base perimeter boundary and to the west by a line beginning at a point on the line of Leased Premises described in Section 1 and on a line which is the westerly edge of the Runway 34 Protection Zone thence southerly along a line which is the westerly edge of the Runway 34 Runway Protection Zone to the existing Base perimeter boundary.

III. Excluding from the parcel described in Section I above, the following:

      1. the New Hampshire Air National Guard cantonment area shown as Parcel I - Tract I on the boundary survey of the New Hampshire Air National Guard Cantonment area by Rist-Frost Associates, P.C. scale of 1" = 200' and dated 4 December 1989 excepting and reserving certain areas as described below:

                  the area south of a line 50.00 feet north of and parallel to the existing centerline of Newington Road;

                  the area west of a line 50.00 feet east of and parallel to the existing centerline of Portsmouth Ave.;

Leased Premises Description
Exhibit A
Page 10
April 10, 1992

                  the area east of a line 50.00 feet west of and parallel to the existing centerline of Portsmouth Ave.;

                  the area west of a line 1,251.00 feet east of and parallel to the existing centerline of Runway 16-34;

      2. a temporary easement to use fuel pumphouses within an area depicted as Parcel I - Tract II on the boundary survey of the New Hampshire Air National Guard Cantonment area by Rist-Frost Associates, P.C. scale of 1" = 200' and dated 4 December 1989 until such time as new facilities are constructed by the New Hampshire Air National Guard, excepting and reserving certain areas as described below:

                  the area south of a line 193.00 feet north of and parallel to the existing centerline of Taxiway "C";

                  the area east of a line 865.00 feet east of and parallel to the existing centerline of Runway 16-34 except for the area within
            30.00 feet of the exterior face of a building shown as commonly known as "Building 347";

      3. a temporary easement to use on an exclusive basis the the following facilities, to include associated parking lots and grounds, until such time as each of the facilities is no longer required to be used exclusively by the Air Force, at which time the temporary easement for said facility shall expire:

                  Facility No.  22
                  Facility No.  43 and one storage building;
                  Facility No. 124
                  Facility No. 125
                  Facility No. 130
                  Facility No. 237
                  Weather Tower of Facility No. 238
                  Facility No. 10033
                  Facility No. 10514
                  Facility No. 35238

      4. the following facilities, which may be moved at the discretion of the Air Force:

                  Facility No. 35022
                  Facility No. 35330
                  Facility No. 35334

Leased Premises Description
Exhibit A
Page 11
April 10, 1992

IV. Reservations, Restrictions And Conditions

      1. A condition that the lessee will comply with the requirements of Condition 22 of the lease for the following two parcels:

            Parcel A: bounded by a line beginning at a point on a line 250.00 feet southerly of and parallel to the existing centerline of Merrimac Drive and on a line 30.00 feet easterly of and parallel to Short Street, northerly along a line 30.00 feet easterly of and parallel to Short Street to the southerly edge of Merrimac Drive;

                  thence northerly to the northerly edge of Merrimac Drive at a point on a line 30.00 feet north of and parallel to the existing centerline of Nimble Hill Road;

                  thence northerly along a line 30.00 feet north of and parallel to the existing centerline of Nimble Hill Road to the fenceline for the existing Base perimeter boundary;

                  thence easterly along said fenceline to a point on a line
            1,550.00 feet east of and parallel to the existing centerline of Runway 16-34;

                  thence southerly along a line 1,550.00 feet east of and
            parallel to the existing centerline of Runway 16-34 to a point on a line 40.00 feet north of and parallel to the existing centerline of Merrimac Drive;

                  thence easterly along a line 40.00 feet north of and parallel to the existing centerline of Merrimac Drive to a point that is a southerly extension of the Base perimeter boundary that is between two points (shown as Point #18 and Point #19 on the MLP);

                  thence easterly along a line that is a southerly extension of the Base perimeter boundary that is between two points (shown as Point #18 and Point #19 on the MLP) to a point on a line 40.00 feet south of and parallel to the existing centerline of Merrimac Drive;

                  thence westerly along a line 40.00 feet south of and parallel to the existing centerline of Merrimac Drive to a point on a line 1,550.00 feet east of and parallel to the existing centerline of Runway 16-34;

                  thence southerly along a line 1,550.00 feet east of and
            parallel to the existing centerline of Runway 16-34

Leased Premises Description
Exhibit A
Page 12
April 10, 1992

            to a point on a line 250.00 feet south of and parallel to the existing centerline of Merrimac Drive and westerly to the point of beginning; and

            Parcel B: bounded by a line beginning at a point on a line 500.00 feet northwest of and parallel to the existing northwest edge of pavement of the North Apron and on a line 400.00 feet northeast of and parallel to the existing northeast edge of pavement of the North Apron, easterly 120.00 along a line 400.00 feet northeast of and parallel to the existing northeast edge of pavement of the North Apron;

                  thence westerly to a point on a line 500.00 feet northwest of and parallel to the existing northwest edge of pavement of the North Apron and 160.00 feet southerly of the point of beginning;

                  thence northeasterly on a line 500.00 feet northwest of and parallel to the existing northwest edge of pavement of the North Apron to the point of beginning;

      2. A reservation to the Air Force and its successors in interest consisting of an 80.00 foot right-of-way centered on the Portion of Strafford Drive inside the area described in Section I.

      3. A condition that the Lessee will comply with the requirements of Condition 25.5 of the Lease for those wetlands specified in said Condition 25.5 and further specified in Exhibit I-5 hereto ("Designated Wetlands").

               DESCRIPTION OF RELATED PERSONAL PROPERTY REQUESTED

I. The applicant requests transfer of all personal related property (excluding Non-appropriated funded(NAF) property) remaining on the base inventory as of August 1, 1991, except for the 48 mobile home units located in the former mobile home park on Portsmouth Avenue.

                                                     LEASE NO. USAF-PEA 1-92-032

                             SUPPLEMENTAL AGREEMENT
                                      NO. 3

      This Supplemental Agreement No. 3 is entered into as of the 21st day of June, 1997, by and between the Secretary of the Air Force ("Government" or "Air Force") and the Pease Development Authority, a body politic and corporate established under New Hampshire RSA 12-G with a place of business at the Pease International Tradeport, 360 Corporate Drive, Portsmouth, New Hampshire ("Lessee" or "PDA").

RECITALS

A. The Air Force and the PDA are parties to Lease No. USAF-PEA-l-92-032 as modified by Supplemental Agreement No. 1 dated August 4, 1992 and by Supplemental Agreement No. 2 dated July 15, 1993 (collectively the "Lease") covering a portion of the lands and other facilities ("Premises I") comprising the former Pease Air Force Base, New Hampshire ("Pease AFB").

B. Premises I are subject to an Amended Application for Airport Property dated April 14, 1992 ("Application") filed by the PDA with the Air Force pursuant to which PDA seeks transfer of title for Premises I as airport purpose surplus property in accordance with applicable provisions of federal law. The Application was accepted by the Air Force on April 14, 1992 ("Acceptance"). The Lease was entered into to allow PDA to enter into possession of Premises I and to use, operate, maintain and develop said Premises pending final disposition to PDA.

C. The PDA has also filed with the Air Force Amendment No. 1, dated March 24, 1994, to the Application seeking transfer under applicable provisions of federal law of the remaining land, buildings and other facilities comprising the former Pease AFB and designated as Parcels F, G, G.1, H,
      I.1 and K and certain additional personal property ("Premises II"). Pending fee transfer of Premises II, the parties seek to allow PDA to enter into immediate possession of Premises II and to use, operate, maintain and develop it in accordance with the terms of the Lease, as modified by this Supplemental Agreement No. 3.

D. The Secretary of the Air Force is entering into this Supplemental Agreement No. 3 under authority contained in 10 U.S.C. ss.2667(f) that the surplus property comprising Premises II hereby leased would facilitate State and local economic readjustment efforts by providing new opportunities for commercial and industrial redevelopment that will spur job creation and accelerate economic redevelopment, and leasing such property pending its conveyance by deed will be advantageous to the United States and in the public interest. The Secretary of the Air Force is also entering into this Supplemental Agreement No. 3 pursuant to the

                                                     LEASE NO. USAF-PEA 1-92-032

      general authority contained in 49 U.S.C. ss.ss.47151-47153 and other applicable provisions of law.

E. The PDA is entering this Supplemental Agreement No. 3 under authority contained in New Hampshire RSA 12-G.

NOW THEREFORE, the parties hereby agree to modify the Lease as follows:

1. Leased Premises. The following new paragraph is hereby added to the section entitled Leased Premises:

            "In addition, the Secretary of the Air Force, by virtue of the authority conferred upon him by law and for the consideration set out below, hereby leases to the PDA Premises II consisting of certain lands with improvements thereon together with certain related personal property, comprising the remainder of the former Pease AFB, and more particularly described in Exhibit A-1 and shown on Exhibit B-1 attached hereto. Premises II is being leased for use by PDA subject to the conditions set forth in the Lease, as modified by this Supplemental Agreement No. 3, pending final disposition to PDA pursuant to applicable provisions of federal law. (For purposes of the Lease, as modified by this Supplemental Agreement No. 3, unless the context or text otherwise requires or specifies a distinction between Premises I and Premises II, the term "Airport" or "Leased Premises" or "Premises" shall refer collectively to Premises I and Premises II.")

2. Condition 1, Term, is hereby modified by deleting Condition 1.1 in its entirety and substituting the following new Condition 1.1:

            "1.1 This Lease, as modified by Supplemental Agreement No. 3, shall be for a term of years, beginning April 14, 1992 ("Term Beginning Date") and ending upon the conveyance and delivery of a deed or deed(s) comprising the entirety of both Premises I and Premises II to PDA or at midnight on the day which is fifty-five (55) years from the date of execution of this Supplemental Agreement No. 3, whichever first occurs, unless sooner terminated in accordance with the provisions of this Lease ("Term").

            Notwithstanding any other provisions of this Lease, as modified by Supplemental Agreement No. 3, the parties acknowledge that a deed(s) of Premises I, Premises II or any portion of Premises I and/or Premises II may be conveyed to PDA from time to time during the Term to effect a transfer of the property covered by such deed(s) that is less than the entire Leased Premises. In such event, the Lease shall be modified to remove the property so conveyed and the remainder of Premises I and/or Premises II shall remain subject to the

                                                     LEASE NO. USAF-PEA 1-92-032

            conditions of the Lease, as modified by Supplemental Agreement No. 3, for the remainder of the Term."

3. Condition 2, Easements and Rights-of-Ways, is hereby modified by adding a new Condition 2.3 as follows:

            "2.3 The Government reserves for the use and benefit of the public, an avigation easement and a right of way for the free and unobstructed passage of aircraft in the airspace above the surface of the Leased Premises, together with the right to cause in such airspace such sound, vibrations, fumes, dust, fuel particles, and all other effects as may be caused by the operation of aircraft, now known or hereafter used, for the navigation through or flight in the said airspace, and for use of said airspace for landing on, taking off from, or operating on the airport on the former Pease AFB."

4. Condition 3, Condition of Leased Premises, is hereby modified by adding the following new provisions after Condition 3.3:

            "3.4 Within ninety (90) days after the date of execution of Supplemental Agreement No. 3 (or such longer period as mutually agreed upon by the Parties), the following reports will be prepared by the Government with respect to Premises II and attached as exhibits and made a part of the Lease:

            (1) A written Condition Report of Premises II signed by representatives of the Government and the Lessee will be attached as Exhibit C-1. A videotaped report of Premises II will be prepared by the Government in cooperation with the Lessee and a copy will be provided by the Government to the Lessee upon completion. The written and videotaped reports will document the condition of Premises II with respect to physical appearance and condition on the date of execution of Supplemental Agreement No. 3 as determined from the joint inspection by the Parties.

            (2) An Environmental Condition Report signed by representatives of the Government and the Lessee for Premises II will be attached as Exhibit D-1. The report will set forth the condition of Premises II with respect to environmental matters on the date of execution of Supplemental Agreement No. 3 as determined from the joint environmental inspection by the Parties.

                  In the event any information/data in any written report
            prepared pursuant to the provisions of this Condition 3.4 ("Premises II Condition Report Information/Data") conflicts with any information/data developed and used in connection with the Pease Air Force Base Federal Facility Agreement identified in Condition

                                                     LEASE NO. USAF-PEA 1-92-032

            10.7 and 10.A.7. below ("FFA Information/Data"), the FFA Information/Data will take precedence over the Condition Report Information/Data.

            3.5 At the expiration or earlier termination of the Lease, the following reports will be prepared by the Government and attached as exhibits and made a part of the Lease within ten (10) business days after the expiration of the Lease for that part of (or all of the Leased Premises) conveyed by delivery of a deed therefor to the Lessee, or after the Lessee vacates the Leased Premises, as the case may be:

                  (1) An update of the written Condition Report for the applicable part of the Premises signed by representatives of the government and the Lessee. The update of the Condition Report will set forth the agreed physical appearance and condition of the Leased Premises, or applicable portion thereof, on the ending date of the Lease for such portion of the Premises as determined from a joint inspection of them by the Parties.

                  (2) An update of the report of the environmental condition of the Premises, or applicable portion thereof, signed by representatives of the Government and the Lessee. The update of the environmental condition will set forth those environmental conditions and matters on and affecting the Leased Premises, or applicable portion thereof, on the ending date of the Lease for such portion of the Premises as determined from the records and analyses reflected therein."

5. Condition 4, Rental, is hereby modified by adding the following new provision at the end of Condition 4.1:

            "The Lessee shall pay to the United States nominal cash rent for Premises II in the amount of One Dollar ($ 1.00), the receipt of which is hereby acknowledged for the entire term of the Lease."

6. Condition 4, Rental, is hereby further modified by deleting from Condition 4.2, lines 6 - 8, the words "direct to the Disposal Team Site Manager, Pease Air Force Base, New Hampshire 03803 ("Site Manager" or "said officer")" and inserting in place thereof the following:

                  "...direct to:
                                   11 WG/FMAO
                       1430 Air Force Pentagon, Room 5E152
                            Washington, DC 20330-1430

            A copy of any payment instrument of transmittal letter shall also be sent to the

                                                     LEASE NO. USAF-PEA 1-92-032

            Air Force Base Conversion Agency ("AFBCA") Operating Location-A, Site Manager, 61 International Drive, Building 43, Pease AFB, NH 03803-0157 ("Site Manager")."

7.    Condition 4, Rental, is further modified by deleting existing Condition
      4.4 and Condition 4.5 in their entirety and substituting in their place the following: "[Deleted]"

8. Condition 5, Other Agreements is hereby modified by adding the following new sentence at the end of Condition 5.2:

            "Unless the context refers specifically to the document constituting Appendix 1, the term AJUA shall include any amendments, modifications, or replacements to Appendix 1."

9. Condition 5, Other Agreements, is hereby modified by adding a new Condition 5.3 as follows:

            "5.3 The Lessee has submitted to the Government Amendment No. 1, dated March 24, 1994 ("Amendment No. 1"), to the Application the purpose of which was to seek conveyance of Premises II by public benefit transfer for airport purposes. On October 4, 1994, the PDA filed certain documents with the Government seeking transfer of portions of Premises II (Parcels F, G.1 and H) by economic development conveyance. By letter dated October 20, 1995, the PDA withdrew its request for transfer by economic development conveyance and confirmed its intent to proceed with a transfer of Premises II solely on the basis of a public benefit transfer for airport purposes as originally requested in Amendment No. 1. (The Application, as amended by Amendment No. 1, as confirmed by the October 20, 1995 letter, may be referred to as the "Amended Application"). The FAA approved the Amended Application on December 12, 1995, and March 18, 1997, and the Air Force executed an acceptance of the Amended Application on June 26, 1997 ("Acceptance II"). The Amended Application and Acceptance II are both attached to this Supplemental Agreement No. 3 as Exhibit F-1 and hereby incorporated into the Lease by reference.

                  (1) In the event of any inconsistency between the provisions of Sections 8b, 8c, 8d, 8e or 8f of the Amended Application and Acceptance, and any provisions of the Lease, as modified by this Supplemental Agreement No. 3, the provisions of the Lease as modified by this Supplemental Agreement No. 3 shall control.

                  (2) In the event of any inconsistency between any provisions other than those contained in Sections 8b, 8c, 8d, 8e or 8f of the Amended

                                                     LEASE NO. USAF-PEA 1-92-032

                  Application and Acceptance, and any provisions of the Lease, as modified by this Supplemental Agreement No. 3, the provisions of the Application and Acceptance, as amended, shall control."

10. Condition 6, Use of the Leased Premises, is hereby modified by deleting existing Condition 6.1 in its entirety and substituting a new Condition
      6.1 as follows:

                  "6.1 The Leased Premises shall be used only for public airport purposes for the use and benefit of the public, subject to and in accordance with all of the terms and conditions set out in the Application and Acceptance and Amended Application and Acceptance II and the Lease, as amended by this Supplemental Agreement No. 3. The term "airport purposes" as used in this Condition 6.1 shall have the same meaning as that ascribed to such term under 14 C.F.R. 154.1(d) and shall include the use of property to produce sources of revenue from non-aviation business at the Airport and all uses in connection with airport purposes contemplated within the scope of the Final Environmental Impact Statement, Disposal and Reuse of Pease Air Force Base, New Hampshire (U.S. Air Force, June, 1991), the Record of Decision dated August 20, 1991 (including attachments thereto) ("ROD"), the Supplemental Record of Decision dated April 13, 1992, the Final Supplemental Environmental Impact Statement dated August 1995, and the Supplemental Record of Decision dated April 14, 1997. (The Final Environmental Impact dated June 1991 and the Final Supplemental Environmental Impact dated August 1995 may be referred to collectively as the "FEIS" or the "SEIS". The Supplemental Record of Decision dated April 13, 1992, and the Supplemental Record of Decision dated April 14, 1997, may be referred to collectively as the "Supplemental ROD")."

11. Condition 6, Use of the Leased Premises, is hereby further modified by deleting the second sentence in Condition 6.2 in its entirety and substituting the following new second sentence in its place:

                  "The Lessee agrees that any operation, type and quantity of chemicals used or emissions caused, employees, vehicle trips, flights of aircraft, or any other parameter contained in the FEIS, ROD and Supplemental ROD (collectively, "FEIS/ROD parameters") which might have environmental impact or are regulated by Federal or State environmental laws shall not be exceeded without such other approvals as may be required by law."

12. Condition 7, Default and Termination, is hereby modified by deleting existing Condition 7.2 in its entirety and adding the following new Condition 7.2 in its place:

                  "7.2 The Director, AFBCA, or the Deputy Assistant Secretary of the Air Force

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                                                     LEASE NO. USAF-PEA 1-92-032

                  (Installations) may terminate this Lease as to all or any part of the Leased Premises at any time after expiration of the cure period provided for in Condition 7.1 upon written notice of the termination ("Termination Notice") to the Lessee in the event of any such default and breach of the Lease by the Lessee. The Termination Notice shall be effective as of a day to be specified therein, which shall be at least thirty (30) days after its receipt by the Lessee, provided, however that if PDA effects a cure before the Termination Notice becomes effective, the Termination Notice shall be deemed null and void."

13. The heading of Condition 10, Environmental Protection, is hereby changed to: "Environmental Protection - Premises I".

14. Condition 10, Environmental Protection - Premises I is hereby modified as follows:

            After Condition 10.17, add the following new Condition 10.18:

            "The Lessee, and any sublessees or licensees, must maintain and make available to the Air Force, EPA and NHDES all records, inspection logs, and manifests that track the generation, handling, storage, treatment, and disposal of hazardous waste, as well as all other records required by applicable laws and requirements. The Air Force reserves the right to inspect the facility and Lessee, sublessee and licensee records for compliance with Federal, State, local laws, regulations, and other requirements relating to the generation, handling, storage, treatment, and disposal of hazardous waste, as well as the discharge or release of hazardous substances. Violations will be reported by the Air Force to appropriate regulatory agencies, as required by applicable law. The Lessee, its sublessees or licensees will be liable for the payment of any fines and penalties which may accrue as a result of the actions of Lessee, its sublessees or licensees, respectively."

15. Following Condition 10, Environmental Protection - Premises I, add the following new Condition 10A, Environmental Protection - Premises II. The following provisions shall apply only to Premises II, and any reference to "Leased Premises" appearing in this Condition 10.A. shall be construed to refer only to Premises II:

            10.A.1. The Lessee, any sublessee and licensee shall comply with all Federal, State, and local laws, regulations, and standards that are or may become applicable to Lessee's, sublessee's or licensee's activities on the Leased Premises.

            10.A.1.1. The Lessee agrees that in the event of any assignment, sublease or license of the Leased Premises pursuant to Condition 20 of the Lease, it shall provide to EPA and NHDES by certified mail a copy of the agreement of assignment, sublease or license of the Leased Premises (as the case may be) within fourteen (14) days after the

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                                                     LEASE NO. USAF-PEA 1-92-032

            effective date of such transaction. The Lessee may delete the financial terms and any other proprietary information from the copy of any agreement of assignment, sublease or license furnished pursuant to this Condition 10.A.1.1.

            10.A.2. The Lessee, any sublessee and licensee shall be solely responsible for obtaining at its cost and expense any environmental permits required for its operations under the Lease, independent of any existing permits.

            10.A.3. The Lessee, any sublessee or licensee shall, to the extent permitted under applicable law, indemnify, save, and hold harmless the Government from any damages, costs, expenses, liabilities, fines, or penalties resulting from releases, discharges, emissions, spills, storage, disposal, or any other acts or omissions by the Lessee (or sublessee, or licensee), its officers, agents, employees, contractors, or sublessees, or licensees, or the invitees of any of them, giving rise to Government liability, civil or criminal, or responsibility under Federal, State, or local environmental laws. This Condition shall survive the expiration or termination of the Lease, and the Lessee's, sublessee's or licensee's obligations hereunder shall apply whenever the Government incurs costs or liabilities for the Lessee's, sublessee's or licensee's actions of the types described in this Condition 10.A.

            10.A.4. The Government's rights under this Lease specifically include the right for Government officials to inspect upon reasonable notice the Leased Premises for compliance with environmental, safety, and occupational health laws and regulations, whether or not the Government is responsible for enforcing them. Such inspections are without prejudice to the right of duly constituted enforcement officials to make such inspections. The Government normally will give the Lessee, sublessee or licensee twenty-four (24) hours prior notice of its intention to enter the Leased Premises unless it determines the entry is required for safety, environmental, operations, or security purposes. The Lessee, sublessee or licensee shall have no claim on account of any entries against the United States or any officer, agent, employee, or contractor thereof.

            10.A.5. Except as provided in Condition 10.A.6 below, the Government is not responsible for any removal or containment of asbestos. If the Lessee, any sublessee or licensee intend to make any alterations, including demolition, that require the removal of asbestos, an appropriate asbestos removal and disposal plan must be submitted to the Site Manager for approval prior to conducting any remediation, demolition, and/or alteration activities under Condition 17. The asbestos removal and disposal plan will identify the proposed disposal site for the asbestos.

            10.A.6. The Government shall be responsible for the removal or containment of asbestos or asbestos containing material (collectively, "ACM") existing in the Leased

                                                     LEASE NO. USAF-PEA 1-92-032

            Premises on the Term Beginning Date as identified in Exhibit D-1.c., when such ACM is damaged or deteriorated to the extent that it creates a potential source of airborne fibers. Such ACM shall be referred to herein as "damaged or deteriorated." The Government agrees to abate all such existing damaged or deteriorated ACM as provided in this Condition 10.A.6. The Government may choose the most economical means of abating any such damaged or deteriorated ACM, which may include removal or containment, or a combination of removal and containment. The foregoing Government obligation does not apply to ACM which is not damaged or deteriorated to the extent that it creates a potential source of airborne fibers at the time Lessee takes possession of the Leased Premises and which may become damaged or deteriorated by the Lessee's, sublessee's or licensee's activities. ACM which later during the period of this Lease becomes damaged or deteriorated through the passage of time, or as a consequence of the Lessee's, sublessee's or licensee's activities under this Lease, including but not limited to any emergency, will be removed or remediated by the Lessee at its sole cost and expense. Notwithstanding Condition 10.A.5 above, in an emergency, the Lessee will notify the Government as soon as practicable of its emergency ACM responses. The Lessee shall be responsible for monitoring the condition of existing ACM and comply with all applicable laws and regulations relating to ACM.

            10.A.7. Notwithstanding any other provision of the Lease, the Lessee, its sublessees and licensees do not assume any liability or responsibility for environmental impacts and damage caused by the Government's use of toxic or hazardous wastes, substances, or materials on any portion of Pease AFB, including the Leased Premises. The Lessee, its sublessees and licensees have no obligation under this Lease to undertake the defense of any claim or action, whether in existence now or brought in the future, solely arising out of the use of or release of any toxic or hazardous wastes, substances, or materials on or from any part of Pease AFB, including the Leased Premises, prior to the earlier of the first day of Lessee's occupation or use of each such portion of or such building, facility or other improvement on the Leased Premises under any instrument entered into between the Parties or the Term Beginning Date. Further, the Lessee, its sublessees and licensees have no obligation under this Lease to undertake environmental response, remediation, or cleanup relating to such use or release.

                  10.A.7.1. For the purposes of this Condition, "defense" or
            "environmental response, remediation, or cleanup" include liability and responsibility for the costs of damage, penalties, legal, and investigative services relating to such use or release. "Occupation" or "use" shall mean any activity or presence (including preparation and construction) in or upon such portion of, or such building, facility, or other improvement on the Leased Premises.

                                                     LEASE NO. USAF-PEA 1-92-032

                  10.A.7.2. This Condition does not relieve the Lessee, its
            sublessees or licensees of any obligation or liability they might have or acquire with regard to third parties or regulatory authorities by operation of law.

                  10.A.7.3. The Air Force recognizes and acknowledges its
            obligations under Section 330 of the National Defense Authorization Act, 1993, Pub. L. 102-484, as amended, which provides for indemnification of certain transferees of closing defense property. The Air Force also recognizes and acknowledges its obligations under
            Section 8056 of the Department of Defense Appropriations Act, 1991, Pub. L. 101-5 11, which provides for indemnification of certain parties at Pease Air Force Base, New Hampshire.

                  10.A.7.4. This Condition 10.A.7. shall survive the expiration or termination of the Lease.

            10.A.8. The Lessee expressly acknowledges that it fully understands that some or all of the response actions to be undertaken with respect to the FFA or the Pease AFB Installation Restoration Program ("IRP") may impact Lessee's quiet use and enjoyment of the Leased Premises. The Lessee agrees that notwithstanding any other provision of the Lease, the Government assumes no liability to the Lessee, its sublessees or licensees should implementation of the EFA, the Pease AFB IRP, or other hazardous waste cleanup requirements, whether imposed by law, regulatory agencies, or the Air Force or the Department of Defense, interfere with the Lessee's, any sublessee's or licensee's use of the Leased Premises. The Lessee, sublessee or licensee shall have no claim against the United States or any officer, agent, employee or contractor thereof on account of any such interference, whether due to entry, performance of remedial or removal investigations, or exercise of any right with respect to the EFA or the Pease AFB IRP or under this Lease or otherwise.

            10.A.9. The Lessee agrees to comply with the provisions of any health or safety plan in effect under the Pease AFB IRP or any hazardous substance remediation or response agreement with environmental regulatory authorities during the course of any of the above described response or remedial actions. Any inspection, survey, investigation, or other response or remedial action will, to the extent practicable, be coordinated with representatives designated by the Lessee, any sublessee, licensee or assignee. The Lessee and any sublessees, assignees, licensees, or invitees shall have no claim on account of such entries against the United States or any officer, agent, employee, contractor, or subcontractor thereof.

            10.A.10. The Lessee, any sublessees and licensees must comply with all applicable Federal, State, and local laws, regulations, and other requirements relating to occupational safety and health, the handling and storage of hazardous materials, and

                                                     LEASE NO. USAF-PEA 1-92-032

            the proper generation, handling, accumulation, treatment, storage, disposal, and transportation of hazardous wastes. The Lessee, its sublessees or licensees will not accomplish any treatment, storage, or disposal of hazardous waste unless the Lessee is in possession of a valid permit issued to it under the Resource Conservation and Recovery Act, as amended ("RCRA"). The Lessee, sublessee or licensee shall not treat, store, or dispose of any hazardous waste under, pursuant to, or in reliance upon any permit issued to the United States Air Force. The Government shall not be liable for any violations of these requirements by the Lessee, its sublessees or licensees. The Government shall not be liable for the cost of proper disposal of any hazardous waste generated by the Lessee, its sublessees or licensees in the event of failure by the Lessee, sublessees or licensees to dispose properly of such wastes. The Lessee, sublessee or licensee is required to obtain and use a separate United States Environmental Protection Agency hazardous waste generator identification number in the Lessee's name for disposal of hazardous wastes generated by Lessee activities.

            10.A.11. The Lessee, any sublessees and licensees must maintain and make available to the Air Force all records, inspection logs, and manifests that track the generation, handling, storage, treatment, and disposal of hazardous waste, as well as all other records required by applicable laws and requirements. The Air Force reserves the right to inspect the facility and Lessee, sublessee and licensee records for compliance with Federal, State, local laws, regulations, and other requirements relating to the generation, handling, storage, treatment, and disposal of hazardous waste, as well as to the discharge or release of hazardous substances. Violations will be reported by the Air Force to appropriate regulatory agencies, as required by applicable law. The Lessee, its sublessees and licensees will be liable for the payment of any fines and penalties which may accrue as a result of their actions, respectively.

            10.A.12. The Lessee shall have a completed and approved plan prior to commencement of operations on the Leased Premises for responding to hazardous waste, fuel, and other chemical spills and for proper management and disposal of all hazardous materials. Such plan shall comply with all applicable requirements and shall be updated from time to time as may be required to comply with changes in site conditions or applicable requirements and shall be approved by all agencies having regulatory jurisdiction over such plan. The plan shall be independent of Air Force spill prevention and response plans. The Lessee shall not rely on use of Pease AFB personnel or equipment in execution of its plan. The Lessee shall file a copy of the approved plan and approved amendments thereto with the Site Manager within fifteen (15) days of approval. Notwithstanding the foregoing, should the Government provide any personnel or equipment, whether for initial fire response and/or spill containment or otherwise on request of the Lessee, or because the Lessee was not, in the opinion of the Government, conducting timely cleanup actions, the Lessee agrees

                                                     LEASE NO. USAF-PEA 1-92-032

            to reimburse the Government for its costs in accordance with all applicable laws and regulations.

            10.A 13. The Lessee shall strictly comply with the hazardous waste permit requirements under the Resource Conservation and Recovery Act or its State equivalent and any other applicable laws, rules, and regulations. The Lessee must provide at its own expense such hazardous waste storage facilities which comply with all laws and regulations as it may need for storage. Government hazardous waste storage facilities will not be available to the Lessee, any sublessee or licensee. Any violation of the requirements of this Condition shall be deemed a material breach of this Lease.

            10.A.14. Air Force accumulation points for hazardous and other wastes will not be used by the Lessee, any sublessee or licensee. Neither will the Lessee, sublessee or licensee permit its hazardous waste to be commingled with hazardous waste of the Air Force.

            10.A.15. The Lessee shall not discharge or allow the discharge of any dredged or fill material into any waters or wetlands on the Leased Premises except in compliance with Condition 25A and with the express written consent of the Site Manager.

            10.A.16. The Lessee acknowledges receipt under separate cover of the Supplemental Environmental Baseline Survey ("SEBS") for the Leased Premises, dated April 22, 1997.

            10.A.17. Prior to the storage, mixing, or application of any pesticide, as that term is defined under the Federal Insecticide, Fungicide, and Rodenticide Act, the Lessee shall prepare a plan for storage, mixing, and application of pesticides ("Pesticide Management Plan"). The Pesticide Management Plan shall be sufficient to meet all applicable Federal, State, and local pesticide requirements. The Lessee shall store, mix, and apply all pesticides within the Leased Premises only in strict compliance with the Pesticide Management Plan. The pesticides will only be applied by a licensed applicator.

            10.A.18. The Lessee shall comply with all requirements of the Federal Water Pollution Control Act, the National Pollutant Discharge Elimination System ("NPDES"), and any applicable State or local requirements. If the Lessee, its sublessees or licensees discharge wastewater to a publicly-owned treatment works, the Lessee, its sublessees or licensees shall comply with or make any required application for its discharge ("Pretreatment Permit Application") prior to making the discharge. The Lessee, sublessees or licensees will be responsible for meeting all applicable wastewater discharge permit standards. The Lessee will not discharge

                                                     LEASE NO. USAF-PEA 1-92-032

            wastewater under the authority of any NPDES permit. pretreatment permit or any other permit issued to Pease AFB. Except for the two septic tanks identified in Condition 25.A.13. below, the Lessee, its sublessees or licensees shall make no use of any other Government septic tank installed on Pease AFB.

            10.A.19. The Lessee must notify the Site Manager of Lessee's intent to possess, store, or use any licensed or licensable source or byproduct materials, as those terms are defined under the Atomic Energy Act and its implementing regulations; of Lessee's intent to possess, use, or store radium; and of Lessee's intent to possess or use any equipment producing ionizing radiation and subject to specific licensing requirements or other individual regulations, at least sixty (60) days prior to the entry of such materials or equipment upon Pease AFB. Upon notification, the Site Manager may impose such requirements, including prohibition of possession, use, or storage, as deemed necessary to adequately protect health and the human environment. Thereafter, the Lessee must notify the Site Manager of the presence of all licensed or licensable source or byproduct materials, of the presence of all radium, and of the presence of all equipment producing ionizing radiation and subject to specific licensing requirements or other individual regulation; provided, however, that the Lessee need not make either of the above notifications to the Site Manager with respect to source and byproduct material which is exempt from regulation under the Atomic Energy Act. The Lessee shall not, under any circumstances, use, own, possess or allow the presence of special nuclear material on the Leased Premises.

            10.A.20. The Lessee further agrees that it shall provide, or shall require its sublessee or licensee to provide the Air Force, EPA and NHDES with prior written notice accompanied by a detailed written description of all proposals for any Alterations (as defined in Condition 17.1) which may impede or impair any activities under the Pease AFB IRP (or the FFA if applicable) or are to be undertaken in certain areas of the Leased Premises identified as "Areas of Special Notice" on Exhibit I-1 hereto. These Areas of Special Notice consist of either "operable units" (as defined in the National Contingency
            Plan) or other areas of concern because of the potential for environmental contamination and include buffer areas as shown on
            Exhibit I-1. The notice and accompanying written description of said proposals shall be provided to the Air Force, EPA and NHDES sixty
            (60) days in advance of the commencement of any such Alterations. in addition, Alterations shall not commence until Lessee has complied with the Provisions of Condition 17.3. The detailed written description said proposals shall include a description of the effect such planned work may have with respect to site soil and groundwater conditions and the cleanup efforts contemplated under the Pease AFB IRP and the FFA. Notwithstanding the preceding three sentences, the Lessee, its sublessees and licensees shall be under no obligation to provide advance written notice of any Alterations that will be undertaken totally within any structure located on the Leased Premises, provided that such work will not

                                                     LEASE NO. USAF-PEA 1-92-032

            impede or impair any activities under the Pease AFB IRP or the FFA. However, any work below the floor of any such structure within any Area of Special Notice that will involve excavating in and/or disturbing concrete flooring, soil and/or groundwater or will impede or impair any activities under the Pease AFB IRP or the FFA will be subject to the sixty (60) day notice requirement imposed by this Condition 10.A.20.

            10.A.21. The Government acknowledges that Pease AFB has been identified as a National Priorities List (NPL) Site under the Comprehensive Environmental Response Compensation and Liability Act (CERCLA) of 1980, as amended. The Lessee acknowledges that the Government has provided it with a copy of the Federal Facility Agreement (EFA) entered into by EPA Region I, the State of New Hampshire, and the Air Force and effective on April 24, 1991, and will provide the Lessee with a copy of any amendments thereto. The Lessee agrees that should any conflict arise between the terms of such agreement as it presently exists or may be amended ("FFA," "Interagency Agreement" or "IAG") and the provisions of this Lease, the terms of the FFA will take precedence. The Lessee further agrees that notwithstanding any other provision of the Lease, the Government assumes no liability to the Lessee or its sublessees or licensees should implementation of the FFA interfere with the Lessee's or any sublessee's or licensee's use of the Leased Premises. The Lessee shall have no claim on account of any such interference against the United States or any officer, agent, employee or contractor thereof other than for abatement of rent.

            10.A.22. The Government, EPA and the New Hampshire Department of Environmental Services (NHDES) and their officers, agents, employees, contractors, and subcontractors have the right, upon reasonable notice to the Lessee and any sublessee or licensee, to enter upon the Leased Premises for the purposes enumerated in this subparagraph and for such other purposes consistent with any provision of the FFA:

            10.A.22.1. To conduct investigations and surveys, including, where necessary, drilling, soil and water sampling, testpitting, testing soil borings and other activities related to the Pease IRP or the FFA;

            10.A.22.2. To inspect field activities of the Government and its contractors and subcontractors in implementing the Pease IRP or the FFA;

            10.A.22.3. To conduct any test or survey required by the EPA or NHDES relating to the implementation of the FFA or environmental conditions at the Leased Premises or to verify any data submitted to the EPA or NHDES by the Government relating to such conditions;

                                                     LEASE NO. USAF-PEA 1-92-032

            10.A.22.4. To conduct, operate, maintain or undertake any other response or remedial action as required or necessary under the Pease IRP or the FFA, including, but not limited to, monitoring wells, pumping wells and treatment facilities."

16. Condition 14, General Indemnification by Lessee, is hereby modified by adding the words "or death" to the second line of Condition 14.1 immediately following the words "injuries to persons".

17. Condition 16, Compliance With Applicable Laws, is hereby modified by adding the words "and occupational safety and health" at the end of Condition 16.1."

18. Condition 17, Development and Alterations, is hereby modified by deleting existing Condition 17.3 in its entirety and substituting a new Condition
      17.3 as follows:

            "17.3. The Lessee shall not construct or make, or permit its sublessees or licensees to construct or make, any Alterations which may impede or impair any activities under the Pease AFB IRP or the FFA, if applicable, or are to be undertaken in Areas of Special Notice (as defined in Condition 10 and 10.A., as applicable) without the prior written consent of the Air Force. Requests for such consent require review by the Director, AFBCA, and will be forwarded promptly by the Site Manager through channels with the pertinent supporting documentation and his or her comments. Such consent may include a requirement for written approval by the Remedial Project Managers appointed under the FFA and provide that such approved Alterations shall become Government property when annexed to the Leased Premises. Plans and specifications shall be submitted in accordance with the provisions of Condition 10 and 10.A, as applicable. Any additional information needed by the Air Force to complete its review will be provided promptly by the Lessee upon receipt of any such Air Force request. The Air Force review process for any proposed Alterations shall be completed within sixty
            (60) days of the receipt of plans and specifications. In the event that problems are detected during review, immediate notice shall be provided by telephone to the Lessee or its representative designated in writing for the purpose. Approval will not be unreasonably withheld."

19. Condition 17, Development and Alterations, is hereby modified by adding the following words at the end of the first sentence of Condition 17.4:

            "and, with respect to Premises II, also with the FAA Supplemental Record of Decision dated June 20, 1997."

20. Condition 20, Assignments, Subleases and Licenses, is hereby modified by deleting existing Condition 20.2(2) in its entirety and substituting in its place the following new Condition 20.2(2):

                                                     LEASE NO. USAF-PEA 1-92-032

            "(2) Any Use Authorization granted by the Lessee shall comply, or in the case of a transaction by a sublessee, licensee or other authorized user (collectively, "Authorized User"), shall be required to comply with the provisions of Condition 10, or Condition 10A, as applicable, including the notice requirements of Condition 10.8 of the FFA, and with Conditions 17 and 25 and 25A, as applicable, and shall be consistent with all other terms and conditions of this Lease and the Application and Acceptance and, with respect to Premises II, also with the Amended Application and Acceptance II, except that the Lessee may rent or impose other types of charges for the subleased, licensed or other authorized use area (collectively, "Authorized Use Area") at rates or levels that are deemed appropriate by the Lessee and consistent with FAA standards and requirements."

21. Condition 22, Historic Property, is hereby modified by adding a new Condition 22.9 as follows:

            "22.9 The Lessee agrees to preserve and maintain the "Frank Jones Brewery Wells", as described in Schedule A-1 and as shown on Schedule C-1 of the Amended Application, in accordance with the applicable terms of the "Memorandum of Agreement Among the Department of the Air Force, the New Hampshire State Historic Preservation Officer, and the Advisory Council on Historic Preservation Regarding Disposal of Pease Air Force Base, New Hampshire" attached as Schedule C-l-A of the Amended Application."

22. Condition 23, Federal Aviation Administration Requirements, is hereby modified by deleting the words "as a public agency as defined in the Airport and Airway Improvement Act of 1982, as amended (P.L. 97-248)" appearing at lines 7 and 8 of Condition 23.1(1) and substituting the following new words in their place:

            "...as a State, political subdivision of a State, or tax supported organization, as prescribed in 49 U.S.C. Sections 47151 through 47153..."

23. The heading of Condition 25, Restrictions on Use of the Leased Premises, is hereby changed to: "Restrictions on Use of Premises I"

24. Condition 25, Restrictions on Use of Premises I is hereby modified by adding the following new paragraph to the end of Condition 25.5:

            "Within one (1) year of the date of execution of this Supplemental Agreement No. 3, the Lessee shall develop a Wetlands Management Plan in consultation with NHDES, which Plan will provide planning guidance prioritizing the wetlands in levels of functional significance and designating protection strategies. The Lessee will

                                                     LEASE NO. USAF-PEA 1-92-032

            minimize the destruction, loss, or degradation of wetlands within all leased property. The Lessee will obtain Air Force approval prior to conducting any new construction in wetland areas. The Lessee will obtain all necessary permits or waivers under Section 404 of the Clean Water Act and the New Hampshire Fill and Dredge in Wetlands Act.

25. Condition 25, Restrictions on Use of Premises I is hereby modified by adding the following new Conditions 25.6, 25.7, and 25.8:

            "25.6. Prior to the development of any portion of the Leased Premises on which a wetland has been identified in the SEIS, the Lessee, its sublessees or licensees, as applicable, shall perform a wetlands delineation (if not already done)."

            25.7. The Lessee shall not conduct (or permit its sublessees or licenses to conduct) any excavation, digging, drilling or other disturbance of areas denoted as "Restricted Use Areas" as shown on
            Exhibit I-1 hereto.

            25.8. The Lessee acknowledges that Cardamine Bulbosa (bulbous bitter cress), a species classified as endangered under State law, has been identified on the Leased Premises (Parcel I.). The Lessee will minimize activities which would contribute to the destruction, loss, or degradation of the species. The Lessee will conduct necessary consultations and mitigations prior to beginning construction in this area. The Lessee shall obtain written Air Force approval prior to conducting any construction in or adjacent to the areas where the Cardamine Bulbosa is located."

26. After Condition 25, Restrictions on Use of Premises I, add the following new Condition 25A, Restrictions on Use of Premises II. The following provisions shall apply only to Premises II, and any reference to "Leased Premises" appearing in this Condition 25.A.shall be construed to refer only to Premises II:

            25.A.1. The Lessee shall not install (or permit its sublessees or licensees to install) any new drinking water or other wells in the location specified in Exhibit I-1 hereto. The Lessee shall not install (or permit its sublessees or licenses to install) any new drinking water or other wells in any other location on the Leased Premises without the prior written approval of the Air Force. Notwithstanding the foregoing, qualified employees of Lessee (or any sub lessee or licensee) or their environmental consultants may install groundwater monitoring wells in support of site assessment or investigations in locations shown in Exhibit I-1 upon prior notice and written approval of the Air Force and the Remedial Project Manager appointed under The FFA.

                                                     LEASE NO. USAF-PEA 1-92-032

            25.A.2. The Lessee shall not conduct (or permit its sublessees or licensees to conduct) any subsurface excavating, digging, drilling, or other disturbance of the surface in Areas of Special Notice as shown on Exhibit I-1 hereto without the provision of notice to the Air Force, EPA and NHDES and prior written approval of the Air Force in accordance with Condition 17. Requests for such approval will be made in accordance with Condition 17. Exhibit I-1 may be updated from time to time as appropriate. The Lessee will be provided a copy of the updated Exhibit I-1 promptly after completion of each update.

            25.A.3. Prior to beginning any Alterations, other construction or construction-related work, excavating, demolition, or restoration, the Lessee shall determine (or require any sublessee or licensee to determine) whether asbestos is present.

            25.A.4. The Lessee shall not occupy or conduct (or permit its sublessees or licensees to occupy or conduct) any activities in any facility or portion thereof as described in Condition 6 if such facility or facilities which, at the inception of this Lease, contain damaged or deteriorated ACM, as that term is defined in Condition 10.A.6 of this Lease, until such time as any damaged or deteriorated ACM existing in them has been remediated in accordance with Conditions 10.A.5 and 10.A.6.

            25.A.5. The Lessee acknowledges that lead-based paint may be present in and on facilities within the leased area and shall sign the Title X Lead-Based Paint Disclosure Statement attached hereto at Exhibit D-1.d. The Air Force may conduct surveys to determine the existence and extent of any possible lead-based paint in or on the leased facilities or equipment. Prior to beginning any Alterations, other construction or construction related work, (to include paint stripping or sanding), excavating, demolition, or restoration, the Lessee, any sublessee or licensee must test any paint which would be disturbed unless a conclusive determination has been made that lead-based paint is not present. If paint is lead-based, the Lessee, any sublessee or licensee is required to handle it in accordance with Title X and all applicable Federal, State, and local laws and regulations at its own expense. The Lessee is required to ensure that any lead-based paint is maintained in good condition.

            25.A.6. No part of the Leased Premises, or any buildings, facility, or other improvement on them, shall be used (or allowed to be used) for residential habitation or common occupancy by children under six
            (6) years of age unless and until all LBP hazards on the Leased Premises have been abated by a certified contractor or managed in place using interim controls and the prior written approval of the Air Force has been obtained for such proposed use. The Lessee shall be responsible for establishing a LBP management plan pursuant to HUD's Guidelines for the Evaluation and Control of LBP Hazards in Housing, monitoring the condition of painted surfaces for

                                                     LEASE NO. USAF-PEA 1-92-032

            potential LBP hazards, and eliminating any hazards that develop during the term of the Lease.

            25.A.7. The Lessee acknowledges that chlordane was used at selected housing units as described in Environmental Condition Report, Exhibit D-l. The Lessee, its sublessees or licensees will follow all applicable laws and regulations should the Lessee, its subleasee or licensee choose to disturb or excavate any of this material. Any cost associated with this action shall be at the Lessee's, sublessee's or licensee's expense.

            25.A.8. The Lessee shall be responsible for the operation and maintenance of the oil/water separator in Building 62, Structural Fire Station. The Lessee is responsible for obtaining any and all permits required to operate this oil/water separator.

            25.A.9. The Lessee shall be responsible for the proper operation and maintenance of the three (3) ASTs located at the Golf Course, Parcel F, and obtaining any permits required. Information on USTs and ASTs is contained in Exhibit D-1, Environmental Condition Report.

            25.A.10. The Lessee acknowledges that fluorescent light fixture ballasts in facilities on the Leased Premises may contain polychlorinated biphenyl (PCBs). Prior to beginning any maintenance, alterations, demolition, restoration, or construction work the Lessee must determine if PCB ballasts are present. If present, PCB ballasts and/or fixtures must be disposed of properly at the Lessee's expense, in accordance with all applicable Federal, State, and local laws and regulations.

            25.A.11. The Lessee shall obtain all necessary air emission and operating permits necessary to operate two combination gas/oil fired burners and an emergency generator in Building 89, Utility Plant, prior to operation.

            25.A.12. The Lessee shall submit applications, as appropriate, for discharging to the sanitary sewer system for facilities located on the Leased Premises. The Lessee shall meet all applicable wastewater discharge permit standards.

            25.A.13. The Lessee acknowledges the condition of the two septic systems located at the Golf Course (Club House and Maintenance Building) and accepts responsibility for these systems as is/where is. The Lessee shall be responsible for the proper operation and maintenance of these systems, including obtaining any required permits for operation, (at the Lessee's expense) and in accordance with all applicable Federal, State, and local laws and regulations.

                                                     LEASE NO. USAF-PEA 1-92-032

            25.A.14. The Air Force provides notice of the existence of two solid waste disposal sites (Construction Rubble Dump #2 and Building Debris Burial Site #2, formerly Building 97) on the Leased Premises. The Lessee shall comply with all applicable laws and regulations should the Lessee choose to excavate and dispose of any or all of the debris buried at Building Debris Burial Site #2, and it shall be at the Lessee's expense.

            25.A.15. The Air Force provides notice of the previous existence of Landfills 2 and 4 on the Leased Premises. Reference Exhibit D-1 for information and location of former landfills.

            25.A.16. Within one (1) year of the date of execution of this Supplemental Agreement No. 3, the Lessee shall develop a Wetlands Management Plan in consultation with NHDES, which Plan will provide planning, guidance prioritizing the wetlands in levels of functional significance and designating protection strategies. The Lessee will minimize the destruction, loss, or degradation of wetlands within all leased property. The Lessee will obtain Air Force approval prior to conducting any new construction in wetland areas. The Lessee will obtain all necessary permits or waivers under Section 404 of the Clean Water Act and the New Hampshire Fill and Dredge in Wetlands Act.

            25.A.17. Prior to the development of any portion of the Leased Premises on which a wetland has been identified in the SEIS, the Lessee, its sublessees or licensees, as applicable, shall perform a wetlands delineation (if not already done).

            25.A.18. The Lessee shall not conduct (or permit its sublessees or licensees to conduct) any excavation, digging, drilling or other disturbance of areas denoted as "Restricted Use Area" as shown on
            Exhibit I-1 hereto."

27. Condition 28, Exhibits, is hereby modified by deleting Condition 28.1 in its entirety and supplementing the following new Condition 28.18:

            Exhibit A -   Description of Leased Premises
            Exhibit A-1 - Description of Premises II (attached to this
                          Supplemental Agreement No. 3)
                          Exhibit A-1.a. List of Excluded Facilities
                          (attached to this Supplemental Agreement No. 3)
            Exhibit B -   Map of the Leased Premises
            Exhibit B-1 - Map of Premises II (attached to this Supplemental
                          Agreement No. 3)
            Exhibit C -   Condition Report
            Exhibit C-1 - Condition Report Premises II (attached to this
                          Supplemental

                                                     LEASE NO. USAF-PEA 1-92-032

                          Agreement No. 3)
            Exhibit D -   Environmental Condition Report
            Exhibit D-1 - Environmental Condition Report Premises II (attached to this Supplemental Agreement No. 3)
                          Exhibit D-1.a. Building Debris Burial Site #2
                          (attached to this Supplemental Agreement No. 3)
                          Exhibit D-1.b. Former Landfills 2 & 4 Locations
                          (attached to this Supplemental Agreement No. 3)
                          Exhibit D-1.c. Buildings To Remain after Demolition by
                          Lessee
                          (attached to this Supplemental Agreement No. 3)
                          Exhibit D-1.d. Title X LBP Disclosure Statement
                          (attached to this Supplemental Agreement No. 3)
            Exhibit E -   Omitted
            Exhibit F -   Application and Acceptance
            Exhibit F-1 - Amended Application and Acceptance H (attached to this
                          Supplemental Agreement No. 3)
            Exhibit G -   List of Environmental Laws and Regulations
            Exhibit H -   Omitted
            Exhibit I-1   Restrictions on Use of Leased Premises (attached to
                          this Supplemental Agreement No. 3)
            Exhibit J -   Nomination and Standards and Guidelines for Historic
                          Property Exhibit K - Personal Property
                          Bill of Sale (attached to this Supplemental Agreement
                          No. 3)

            One (1) appendix is attached to this Lease as follows:

            Appendix 1 -  Airport Joint Use Agreement (as revised, attached to this Supplemental Agreement No. 3)

28. Notwithstanding any other provision of the Lease, as modified by this Supplemental Agreement No. 3, any conditions, limitations, requirements or other provisions of the Final Supplemental Environmental Impact Statement dated August 1995, and the Supplemental Record of Decision dated April 14, 1997, shall apply to Premises I only to the extent such application is explicitly required by the terms or provisions of such documents.

29. All other terms and conditions of the Lease not expressly modified by this Supplemental Agreement No. 3 shall remain in full force and effect.

                                                     LEASE NO. USAF-PEA 1-92-032

      IN WITNESS WHEREOF, I hereto set my hand by the authority of the Secretary of the Air Force this 26th June 1997. The parties have executed this Supplemental Agreement No 3 as of the date indicated above.


                                  By: /s/ Albert F. Lowas, Jr.
                                     -------------------------------------------
                                      Acting Director
                                      Air Force Base Conversion Agency

COMMONWEALTH OF VIRGINIA          )
            ) ss.:
COUNTY OF ARLINGTON               )

On the 26th day of June, 1997, before me, Beverly A. Robertson the undersigned Notary Public, personally appeared Albert F. Lowas, Jr. personally known to me to be the person whose name is subscribed to the foregoing Lease, and personally known to me to be the Acting Director, Air Force Base Conversion Agency, and acknowledged that the same was the act and deed of the Secretary of the Air Force and that he executed the same as the act of the Secretary of the Air Force.


                                  /s/ Beverly A. Robertson
                                  ----------------------------------------------
                                  Notary Public, Commonwealth of Virginia
                                  My commission expires: September 30, 1998

                                                     LEASE NO. USAF-PEA 1-92-032

                                  PEASE DEVELOPMENT AUTHORITY

                                  BY: /s/ William S. Bartlett, Jr.
                                     -------------------------------------------
                                  Title: Chairman
                                        ----------------------------------------


STATE OF NEW HAMPSHIRE )
                       ) ss.
COUNTY OF ROCKINGHAM   )

      On this 27th day of June, 1997, then personally appeared before me the above named William S. Bartlett, Jr., personally known to me (per proved to me on the basis of satisfactory evidence) to be the Chairman of the Pease Development Authority and acknowledged to me that he executed the within instrument on behalf of said Pease Development Authority.


                                  /s/ Susan R. MacDonald
                                  ------------------------------------------
                                  Notary Public in and for said County and State SUSAN R. MacDONALD, Notary Public
                                  My Commision Expires February 19, 2002

                                  SCHEDULE A-1

        GENERAL DESCRIPTION OF ADDITIONAL AIRPORT PROPERTY REQUESTED FOR
                             PUBLIC BENEFIT TRANSFER

The following is a description of the property in general and is not intended to be a legal description. The property is graphically described on a plan entitled, "Additional Airport Property Requested for PBT Transfer", attached hereto. Once the final area is agreed upon, the applicant will provide the Air Force with a recordable legal description of the property to be conveyed.

I. Beginning at a point on the Limited Access Right-of-Way of the Spaulding Turnpike, being the most northerly point of the existing Base perimeter boundary and identified as point #1 on the attached plan entitled, "Additional Airport Property Requested for PBT Transfer",

      thence southeasterly along said limited access right-of-way South 36(degree) 10' East a distance of 1080'+/- to a point;

      thence South 61(degree) 30' West, a distance of 200' to a point;

      thence South 39(degree) 25' West, a distance of 700' to a point;

      thence South 42(degree) East, a distance of 890.68' to a point;

      thence North 50(degree) East, a distance of 661.05' to a point on the limited access right-of-way of the Spaulding Turnpike;

      thence South 31(degree) 10' East, along said right-of-way a distance of 1,300' to a point;

      thence South 66(degree) 52' 42" West, a distance of 382.50' to a point;

      thence South 36(degree) 13' 46" East, a distance of 317.49' to a point;

      thence South 83(degree) 3' 44" East, a distance of 312'+/- to a point;

      thence South 23(degree) 8' 34.4" East, a distance of 30'+/- to a point;

      thence South 23(degree) 8' 37.0" East, a distance of 422.62' to a point;

      thence South 23(degree) 8' 22.0" East, a distance of 767.36' to a point;

      thence South 23(degree) 32' 17.4" East, a distance of 845.61' to a point;

      thence South 36(degree) 45' 22.9" East, a distance of 823.89' to a point;

      thence South 36(degree) 45' 26.0" East, a distance of 814.72' to a point;

      thence South 28(degree) 13' 38.2" East, a distance of 565.78' to a point;

      thence South 35(degree) 14' 22.76' East, a distance of 156.64' to a point;

Schedule A-1 -- General Description at Additional Airport Property Requested for
                Public Benefit Transfer
--------------------------------------------------------------------------------

      thence South 56(degree) 15' 48.8' East, a distance of 510.50' to a point;

      thence South 56(degree) 14' 56.5" East, a distance of 637.94' to a point;

      thence South 42(degree) 12' 42" East, a distance of 200.44' to a point;

      thence South 41(degree) 57' 37.9" East, a distance of 677.20' to a point;

      thence South 41(degree) 57' 37.9" East, a distance of 822.87' to a point;

      thence South 41(degree) 57' 36.4" East, a distance of 637.96' to a point;

      thence southerly along the southerly limited access right-of-way of the Spaulding Turnpike, a distance of 72.48' to a point directly opposite Station 1306+00, as shown on a plan of Portsmouth-Newington 10102 on file in the records of the New Hampshire Department of Transportation and to be recorded in the Rockingham County Registry of Deeds;

      thence in a generally southerly direction along the limited access right-of-way of the Spaulding Turnpike and U.S. Route 95 (the New Hampshire Turnpike), a distance of approximately 8,000' to a point shown as point #2 on the plan entitled, "Additional Airport Property Requested for PBT Transfer";

      thence North 43(degree) 54' West along the Base perimeter boundary, a distance of 420' to a point;

      thence South 86(degree) 37' West along the Base perimeter boundary, a distance of 100' to a point;

      thence North 38(degree) 32' West along the Base perimeter boundary, a distance of 362.73' to a point;

      thence North 85(degree) 57' West along the Base perimeter boundary, a distance of 977.5' to a point;

      thence North 86(degree) West along the Base perimeter boundary, a distance of 103.65' to a point;

      thence North 33(degree) 51' West along the Base perimeter boundary, a distance of 133.0 to a point;

      thence North 63(degree) 25' East along the Base perimeter boundary, a distance of 21'+/- to a point;

      thence North 38(degree) 22' West along the Base perimeter boundary, a distance of 444' to a point;

      thence South 51(degree) 38' West along the Base perimeter boundary, a distance of 439'+/- to

Schedule A-1 -- General Description at Additional Airport Property Requested for
                Public Benefit Transfer
--------------------------------------------------------------------------------

      a point;

      thence South 38(degree) 22' West along the Base perimeter boundary, a distance of 230' to a point;

      thence South 51(degree) 38' West along the Base perimeter boundary, a distance of 100' to a point;

      thence North 38(degree) 22' West along the Base perimeter boundary, a distance of 230' to a point;

      thence South 51(degree) 38' West along the Base perimeter boundary, a distance of 439'+/- to a point;

      thence South 38(degree) 0' East along the Base perimeter boundary, a distance of 268' to a point;

      thence South 53(degree) 30' West along the Base perimeter boundary, a distance of 139.5'+/- to a point;

      thence South 36(degree) 5' East along the Base perimeter boundary, a distance of 1,054' to a point;

      thence North 69(degree) 30' East along the Base perimeter boundary, a distance of 117.5' to a point;

      thence South 38(degree) 10' East along the Base perimeter boundary, a distance of 261.3 to a point;

      thence North 77(degree) East along the Base perimeter boundary, a distance of 550' to a point;

      thence South 12(degree) 50' East along the sideline of Sherburne Road, a distance of 32'+/- to a point;

      thence South 77(degree) West along the Base perimeter boundary, a distance of 740' to a point;

      thence South 38(degree) 40' East along the Base perimeter boundary, a distance of 520' to a point;

      thence South 74(degree) West along the Base perimeter boundary, a distance of 955' to a point;

      thence in a southerly direction a distance of 300'+/- to a point on the northerly sideline of Route 101;

      thence westerly along said sideline a distance of 400'+/- to a point;

Schedule A-1 -- General Description at Additional Airport Property Requested for
                Public Benefit Transfer
--------------------------------------------------------------------------------

      thence northerly a distance of 150'+/- to a point shown as point #3 on the plan entitled, "Additional Airport Property Requested for PBT Transfer";

      thence South 38(degree) 30' West along the Base perimeter boundary, a distance of 422.44' to a point;

      thence southerly a distance of 125'+/- to a point on the northerly sideline of Route 101;

      thence southwesterly along said sideline, a distance of 800'+/- to a point:

      thence North 63(degree) 30' West along the Base perimeter boundary, a distance of 540' to a point:

      thence South 2(degree) East along the Base perimeter boundary, a distance of 400' to a point;

      thence South 56(degree) 45 West along the Base perimeter boundary, a distance of 100' to a point;

      thence South 8(degree) 50' East along the Base perimeter boundary, a distance of 475' to a point;

      thence South 66(degree) 20' West along the Base perimeter boundary, a distance of 880' to a point;

      thence North 40(degree) 40' West along the Base perimeter boundary, a distance of 1,100 to a point;

      thence North 66(degree) 20' East along the Base perimeter boundary, a distance of 850' to a point;

      thence North 25(degree) West along the Base perimeter boundary, a distance of 375' to a point;

      thence North 48(degree) 25' East along the Base perimeter boundary, a distance of 300' to a point;

      thence North 44(degree) West along the Base perimeter boundary, a distance of 1,200' to a point;

      thence North 18(degree) 25' West along the Base perimeter boundary, a distance of 1,650' to a point;

      thence North 78(degree) 30' West along the Base perimeter boundary, a distance of 480' to a point;

      thence North 11(degree) East along the Base perimeter boundary, a distance of 390' to a point;

      thence North 17(degree) West along the Base perimeter boundary, a distance of 1,020' to a point;

Schedule A-1 -- General Description at Additional Airport Property Requested for
                Public Benefit Transfer
--------------------------------------------------------------------------------

      thence North 10(degree) 50' West along the Base perimeter boundary, a distance of 480' to a point;

      thence North 83(degree) 30' East along the Base perimeter boundary, a distance of 430' to a point;

      thence North 31(degree) 31' West along the Base perimeter boundary, a distance of 1,380' to a point;

      thence South 81(degree) West along the Base perimeter boundary, a distance of 280' to a point:

      thence North 33(degree) West along the Base perimeter boundary, a distance of 390' to a point:

      thence South 63(degree) 25' West along the Base perimeter boundary, a distance of 700' to a point:

      thence North 32(degree) 30' West along the Base perimeter boundary, a distance of 880' to a point:

      thence southwesterly a distance of 310' to the easterly sideline of McIntyre Road to a point;

      thence along said sideline of McIntyre Road, a distance of 48' to a point;

      thence northeasterly along the Base perimeter boundary, a distance of 310'+/- to a point;

      thence North 32(degree) 30' West along the Base perimeter boundary, a distance of 280'+/- to a point;

      thence South 64(degree) West along the Base perimeter boundary, a distance of 100'+/- to a point on the easterly sideline of McIntyre Road;

      thence North 2(degree) 45' East along the easterly sideline of McIntyre Road, a distance 1,300' to a point;

      thence in a generally northerly direction along the easterly sideline of McIntyre Road, a distance of 7,250'+/- to the intersection of the easterly sideline of McIntyre Road and the Base perimeter boundary:

      thence in an easterly direction along the Base perimeter boundary, a distance of 2,300'+/- to a point;

      thence South 52(degree) 20' East along the Base perimeter boundary, a distance of 555'+/- to a point;

      thence South 8(degree) 30' East along the Base perimeter boundary, a distance of 250' to a point;

Schedule A-1 -- General Description at Additional Airport Property Requested for
                Public Benefit Transfer
--------------------------------------------------------------------------------

      thence North 85(degree) 15' East along the Base perimeter boundary, a distance of 250' to a point;

      thence North 47(degree) 00' East, a distance of 950'+/- to a point on the Base perimeter boundary;

      thence 81(degree) East along the Base perimeter boundary, a distance of 420' to a point;

      thence North 17(degree) 35' East along the Base perimeter boundary, a distance of 1,020' to a point:

      thence South 82(degree) East along the Base perimeter boundary, a distance of 310' to a point:

      thence North 29(degree) 45' East along the Base perimeter boundary, a distance of 1,100' to a point;

      thence North 43(degree) 50' West along the Base perimeter boundary, a distance of 325' to a point;

      thence North 42(degree) 30' East along the Base perimeter boundary, a distance of 285' to a point;

      thence South 60(degree) 00' East along the Base perimeter boundary, a distance of 269.79' point;

      thence North 30(degree) 00' East along the Base perimeter boundary, a distance of 200' to a point;

      thence North 60(degree) West along the Base perimeter boundary, a distance of 209.03' to a point;

      thence North 42(degree) 30' East along the Base perimeter boundary, a distance of 470'+/- to a point:

      thence North 21(degree) 35' East along the Base perimeter boundary, a distance of 2,255'+/- to the point of beginning shown as point #1 on the plan entitled, "Additional Airport Property Requested for PBT Transfer".

II.   Adding to the parcel described in Section I the following:

      1. all subsurface water and mineral rights to all portions of the real property transferred pursuant to this application:

      2. a perpetual easement to continue to allow surface water runoff to flow over and through existing drainage courses in areas of the former Pease Air Force Base not described in Section I above;

Schedule A-1 -- General Description at Additional Airport Property Requested for
                Public Benefit Transfer
--------------------------------------------------------------------------------

      3. a revocable gas transmission pipeline easement further identified as Amendment No. 3 to Easement No. DACA51-2-80-321, dated February 7, 1994;

      4. permanent slope easements granted to the New Hampshire Department of Transportation as a part of NHDOT Project Portsmouth-Newington 10102;

      5. permanent conservation easements granted to the New Hampshire Department of Transportation as a part of NHDOT Project Portsmouth-Newington 10102;

      6. permanent utility easement granted to the New Hampshire Department of Transportation as a part of NHDOT Project Portsmouth-Newington 10102:

      7. railroad easements off base as shown in Segment E of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6/11/80;

      8. all additions from Section II of Exhibit A, "General Description of Leased Premises", as described in Supplemental Agreement No. 2 of Lease No. USAF-PEA-1-92-032, dated July 15, 1993.

III.  Excluding from the parcel described in Section I, the following;

      1. the New Hampshire Air National Guard cantonment area as shown on the boundary survey entitled, "Plan of License No. DACA51-3-81-313 for the New Hampshire Air National Guard Licensed Cantonment Area", dated March 1, 1994.

      2. a temporary easement to use fuel pumphouses within an area depicted as Parcel I - Tract II on the boundary survey of the New Hampshire Air National Guard Cantonment area by Rist-Frost Associates, P.C. scale 1" = 200' and dated 4 December 1989 until such time as new facilities are constructed by the New Hampshire Air National Guard, excepting and reserving certain areas as described below:

                  the area south of a line 193.00 feet north of and parallel to the existing centerline of Taxiway "C":

                  the area east of a line 865.00 feet east of and parallel to the existing centerline of Runway 16-34 except for the area within 30.00 feet of the exterior face of a building shown as commonly known as "Building 347";

      3. a temporary easement to use on an exclusive basis the following facilities, to include associated parking lots and grounds, until such time as each of the facilities is no longer required to be used exclusively by the Air Force, at which time the temporary easement for said facility shall expire:

                  Facility No. 43 and one storage building
                  Facility No. 237
                  Weather Tower of Facility No. 238
                  Facility No. 10514

Schedule A-1 -- General Description at Additional Airport Property Requested for
                Public Benefit Transfer
--------------------------------------------------------------------------------

      4. facility No. 35022, which may be moved at the discretion of the Air Force.

IV.   Reservations, Restrictions and Conditions

      1. A condition that the Applicant shall comply with the requirements of paragraph 5.m. of the Application for the following two historic properties:

                  Parcel A: The area designated as the "Newington Town Forest" and shown on Schedule B-1, "Additional Airport Property Requested for PBT Transfer".

                  Parcel B: The eight "Frank Jones Wells" located in the area labeled as such on Schedule B-1, "Additional Airport Property Requested for PBT Transfer".

      2. A condition that the Applicant will comply with the requirements of Paragraph 5.n. of the Application for those wetlands specified in said paragraph 5.n..

      3. A condition that the Applicant will comply with memorandum of agreement among the Department of the Air Force, the New Hampshire State Historic Preservation Officer, and the Advisory Council on Historic Preservation regarding protection of historic properties identified on Pease Air Force Base.

V.    Related Personal Property Requested

      The Applicant requests transfer of all personal related property remaining on the Base Inventory except for the 48 mobile home units located in the former mobile home park on Portsmouth Avenue.

                                 Exhibit A-1.a.

                           LIST OF EXCLUDED FACILITIES

Reference Section III.3. of Exhibit A-1:

      "a temporary easement to use on an exclusive basis the following facilities, to include associated parking lots and grounds, until such time as each of the facilities is no longer required to be used exclusively by the Air Force, at which time the temporary easement for said facility shall expire:

The following facilities are added to Section III.3. of Exhibit A-1:

                                Facility No. 65
                                Facility No. 101
                                Facility No. 180
                                Facility No. 500
                                Facility No. 501
                                Landfill No. 2

                                    [GRAPHIC]

                               Map of Premises II

                                  Exhibit B-1

                                   EXHIBIT C-1

                            PHYSICAL CONDITION REPORT

This is to certify that the Leased Premises (Premises II) has been inspected by representatives of the United States Air Force and the Pease Development Authority. The property has been found to be in the following condition:

      BUILDINGS: The condition of the buildings is acceptable.

      IMPROVED LAND: The condition of the land is acceptable.

      DISCREPANCIES AND ACTION ITEMS: See attached Reports.

FOR THE UNITED STATES AIR FORCE:

/s/ Richard A. Jones                                         6/24/97
----------------------------------------                     -------------------
                                                             Date


FOR THE PEASE DEVELOPMENT AUTHORITY

/s/ George R. Meye                                           6/25/97
----------------------------------------                     -------------------
                                                             Date

Attachment:
Physical Condition Reports

                                   EXHIBIT C-1
                           PHYSICAL CONDITION REPORT
                                   PREMISES II

                                TABLE OF CONTENTS

NUMBER             DESCRIPTION                                 DATE TAPED IF TAPED   PAGE
------             -----------                                 -------------------   ----
BUILDING 34        PHOTO LAB                                   18 June 1997          3
BUILDING 35        FIELD TRAINING OFFICES                      05 July 1995          4
BUILDING 36        PHYICAL TRAINING FACILITY                                         5
BUILDING 37        BASE GYM                                    20 June 1997          6
BUILDING 38        RECREATION CENTER/AIRMAN's CLUB             18 June 1997          7
BUILDING 46        AIRMAN'S OPEN MESS                                                8
BUILDING 47        AIRMAN'S DORMITORY                                                9
BUILDING 48        CENTRAL POST OFFICE                                               10
                   & WOOD HOBBY SHOP
BUILDING 49        AIRMAN'S DORMITORY                                                11
BUILDING 50        AIRMAN'S DORMITORY                                                12
BUILDING 56        AIRMAN'S DORMITORY                                                13
BUILDING 58        AIRMAN'S DORMITORY                                                14
BUILDING 59        USAF RECRUITERS HQ.                                               15
BUILDING 60        AIRMAN'S OPEN DINNING HALL                                        16
BUILDING 61        YOUTH CENTER                                18 June 1997          17
BUILDING 62        FIRE STATION                                7 Jan. 1993           18
BUILDING 63        BASE CHAPEL                                 18 June 1997          19
BUILDING 66        STORAGE FACILITY                                                  20
BUILDING 67        MAINTENANCE SHOP                                                  21
BUILDING 73        STORAGE SHED                                                      22
BUILDING 74        PRE-SCHOOL                                                        23
BUILDING 76        CHILD DEVELOPMENT (CARE) CENTER             18 Feb. 1994          24
BUILDING 77        WAREHOUSE & OFFICE                                                25
BUILDING 78        OSI & MENTAL HEALTH                                               26
BUILDING 79        BASE PERSONNEL OFFICE                                             27
BUILDING 80        AIRMAN'S DORMITORY                                                28
BUILDING 81        AIRMAN'S DORMITORY                                                29
BUILDING 82        SUPPLY & STORAGE                                                  30
BUILDING 84        AIRMAN'S DORMITORY                                                31
BUILDING 85        SUPPLY & STORAGE                                                  32
BUILDING 86        PERCISION MEASUREMENT LAB                                         33
BUILDING 88        ADULT EDUCATION CENTER                                            34

NUMBER             DESCRIPTION                                                       PAGE
------             -----------                                                       ----
BUILDING 89        HOSPITAL BOILER PLANT                       11 Oct. 1995          35
BUILDING 91        TARGET INTELLIGENCE                         18 June 1997          36
BUILDING 93        BASE HOSPITAL                               11 Oct. 1995          37
BUILDING 94        TEMPORARY LODGING                                                 38
BUILDING 95        OFFICER'S OPEN MESS & BAND                                        39
BUILDING 96        TEMPORARY LODGING                                                 40
BUILDING 99        OFFICER'S OPEN MESS                         20 June 1997          41
BUILDING 104       STORAGE SHED                                                      42
BUILDING 179       TRAFFIC CHECK HOUSE                                               43
BUILDING 180       SOLID WASTE TRANSFER STATION                                      44
BUILDING 398       HEATING & IRRIGATION                                              45
BUILDING 399       VEHICAL MAINTENANCE SHOP                                          46
BUILDING 400       GOLF CLUBHOUSE                                                    47
BUILDING 401       MAINTENANCE SHED/GREENS & TEE SUPPLY SHED                         48
BUILDING 403       FORMER RESIDENCE                                                  49
BUILDING 405       FERTIZZER & PESTICIDE SHED                                        50
BUILDING 407       STORAGE SHED                                                      51
BUILDING 500-510   HOUSING UNITS                               18 June 1997          52
BUILDING 512-550   HOUSING UNiTS                                                     52
BUILDING 552-566   HOUSING UNITS                                                     52
BUILDING 600-689   HOUSING UNITS                                                     52
BUILDING 900-925   HOUSING UNITS                                                     52
BUILDING 10537     RECREATION FACILITY                                               53
BUILDING 10543     RECREATION PAVILION                                               54
BUILDING 10544     RECREATION STORSGE SHED                                           55
BUILDING 10545     RECREATION PAVILION                                               54
BUILDING 10549     RECREATION PAVILION                                               56

                            PHYSICAL CONDITION REPORT
                                   BULDING 34

--------------------------------------------------------------------------------
 Function of Building and Year Constructed: BASE PHOTO LABORATORY
 Constructed 1956
--------------------------------------------------------------------------------
 Number of           Size: First Floor 5,11lsq. ft.         TOTAL AREA:
 Stories:1                                                   5,111sf
--------------------------------------------------------------------------------
 Date Inventoried:   Overall Condition: Exterior - Fair      Date Video Taped:
 April, 1997                            Interior - Fair      June 18, 1997
--------------------------------------------------------------------------------
 Construction: Walls - Concerte brick veneer exterior,
               Roof - Built-up tar & gravel on matched sheath
               Foundation - Concrete
--------------------------------------------------------------------------------
 Utilities:
          Electrical Number of Watts:,  208,3 phase, 4 wire, 400 amp
          Water Supply:                 1 @ 2 in copper line
          Wastewater System:            1 @ 6 in Cast Iron
          Stormwater Discharge System:  Rainwater catchment to Newfields Ditch
          Heating Method:               High Temperature Hot Water
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
 Cond              Exterior              Cond              Interior
--------------------------------------------------------------------------------
  G    Grounds:                           F    Heating: HTHW disconnected.
--------------------------------------------------------------------------------
  F    Pavements:                         G    Plumbing:
--------------------------------------------------------------------------------
  F    Roof:                              F    Walls:
--------------------------------------------------------------------------------
  G    Siding:                            F    Ceiling:
--------------------------------------------------------------------------------
  G    Windows/Doors:                     F    Floor:

--------------------------------------------------------------------------------
       Other:
--------------------------------------------------------------------------------
Note: G = Good  F = Fair  P = Poor

                           PHYSICAL CONDITION REPORT
                                   BUILDING 35

--------------------------------------------------------------------------------
 Function of Building and Year Constructed: Field Training Offices, Constructed 1955
--------------------------------------------------------------------------------
 Number of           Size: First Floor Front 18,816 sq. ft.  TOTAL AREA:
 Stories: 1          First Floor Wings 10620 sq. ft.         29,456 sf
--------------------------------------------------------------------------------
 Date Inventoried:   Overall Condition: Exterior - Good      Date Video Taped:
 April, 1997                            Interior - Good      July 5, 1995
--------------------------------------------------------------------------------
 Construction: Walls - Concerte brick veneer exterior,
               Roof - Built-up tar & gravel on plank
               Foundation - Concrete
--------------------------------------------------------------------------------
 Utilities:
          Electrical Number of Watts:,  208, 3 phase, 4 wire, 600 amp
          Water Supply:                 1 @ 2 in copper line
          Wastewater System:            1 @ 6 in Cast Iron
          Stormwater Discharge System:  Rainwater catchment to Newfields Ditch
          Heating Method:               Two Gas Fired Boilers
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
 Cond              Exterior              Cond              Interior
--------------------------------------------------------------------------------
  G    Grounds:                           G    Heating:
--------------------------------------------------------------------------------
   F   Pavements:                         G    Plumbing:
--------------------------------------------------------------------------------
   G   Roof:                              G    Walls:
--------------------------------------------------------------------------------
   G   Siding:                            G    Ceiling:
--------------------------------------------------------------------------------
   G   Windows/Doors:                     G    Floor:
--------------------------------------------------------------------------------
       Other:
--------------------------------------------------------------------------------
Note: G = Good  F = Fair  P = Poor

                            PHYSICAL CONDITION REPORT
                                   BUILDING 36

--------------------------------------------------------------------------------
 Function of Building and Year Constructed: Physical Training Facility Constructed 1956
--------------------------------------------------------------------------------
 Number of           Size: First Floor 7602 sq. ft.          TOTAL AREA:
 Stories: 1                                                  7602sf
--------------------------------------------------------------------------------
 Date Inventoried:   Overall Condition: Exterior - Fair      Date Video Taped:
 April, 1997                            Interior - Fair
--------------------------------------------------------------------------------
 Construction: Walls - Concerte brick veneer exterior,
               Roof - Built-up tar & gravel
               Foundation - Concrete
--------------------------------------------------------------------------------
 Utilities:
          Electrical Number of Watts:,  208, 3 phase, 4 wire, 600 amp
          Water Supply:                 1 @ 2 in line
          Wastewater System:            1 @ 6 in Cast Iron
          Stormwater Discharge System:  Rainwater catchment to Newfields Ditch
          Heating Method:               High Temperature Hot Water
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
 Cond              Exterior              Cond              Interior
--------------------------------------------------------------------------------
  G    Grounds:                           F    Heating: HTHW disconnected.
--------------------------------------------------------------------------------
  F    Pavements:                         G    Plumbing:
--------------------------------------------------------------------------------
  P    Roof:                              F    Walls:
--------------------------------------------------------------------------------
  G    Siding:                            P    Ceiling:
--------------------------------------------------------------------------------
  F    Windows/Doors:                     P    Floor:
--------------------------------------------------------------------------------
       Other:
--------------------------------------------------------------------------------
Note: G = Good  F = Fair  P = Poor

                            PHYSICAL CONDITION REPORT
                                   BUILDING 37

--------------------------------------------------------------------------------
 Function of Building and Year Constructed: BASE GYMNASIUM Constructed 1956
--------------------------------------------------------------------------------
 Number of           Size: First Floor 27,415sq. ft.         TOTAL AREA:
 Stories: 1                                                  27,415 sf
--------------------------------------------------------------------------------
 Date Inventoried:   Overall Condition: Exterior - Fair      Date Video Taped:
 April, 1997                            Interior - Fair      June 20, 1997
--------------------------------------------------------------------------------
 Construction: Walls - Concerte brick veneer exterior,
               Roof - Built-up tar & gravel on matched sheath
               Foundation - Concrete
--------------------------------------------------------------------------------
 Utilities:
          Electrical Number of Watts:,  120/208, 3 phase, 4 wire, 400 amp
          Water Supply:                 1 @ 1 1/4" in line
          Wastewater System:            1 @ 6 in Cast Iron
          Stormwater Discharge System:  Rainwater catchment to Newfields Ditch
          Heating Method:               High Temperature Hot Water
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
 Cond              Exterior              Cond              Interior
--------------------------------------------------------------------------------
  G    Grounds:                           F    Heating: HTHW disconnected.
--------------------------------------------------------------------------------
  F    Pavements:                         G    Plumbing:
--------------------------------------------------------------------------------
  F    Roof:                              F    Walls:
--------------------------------------------------------------------------------
  G    Siding:                            F    Ceiling:
--------------------------------------------------------------------------------
  G    Windows/Doors:                     F    Floor:
--------------------------------------------------------------------------------
       Other:
--------------------------------------------------------------------------------
Note: G = Good  F = Fair  P = Poor

                            PHYSICAL CONDITION REPORT
                                   BUILDING 38

--------------------------------------------------------------------------------
 Function of Building and Year Constructed: Recreation Center/Airman's Club Constructed 1956
--------------------------------------------------------------------------------
 Number of           Size: First Floor 25,785 sq. ft.        TOTAL AREA:
 Stories: 1                                                  25,785 sf
--------------------------------------------------------------------------------
 Date Inventoried:   Overall Condition: Exterior - Fair      Date Video Taped:
 April, 1997                            Interior - Fair      June 18, 1997
--------------------------------------------------------------------------------
 Construction: Walls - Concerte brick veneer exterior,
               Roof - Built-up tar & gravel
               Foundation - Concrete
--------------------------------------------------------------------------------
 Utilities:
          Electrical Number of Watts:,  120/208, 3 phase, 4 wire, 400 amp
          Water Supply:                 1 @ l 1/4" in line
          Wastewater System:            1 @ 6 in Cast Iron
          Stormwater Discharge System:  Rainwater catchment to Newfields Ditch
          Heating Method:               High Temperature Hot Water
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
 Cond              Exterior              Cond              Interior
--------------------------------------------------------------------------------
 G     Grounds:                           F    Heating: HTHW disconnected.
--------------------------------------------------------------------------------
 F     Pavements:                         G    Plumbing:
--------------------------------------------------------------------------------
 F     Roof:                              F    Walls:
--------------------------------------------------------------------------------
 G     Siding:                            F    Ceiling:
--------------------------------------------------------------------------------
 G     Windows/Doors:                     F    Floor:
--------------------------------------------------------------------------------
       Other:
--------------------------------------------------------------------------------
Note: G = Good  F = Fair  P = Poor

                            PHYSICAL CONDITION REPORT
                                   BUILDING 46

--------------------------------------------------------------------------------
 Function of Building and Year Constructed: Airman"s Open Mess Constructed 1956
--------------------------------------------------------------------------------
 Number of           Size: First Floor 12,704 sq. ft.        TOTAL AREA:
 Stories: 1                                                  12,704sf
--------------------------------------------------------------------------------
 Date Inventoried:   Overall Condition: Exterior - Fair      Date Video Taped:
 April, 1997                            Interior - Fair
--------------------------------------------------------------------------------
 Construction: Walls - Concerte block
               Roof - Built-up tar & gravel
               Foundation - Concrete
--------------------------------------------------------------------------------
 Utilities:
          Electrical Number of Watts:,  1 - Unit Substation 300 KVA
          Water Supply:                 1 @ 4" in line
          Wastewater System:            1 @ 6 in Cast Iron
          Stormwater Discharge System:  Rainwater catchment to Newfields Ditch
          Heating Method:               High Temperature Hot Water
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
 Cond              Exterior              Cond              Interior
--------------------------------------------------------------------------------
  G    Grounds:                           F    Heating: HTHW disconnected.
--------------------------------------------------------------------------------
  F    Pavements:                         G    Plumbing:
--------------------------------------------------------------------------------
  F    Roof:                              F    Walls:
--------------------------------------------------------------------------------
  G    Siding:                            F    Ceiling:
--------------------------------------------------------------------------------
  G    Windows/Doors:                     F    Floor:
--------------------------------------------------------------------------------
       Other:
--------------------------------------------------------------------------------
Note: G = Good  F = Fair  P = Poor

                            PHYSICAL CONDITION REPORT
                                   BUILDING 47

--------------------------------------------------------------------------------
 Function of Building and Year Constructed: Airman"s Dormitory Constructed 1955
--------------------------------------------------------------------------------
 Number of           Size: First Floor 32,589 sq. ft.        TOTAL AREA:
 Stories: 3                                                  32,589sf
--------------------------------------------------------------------------------
 Date Inventoried:   Overal Condition: Exterior  - Fair      Date Video Taped:
 April, 1997                           Interior  - Fair
--------------------------------------------------------------------------------
 Construction: Walls - Steel insulated panels
               Roof  - Built-up tar & gravel
               Foundation - Concrete
--------------------------------------------------------------------------------
 Utilities:
          Electrical Number of Watts:,  1 UG 4-400 MCM 63 KVA
          Water Supply:                 1 @ 4" in line
          Wastewater System:            1 @ 6 in line
          Stormwater Discharge System:  Rainwater catchment to Newfields Ditch
          Heating Method:               High Temperature Hot Water
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
 Cond              Exterior              Cond              Interior
--------------------------------------------------------------------------------
  G    Grounds:                           F    Heating: HTHW disconnected.
--------------------------------------------------------------------------------
  F    Pavements:                         G    Plumbing:
--------------------------------------------------------------------------------
  F    Roof:                              F    Walls:
--------------------------------------------------------------------------------
  G    Siding:                            F    Ceiling:
--------------------------------------------------------------------------------
  G    Windows/Doors:                     F    Floor:
--------------------------------------------------------------------------------
       Other:
--------------------------------------------------------------------------------
Note: G = Good  F = Fair  P = Poor

                            PHYSICAL CONDITION REPORT
                                   BUILDING 48

--------------------------------------------------------------------------------
 Function of Building and Year Constructed: Central Post Office and Wood Hobby Shop Constructed 1956
--------------------------------------------------------------------------------
 Number of           Size: First Floor 4,120 sq. ft.         TOTAL AREA:
 Stories: 1                                                  4,120 sf
--------------------------------------------------------------------------------
 Date Inventoried:   Overal Condition: Exterior  - Fair      Date Video Taped:
 April, 1997                           Interior  - Fair
--------------------------------------------------------------------------------
 Construction: Walls - Concerte brock veneer exterior
               Roof  - Built-up tar & gravel
               Foundation - Concrete
--------------------------------------------------------------------------------
 Utilities:
          Electrical Number of Watts:,  120/208, 3 phase, 4 wire, 100 amp
          Water Supply:                 1 @ 2 in line
          Wastewater System:            1 @ 6-in line
          Stormwater Discharge System:  Rainwater catchment to Newfields Ditch
          Heating Method:               High Temperature Hot Water
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
 Cond              Exterior              Cond              Interior
--------------------------------------------------------------------------------
  G    Grounds:                           F    Heating: HTHW disconnected.
--------------------------------------------------------------------------------
  F    Pavements:                         G    Plumbing:
--------------------------------------------------------------------------------
  F    Roof:                              F    Walls:
--------------------------------------------------------------------------------
  G    Siding:                            F    Ceiling:
--------------------------------------------------------------------------------
  G    Windows/Doors:                     F    Floor:
--------------------------------------------------------------------------------
       Other:
--------------------------------------------------------------------------------
Note: G = Good  F = Fair  P = Poor

                            PHYSICAL CONDITION REPORT
                                   BUILDING 49

--------------------------------------------------------------------------------
 Function of Building and Year Constructed: Airman"s Dormitory Constructed 1955
--------------------------------------------------------------------------------
 Number of           Size: First Floor 32,589 sq. ft.        TOTAL AREA:
 Stories:3                                                   32,589 sf
--------------------------------------------------------------------------------
 Date Inventoried:   Overall Condition: Exterior - Fair      Date Video Taped:
 April, 1997                            Interior - Fair
--------------------------------------------------------------------------------
 Construction: Walls - Steel insulated panels
               Roof - Built-up tar & gravel
               Foundation - Concrete
--------------------------------------------------------------------------------
 Utilities:
          Electrical Number of Watts:,  1 UG 4-400 MCM 63 KVA
          Water Supply:                 1 @ 4" line
          Wastewater System:            1 @ 6" line
          Stormwater Discharge System:  Rainwater catchment to Newfields Ditch
          Heating Method:               High Temperature Hot Water
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
 Cond              Exterior              Cond              Interior
--------------------------------------------------------------------------------
  G    Grounds;                           F    Heating: HTHW disconnected.
--------------------------------------------------------------------------------
  F    Pavements:                         G    Plumbing:
--------------------------------------------------------------------------------
  F    Roof:                              F    Walls:
--------------------------------------------------------------------------------
  G    Siding:                            F    Ceiling:
--------------------------------------------------------------------------------
  G    Windows/Doors:                     F    Floor:
--------------------------------------------------------------------------------
       Other:
--------------------------------------------------------------------------------
Note: G = Good  F = Fair  P = Poor

                            PHYSICAL CONDITION REPORT
                                   BUILDING 50

--------------------------------------------------------------------------------
 Function of Building and Year Constructed: Airman"s Dormitory Constructed 1955
--------------------------------------------------------------------------------
 Number of           Size: First Floor 32,589 sq. ft.        TOTAL AREA:
 Stories: 3                                                  32,589sf
--------------------------------------------------------------------------------
 Date Inventoried:   Overal Condition: Exterior  - Fair      Date Video Taped:
 April, 1997                           Interior  - Fair
--------------------------------------------------------------------------------
 Construction: Walls - Steel insulated panels
               Roof  - Built-up tar & gravel
               Foundation - Concrete
--------------------------------------------------------------------------------
 Utilities:
          Electrical Number of Watts:,  1 UG 4-400 MCM 63 KVA
          Water Supply:                 1 @ 4" in line
          Wastewater System:            1 @ 6" in line
          Stormwater Discharge System:  Rainwater catchment to Newfields Ditch
          Heating Method:               High Temperature Hot Water
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
 Cond              Exterior              Cond              Interior
--------------------------------------------------------------------------------
  G    Grounds:                           F     Heating: HTHW disconnected.
--------------------------------------------------------------------------------
  F    Pavements:                         G     Plumbing:
--------------------------------------------------------------------------------
  F    Roof:                              F     Walls:
--------------------------------------------------------------------------------
  G    Siding:                            F     Ceiling:
--------------------------------------------------------------------------------
  G    Windows/Doors:                     F     Floor:
--------------------------------------------------------------------------------
       Other:
--------------------------------------------------------------------------------
Note: G = Good  F = Fair  P = Poor

                           PHYSICAL CONDITION REPORT
                                  BUILDING 56

--------------------------------------------------------------------------------
Function of Building and Year Constructed: Airman's Dormitory Constructed 1955
--------------------------------------------------------------------------------
Number of               Size: First Floor 32,589 sq. ft.      TOTAL AREA:
Stories: 3                                                    32,589 sf
--------------------------------------------------------------------------------
Dated Inventoried:      Overall Condition: Exterior - Fair    Date Video Taped:
April, 1997                                Interior - Fair
--------------------------------------------------------------------------------
Construction: Walls - Steel insulated panels
              Roof - Built-up tar & gravel
              Foundation - Concrete
--------------------------------------------------------------------------------
Utilities:

      Electrical Number of Watts:,       1 UG 4-400 MCM 63 KVA
      Water Supply:                      1 @ 4" line
      Wastewater System:                 1 @ 6" line
      Stormwater Discharge System:       Rainwater catchment to Newfields Ditch
      Heating Method:                    High Temperature Hot Water
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
Cond            Exterior                Cond            Interior
--------------------------------------------------------------------------------
 G      Grounds:                         F      Heating: HTHW disconnected.
--------------------------------------------------------------------------------
 F      Pavements:                       G      Plumbing:
--------------------------------------------------------------------------------
 F      Roof:                            F      Walls:
--------------------------------------------------------------------------------
 G      Siding:                          F      Ceiling:
--------------------------------------------------------------------------------
 G      Windows/Doors:                   F      Floor:
--------------------------------------------------------------------------------
        Other:
--------------------------------------------------------------------------------
Note: G = Good F = Fair P = Poor

                           PHYSICAL CONDITION REPORT
                                  BUILDING 58

--------------------------------------------------------------------------------
Function of Building and Year Constructed: Airman's Dormitory Constructed 1955
--------------------------------------------------------------------------------
Number of               Size: First Floor 32,589 sq. ft.      TOTAL AREA:
Stories: 3                                                    32,589 sf
--------------------------------------------------------------------------------
Dated Inventoried:      Overall Condition: Exterior - Fair    Date Video Taped:
April, 1997                                Interior - Fair
--------------------------------------------------------------------------------
Construction: Walls - Steel insulated panels
              Roof - Built-up tar & gravel
              Foundation - Concrete
--------------------------------------------------------------------------------
Utilities:

      Electrical Number of Watts:,       1 UG 4-400 MCM 63 KVA
      Water Supply:                      1 @ 4" line
      Wastewater System:                 1 @ 6" line
      Stormwater Discharge System:       Rainwater catchment to Newfields Ditch
      Heating Method:                    High Temperature Hot Water
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
Cond            Exterior                Cond            Interior
--------------------------------------------------------------------------------
 G      Grounds:                         F      Heating: HTHW disconnected.
--------------------------------------------------------------------------------
 F      Pavements:                       G      Plumbing:
--------------------------------------------------------------------------------
 F      Roof:                            F      Walls:
--------------------------------------------------------------------------------
 G      Siding:                          F      Ceiling:
--------------------------------------------------------------------------------
 G      Windows/Doors:                   F      Floor:
--------------------------------------------------------------------------------
        Other:
--------------------------------------------------------------------------------
Note: G = Good F = Fair P = Poor

                           PHYSICAL CONDITION REPORT
                                  BUILDING 59

--------------------------------------------------------------------------------
Function of Building and Year Constructed: USAF Recruiters Headquarters Constructed 1956
--------------------------------------------------------------------------------
Number of               Size: First Floor 4,120 sq. ft.       TOTAL AREA:
Stories: 1                                                    4,120 sf
--------------------------------------------------------------------------------
Dated Inventoried:      Overall Condition: Exterior - Fair    Date Video Taped:
April, 1997                                Interior - Fair
--------------------------------------------------------------------------------
Construction: Walls - Steel insulated panels
              Roof - Built-up tar & gravel
              Foundation - Concrete
--------------------------------------------------------------------------------
Utilities:

      Electrical Number of Watts:,       120/208, 3 phase, 4 wire, 400 amp
      Water Supply:                      1 @ 2" line
      Wastewater System:                 1 @ 6" line
      Stormwater Discharge System:       Rainwater catchment to Newfields Ditch
      Heating Method:                    High Temperature Hot Water
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
Cond            Exterior                Cond            Interior
--------------------------------------------------------------------------------
 G      Grounds:                         F      Heating: HTHW disconnected.
--------------------------------------------------------------------------------
 F      Pavements:                       G      Plumbing:
--------------------------------------------------------------------------------
 F      Roof:                            F      Walls:
--------------------------------------------------------------------------------
 G      Siding:                          F      Ceiling:
--------------------------------------------------------------------------------
 G      Windows/Doors:                   F      Floor:
--------------------------------------------------------------------------------
        Other:
--------------------------------------------------------------------------------
Note: G = Good F = Fair P = Poor

                           PHYSICAL CONDITION REPORT
                                  BUILDING 60

--------------------------------------------------------------------------------
Function of Building and Year Constructed: Airman's Dining Hall Constructed 1956
--------------------------------------------------------------------------------
Number of               Size: First Floor 12,764 sq. ft.      TOTAL AREA:
Stories: 1                                                    12,764 sf
--------------------------------------------------------------------------------
Dated Inventoried:      Overall Condition: Exterior - Fair    Date Video Taped:
April, 1997                                Interior - Fair
--------------------------------------------------------------------------------
Construction: Walls - Steel insulated panels
              Roof - Built-up tar & gravel
              Foundation - Concrete
--------------------------------------------------------------------------------
Utilities:

      Electrical Number of Watts:,       1 Unit Substation 300 KVA
      Water Supply:                      1 @ 4" line
      Wastewater System:                 1 @ 6" line
      Stormwater Discharge System:       Rainwater catchment to Newfields Ditch
      Heating Method:                    High Temperature Hot Water
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
Cond            Exterior                Cond            Interior
--------------------------------------------------------------------------------
 G      Grounds:                         F      Heating: HTHW disconnected.
--------------------------------------------------------------------------------
 F      Pavements:                       G      Plumbing:
--------------------------------------------------------------------------------
 F      Roof:                            F      Walls:
--------------------------------------------------------------------------------
 G      Siding:                          F      Ceiling:
--------------------------------------------------------------------------------
 G      Windows/Doors:                   F      Floor:
--------------------------------------------------------------------------------
        Other:
--------------------------------------------------------------------------------
Note: G = Good F = Fair P = Poor

                           PHYSICAL CONDITION REPORT
                                  BUILDING 61

--------------------------------------------------------------------------------
Function of Building and Year Constructed: Youth Center Constructed 1956
--------------------------------------------------------------------------------
Number of               Size: First Floor 5,730 sq. ft.       TOTAL AREA:
Stories: 1                                                    5,739 sf
--------------------------------------------------------------------------------
Dated Inventoried:      Overall Condition: Exterior - Fair    Date Video Taped:
April, 1997                                Interior - Fair    June 18, 1997
--------------------------------------------------------------------------------
Construction: Walls - Masonry brick face on block
              Roof - Built-up tar & gravel
              Foundation - Concrete
--------------------------------------------------------------------------------
Utilities:

      Electrical Number of Watts:,       1-4 #1 72.5KVA
      Water Supply:                      1 @ 2" line
      Wastewater System:                 1 @ 6" line
      Stormwater Discharge System:       Rainwater catchment to Newfields Ditch
      Heating Method:                    High Temperature Hot Water
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
Cond            Exterior                Cond            Interior
--------------------------------------------------------------------------------
 G      Grounds:                         F      Heating: HTHW disconnected.
--------------------------------------------------------------------------------
 F      Pavements:                       G      Plumbing:
--------------------------------------------------------------------------------
 P      Roof:                            F      Walls:
--------------------------------------------------------------------------------
 G      Siding:                          P      Ceiling:
--------------------------------------------------------------------------------
 F      Windows/Doors:                   F      Floor:
--------------------------------------------------------------------------------
        Other:
--------------------------------------------------------------------------------
Note: G = Good F = Fair P = Poor

                           PHYSICAL CONDITION REPORT
                                  BUILDING 62

--------------------------------------------------------------------------------
Function of Building and Year Constructed: Fire Station Constructed 1956
--------------------------------------------------------------------------------
Number of               Size: First Floor 5,160 sq. ft.       TOTAL AREA:
Stories: 1                                                    5,160 sf
--------------------------------------------------------------------------------
Dated Inventoried:      Overall Condition: Exterior - Fair    Date Video Taped:
April, 1997                                Interior - Fair    January 7, 1993
--------------------------------------------------------------------------------
Construction: Walls - Steel insulated panels
              Roof - Built-up tar & gravel
              Foundation - Concrete
--------------------------------------------------------------------------------
Utilities:

      Electrical Number of Watts:,       120/208, 3 phase, 4 wire, 400 amp
      Water Supply:                      1 @ 1 1/4" line
      Wastewater System:                 1 @ 6" line
      Stormwater Discharge System:       Rainwater catchment to Newfields Ditch
      Heating Method:                    High Temperature Hot Water
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
Cond            Exterior                Cond            Interior
--------------------------------------------------------------------------------
 G      Grounds:                         F      Heating: HTHW disconnected.
--------------------------------------------------------------------------------
 F      Pavements:                       G      Plumbing:
--------------------------------------------------------------------------------
 F      Roof:                            F      Walls:
--------------------------------------------------------------------------------
 G      Siding:                          F      Ceiling:
--------------------------------------------------------------------------------
 G      Windows/Doors:                   F      Floor:
--------------------------------------------------------------------------------
        Other:
--------------------------------------------------------------------------------
Note: G = Good F = Fair P = Poor

                           PHYSICAL CONDITION REPORT
                                  BUILDING 63

--------------------------------------------------------------------------------
Function of Building and Year Constructed: Base Chapel Constructed 1959
--------------------------------------------------------------------------------
Number of               Size: First Floor 7,550 sq. ft.       TOTAL AREA:
Stories: 1                                                    7,550 sf
--------------------------------------------------------------------------------
Dated Inventoried:      Overall Condition: Exterior - Fair    Date Video Taped:
April, 1997                                Interior - Fair    January 18, 1997
--------------------------------------------------------------------------------
Construction: Walls - Gypsum Wall and Plaster
              Roof - Built-up tar & gravel
              Foundation - Concrete
--------------------------------------------------------------------------------
Utilities:

      Electrical Number of Watts:,       120/208, 3 phase, 4 wire, 200 amp
      Water Supply:                      1 @ 2" line
      Wastewater System:                 1 @ 6" line
      Stormwater Discharge System:       Rainwater catchment to Newfields Ditch
      Heating Method:                    High Temperature Hot Water
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
Cond            Exterior                Cond            Interior
--------------------------------------------------------------------------------
 G      Grounds:                         F      Heating: HTHW disconnected.
--------------------------------------------------------------------------------
 F      Pavements:                       G      Plumbing:
--------------------------------------------------------------------------------
 F      Roof:                            F      Walls:
--------------------------------------------------------------------------------
 G      Siding:                          F      Ceiling:
--------------------------------------------------------------------------------
 G      Windows/Doors:                   F      Floor:
--------------------------------------------------------------------------------
        Other:
--------------------------------------------------------------------------------
Note: G = Good F = Fair P = Poor

                           PHYSICAL CONDITION REPORT
                                  BUILDING 104

--------------------------------------------------------------------------------
Function of Building and Year Constructed: Storage Shed Constructed 1975
--------------------------------------------------------------------------------
Number of               Size: First Floor 488 sq. ft.         TOTAL AREA:
Stories: 1                                                    488 sf
--------------------------------------------------------------------------------
Dated Inventoried:      Overall Condition: Exterior - Good    Date Video Taped:
April, 1997                                Interior - Good
--------------------------------------------------------------------------------
Construction: Walls - Corrugated Steel
              Roof - Corrugated Steel
              Foundation - Concrete
--------------------------------------------------------------------------------
Utilities:

      Electrical Number of Watts:,       None
      Water Supply:                      None
      Wastewater System:                 None
      Stormwater Discharge System:       Rainwater catchment to Newfields Ditch
      Heating Method:                    None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
Cond            Exterior                Cond            Interior
--------------------------------------------------------------------------------
 F      Grounds:                         N/A    Heating:
--------------------------------------------------------------------------------
 F      Pavements:                       N/A    Plumbing:
--------------------------------------------------------------------------------
 F      Roof:                            F      Walls:
--------------------------------------------------------------------------------
 F      Siding:                          F      Ceiling:
--------------------------------------------------------------------------------
 N/A    Windows/Doors:                   F      Floor:
--------------------------------------------------------------------------------
        Other:
--------------------------------------------------------------------------------
Note: G = Good F = Fair P = Poor

                           PHYSICAL CONDITION REPORT
                                  BUILDING 179

--------------------------------------------------------------------------------
Function of Building and Year Constructed: Traffic Check House Constructed 1959
--------------------------------------------------------------------------------
Number of               Size: First Floor 54 sq. ft           TOTAL AREA:
Stories: 1                                                    54 sf
--------------------------------------------------------------------------------
Dated Inventoried:      Overall Condition: Exterior - Good    Date Video Taped:
April, 1997                                Interior - Good
--------------------------------------------------------------------------------
Construction: Walls - Concrete Block, Brick veneer
              Roof - Tar and Gravel
              Foundation - Concrete
--------------------------------------------------------------------------------
Utilities:

      Electrical Number of Watts:,       120V, 3 wire, 60 amp
      Water Supply:                      None @ 4" line
      Wastewater System:                 None
      Stormwater Discharge System:       None
      Heating Method:                    Electric
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
Cond            Exterior                Cond            Interior
--------------------------------------------------------------------------------
 F      Grounds:                         P      Heating:
--------------------------------------------------------------------------------
 F      Pavements:                       N/A    Plumbing:
--------------------------------------------------------------------------------
 F      Roof:                            F      Walls:
--------------------------------------------------------------------------------
 F      Siding:                          F      Ceiling:
--------------------------------------------------------------------------------
 P      Windows/Doors:                   F      Floor:
--------------------------------------------------------------------------------
        Other:
--------------------------------------------------------------------------------
Note: G = Good F = Fair P = Poor

                           PHYSICAL CONDITION REPORT
                                  BUILDING 180

--------------------------------------------------------------------------------
Function of Building and Year Constructed: Solid Waste Transfer Station Constructed 1989
--------------------------------------------------------------------------------
Number of               Size: 2,100 sq. ft.                   TOTAL AREA:
Stories: 2                                                    2,100 sf
--------------------------------------------------------------------------------
Dated Inventoried:      Overall Condition: Exterior - Good    Date Video Taped:
April, 1997                                Interior - Good
--------------------------------------------------------------------------------
Construction: Walls - Metal
              Roof - Metal
              Foundation - Concrete
--------------------------------------------------------------------------------
Utilities:

      Electrical Number of Watts:,       120/208, 3 phase, 4 wire, 300 amp
      Water Supply:                      None @ 4" line
      Wastewater System:                 Electric Toilet
      Stormwater Discharge System:       None
      Heating Method:                    Electric
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
Cond            Exterior                Cond            Interior
--------------------------------------------------------------------------------
 G      Grounds:                         G      Heating:
--------------------------------------------------------------------------------
 G      Pavements:                       G      Plumbing:
--------------------------------------------------------------------------------
 G      Roof:                            G      Walls:
--------------------------------------------------------------------------------
 G      Siding:                          G      Ceiling:
--------------------------------------------------------------------------------
 G      Windows/Doors:                   G      Floor:
--------------------------------------------------------------------------------
        Other:
--------------------------------------------------------------------------------
Note: G = Good F = Fair P = Poor

                           PHYSICAL CONDITION REPORT
                                  BUILDING 398

--------------------------------------------------------------------------------
Function of Building and Year Constructed: Heating and Irrigation Building:
Formerly a Pumphouse; Currently Houses Controls for Golf Course Greens Irrigation System Constructed 1955
--------------------------------------------------------------------------------
Number of               Size: 49 sq. ft.                      TOTAL AREA:
Stories: 1                                                    49 sf
--------------------------------------------------------------------------------
Dated Inventoried:      Overall Condition: Exterior - Fair    Date Video Taped:
April, 1997                                Interior - Fair
--------------------------------------------------------------------------------
Construction: Walls -Concrete Block
              Roof - Asphalt Shingle
              Foundation - Concrete
--------------------------------------------------------------------------------
Utilities:

      Electrical Number of Watts:,       120, 3 wire, 60 amp
      Water Supply:                      N/A
      Wastewater System:                 N/A
      Stormwater Discharge System:       None
      Heating Method:                    N/A
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
Cond            Exterior                Cond            Interior
--------------------------------------------------------------------------------
 F      Grounds:                         F      Heating:
--------------------------------------------------------------------------------
 F      Pavements:                       F      Plumbing:
--------------------------------------------------------------------------------
 F      Roof:                            F      Walls:
--------------------------------------------------------------------------------
 F      Siding:                          F      Ceiling:
--------------------------------------------------------------------------------
 F      Windows/Doors:                   F      Floor:
--------------------------------------------------------------------------------
        Other:
--------------------------------------------------------------------------------
Note: G = Good F = Fair P = Poor

                           PHYSICAL CONDITION REPORT
                                  BUILDING 399

--------------------------------------------------------------------------------
Function of Building and Year Constructed: Vehicle Maintenance Shop
Constructed 1985
--------------------------------------------------------------------------------
Number of               Size: 3,000 sq. ft.                   TOTAL AREA:
Stories: 1                                                    3,000 sf
--------------------------------------------------------------------------------
Dated Inventoried:      Overall Condition: Exterior - Good    Date Video Taped:
April, 1997                                Interior - Good
--------------------------------------------------------------------------------
Construction: Walls - Metal outside, sheetrock inside
              Roof - Steel
              Foundation - Concrete
--------------------------------------------------------------------------------
Utilities:

      Electrical Number of Watts:,       120/208, 3 phase, 4 wire, 200 amp
      Water Supply:                      Connected to base utilities
      Wastewater System:                 Septic system
      Stormwater Discharge System:       None
      Heating Method:                    Propane Heater
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
Cond            Exterior                Cond            Interior
--------------------------------------------------------------------------------
 G      Grounds:                         G      Heating:
--------------------------------------------------------------------------------
 G      Pavements:                       G      Plumbing:
--------------------------------------------------------------------------------
 G      Roof:                            G      Walls:
--------------------------------------------------------------------------------
 G      Siding:                          G      Ceiling:
--------------------------------------------------------------------------------
 G      Windows/Doors:                   G      Floor:
--------------------------------------------------------------------------------
        Other:
--------------------------------------------------------------------------------
Note: G = Good F = Fair P = Poor

                           PHYSICAL CONDITION REPORT
                                  BUILDING 400

--------------------------------------------------------------------------------
Function of Building and Year Constructed: Golf Clubhouse Constructed Ca. 1900
--------------------------------------------------------------------------------
Number of               Size: 7,480 sq. ft.                   TOTAL AREA:
Stories: 1                                                    7,480 sf
--------------------------------------------------------------------------------
Dated Inventoried:      Overall Condition: Exterior - Good    Date Video Taped:
April, 1997                                Interior - Good
--------------------------------------------------------------------------------
Construction: Walls - Wood frame clapboard and hardwood
              Roof - Hip, asphalt shingle
              Foundation - Concrete
--------------------------------------------------------------------------------
Utilities:

      Electrical Number of Watts:,       120/208, 3 phase, 4 wire, 200 amp
      Water Supply:                      1 @ 1 1/4" line; wel water during
                                         off-season
      Wastewater System:                 Septic tank system
      Stormwater Discharge System:       None
      Heating Method:                    Oil Fired Hot Air
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
Cond            Exterior                Cond            Interior
--------------------------------------------------------------------------------
 G      Grounds:                         G      Heating:
--------------------------------------------------------------------------------
 G      Pavements:                       G      Plumbing:
--------------------------------------------------------------------------------
 G      Roof:                            G      Walls:
--------------------------------------------------------------------------------
 G      Siding:                          G      Ceiling:
--------------------------------------------------------------------------------
 G      Windows/Doors:                   G      Floor:
--------------------------------------------------------------------------------
        Other:
--------------------------------------------------------------------------------
Note: G = Good F = Fair P = Poor

                           PHYSICAL CONDITION REPORT
                                  BUILDING 401

--------------------------------------------------------------------------------
Function of Building and Year Constructed: Formerly a Maintenance Shed, currently Green and Tee Supply Shed Constructed, Ca. 1900
--------------------------------------------------------------------------------
Number of               Size: 585 sq. ft.                     TOTAL AREA:
Stories: 1                                                    585 sf
--------------------------------------------------------------------------------
Dated Inventoried:      Overall Condition: Exterior - Good    Date Video Taped:
April, 1997                                Interior - Good
--------------------------------------------------------------------------------
Construction: Walls - Metal
              Roof - Metal
              Foundation - Concrete
--------------------------------------------------------------------------------
Utilities:

      Electrical Number of Watts:,       110 V
      Water Supply:                      None
      Wastewater System:                 None
      Stormwater Discharge System:       None
      Heating Method:                    None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
Cond            Exterior                Cond            Interior
--------------------------------------------------------------------------------
 G      Grounds:                         G      Heating:
--------------------------------------------------------------------------------
 G      Pavements:                       G      Plumbing:
--------------------------------------------------------------------------------
 G      Roof:                            G      Walls:
--------------------------------------------------------------------------------
 G      Siding:                          G      Ceiling:
--------------------------------------------------------------------------------
 G      Windows/Doors:                   G      Floor:
--------------------------------------------------------------------------------
        Other:
--------------------------------------------------------------------------------
Note: G = Good F = Fair P = Poor

                           PHYSICAL CONDITION REPORT
                                  BUILDING 403

--------------------------------------------------------------------------------
Function of Building and Year Constructed: Former Residence Constructed 1955 Building Demolished
--------------------------------------------------------------------------------
Number of               Size: 317 sq. ft.                     TOTAL AREA:
Stories: 1                                                    317 sf
--------------------------------------------------------------------------------
Dated Inventoried:      Overall Condition: Exterior - N/A     Date Video Taped:
                                           Interior - N/A
--------------------------------------------------------------------------------
Construction: Walls -
              Roof -
              Foundation - Concrete
--------------------------------------------------------------------------------
Utilities:

      Electrical Number of Watts:,       None
      Water Supply:                      None
      Wastewater System:                 None
      Stormwater Discharge System:       None
      Heating Method:                    None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
Cond            Exterior                Cond            Interior
--------------------------------------------------------------------------------
 N/A    Grounds:                         N/A    Heating:
--------------------------------------------------------------------------------
 N/A    Pavements:                       N/A    Plumbing:
--------------------------------------------------------------------------------
 N/A    Roof:                            N/A    Walls:
--------------------------------------------------------------------------------
 N/A    Siding:                          N/A    Ceiling:
--------------------------------------------------------------------------------
 N/A    Windows/Doors:                   N/A    Floor:
--------------------------------------------------------------------------------
        Other:
--------------------------------------------------------------------------------
Note: G = Good F = Fair P = Poor

                           PHYSICAL CONDITION REPORT
                                  BUILDING 405

--------------------------------------------------------------------------------
Function of Building and Year Constructed: Fertizzer and Pesticide Storage Shed Constructed 1955
--------------------------------------------------------------------------------
Number of               Size: 540 sq. ft.                     TOTAL AREA:
Stories: 1                                                    540 sf
--------------------------------------------------------------------------------
Dated Inventoried:      Overall Condition: Exterior - Good    Date Video Taped:
                                           Interior - Good
--------------------------------------------------------------------------------
Construction: Walls - Corragated Metal
              Roof - Metal
              Foundation - Concrete
--------------------------------------------------------------------------------
Utilities:

      Electrical Number of Watts:,       110 Volt Connected to base Utility
                                         System
      Water Supply:                      None
      Wastewater System:                 None
      Stormwater Discharge System:       None
      Heating Method:                    None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
Cond            Exterior                Cond            Interior
--------------------------------------------------------------------------------
 G      Grounds:                         G      Heating:
--------------------------------------------------------------------------------
 G      Pavements:                       G      Plumbing:
--------------------------------------------------------------------------------
 G      Roof:                            G      Walls:
--------------------------------------------------------------------------------
 G      Siding:                          G      Ceiling:
--------------------------------------------------------------------------------
 G      Windows/Doors:                   G      Floor:
--------------------------------------------------------------------------------
        Other:
--------------------------------------------------------------------------------
Note: G = Good F = Fair P = Poor

                           PHYSICAL CONDITION REPORT
                                  BUILDING 407

--------------------------------------------------------------------------------
Function of Building and Year Constructed: Storage Shed  Constructed 1982
--------------------------------------------------------------------------------
Number of               Size: 100 sq. ft.                     TOTAL AREA:
Stories: 1                                                    100 sf
--------------------------------------------------------------------------------
Dated Inventoried:      Overall Condition: Exterior - Good    Date Video Taped:
                                           Interior - Good
--------------------------------------------------------------------------------
Construction: Walls - Metal/Wood
              Roof - Metal
              Foundation - Concrete
--------------------------------------------------------------------------------
Utilities:

      Electrical Number of Watts:,       None
      Water Supply:                      None
      Wastewater System:                 None
      Stormwater Discharge System:       None
      Heating Method:                    None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
Cond            Exterior                Cond            Interior
--------------------------------------------------------------------------------
 G      Grounds:                         G      Heating:
--------------------------------------------------------------------------------
 G      Pavements:                       G      Plumbing:
--------------------------------------------------------------------------------
 G      Roof:                            G      Walls:
--------------------------------------------------------------------------------
 G      Siding:                          G      Ceiling:
--------------------------------------------------------------------------------
 G      Windows/Doors:                   G      Floor:
--------------------------------------------------------------------------------
        Other:
--------------------------------------------------------------------------------
Note: G = Good F = Fair P = Poor

                           PHYSICAL CONDITION REPORT
              BUILDING 500-510; 512-550; 552-566; 600-689; 900-925

--------------------------------------------------------------------------------
Function of Building and Year Constructed: 181 Residential Housing Units Constructed 1955
--------------------------------------------------------------------------------
Number of               Size: VARIES                          TOTAL AREA:
Stories: 1 and 2                                              VARIES
--------------------------------------------------------------------------------
Dated Inventoried:      Overall Condition: Exterior - Poor    Date Video Taped:
                                           Interior - Poor
--------------------------------------------------------------------------------
Construction: Walls - Wood siding; brick
              Roof - Asphalt Shingle
              Foundation - Concrete
--------------------------------------------------------------------------------
Utilities:

      Electrical Number of Watts:,       Connected to Base Utilities
      Water Supply:                      Connected to Base Utilities
      Wastewater System:                 Connected to Base Utilities
      Stormwater Discharge System:       Connected to Base Utilities
      Heating Method:                    Connected to Base Utilities
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
Cond            Exterior                Cond            Interior
--------------------------------------------------------------------------------
 P      Grounds:                         P      Heating:
--------------------------------------------------------------------------------
 P      Pavements:                       P      Plumbing:
--------------------------------------------------------------------------------
 P      Roof:                            P      Walls:
--------------------------------------------------------------------------------
 P      Siding:                          P      Ceiling:
--------------------------------------------------------------------------------
 P      Windows/Doors:                   P      Floor:
--------------------------------------------------------------------------------
        Other:
--------------------------------------------------------------------------------
                        Note: G = Good F = Fair P = Poor

                           PHYSICAL CONDITION REPORT
                                 BUILDING 10537

--------------------------------------------------------------------------------
Function of Building and Year Constructed: Recreation Facility  Constructed 1969
--------------------------------------------------------------------------------
Number of               Size: Not Specified                   TOTAL AREA:
Stories: 1                                                    Not Specified
--------------------------------------------------------------------------------
Dated Inventoried:      Overall Condition: Exterior - N/A     Date Video Taped:
                                           Interior - N/A
--------------------------------------------------------------------------------
Construction: Walls - Concrete Block
              Roof - Metal
              Foundation - Concrete
--------------------------------------------------------------------------------
Utilities:

      Electrical Number of Watts:,       None
      Water Supply:                      None
      Wastewater System:                 None
      Stormwater Discharge System:       None
      Heating Method:                    None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
Cond            Exterior                Cond            Interior
--------------------------------------------------------------------------------
 N/A    Grounds:                         N/A    Heating:
--------------------------------------------------------------------------------
 N/A    Pavements:                       N/A    Plumbing:
--------------------------------------------------------------------------------
 N/A    Roof:                            N/A    Walls:
--------------------------------------------------------------------------------
 N/A    Siding:                          N/A    Ceiling:
--------------------------------------------------------------------------------
 N/A    Windows/Doors:                   N/A    Floor:
--------------------------------------------------------------------------------
        Other:
--------------------------------------------------------------------------------
Note: G = Good F = Fair P = Poor

                           PHYSICAL CONDITION REPORT
                            BUILDING 10543 AND 10545

--------------------------------------------------------------------------------
Function of Building and Year Constructed: recreation Pavilion  Constructed 1986
--------------------------------------------------------------------------------
Number of               Size: 576 sq. ft.                     TOTAL AREA:
Stories: 1                                                    5576 sf
--------------------------------------------------------------------------------
Dated Inventoried:      Overall Condition: Exterior - Good    Date Video Taped:
                                           Interior - Good
--------------------------------------------------------------------------------
Construction: Walls - N/A
              Roof - Shingle
              Foundation - Concrete
--------------------------------------------------------------------------------
Utilities:

      Electrical Number of Watts:,       None
      Water Supply:                      None
      Wastewater System:                 None
      Stormwater Discharge System:       Drainage ditch to Newfields Ditch
      Heating Method:                    None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
Cond            Exterior                Cond            Interior
--------------------------------------------------------------------------------
 G      Grounds:                         G      Heating:
--------------------------------------------------------------------------------
 G      Pavements:                       G      Plumbing:
--------------------------------------------------------------------------------
 G      Roof:                            G      Walls:
--------------------------------------------------------------------------------
 G      Siding:                          G      Ceiling:
--------------------------------------------------------------------------------
 G      Windows/Doors:                   G      Floor:
--------------------------------------------------------------------------------
        Other:
--------------------------------------------------------------------------------
Note: G = Good F = Fair P = Poor

                           PHYSICAL CONDITION REPORT
                                 BUILDING 10544

--------------------------------------------------------------------------------
Function of Building and Year Constructed: Recreation Storage Shed
Constructed 1986
--------------------------------------------------------------------------------
Number of               Size: 576 sq. ft.                     TOTAL AREA:
Stories: 1                                                    576 sf
--------------------------------------------------------------------------------
Dated Inventoried:      Overall Condition: Exterior - Good    Date Video Taped:
                                           Interior - Good
--------------------------------------------------------------------------------
Construction: Walls - Aluminum
              Roof - Tar Paper
              Foundation - N/A
--------------------------------------------------------------------------------
Utilities:

      Electrical Number of Watts:,       None
      Water Supply:                      None
      Wastewater System:                 None
      Stormwater Discharge System:       Drainage Ditch to Newfields Ditch
      Heating Method:                    None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
Cond            Exterior                Cond            Interior
--------------------------------------------------------------------------------
 G      Grounds:                         G      Heating:
--------------------------------------------------------------------------------
 G      Pavements:                       G      Plumbing:
--------------------------------------------------------------------------------
 G      Roof:                            G      Walls:
--------------------------------------------------------------------------------
 G      Siding:                          G      Ceiling:
--------------------------------------------------------------------------------
 G      Windows/Doors:                   G      Floor:
--------------------------------------------------------------------------------
        Other:
--------------------------------------------------------------------------------
Note: G = Good F = Fair P = Poor

                           PHYSICAL CONDITION REPORT
                                 BUILDING 10549

--------------------------------------------------------------------------------
Function of Building and Year Constructed: Recreation Pavilion Constructed 1982
--------------------------------------------------------------------------------
Number of               Size: 528 sq. ft.                     TOTAL AREA:
Stories: 1                                                    528 sf
--------------------------------------------------------------------------------
Dated Inventoried:      Overall Condition: Exterior - Good    Date Video Taped:
                                           Interior - Good
--------------------------------------------------------------------------------
Construction: Walls - N/A
              Roof - Aluminum
              Foundation - N/A
--------------------------------------------------------------------------------
Utilities:

      Electrical Number of Watts:,       None
      Water Supply:                      None
      Wastewater System:                 None
      Stormwater Discharge System:       None
      Heating Method:                    None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Condition Report
--------------------------------------------------------------------------------
Cond            Exterior                Cond            Interior
--------------------------------------------------------------------------------
 G      Grounds:                         G      Heating:
--------------------------------------------------------------------------------
 G      Pavements:                       G      Plumbing:
--------------------------------------------------------------------------------
 G      Roof:                            G      Walls:
--------------------------------------------------------------------------------
 G      Siding:                          G      Ceiling:
--------------------------------------------------------------------------------
 G      Windows/Doors:                   G      Floor:
--------------------------------------------------------------------------------
        Other:
--------------------------------------------------------------------------------
Note: G = Good F = Fair P = Poor

                                   EXHIBIT D-1

                         ENVIRONMENTAL CONDITION REPORT

The undersigned Parties agree that they have read and understood the Supplemental Environmental Baseline Survey (SEBS) for Parcels F, G, G.1, H, 1.1, and K at Pease AFB dated April 22, 1997. Each Party affirmatively states that it has had the opportunity to perform any inspections such Party deems appropriate to adequately document the condition of the property and performed all inspections it deems appropriate for this transaction. The Parties further agree that, subject to the limits of the methodology employed in preparing the SEBS and inspections, the condition of the premises and property that are the subject of the right of entry are, to the best of our knowledge, as described in the above referenced SEBS at the time of the signing of the Supplemental Agreement No. 3.


/s/ [ILLEGIBLE]                              /s/ [ILLEGIBLE]
--------------------------------             ---------------------------
Air Force Base Conversion Agency             Pease Development Authority

Date: 6/24/97                                Date: 6/25/97
      --------------------------                   ---------------------
Attachment:
SEBS, April 22, 1997

                                    [GRAPHIC]

                                                          ----------------------
                                                          EXHIBIT D-1a

                                                          Building Debris Burial
                                                          Site #2
                                                          (Former Bldg 97)
                                                          ----------------------

                                    [GRAPHIC]

                                                          ----------------------
                                                          EXHIBIT D-1b

                                                          Former Landfills 2 & 4
                                                          ----------------------

                                 Exhibit D-1.c.

                            BUILDINGS TO REMAIN AFTER
                              DEMOLITION BY LESSEE

BUILDING NUMBER             BUILDING NAME
---------------             -------------

       34                   BASE PHOTO LABORATORY

       35                   FIELD TRAINING OFFICES

       37                   BASE GYMNASIUM

       38                   RECREATION CENTER/AIRMAN'S CLUB

       61                   YOUTH CENTER

       62                   FIRE STATION

       63                   BASE CHAPEL

       65                   BRACKETT SCHOOL

       76                   CHILD DEVELOPMENT (CARE) CENTER

       89                   HOSPITAL HEATING PLANT

       91                   TARGET INTELLIGENCE TRAINING OFFICES

       93                   HOSPITAL FACILITY

       99                   OFFICER'S CLUB

       101                  JONES SCHOOL

       500 thru 509         RESIDENTIAL HOUSING UNITS

                                 Exhibit D-1.d.

             AIRPORT CONVEYANCE FOR PARCELS F, G, G.1, H, I.1 AND K
                                  PEASE AFB NH

   Disclosure of Information on Lead-Based Paint and Lead-Based Paint Hazards

Lead Warning Statement

Housing built before 1978 may contain lead-based paint. Lead from paint, paint chips, and dust can pose health hazards If not taken care of properly. Lead exposure is especially harmful to young children and pregnant women. Before renting pre-1978 housing, landlords must disclose the presence of known lead-based paint and lead-based paint hazards in the dwelling. Tenants must also receive a Federally approved pamphlet on lead poisoning prevention.

Lessor's Disclosure (initial):

(a) Presence of lead-based paint or lead-based paint hazards (check one below):

__ALD__ Known lead-based paint and/or lead-based paint hazards are present in the housing as identified in the "Lead-Based Paint Survey of High-Priority Facilities at Closure Bases, Pease Air Force Base, New Hampshire, April 1995".

_____ Lessor has no knowledge of lead-based paint and/or lead-based paint hazards in the housing.

(b) Records and reports available to the lessor (check one below):

|X| Lessor has provided the lessee with all available records and reports pertaining to lead-based paint and/or lead-based paint hazards in the housing.

      Lead-Based Paint Survey of High-Priority Facilities at Closure Bases, Pease Air Force Base, New Hampshire, April 1995

      Supplemental Environmental Baseline Survey, Parcels F, G, G.1, H, I.1 and K, Pease Air Force Base, New Hampshire, April 1997

_____ Lessor has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

Lessee's Acknowledgment (initial):

_____ (c) Lessee has received copies of all information listed above.

_____ (d) Lessee has received the pamphlet Protect Your Family from Lead in Your Home.

Certification of Accuracy

The following parties have reviewed the information above and certify, to the best of their knowledge, that the information provided by the signatory is true and accurate


/s/ Arthur L. Ditto         6/20/97       /s/ George R. Meyer            6/27/97
-----------------------------------       --------------------------------------
United States Air Force        Date       Pease Development Authority       Date
BRAC Environmental Coordinator,
Pease AFB

[LOGO]                    DEPARTMENT OF THE AIR FORCE
                        AIR FORCE BASE CONVERSION AGENCY

                                            23 June 1997

AFBCA/DB Pease
61 International Drive (Bldg. 43)
Pease AFB NH 03803-0157

Mr. George R. Meyer
Executive Director
Pease Development Authority
601 Spaulding Turnpike, Suite 1
Portsmouth, NH 03801-2833

Re: Lead-Based Paint Data and Information

Dear Mr. Meyer

      Please find attached a copy of the "Lead-Based Paint Survey of High-Priority Facilities at Closure Bases, Pease AFB, NH, April 1995" report and lead hazard information pamphlet titled "Protect Your Family from Lead in Your Home". This information is being provided to PDA as part of the Air Force's disclosure as indicated in Exhibit D-1.d. of Supplemental Agreement No. 3 to the Pease Long-Term Lease.

      If you have any questions, please contact me at 430-2586.


                                                  /s/ Arthur L. Ditto
                                                  ------------------------------
                                                  ARTHUR L. DITTO
                                                  BRAC Environmental Coordinator

Attachments:
As stated

cc: w/o Atch
AFBCA/DB
PDA (J. Dexter
PDA (L. Hummel)

                                   EXHIBIT F-1

                     AMENDED APPLICATION AND ACCEPTANCE II

                                                 AMENDED APPLICATION FOR AIRPORT
                                                 PROPERTY BY STATE, POLITICAL
                                                 SUBDIVISION, MUNICIPALITY, OR
                                                 TAX-SUPPORTED INSTITUTION DATED
                                                 APRIL 14, 1992

                                 AMENDMENT NO. 1

      THIS AMENDMENT NO. 1 entered into this ____ day of ____, 1994 by and between the Secretary of the Air Force ("Government" or "Air Force") and the Pease Development Authority, an authority established under New Hampshire RSA ch. 12-G, with a place of business at 601 Spaulding Turnpike, Suite 1, Portsmouth, New Hampshire ("Applicant" or "PDA").

                                    RECITALS

      A. The Applicant is authorized, in accordance with the provisions of New Hampshire RSA ch. 12-G to, among other things, acquire from the Air Force all or any portion of the installation formerly known as the Pease Air Force Base ("Pease AFB"), located on or near Portsmouth, New Hampshire, including certain related personal property. The Applicant filed an Amended Application for Airport Property ("Amended Application") with the Air Force for transfer to Applicant pursuant to Section 13(g) of the Surplus Property Act of 1944, as amended ("Section 13(g)"), 50 App. U.S.C. ss. 1622(g), of certain portions of Pease AFB and certain related personal property. The Amended Application was executed by the Applicant and accepted by the Air Force on April 14, 1992 (the "Acceptance").

      B. The Applicant hereby amends the Amended Application by applying to the Air Force for transfer to Applicant pursuant to Section 13(g) of additional portions of Pease AFB and certain additional related personal property, all as more particularly described in Schedule A-1 and Schedule B-1, both of which Schedules are attached hereto and made a part of this Amendment. All real and personal property identified in Schedules A-1 and B-1 shall be referred to as the "Additional Airport Property".

      C. The current use of the Airport by the Applicant is governed by a related lease agreement between Applicant and the Air Force dated April 14, 1992, a Supplement No. 1 thereto dated August 4, 1992 and a Supplement No. 2 thereto dated July 15, 1993 (collectively the "Related Lease"). The Applicant and the Air Force intend to amend the Related Lease by adding the Additional Airport Property to the lease premises and making such other amendments to the Related Lease applicable to the Additional Airport Property or to such other provisions of the Related Lease as the Applicant and the Air Force may agree.

                                   AGREEMENT:

      1. The Amended Application is hereby modified in the following particulars, but no others:

            a. The term "Airport" as defined in the first paragraph of page 1 of the Amended Application shall include the Additional Airport Property.

            b. The following new provision shall be added at the end of Section 5m, Preservation Covenant for Historic Property, of the Amended
      Application:

                  "That the grantee further covenants on behalf of itself, its successors and assigns, to preserve and maintain the "Frank Jones Brewery Wells", as described in Schedule A-1 and as shown on Schedule C-1, in accordance with the applicable terms of the "Memorandum of Agreement Among the Department of the Air Force, the New Hampshire State Historic Preservation Officer, and the Advisory Council on Historic Preservation Regarding Disposal of Pease Air Force Base, New Hampshire" attached hereto as Schedule C-1-A."

            c. The following new provision shall be added at the end of Section 5o, Conditions on Transfer of Certain Parcels, of the Amended Application:

                  "(3) In the event that the grantee acquires the Golf Course by the transfer requested under this Amendment to the Amended Application, the conditions set forth in subsection (1) and (2) of this Section 5o shall be null and void."

            d. The following new paragraph shall be added at the end of Section 6 of the Amended Application as follows:

             "Schedule E-1 contains a notice of hazardous substances that have been stored for one year or more, or known to have been released, or disposed of, on certain portions of the real property comprising the Additional Airport Property, and the date(s) that such storage, release, or disposal took place, as required by Title 40, Code of Federal Regulations,
            Part 373, and 42 U.S.C. 9620 (h)(1). Section 373.3(b) requires that the following statement be prominently displayed: The information contained in this notice is required under the authority of regulations promulgated under Section 120(h) of the Comprehensive Environmental Response, Liability, and Compensation Act (CERCLA or "Superfund"), 42 U.S.C. Section 9620(h). Schedule E-1, when completed by the Air Force and accepted by the Applicant, will be incorporated as a part of this Amendment and the Amended Application."

      2. All other terms and conditions as set forth in the Amended Application, including the warranty in Section 2 of the Amended Application, are hereby ratified and confirmed and shall be applicable to this Amendment as of the date of execution below by the Applicant. The Applicant further acknowledges and confirms that all of the conditions set forth in Section 5 of the Amended Application, as amended by this Amendment, shall apply to the Additional Airport Property when this Amendment is accepted by the Air Force.

      3. The Amended Application, this Amendment, the Related Lease, and any amendments or supplements to the Related Lease executed by the Applicant and the Air Force shall constitute the entire Agreement between the Applicant and the Air Force with

                          ACCEPTANCE BY THE GOVERNMENT

Accepted by and on behalf of the United States of America this 26th day of June, 1997.

                                           UNITED STATES OF AMERICA
                                           DEPARTMENT OF THE AIR FORCE


                                       By: /s/ Albert F. Lowas, Jr.
                                           ------------------------------------
                                           ALBERT F. LOWAS, JR.
                                           Acting Director
                                           Air Force Base Conversion Agency

COMMONWEALTH OF VIRGINIA            )
                )  ss.:
COUNTY OF ARLINGTON                 )

      On the 26th day of June, 1997, before me, Beverly A. Robertson the undersigned Notary Public, personally appeared Albert F. Lowas, Jr. personally known to me to be the person whose name is subscribed to the foregoing Lease, and personally known to me to be the Acting Director, Air Force Base Conversion Agency, and acknowledged that the same was the act and deed of the Secretary of the Air Force and that he executed the same as the act of the Secretary of the Air Force.


                                       /s/ Beverly A. Robertson
                                       -----------------------------------------
                                       Notary Public, Commonwealth of Virginia
                                       My commission expires: September 30, 1998
respect to the Airport (including the Additional Airport Property), unless modified in writing signed by both parties.

Dated this 27th day of June, 1997.

                                            PEASE DEVELOPMENT AUTHORITY


                                       By: /s/ [ILLEGIBLE]
                                           ------------------------------------
                                    Title:
                                           ------------------------------------

STATE OF NEW HAMPSHIRE
COUNTY OF ROCKINGHAM

      On this 27 day of June, 1997 before me, Susan MacDonald a Notary Public in and for said County and State, personally appeared William S. Bartlett, Jr., personally known to me (or proved to me on the basis of satisfactory evidence) to be the Chairman of the Pease Development Authority, an agency of the State of New Hampshire, the agency that executed the within instrument and acknowledged to me that said agency executed it.


                                        /s/ Susan R. MacDonald
                                        ----------------------------------------
                                        Notary Public, State of New Hampshire
                                        My commission expires:

                                           SUSAN R. MacDONALD, Notary Public
                                        My Commission Expires February 19, 2002

                                  SCHEDULE A-1

               GENERAL DESCRIPTION OF ADDITIONAL AIRPORT PROPERTY
                      REQUESTED FOR PUBLIC BENEFIT TRANSFER

                                  SCHEDULE A-1

        GENERAL DESCRIPTION OF ADDITIONAL AIRPORT PROPERTY REQUESTED FOR
                             PUBLIC BENEFIT TRANSFER

The following is a description of the property in general and is not intended to be a legal description. The property is graphically described on a plan entitled, "Additional Airport Property Requested for PBT Transfer", attached hereto. Once the final area is agreed upon, the applicant will provide the Air Force with a recordable legal description of the property to be conveyed.

I. Beginning at a point on the Limited Access Right-of-Way of the Spaulding Turnpike, being the most northerly point of the existing Base perimeter boundary and identified as point #1 on the attached plan entitled, "Additional Airport Property Requested for PBT Transfer",

      thence southeasterly along said limited access right-of-way South 36(degrees) 10' East a distance of 1080'+/- to a point;

      thence South 61(degrees) 30' West, a distance of 200' to a point; thence South 39(degrees) 25' West, a distance of 700' to a point;

      thence South 42(degrees) East,  a distance of 890.68' to a point;

      thence North 50(degrees) East, a distance of 661.05' to a point on the limited access right-of-way of the Spaulding Turnpike;

      thence South 31(degrees) 10' East, along said right-of-way a distance of 1,300' to a point; thence South 66(degrees) 52' 42" West, a distance of 382.50' to a point;

      thence South 36(degrees) 13' 46" East, a distance of 31749' to a point;

      thence South 83(degrees) 3' 44" East, a distance of 312'+/- to a point;

      thence South 23(degrees) 8' 34.4" East, a distance of 30'+/- to a point;

      thence South 23(degrees) 8' 37.0" East, a distance of 422.62' to a point;

      thence South 23(degrees) 8' 22.0" East, a distance of 767.36' to a point;

      thence South 23(degrees) 32' 17.4" East, a distance of 845.61' to a point;

      thence South 36(degrees) 45' 22.9" East, a distance of 823.89' to a point;

      thence South 36(degrees) 45' 26.0" East, a distance of 814.72' to a point;

      thence South 28(degrees) 13' 38.2" East, a distance of 565.78' to a point;

      thence South 38(degrees) 14' 22.76" East, a distance of 156.64' to a point;

Schedule A-1 - General Description of Additional Airport Property Requested for
               Public Benefit Transfer
--------------------------------------------------------------------------------

      thence South 56(degrees) 15' 48.6" East, a distance of 510.50' to a point;

      thence South 56(degrees) 14' 56.5" East, a distance of 637.94' to a point;

      thence South 42(degrees) 12' 42" East, a distance of 200.44' to a point;

      thence South 41(degrees) 57' 37.9" East, a distance of 677.20' to a point;

      thence South 41(degrees) 57' 37.9" East, a distance of 822.87' to a point;

      thence South 41(degrees) 57' 36.4" East, a distance of 637.96' to a point;

      thence southerly along the southerly limited access right-of-way of the Spaulding Turnpike, a distance of 72.48' to a point directly opposite Station 1306+00, as shown on a plan of Portsmouth-Newington 10102 on file in the records of the New Hampshire Department of Transportation and to be recorded in the Rockingham County Registry of Deeds;

      thence in a generally southerly direction along the limited access right-of-way of the Spaulding Turnpike and U.S. Route 95 (the New Hampshire Turnpike), a distance of approximately 8,000' to a point shown as point #2 on the plan entitled, "Additional Airport Property Requested for PBT Transfer";

      thence North 43(degrees) 54' West along the Base perimeter boundary, a distance of 420' to a point;

      thence South 86(degrees) 37' West along the Base perimeter boundary, a distance of 100' to a point;

      thence North 38(degrees) 32' West along the Base perimeter boundary, a distance of 362.73' to a point;

      thence North 85(degrees) 57' West along the Base perimeter boundary, a distance of 977.5' to a point;

      thence North 86(degrees) West along the Base perimeter boundary, a distance of 103.65' to a point;

      thence North 33(degrees) 51' West along the Base perimeter boundary, a distance of 133.0 to a point;

      thence North 63(degrees) 25' East along the Base perimeter boundary, a distance of 21' +/- to a point;

      thence North 38(degrees) 22' West along the Base perimeter boundary, a distance of 444' to a point;

      thence South 51(degrees) 38' West along the Base perimeter boundary, a distance of 439' +/- to

Schedule A-1 - General Description of Additional Airport Property Requested for
               Public Benefit Transfer
--------------------------------------------------------------------------------

      a point;

      thence South 38(degrees) 22' West along the Base perimeter boundary, a distance of 230' to a point;

      thence South 51(degrees) 38' West along the Base perimeter boundary, a distance of 100' to a point;

      thence North 38(degrees) 22' West along the Base perimeter boundary, a distance of 230' to a point;

      thence South 51(degrees) 38' West along the Base perimeter boundary, a distance of 439'+/- to a point;

      thence South 38(degrees) 0' East along the Base perimeter boundary, a distance of 268' to a point;

      thence South 53(degrees) 30' West along the Base perimeter boundary, a distance of 139.5 +/- to a point;

      thence South 36(degrees) 5' East along the Base perimeter boundary, a distance of 1.054' to a point;

      thence North 69(degrees) 30' East along the Base perimeter boundary, a distance of 117.5' to a point;

      thence South 38(degrees) 10' East along the Base perimeter boundary, a distance of 261.3' to a point;

      thence North 77(degrees) East along the Base perimeter boundary, a distance of 550' to a point;

      thence South 12(degrees) 50' East along the sideline of Sherburne Road, a distance of 32' +/- to a point;

      thence South 77(degrees) West along the Base perimeter boundary, a distance of 740' to a point;

      thence South 38(degrees) 40' East along the Base perimeter boundary, a distance of 520' to a point;

      thence South 74(degrees) West along the Base perimeter boundary, a distance of 955' to a point;

      thence in a southerly direction a distance of 300' +/- to a point on the northerly sideline of Route 101;

      thence westerly along said sideline a distance of 400' +/- to a point;

Schedule A-1 - General Description of Additional Airport Property Requested for
               Public Benefit Transfer
--------------------------------------------------------------------------------

      thence northerly a distance of 150'+/- to a point shown as point #3 on the plan entitled, "Additional Airport Property Requested for PBT Transfer";

      thence South 38(degrees) 30' West along the Base perimeter boundary, a distance of 422.44' to a point,

      thence southerly a distance of 125'+/- to a point on the northerly sideline of Route 101;

      thence southwesterly along said sideline, a distance of 800' +/- to a point;

      thence North 63(degrees) 30' West along the Base perimeter boundary, a distance of 540' to a point;

      thence South 2 East along the Base perimeter boundary, a distance of 400' to a point;

      thence South 56(degrees) 45' West along the Base perimeter boundary, a distance of 100' to a point;

      thence South 8(degrees) 50' East along the Base perimeter boundary, a distance of 475' to a point;

      thence South 66(degrees) 20' West along the Base perimeter boundary, a distance of 880' to a point;

      thence North 40(degrees) 40' West along the Base perimeter boundary, a distance of 1,100 to a point;

      thence North 66(degrees) 20' East along the Base perimeter boundary, a distance of 850' to a point:

      thence North 25(degrees) West along the Base perimeter boundary, a distance of 375' to a point:

      thence North 48(degrees) 25' East along the Base perimeter boundary, a distance of 300' to a point;

      thence North 44(degrees) West along the Base perimeter boundary, a distance of 1,200' to a point;

      thence North 18(degrees) 25' West along the Base perimeter boundary, a distance of 1,650' to a point;

      thence North 78(degrees) 30' West along the Base perimeter boundary, a distance of 480' to a point;

      thence North 11(degrees) East along the Base perimeter boundary, a distance of 390' to a point;

      thence North 17(degrees) West along the Base perimeter boundary, a distance of 1,020' to a point;

Schedule A-1 - General Description of Additional Airport Property Requested for
               Public Benefit Transfer
--------------------------------------------------------------------------------

      thence North 10(degrees) 50' West along the Base perimeter boundary, a distance of 480' to a point;

      thence North 83(degrees) 30' East along the Base perimeter boundary, a distance of 430' to a point;

      thence North 31(degrees) 31' West along the Base perimeter boundary, a distance of 1,380' to a point;

      thence South 81(degrees) West along the Base perimeter boundary, a distance of 280' to a point;

      thence North 33(degrees) West along the Base perimeter boundary, a distance of 390' to a point;

      thence South 63(degrees) 25' West along the Base perimeter boundary, a distance of 700' to a point;

      thence North 32(degrees) 30' West along the Base perimeter boundary, a distance of 880' to a point;

      thence southwesterly a distance of 310' to the easterly sideline of McIntyre Road to a point;

      thence along said sideline of Mcintyre Road, a distance of 48' to a point;

      thence northeasterly along the Base perimeter boundary, a distance of 310'+/- to a point:

      thence North 32(degrees) 30' West along the Base perimeter boundary, a distance of 280+/- to a point;

      thence South 64(degrees) West along the Base perimeter boundary, a distance of 100'+/- to a point on the easterly sideline of Mcintyre Road;

      thence North 2(degrees) 45' East along the easterly sideline of Mcintyre Road, a distance 1,300' to a point;

      thence in a generally northerly direction along the easterly sideline of McIntyre Road, a distance of 7,250'+/- to the intersection of the easterly sideline of McIntyre Road and the Base perimeter boundary;

      thence in an easterly direction along the Base perimeter boundary, a distance of 2,300'+/- to a point;

      thence South 52(degrees) 20 East along the Base perimeter boundary, a distance of 555' +/- to a point;

      thence South 8(degrees) 30' East along the Base perimeter boundary, a distance of 250' to a point:

Schedule A-1 - General Description of Additional Airport Property Requested for
               Public Benefit Transfer
--------------------------------------------------------------------------------

      thence North 85(degrees) 15' East along the Base perimeter boundary, a distance of 250' to a point:

      thence North 47(degrees) 00' East, a distance of 950'+/- to a point on the Base perimeter boundary;

      thence North 81(degrees) East along the Base perimeter boundary, a distance of 420' to a point;

      thence North 17(degrees) 35' East along the Base perimeter boundary, a distance of 1.020' to a point;

      thence South 82(degrees) East along the Base perimeter boundary, a distance of 310' to a point;

      thence North 29(degrees) 45' East along the Base perimeter boundary, a distance of 1,100' to a point;

      thence North 43(degrees) 50' West along the Base perimeter boundary, a distance of 325' to a point;

      thence North 42(degrees) 30' East along the Base perimeter boundary, a distance of 285' to a point;

      thence South 60(degrees) 00' East along the Base perimeter boundary, a distance of 269.79' to a point;

      thence North 30(degrees) 00' East along the Base perimeter boundary, a distance of 200' to a point;

      thence North 60(degrees) West along the Base perimeter boundary, a distance of 209.03' to a point;

      thence North 42(degrees) 30' East along the Base perimeter boundary, a distance of 470' +/- to a point;

      thence North 21(degrees) 35' East along the Base perimeter boundary, a distance of 2,255'+/- to the point of beginning shown as point #1 on the plan entitled, "Additional Airport Property Requested for PBT Transfer".

II.   Adding to the parcel described in Section I the following:

      1. all subsurface water and mineral rights to all portions of the real property transferred pursuant to this application;

      2. a perpetual easement to continue to allow surface water runoff to flow over and through existing drainage courses in areas of the former Pease Air Force Base not described in Section I above;

Schedule A-1 - General Description of Additional Airport Property Requested for
               Public Benefit Transfer
--------------------------------------------------------------------------------

      3. a revocable gas transmission pipeline easement further identified as Amendment No. 3 to Easement No. DACA51-2-80-321, dated February 7, 1994;

      4. permanent slope easements granted to the New Hampshire Department of Transportation as a part of NHDOT Project Portsmouth-Newington 10102;

      5. permanent conservation easements granted to the New Hampshire Department of Transportation as a part of NHDOT Project Portsmouth-Newington 10102;

      6. permanent utility easement granted to the New Hampshire Department of Transportation as a part of NHDOT Project Portsmouth-Newington 10102;

      7. railroad easements off base as shown in Segment E of the Real Estate Pease Air Force Base Military Reservation tract maps dated 6/11/80;

      8. all additions from Section II of Exhibit A, "General Description of Leased Premises", as described in Supplemental Agreement No. 2 of Lease No. USAF/PEA-1-92-032, dated July 15, 1993.

III.  Excluding from the parcel described in Section I, the following;

      1. the New Hampshire Air National Guard cantonment area as shown on the boundary survey entitled, "Plan of License No. DACA51-3-81-313 for the New Hampshire Air National Guard Licensed Cantonment Area". dated March 1, 1994.

      2. a temporary easement to use fuel pumphouses within an area depicted as Parcel I - Tract II on the boundary survey of the New Hampshire Air National Guard Cantonment area by Rist-Frost Associates, P.C. scale 1"=200' and dated 4 December 1989 until such time as new facilities are constructed by the New Hampshire Air National Guard, excepting and reserving certain areas as described below:

                  the area south of a line 193.00 feet north of and parallel to the existing centerline of Taxiway "C";

                  the area east of a line 865.00 feet east of and parallel to the existing centerline of Runway 16-34 except for the area within 30.00 feet of the exterior face of a building shown as commonly known as "Building 347";

      3. a temporary easement to use on an exclusive basis the following facilities, to include associated parking lots and grounds, until such time as each of the facilities is no longer required to be used exclusively by the Air Force, at which time the temporary easement for said facility shall expire:

                  Facility No. 43 and one storage building
                  Facility No. 237
                  Weather Tower of Facility No. 238
                  Facility No. 10514

Schedule A-1 - General Description of Additional Airport Property Requested for
               Public Benefit Transfer
--------------------------------------------------------------------------------

      4. facility No. 35022, which may be moved at the discretion of the Air Force.

IV.   Reservations, Restrictions and Conditions

      1. A condition that the Applicant shall comply with the requirements of paragraph 5.m. of the Application for the following two historic properties:

                  Parcel A: The area designated as the "Newington Town Forest" and shown on Schedule B-1, "Additional Airport Property Requested for PBT Transfer".

                  Parcel B: The eight "Frank Jones Wells" located in the area labeled as such on Schedule B-1, Additional Airport Property Requested for PBT Transfer".

      2. A condition that the Applicant will comply with the requirements of Paragraph 5.n. of the Application for those wetlands specified in said paragraph 5.n.

      3. A condition that the Applicant will comply with memorandum of agreement among the Department of the Air Force, the New Hampshire State Historic Preservation Officer, and the Advisory Council on Historic Preservation regarding protection of historic properties identified on Pease Air Force Base.

V.    Related Personal Property Requested

      The Applicant requests transfer of all personal related property remaining on the Base Inventory except for the 48 mobile home units located in the former mobile home park on Portsmouth Avenue.

                                 Exhibit A-1.a.

                           LIST OF EXCLUDED FACILITIES

Reference Section III.3. of Exhibit A-1:

      "a temporary easement to use on an exclusive basis the following facilities, to include associated parking lots and grounds, until such time as each of the facilities is no longer required to be used exclusively by the Air Force, at which time the temporary easement for said facility shall expire:

The following facilities are added to Section III.3. of Exhibit A-1:

                         Facility No. 65
                         Facility No. 101
                         Facility No. 180
                         Facility No. 500
                         Facility No. 501
                         Landfill No. 2

                                  SCHEDULE B-1

                      ADDITIONAL AIRPORT PROPERTY PBT PLAN

                                    [GRAPHIC]

                          PEASE INTERNATIONAL TRADEPORT
                            PORTSMOUTH, NEW HAMPSHIRE

                           ADDITIONAL AIRPORT PROPERTY
                           REQUESTED FOR PBT TRANSFER
                                  SCHEDULE B-1

                                  SCHEDULE C-1

                        PLAN OF FRANK JONES BREWERY WELLS

--------------------------------------------------------------------------------
PEASE AIR FORCE BASE

                                    [GRAPHIC]

--------------------------------------------------------------------------------
                 Figure 3-E. Historic and Prehistoric Locations

                                 SCHEDULE C-1-A

                             MEMORANDUM OF AGREEMENT

                             MEMORANDUM OF AGREEMENT
                     AMONG THE DEPARTMENT OF THE AIR FORCE,
             THE NEW HAMPSHIRE STATE HISTORIC PRESERVATION OFFICER,
                AND THE ADVISORY COUNCIL ON HISTORIC PRESERVATION
            REGARDING DISPOSAL OF PEASE AIR FORCE BASE, NEW HAMPSHIRE

WHEREAS, the Department of the Air Force (Air Force) is responsible for implementation of applicable portions of the Base Closure and Realignment Act of 1988 (P.L. 100-526); and

WHEREAS, the Air Force is proceeding with base realignment and closure actions, to include the realignment of functions and units, closure of installations, and disposal of surplus property in a manner consistent with the Report of the Defense Secretary's Commission on Base Realignments and Closures," December 29, 1988 (Commission Report); and

WHEREAS, the Air Force has determined that disposal of Pease Air Force Base (Pease AFB or the Base), New Hampshire, will have an effect upon historic properties listed in or eligible for listing in the National Register of Historic Places, and has consulted with the New Hampshire State Historic Preservation Officer (New Hampshire SHPO) and the Advisory Council on Historic Preservation (Council), pursuant to 36 CFR Part 800, regulations implementing
Section 106 of the National Historic Preservation Act (NHPA) (16 U.S.C. 470h-2(f)); and

WHEREAS, the historic properties include the Loomis-Margeson Estate, the Old Stone School House, the Newington Center Historic District as amended, and Archaeological Sites PAFB1H, PAFB2H, PAFB16H, PAFB18H, PAFB20H, PAFB21H, PAFB22H, PAFB23H, and JPAFB25H(1) through (7); and

WHEREAS, the Town of Newington, the Pease Development Authority, and the United States Fish and Wildlife Service participated in the consultation and have been invited to concur in this Memorandum of Agreement;

NOW, THEREFORE, the Air Force, New Hampshire SHPO, and the Council agree that the undertaking shall be implemented in accordance with the following stipulations in order to take into account the effect of the understanding on historic properties.

                                  Stipulations

The Air Force, or the transferee as specified under any quit claim deed or other document transferring any parcel of Pease AFB on which there is a site covered by this agreement (Transferee), as the case may be, will ensure the following measures are carried out.

I.    Transfer of Property

      (a) After the filing of the record of decision for disposal of any parcel of the Base on which there is a site covered by this agreement, the Air Force will transfer the property with an appropriate preservation covenant, substantially similar to the one set out in Attachment A to this agreement. The covenant will obligate the Transferee to:

            (1) comply with NHPA and any applicable State statues and local ordinances that will require the Transferee to protect cultural resources and preserve historic properties;

            (2) preserve and maintain the historic properties, located on the parcel of property received, in accordance with the approximate recommended approaches in The Secretary of the Interior's Standards for Rehabilitation and Guidelines for Rehabilitating Historic Buildings;

            (3) consult with the New Hampshire SHPO and the Council, pursuant to 36 CFR Part 800, prior to implementation of any activity that could result in adverse effects, as defined in 36 CFR
                  Section 800.9, to the identified historic resources;

            (4) take prompt action upon acquisition of any standing historic structures, to secure all of them from the elements, vandalism, or arson and make any emergency stabilization; and

            (5) stop work promptly should any archaeological site be discovered during any project activities and obtain the comments of the New Hampshire SHPO regarding appropriate treatment of the site.

      (b) The Air Force will notify the New Hampshire SHPO and the Council of the name of each transferee of a parcel of the Base on which there is a site cover by this agreement, upon execution of the quit claim deed or other transfer document, and will provide the New Hampshire SHPO and the Council with a copy of the executed transfer document.

      (c) The Air Force will provide to the New Hampshire SHPO and the Transferee all information in its possession regarding archaeological and historic sites covered by this agreement.

      (d) Throughout the planning and implementation of the Transferee's reuse activities, the New Hampshire SHPO will provide technical guidance to the Transferee to ensure that historic properties covered by this agreement are not inadvertently damaged, destroyed, or allowed to deteriorate. The New Hampshire SHPO will encourage the Transferee to make every effort to retain or reuse the historic resources.

      (e) The New Hampshire SHPO will provide to the Transferee any comments, consent, or permission regarding appropriate treatment of any archaeological or historic site requested under this agreement or any preservation covenant included in a transfer document pursuant to it as soon after receipt of the request as is practicable.

      (f) The Air Force or any other Federal agency retaining or acquiring (as the case may be) any parcel of Pease AFB on which there is a site covered by this agreement will be responsible for complying with the requirements of Sections 106 and 110 of NHPA.

II.   Monitoring

      The Transferee, its successors and assigns, will provide the New Hampshire SHPO and the Council with a written summary of actions taken to implement the provisions of the preservation covenant within one (1) year after the transfer of any parcel of the Base on which there is a site covered by this agreement. Similar written reports will be submitted to the New Hampshire SHPO and the Council each January thereafter until the reuse plan has been completed.

This Memorandum of Agreement shall be effective upon its execution by the Air Force, the New Hampshire SHPO and the Council.

Execution of this Memorandum of Agreement and implementation of its terms evidence that the Air Force has afforded the Council an opportunity to comment on the disposal of Pease AFB and its effects on historic properties, and that the Air Force has taken into account the effects of the undertaking on historic properties.

UNITED STATES DEPARTMENT OF THE AIR FORCE

By: /s/ [ILLEGIBLE]                       Date: Feb. 25, 1992
    -----------------------------               -----------------------

NEW HAMPSHIRE STATE HISTORIC PRESERVATION OFFICER

By: /s/ [ILLEGIBLE]                       Date: February 7, 1992
    -----------------------------               -----------------------

ADVISORY COUNCIL ON HISTORIC PRESERVATION

By: /s/ [ILLEGIBLE]                       Date: 3-18-92
    -----------------------------               -----------------------

CONCUR:

TOWN OF NEWINGTON

By: /s/ [ILLEGIBLE]                       Date: 2-7-92
    -----------------------------               -----------------------

PEASE DEVELOPMENT AUTHORITY

By:                                       Date:
    -----------------------------               -----------------------

                                  ATTACHMENT A

                              Preservation Covenant

      XXX. Grantee [or if not a deed, insert other appropriate designation of Transferee, e.g., Lessee] hereby covenants on behalf of itself, its successors and assigns, to preserve and maintain [attributes or character defining features of the structure, site, or forest] [name of property] located in the County of Rockingham, State of New Hampshire, more particularly described as [insert legal description] in accordance with the recommended approaches in The Secretary of the Interior's Standards for Rehabilitation and the Guidelines for Rehabilitating Historic Buildings (National Park Service, 1990) [or specify other relevant standard, management plan, archaeological treatment plan, etc., with full citation] in order to preserve and enhance those qualities that make [name of property] eligible for inclusion in the National Register of Historic Places. This covenant shall be a binding servitude upon [name of property] and shall be deemed to run with the land.

            (1) No construction, alteration, remodeling, demolition, disturbance of the ground surface, or other action shall be undertaken or permitted to be undertaken on [name of property] that would materially affect the integrity or the appearance of the attributes described above without the prior written permission of the New Hampshire State Historic Preservation Officer ("New Hampshire SHPO"). Should the New Hampshire SHPO object to the proposed treatment within thirty (30) days of receipt of the request and cannot resolve the differences, Grantee shall request the Advisory Council on Historic Preservation ("Council") to resolve the dispute. The Council will provide comments within fifteen (15) days of receiving the request from Grantee. Grantee shall consider the Council's comments in reaching its decision on the treatment. Grantee will report its decision to the Council, and if practicable, it will do so prior to initiating the treatment.

            (2) Upon acquisition of any standing historic structure, Grantee will take prompt action to secure all of them from the elements, vandalism, or arson and will make any emergency stabilization. Grantee will make every effort to retain or reuse, to the extent practicable, the historic structures.

            (3) Should any archaeological site be discovered during any project activities, Grantee will stop work promptly and obtain the comments of the New Hampshire SHPO regarding appropriate treatment of the site. The final mitigation plan shall be approved by the New Hampshire SHPO.

            (4) Grantee will allow the New Hampshire SHPO or his or her designee, at all reasonable times and upon reasonable advance notice to Grantee, to inspect [name of property] in order to ascertain whether Grantee is complying with the conditions of this preservation covenant.

            (5) Grantee will provide the New Hampshire SHPO and the Council with a written summary of actions taken to implement the provisions of this preservation covenant within one (1) year after the effective date of the transfer of (name of property]. Similar reports will be submitted to the New Hampshire SHPO and the Council each January thereafter until the reuse plan has been completed.

            (6) Failure of the New Hampshire SHPO to exercise any right or remedy granted under this covenant shall not have the effect of waiving or limiting the exercise by the New Hampshire SHPO of any other right or remedy or the invocation of such right or remedy at any other time.

            (7) Grantee may, with the prior written approval of the New Hampshire SHPO, modify for good cause any or all of the foregoing restrictions. Prior to such action, Grantee will notify the Council of the proposed modification and allow them thirty (30) days to comment.

This covenant is binding on Grantee, its successors and assigns, in perpetuity. The restrictions, stipulations and covenants contained herein shall be inserted by Grantee, its successors and assigns, verbatim or by express reference in any deed or other legal instrument by which it divests itself of either the fee simple title or any lesser estate in [name of property], or any part thereof.

                                  SCHEDULE E-1

           NOTICE OF HAZARDOUS SUBSTANCES PURSUANT TO CERCLA 120(h)(1)

I

                              PEASE LONG TERM LEASE
                                   EXHIBIT I-1
                              RESTRICTED USE AREAS
                             AREAS OF SPECIAL NOTICE
                          PEASE INTERNATIONAL TRADEPORT
                                 PORTSMOUTH, NH

                                   EXHIBIT I-1

                                    [GRAPHIC]

K

                                    Exhibit K
                                PERSONAL PROPERTY
                                  BILL OF SALE

                       Pease Air Force Base, New Hampshire

THIS AGREEMENT made as of June 27th, 1997, by and between the UNITED STATES OF AMERICA (hereinafter called "the Government" or "the transferor"), and the Pease Development Authority, a body politic and corporate established under New Hampshire RSA l2-G.

                                   WITNESSETH:

1. The Secretary of the Air Force is authorized by 49 U.S.C. ss.ss. 47151-47153 to transfer without expense to the United States and on terms prescribed by the Secretary, ownership of any personal property approved for developing, improving, operating, or maintaining a public airport or needed for developing sources of revenue from non-aviation businesses at a public airport at a closing military installation, and the Secretary hereby transfers to the recipient the personal property more particularly described in Exhibit A attached hereto, without any warranties, express or implied.

2. Pursuant to the approved airport application dated April 14, 1992 and Amendment No.1 dated June 26, 1997, the recipient has agreed to accept ownership of the personal property on an "as is, where is" basis for the purposes stated.

3. The recipient agrees to accept the personal property upon execution of this document and shall maintain and use the property in a prudent manner as may be required under Federal Aviation Administration (FAA) rules.

4. The recipient shall indemnify, save harmless, and defend the transferor from and against all claims, demands, actions, liabilities, judgments, demands, suits, actions, costs, and attorney's fees, arising out of, claimed on account of, or in any manner predicated upon personal injury, death, or property damage caused by or resulting from possession, use or final disposition of donated property.

5. The recipient agrees to allow authorized representative of the Government access to the recipient's records and facilities to assure accuracy of information provided by the transferor and compliance with the terms of this document.

6. The recipient agrees to return possession and ownership to the Government, at its own expense, of any item of transferred property having an unit acquisition cost of $5,000 or more, or any passenger motor vehicle, that is not placed in use for the purposes for which it was donated within one year of donation, after which it will be disposed of by the Government in accordance with 41 CFR ss. 101-44.

7. At such time as donated personal property is no longer needed for aviation purposes, or if it has outlived its useful life, it may be disposed of in accordance with the Airport Compliance Requirements, FAA Order 5190.6A.

8. Upon the failure of the recipient to observe any of the conditions set forth in this Transfer Document, as determined by the Administrator of the FAA, title to the property shall revert to and vest in the transferor. Repossession of all or any part of the property by the transferor shall be at no cost or expense to the transferor, and the recipient shall pay all repossessions, col1ection maintenance, freight, transportation, and other charges attributable to such possession. Recipient may dispute any reversion of property through procedures set out in the Administrative Disputes Resolution Act, 5 U.S.C. ss. 571-583.

9. ASSURANCE OF COMPLIANCE. The recipient agrees that in compliance with Title VI of the Civil Rights Act of 1964, Section 606 of the Federal Property and Administrative Services Act of 1949, as amended, and Section 504 of the Rehabilitation Act of 1973, as amended, no person shall, on the ground of race, color, national origin, sex, or handicap, be excluded from participation in, be denied the benefits of, or be otherwise subjected to discrimination under any program or activity for which the recipient receives a donation from the Air Force and HEREBY GIVES ASSURANCE THAT it will immediately take any measures necessary to effectuate this agreement.

10. The recipient recognizes and agrees that such Federal donation is made pursuant to the accepted application and that the United States shall have the right to seek judicial enforcement of this assurance.

11. THIS ASSURANCE is binding on the recipient, and the person or persons whose signature appear below are authorized to sign this assurance on behalf of the recipient.

                                        United States of America
                                        Department of the Air Force


                                        By: /s/ Albert F. Lowas, JR.
                                           -------------------------------------
                                           ALBERT F. LOWAS, JR.
                                           Acting Director
                                           Air Force Base Conversion Agency

                                   ACCEPTANCE

The recipient, through its authorized representative, hereby accepts title to the donated personal property, subject to the conditions contained in the Transfer Document set forth above. Executed on behalf of the recipient this 27th day of June 1997..

                                       Pease Development Authority


                                       By: /s/ George R. Meyer
                                          --------------------------------------

                                       Title: Executive Director
                                             -----------------------------------

                                       Address: Pease Development Authority
                                               ---------------------------------

                                       360 Corporate Drive, Portsmouth, NH 03801
                                       -----------------------------------------

                                    EXHIBIT A

                             PERSONAL PROPERTY LIST

BUILDING NUMBER                         ITEM                     QUANTITY

--------------------------------------------------------------------------------
       6                       Window Air Conditioner                1
--------------------------------------------------------------------------------
      11                       Window Air Conditioner                1
--------------------------------------------------------------------------------
      23                            Storage Cabinet                  3
--------------------------------------------------------------------------------
                                      Blackboard                     1
                           -----------------------------------------------------
                                      Coat Rack                      1
                           -----------------------------------------------------
                                        Chair                        2
                           -----------------------------------------------------
                                      Ash Tray                       8
                           -----------------------------------------------------
                               Window Air Conditioner                6
                           -----------------------------------------------------
                                Court Room Furniture                 1
--------------------------------------------------------------------------------
      25                            Refrigerator                     1
--------------------------------------------------------------------------------
                                        Range                        1
                           -----------------------------------------------------
                                      Microwave                      1
                           -----------------------------------------------------
                                     Dishwasher                      1
--------------------------------------------------------------------------------
      26                            Refrigerator                     2
--------------------------------------------------------------------------------
                                    Kettle Cooker                    1
                           -----------------------------------------------------
                                   Food Prep Table                   2
                           -----------------------------------------------------
                                     Baking Oven                     1
                           -----------------------------------------------------
                                     Dishwasher                      3
                           -----------------------------------------------------
                                 Refrigeration Unit                  1
                           -----------------------------------------------------
                                    Chafing Dish                    22
                           -----------------------------------------------------
                                     Meat Slicer                     1
                           -----------------------------------------------------
                                       Griddle                       1
                           -----------------------------------------------------
                                     Steam Table                     1
                           -----------------------------------------------------
                                    Sandwich Unit                    1
                           -----------------------------------------------------
                                   Walk-In Freezer                   1
                           -----------------------------------------------------
                                   Frozen Cabinet                    1
                           -----------------------------------------------------
                                   Revolving Stool                   7
                           -----------------------------------------------------
                                 Sink 3 Compartment                  1
                           -----------------------------------------------------
                                   Deep Fat Fryer                    1
--------------------------------------------------------------------------------
      28                             Pinspotter                     16
--------------------------------------------------------------------------------
                                 Metal Shelving Unit                 6
                           -----------------------------------------------------
                                     Ball Return                     8
                           -----------------------------------------------------
                                    Lane Seating                    16
                           -----------------------------------------------------
                                     Score Maker                     8
                           -----------------------------------------------------
                             Misc. Wooden Storage Units              6
--------------------------------------------------------------------------------
      29                            Storage Rack                     1
--------------------------------------------------------------------------------
                                    Large Ladder                     1
                           -----------------------------------------------------

                             PERSONAL PROPERTY LIST

BUILDING NUMBER                         ITEM                     QUANTITY

                           -----------------------------------------------------
                                        Table                       1
--------------------------------------------------------------------------------
      31                                Safe                        1
--------------------------------------------------------------------------------
                               Window Air Conditioner               1
--------------------------------------------------------------------------------
      32                         Wall Locker, Single                3
--------------------------------------------------------------------------------
                                 Wall Locker, Double                2
                           -----------------------------------------------------
                                    Steel Shelves                   7
                           -----------------------------------------------------
                                   Computer Table                   4
                           -----------------------------------------------------
                               Window Air Conditioner               1
                           -----------------------------------------------------
                                  Generator, 150 KW                 1
                           -----------------------------------------------------
                                Air Conditioner Plant             60 ton
                           -----------------------------------------------------
                               Window Air Conditioner               1
                           -----------------------------------------------------
                             Automatic Fire Alarm System            1
                           -----------------------------------------------------
                               Halon Fire Alarm System              1
                           -----------------------------------------------------
                                  Gas-Fired Broiler                 2
                           -----------------------------------------------------
                                 Single Wall Locker                 3
                           -----------------------------------------------------
                                 Double Wall Locker                 2
                           -----------------------------------------------------
                                    Steel Shelves                   7
                           -----------------------------------------------------
                                   Computer Table                   4
--------------------------------------------------------------------------------
      33                            Metal Ladder                    1
--------------------------------------------------------------------------------
                                    File Cabinet                    3
                           -----------------------------------------------------
                                        Desk                        2
                           -----------------------------------------------------
                                        Safe                        1
                           -----------------------------------------------------
                                        Chair                       3
                           -----------------------------------------------------
                                   Peg Board Units                  7
                           -----------------------------------------------------
                                   Small Bookcase                   3
                           -----------------------------------------------------
                                        Table                       1
                           -----------------------------------------------------
                                    Shelving Unit                   5
                           -----------------------------------------------------
                                  Head Light Tester                 1
                           -----------------------------------------------------
                                        Lift                        2
                           -----------------------------------------------------
                               Coolant Pressure Tester              1
                           -----------------------------------------------------
                               Window Air Conditioner               2
                           -----------------------------------------------------

                             PERSONAL PROPERTY LIST

BUILDING NUMBER                         ITEM                     QUANTITY

--------------------------------------------------------------------------------
      35                      Table. Brown Formica Top              60
                           -----------------------------------------------------
                                Blue Chair w/o Wheels               43
                           -----------------------------------------------------
                             Brown Typist Chair w/Wheels             0
                           -----------------------------------------------------
                                Beige Chair w/Wheels                10
                           -----------------------------------------------------
                                Brown Chair w/Wheels                 0
                           -----------------------------------------------------
                                Brown Chair w/o Wheels               0
                           -----------------------------------------------------
                                 Gray Chair w/Wheels                19
                           -----------------------------------------------------
                               Beige Chair w/o Wheels               26
                           -----------------------------------------------------
                                Orange Chair w/Wheels                0
                           -----------------------------------------------------
                               Orange Chair w/o Wheels               0
                           -----------------------------------------------------
                                 Red Chair w/Wheels                  0
                           -----------------------------------------------------
                                 Red Chair w/o Wheels                0
                           -----------------------------------------------------
                                Yellow Chair w/Wheels                0
                           -----------------------------------------------------
                                 Blue Chair w/Wheels                 0
                           -----------------------------------------------------
                             Blue Typist Chair w/Wheels              0
                           -----------------------------------------------------
                             Storage Cabinets w/Shelves              0
                           -----------------------------------------------------
                                      Coat Rack                     10
                           -----------------------------------------------------
                                  Fire Extinguisher                  0
                           -----------------------------------------------------
                                 Single Marker Board                 0
                           -----------------------------------------------------
                                 Double Marker Board                 0
                           -----------------------------------------------------
                                     Wood Podium                     0
                           -----------------------------------------------------
                                    Metal Podium                     3
                           -----------------------------------------------------
                                      Corkboard                      0
                           -----------------------------------------------------
                                    Printer Stand                    2
                           -----------------------------------------------------
                                   Computer Table                   22
                           -----------------------------------------------------
                                Brown Stickball Chair              127
                           -----------------------------------------------------
                           Green and Brown Student Chair w/Tray      0
                           -----------------------------------------------------
                                   Desk, 6 Drawer                    0
                           -----------------------------------------------------
                                  Desk w/Typist Arm                  1
                           -----------------------------------------------------
                                 Desk w/oTypist Arm                  0
                           -----------------------------------------------------
                           File Cabinet, 4 Drawer, Legal Size        2
                           -----------------------------------------------------
                           Bookcase, 3 Compartment w/Glass Door      0
                           -----------------------------------------------------
                                 Plexiglas Desk Pad                  0
                           -----------------------------------------------------
                               Wooden Storage Cabinet                0
                           -----------------------------------------------------

                             PERSONAL PROPERTY LIST

BUILDING NUMBER                         ITEM                     QUANTITY

                           -----------------------------------------------------
                                  Office Partitions                  0
                           -----------------------------------------------------
                             Small Metal Table w/Drawer              0
                           -----------------------------------------------------
                             Metal Stackable Shelf Unit              4
                           -----------------------------------------------------
                                 Small Refrigerator                  0
                           -----------------------------------------------------
                                        Scale                        1
                           -----------------------------------------------------
                                      Bookcase                       1
                           -----------------------------------------------------
                                      Credenza                       1
                           -----------------------------------------------------
                                     Step Ladder                     0
                           -----------------------------------------------------
                                    Steam Cleaner                    0
                           -----------------------------------------------------
                                   Floor Polisher                    0
                           -----------------------------------------------------
                                 Electric Typewriter                 0
                           -----------------------------------------------------
                                   Projector Sound                   4
                           -----------------------------------------------------
                                       Screen                        8
                           -----------------------------------------------------
                                     Calculator                      0
                           -----------------------------------------------------
                                 Overhead Projector                 18
                           -----------------------------------------------------
                                   CRT Workstation                   3
                           -----------------------------------------------------
                                    Paper Cabinet                    2
                           -----------------------------------------------------
                                   Slide Projector                   4
                           -----------------------------------------------------
                                    Magazine Rack                    0
                           -----------------------------------------------------
                                   Straight Chair                    2
                           -----------------------------------------------------
                                    Refrigerator                     4
                           -----------------------------------------------------
                            Black Felt Board With Letters            0
                           -----------------------------------------------------
                                 Waste Paper Basket                  7
                           -----------------------------------------------------
                                  Waste Receptacle                   0
                           -----------------------------------------------------
                                         Fan                        16
                           -----------------------------------------------------
                                   Electric Heater                   5
                           -----------------------------------------------------
                                   Microwave Oven                    1
                           -----------------------------------------------------
                                        Sofa                         1
                           -----------------------------------------------------
                                      Lock Box                       1
                           -----------------------------------------------------
                                    Typing Stand                     0
                           -----------------------------------------------------
                                   Dry Erase Board                   0
                           -----------------------------------------------------
                                 Small Desk/Tables                   0
                           -----------------------------------------------------
                                     Metal Desk                      1
                           -----------------------------------------------------
                                Misc. Computer Tables                6
                           -----------------------------------------------------
                                  Two Tier Bookcase                  1
                           -----------------------------------------------------
                                 Black File Cabinet                  1
                           -----------------------------------------------------
                                     Misc. Chair                    68
                           -----------------------------------------------------
                                   Electric Range                    1
                           -----------------------------------------------------

                             PERSONAL PROPERTY LIST

BUILDING NUMBER                         ITEM                     QUANTITY

                           -----------------------------------------------------
                                    Refrigerator                     2
                           -----------------------------------------------------
                               Student Chair With Tray               0
                           -----------------------------------------------------
                                Brown Stackable chair              217
                           -----------------------------------------------------
                             Brown Typist Chair w/Wheels            10
                           -----------------------------------------------------
                                Brown Chair w/Wheels                19
                           -----------------------------------------------------
                                 Blue Chair w/Wheels                 0
                           -----------------------------------------------------
                                Black Chair w/Wheels                 0
                           -----------------------------------------------------
                            Brown Vinyl Chair w/Cushions             5
                           -----------------------------------------------------
                                    Metal Podium                     3
                           -----------------------------------------------------
                                    Wooden Podium                    9
                           -----------------------------------------------------
                                     Small Table                    41
                           -----------------------------------------------------
                               Small Gray Metal Table                0
                           -----------------------------------------------------
                              Table w/Brown Formica Top             24
                           -----------------------------------------------------
                                   Computer Table                   48
                           -----------------------------------------------------
                                     Round Table                     5
                           -----------------------------------------------------
                                Metal Computer Table                 2
                           -----------------------------------------------------
                            Black Metal Cabinet 5 Drawer             0
                           -----------------------------------------------------
                            Black Metal Cabinet 30" X 24"            1
                           -----------------------------------------------------
                                File Cabinet, 2 Draw                 2
                           -----------------------------------------------------
                                        Desk                         7
                           -----------------------------------------------------
                           Storage Cabinet w/Shelves (Wall Locker)   6
                           -----------------------------------------------------
                                 Bookcase, 6 shelves                19
                           -----------------------------------------------------
                                 Bookcase, 2 shelves                 2
                           -----------------------------------------------------
                                 Bookcase, 3 shelves                 6
                           -----------------------------------------------------
                                  Bookcase, I Tier                   1
                           -----------------------------------------------------
                                  Bookcase, 2 Tier                   1
                           -----------------------------------------------------
                                  Bookcase, 3 Tier                   5
                           -----------------------------------------------------
                                 Credenza, 18" X 75"                 1
                           -----------------------------------------------------
                                   Literature Rack                   0
                           -----------------------------------------------------
                                   Telephone Stand                   4
                           -----------------------------------------------------
                              Window Curtain, All Rooms
--------------------------------------------------------------------------------
      68                               Cabinet                       1
--------------------------------------------------------------------------------
                                       Oxygen                        1
                           -----------------------------------------------------
                                   Spectrophotomet                   1
                           -----------------------------------------------------
                                   Meter Hydrogen                    1
                           -----------------------------------------------------

                             PERSONAL PROPERTY LIST

BUILDING NUMBER                         ITEM                     QUANTITY

                           -----------------------------------------------------
                                   Vacuum Cleaner                    1
                           -----------------------------------------------------
                                     Colorimeter                     1
                           -----------------------------------------------------
                                    Refrigerator                     1
                           -----------------------------------------------------
                                   Bridge Test Ran                   1
                           -----------------------------------------------------
                                  Balance Analytic                   1
                           -----------------------------------------------------
                                 Incubator Bacteria                  1
                           -----------------------------------------------------
                                       Washer                        1
                           -----------------------------------------------------
                                   Muffler Furnace                   1
                           -----------------------------------------------------
                                        Dryer                        1
                           -----------------------------------------------------
                                     Oil Skimmer                     1
                           -----------------------------------------------------
                                      Oven Lab                       1
                           -----------------------------------------------------
                                 Breathing Apparatus                 4
                           -----------------------------------------------------
                                     Compt Color                     2
                           -----------------------------------------------------
                                      Elec Stir                      1
                           -----------------------------------------------------
                                       Ind/Oxy                       1
                           -----------------------------------------------------
                                     Cleaner Vac                     1
                           -----------------------------------------------------
                                  Touch C/W Outfit                   1
                           -----------------------------------------------------
                                      Ind Mill                       1
                           -----------------------------------------------------
                                      Gage Kit                       1
                           -----------------------------------------------------
                                     Drill Mili                      1
                           -----------------------------------------------------
                                    Steam Cleaner                    1
                           -----------------------------------------------------
                                   Oxygen Analyzer                   1
                           -----------------------------------------------------
                                   Pump Recip Unit                   1
--------------------------------------------------------------------------------
      76                            Player Piano                     1
--------------------------------------------------------------------------------
                                  Projector Screen                   1
                           -----------------------------------------------------
                                      Laminator                      1
                           -----------------------------------------------------
                                   Crib & Mattress                  21
                           -----------------------------------------------------
                                     Phonograph                      7
                           -----------------------------------------------------
                                        Table                       15
                           -----------------------------------------------------
                                     Stack Chair                    90
                           -----------------------------------------------------
                                    Rocking Chair                    6
                           -----------------------------------------------------
                                     Baby Swing                      3
                           -----------------------------------------------------
                                     Wood Chair                     25
                           -----------------------------------------------------
                                     High Chair                     25
                           -----------------------------------------------------
                                      Laminator                      1
                           -----------------------------------------------------
                                    Refrigerator                     1
                           -----------------------------------------------------
                                       Toaster                       1
                           -----------------------------------------------------
                               Misc. Toys & Furniture
                           -----------------------------------------------------

                             PERSONAL PROPERTY LIST

BUILDING NUMBER                         ITEM                     QUANTITY

                           -----------------------------------------------------
                            Refrigerator, 8.6 Cubic Foot            1
                           -----------------------------------------------------
                                     Single Bed                     1
                           -----------------------------------------------------
                                  Medicine Cabinet                  1
                           -----------------------------------------------------
                             Refrigerator, 65 Cubic Foot            1
                           -----------------------------------------------------
                                       Freezer                      1
                           -----------------------------------------------------
                                       Toaster                      2
                           -----------------------------------------------------
                                   Electric Range                   3
                           -----------------------------------------------------
                                      Microwave                     1
                           -----------------------------------------------------
                                     Can Opener                     1
                           -----------------------------------------------------
                                    Bussing Cart                    1
                           -----------------------------------------------------
                                   Food Prep Table                  1
                           -----------------------------------------------------
                                    Steam Cooker                    1
                           -----------------------------------------------------
                                   Convection Oven                  1
                           -----------------------------------------------------
                                Stainless Steel Shelf               1
                           -----------------------------------------------------
                               Miscellaneous Utensils
                           -----------------------------------------------------
                                        Sofa                        2
                           -----------------------------------------------------
                                    Refrigerator                    1
                           -----------------------------------------------------
                                     Mimeograph                     1
                           -----------------------------------------------------
                                   Vacuum Cleaner                   1
                           -----------------------------------------------------
                                   Cassette Player                  1
                           -----------------------------------------------------
                                    Floor Buffer                    1
                           -----------------------------------------------------
                                Playground Equipment
--------------------------------------------------------------------------------
      90                           Project Screen                   2
--------------------------------------------------------------------------------
                                   Slide Projector                  4
                           -----------------------------------------------------
                                     Typewriter                     3
                           -----------------------------------------------------
                                      Bookcase                      2
                           -----------------------------------------------------
                                        Desk                        2
                           -----------------------------------------------------
                                      Davenport                     6
                           -----------------------------------------------------
                                     Snow Blower                    2
                           -----------------------------------------------------
                                     Calculator                     6
                           -----------------------------------------------------
                                   Adding Machine                   1
                           -----------------------------------------------------
                                      Recorder                      3
                           -----------------------------------------------------
                                     Easy Chair                     5
                           -----------------------------------------------------
                                     Television                     1
                           -----------------------------------------------------
                                   Video Recorder                   1
                           -----------------------------------------------------
                                   Vacuum Cleaner                   1
                           -----------------------------------------------------
                                   Vehicle, Sedan                   1
                           -----------------------------------------------------
                               Vehicle, Station Wagon               1

                             PERSONAL PROPERTY LIST

BUILDING NUMBER                         ITEM                     QUANTITY

                           -----------------------------------------------------
                               Vehicle, Compact Truck                1
                           -----------------------------------------------------
                                Vehicle, Pickup Truck                1
                           -----------------------------------------------------
                                 Vehicle, Dump Truck                 1
                           -----------------------------------------------------
                               Vehicle, Truck, 6 Pass                1
                           -----------------------------------------------------
                                      Bookcase                      17
                           -----------------------------------------------------
                                  Cabinet, 6 Drawer                 10
                           -----------------------------------------------------
                                  Cabinet, 2 Drawer                  1
                           -----------------------------------------------------
                                  Cabinet, Lateral                   6
                           -----------------------------------------------------
                             Cabinet, Lateral, 4 Drawer              2
                           -----------------------------------------------------
                                Cabinet, Wall, 1 Door                1
                           -----------------------------------------------------
                                Cabinet, Wall, 2 Door                3
                           -----------------------------------------------------
                                    Cabinet, Wood                    2
                           -----------------------------------------------------
                                   Cabinet, Phone                    4
                           -----------------------------------------------------
                                  Chair, Easy Brown                  8
                           -----------------------------------------------------
                                  Chair, Executive                   3
                           -----------------------------------------------------
                                Chair, Straight Back                 6
                           -----------------------------------------------------
                                    Chair, Typist                    3
                           -----------------------------------------------------
                                    Chair, w/Arm                    19
                           -----------------------------------------------------
                                 Chair, w/Caster/Arm                27
                           -----------------------------------------------------
                                   Chair w/Caster                    3
                           -----------------------------------------------------
                                 Chair, Vinyl Brown                  2
                           -----------------------------------------------------
                                 Chair Set, 4 Chairs                 3
                           -----------------------------------------------------
                                 Chair Set, 3 Chairs                 1
                           -----------------------------------------------------
                                      Coat Rack                     18
                           -----------------------------------------------------
                                   Credenza, Small                   2
                           -----------------------------------------------------
                                   Credenza, Wood                    4
                           -----------------------------------------------------
                                Credenza, Large Metal                1
                           -----------------------------------------------------
                                Credenza, Small Metal                1
                           -----------------------------------------------------
                                        Desk                        15
                           -----------------------------------------------------
                                   Desk, Executive                   4
                           -----------------------------------------------------
                                    Desk, Typist                     2
                           -----------------------------------------------------
                                 Distribution Center                 1
                           -----------------------------------------------------
                                        Easel                        1
                           -----------------------------------------------------
                                     Fan, Floor                      2
                           -----------------------------------------------------
                                     Fan, Office                     7
                           -----------------------------------------------------
                                Ladder, Wood, 4 Feet                 1
                           -----------------------------------------------------
                                        Lamp                        14
                           -----------------------------------------------------
                                 Locker, 3 Door Set                  1
                           -----------------------------------------------------

                             PERSONAL PROPERTY LIST

BUILDING NUMBER                         ITEM                     QUANTITY

                           -----------------------------------------------------
                                 Locker, 6 Door Set                  1
                           -----------------------------------------------------
                                 Locker, Individual                  4
                           -----------------------------------------------------
                                Partition, 36" X 48"                 1
                           -----------------------------------------------------
                                Partition, 60" X 36"                 1
                           -----------------------------------------------------
                                       Podium                        2
                           -----------------------------------------------------
                              Rack, Literature, II Slot              3
                           -----------------------------------------------------
                                  Receptacle, Trash                  8
                           -----------------------------------------------------
                                    Refrigerator                     2
                           -----------------------------------------------------
                                 Refrigerator, Small                 1
                           -----------------------------------------------------
                                        Scale                        1
                           -----------------------------------------------------
                                    Shelving, Set                    2
                           -----------------------------------------------------
                                   Stand, Printer                    7
                           -----------------------------------------------------
                                    Stand, Typing                    1
                           -----------------------------------------------------
                                  Table, Conference                  1
                           -----------------------------------------------------
                                    Table, Coffee                    2
                           -----------------------------------------------------
                                     Table, Lamp                     6
                           -----------------------------------------------------
                                    Table, Coffee                    2
                           -----------------------------------------------------
                                     Table, End                      6
                           -----------------------------------------------------
                                  Table, 60" X 36"                   4
                           -----------------------------------------------------
                                     Table, Lamp                     2
                           -----------------------------------------------------
                                   Table, Octagon                    1
                           -----------------------------------------------------
                               Work Station, Computer                2
                           -----------------------------------------------------
                                        Safe                         1
                           -----------------------------------------------------
                               Window Air Conditioner                9
--------------------------------------------------------------------------------
      95                       Window Air Conditioner                1
--------------------------------------------------------------------------------
      99                             Safe Office                    11
--------------------------------------------------------------------------------
                                   Air Conditioner                  42
                           -----------------------------------------------------
                                 Spare Light Globes              2 Boxes
                           -----------------------------------------------------
                                    Tables Small                    15
                           -----------------------------------------------------
                                       Chairs                       52
                           -----------------------------------------------------
                                       Tables                       14
                           -----------------------------------------------------
                                     Locker Gym                      4
                           -----------------------------------------------------
                               Stainless Steel Counter               4
                           -----------------------------------------------------
                                     Scale Food                      1
                           -----------------------------------------------------
                                  Vegetable Cutter                   1
                           -----------------------------------------------------
                                     Food Racks                      8
                           -----------------------------------------------------
                                    Server - Wood                    1
                           -----------------------------------------------------
                                S/S Counter With Sink                1
                           -----------------------------------------------------

                             PERSONAL PROPERTY LIST

BUILDING NUMBER                         ITEM                     QUANTITY

                           -----------------------------------------------------
                                     Plate Racks                     3
                           -----------------------------------------------------
                              1002310 Hot Water Booster              1
                           -----------------------------------------------------
                                00010353 Food Warmer                 1
                           -----------------------------------------------------
                                 1000309 Slow Cooker                 1
                           -----------------------------------------------------
                               1000320 Blue Poly Shelf               1
                           -----------------------------------------------------
                             1000325 Table For Disposal              1
                           -----------------------------------------------------
                                 1000326 Coffee Urn                  1
                           -----------------------------------------------------
                               1000327 Iced Tea Brewer               1
                           -----------------------------------------------------
                                    1000342 Caddy                    1
                           -----------------------------------------------------
                             1000370 Convection Steamer              1
                           -----------------------------------------------------
                               10355 Electric Broiler                1
                           -----------------------------------------------------
                               1000075 NOR Lake Cooler               1
                           -----------------------------------------------------
                               1000076 NOR Lake Cooler               1
                           -----------------------------------------------------
                              1000329 Rack And Cabinet               1
                           -----------------------------------------------------
                             1000361-366 Light Fixtures              6
                           -----------------------------------------------------
                               1003207 Chef Worktable                1
                           -----------------------------------------------------
                                1005315 Sound System                 1
--------------------------------------------------------------------------------
      103                           Vehicle Left                     3
--------------------------------------------------------------------------------
                                     Floor Jack                      3
                           -----------------------------------------------------
                              Alignment Machine w/Motor              1
                           -----------------------------------------------------
                                Lift & Slip Plates
                           -----------------------------------------------------
                                    Wheel Balance                    1
                           -----------------------------------------------------
                                     Floor Crane                     1
                           -----------------------------------------------------
                                 Cycle Wheel Balance                 1
                           -----------------------------------------------------
                                     Bumper Jack                     1
                           -----------------------------------------------------
                                    Tire Changer                     1
                           -----------------------------------------------------
                                    Valve Grinder                    1
                           -----------------------------------------------------
                                        Lift                         1
                           -----------------------------------------------------
                                     Motor Lift                      1
                           -----------------------------------------------------
                                   Welding Machine                   1
                           -----------------------------------------------------
                                        Safe                         1
                           -----------------------------------------------------
                                   Wet/Dry Vacuum                    1
                           -----------------------------------------------------
                                   Storage Locker                    2
                           -----------------------------------------------------
                                    Shelving Unit                    2
                           -----------------------------------------------------
                                     Work Bench                      2
                           -----------------------------------------------------
                                  Pneumatic Grinder                  1
                           -----------------------------------------------------
                                     Hand Sander                     1
                           -----------------------------------------------------
                                       Shovel                        1
                           -----------------------------------------------------

                             PERSONAL PROPERTY LIST

BUILDING NUMBER                         ITEM                     QUANTITY

                           -----------------------------------------------------
                                   Storage Cabinet                   2
                           -----------------------------------------------------
                                    Welding Mask                     2
                           -----------------------------------------------------
                                   Battery Filter                    1
                           -----------------------------------------------------
                                   Eye Protectors                    3
                           -----------------------------------------------------
                                     Tire Irons                      6
                           -----------------------------------------------------
                                     Screwdriver                    20
                           -----------------------------------------------------
                                       Brushes                      10
                           -----------------------------------------------------
                                     Claw Hammer                     1
                           -----------------------------------------------------
                                        Punch                       28
                           -----------------------------------------------------
                                       Reamer                       12
                           -----------------------------------------------------
                                       Chisel                        5
                           -----------------------------------------------------
                                    Screw Wrench                     4
                           -----------------------------------------------------
                                      Drill Bit                      4
                           -----------------------------------------------------
                                    Pop Rivet Gun                    1
                           -----------------------------------------------------
                                   Spanner Wrench                    1
                           -----------------------------------------------------
                                  Drill Speed Hand                   6
                           -----------------------------------------------------
                                   Ratchet Wrench                    1
                           -----------------------------------------------------
                                     Breaker Bar                     1
                           -----------------------------------------------------
                                     Welding Rod                    16
                           -----------------------------------------------------
                                      Saber Saw                      2
                           -----------------------------------------------------
                                 Pneumatic Hack Saw                  1
                           -----------------------------------------------------
                                    Allen Wrench                    52
                           -----------------------------------------------------
                                       Pliers                       25
                           -----------------------------------------------------
                                       Buffer                        1
--------------------------------------------------------------------------------
      116                          Framing Square                    2
--------------------------------------------------------------------------------
      120                           Bastard File                    45
--------------------------------------------------------------------------------
                               Window Air Conditioner                1
                           -----------------------------------------------------
                                    Drill Machine                    2
                           -----------------------------------------------------
                                  Grinding Machine                   2
                           -----------------------------------------------------
                                      Degreaser                      1
--------------------------------------------------------------------------------
      124                            Belt Sander                     1
--------------------------------------------------------------------------------
                                   Spraying Booth                    1
                           -----------------------------------------------------
                                    Machine Drill                    1
                           -----------------------------------------------------
                                     Multimeter                      1
                           -----------------------------------------------------
                                  Grinding Machine                   2
                           -----------------------------------------------------
                                   Welding Machine                   2
                           -----------------------------------------------------
                                        Jack                         1
                           -----------------------------------------------------
                                      Lube Unit                      1
                           -----------------------------------------------------

                             PERSONAL PROPERTY LIST

BUILDING NUMBER                         ITEM                     QUANTITY

                           -----------------------------------------------------
                              Welding & Cutting Machine              2
                           -----------------------------------------------------
                                    Expander Tube                    2
                           -----------------------------------------------------
                                  Threading Machine                  1
--------------------------------------------------------------------------------
      130                          Power Hack Saw                    1
--------------------------------------------------------------------------------
                                     Plow Blade                      2
                           -----------------------------------------------------
                                      Coatrack                       1
                           -----------------------------------------------------
                                        Desk                         2
                           -----------------------------------------------------
                                 Large Wooden Shelf                  1
                           -----------------------------------------------------
                                   Locker Set (3)                    2
                           -----------------------------------------------------
                                    Printer Stand                    1
                           -----------------------------------------------------
                                   Computer Stand                    1
                           -----------------------------------------------------
                                   Microwave Stand                   1
                           -----------------------------------------------------
                                     Large Table                     2
                           -----------------------------------------------------
                                     Small Table                     1
                           -----------------------------------------------------
                                   Air Compressor                    3
                           -----------------------------------------------------
                                        Dolly                        2
                           -----------------------------------------------------
                               Large Table with Wheels               1
                           -----------------------------------------------------
                                     Wall Vacuum                     1
                           -----------------------------------------------------
                                Lube Rack with Tanks                 1
                           -----------------------------------------------------
                                     Metal Shelf                     2
                           -----------------------------------------------------
                                     Jack Stand                      2
                           -----------------------------------------------------
                                  Flammable Cabinet                  2
--------------------------------------------------------------------------------
      136                        Misc. Vehicle Parts
--------------------------------------------------------------------------------
                                        Desk                         2
                           -----------------------------------------------------
                                        Table                        1
                           -----------------------------------------------------
                                    Refrigerator                     1
                           -----------------------------------------------------
                                    File Cabinet                     1
                           -----------------------------------------------------
                                      Bookcase                       1
--------------------------------------------------------------------------------
      211                             Coat Rack                      1
--------------------------------------------------------------------------------
      217                  Misc. Filter, Light Bulbs, Parts
--------------------------------------------------------------------------------
      220                      Window Air Conditioner                1
--------------------------------------------------------------------------------
                               Window Air Conditioner                1
--------------------------------------------------------------------------------
      222                            Pool Table                      1
--------------------------------------------------------------------------------
                               Window Air Conditioner                1
                           -----------------------------------------------------
                                      Indicator                      2
                           -----------------------------------------------------
                                  SA Stand Preserve                  1
                           -----------------------------------------------------
                                 Breathing Apparatus                 1
                           -----------------------------------------------------
                                      Test Cell                      1
                           -----------------------------------------------------

                             PERSONAL PROPERTY LIST

BUILDING NUMBER                         ITEM                     QUANTITY

                           -----------------------------------------------------
                                       Control                       2
                           -----------------------------------------------------
                                   Motor Generator                   1
                           -----------------------------------------------------
                                        Desk                         2
                           -----------------------------------------------------
                                        Chair                        4
                           -----------------------------------------------------
                                    File Cabinet                     1
--------------------------------------------------------------------------------
      239                             Bookcase                       1
--------------------------------------------------------------------------------
                                  Workbench w/vise                   1
                           -----------------------------------------------------
                                      Davenport                      1
                           -----------------------------------------------------
                                        Desk                         7
                           -----------------------------------------------------
                                        Table                        8
                           -----------------------------------------------------
                                      Bookcase                       3
                           -----------------------------------------------------
                                        Chair                       21
                           -----------------------------------------------------
                                       Locker                       10
                           -----------------------------------------------------
                                    File Cabinet                     2
                           -----------------------------------------------------
                                      Coat Rack                      4
                           -----------------------------------------------------
                                      Trash Can                      9
                           -----------------------------------------------------
                                      Workbench                      2
--------------------------------------------------------------------------------
      399                            Weed Cutter                     4
--------------------------------------------------------------------------------
                                  Lapping Machinge                   1
                           -----------------------------------------------------
                                      Lube Unit                      1
                           -----------------------------------------------------
                                  Dressing Machine                   1
                           -----------------------------------------------------
                                  Grinding Machine                   1
                           -----------------------------------------------------
                                    Fairway Mower                    1
                           -----------------------------------------------------
                                     Lawn Mower                      3
                           -----------------------------------------------------
                                    Lawn Tractor                     3
                           -----------------------------------------------------
                                   Mower, Triplex                    4
                           -----------------------------------------------------
                                   Sand Trap Rake                    1
                           -----------------------------------------------------
                                      Chain Saw                      2
--------------------------------------------------------------------------------
      400                           Square Table                     9
--------------------------------------------------------------------------------
                                    Octagon Table                    5
                           -----------------------------------------------------
                                   Captain's Chair                  52
                           -----------------------------------------------------
                                   Air Conditioner                   2
                           -----------------------------------------------------
                                    Rental Clubs                    10
                           -----------------------------------------------------
                                     Patio Table                     3
                           -----------------------------------------------------
                                     Patio Chair                    12
                           -----------------------------------------------------
                                  Rental Pull Chart                 20
                           -----------------------------------------------------
                                Automatic Ball Washer                1
                           -----------------------------------------------------
                                  Electric Charger                   2
                           -----------------------------------------------------

                             PERSONAL PROPERTY LIST

BUILDING NUMBER                         ITEM                     QUANTITY

                           -----------------------------------------------------
                                    Electric Cart                   1
                           -----------------------------------------------------
                                  Range Ball Picker                 1
                           -----------------------------------------------------
                                   John Deere AMT                   1
                           -----------------------------------------------------
                                 Electric Golf Cart                 1
                           -----------------------------------------------------
                                     Star Grill                     1
                           -----------------------------------------------------
                                      Frialator                     1
                           -----------------------------------------------------
                                     Exhaust Fan                    1
                           -----------------------------------------------------
                                  Double Heat Lamp                  1
                           -----------------------------------------------------
                                      Microwave                     1
                           -----------------------------------------------------
                                 Electric Stove Oven                1
                           -----------------------------------------------------
                                     Dishwasher                     1
                           -----------------------------------------------------
                                    Sandwich Unit                   1
                           -----------------------------------------------------
                                    Refrigerator                    1
                           -----------------------------------------------------
                                 Storage Cabinet 5'                 3
                           -----------------------------------------------------
                                 Storage Cabinet 7'                 1
                           -----------------------------------------------------
                                   Hot Dog Cooker                   1
                           -----------------------------------------------------
                               Black Kettle Crock Pot               2
                           -----------------------------------------------------
                                    Refrigerator                    1
                           -----------------------------------------------------
                                       Freezer                      1
                           -----------------------------------------------------
                             Pepsi Soda Vending Machine             1
                           -----------------------------------------------------
                                    Sandwich Unit                   1
                           -----------------------------------------------------
                               Refrigerator, 18 cu ft.              1
                           -----------------------------------------------------
                                     Bread Unit                     1
                           -----------------------------------------------------
                               Beverage Air Roll Draft              1
                           -----------------------------------------------------
                                      Beer Unit
                           -----------------------------------------------------
                                     Ice Machine                    1
                           -----------------------------------------------------
                                   Hot Dog Steamer                  2
                           -----------------------------------------------------
                                    Refrigerator                    1
                           -----------------------------------------------------
                                    Freezer Chest                   1
                           -----------------------------------------------------
                                    Freezer Chest                   1
                           -----------------------------------------------------
                                 Freezer - 18 cu ft.                1
                           -----------------------------------------------------
                                      Ice Maker                     1
                           -----------------------------------------------------
                                    Beverage Air                    1
                           -----------------------------------------------------
                                       Cooler                       1
                           -----------------------------------------------------
                                    Golf Cart-Gas                   1
                           -----------------------------------------------------
                                       Tractor                      1
                           -----------------------------------------------------
                                        Pump                        1
                           -----------------------------------------------------
                                        Desk                        1
                           -----------------------------------------------------

                             PERSONAL PROPERTY LIST

BUILDING NUMBER                         ITEM                     QUANTITY

                           -----------------------------------------------------
                                        Chair                        1
                           -----------------------------------------------------
                                      End Table                      1
                           -----------------------------------------------------
                                     Ball Washer                     1
                           -----------------------------------------------------
                                     Turf Cutter                     1
                           -----------------------------------------------------
                                       Seeders                       2
                           -----------------------------------------------------
                                        Tires                       10
                           -----------------------------------------------------
                             Stainless Steel Double Sink             1
                           -----------------------------------------------------
                                        Chair                        1
                           -----------------------------------------------------
                                   Storage Cabinet                   1
                           -----------------------------------------------------
                                        Desk                         1
                           -----------------------------------------------------
                                   Chair w/Wheels                    1
                           -----------------------------------------------------
                                File Cabinet - 2 Draw                1
                           -----------------------------------------------------
                              Fertilizer, Insecticides
                           -----------------------------------------------------
                                        Seed
                           -----------------------------------------------------
                                 Rakes, Hoses, Pails
                           -----------------------------------------------------
                             Batteries, Battery Changer
--------------------------------------------------------------------------------
50001 (runway)                      Room Divider                     2
--------------------------------------------------------------------------------
                                    Frame for Map                    1
                           -----------------------------------------------------
                                    Snow Plow 19"                    2
                           -----------------------------------------------------
                                   Spreader Loose                    1
                           -----------------------------------------------------
                                     Spray Unit                      1
                           -----------------------------------------------------
                                     Dump Truck                      2
                           -----------------------------------------------------
                                       Loader                        1
                           -----------------------------------------------------
                                   Ten Ton Tractor                   1
                           -----------------------------------------------------
                                       Grader                        1
                           -----------------------------------------------------
                                    Scoop Loader                     1
                           -----------------------------------------------------
                                 Five Ton Dump Truck                 1
                           -----------------------------------------------------
                                Scoop Loader w/Backhoe               1
                           -----------------------------------------------------
                                       Tractor                       1
                           -----------------------------------------------------
                                     Snowblower                      2
--------------------------------------------------------------------------------
     Multi                              Range                    600 est
--------------------------------------------------------------------------------
                                    Refrigerator                 600 est
                           -----------------------------------------------------
                                     Dishwasher                      2
                           -----------------------------------------------------

Appendix 1

                                                                 DATED: 1 OCT 94

================================================================================

                          AIRPORT JOINT USE AGREEMENT

                          PEASE DEVELOPMENT AUTHORITY

                            UNITED STATES OF AMERICA

================================================================================

                          AIRPORT JOINT USE AGREEMENT

                           PEASE DEVELOPMENT AUTHORITY

                            UNITED STATES OF AMERICA

                                                                           Page:

RECITALS                                                                       1

AGREEMENT                                                                      3

       1.    Definitions                                                       3

       2.    Joint Use                                                         4

       3.    Authority Responsibilities                                        4

       4.    Government Responsibilities                                       6

       5.    Payments                                                          8

       6.    Airfield Management                                              10

       7.    Government Reserved Rights                                       11

       8.    Fire Protection and Crash Rescue                                 12

       9.    Records and Books of Account                                     14

      10.    Term                                                             14

      11.    Termination                                                      14

      12.    General Provisions                                               16

      13.    Notices                                                          18

      14.    Major Repairs and New Construction                               18

      15.    Authorized Representatives                                       19

      16.    Attachments                                                      19

                           AIRPORT JOINT USE AGREEMENT

      THIS AGREEMENT made and entered into this ____ day of August, 1994, by and between the PEASE DEVELOPMENT AUTHORITY, an authority established under New Hampshire RSA 12-G, with a place of business at 601 Spaulding Turnpike, Suite 1, Portsmouth, New Hampshire ("Authority"); and the UNITED STATES OF AMERICA, acting by and through the Chief, National Guard Bureau, and the STATE OF NEW HAMPSHIRE, acting by and through its Adjutant General (collectively, "Government").

                                    RECITALS:

      A. The Authority established and operates a civil airport facility known as Pease International Tradeport on a portion of the lands comprising the former Pease Air Force Base, located in the Towns of Greenland and Newington and City of Portsmouth, Rockingham County, New Hampshire ("Airport"), pursuant to a certain application for a public benefit transfer of the property under Section 13(g) of the Surplus Property Act of 1944 ("SPA"), as amended (50 U.S.C.A. App.
Section 1622(g)) and a certain lease of the property pending its final disposition by deed, both instruments dated April 14, 1992.

      B. The Airport and Airways Improvement Act of 1982 (Public Law 97-248, September 2, 1982, 49 U.S.C.A. App. Sections 2201 et. seq.), as amended, provides that all of the facilities of the Airport developed with Federal financial assistance and all those facilities usable for landing and take off of aircraft will be available to the United States for use by Government aircraft in common with other aircraft at all times without charge unless use by Government aircraft is substantial, and if use is substantial, a charge may be made for a reasonable share, proportional to such use, of the cost of operating and maintaining such facilities.

      C. The Government requires substantial use of the flying facilities at the Airport for the Air National Guard, as well as for other transient government aircraft.

      D. The Authority is agreeable to such substantial use, in common with other users of the Airport, of such flying facilities by the Government under this Agreement.

      E. The Government and the Authority desire to provide for the delineation of responsibility for operation and maintenance of the flying facilities jointly used, in common with others, at the Airport, and to establish the Government's reasonable share, proportional to such use, of the cost of operating and maintaining such jointly used flying facilities.

      F. It is in the interest of the Government to continue to assist the Authority during a transitional start-up operational period to assure an orderly transition of the responsibilities for operation and maintenance of the flying facilities of the Airport and the uninterrupted availability of necessary services to Government aircraft during such transitional period.

      G. The Authority intends to continue to actively promote development of aviation activities at the Airport. As a result of such development, the parties anticipate annual amounts payable by the Government for its use of the jointly used flying facilities of the Airport should decrease under future agreements through the probable reduction in the Government's proportionate use of such jointly used flying facilities.

                                   AGREEMENT:

      1. DEFINITIONS. For purposes of this Agreement, the jointly used flying facilities of the Airport are the runways, taxiways, lighting systems, navigational aids, airport control tower, markings and appurtenances open to public use and use by the Government, including all improvements and facilities pertaining thereto and situated thereon and all future additions, improvements, and facilities thereto as may be added or constructed ("Jointly Used Flying Facilities"). The Jointly Used Flying Facilities do not include land areas used exclusively by the Government or the terminal buildings, hangars, non-government parking aprons and ramps, or other areas or structures used exclusively by the Authority or its lessees, sublessees, permittees, or licensees for civilian or commercial purposes.

      2. JOINT USE. Subject to the terms and conditions of this Agreement, the Government shall have the use, in common with other users of the Airport, present and prospective, of the Jointly Used Flying Facilities, together with all necessary and convenient rights of ingress and egress to and from the Jointly Used Flying Facilities and the Air National Guard installation and other Government facilities located on the Airport. Routes for ingress and egress for the Government's employees, agents, customers, and contractors shall not unduly restrict the Government in its operations.

      3. AUTHORITY RESPONSIBILITIES. The Authority will be responsible for the following services and functions, to standards in accordance with Paragraph 6:

            a. Furnishing all personnel, materials, and equipment required in the rendering of the services to be provided under this Agreement, except as otherwise provided herein.

            b. Performing any and all maintenance of the Jointly Used Flying Facilities, except as otherwise provided herein, including:

                  (1) Joint sealing, crack repair, surface repairs, airfield markings and repair or replacement of damaged sections of airfield pavement;

                  (2) Runway, taxiway and approach lighting and the regulators and controls therefor;

                  (3) Beacons, obstruction lights and wind cones;

                  (4) Grass cutting and grounds care, drainage, and dust and erosion control of unpaved areas, adjacent to runways and taxiways;

                  (5) Sweeping runways and taxiways, subject to Paragraph 4f of the Agreement;

                  (6) Controlling insects, pests, wildlife and birds;

                  (7) Removing snow, ice and other hazards from Jointly Used Flying Facilities within a reasonable time after such facilities have been so encumbered in accordance with the Airport Snow-Ice Control Plan, subject to Paragraph 4f of the Agreement.

            c. Furnishing utilities necessary to operate the Jointly Used Flying Facilities.

            d. Removing disabled civil aircraft as expeditiously as possible, subject to the rules and regulations of the National Transportation Safety Board
(NTSB), in order to minimize the time the Jointly Used Flying Facilities, or any part thereof, would be closed because of such aircraft.

            e. Providing fire fighting and response for all structures within the Jointly Used Flying Facilities.

            f. Providing building maintenance for the airport control tower, weather observation building, and Air Traffic Control and Landing Systems (ATCALS) maintenance building.

      4. GOVERNMENT RESPONSIBILITIES. The Government will be responsible only for the following:

            a. Removing disabled government aircraft as expeditiously as possible in order to minimize the time the Jointly Used Flying Facilities, or any part thereof, would be closed because of such aircraft.

            b. Removing snow and ice from all ramps, aprons, and taxiways used exclusively by government aircraft.

            c. Providing airport control tower operations and weather observation (including all staff and equipment) and operating and maintaining all navigational aids (collectively,

"Air Traffic Control Services"), subject to Paragraphs 3f, 6c and 7b of the Agreement.

            d. Subject to the availability of Federal appropriations therefor, repairing damage to the Jointly Used Flying Facilities to the extent that such damage is caused solely by government aircraft operations and is in excess of the fair wear and tear resulting from the military use contemplated under this Agreement.

            e. Providing aircraft fire fighting and crash rescue services, subject to Paragraph 8 of the Agreement.

            f. Subject to terms and conditions of a separate agreement to be executed within one hundred twenty (120) days after signature of this Agreement by all parties, providing on loan to and maintaining for use by the Authority in performing the services set forth in subparagraphs 3b(5) and 3b(7) of the Agreement, the vehicles and equipment listed on Attachment A hereto or vehicles and/or equipment of equivalent capability. The Government will grant the authorized personnel of the Authority such access to the Government's exclusive use area as shall be reasonable and necessary to enable the Authority to carry out its responsibilities under the provisions of subparagraphs 3b(5) and 3b(7) of the Agreement.

      5. PAYMENTS.

            a. In consideration of and for the faithful performance of this Agreement, and subject to availability of Federal appropriations, the Government shall pay to the Authority as the Government's proportionate share of the cost of operating and maintaining the Jointly Used Flying Facilities, the following:

                  (1) For the year beginning October 1, 1994, and ending on September 30, 1995, an amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000), payable in equal quarterly installments of THREE HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($375,000) each in advance.

                  (2) For the year beginning on October 1, 1995, and ending on September 30, 1996, an amount of ONE MILLION TWO HUNDRED THOUSAND DOLLARS ($1,200,000) per year, payable in equal quarterly installments of THREE HUNDRED THOUSAND DOLLARS ($300,000) each in advance.

                  (3) For the year beginning on October 1, 1996, and ending on September 30, 1997, an amount of NINE HUNDRED THOUSAND DOLLARS ($900,000) per year, payable in equal quarterly installments of TWO HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($225,000) each in advance.

            b. Payments under Paragraph 5a above shall be made upon submission of appropriate bills to the Government as designated in Paragraph 5c below; provided however, that if during the term of this Agreement, sufficient funds are not available through the annual appropriations at the beginning of any fiscal year to carry out the provisions of this Agreement, the Government will so notify the Authority in writing within thirty (30) days after the start of the fiscal year.

            c. Bills for the payments provided under Paragraph 5a above shall be directed to:

                        157 ARG/FM
                        Pease Air National Guard Base
                        302 Newmarket Street
                        Newington, NH 03803-0157

or such other address as the Government may from time to time provide to the Authority in writing.

            d. Payments called for under Paragraph 5a above shall be directed to:

                        Executive Director
                        Pease Development Authority
                        601 Spaulding Turnpike, Suite 1
                        Portsmouth, New Hampshire 03801-2833

or such other address as the Authority may from time to time provide to the Government in writing.

            e. Either party may request renegotiation if either party, at the request or with the formal concurrence of the other, provides services not contemplated by this Agreement, or reduces or ceases services it undertakes to provide under this Agreement.

      6. AIRFIELD MANAGEMENT.

            a. The Authority agrees that maintenance of the Jointly Used Flying Facilities of the Airport under its jurisdiction and control shall, at all times be in accordance with Federal Aviation Administration (FAA) standards for the operation of a safe and serviceable civilian airport and operation of jet aircraft. In addition to carrying out its responsibilities under Paragraph 3b, the Authority also will meet the minimum essential requirements described in the "Schedule of Standards and Requirements" attached hereto as Attachment B.

            b. The Government agrees that any markings and equipment installed by it pursuant to Paragraph 7a of the Agreement shall not be in conflict with FAA standards.

            c. Air Traffic Control Services will be provided by the Government to the extent required to support the military mission at the Airport. The Government has a present requirement for such services 24 hours per day, seven days per week to support the Air National Guard mission at the Airport. So long as it continues to have such requirement, the Government will provide the Air Traffic Control Services specified in Paragraph 4c of the Agreement on such 24 hours-per day, seven days-per week basis.

      7. GOVERNMENT RESERVED RIGHTS.

            a. The Government reserves the right, at its sole cost and expense and subject to Paragraph 6b above, to:

                  (1) Provide and maintain on the Jointly Used Flying Facilities airfield markings required solely for military aircraft operations.

                  (2) Install, operate and maintain on the Jointly Used Flying Facilities any and all additional equipment, necessary for the safe and efficient operation of military aircraft, including but not limited to Arresting Systems and NAVAIDS.

            b. The Authority agrees that the Government shall have the exclusive right to continue using, at no cost to the Government, those facilities currently being used by the Government and necessary in providing Air Traffic Control Services. The Authority acknowledges its understanding that title to all equipment used by the Government in providing such Air Traffic Control Services is vested in the Government and agrees that in the event the Government shall no longer provide such services at the Airport, the Government shall have the absolute right to retain and remove all such equipment used by the Government in providing the Air Traffic Control Services.

      8. FIRE PROTECTION AND CRASH RESCUE.

            a. The Government maintains a fire fighting and crash rescue organization in support of military operations at the Airport. Within the limits of the existing capabilities of this organization, the Government agrees to respond to fire and crash rescue emergencies involving civil aircraft, subject to subparagraphs 8b, 8c, and 8d below.

            b. The Authority agrees to release, acquit, and forever discharge the Government, its officers, agents and employees from all liability arising out of or connected with the use of, or failure to supply in individual cases, government fire fighting and crash rescue equipment or personnel for fire control and crash rescue activities at or in the vicinity of the Airport. The Authority further agrees to the extent allowed under applicable law to indemnify, defend and hold harmless the United States, its officers, agents and employees against any and all claims, of whatever description, arising out of or connected with such use of, or failure to supply in individual cases, government fire fighting and crash rescue equipment or personnel, except where such claims arise out of or result from the gross negligence or willful misconduct of the officers, agents, or employees of the United States. The Authority agrees to execute and maintain in effect a hold harmless agreement as required by applicable Air Force regulations for all periods during which emergency fire fighting and crash rescue service is provided to civil aircraft by the Government.

            c. The Authority will reimburse the Government for expenses incurred by the Government for fire fighting and crash rescue materials expended in connection with providing such service to civil aircraft.

            d. The Government's responsibility under this Paragraph 8 shall continue only so long as a fire fighting and crash rescue organization is authorized for military operations at the Airport. The Government shall have no obligation to maintain any fire fighting and crash rescue organization or to provide any increase in fire fighting and crash rescue equipment or personnel or to conduct any training or inspection for the purposes of this paragraph. It is further understood that the Government's fire fighting and crash rescue equipment shall not be routinely parked on the airfield during non-emergency landings of civil aircraft.

            e. Notwithstanding the foregoing, so long as the Government operates and maintains a fire fighting and crash rescue organization for military operations at the Airport, the Government will, consistent with military operations as determined by the Government, cooperate with the federal government agencies having jurisdiction over civil aircraft in the conduct of periodic inspections of fire fighting and crash rescue response time.

      9. RECORDS AND BOOKS OF ACCOUNT. The Authority agrees to keep records and books of account, showing the actual cost to it of all items of labor, materials, equipment, supplies, services, and other expenditures made in fulfilling the obligations of this Agreement, and the Comptroller General of the United States or any of his or her duly authorized representatives shall, until the expiration of three (3) years after final payment, have access at all times to such records and books of account, or to any directly pertinent books, documents, papers, and records of any of the Authority's contractors or subcontractors engaged in the performance of and involving transactions related to this Agreement. The Authority further agrees that representatives of the Air Force Audit Agency or any other designated representative of the Government shall have the same right of access to such records, books of account, documents and papers as is available to the Comptroller General.

      10. TERM. This Agreement shall be effective for a term of three (3) years beginning on October 1, 1994, and ending on September 30, 1997.

      11. TERMINATION.

            a. This Agreement may be terminated by the Government at any time by giving at least sixty (60) days' notice thereof in writing to the Authority.

            b. (1) The Government by giving written, notice to the Authority may terminate the right of the Authority to proceed under this Agreement if it is found, after notice and hearing by the Secretary of the Air Force or his or her duly authorized representative, that gratuities in the form of entertainment, gifts, or otherwise, were offered or given by the Authority, or any agent or representative of the Authority, to any officer or employee of the Government with a view toward securing this Agreement or securing favorable treatment with respect to the awarding or amending, or the making of any determinations with respect to the performing of such agreement, provided that the existence of the facts upon which the Secretary of the Air Force or his or her duly authorized representative makes such findings shall be an issue and may be reviewed in any competent court.

                  (2) In the event this Agreement is terminated as provided in subparagraph (1) above, the Government shall be entitled to pursue the same remedies against the Authority as it could pursue in the event of a breach of the Agreement by the Authority, and in addition to any other damages to which it may be entitled by law, the Government shall be entitled to exemplary damages in an amount (as determined by the Secretary of the Air Force or his or her duly authorized representative) which shall be not less than three nor more than ten times the costs incurred by the Authority in providing any such gratuities to any such officer or employee.

                  (3) The rights and remedies of the Government provided in this Paragraph 11b shall not be exclusive and are in addition to any other rights and remedies provided by law or under this Agreement.

      12. GENERAL PROVISIONS.

            a. Compliance with Law. The Authority shall comply with all federal, state and local laws, rules and regulations applicable to the activities conducted under this Agreement.

            b. Assignment. The Authority shall neither transfer nor assign this Agreement without the written consent of the Government, which shall not be unreasonably withheld.

            c. Liability. Except as otherwise provided in the Agreement, neither party shall be liable for damages to property or injuries to persons arising from acts of the other in the use of the airport facilities or occurring as a consequence of the performance of responsibilities under this Agreement.

            d. Third Party Benefit. No member or delegate to Congress shall be admitted to any share or part of this Agreement or to any benefit that may arise therefrom, but this provision shall not be construed to extend to this Agreement if made with a corporation for its general benefit.

            e. Entire Agreement. It is expressly agreed that this written instrument embodies the entire financial arrangement of the parties regarding the use of the Jointly Used Flying Facilities by the Government, and there are no understandings or agreements, verbal or otherwise, between the parties in regard thereto except as expressly set forth herein. Specifically, no landing fees or other fees not provided in this Agreement will be assessed by the Authority against the Government in the use of the Jointly Used Flying Facilities during the term of this Agreement.

            f. Modification. This Agreement may only be modified or amended by mutual agreement of the parties in writing and signed by each of the parties hereto.

            g. Waiver. The failure of either party to insist, in any one or more instances, upon the strict performance of any of the terms, conditions, covenants, or provisions of this Agreement shall not be construed as a waiver or relinquishment of the right to the future performance of any such terms, conditions, covenants or provisions. No provision of this Agreement shall be deemed to have been waived by either party unless such waiver be in writing signed by such party.

            h. Paragraph Headings. The brief headings or titles preceding each paragraph and subparagraph are merely for purposes of identification, convenience, and ease of reference, and will be completely disregarded in the construction of this Agreement.

on the date set opposite their respective signatures.

DATED: August 24, 1994                PEASE DEVELOPMENT AUTHORITY
       ------------------

                                      By /s/ [ILLEGIBLE]
                                         --------------------------------------

                                      Title  Executive Director
                                            -----------------------------------

APPROVED AS TO FORM AND
LEGAL SUFFICIENCY

/s/ [ILLEGIBLE]
-------------------------------------------------

Title Ass't Atty Gen'l for State of New Hampshire
-------------------------------------------------

DATED: 8 September 1994               STATE OF NEW HAMPSHIRE
       -------------------

                                      By /s/ [ILLEGIBLE]
                                         --------------------------------------

                                      Title Adjutant General
                                            -----------------------------------


DATED: 30 September 1994              UNITED STATES OF AMERICA
       --------------------

                                      By /s/ Samuel C. Lundgren
                                         --------------------------------------
                                         SAMUEL C. LUNDGREN, Colonel, USAF

                                      Title Deputy Civil Engineer
                                            -----------------------------------
                                            FOR THE CHIEF, NATIONAL GUARD BUREAU

                                  ATTACHMENT A

                       SCHEDULE OF VEHICLES AND EQUIPMENT

1.  Snow Brooms     - 4 EA

2.  Ro-10 Plows     - 8 EA

3.  Snow Blowers    - 3 EA

4.  Street Sweepers - 1 EA

5.  Dump truck with
    UREA Spreader   - 1 EA

                                  ATTACHMENT B

                     SCHEDULE OF STANDARDS AND REQUIREMENTS

I.    Airfield Pavement (Paragraph 3b(1))

      A. Visual inspection of pavements identified for joint use will be made at least weekly. In addition, the Authority will make its best efforts to undertake a condition survey in accordance with the procedures outlined in Appendix A of FAA Circular 150/5380-6 at least once a year. A complete report including the pavement condition index will be provided to the designated Government representative for the Air National Guard following each condition survey. The runway will be maintained at its full length of 11,318 feet and a minimum width of 150 feet.

      B. All pavement distress as defined in Appendix A of FAA Circular 150/5380-6 will be repaired as follows:

            1. All pavement distress of high level of severity on Runway 16-34 will be repaired immediately and all other areas as soon as reasonably practicable.

            2. All pavement distress of medium or low level of severity will be scheduled for repair in a systematic approach consistent with sound pavement management.

            3. All repairs will be accomplished in accordance with the methods described in the referenced FAA Circular or local paving industry practices for airfields.

      C. All airfield markings will be maintained in accordance with FAA Advisory Circular standards. Damaged or deteriorated markings will be repainted as soon as reasonably practicable consistent with operational needs.

II.   Runway, Taxiway and Approach Lighting (Paragraph 3b(2))

      A. Runway, taxiway, and approach lighting will be maintained to the standards contained in FAA regulations, 14 C.F.R. Part 139.311, Certifications and Operations.

      B. Runway 34 will be maintained as a precision (Category I) runway in accordance with 14 C.F.R. Part 139.

III.  Other Navigation Aids (Paragraph 3b(3))

      Beacon lights will be maintained to the applicable standards required by the FAA.

IV.   Grounds Care (Paragraph 3b(4))

      Grass cutting and grounds care, drainage, and dust and erosion control of unpaved areas, adjacent to runways and taxiways will be maintained as deemed necessary by the airport management in accordance with 14 C.F.R. Part 139.

V.    Runway/Taxiway Sweeping (Paragraph 3b(5))

      Sweeping and cleaning of runways and taxiways will be accomplished on a basis commensurate with jet aircraft operations and as determined by Authority airfield management during the runway and taxiway inspections.

VI.   Pest Control (Paragraph 3b(6))

      Control of insects and pests will be maintained to the standards established by the Authority.

VII.  Snow and Ice Removal (Paragraph 3b(7))

      The Authority will prepare, maintain and carry out a snow and ice control plan in accordance with 14 C.F.R. Part 139.313, Paragraphs A, B, and C.

------------
1     References are to paragraphs in the foregoing Agreement.

                                   EXHIBIT 3


                          FEDERAL FACILITIES AGREEMENT
                          ----------------------------

                 UNITED STATES ENVIRONMENTAL PROTECTION AGENCY

                                   REGION I,

                            STATE OF NEW HAMPSHIRE

                                    AND THE

                   UNITED STATES DEPARTMENT OF THE AIR FORCE


___________________________________
                                   )
IN THE MATTER OF:                  )
                                   )
THE U.S. DEPARTMENT                )
OF THE AIR FORCE                   )
                                   )
PEASE AIR FORCE BASE               )
PORTSMOUTH, NH                     )
                                   )
___________________________________



              FEDERAL FACILITY AGREEMENT UNDER CERCLA SECTION 120

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
I.          PURPOSE....................................................   1

II.         PARTIES AND SCOPE..........................................   4

III.        DEFINITIONS................................................   6

IV.         JURISDICTION...............................................  11

V.          FINDINGS OF FACT...........................................  12

VI.         WORK TO BE PERFORMED.......................................  16

VII.        CONSULTATION WITH EPA AND THE STATE........................  18

VIII.       PROJECT MANAGERS...........................................  27

IX.         QUARTERLY PROGRESS REPORTS.................................  30

X.          ACCESS.....................................................  31

XI.         DATA AND DOCUMENT AVAIALABILITY............................  36

XII.        PERMITS....................................................  37

XIII.       EMERGENCIES AND REMOVALS...................................  38

XIV.        DISPUTE RESOLUTION.........................................  41

XV.         DEADLINES..................................................  45

XVI.        EXTENSIONS.................................................  47

XVII.       FORCE MAJUERE..............................................  49

XVIII.      EXEMPTIONS.................................................  50

XIX.        EPA CERTIFICATION..........................................  51

XX.         TERMINATION AND SATISFACTION...............................  52

XXI.        STATUTORY COMPLIANCE/RCRA-CERCLA INTEGRATION...............  53

XXII.       COVENANT NOT TO SUE AND RESERVATION OF RIGHTS..............  55

XXIII.      OTHER CLAIMS...............................................  57

XXIV.       FUNDING....................................................  58

XXV.        COMMUNITY RELATIONS........................................  60

XXVI.       PUBLIC COMMENT ON THIS AGREEMENT...........................  62

XXVII.      PRESERVATION OF RECORDS....................................  64

XXVIII.     FIVE YEAR REVIEW...........................................  65

XXIX.       RESERVATION OF RIGHTS FOR RECOVERY OF EPA EXPENSES.........  66

XXX.        RECOVERY OF STATE OVERSIGET COSTS OR STATE SUPPORT
            SERVICES...................................................  67

XXXI.       STATE PARTICIPATION CONTINGENCY............................  72

XXXII.      QUALITY ASSURANCE..........................................  73

XXXIII.     RELEASE OF RECORDS.........................................  74

XXXIV.      TRANSFER OF REAL PROPERTY..................................  75

XXXV.       ENFORCEABILITY.............................................  77

XXXVI.      STIPULATZD PENALTIES.......................................  79

XXXVII.     BASE CLOSURE...............................................  81

XXXVIII.    AMENDMENT OR MODIFICATION OF AGREEMENT.....................  82

XXXIX.      EFFECTIVE DATE.............................................  83


APPENDIX I.............................................................  I-1

APPENDIX II............................................................  II-1

Based on the information available to the Parties on the effective date of this Federal Facility Agreement (Agreement), and without trial or adjudication of any issues of fact or law, the Parties agree as follows:

                                  I.  PURPOSE

1.1       The general purposes of this Agreement are to:

          (a) Ensure that the environmental impacts associated with the past and present activities at the Site are thoroughly investigated and appropriate remedial action taken as necessary to protect public health, welfare and the environment.

          (b) Establish a procedural framework and schedule for developing, implementing and monitoring appropriate response actions at the Site in accordance with the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended by the Superfund Amendments and Reauthorization Act of 1986 (collectively CERCLA), the National Contingency Plan (NCP), Superfund guidance and policy, Resource Conservation and Recovery Act (RCRA), RCRA guidance and policy, applicable state law; and,

          (c) Facilitate cooperation, exchange of information and participation of the Parties in such actions.

1.2       Specifically, the purposes of this Agreement are to:

          (a) Identify operable unit (OU) alternatives which are appropriate at the Site prior to the implementation of final remedial action(s) for the Areas of Concerns. OU alternatives shall be identified and proposed to the Parties as early as possible prior to formal proposal of OUs to EPA and the State pursuant to CERCLA and applicable state law. This process is designed to promote cooperation among the Parties in identifying OU alternatives prior to final selection of OUs.

          (b) Establish requirements for the performance of a Remedial Investigation (RI) to determine fully the nature and extent of the threat to the public health or welfare or the environment caused by the release and threatened release of hazardous substances, pollutants or contaminants at the Site and to establish requirements for the performance of a Feasibility Study (FS) for the Areas of Concern to identify, evaluate and select alternatives for the appropriate remedial action(s) to prevent, mitigate or abate the release or threatened release of hazardous substances, pollutants or contaminants at the Areas of Concern in accordance with CERCLA and applicable state law.

          (c) Identify the nature, objective and schedule of response actions to be taken at the Areas of Concern. Response actions at the Areas of Concern shall attain that degree of cleanup of hazardous substances, pollutants or contaminants mandated by CERCLA and applicable state law.

          (d) Implement the selected OU alternatives and final remedial action(s) in accordance with CERCLA and applicable state law and meet the requirements of CERCLA Section 120(e) (2), 42 U.S.C. 9620(e) (2), for an interagency agreement among the Parties.

          (e) Assure compliance, through this Agreement, with RCRA Sections 6001, 3008(h) and 3004(u) and (v), 42 U.S.C. 6961, 6928(h),
               6924(u) and (v), and other Federal and State hazardous waste laws and regulations for matters covered herein.

          (f) Coordinate response actions at the Areas of Concern with the mission and support activities at Pease Air Force Base.

          (g) Expedite the cleanup process and the timely transfer and redevelopment of the Site to the extent consistent with CERCLA, the NCP, and the protection of human health and the environment.

          (h) Provide for operation and maintenance by the Air Force of any remedial action selected and implemented pursuant to this Agreement.

          (i) Provide for State involvement in the initiation, development, selection and enforcement of remedial actions to be undertaken at Pease Air Force Base (Pease AFB), including the review of all applicable data as it becomes available and the development of studies, reports, and action plans; and to identify and integrate State applicable and relevant or appropriate requirements (ARARs) into the remedial action process.

          (j) Provide for continued Air Force involvement in completing all remedial actions after official base closure.

                            II.  PARTIES AND SCOPE

2.1 The Parties to this Agreement are the United States Environmental Protection Agency (EPA), the United States Department of the Air Force (Air Force), and the State of New Hampshire (the State). The terms of the Agreement shall apply to and be binding upon EPA, the Air Force and the State.

2.2 Each Party shall be responsible for ensuring that its contractors comply with the terms and conditions of this Agreement. Failure of a Party to provide proper direction to its contractors and any resultant noncompliance with this Agreement by a contractor shall not be good cause for an extension under Section XVI, Extensions, unless the Parties so agree or as otherwise determined through Dispute Resolution. The Air Force will notify EPA and the State of the identity and the assigned tasks of each of its contractors performing work under this Agreement upon their selection.

2.3 This Agreement shall apply to and be binding upon the Air Force, EPA, and the State, their officers, successors in office, agents and employees. This Agreement shall not be binding on any municipality or other political subdivision of the State. The Air Force shall notify its agents, members, employees, lessees and response action contractors for the Areas of Concern, of the existence of this Agreement. The Air Force agrees to include notice of this Agreement in any document transferring ownership to any subsequent owners and operators of any portion of Pease AFB in accordance with CERCLA
          Section 120(h), 42 U.S.C. 9620(h), and 40 C.F.R. 264.119 and .120 and
          shall notify EPA and the State of any such change or transfer at least sixty (60) days prior to such transfer.

2.4 The Air Force agrees it shall develop, implement and report upon a Remedial Investigation or Investigations for the Areas of Concern. The RI documents shall be subject to the review and comment procedures described in Section VII, Consultation With EPA and the State, of this Agreement. The RI(s) shall be conducted in accordance with Section XV, Deadlines, of this Agreement, and shall meet the purposes set forth in
          Section I, Purpose, of this Agreement.

2.5 The Air Force agrees it shall develop, implement and report upon a Feasibility Study or Studies for the Areas of Concern. The FS documents shall be subject to the review and comment procedures described in Section VII, Consultation with EPA and the State, of this Agreement. The FS shall be conducted in accordance with Section XV, Deadlines, of this Agreement, and shall meet the purposes set forth in
          Section I, Purpose, of this Agreement.

2.6 The Air Force agrees it shall perform Remedial Design(s), Remedial Action(s) and. Operation and Maintenance to maintain the effectiveness of response actions at the Areas of Concern in accordance with CERCZA, RCRA and applicable regulations thereof for matters covered herein.

                               III.  DEFINITIONS

3.1 The terms used in this Agreement shall have the same definition as the terms defined in CERCLA and the NCP. In addition, the following terms used in this Agreement are defined as follows:

          (a) "Agreement" shall refer to this document and shall include all Appendices to this Agreement. All such Appendices shall be attached to and made an integral and enforceable part of this Agreement.

          (b) "Air Force" shall mean the United States Department of the Air Force, its employees, members, agents, and authorized representatives as well as Department of Defense (DOD), to the extent necessary to effectuate the terms of this Agreement, including, but not limited to, appropriations and Congressional reporting requirements.

          (c) "ARARs" shall mean Federal and State applicable or relevant and appropriate requirements, standards, criteria, or limitations, identified, pursuant to CERCLA Section 121, 42 U.S.C. 9621. ARARs shall apply in the same manner and to the same extent that such are applied to any non-governmental entity, facility, unit or site as defined in CERCLA and the NCP. See CERCLA Section 121(d), 42 U.S.C. 9621(d).

          (d) "Area of Concern" shall mean an area at Pease AFB where hazardous substances are or may have been placed or may come to be located including any area to which a release of hazardous substances has migrated or threatens to migrate prior to completion of proposed remedial action(s). The term shall include locations of potential or suspected contamination as well as known or actual contamination. Such areas require further study or a determination of what if any remediation may be necessary, or both. Areas of Concern as of the effective date of this agreement are identified in Sections 5.8 and 5.9 of this Agreement. Areas of Concern which are identified by any Party subsequent to the effective date of this Agreement shall be added to such list pursuant to Section XXXVIII, Amendment or Modification of Agreement.

          (e) "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act, Pub. L. No. 96-510, 42 U.S.C. 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986, Public Law 99499, and any subsequent amendment.

          (f) "Days" means calendar days, unless business days are specified. Any submittal or written statement of dispute which under the terms of this Agreement would be due on Saturday, Sunday, or holiday shall be due on the following business day.

          (g) "Deadline" shall be the time limitation applicable to issuance of a draft primary document which has been specifically established under the terms of this Agreement.

          (h) "Documents" shall mean any records, reports, correspondence or retrievable information of any kind relating to treatment, storage, disposal, investigation, and remediation of hazardous substances, hazardous constituents, pollutants or contaminants at or migrating from Pease AFB for matters covered by this Agreement.

          (i) "EPA" shall mean the United States Environmental Protection Agency, its employees, agents, and authorized representatives.

          (j)  "Federal Facility" shall mean Pease AFB as defined herein.

          (k) "Feasibility Study" or "FS" means a study conducted pursuant to CERCLA and the NCP which fully develops, screens and evaluates in detail remedial action alternatives to prevent, mitigate, or abate the migration or the release of hazardous substances, pollutants or contaminants at and from the Areas of Concern. The Air Force shall conduct and prepare the FS in a manner to support the intent and objectives of Section XXI, Statutory Compliance/RCRA-CERCLA Integration.

          (l) "National Contingency Plan" or "NCP" shall mean the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R.
               Part 300, as amended.

          (m) "Operable Units" or 'IOUs" shall mean all discrete remedial actions, other than removal actions, implemented prior to a final remedial action which are consistent with the final remedial action and which are taken to prevent or minimize the release of hazardous substances, pollutants or contaminants to prevent endangerment of the public health and welfare, or the environment. All OUs shall be undertaken in accordance with the NCP and the requirements of CERCLA, and applicable State laws. OU shall have the same meaning as defined in the NCP.

          (n)  "Parties" shall mean the Air Force, EPA and the State.

          (o) "Pease Air Force Base" or "Pease AFB" shall mean the real property located in the towns of Newington and Greenland and the City of Portsmouth, Rockingham County, New Hampshire, known as Pease Air Force Base (as shown on the map in Appendix I of this Agreement) and comprising approximately 4,365 contiguous acres, and any area off of Pease AFB to or under which a release of hazardous substances has migrated, or threatens to migrate, from a source on or at said base. For purposes of this Agreement, "Pease Air Force Base" or "Pease AFB" shall mean such real property even if later transferred by the Air Force.

          (p) "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et. seq., as amended by the Hazardous and Solid Waste Amendments of 1984, Pub. L. 98-616, and any subsequent amendments.

          (q) "Record of Decision" shall be a public document or documents that explains which remedial alternative(s) (which may include a no-action alternative) will be implemented and includes the basis for the selection of the alternative(s) for one or more Areas of Concern. It is based on information and technical analysis generated during the RI/FS and consideration of public comments.

          (r) "Remedial Investigation" or "RI" means that investigation conducted pursuant to CERCLA and the NCP. The RI serves as a mechanism for collecting data for the Areas of Concern and waste characterization and conducting treatability studies as necessary to evaluate performance and cost of the treatment technologies. The RI will include a delineation of the boundaries of the Areas of Concern. The data gathered during the RI will also be used to conduct a baseline risk assessment, perform a feasibility study, and support the design of a selected remedy. The Air Force shall conduct and prepare the RI in a manner to support the intent and objectives of Section XXI, Statutory Compliance/RCRA-CERCLA Integration.

          (s) "Remedy" or, "Remedial action" or "RA" shall have the same meaning as provided in Section 101(24) of CERCLA, 42, U.S.C. 9601(24), and the NCP, and may consist of Operable Units.

          (t)  "Remove or Removal" shall have the same meaning as provided in
               Section 101(23) of CERCLA, 42 U.S.C. 9601(23), and the NCP.

          (u) "Schedule" shall mean the time limitations established for the completion of remedial designs and remedial actions (RDs/RAs) at the Site.

          (v) "Site" shall mean Pease AFB. For purposes of obtaining permits, the terms "on-site" and "offsite" shall have the same meaning as provided in the NCP.

          (w) "State" shall mean the State of New Hampshire as represented by the Department of Environmental Services and the Office of the Attorney General in consultation with the

               Pease Development Authority and other agencies.

          (x) "Timetable" shall be the collective term for all the "Deadlines" established in Section XV, Deadlines.

                               IV.  JURISDICTION

4.1 Each party is entering into this Agreement pursuant to the following authorities:

          (a) EPA enters into those portions of this Agreement that relate to the RI/FS pursuant to CERCLA Section 120(e)(1), 42 U.S.C. 9620(e)(1), and RCRA Sections 6001, 3008(h) and 3004(u) and (v),
               42 U.S.C. 6928(h) 6924(u) and (v) and Executive Order (E.O.)
               12580;

          (b) EPA enters into those portions of this Agreement that relate to operable units and final remedial actions pursuant to CERCLA
               Section 120(e)(2), 42 U.S.C. 9620(e)(2), RCRA Sections 6001,
               3008(h) and 3004(u) and (v), 42 U.S.C. 6928(h), 6924(u) and (v),
               and E.O. 12580;

          (c) The Air Force enters into those portions of this Agreement that relate to the RI/FS, operable units and the final remedial actions pursuant to CERCLA Sections 120(e)(1) and (2), 42 U.S.C. 9620(e)(1) and (2), RCRA Sections 6001, 3008(h) and 3004(u) and
               (v), 42 U.S.C. 6961, 6928(h), 6924(u) and (v), E.O. 12580, the
               National Environmental Policy Act (NEPA), 42 U.S.C. 4321 and the Defense Environmental Restoration Program (DERP), 10 U.S.C. 2701 et. seq.;

          (d) The State enters into this Agreement pursuant to CERCLA Sections ,120(f) and 121(f), 42 U.S.C. 9620(f), and 9621(f), Section 3006
               of RCRA, 42 U.S.C. 6926, and applicable State law.

                             V.   FINDINGS OF FACT

5.1 Pease AFB was listed on the National Priorities List (NP.,.) update of February 21, 1990, 55 Fed. Reg. 6154 and is therefore subject to the special provisions for federal facility NPL sites in CERCLA Section 120, 42 U.S.C. 9620.

5.2 Pease AFB is located in the towns of Newington and Greenland and the City of Portsmouth, Rockingham County, New Hampshire. Pease AFB was established in 1951. The Base is owned and operated by the United States through the United States Department of the Air Force.

5.3 Pease,AFB is a facility under the jurisdiction, custody, or control of the Department of Defense within the meaning of E.O. 12580, 52 Fed. Reg. 2923, 29 Jan. 87 and within the meaning of DERP, 10 USC 2701 et seq. The Department of the Air Force is authorized to act in behalf of the Secretary of Defense for all functions delegated by the President through E.O. 12580 which are relevant to this agreement.

5.4 The Air Force plans to close Pease AFB and transfer most of the property comprising Pease AFB. Closure must be initiated no later than September 30, 1991, and completed no later than September 30, 1995. Pub. L. No. 100-526, Section 201(3).

5.5 The Pease Development Authority (PDA) is the State agency established to develop and implement a plan for the reuse and redevelopment of Pease AFB following closure by the Air Force. RSA 12-G:1 et seq. The
                                                                   -- --
          PDA is authorized to acquire the Base, RSA 12-G:1;7, IV; and with limited exceptions is the only State agency, municipality or political subdivision of the State authorized to acquire property at Pease AFB from the Air Force, RSA 12-G:9, III-IX. Following closure, the State through the PDA intends to acquire significant portions of the property comprising Pease AFB. The present condition of the Site and the requirements for cleanup will impact the manner and degree to which Pease AFB may be reused and developed following Base closure.

5.6 The New Hampshire Department of Environmental Services (DES) is the State agency responsible, in conjunction with the Office of the Attorney General, for enforcing State laws and rules relative to the management and cleanup of hazardous substances and hazardous waste in New Hampshire and under this Agreement.

5.7 There are locations within Pease AFB where hazardous substances have been deposited, stored, placed or otherwise come to be located in accordance with CERCLA Section 101(9) and (14), 42 U.S.C. 9601(9) and
          (14). Additionally, there have been or may be releases into the environment of hazardous substances, pollutants or contaminants at or from the Federal Facility within the meaning of CERCLA Section 101(22), 42 U.S.C. 9601(22), 9604, 9606, and 9607 and N.H. RSA 147-A:9
          and 13 and N.H. RSA 147-B:10.

5.8       In 1984, the Air Force initiated the Installation Restoration Program
          (IRP) review of Pease AFB starting with a program records search conducted by CH2M Hill, Inc. Air Force studies by Roy F. Weston, Inc. in 1987-1989 identify various waste disposal areas on the base, including ones that received hazardous wastes, such as organic solvents, pesticides, paint strippers and other industrial wastes. For example, the reports indicated six landfills, two areas where waste oil and solvents were burned for fire fighting exercises, and additional areas where solvents and other liquids were discharged on the ground or possibly migrated to. These locations were identified as "sites" or "areas" in the report and other technical documents and are enumerated as:

     site  1      Landfill 1
     site  2      Landfill 2
     site  3      Landfill 3
     site  4      Landfill 4
     site  5      Landfill 5
     site  6      Landfill 6
     site  7      Fire Department Training site No. 1
     site  8      Fire Department Training site No. 2
     site  9      Construction Rubble Dump No. 1
     site  10     Leaded Fuel Tank Sludge Disposal Site
     site  11     FMS Equipment Cleaning Site
     site  12     Munitions Storage Site Solvent Disposal Site
     site  13     Bulk Fuel Storage Area
     site  14     Fuel Line Spill Site
     site  15     Industrial Shop/Parking Apron*
     site  16     PCB Spill Site
     site  17     Construction Rubble Dump No. 2
     site  18     Munitions Residue Burial Site
     site  19     Newfields Ditch
     site  20     Grafton Ditch
     site  21     McIntyre Brook
     site  22     Suspected Fire Training Area
     site  23     Pauls Brook
     site  24     Peverly Ponds/Brook
     site  26     Flagstone Brook
     site  37     Burn Area 2

     * site 15 was further divided into the following sites:

     site  31     Building 244
     site  32     Building 113
     site  33     Building 229
     site  34     Building 222
     site  35     Building 226
     site  36     Building 119

There are no locations numbered 25 or 27-30.

5.9       Locations 1-11, 13, 15, 17, 19-20, 22 and 31-37 are Areas of Concern
          as defined in Section III, Definitions, within Pease AFB. The Air Force will be conducting a further review of Locations 12, 14, 16, 18, 21, 23-24 and 26, and a survey of the entire Pease AFB, to determine if these or other areas should be designated as additional Areas of Concern which require remedial work under this Agreement. New Areas of Concern may be added to this Agreement pursuant to Section 6.6 hereof.

5.10 Appendix I of this Agreement includes a map and a brief description of each Location referred to in Section 5.8 above.

5.11 The Air Force is the authorized delegate of the President under E.O. 12580 for receipt of notification of state ARARs required by CERCLA
          Section 121(d)(2)(A)(ii), 42 U.S.C. 9621(d)(2)(A)(ii).

5.12 The authority of the Air Force to exercise the delegated removal authority of the President pursuant to CERCLA Section 104, 42 U.S.C. 9604, is not altered by this Agreement.

5.13 The actions to be taken pursuant to this Agreement are reasonable and necessary to protect the public health, welfare or the environment.

5.14 For the purposes of this Agreement, the foregoing constitutes a summary of the findings upon which this Agreement is based. None of the facts related herein shall be considered admissions by any Party. This Section V contains findings of fact, determined solely by the Parties and shall not be used by any person related or unrelated to this Agreement for purposes other than determining the basis and enforcing the terms, of this Agreement.

                           VI.  WORK TO BE PERFORMED

6.1 The Parties agree to perform the tasks, obligations and responsibilities described in this Section in accordance with CERCI.A and CERCLA guidance and policy; the NCP; Pertinent provisions of RCRA and RCRA guidance and policy; E.O. 12580;' applicable State law and regulations; and all terms and conditions of this Agreement including documents prepared and incorporated in accordance with Section VII, Consultation with EPA and the State.

6.2 The Parties recognize that a significant amount of background information exists, and will be reviewed in developing the documents required by this Agreement. The Air Force need not halt currently ongoing work but may be obligated to modify or supplement work previously done to produce a final product which meets the requirements of this Agreement. It is the intent of the Parties to this Agreement that work done and data generated prior to the effective date of this agreement be utilized to the maximum extent feasible without violating ARARs or applicable guidance and policy guidelines and without risking significant technical errors.

6.3 The Air Force agrees to undertake, seek adequate funding for, fully implement and report on the following tasks, with participation of the Parties as set forth in this Agreement:

          (a)  Remedial Investigations of the Areas of Concern;

          (b)  Feasibility Studies for the Areas of Concern;

          (c) All response actions, including Operable Units, for the Areas of Concern;

          (d) Operation and maintenance of response actions at the Areas of Concern.

6.4       The Parties agree to:

          (a) Make their best efforts to expedite the initiation of response actions for the Areas of Concern, particularly for Operable Units;

          (b) Carry out all activities under this Agreement so as to protect the public health, welfare and the environment.

6.5 Following finalization of an RI/FS pursuant to Section VII, Consultation with EPA and the State, the Air Force shall prepare and submit to EPA and the State proposed plans for Remedial Action alternatives and draft Records of Decision for Areas of concern in accordance with Section 7.3. Notwithstanding the provisions of Section 7.9, if there is disagreement upon the final remedy to be selected, EPA retains authority, at its election, to make the final selection of the Remedial Actions for the Areas of Concern and to write the final Record of Decision to reflect that selection. Any final ROD written by EPA shall be submitted to the Air Force and the State for review and comment. Any comments shall be submitted to EPA within 30 days following receipt of EPA's final ROD. EPA shall consider such comments and may revise the final ROD at its sole discretion. Any decision to modify or not modify a ROD written by EPA shall not be subject to dispute resolution as set forth in Section XIV, Dispute Resolution.

6.6 It is understood and agreed by the Parties that any location on Pease AFB which is identified by any Party as an Area of Concern after the effective date of this Agreement will be added as an additional Area of Concern to this Agreement. Such Areas of Concern shall be added by Amendment to this Agreement pursuant to Section XXXVIII, Amendment or Modification of Agreement. Disputes relating to the addition of such an Area of Concern shall be subject to Section XIV, Dispute Resolution.

6.7 EPA and the State agree to provide the Air Force with guidance or reasonable assistance in gaining guidance relevant to the implementation of this Agreement.

                   VII.  CONSULTATION WITH EPA AND THE STATE

     Review and Comment Process for Draft and Final Documents
     --------------------------------------------------------

7.1 Applicability: The provisions of this Section establish the procedures that shall be used by the Parties to provide each other with appropriate technical support, notice, review, comment, and response to comments regarding RI/FS and RD/RA documents, specified herein as either primary or secondary documents. In accordance with CERCLA
          Section 120, 42 U.S.C. 9620, and 10 U.S.C. 2705, the Air Force will be responsible for issuing primary and secondary documents to EPA and the State unless otherwise agreed to by the Parties in writing. As of the effective date of this Agreement, all draft, draft final, and final reports for any deliverable document identified herein shall be prepared, distributed and subject to dispute in accordance with paragraphs 7.2 through 7.10 below. The designation of a document as "draft" or "final" is solely for purposes of consultation with EPA and the State in accordance with this Section. Such designation does not affect the obligation of the Parties to issue documents, which may be referred to herein as "final", to the public for review and comment as appropriate and as required by law.

7.2       General Process for RI/FS and RD/RA Documents:

          (a)  Primary documents include those reports, as specified in Section
               7.3 below, that are major, discrete portions of RI/FS and/or RD/RA activities. Primary documents are initially issued by the Air Force in draft subject to review and comment by EPA and the State. Following receipt of comments on a particular draft primary document, the Air Force will respond to the comments received and issue a draft final primary document which will be subject to dispute resolution. The draft final primary document will become the final primary document thirty (30) days after issuance of a draft final if dispute resolution is not invoked, or as modified by decision of the dispute resolution process.

          (b) Secondary documents include those reports that are discrete portions of the primary documents and are typically input or feeder documents. Secondary documents are issued by the Air Force in draft subject to review and comment by EPA and the State. Although the Air Force will respond to comments received, the draft secondary documents may be finalized in the context of the corresponding primary documents. A secondary document may be disputed at the time the corresponding draft final document is issued.

7.3       Primary Reports:

          (a) The Air Force shall complete and transmit draft reports for the following primary documents to EPA and the State for review and comment for each RA or OU (Operable Unit) and final remedy in accordance with the provisions of this Section:

               1)   Scope(s) of Work

               2) RI/FS Work Plans, including Pilot Testing, and Sampling and Analysis Plans; and

               3)   Quality Assurance Project Plans

               4) Community Relations Plan (may be amended as appropriate to address RAs or OUs)

               5)   RI Reports (including Risk Assessments)

               6)   FS Reports (including Detailed Analysis of Alternatives)

               7)   Proposed Plans

               8)   Records of Decisions (RODS) (including no-action decisions)

               9)   Sixty Percent (60%) Preliminary Remedial Design

               10)  Final Remedial Designs (RDs)

               11) Remedial Action Work Plans (to include schedules for RA, operation and maintenance plans, Construction Quality Assurance Plan, and Contingency Plan)

          (b) Only the draft final reports for the primary documents identified above shall be subject to dispute resolution. The Air Force shall complete and transmit draft primary documents in accordance with the timetable and deadlines established in Section XV, Deadlines, of this Agreement. Primary documents may include target dates for subtasks as provided in Section 7.4. The purpose of target dates is to assist the Air Force in meeting deadlines, but target dates do not become enforceable by their inclusion in the primary documents and are not subject to Section XV, Deadlines, Section XVI, Extensions and Section XXXV, Enforceability.

7.4       Secondary Documents:

          (a) The Air Force shall complete and transmit draft reports of the following secondary documents to EPA and the State for review and comment for each RA or OU (operable unit) and final remedy in accordance with the provisions of this Section:

               1)  Initial Remedial Action/Data Quality Objectives

               2)  Site Characterization Summaries

               3)  Initial Screening of Alternatives

               4)  Sampling and Data Results

               5)  Treatability Studies

               6)  Thirty Percent (30%) Remedial Design

               7)  Post Screening Investigation Work Plans

          (b) Although EPA and the State may comment on the draft reports for the secondary documents listed above, such documents shall not be subject to dispute resolution except as provided by Section 7.2 hereof. Target dates shall be established for the completion and transmission of draft secondary reports by the Project Managers. The Project Managers also may agree upon additional secondary documents that are within the scope of the listed primary reports.

7.5       Meetings of the Project Managers on Development of Reports:

          The Project Managers shall meet approximately every thirty (30) days, except as otherwise agreed by the Parties, to review and discuss the progress of work being performed at the site, including progress on the primary and secondary documents. Prior to preparing any draft report specified in Section 7.3 and 7.4 above, the Project Managers shall meet to discuss the report results in an effort to reach a common understanding, to the maximum extent practicable, with respect to the results to be prepared in the draft reports.

7.6       Identification and Determination of Potential ARARs:

          (a) For those primary reports or secondary documents that consist of, or include ARAB determinations, prior to the issuance of a draft report, the Project Managers shall meet to identify and propose, to the best of their ability, all potential ARARs pertinent to the report being addressed, including any permitting requirements which may be a source of ARARs. The State shall identify all potential state ARARs as early in the remedial process as possible consistent with the requirements of CERCLA Section 121, 42 U.S.C. 9621, and the NCP. The Air Force shall consider any written interpretation of ARARs provided by the State. Draft ARAR determinations shall be prepared by the Air Force in accordance with CERCLA Section 121(d)(2), 42 U.S.C. 9621(d)(2), the NCP and pertinent guidance issued by EPA that is consistent with CERCLA and the NCP.

          (b) In identifying potential ARARs, the parties recognize that actual ARARS can be identified only on a site-specific basis and that actual ARARs depend on the specific hazardous substances, pollutants and contaminants at an Area of Concern, the particular actions proposed as a remedy and characteristics of an Area of Concern. The Parties recognize that ARAR identification is necessarily an iterative process and that potential ARARs must be re-examined throughout the RI/FS process until a ROD is issued.

7.7       Review and Comment on Draft Report:

          (a) The Air Force shall complete and transmit each draft primary report to EPA and the State on or before the corresponding deadline established for the issuance of such reports. The Air Force shall complete and transmit each draft secondary document in accordance with the target dates established for the issuance of such reports.

          (b) Unless the Parties mutually agree to another time period, all draft reports shall be subject to a forty-five (45) day period for review and comment. Review of any document by EPA and the State may concern all aspects of the report (including completeness) and should include, but is not limited to, technical evaluation of any aspect of the document, and consistency with CERCLA, the NCP, and any pertinent guidance or policy issued by EPA or the State, and with applicable State law. Comments submitted by the State may also include considerations relating to the reuse of Pease AFB property. The Parties recognize that all activities carried out under this Agreement must be protective of human health, welfare, and the environment, and be consistent with CERCLA, the NCP, and any pertinent guidance or policy issued by EPA or the State, and with applicable State and Federal law. Within these limitations the Air Force will consider all comments which may be relevant, as provided in section 7.7(e) below. At the request of any Project Manager, and to expedite the review process, the Air Force shall make an oral presentation of the report to the Parties at the next scheduled meeting of the Project Managers following transmittal of the draft report or within fourteen (14) days following the request, whichever is sooner. Comments by EPA and the State shall be provided with adequate specificity so that the Air Force may respond to the comment and, if appropriate, make changes to the draft report. Comments shall refer to any pertinent sources of authority or references upon which the comments are based, and upon request of the Air Force, the EPA and the State shall provide a copy of the cited authority or reference. EPA or the State may extend the forty-five (45) day comment period for an additional fifteen (15) days by providing written notice to the Air Force prior to the end of the forty-five (45) day period. On or before the close of the comment period, EPA and the State shall transmit the written comments to the Air Force by next day mail, hand delivery, facsimile, or certified letter.

          (c) Representatives of the Air Force shall make themselves (and their contractor if appropriate) readily available to EPA and the State during the comment period for purposes of informally responding to questions and comments on draft reports. Oral comments made during such discussions need not be the subject of a written response by the Air Force on the close of the comment period.

          (d) In commenting on a draft report which contains a proposed ARAR determination, EPA and the State shall include a reasoned statement of whether they object to any portion of the proposed ARAR determination. To the extent that EPA or the State does object, it shall explain the basis for the objection(s) in detail and shall identify any ARARs which it believes were not properly addressed in the proposed ARAR determination.

          (e) Following the close of the comment period for a draft report, the Air Force shall give full consideration to all written comments on the draft report submitted during the comment period. Within fifteen (15) days following the close of the comment period on a draft secondary report or draft primary report, the Parties shall hold a meeting to discuss all comments received. Within forty-five (45) days of the close of the comment period on a draft secondary report, the Air Force shall transmit to EPA and the State its written response to comments received within the comment period.

               Within forty-five (45) days of the close of the comment period on a draft primary report, the Air Force shall transmit to EPA and the State a draft final primary report which shall include the Air Force response to all written comments received within the comment period. While the resulting draft final report shall be the responsibility of the Air Force it shall be the product of consensus to the maximum extent possible.

          (f) The Air Force may extend the forty-five (45) day period for either responding to comments on a draft report or for issuing the draft final primary report for an additional fifteen (15) days by providing written notice to EPA and the State. In appropriate circumstances, this time period may be further extended in accordance with Section XVI, Extensions, hereof.

          (g) For purposes of this Section 7.7, time limitations shall commence upon receipt of the documents or comments.

7.8       Availability of Dispute Resolution for Draft Final Primary Documents:

          (a) Dispute resolution shall be available to the Parties for draft final primary reports as set forth in Section XIV, Dispute Resolution.

          (b) When dispute resolution is invoked on a draft final primary report, work may be stopped in accordance with the procedures set forth in Section XIV, Dispute Resolution, regarding dispute resolution.

7.9 Finalization of Reports: the draft final primary report shall serve as the final primary report if no party invokes dispute resolution regarding the document or, if invoked, at the completion of the dispute resolution process should the Air Force's position be sustained.

          If the Air Force's determination is not sustained in the dispute resolution process, the Air Force shall prepare, within not more than forty-five (45) days, a revision of the draft final report which conforms to the results of dispute resolution. In appropriate circumstances, the time period for this revision period may be extended in accordance with Section XVI, Extensions, hereof.

7.10      Subsequent Modifications of Final Reports and additional work:
          Following finalization of any primary report pursuant to 7.9 above, any Party to the Agreement may seek to modify the report, including seeking additional field work, pilot studies, computer modeling or other supporting technical work, only as provided in subparagraphs (a) and (b) below.

          (a) Any Party may seek to modify a report after finalization if it determines, based on new information (i.e., information that became available, or conditions that became known, after the report was finalized) that the requested modification is necessary. Any party may seek such a modification by submitting a concise written request to the Project Managers of the other Parties. The request shall specify the nature of the requested modification and how the request is based on new information.

          (b) In the event that a consensus is not reached by the Project Managers on the need for a modification, any Party may invoke dispute resolution to determine if such modification shall be conducted. Modification of a report shall be required only upon showing that:

               (1) The requested modification is based on significant new information; and

               (2) The requested modification could be of significant assistance in evaluating impacts on the public health or the environment, in evaluating the selection of remedial alternatives, or in protecting human health and the environment.

          (c) Nothing in this section shall alter EPA's or the State's ability to request the performance of additional work which was not contemplated by this Agreement. The Air Force's obligation to perform such work must be established by either a modification of a report or document or by an amendment to this agreement.

                            VIII.  PROJECT MANAGERS

8.1 The Parties have each designated a Project Manager. The Project Managers shall be responsible for assuring implementation of the RI/FS and RD/RA in accordance with the terms of this Agreement. Communications among all Parties on all documents, including reports, comments, and other correspondence concerning the activities performed pursuant to this Agreement, to the extent practicable shall be directed through the Project Managers, or his/her designee.

8.2       The Project Managers shall meet to discuss progress as described in
          Section 7.5 and may bring such technical assistants as they deem appropriate. Although the Air Force has ultimate responsibility for meeting its respective timetable and deadlines or schedule, the Project Managers shall endeavor to assist in this effort by scheduling meetings to address documents, reviewing reports, overseeing the performance of environmental monitoring at Pease AFB, reviewing RI/FS or RD/RA progress, and attempting to resolve disputes informally. At least one week prior to each scheduled meeting, the Air Force will provide to the other Parties a draft agenda and summary of the status of the work subject to this Agreement. The minutes of each meeting, with the meeting agenda and all documents discussed during the meeting (which were not previously provided) as attachments, shall constitute a meeting report, which will be sent to all Project Managers within ten (10) business days after the meeting ends. The meeting reports shall be placed in the public information repository and made part of the Administrative Record referred to in Sections 25.3 and 25.4 of this Agreement. If an extended period occurs between Project Manager meetings, the Project Managers may agree that the Air Force shall prepare an interim report and provide it to the other Parties. The report shall include the information that would normally be discussed in a meeting of the Project Managers.

8.3 A Project Manager may also recommend and request minor field modifications to the work performed pursuant to this Agreement, which are necessary to the completion of the project. The minor field modifications proposed under this Part must be approved orally by each Project Manager to be effective. No such work modifications can be so implemented if an increase in contract cost will result without the authorization of the Air Force Contracting Officer. If agreement cannot be reached on the proposed additional work or modification to work, the Party proposing such work or modification may request such work of modification pursuant to Section 7.10 hereof. within five (5) business days following a modification made pursuant to this Section, the Party requesting the modification shall prepare a memorandum detailing the modification and the reasons therefore and shall provide or mail a copy of the memorandum to the Project Managers.

8.4 Each Project Manager shall be responsible for assuring that all communications received from the other Project Managers are appropriately disseminated to and processed by the Party which each represents.

8.5 When work is being done, the Project Manager for the Air Force shall be physically present on-site or reasonably available to supervise work performed at an Area of Concern. The Parties shall make their Project Manager reasonably available to the others for the pendency of this Agreement. The Air Force Project Manager shall have all the authority vested in the on-scene coordinator and Remedial Project Manager by the NCP. The absence of the State or EPA Project Managers from the Areas of Concern shall not be cause for work stoppage or delay.

8.6 Nothing in this Section shall be construed to interfere with or alter the internal organization or procedures of a Party, including, without limitation, signature authority.

8.7 The Parties shall transmit primary and secondary documents and all notices required herein by next day mail, hand delivery, facsimile or certified letter to the respective Project Managers. Time limitations shall commence upon receipt. The Air Force shall provide to EPA ten
          (10) copies and the State eight (8) copies each of primary and secondary documents.

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

8.8       The Project Manager under this Agreement are:

          (a)  For the Air Force:

               Mr. Art Ditto, P.E.
               509 CSG/DEEV
               Building 149
               Pease AFB, NH 03803

          (b)  For the EPA:

               Ms. Johanna Hunter
               U.S. Environmental Protection Agency
               Region I, HAN-CAN1
               J.F. Kennedy Federal Building
               Boston, MA 02203-2211

          (c)  For the State:

               Mr. Richard Pease
               Waste Management Engineering Bureau
               Department of Environmental Services
               6 Hazen Drive
               Concord, NH 03301

8.9 The Parties may change their respective Project Managers. Such change shall be accomplished by notifying the other Parties in writing within five (5) days of the change.

                        IX.  QUARTERLY PROGRESS REPORTS

9.1 The Air Force shall provide quarterly written progress reports to EPA and the State unless otherwise agreed to by the Parties. At a minimum these progress reports shall:

          (a)  Describe actions taken pursuant to this Agreement.

          (b) Include all results of sampling, tests, and all other data (or summary thereof) received or generated and verified by the Air Force during the reporting period:

          (c) Include all activities completed pursuant to this Agreement during the past quarter as well as such actions and plans which are scheduled for the next quarter; and

          (d) Describe any delays, the reasons for such delays, anticipated delays, concerns over possible schedule implementation or problems that arise in the execution of the work plan during the quarter and any steps that were taken to alleviate the delays or problems.

9.2 Each previous quarter's report shall be submitted to EPA and the State on January 20, April 20, July 20, October 20 of each year, and shall be placed in the public information repository and made part of the Administrative Record referred to in sections 25.3 and 25.4 of this Agreement.

                                  X.  ACCESS

10.1 Without limiting any authority conferred on EPA or the State by statute or regulation, EPA and the State (and/or their authorized representatives) shall have authority, upon reasonable notice to enter Pease AFB or any Area of Concern at all reasonable times for purposes consistent with the provisions of the Agreement. Such access shall include, but not be limited to: (1) inspecting records, operating logs, contracts and other documents relevant to implementation of this Agreement; (2) inspecting field activities of the Air Force and its contractors relevant to this Agreement, to assure that the activities of the Air Force, its contractors and lessees in implementing this Agreement are carried out in compliance with the terms of this
          Agreement: (3) conducting such tests as EPA and the State Project Managers deem necessary; and (4) verifying the data submitted to EPA and the State by the Air Force. EPA and the State shall provide reasonable notice to the Air Force Project Manager and the Air Force shall honor all reasonable requests for such access by EPA and the State; however, such access shall be obtained in conformance with any statutory or Air Force regulatory requirements, and in a manner which minimizes interference with any military operations at Pease AFS.

10.2 Upon denying any aspect of access, the Air Force shall provide an explanation within seventy-two (72) hours of the reason for the denial and to the extent possible, provide a recommendation for accommodating the requested access in an alternate manner.

10.3 The Parties agree that this Agreement is subject to CERCLA Section 120(j), 42 U.S.C. 9620(j), regarding the issuance of Site Specific Presidential orders as may be necessary to protect the national security.

10.4 If EPA or the State obtains any samples, before leaving Pease AFB or an Area of Concern, they shall give the Air Force Project Manager, or his/her designated representative, a receipt describing the sample obtained, and, if requested, a portion of each such sample. A copy of the results of any analysis made of such samples shall be provided to all Parties.

10.5 To the extent that access is required to areas presently owned by or leased to persons or entities other than the Air Force, including other branches of the Department of Defense or the State in order to carry out activities under this Agreement, the Air Force agrees to exercise its best efforts and authorities to obtain access pursuant to
          Section 104 (e) of CERCLA, 42 U.S.C. 9604(e), from the present owners and/or lessees within a time period sufficient to meet any schedules established under this agreement for such activities, but in any event within sixty (60) calendar days after identification of the need for such access. The Air Force shall use its best efforts to obtain access agreements which shall provide reasonable access to EPA and the State and/or their authorized representatives. "Best efforts" for the purposes of this section shall include, but not be limited to, taking all reasonable steps to identify and locate such owners and lessees and making attempts to obtain access agreements from the owners and lessees of all areas onto which access is needed under this Agreement.

10.6 With respect to property referred to in Section 10.5 above, upon which monitoring wells, pumping wells, or treatment facilities are to be located, or other response actions are to be taken pursuant to this Agreement, any access obtained shall if practicable be conditioned upon (i) that no conveyance of title, easement, or other interest in the property shall be consummated without provisions for the continued operation of such wells, treatment facilities, or other response actions on the property, and (ii) that the owners of any such property shall notify the Air Force, EPA and the State by certified mail, at least thirty (30) days prior to any conveyance of an interest in the property, of the property owner's intent to convey and of the provisions made for the continued operation of the monitoring wells, treatment facilities, or other response actions pursuant to this Agreement.

10.7 In the event that access is not obtained within the sixty (60) day time period set forth in Section 10.5, within fifteen (15) days after the expiration of the sixty (60) day period, the Air Force shall notify EPA and the State regarding the lack of, and efforts to obtain, such access agreements. Within fifteen (15) days of such notice, the Air Force shall propose modifications (pursuant to Sections 7.10 and 8.3 of this Agreement) which are appropriate due to its inability to obtain access.

10.8 The Air Force shall take appropriate actions to ensure that all activities and response or remedial actions to be undertaken pursuant to this Agreement will not be impeded or impaired by any transaction involving an interest or right in real property relating to Pease AFB, including any fixtures located thereon owned by the United States. Such steps shall include but not be-limited to providing the following in any deed, lease or other instrument evidencing such transaction:

          (i)    notification of the existence of this agreement;

          (ii) that the Parties shall have the rights of access to and over such property which are set forth in Section 10.1 above;

          (iii) provisions, for compliance with applicable health and safety plans, and for the operation of any response or remedial actions on such property (including, but not limited to, monitoring wells, pumping wells and treatment facilities);

          (iv) that no subsequent transaction relating to such property shall be made without provisions in the documents evidencing such transaction for such rights of access, for compliance with applicable health and safety plans, and for the operation of any response or remedial actions on such property (including, but not limited to, monitoring wells, pumping wells and treatment facilities), and

          (v) that those involved in subsequent transactions relating to such property shall provide copies of the instrument evidencing such transaction to each of the Parties by certified mail within fourteen (14) days after the effective date of such transaction.

          The Air Force shall provide to EPA and the State a copy of the generic form of any deed, lease or other instrument that it will use in any transaction involving an interest or right in real property relating to Pease AFB at least thirty (30) days prior to the first use of such generic deed, lease or other instrument. In addition, in cases where the Air Force is a party to such transaction, it shall provide to EPA and the State copies of the executed deed, lease or other instrument evidencing such transaction within fourteen (14) days after the effective date of such transaction. Such generic form and such executed deed, lease, or other instrument shall include provisions which meet the requirements of Section 10.8 (i) through (v) above.

          The State (including the Pease Development Authority) shall provide to EPA and the Air Force a copy of the generic form of any deed, lease or other instrument that it will use in any transaction involving an interest or right in real property relating to Pease AFB at least thirty (30) days prior to the first use of such generic deed, lease or other instrument. In addition, in cases where the State is a party to such transaction, it shall provide to EPA and the Air Force copies of the executed deed, lease or other instrument evidencing such transaction within fourteen (14) days after the effective date of such transaction. Such generic form and such executed deed, lease, or other instrument shall include provisions which meet the requirements of
          Section 10.8 (i) through (v) above.

          In the event of a dispute as to whether the provisions included in such generic form of deed, lease or other instrument meet the requirements of this Section 10.8, prior to the effective date of the first transaction relating to such generic form, the dispute may be referred directly to the SEC for dispute resolution pursuant to
          Section XIV of this Agreement. If dispute resolution is invoked in connection with such generic form of deed, lease or other instrument, the Air Force and the State will not execute the transaction instrument to which such generic form of deed, lease- or other instrument relates until the completion of the dispute resolution process.

          Any rights of access granted or other obligations imposed pursuant to this Section 10.8 shall expire with the termination of this Agreement pursuant to Section XX hereof.

10.9 All Parties with access to Pease AFB under this section shall comply with all applicable health and safety plans. Implementation of health and safety plans during activities under this Agreement shall be the responsibility of the Air Force and its contractors.

                      XI.  DATA AND DOCUMENT AVAILABILITY

11.1 All Parties shall make available all sampling results, test results or other data generated through the implementation of this Agreement available to the other Parties. If data validation is not completed within sixty (60)days after the last sample is taken in the field, the Sampling Party shall request raw data or results and shall forward such data or results to the other Parties within five(5)working days after receipt by the Project Manager.

11.2 At the request of any Party, the other Parties shall allow, to extent practicable, split or duplicate samples to be taken in connection with any samples collected pursuant to the implementation of this Agreement. Each Party shall notify the other Parties not less than fourteen (14)days in advance of any scheduled sample collection activity.

11.3 If preliminary analysis indicates a potential imminent and substantial endangerment to the public health, all Project Managers shall be immediately notified.

                                 XII.  PERMITS

12.1 The Air Force shall be responsible for obtaining any Federal, State and local permits which may be necessary for the performance of work under this Agreement.

12.2 The Parties recognize that under CERCIA Sections 121(d)and 121(e)(1), 42 V.S.C. 9621(d)and 9621(e)(1), and the NCP, portions of the response actions called for by this Agreement and conducted entirely on Pease AFB are exempt from the procedural requirement to obtain Federal, State, or local permits. All activities must, however, comply with all the applicable or relevant and appropriate federal and state standards, requirements, criteria, or limitations which would have been included in any such permit.

12.3 Section 12.2 above is not intended to relieve the Air Force from the requirement(s)of obtaining a permit whenever it proposes a response action involving either the shipment or movement of a hazardous substance, pollutants, or contaminants off-site, or the conduct of a response action off-site.

12.4 The Air Force shall notify EPA and the State in writing of any permits required for any activities it plans to undertake off-site as soon as it becomes aware of the requirement. The Air Force shall apply for any such permits and upon request provide EPA and the State copies of any such permits.

12.5 During any appeal by any Party of any permit required to implement this Agreement or during review of any proposed modification(s), the Air Force shall continue to implement those portions of this Agreement which can be reasonably implemented independent of final resolution of the permit issue(s) under appeal. However, as to work that cannot be so implemented, any corresponding timetable, deadlines, and schedule will be subject to Section XVI, Extensions, of this Agreement.

                      XIII.      EMERGENCIES AND REMOVALS

13.1 Discovery and Notification: If any Party discovers or becomes aware of an emergency or other situation that may present an imminent and substantial endangerment to public health, welfare or the environment at or near Pease AFB, which is related to or may affect the work performed under this Agreement, that Party shall immediately orally notify all other Parties. If the emergency arises from activities conducted pursuant to this Agreement, the Air Force shall then take immediate action to notify the appropriate Federal, State and local agencies and affected members of the public.

13.2 Work Stoppage: In the event any Party determines that activities conducted pursuant to this Agreement will cause or otherwise be threatened by a situation described in Section 13.1, the Party may propose the termination of such activities. If the Parties mutually agree, the activities shall be stopped for such period of time as required to abate the danger. In the absence of mutual agreement, the activities shall be stopped in accordance with the proposal, and the matter shall be immediately referred to the EPA Region I Hazardous Waste Management Division Director for a work stoppage determination in accordance with Section 14.9.

13.3      Removal Actions:

          (a) The provisions of this Section shall apply to all removal actions as defined in CERCLA Section 101(23), 42 U.S.C. 9601(23) including all modifications to, or extensions of, the ongoing removal actions, and all new removal actions proposed or commenced following the effective date of this Agreement.

          (b) Any removal actions conducted at Pease AFB shall be conducted in a manner consistent with this Agreement, CERCLA, the NCP and E.O. 12580.

          (c) Nothing in this Agreement shall alter the Air Force's authority with respect to removal actions conducted pursuant to CERCLA
               Section 104, 42 U.S.C. 9604.

          (d) Nothing in this Agreement shall alter any authority the State or EPA may have with respect to removal actions conducted at Pease AFB.

          (e) All reviews conducted by EPA and the State pursuant to 10 V.S.C. 2705(b)(2) will be expedited so as not to unduly jeopardize fiscal resources of the Air Force for funding the removal actions.

          (f) If a Party determines that there may be an endangerment to the public health or welfare or the environment because of an actual or threatened release of a hazardous substance, pollutant or contaminant at or from Pease AFB, including but not limited to discovery of contamination of a drinking water well at concentrations that exceed any State or federal drinking water action level or standards, the Party may request that the Air Force take such response actions as may be necessary to abate such danger or threat and to protect the public health or welfare or the environment. Such actions might include provision of alternative drinking water supplies or other removal actions listed in CERCLA Section 101(23) or (24), 42 U.S.C. 9601(23),(24), or such other relief as the public interest may require.

13.4      Notice and opportunity to Comment:

          (a) The Air Force shall provide the other Parties with timely notice and opportunity to review and comment upon any proposed removal action for Pease AFB, in accordance with 10 U.S.C. 2705(a) and
               (b). The Air Force agrees to provide the information described below pursuant to such obligation.

          (b) For emergency removal actions, the Air Force shall provide EPA and the State with notice in accordance with Section 13.1. Such oral notification shall, except in the case of extreme emergencies, include adequate information concerning the background of the location of the proposed removal action, threat to the public health and welfare or the environment (including the need for response), proposed actions and costs (including a comparison of possible alternatives, means of transportation of any hazardous substances off-site, and proposed manner of disposal), expected change in the situation should no action be taken or should action be delayed (including associated environmental impacts), any important policy issues, and the Air Force On-Scene Coordinator recommendations. Within five (5) days of completion of the emergency action, the Air Force will furnish EPA and the State with an Action Memorandum addressing the information provided in the oral notification, and any other information required pursuant to CERCLA and the NCP, and in accordance with pertinent EPA guidance, for such actions.

          (c) For other removal actions, the Air Force will provide EPA and the State with any information required by CERCLA, the NCP, and in accordance with, pertinent EPA guidance, such as the Action Memorandum, the Engineering Evaluation/Cost Analysis (in the case of non-time-critical removals) and, to the extent it is not otherwise included, all information required to be provided in accordance with paragraph (b) of this Section. Unless otherwise agreed to by the Project Managers such information shall be furnished at least forty-five (45) days before the removal action is to begin.

          (d) All activities related to ongoing removal actions shall be reported by the Air Force in the progress reports as described in
               Section VIII, Project Managers.

13.5 Any dispute among the Parties as to whether a nonemergency action proposed under this section is properly considered a removal action, as defined by CERCLA Section 101(23), 42 U.S.C. 9601(23), or as to the consistency of such a removal action with final remedial action, shall be resolved pursuant to Section XIV, Dispute Resolution. Such dispute may be brought directly to the Dispute Resolution Committee (DRC) or the Senior Executive Committee (SEC) at any Party's request.

                           XIV.  DISPUTE RESOLUTION

14.1 Except as specifically set forth elsewhere in this Agreement, if a dispute arises under this Agreement, the procedures of this section shall apply. All Parties to this Agreement shall make reasonable efforts to informally resolve disputes at the Project Manager or immediate supervisor level. If resolution cannot be achieved informally, the procedures of this section shall be implemented to resolve a dispute.

14.2 Within thirty (30) days after: (1) the issuance of a draft final primary document pursuant to Section VII, Consultation with EPA and the State, or (2) any action which leads to or generates a dispute, the disputing Parties shall submit to the other Parties a written statement of dispute setting forth the nature of the dispute, the work affected by the dispute, the disputing Party's position with respect to the dispute and technical, legal or factual information the disputing Party is relying upon to support its position.

14.3 Prior to any Party's issuance of a written statement of dispute, the disputing Party shall engage the other Parties in informal dispute resolution between the Project Managers and/or their immediate supervisors. During this informal dispute resolution period, the Parties shall meet as many times as are necessary to discuss and attempt resolution of the dispute.

14.4 The Dispute Resolution Committee (DRC) will serve as a forum for resolution of disputes for which agreement has not been reached through informal dispute resolution. The Parties shall each designate one individual and an alternate to serve on the DRC. The individuals designated to serve on the DRC shall be employed at the policy level (Senior Executive Service Air Force [SES or equivalent]) or be delegated the authority to participate on the DRC for the purposes of dispute resolution under this Agreement. The EPA representative on the DRC is the Waste Management Division Director of EPA's Region I (EPA Division Director). The State representative on the DRC is the Director, Division of Waste Management, DES, or his/her designated representative. The Air Force representative on the DRC is the Director, Base Closure and Integration Division, Headquarters, United States Air Force. Written notice of any delegation of authority from the Party's designated representative on the DRC shall be provided to all other Parties pursuant to the procedures of Section VIII, Project Managers.

14.5 Following elevation of a dispute to the DRC, the DRC shall have twenty-one (21) days to unanimously resolve the dispute and issue a written decision signed by all Parties. If the DRC is unable to unanimously resolve the dispute within this twenty-one (21) day period, the written statement of dispute shall be forwarded to the Senior Executive Committee (SEC) for resolution.

14.6 The SEC will serve as the forum for resolution of disputes for which agreement has not been reached by the DRC. The EPA representative on the SEC is the Regional Administrator of EPA Region I or his/her designated representative. The State representative on the SEC is the Assistant Commissioner, DES, or his/her designated representative.
          The Air Force representative on the SEC is the` Deputy Assistant Secretary of the Air Force for Environment, Safety and Occupational Health or his/her designated representative. The SEC members shall, as appropriate, confer, meet and exert their best efforts to resolve the dispute and issue a written decision signed by all Parties. If unanimous resolution of the dispute is not reached within twenty-one
          (21) days, the EPA Regional Administrator shall issue a written position on the dispute. The Air Force or the State may, within twenty-one (21) days of the Regional Administrator's issuance of EPA's position, issue a written notice elevating the dispute to the Administrator of EPA for resolution in accordance with all applicable laws and procedures. In the event that a Party elects not to elevate the dispute to the Administrator within the designated twenty-one (21) day escalation period, the Party shall be deemed to have agreed with the Regional Administrator's written position with respect to the dispute.

14.7      A.  Upon escalation of a dispute to the Administrator of EPA pursuant to Section 14.6 above, the Administrator will review and resolve the dispute within twenty one (21) days. Upon request, and prior to resolving the dispute, the EPA Administrator shall meet and confer with the Air Force Secretariat Representative and the Commissioner of the New Hampshire DES to discuss the issue(s) under dispute. Upon resolution, the Administrator shall provide the other parties with a written final decision setting forth resolution of the dispute and a statement of the information upon which the decision is based. The duties of the Administrator set forth in this section shall not be delegated.

          B.   The State reserves its right to maintain an action under CERCLA
               Section 121(f)(3)(b), 42 U.S.C.9621 (f) (3) (H) to challenge the selection of a remedial action that does not attain a legally applicable or relevant and appropriate standard, requirement, criteria or limitation.

14.8 The pendency of any dispute under this section shall not affect the Air Force responsibility for timely performance of the work required by this Agreement, except that the time period for completion of work affected by such dispute shall be extended for a period of time usually not to exceed the actual time taken to resolve any good faith dispute in accordance with the procedures specified herein. All elements of the work required by this Agreement, which are not affected by the dispute, shall continue and be completed in accordance with the applicable schedule.

14.9 When dispute resolution is in progress, work affected by the dispute will immediately be discontinued if the EPA Region I Waste Management Division Director requests, in writing, that work related to the dispute be stopped because, in EPA's opinion, such work is inadequate or defective, and such inadequacy or defect is likely to yield an adverse effect on human health or the environment, or is likely to have a substantial adverse effect on the remedy selection or implementation process. The

          State may request the EPA Division Director to order work stopped for the reasons set forth above. To the extent possible, the Parties seeking a work stoppage shall consult with the other Parties prior to initiating a work stoppage request. After stoppage of work, if a Party believes the work stoppage is inappropriate or may have potential significant adverse impacts, the Party may meet with the Party ordering the work stoppage to discuss the work stoppage. Following this meeting, and further consideration of the issues, the EPA Division Director will issue, in writing, a final decision with respect to the work stoppage. The final written decision of the EPA Division Director may immediately be subjected to formal dispute resolution. Such dispute may be brought directly to either the DRC or the SEC, at the discretion of the Party requesting dispute resolution.

14.10 Within twenty-one (21) days of resolution of a dispute pursuant to the procedures specified in this part, the Air Force shall incorporate the resolution and final determination into the appropriate plan, schedule or procedures and proceed to implement this Agreement according to the amended plan, schedule or procedures.

14.11 Resolution of a dispute pursuant to this section of the Agreement constitutes a final resolution of any dispute arising under this Agreement. The parties shall abide by all terms and conditions of any final resolution of dispute obtained pursuant to this Section of this Agreement.

                                XV.  DEADLINES

15.1 The Parties have agreed to the deadlines set forth in Appendix II of this Agreement for completion of drafts of the primary documents listed therein.

15.2 For any AOC not identified as of the effective date of this Agreement the Air Force shall propose deadlines for completion of the drafts of the following primary documents within twenty-one (21) days of agreement by all Parties on the addition of the proposed AOC:

          (a)  Scope (s) of Work (as appropriate to address the added AOC (s))

          (b) RI/FS Work Plans, including Pilot Testing, Sampling and Analysis Plans; and

          (c)  Quality Assurance Project Plans (QAPPs)

          (d)  RI Reports (including Risk Assessments)

          (e)  FS Reports (including initial screening of alternatives)

          (f)  Proposed Plans

          (g)  Records of Decisions (RODS) (including no-action decisions)

15.3 Within fifteen (15) days of receipt, EPA and the State shall review and provide comments to the Air Force regarding the proposed deadlines. Within fifteen (15) days following receipt of comments, the Air Force shall, as appropriate, make revisions and reissue the proposal. The Parties shall meet as necessary to discuss and finalize the proposed deadlines. If the Parties agree on proposed deadlines, the finalized deadlines shall be incorporated into the appropriate Work Plans. If the Parties fail to agree within thirty (30) days on the proposed deadlines, the matter shall immediately be submitted for dispute resolution pursuant to Section XIV, Dispute Resolution, of this Agreement. The final deadlines established pursuant to this paragraph shall be published by EPA and the State and shall become an appendix to this agreement.

15.4 Within twenty-one (21) days of issuance of each Record of Decision issued pursuant to this Agreement, the Air Force shall propose deadlines for completion of the following draft primary documents:

          (a)  Sixty Percent (60%) Preliminary Remedial Design (RD)

          (b)  Final Remedial Designs (RDs)

          (c) Remedial Action Work Plans (to include schedules for RA, operation and maintenance plans, Construction Quality Assurance Plan, and Contingency Plan)

          These deadlines shall be proposed, finalized and published utilizing the same procedure set forth in Section 15.3 above.

15.5 The deadlines set forth in this Part, or to be established as set forth in this Part, may be extended pursuant to Section XVI, Extensions, of this Agreement. The Parties recognize that one possible basis for extension of the deadlines for completion of the RI/FS Reports is the identification of significant new conditions during the performance of the remedial investigation.

                               XVI.  EXTENSIONS

16.1 Either a timetable and deadline or a schedule shall be extended upon receipt of a timely request for extension and when good cause exists for the requested extension. Any request for extension by the Air Force shall be submitted in writing and shall specify:

          (a) The timetable and deadlines or the schedule that is sought to be extended;

          (b)  The length of the extension sought;

          (c)  The good cause(s) for the extension; and

          (d) Any related timetable and deadlines or schedule that would be affected if the extension were granted.

16.2      Good cause exists for an extension when sought in regard to:

          (a)  An event of Force Majeure;

          (b) A delay caused by another Party's failure to meet any requirement of this Agreement;

          (c) A delay caused by the good faith invocation of dispute resolution or the initiation of judicial action;

          (d) A delay caused, or which is likely to be caused, by the grant of an extension in regard to another timetable and deadlines or schedule; and

          (e) Any other event or series of events mutually agreed to by the Parties as constituting good cause.

16.3 Absent agreement of the Parties with respect to the existence of good cause pursuant to Section 16.2 above, the Air Force may seek and obtain determination through the dispute resolution process that good cause exists.

16.4 Within seven (7) days of receipt of a request for an extension of a timetable and deadlines or a schedule, EPA and the State shall advise the Air Force in writing of their respective positions on the request. Any failure by EPA and the State to respond within the seven (7) day period shall be deemed to constitute concurrence in the request for extension. If EPA or the State does not concur in the requested extension, it shall include in its statement of nonconcurrence an explanation of the basis for its position.

16.5 If there is a consensus among the Parties that the requested extension is warranted, the Air Force shall extend the affected timetable and deadlines or schedule accordingly. If there is no consensus among the Parties as to whether all or part of the requested extension is warranted, the timetable and deadlines or schedule shall not be extended except in accordance with the determination resulting from the dispute resolution process.

16.6 within seven (7) days of receipt of a statement of nonconcurrence with the requested extension, the Air Force may invoke dispute resolution.

16.7 A timely and good faith request for an extension shall toll any assessment of stipulated penalties or application for judicial enforcement of the affected timetable and deadlines or schedule until a decision is reached on whether the requested extension will be approved. If dispute resolution is invoked and the requested extension is denied, stipulated penalties may be assessed and may accrue from the date of the original timetable, deadlines or schedule as most recently extended. Following the grant of an extension, an assessment of stipulated penalties or an application for judicial enforcement may be sought only to compel compliance with the timetable and deadline or schedule as most recently extended.

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

                            XVII.     FORCE MAJUERE

17.1 A Force Majeure shall mean any event arising from causes beyond the control of the Party that causes a delay in or prevents the performance of any obligation under this Agreement, including but not limited to, acts of God; fire; war; insurrection; civil disturbance; explosion; unanticipated breakage or accident to machinery, equipment or lines of pipe despite reasonably diligent maintenance; adverse weather conditions that could not be reasonably anticipated; unusual delay in transportation; restraint by court order or order of public authority; inability to obtain, at reasonable cost and after exercise of reasonable diligence, any necessary authorizations, approvals, permits or licenses due to action or inaction of any governmental agency or authority other than the Air Force; delays caused by compliance with applicable statutes or regulations governing contracting, procurement or acquisition procedures, despite the exercise of reasonable diligence; and insufficient availability of appropriated funds, if the Air Force shall have made a timely request for such funds as a part of the budgetary process as set forth in
          Section XXIV, Funding, of this Agreement. Force Majeure shall also include any strike or other labor dispute, whether or not within control of the parties affected thereby. Force Majeure shall not include increased costs or expenses of response actions, whether or not anticipated at the time such response actions were initiated.

                              XVIII.  EXEMPTIONS

18.1 The obligation of the Air Force to comply with the provisions of this Agreement may be relieved by a Presidential order of exemption issued pursuant to the provisions of CERCLA Section 120(j)(1), 42 U.S.C. 9620(j)(1), or RCRA Section 6001, 42 U.S.C. 6961; or the order of an appropriate court.

          The State reserves any statutory right it may have to challenge any Presidential Order relieving the Air Force of its obligations to comply with this agreement.

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

                            XIX.  EPA CERTIFICATION

19.1 When the Air Force determines that any final remedial action, including any groundwater remediation, has been completed in accordance with the requirements of this Agreement for an OU and/or Area(s) of Concern, it shall so advise EPA and the State in writing in a Project Closeout Report, and shall request from EPA certification that the remedial action(s) have been completed in accordance with the requirements of this Agreement. Within ninety (90) days of the receipt of the request for EPA certification, EPA in consultation with the State shall advise the Air Force in writing that:

          (a) EPA certifies that the remedial action has been completed in accordance with this Agreement based on conditions known at the time of certification; or

          (b) EPA denies the Air Force's request for certification stating in full the basis of the denial and describing the additional work needed to bring the remedial action into compliance with the terms and requirements of the primary documents relating to such remedial action.

19.2 If EPA denies the Air Force request for certification that a remedial action has been completed in accordance with this Agreement, the Air Force or the State may invoke dispute resolution to review EPA's determination on certification and/or the additional work needed. If EPA fails to respond within ninety (90) days of the Air Force's request for certification, such failure shall be treated as a denial of certification subject to dispute resolution pursuant to Section XIV of this Agreement.

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

                       XX.  TERMINATION AND SATISFACTION

20.1 The provisions of this Agreement shall be deemed satisfied upon a consensus of the Parties that the Air Force has completed its obligations under the terms of this Agreement. Following EPA Certification of all remedial actions at Pease AFB pursuant to Section XIX, EPA Certification, any Party may propose in writing the termination of this Agreement upon showing that the objectives of this Agreement have been satisfied. A Party opposing termination of this Agreement shall serve its objections upon the proposing Party within thirty (30) days of receipt of the proposal and if the Parties fail to agree within thirty (30) days, the dispute will be resolved pursuant to the provisions of Section XIV, Dispute Resolution; at the option of any Party, the dispute may be submitted directly to the DRC or the SEC.

20.2 Upon termination of this Agreement, the Party which proposed termination shall place a public notice announcing termination in two local newspapers of general circulation.

              XXI.  STATUTORY COMPLIANCE/RCRA-CERCLA INTEGRATION

21.1 The Parties intend to integrate the Air Force's CERCLA response obligations and RCRA corrective action obligations which relate to the release(s) of hazardous substances, hazardous wastes, pollutants or contaminants covered by this Agreement into this comprehensive Agreement. Therefore, the Parties intend that activities covered by this Agreement will achieve compliance with CERCLA, 42 U.S.C. 9601 et seg.; satisfy the corrective action requirements of RCRA Section 3004(u) and (v), 42 U.S.C. 6924(u) and (v), for RCRA permit, and RCRA
          Section 3008(h), 42 U.S.C. 6928(h) for interim status facilities; and to meet or exceed all applicable or relevant and appropriate Federal and State laws and regulations to the extent required by CERCLA
          Section 121, 42 U.S.C. 9621 and applicable state law.

21.2 Based upon the foregoing, the Parties intend that any remedial action selected, implemented and completed under this Agreement will be protective of human health and the environment such that remediation of releases covered by this Agreement shall obviate the need for further corrective action under RCRA (i.e., no further corrective action shall be required). The Parties agree that, with respect: to releases of hazardous waste covered by this Agreement that are associated with Pease AFB, RCRA shall be considered an applicable or relevant and appropriate requirement pursuant to CERCLA Section 121, 42 U.S.C. 9621. Releases or other hazardous waste activities not covered by this Agreement remain subject to all applicable State and Federal environmental requirements.

21.3 The Parties recognize that the requirement to obtain permits for response actions undertaken pursuant to this Agreement shall be as provided for in CERCLA and the NCP. The Parties further recognize that ongoing hazardous waste management activities at Pease AFB may require the issuance of permits under Federal and State law. This Agreement does not affect the requirements, if any, to obtain such permits. However, if a permit is issued to the Air. Force for on-going hazardous waste management activities at Pease AFB, EPA and the State shall reference and incorporate any appropriate provisions, including appropriate schedules (and the provision for extension of such schedules), of this

          Agreement into such permit. With respect to those portions of this Agreement incorporated by reference into permits, the Parties intend that judicial review of the incorporated portions shall, to the extent authorized by law, only be reviewed under the provisions of CERCLA.

21.4 Nothing in this Agreement shall alter the air Force authority with respect to removal actions conducted pursuant to CERCLA Section 104, 42 U.S.C. 9604.

             XXII.  COVENANT NOT TO SUE AND RESERVATION OF RIGHTS

22.1 In consideration for the Air Force's compliance with this Agreement, and based on the information known to the Parties or reasonably available on the effective date of this Agreement. EPA, the Air Force, and the State agree that compliance with this Agreement shall stand in lieu of any administrative, legal and equitable remedies against the Air Force available to them regarding the releases or threatened releases of hazardous substances including hazardous wastes, pollutants or contaminants at the Site which are the subject of any RI/FS conducted pursuant to this Agreement and which have been or will be adequately addressed by the remedial actions provided for under this Agreement.

22.2 This covenant not to sue does not affect any claims for natural resources damage assessments or for damage to natural resources.

22.3 Nothing in this Agreement shall restrict the Parties from taking any action under CERCLA, RCRA, state law, or other environmental statutes for any matter not covered by this Agreement.

22.4 Notwithstanding this section, or any other section of this Agreement, the State shall retain any statutory right it may have to obtain judicial review of any final decision of the EPA on selection of remedial actions pursuant to any authority the state may have under CERCLA, including Sections 113, 121(e) (2), 121(f) [including 121(f)(3)(B) (iii)], and 310, 42 U.S.C. 9613, 9621(e)(2), 9621(f)
          [including 9621(f)(3)(B)(iii)], and 9659.

22.5(a) Notwithstanding this Section, or any other Section of this Agreement, the State may withdraw from this Agreement and terminate its rights and obligations under this Agreement upon sixty (60) days prior written notice to the other Parties, if, due to the inadequacy of funds appropriated to the Department of Defense "Base Closure Account" for environmental restoration activities, Pub. L. No. 101-510,
          (S)2923, to meet Air Force obligations under this Agreement, the Air Force either:

          (1) requests and is granted an extension of a deadline of three hundred and sixty-five (365) days or more pursuant to Section XVI, Extensions, or

          (2) fails to meet a deadline which had previously been extended on at least one occasion, pursuant to Section XVI, Extensions, due to the inadequacy of funds appropriated to the Base Closure account for environmental restoration activities.

     (b) If, after the effective date of this Agreement, Acts of Congress expressly authorize the use of funds other than the Base Closure Account to fulfill Air Force obligations under this Agreement, then the State will be precluded from exercising its right under this
          Section 22.5 to withdraw from this Agreement unless such alternate source of funds, in combination with funds from the Base Closure Account, is insufficient to meet Air Force obligations under this Agreement and either of the conditions in Section 22.5(a) (1) or (2) occurs.

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

                             XXIII.  OTHER CLAIMS

23.1 Nothing in this Agreement shall constitute or be construed as a bar or release from any claim, cause of action or demand in law or equity against any person, firm, partnership, or corporation, or any municipality, county, State or Agency or authority thereof not a signatory to this Agreement for any liability it may have arising out of or relating to the generation, storage, treatment, handling, transportation, release, or disposal of any hazardous substances, hazardous wastes, pollutants or contaminants found at, taken to, or taken from the Pease AFB. Unless specifically agreed to in writing by the Party to be bound, EPA and the State shall not be held as a party to any contract entered into by the Air Force to implement the requirements of this Agreement.

23.2 This Agreement does not constitute any decision or preauthorization by EPA of funds under CERCLA Section 111(a) (2), 42 U.S.C. 9611(a) for any person, agent, contractor or consultant acting for the Air Force.

                                XXIV.  FUNDING

24.1 It is the expectation of Parties to this Agreement that all obligations of the Air Force arising under this Agreement will be fully funded. The Air Force agrees to seek sufficient funding through the DOD budgetary process to fulfill its obligation under this Agreement.

24.2      In accordance with CERCLA 120(e)(5)(B), 42 U.S.C. 9620 (e) (5) (B), the Air Force shall include in its annual report to Congress the specific cost estimates and budgetary proposals associated with the implementation of this Agreement.

24.3 The source of funds for activities required by this Agreement will be the Department of Defense "Base Closure Account," Pub. L. No. 100-526, pursuant to Pub. L. No. 101-510, 52923, or other accounts subsequently authorized and appropriated by Congress to be used for these purposes, and allocated by the Department of Defense to the Air Force according to standards then pertaining. Should the Base Closure Account appropriation for these activities be inadequate in any year to meet the total Air Force Base Closure Account environmental restoration requirements, the Department of Defense shall employ a standardized prioritization process which allocates that year's appropriations in a manner which maximizes the protection of human health and the environment at the military facilities which are then scheduled for closure. The standardized prioritization model shall be developed and utilized with the assistance of EPA and the States, based on the example of the prioritization model which is utilized for the "Environmental Restoration, Defense" ("DERA") appropriation for CERCLA activities at other, non-closing military facilities. In the event that the DERA is ever an authorized and appropriated source of funds for activities required by this Agreement, its standardized prioritization model shall be followed in allocating funding for these activities.

24.4 Any requirement for the payment or obligation of funds, including stipulated penalties, by the Air Force established by the terms of this Agreement shall be subject to the availability of appropriated funds, and no provision herein shall be interpreted to require obligation or payment of funds in violation of the AntiDeficiency Act, 31 U.S.C. 1341. In cases where payment or obligation of funds would constitute a violation of the Anti-Deficiency Act, he dates established requiring the payment or obligation of such funds shall be appropriately adjusted.

24.5 If appropriated funds are not available to-fulfill the Air Force obligations under this Agreement, EPA and the State reserve the right to initiate an action against any other person, or to take any response action, which would be appropriate absent this Agreement. If the State incurs response costs pursuant to this Section because of the unavailability of appropriated funds necessary to fulfill Air Force obligations under this Agreement, the State retains any rights it may have to recover such costs from the Air Force.

                           XXV.  COMMUNITY RELATIONS

25.1 The Parties agree to comply with all EPA and State public participation requirements in accordance with CERCLA, and consistent with the NCP and other applicable guidance. Community relations activities shall be conducted by the Air Force in consultation with EPA and the State during activities conducted at Pease AFB, as outlined in Section VII, Consultation with EPA and the State.

25.2 The Air Force shall develop a community relations plan (CRP) pursuant to Section VII, Consultation with EPA and the State. The Air Force shall have primary responsibility for implementation of the CRP, subject to oversight by EPA and the State.

25.3 In accordance with requirements of CERCLA Section 117(d), 42 U.S.C. 9617(d), a public information repository shall be established at or near Pease AFB for public inspection. The Air Force shall place all primary documents as listed in Section XV, Deadlines, in the information repository upon finalization and release for comment. This repository may be maintained at the same location as the Administrative Record which will be located at or near Pease AFB pursuant to Section 25.4.

25.4 The Air Force shall establish and maintain an Administrative Record at two locations. The first location shall be at or near Pease AFB and the second location shall be at the EPA Records Center, 90 Canal Street, Boston, MA.

          The Administrative Record developed by the Air Force shall be updated and supplied to EPA and the State, and an index of documents shall accompany each update to the Administrative Record. EPA may furnish documents to the Air Force which the Air Force shall place in the Administrative Record file to ensure that the Administrative Record includes all documents that form the basis for the selection of the response action.

25.5 Except in cases of an emergency requiring the release of public information and except in cases of enforcement actions, any Party issuing any form of written public information with reference to any of

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

          the work required by this Agreement shall ensure that the other Parties have the opportunity to review and comment on the contents thereof, at least seventy-two (72) hours prior to finalization for issuance.

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

                    XXXVI.  PUBLIC COMMENT ON THIS AGREEMENT

26.1 Within 15 days after the date that all Parties have executed this Agreement, the Air Force shall announce the availability of this Agreement to the public for a forty-five (45) day period to review and comment, including publication in two (2) local newspapers of general circulation. The procedures of 40 CFR Part 124.10(c) and Part 124.10(d) shall apply. Comments received shall be transmitted promptly to the other Parties after the end of the comment period. The Parties shall review such comments within thirty (30) days after the end of the comment period to determine whether or not modifications should be made in the Agreement.

26.2 If the Parties agree that the Agreement shall be made effective without any modifications, within fifteen (15) days after the end of the thirty (30) day comment review period EPA shall transmit a copy of the signed Agreement to the Air Force and the State and shall notify the Air Force and the State in writing that the Agreement is effective as of the date of the notification.

26.3 If the Parties agree that modifications are needed, they shall, within thirty (30) days after the end of the thirty (30) day comment review period, modify the Agreement and determine whether the modified Agreement requires additional public notice and comment. If the Parties determine that no additional notice and comment are required, EPA shall transmit a copy of the amendments or the modified Agreement to the Air Force and the State, and shall notify them in writing that the modified Agreement is effective as of the date of the notification. If the Parties determine that additional notice and comment are required, such additional notice and comment and review of any new comments shall be provided consistent with the provisions of this Section.

26.4      If, the Parties do not reach agreement on:

          (a)  whether modifications to the Agreement are needed; or

          (b)  what modifications are needed; or

          (c)  whether additional public notice and comment are required,

          the matters which are in dispute shall be resolved by the dispute resolution procedures of Section XIV, Dispute Resolution, except as otherwise provided in this Section 26.4. For the purpose of this Section, the SEC shall be the final level of the dispute resolution process. The Agreement shall not be effective while the dispute resolution proceedings are underway. Each Party reserves the right to withdraw from the Agreement by providing written notice to the other Parties within twenty (20) days after receiving. notice of the results of the dispute resolution proceedings. Failure by a Party to provide such a written notice of withdrawal within this twenty (20) day period shall act as a waiver of the right of the Party to withdraw from the Agreement. If no Party withdraws from the Agreement within this twenty (20) day period, EPA shall thereafter send a copy of the final Agreement to the Air Force and the State and notify them that the Agreement is effective as of the date of the notification.

26.5 This Section shall apply to amendments or modifications to this Agreement which are deemed significant pursuant to Section 38.3 hereof.

26.6 After finalization of the Agreement pursuant to this Section, EPA shall publish notice thereof in two (2) local newspapers of general circulation.

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

                        XXVII.  PRESERVATION OF RECORDS

27.1 Not withstanding any document retention policy to the contrary, the Parties shall preserve during the pendency of this Agreement and for a minimum of ten (10) years after its termination, all records and documents in the Administrative Record and any additional records and documents retained in the ordinary course of business which relate to the actions carried out pursuant to this Agreement. After this ten
          (10) year period, each Party shall notify the other Party at least sixty (60) days prior to destruction of any such documents. Upon request by any Party, the requested Party shall make available such records or copies of such records, unless withholding is authorized and determined appropriate by law.

27.2      All such records and documents shall be preserved for a period of ten
          (10) years following the termination of any judicial action regarding the work performed under this Agreement.

                           XXVIII.  FIVE YEAR REVIEW

28.1 Consistent with CERCLA Section 121(c), 42 U.S.C. 9621(c)and in accordance with this Agreement, if a selected remedial action(s) results in any hazardous substance, pollutants or contaminants remaining at Pease AFB, the Parties shall review the remedial action program for Pease AFB at least every five (5) years after the initiation of the final remedial action to assure that human health and the environment are being protected by the remedial action being implemented.

28.2 If, upon such review, it is the conclusion of the Parties that additional action or modification of remedial action is appropriate at an Operable Unit and/or an Area of Concern in accordance with CERCLA
          Section 104 or 106, 42 V.S.C. 9604 or 9606, the Air Force shall implement such additional or modified action as agreed upon by the Parties.

28.3 Any dispute by the Parties regarding need for or the scope of additional action or modification to a remedial action shall be resolved under Section XIV, Dispute Resolution, of this Agreement.

28.4 Any additional action or modification agreed upon pursuant to this section shall be made a part of this Agreement.

           XXIX.  RESERVATION OF RIGHTS FOR RECOVERY OF EPA EXPENSES

29.1 The Parties agree to amend this Agreement at a later date in accordance with any subsequent national resolution of the issue of EPA cost reimbursement. Pending such resolution, EPA reserves any rights it may have with respect to cost reimbursement.

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

       XXX.  RECOVERY OF STATE OVERSIGHT COSTS OR STATE SUPPORT SERVICES

30.1 The Air Force agrees to request funding and reimburse the State, subject to the conditions and limitations set forth in this Section, and subject to Section XXIV, Funding, for all reasonable costs it incurs in providing services in direct support of the Air Force's environmental restoration activities pursuant to this Agreement at the Site. For purposes of this Section, "State" shall include any agency of New Hampshire state government, including but not limited to the Department of Environmental Services, the Attorney General's office, the Pease Development Authority, and the Division of Public Health Services.

30.2 Reimbursable expenses shall consist only of actual expenditures required to be made and actually made by the State in providing the following assistance to Pease AFB:

          (a) Timely technical review and substantive comment on Reports or studies which the Air Force prepares in Support of its response actions and submits to the State.

          (b) Identification and explanation of unique State requirements applicable to military installations in performing response actions, especially State applicable or relevant and appropriate requirements (ARARs).

          (c) Field visits to ensure investigations and cleanup activities are implemented in accordance with appropriate State requirements, or in accordance with agreed upon conditions between the State and the Air Force that are established in the framework of this Agreement.

          (d) Support and assistance to the Air Force in the conduct of public participation activities in accordance with federal and State requirements for public involvement.

          (e) Participation in the review and comment functions of Air Force Technical Review Committees.

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

          (f)  Other services specified in this Agreement.

30.3 Within ninety (90) days after the end of each quarter of the Federal fiscal year, the State Project Manager shall submit to the Air Force an accounting of all State costs actually incurred during that quarter in providing direct support services under this Section. Such accounting shall be accompanied by cost summaries and be supported by documentation which meets federal auditing requirements. The summaries will set forth employee hours and other expenses by major type of support service. All costs submitted must be for work directly related to implementation of this Agreement and not inconsistent with either the National Contingency Plan (NCP) or the requirements described in OMB Circulars A-87 (Cost Principles for State and Local Governments) and A-128 (Audits for State and Local Cooperative Agreements with State and Local Governments) and Standard Forms 424 and 270. The Air Force has the right to audit cost reports used by the State to develop the cost summaries. Before the beginning of each fiscal year, the State shall supply a budget estimate of what it plans to do in the next year in the same level of detail as the billing documents.

30.4 Except as allowed pursuant to Sections 30.5 or 30.6 below, within ninety (90) days of receipt of the accounting provided pursuant to
          Section 30.3 above, the Air Force shall reimburse the State in the amount set forth in the accounting.

30.5 In the event the Air Force contends that any of the costs set forth in the accounting provided pursuant to Section 30.3 above are not properly payable, the matter shall be resolved through a bilateral dispute resolution process set forth at Section 30.9 below.

30.6 The Air Force shall not be responsible for reimbursing the State for any costs actually incurred in the implementation of this Agreement in excess of one percent (1%) of the Air Force total lifetime project costs incurred through construction of the remedial action(s). This total reimbursement limit is currently estimated to be a sum of $800,000.00 over the life of the Agreement.

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

          Circumstances could arise whereby fluctuations in the Air Force estimates or actual final costs through the construction of the final remedial action creates a situation where the State receives reimbursement in excess of one percent of these costs. Under these circumstances, the State remains entitled to payment for services rendered prior to the completion of a new estimate if the services are within the ceiling applicable under the previous estimate.

          (a) Funding of support services must be constrained so as to avoid unnecessary diversion of the limited Department of Defense funds available for the overall cleanup, and

          (b) Support services should not be disproportionate to overall project costs and budget.

30.7 Either the Air Force or the State may request, on the basis of significant upward or downward revisions in the Air Force's estimate of its total lifetime costs through 'construction used in Section 30.6 above, a renegotiation of the cap. Failing an agreement, either the Air Force or the State may initiate dispute resolution in accordance with Section 30.9 below.

30.8 Except as provided in Section 30.11, the State agrees to seek reimbursement for its expenses solely through the mechanism established in this Section, and reimbursement provided under this Section shall be in settlement of any claims for State response costs relative to the Air Force's environmental restoration activities at the Site.

30.9 Section XIV Dispute Resolution notwithstanding, this Subsection shall govern any dispute between the Air Force and the State regarding the application of this Section or any matter controlled by this Section including, but not limited to, allowability of expenses and limits on reimbursement. While it is the intent of the Air Force and the State that these procedures shall govern resolution of disputes concerning State reimbursement, informal dispute resolution is encouraged.

          (a) The Air Force and State Project Managers shall be the initial points of contact for coordination of dispute resolution under this Section.

          (b) If the Air Force and State Project Managers are unable to resolve a dispute, the matter shall be referred to the Director of Engineering and Services, Headquarters, U.S. Air Force, or his/her designated representative, and the Director, Waste Management Division, DES, as soon as practicable, but in any event within five (5) working days after the dispute is elevated by the Project Managers.

          (c) If the Director of Engineering and Services and the Division Director are unable to resolve the dispute within ten (10) working days, the matter shall be elevated to the Commissioner, DES, and the Deputy Assistant Secretary of the Air Force for Environment, Safety, and Occupational Health.

          (d) In the event the Commissioner and the Deputy Assistant Secretary of the Air Force are unable to resolve a dispute, the State retains any legal and equitable remedies it may have to recover its expenses. In addition, the State may withdraw from this Agreement by giving sixty (60) days notice to the other Parties.

30.10 Nothing herein shall be construed to limit the ability of the Air Force to contract with the State for technical services that could otherwise be provided by a private contractor including, but not limited to:

          (a) Identification, investigation, and cleanup of any contamination beyond the boundaries of Pease AFB;

          (b)  Laboratory analysis; or

          (c)  Data collection for field studies.

30.11 Nothing in this Agreement shall be construed to constitute a waiver of any claims by the State for any expenses incurred prior to the effective date of this Agreement.

30.12 The Air Force and the State agree that the terms and conditions of this Section shall become null and void when the State enters into a Defense/State Memorandum of Agreement (DSMOA) with the Department of Defense (DOD) which addresses State reimbursement.

                    XXXI.  STATE PARTICIPATION CONTINGENCY

31.1 If the State fails to sign this Agreement within thirty (30) days of notification of the signature by both EPA and the Air Force, this Agreement will be interpreted as if the State were not a Party and any references to the State in this Agreement will have no effect. In addition, all other provisions of this Agreement notwithstanding, if the State does not sign this Agreement within the said thirty (30) days, Air Force shall only have to comply with any State requirements, conditions, or standards, including those specifically listed in this Agreement, with which the Air Force would otherwise have to comply absent this Agreement.

31.2 In the event that the State does not sign this Agreement, (a) the Air Force agrees to transmit all primary and secondary documents to the State at the same time such documents are transmitted to EPA; and (b) EPA intends to consult with the State with respect to the above documents and during implementation of this Agreement.

                           XXXII.  QUALITY ASSURANCE

32.1 In order to provide quality assurance and maintain quality control regarding all field work and sample collection performed pursuant to that Agreement, the Air Force agrees to designate a Quality Assurance Officer (QAO) who will ensure that all work is performed in accordance with approved work plans, sampling plans and QAPPs. The QAO shall maintain for inspection a log of quality assurance field activities and provide a copy to the Parties upon request.

32.2 To ensure compliance with the QAPP, the Air Force shall arrange for access, upon request by EPA or the State to all laboratories performing analysis on behalf of the Air Force pursuant to this Agreement.

                          XXXIII.  RELEASE OF RECORDS

33.1 The Parties may request of one another access to or a copy of any record or document. If the Party that is the subject of the request (the originating Party) has the record or document, that Party shall provide access to or a copy of the record or document; provided, however, that no access to or copies of records or documents need be provided if they are subject to claims of attorney-client privilege, attorney work product, or properly classified for national security under law or Executive Order.

33.2 Records or documents identified by the originating Party as confidential pursuant to other non-disclosure provisions of the Freedom of Information Act, 5 U.S.C. 552, shall be released to the requesting Party, provided the requesting Party states in writing that it will not release the record or document to the public without prior approval of the originating Party or order of court. Records or documents which are provided to the requesting Party and which are not identified as confidential may be made available to the public without further notice to the originating Party.

33.3 The Parties will not assert one of the above exemptions, including any available under the Freedom of Information Act, if no governmental interest would be jeopardized by access or release as determined solely by that Party.

33.4 Subject to Section 120(j) (2) of CERCLA, 42 U.S.C. 9620(j)(2), any documents required to be provided by Section VII, Consultation with EPA and State, and analytical data showing test results will always be releasable and no exemption shall be asserted by any Party other than reasons of national security under law or Executive order.

33.5 A determination not to release a document for one of the reasons specified above shall not be subject to Section XIV, Dispute Resolution. Any Party objecting to another Party's determination may pursue the objection through the determining Party's appeal procedures.

                       XXXIV.  TRANSFER OF REAL PROPERTY

34.1 It is understood that the Air Force is required to close Pease AFB under the Base Closure and Realignment Act, Pub-L. 100-526, Section 201(3), and in connection therewith will be transferring real property at the Base.

34.2      (a)  The Air Force shall not enter into any contract for the sale or other transfer of real property owned by the United States at Pease AFB unless:

               (i) such transaction is completed in accordance with the requirements of Section 120(h) of CERCLA, 47 U.S.C. 9620(h), and regulations thereunder, to the extent applicable, and

               (ii)  the Air Force complies with the requirements of Section
                     10.8 in connection with such transaction.

          (b) In cases where the Air Force enters into a contract for the sale of real property owned by the United States at Pease AFB, the Air Force recognizes and acknowledges a continuing obligation under CERCLA and this Agreement to ensure that all remedial action necessary to protect human health and the environment due to past or future releases of hazardous substances, contaminants, or pollutants resulting from Air Force activities on Pease AFB will be taken on such property at Air Force expense. Such obligations exist where:

               (i) the transaction involves a sale of real property completed in accordance with CERCLA Section 120(h), 42 U.S.C. 9620(h), where such property includes all or a portion of an Area of Concern; or

               (ii) the transaction involves a sale of real property which does not include an Area of Concern at the time of the transaction, if such property or any portion of it later becomes an Area of Concern under this Agreement.

          (c) The Air Force recognizes and acknowledges that where it has the obligation to take remedial action pursuant to its obligations under CERCLA and this Agreement, as provided in Section 34.2(b) above, the party to whom the Air Force transfers an interest, including successors in interest and lessees and sublessees, will not assume, as between the parties to such transfer, any liability or responsibility for remedial actions which are necessary due to releases of hazardous substances, pollutants, or contaminants resulting from Air Force activities at Pease AFB. Furthermore, the Air Force recognizes and acknowledges its obligation to indemnify such transferees, successors in interest, lessees and sublessees to the extent required by the provisions of Public Law No. 101-519, Section 8056.

                             XXXV.  ENFORCEABILITY

35.1      The Parties agree that:

          (a) Upon the effective date of this Agreement, any standard, regulation, condition, requirement or order which has become effective under CERCZA and is incorporated into this Agreement is enforceable by any person (including the State) pursuant to CERCLA Section 310, 42 U.S.C. 9659, and any violation of such standard, regulation, condition, requirement or order will be subject to civil penalties under CERCLA Section 310 (c) and 109, 42 U.S.C. 9659(c) and 9609, and

          (b) All timetables and deadlines associated with the RI/FS shall be enforceable by any person pursuant to CERCLA Section 310, 42 U.S.C. 9659, and any violation of such timetable and deadlines will be subject to civil penalties under CERCLA Section 310(c) and 109, 42 U.S.C. 9659(c) and 9609,

          (c) All terms and conditions of this Agreement which relate to interim or final remedial actions, including corresponding timetables, deadlines or schedules, and all work associated with the interim or final remedial actions, shall be enforceable by any person pursuant to CERCLA Section 310(x), 42 U.S.C. 9659(x), and any violation of such terms or conditions will be subject to civil penalties under CERCLA Section 310(c) and 109, 42 U.S.C. 9659(c) and 9609, and

          (d) Any final resolution of a dispute pursuant to Section XIV, Dispute Resolution, of this Agreement which establishes a term, condition, timetable, deadline or schedule shall be enforceable by any person pursuant to CERCLA Section 310(x), and any violation of such term, condition, timetable, deadline or schedule will be subject to civil penalties under CERCLA Section 310(c) and 109, 42 U.S.C. 9659(c) and 9609.

35.2 Nothing in this Agreement shall be construed as authorizing any person to seek judicial review of any action or work where review is barred by any provision

35.3 Nothing in this agreement shall be construed as a restriction or waiver of any rights EPA or the State may have under CERCLA, including but not limited to any rights under Sections 113 and 310, 42 U.S.C. 9613 and 9659. The Air Force does not waive any rights it may have under CERCLA Section 120, 42 U.S.C. 9620, DERP, 10 USC 2701 et seq. and E.O. 12580.

35.4 The Parties agree to exhaust their rights under Section XIV, Dispute Resolution, prior to exercising any rights to judicial review that they may have.

35.5 The Parties agree that all Parties shall have the right to enforce the terms of this agreement.

                         XXXVI.  STIPULATED PENALTIES

36.1 In the event that the Air Force fails to submit a primary document set forth in Section VII, Consultation with EPA and the State, in this Agreement to EPA and the State pursuant to the appropriate timetable or deadlines in accordance with the requirements of this Agreement or fails to comply with a term or condition of this Agreement which relates to an OU or final remedial action, EPA may assess and the State may demand the assessment of a stipulated penalty against the Air Force. A stipulated penalty may be assessed in an amount not to exceed $5,000 for the first week (or part thereof), and $10,000 for each additional week (or part thereof) for which a failure set forth in this paragraph occurs. In the event EPA does not assess a stipulated penalty pursuant to a State demand, the matter may be referred to Dispute Resolution, pursuant to Section XIV, Dispute Resolution.

36.2 Upon determining that the Air Force has failed in a manner set forth in Section 36.1, EPA shall so notify the Air Force in writing. If the failure in question is not already subject to dispute resolution at the time such notice is received, the Air Force shall have fifteen
          (15) days after receipt of the notice to invoke dispute resolution on the question of whether the failure did in fact occur. The Air Force shall not be liable for the stipulated penalty assessed by the EPA if the failure is determined, through the dispute resolution process, not to have occurred. No assessment of a stipulated penalty shall be final until the conclusion of dispute resolution procedures related to the assessment of the stipulated penalty.

36.3 The annual report required by CERCLA section 120 (e)(5), 42 U.S.C. 9620(e) (5), shall include, with respect to each final assessment of a stipulated penalty against the Air Force under this Agreement, each of the following:

          (a)  The Federal facility responsible for the failure;

          (b) A statement of the facts and circumstances giving rise to the failure;

          (c) A statement of any administrative or other corrective action taken at the relevant Federal facility, or a statement of why such measures were determined to be inappropriate;

          (d) A statement of any additional action taken by or at the facility to prevent recurrence of the same type of failure; and

          (e) The total dollar amount of the stipulated penalty assessed for the particular failure.

36.4 Stipulated penalties assessed pursuant to this Section shall be payable only in the manner and to the extent expressly provided for in Acts of Congress authorizing funds for, and appropriations to, the DOD. EPA and the State agree to share equally any stipulated penalties paid by the Air Force to the extent permitted by law.

36.5 In no event shall this section give rise to a stipulated penalty in excess of the amount set forth in CERCLA Section 109, 42 U.S.C. 9609.

36.6 This section shall not affect the Air Force ability to obtain an extension of a timetable, deadline or schedule pursuant to Section XVI, Extensions, of this Agreement.

36.7 Nothing in this Agreement shall be construed to render any officer or employee of the Air Force personally liable for the payment of any stipulated penalty assessed pursuant to this section.

                             XXXVII.  BASE CLOSURE

37.1 Closure of Pease AFB will not affect the Air Force's obligation to comply with the terms of this Agreement and specifically to ensure the following:

          (a) Continuing rights of access for EPA and the State in accordance with the terms and conditions of Section X, Access;

          (b) Availability of a Project Manager to fulfill the terms and conditions of this Agreement;

          (c) Designation of alternate DRC members as appropriate for the purposes of implementing Section XIV, Dispute Resolution: and

          (d) Adequate resolution of any other problems identified by the Project Managers regarding the effect of base closure on the implementation of this Agreement.

37.2 Closure of Pease AFB will not constitute a Force Majeure under section XVII Force Majeure, nor will it constitute good cause for extensions under Section XVI Extensions, unless mutually agreed by the Parties, or decided pursuant to Section XIV, Dispute Resolution, of this Agreement.

               XXXVIII.  AMENDMENT OR MODIFICATION OF AGREEMENT

38.1 Except as provided in Sections 7.10 and 8.3, this Agreement can be amended or modified solely upon written consent of the Parties. Such amendments or modifications shall be signed by the signatories to this Agreement or their successors or their designees, and shall have as the effective date that date on which they are signed by all Parties. Notice thereof shall be provided by the last signatory pursuant to
          Section VIII, Project Managers.

38.2 The Party initiating the amendment or modification of this Agreement shall propose in writing the amendment or modification for distribution and signature of the other Parties.

38.3 Any amendments or modifications after the effective date of this Agreement which the Parties mutually agree are minor changes in this Agreement shall be published in a local newspaper of general circulation. Any such amendments or modifications which the parties mutually agree are significant changes in this Agreement shall be published in a newspaper and the public shall be given an opportunity to comment in a manner consistent with Section XXVI, Public Comment on this Agreement, of this Agreement. In the event that the Parties cannot mutually agree, the changes shall be treated as significant changes.

                            XXXIX.  EFFECTIVE DATE

39.1 This Agreement shall become effective in accordance with Section XXVI, Public Comment on this Agreement.

39.2 Any timetable and deadlines, schedules, or RODS required by this Agreement are effective upon finalization and incorporation into this agreement.

                                  APPENDIX I

                              SITE LOCATOR INDEX
                              ------------------

SITE NUMBER    NAME/ABBREVIATION                                 PLATE NUMBER
-----------    -----------------                                 ------------
Site  1,       Landfill 1, LF-1                                          3
Site  2,       Landfill 2, LF-2                                          1
Site  3,       Landfill 3, LF-3                                          1
Site  4,       Landfill 4, LF-4                                          1
Site  5,       Landfill 5, LF-5
Site  6,       Landfill 6, LF-6                                          6
Site  7,       Fire Department Training Area 1, FDTA-1                   2
Site  8,       Fire Department Training Area 2, FDTA-2                   2
Site  9,       Construction Rubble Dump 1, CRD-1                         2
Site 10,       Leaded Fuel Tank Sludge Disposal Site, LFTS               2
Site 11,       FMS Equipment Cleaning Site, FMS                          2
Site 12,       Munitions Storage Site Solvent Disposal Site, MSA         3
Site 13,       Bulk Fuel Storage Area, BFSA                              1
Site 14,       Fuel Line Spill Site, FLS                                 2
Site 15,       Industrial Shop/Parking Apron, IS/PA                      4
Site 16,       PCB Spill Site                                            5
Site 17,       Construction Rubble Dump 2, CRD-2                         6
Site 18,       Munitions Residue Burial Site                             3
Site 19,       Newfields Ditch                                           4
Site 20,       Grafton Ditch                                             6
Site 21,       McIntyre Brook                                            5
Site 22,       Suspected Fire Training Area(Burn Area-1), BA-1           3
Site 23,       Pauls Brook                                               1
Site 24,       Peverly Ponds/Brook                                       2
Site 26,       Flagstone Brook                                           1
Site 31,       Building 244                                              4
Site 32,       Building 113                                              4
Site 33,       Building 229                                              4
Site 34,       Building 222                                              4
Site 35,       Building 226                                              4
Site 36,       Building 119                                              4
Site 37,       Burn Area 2, BA-2                                         5

Each undersigned representative of a Party certifies that he/she is fully authorized to enter into the terms and conditions of this Agreement and to legally bind such Party to this Agreement.

UNITED STATES AIR FORCE

BY:   JOSEPH A. AHEARN                        April 22, 1991
     -------------------------------         --------------------------
     Joseph A. Ahearn                        DATE
     Major General, USAF
     Director of Engineering and Services
     Headquarters, United States Air Force

UNITED STATES ENVIRONMENTAL PROTECTION AGENCY


BY:   JULIE BELAGA                            April 24, 1991
     -------------------------------         --------------------------
     Julie Belaga                            DATE
     Regional Administrator

STATE OF NEW HAMPSHIRE


BY:   ROBERT VARNEY                           April 23, 1991
     -------------------------------         --------------------------
     Robert Varney                           DATE
     Commissioner, Department of
     Environmental Services


BY:   JOHN P. ARNOLD                          April 23, 1991
     -------------------------------         --------------------------
     John P. Arnold                          DATE
     Attorney General

                              [SITE LOCATION MAP]

                              [SITE LOCATION MAP]

                              [SITE LOCATION MAP]

                              [SITE LOCATION MAP]

                              [SITE LOCATION MAP]

                              [SITE LOCATION MAP]

                              [SITE LOCATION MAP]

                       APPENDIX I. SITE DESCRIPTIONS/1/
                       --------------------------------

Landfill 1, LF-1 (site 1)
-------------------------

Landfill 1, the original base landfill, was operated from 1953 to 1963 and is estimated to be approximately seven acres in size. The landfill originally received construction rubble and debris during base construction. Types of materials received during subsequent base operation included domestic solid waste and shop wastes with some sporadic disposal of waste oils and solvents, paint strippers, outdated paints, paint thinners, pesticide containers, and various empty cans and drums.

Landfill 2, LF-2 (site 2)
-------------------------

Landfill 2 was a minor landfill operated from 1960 to 1962. This sits is approximately three acres in size. Typical use of the landfill involved cutting of long trenches to a depth of six to eight feet (or to bedrock) and covering disposed material with fill. Materials received at Landfill 2 were similar to those reported for Landfill 1.

Landfill 3, LF-3 (site 3)
-------------------------

Initial investigation report indicated Landfill 3 to be a small landfill of approximately two acres. The site, located southeast of Landfill 2 and northwest of the bulk fuel storage area, was operated from 1962 to 1963 following the closing of Landfill 2. Mode of operation and materials received were essentially the same as for Landfill 2. Subsequent field work, i.e., excavation test pits, indicated no evidence of source area.

Landfill 4, LF-4 (site 4)
-------------------------

Initial investigation report indicated Landfill 4 was operated subsequent to Landfill 3, from 1963 to 1964. However, the results of aerial photograph review show the landfill was in use prior to 1960 and at least to 1976. The site is approximately seven acres in size. Mode of

________________________

/1/ Information source is CH2M Hill Installation Restoration Program Records Search Report dated January, 1984 and Roy F. Weston, Inc. Stage 2 Draft Final Report dated December, 1989.

operation and materials received were essentially the same as for Landfills 2 and 3.

Landfill 5, LF-5 (site 5)
-------------------------

Landfill 5 was the major base landfill used from 1964 to 1972 and 1974 to 1975. It is approximately 23 acres in size. Its mode of operation was cut and fill. Materials received during the earlier years were similar to Landfills 1 through
4. In addition, the landfill received an estimated 20,000-gallons of sludge from the industrial waste treatment plant (Building 226). An Interim Remedial Measure (IRM) was initiated in the fall of 1989 to excavate, remove, and dispose of buried drums at this site. Excavation and drum removal work was completed in December, 1989.

Landfill 6, LF-6 (site 6)
-------------------------

While in use LF-6 was operated as the main repository for all base solid waste including construction rubble and domestic refuse. Some spent thinners and solvents also have been disposed at this location. Refuse was buried using trench and fill methods. The landfill was reported to have been in operation between 1972 and 1974. However, a review of historical aerial photographs showed that the landfill area was cleared in 1952 and was an active landfill in 1960.

Fire Department Training Area 1, FDTA-1 (site 7)
------------------------------------------------

This was the original fire department training area and was operated from 1955 to 1961. Its present state includes a circular gravel area marked by a large patch of charred sand and gravel, surrounded by a large cleared area with sparse vegetation with no indication of oil residues. No evidence of recent use was found. Waste oils, waste fuels, and spent solvents were burned at this site, with waste fuels accounting for the bulk of the material burned. The volume of material burned over the 6year life of the training area is estimated to be between 120,000 and 200,000 gallons.

Fire Department Training Area, FDTA-2 (site 8)
----------------------------------------------

Use of this fire department training area followed the discontinued use of the original training area. Operation began in 1961 and continued through late 1988. Prior to 1975, the site was similar to Fire Department Training Area 1, with no improvements except clearing of vegetation and installation of a gravel bed burn pit area. In 1975, the site was refurbished by construction of a clay-lined burn area and installation of a drainage system. However, subsequent subsurface investigations have not confirmed evidence of a clay liner. From 1961 to 1971, burning exercises conducted at this fire training area were the main method of disposal for various Petroleum, Oil and Lubricant (POL) wastes generated on base. Products burned included recovered fuels, waste oils, and spent solvents. Since about 1971, only recovered JP-4 has been used for fire training exercises at this site. An Interim Remedial Measure (IRM) was initiated in the fall of 1989 to remove contaminated soil from a drainage ditch and install, operate, and maintain a pilot groundwater treatment system.

Construction Rubble Dump 1, CRD-1 (site 9)
------------------------------------------

Construction Rubble Dump 1 was operated from the late 1950s until 1989. This site was used primarily for disposal of inert construction rubble such as concrete, bituminous pavement, tree stumps, brush, and similar materials. One interviewee stated that waste solvents containing TCE were disposed of at this site during 1958 and 1959. The waste solvent was reportedly disposed of in 5-gallon cans at a rate of approximately 20-gallons per month.

Leaded Fuel Tank Sludge Disposal Site, LFTS (site 10)
-----------------------------------------------------

The leaded fuel disposal site was used from the late 50s to 1978 for disposal of sludges cleaned from the Aviation Gasoline (AVGAS) tanks located in the bulk fuels storage area. Except for a small area of reduced vegetative cover (approximately 50 square feet), no evidence of the site's former use was found. The leaded AVGAS tanks were routinely inspected every three years and cleaned as necessary until the use of AVGAS was discontinued in 1978r' Sludge cleaned from tanks consisted of rust, water, residual fuel sludge, and material from sandblasting tank interiors.

Field Maintenance Squadron (FMS) Equipment Cleaning Site, FMS (site 11)
-----------------------------------------------------------------------

This site was used intermittently prior to 1971 for disposal of waste solvent used to clean new equipment of their protective cosmolene coating. Except for a 100-square foot area with sparse vegetative cover, there is no evidence of the site's former use.

Munitions Storage Site Solvent Disposal Site, MSA (site 12)
-----------------------------------------------------------

This site was used as a dumping point for small quantities of waste thinners and solvents used in servicing and maintaining munitions at Building 466. The site was used for an undetermined number of years prior to 1980. Waste solvents were dumped at an estimated rate of 6 gallons/year onto the ground surface, resulting in the elimination of vegetative growth in a 10-foot square area.

Bulk Fuel Storage Area, BFSA (site 13)
--------------------------------------

The Bulk Fuel Storage Area is the main fuel storage area at the base. Minor spills have probably occurred throughout the life of the facility with only a few major spills having been reported. In 1963, a ruptured drain line resulted in the loss of thousands of gallons of fuel from bulk storage Tanks into the diked area surrounding the tank. Most of the spilled fuel was recovered. This same tank subsequently developed a small pinhole leak in 1980. Some minor fuel loss occurred (estimated at less than 1,000 gallons) before the leak was found
and repaired.   Also at the bulk storage area, a corroded vent on the fuel transfer line at Building 160 resulted in an estimated loss of several thousand gallons of fuel in 1975.

Fuel Line Spill Site, FLS(site 14)
----------------------------------

In 1959 snow removal equipment ruptured a protruding vent line from the main underground fuel line, near the northern perimeter of the aircraft parking apron. This fuel loss was estimated to be at least 10,000 gallons. Most of the fuel either evaporated or was flushed with water into the storm drainage system.

Industrial Shop/Parking Apron, IS/PA (site 15)
----------------------------------------------

This area contains the flightline shops, hangars, and aircraft parking apron refueling areas. As a result of initial investigation work, this site was subdivided into six specific areas for further investigations. These areas were designated sites 31, 32, 33, 34, 35, and 36. Description of these sites is provided further on in this Appendix.

PCB Spill Site (site 16)
------------------------

In 1983, a blown transformer at Building 410 resulted in the release of approximately 35 gallons of transformer oil containing 500,000 ppm PCB. Most of the spill was contained indoors on the concrete floor, although some oil did reach the ground outside of the building. The contaminated soil, as well as the transformer oil cleanup material were collected in 18 55 gallon drums. The remaining soil was analyzed and found not to contain residual PCBs.

Construction Rubble Dump, CRD-2 (site 17)
-----------------------------------------

Construction Rubble Dump 2 received construction debris consisting of asphalt, concrete, and gravel borrow. During the Stage 2 presurvey site visit, drums were visible in the debris. No reports of hazardous waste disposal at CRD-2 have been identified. A review of aerial photographs shows that the area has been cleared since at least 1952, and CRD-2 probably received debris from construction of the runway.

Munitions Residue Burial Site (site 18)
---------------------------------------

This site has received the inert residue from deactivated small arias ammunition, egress items, smoke grenades, and starter cartridges. Initial investigations found no evidence of hazardous waste disposal or contamination.

Newfields Ditch (site 19)
-------------------------

Newfields Ditch is an intermittent storm water drainage channel. It drains the IS/PA (site 15) and eventually runs into the Piscataqua River. Newfields Ditch is not known to support a sport fishery and is not authorized for recreational use.

Grafton Ditch (site 20)
-----------------------

Grafton Ditch, also referred to as Harveys Creek, receives storm drainage from the IS/ PA (site 15) and surface runoff from LF-6 (site 6) and CRD-2 (site 17). Although it exhibits perennial flow, no sport fishing has been documented. Grafton Ditch flows into Harveys Creek which then flows northward to North Mill Pond and eventually to the Piscataqua River.

McIntyre Brook (site 21)
------------------------

McIntyre Brook originates within the IS/PA (site 15) and receives storm water runoff from the runway, flightline, shop, and parking apron. Water flowing into McIntyre Brook passes through an oil/water separator before flowing off base and into Great Bay. During dry periods flow is intermittent. Although no biological data are available, the New Hampshire Fish Division speculates that McIntyre Brook may serve as a spawning ground for rainbow smelt (Rogers, 1989).

Suspected Fire Training Area (Burn. Area 1), BA-1 (site 22)
-----------------------------------------------------------

Initially, site 22 was designated as "Suspected Fire Training Area", in later documents the designation was changed to "Burn Area l." Burn Area 1 was identified in aerial photographs as an area of stressed vegetation and stained soil. Historical aerial photograph review places the period of use between 1960 and 1976.

Pauls Brook (site 23)
---------------------

Pauls Brook collects runoff from BFSA (site 13) and possibly some runoff from LF-3 (site 3). This brook eventually flows to the Piscataqua River, after crossing under the Spaulding Turnpike north of the main entrance to the base. It exhibits perennial flow and is not known to support a sport fishery.

Peverly Ponds/Brook (site 24)
-----------------------------

Peverly Brook receives surface runoff and potential ground water discharge from CRD-1(site 8) and then flows to Upper Peverly Pond. Upper Peverly Pond receives additional runoff and potential groundwater discharge from LF-1 (site 1) and FDTA-1 (site 7). The water in upper Peverly Pond drains into Lower Peverly Pond and from thereto Bass Pond before entering Great Bay. Both Upper and Lower Peverly Ponds are designated by the State of New Hampshire as sport fisheries. Pease AFB annually stocks these ponds with rainbow, brook, and brown trout. Bass Pond, although not a state-designated fishery, does support recreational fishing activity. In addition to providing a recreational warm water fishery, Lower Peverly Pond is also authorized for swimming.

Flagstone Brook (site 26)
-------------------------

Flagstone Brook receives surface water from the north ramp portion of the parking apron, from FDTA No 2 (site 8) via

Pickering Brook and runoff from Landfills 2, 3, 4, 5 and the BFSA (site 13) before entering Little Bay. Flow in Flagstone Brook is intermittent in its upper reaches and does not support a sport fishery.

Building 244 (site 31)
----------------------

An Underground Storage Tank (UST) beside Building 244 was used from 1955 to 1965 to store waste Trichloroethene (TCE) generated from degreasing aircraft parts. This tank has been suspected as a contamination source.

Building 113 (site 32)
----------------------

Building 113 is the Munitions Maintenance Squadron (MSS) building. An underground storage tank adjacent to the building had been used from 1955 to 1965 to store waste TCE generated from degreasing aircraft parts. The tank was removed in 1988.

Building 229 (site 33)
----------------------

Building 229 was investigated because of possible fuel/oil spills and reported past TCE use. waste fuel and oil were pumped from this building by a large pump located behind the building.

Building 222 (site 34)
----------------------

Building 222 is the Jet Engine Test Cell (JETC). Drainage from the building went to a swale located southeast of the building until the fall of 1989, when it was piped to holding tanks. Potential contaminants are JP-4 fuel, exhaust residues, and to a lesser extent, TCE.

Building 226, (site 35)
-----------------------

The former Industrial Waste Treatment Plant (IWTP) operated for at least 10 years (until the 1960s) in Building 226. The exact nature of wastes and treatment processes are not known. An oil/'water separator is located west of the building.

Building 119 (site 36)
----------------------

Building 119 is the Jet Engine Maintenance building. The drum storage and oil rack are of concern at this site because soil is visibly stained on the slope behind the drum storage area and around the oil rack. Wastes generated from this building, including fuel and waste TCE, were disposed at the fire department training areas in the past. They are currently contained in drums, stored behind Building 119, and removed by a contractor.

Burn Area 2, BA-2 (site 37)
---------------------------

This area was discovered during the early part of investigative work conducted between September, 1987 and December, 1989. BA-2 was identified in review of 1960 aerial photographs, which showed stained soil and about 3.4 acres of cleared land. Initial investigations of this area were conducted in conjunction with work done at LFTS, site 10. In December of 1989 it was recommended to treat BA-2 as a separate site.

                                  APPENDIX II

                                   TIMETABLE

The following deadlines have been established for the draft primary documents pursuant to thin Agreement.

A.   Landfill 5, (site 5);

     RI Report                                         15  Dec  1991

     FS Report                                         15  Mar  1992
     Proposed Plan                                     15  Nov  1992
     Record of Decision                                1   Oct  1993

B.   Fire Department Training Area 2, (site 8);

     RI Report                                         30  Jul  1992

     FS Report                                         30  Oct  1992
     Proposed Plan                                     30  Jun  1993
     Record of Decision                                15  May  1994

C.   Jet Engine Test Cell, (site 34);

     RI Report                                         15  Jan  1992

     FS Report                                         15  Apr  1992
     Proposed Plan                                     15  Dec  1992
     Record of Decision                                30  Oct  1993

D.   Buildings 113 & 119, (sites 32 & 36);

     RI Report                                         16  Feb  1992

     FS Report                                         16  May  1992
     Proposed Plan                                     16  Jan  1993
     Record of Decision                                30  Nov  1993

E.   Stage 4 Work Effort, (sites 1,2,4,6,9,10,13,17,

     22,31,33,35,37, and ditch sites 19 and 20)

     RI/FS Work Plan *                                 1   Sep  1990

     Quality Assurance Project Plan 1                  1   Sep  1990
     RI Report **                                      1   Feb  1993
     FS Report **                                      1   May  1993

                               APPENDIX II cont.


     Proposed Plan **                                  31 Dec 1993

     Record of Decision **                             15 Nov 1994

* The Air Force shall conduct additional sampling at site 31 (Building 244); site 33 (Building 229), and site 35 (Building 226), and conduct a health assessment in order to evaluate the potential health threat posed by existing conditions. The Air Force shall submit a Sampling and Analysis Plan to EPA and the State for approval prior to the initiation of field work. All analyses and health assessments shall be undertaken in accordance with the provisions of this Agreement (including Section 6.4) and shall be submitted for review no later than September 1, 1991. The Project Managers shall subsequently meet to discuss and mutually agree upon appropriate response actions. Any disagreement by the Project Managers shall be subject to Section XIV, Dispute Resolution.

** These dates will be adjusted on a day for day basis for each day that the finalization of the RI/FS Work Plan and Quality Assurance Project Plan exceeds the time period established in Section VII of this Agreement for review comment and finalization, including any delays in finalization of the RI/FS Work Plan and Quality Assurance Project Plan due to Dispute Resolution invocation.

F.   No Action Decisions (sites 3,7, and 11)

     Proposed Plan                                     15 Oct 1990
     Record of Decision                                30 Aug 1991

G.   Scope of Work                                     30 Oct 1990

H.   Community Relations Plan                          25 Oct 1990
     (May be amended at later dates
     to address new AOCs, RAs, or OUs)

These Deadlines are based upon the following parameters:

1. In many respects the IAG process is sequential, consisting of a series of steps. Specifically, as to the deadlines for the primary documents established in A through F above, the Air Force must prepare and transmit documents to the EPA and the State for their review of the document to insure consistency with CERCLA, the NCP, pertinent EPA and State guidance, and applicable state law. It is not possible to complete preparation of subsequent documents until this process is complete for earlier documents.

2. Draft RI report date is predicated on the following assumptions: a) the apparent acceptance by EPA and the State of the Site Characterization Summary Report (a secondary document) and b) only single tier sampling for Ecological Risk Assessment data.

3. Draft ROD date is predicated on the following assumption: the Proposed Plan, having been finalized pursuant to Section VII, will not require a change of selected remedy as a result of comments received during the public comment period.

If these parameters are not met with respect to a particular deadline, the Air Force may seek an extension pursuant to Section XVI of this Agreement; the appropriateness of any such extension request shall be determined in accordance with requirements and procedures set forth in Section XVI.

                                Modification 1
                                      to
           Federal Facilities Agreement, dated April 24, 1991, under
                  CERCLA Section 120 for Pease Air Force Base

The United States Environmental Protection Agency, the United States Air Force and the State-of New Hampshire, as parties to the above agreement, hereby modify the agreement as follows. These modifications shall become effective in accordance with Section XXVI of the Agreement. All other provisions of this agreement continue to remain effective as of April 24, 1991.

1.   Insert a new Section 5.9(A) to read as follows:

          The Air Force conducted a further review of locations indicated in paragraph 5.9 above and a survey of the entire Pease AFB, to determine if those locations or other areas should be designated as Areas of Concerns under this Agreement. This review was conducted under the 1990 Preliminary Assessment/Site Inspection (PA/SI) investigation. The PA portion was performed between May 30 and June 20, 1990 and the SI portion was performed from August 1 through 7, 1990. The PA/SI report was issued in February 1991. In addition to the PA/SI investigation, property transfer site assessments were also conducted in connection with property transfers pursuant to section 34.2 and 10.8 of this Agreement. As a result of these additional investigations, the following "sites" or "areas" have been added to the Pease IRP:

          site 36a   Pipeline Break @ Building 119
          site 38    Building 120
          site 39    Building 227
          site 40    Auto Hobby Shop, Building 103
          site 41    Golf Course Maintenance Area, Building 399
          site 42    Portsmouth Reuse to Energy Plant, Building 123
          site 43    McIntyre Road Drum Disposal Area
          site 44    Paint Can Disposal Area
          site 45    Old Jet Engine Test Stand
          site 46    Railroad Tracks Herbicides
          site 47    Golf Course Pesticide Storage and Mixing Area, Building 398
          site 48    EOD Burn Detonation Area

2.   Insert a new Section 5.9(B) to read as follows:

          Locations 39, 40, and 44 are designated Areas of Concerns as defined in Section III, Definitions, within Pease AFB. These site additions are based upon the results of the additional investigations and are added to this Agreement pursuant to Section 6.6 hereof.

          Additionally, the Parties have determined that site 14 did not warrant designation as an Area of Concern under this Agreement and, therefore is deleted from the terms of this Agreement. Since site 13 (Bulk Fuel Storage Area) has been determined to be strictly a petroleum release, it is excluded from the terms of this agreement since petroleum releases are exempted from the jurisdiction of CERCLA. Further investigation and remediation at site 13 will be governed by the State of New Hampshire Department of Environmental Services and regulations governing release and cleanup of petroleum products. Locations 12, 16, 18, 36a, 38, 41-43, and 45-48 will undergo further review to determine if they should be designated as additional Areas of Concern. The brooks and ponds, sites 21, 23-24, and 26, will be evaluated in conjunction with their respective Zones. Zones are groupings of sites identified by geographical proximity, similarity of contamination, etc. Reference Appendices I and II for Zone layouts and site grouping by Zones.

3.   Revise Section 5.10 accordingly:

          In line 2 insert ", 5.9(A), and 5.9(B)" between the phrase "Section 5.8" and the word "above".

4.   Revise Section 14.4 accordingly:

          On line 14 change the title of the Air Force representative on the Dispute Resolution Committee (DRC) from "Director, Base Closure and Integration Division, Headquarters, United States Air Force" to "Director, Air Force Base Disposal Agency".

5.   Revise Section 38.3 accordingly:

          Insert "A notice of" at the beginning of paragraph 38.3. Insert "A notice of" at the beginning of the second sentence of paragraph 38.3.

6.   Revise Appendix I accordingly:

     a. Remove existing page I-1 entitled "Site Locator Index" and insert new page I-1 entitled "Installation Restoration Program Master List of Sites". Remove "Site Locator Map" and associated plates and replace with new page I-la, "IRP site and Zone Map".

     b. Add the following to the end of the site description for the Bulk Fuel Storage Area, BFSA (site 13), page I-5;

          The Bulk Fuel Storage area has been removed from the jurisdiction of this Agreement. The basis for this action is the fact that the BFSA is separate from other Zone 1 IRP sites and consists totally of petroleum product releases which are CERCLA exempt products. It is noted the site investigation and remediation will be governed by the State of New Hampshire Department of Environmental Services and regulations governing the release and clean up of petroleum products. Justification for this action is provided in an Air Force report entitled "Proposal to Remove IRP Site 13, Bulk Fuel Storage Area from CERCLA", June 1992, which is contained in the public information repository located on Pease AFB. The following is a brief summary of the report. The overburden hydrogeology for the BFSA shows that there is a groundwater divide in the center of the BFSA. The water originating from LF-5 and the Paint Can Disposal Area (PCDA) does not flow into the BFSA due to this divide, thus making the BFSA distinct from its adjacent sites. The bedrock hydrogeology for the BFSA indicates that the site is also separate from LF-5 and the PCDA. The source areas at the BFSA are coincident with the above ground tanks and areas around the fill stands at the BFSA. The groundwater contamination distribution in Zone 1, focusing on the LF-5 and BFSA wells, indicates a distinct boundary between the different types of contamination at these sites.

     c. Add the following to the end of the site description for Fuel Line Spill Site, FLS (site 14), page I-5;

          This site was further evaluated under the 1990 PA/SI investigation. In this investigation it was determined that the only fuel line component in the area that could have caused the spill was a low point drain
          (LPD3) located in the corner of the intersection of Apron A and Taxiway D. The 1990 PA interviews confirmed that the break occurred in winter and snow removal equipment and water flushing was used to divert the majority of the spilled fuel into the storm drain. The storm drainage plans were reviewed for this portion of the drainage system and it was determined that the majority of the spilled fuel was most likely discharged to the storm drain through the catch basin immediately adjacent to the low-point drain. Overburden monitor well 544, installed during the Stage 2 work effort, is located within 50 feet of the low-point drain. No organic vapors were detected in the soils or water during drilling. Well 544 was sampled twice during the Stage 2 work effort with no fuel related compounds being detected during either sampling round. The facts compiled during the 1990 PA/SI investigation showed that immediate action was taken at the time of the spill; the presence of snow and frozen soil is believed to have limited the amount of fuel infiltrating into the ground; no evidence of fuel contamination was detected in groundwater from well 544, and the spill was a one-time incident that occurred over 30 years ago. Therefore, the Parties concluded that site 14 did not warrant designation as an AOC under the Pease FFA.

     d.   Add the following new site descriptions to the end of Appendix I;

          Pipeline Break at Building 119 (site 36a)
          -----------------------------------------

          Building 119 was the Jet Engine Maintenance Building. Wastewater from the floor drainage system was conveyed from .a sump in building 119 through a buried pipeline to the Industrial Waste Treatment Plant
          (IWTP) at Building 226. During the period 1981 to 1982 a construction contractor was in the process of converting buried hot water heat lines to above ground lines. While excavating the heat line to the northwest of Building 119, the backhoe ruptured a 6-inch diameter force main that carried the wastewater from Building 119 to the IWTP. As a result of the force main rupture, an estimated 5,000 to 10,000 gallons of untreated wastewater drained into the excavation.

          Building 120 (site 38)
          ----------------------

          Building 120 was the general repair shop and is located northwest of Building 119 along Dover Avenue. Stained soils outside the paint room were identified during the IRP Phase I record search indicating a spill of unknown origin or date.

          Building 227 (site 39)
          ----------------------

          Building 227 houses the largest hanger on Pease AFB and served as a major industrial maintenance area for aircraft. TCE was reported as the common solvent used at Building 227 during the late 1950s and 1960s. Activities within Building 227 most likely resulted in releases of petroleum and solvent products to the environment. Release pathways would have been spills on floors, spills outside the building, leaks from underground tanks, and discharges to the building drainage system. Site 39 is made up of Building 227 and the surrounding parking apron area and consists of approximately 11 acres.

          Auto Hobby Shop, Building 103 (site 40)
          ---------------------------------------

          The Auto Hobby Shop was built between 1956 and 1960 and has since been used continuously for light maintenance and repair of privately owned vehicles belonging to Air Force personnel. Operations at the facility were performed in a self-service format under the control of a full-time on-site supervisor. Specific operations performed at this site were oil changes, tune ups, light engine repair, exhaust system repair, vehicle washing, and auto body work and painting. Several types of liquid wastes were generated by the shop, including waste oil, solvents, and washdown from a washing bay used for painting and washing vehicles.

          Golf Course Maintenance Area, Building 399 (site 41)
          ----------------------------------------------------

          The golf course maintenance facility was constructed about 1981. Operations performed at the maintenance facility include oil changes and general repair of golf carts, sprayers, and maintenance equipment. A number of petroleum products, paints, thinners, and other liquids were stored at the facility. Waste oil from equipment oil changes was reportedly collected in 5gallon containers and periodically emptied in the Auto Hobby Shop Oil Storage Bowser.

          Portsmouth Refuse to Energy (RTE) Plant, Building 123 (site 42)
          ---------------------------------------------------------------

          The RTE Plant was constructed in 1981 by the City of Portsmouth on approximately four acres of land located on Pease AFB. The facility is located along the south side of Exeter Street. The building houses the refuse incinerators and ancillary equipment, as well as a control room and offices. The RTE Plant operated from July 1982 until April 1987. Refuse from the City of Portsmouth, Pease AFB, Portsmouth Naval Shipyard, and several other communities, and companies located in the greater Portsmouth area and southern Maine was burned at the RTE Plant. Heat from the incinerators was used to generate steam for the base's heating system.

          McIntyre Road Drum Disposal Area (site 43)
          ------------------------------------------

          This site was initially identified during the Stage 2 IRP investigations. A cluster of drums was observed at the land surface that appeared to be unrelated to any known IRP area. Information inquiries during Stage 2 did not provide any additional information regarding the history of this site. However, a few possible sources of the drums were suspected: drums may have contained leaded fuel tank sludge representing the southwestern border of the LFTS area, the drums may have been related to a 0.25 mile recreation vehicle racetrack located in the general area during the 1960s, or drums may have been moved to the site from another area. The area of this site is approximately 250 feet long and 50 feet wide. The visible drums were generally rusted, unmarked, and generally dented and lying on their side. An intensive test pitting operation was conducted at this site in the fall of 1991. Results of the action showed that no drums were actually buried at this location.

          Paint Can Disposal Area (site 44)
          ---------------------------------

          This location was initially identified during several interviews with Air Force personnel during the 1990 PA/SI investigation. It is located between the access road that starts behind the Civil Engineering (CE) complex and the main road to LF-5. These dirt roads join near the extreme southern end of LF-5. The road from the CE complex was used over a 30-year period to provide access for storage and disposal of drums containing paint and paint residues by both Air Force and contractor painters, additionally, it was reported that CE also used this area to stage and store curbing and other roadway maintenance materials. Also, it was reported that the area at or near the junction of the two access roads was a common location for the burial of waste floc generated at the IWTP (Building 226). Since this area received relatively casual use for many years, there is poor correlation between interviews concerning the years of operation and type, character, and volume of waste material that may have been disposed at this site.

          Old Jet Engine Test Stand (site 45)
          -----------------------------------

          The old jet engine test stand (OJETS) is located approximately 1,000 feet from the southwestern edge of the runway adjacent to the golf course maintenance shed area. The test stand was constructed in approximately 1958 and consisted of a partially enclosed engine test stand (roof and sidewalls) and an engine control room structure. The engine exhaust was directed out of the northern end of the containment structure, as evidenced by exhaust residue on the ground visible in aerial photographs from 1960 through 1965. This exhaust area appears to be, unpaved in these early photographs, but is currently asphalt covered except for a rock-filled crib immediately north of the test stand. According to interview sources, the test stand received heavy use, particularly in the mid-1960s, when the maximum number of aircraft (B-47s) were assigned to Pease AFB. Use of this facility was discontinued in the mid-1970s.

          Railroad Tracks Herbicides (site 46)
          ------------------------------------

          Herbicides were historically used along Pease AFB railroad lines to control unwanted vegetation growth during the summer months. According to the base entomologist, Ureabor was the primary herbicide used along the railroad lines on base. Ureabor is a commercial product manufactured by Occidental Chemical Company. It contains about 66.5 percent sodium metaborate tetrahydrate as an active ingredient (granular form), which acts as a soil sterilant. Typical mixture rates of Ureabor are on the order of one 100-pound bag per 100 to 120 gallons of water. If applied properly in this concentration, vegetative regrowth would be effectively controlled for about 2 years.

          Golf Course Pesticide Storage and Mixing Area, Bldg 398 (site 47)
          -----------------------------------------------------------------

          The pesticide storage and mixing area refers to a small (approximately
          0.5 acre) area located near Building 398, about 1000 feet south of the golf course clubhouse. Building 398 is a pumphouse adjacent to a shallow dug well, no longer in use, that formerly served the clubhouse. It was reported by several civilian employees of Pease AFB that this area was formerly used for mixing and storing pesticides used on the golf course. It was further suggested that this location was chosen due to the proximity of the well (about 150 feet) as a water source. Reportedly, personnel mixed pesticides, fertilizers, and topsoil in this area for use at the golf course in the 1960s. No visible evidence of residual environmental contamination associated with past activities was found during a field reconnaissance survey conducted in 1990. The area was largely covered with healthy vegetation, with no indication of surface staining or stressed vegetation.

          Explosive Ordnance Disposal (EOD) Burn Detonation Area (site 48)
          ----------------------------------------------------------------

          This site is located to the southwest of the base proper near the Weapons Storage Area. Activities within this site included excavating trenches for burning or detonating unusable ordnance. The EOD range was established during initial base construction and was active until September 1990. Information on this site was obtained from several interviews with base personnel, particularly Civil Engineering personnel. The EOD range was the subject of a separate closure plan conducted by the Air Force. The EOD range closure plan was completed in early September 1990 by a task force from Hill Air Force Base and has been certified clear of any residual ordnance. The closure work included an ordnance sweep and fragmentation search to ensure that no unexploded ordnance remained. Soil was sifted to remove fragmentation particles from the EOD range, burn, and burial pit areas. No site survey was conducted as part of early IRP investigations and the 1990 PA/SI due to restricted access at the time. It is known that initial burn pits were excavated around 1958 to 1960, and three to four major burn pits were excavated for the Munitions Maintenance Squadron (MMS) over the past 30 years. Ordnance was either detonated or burned after being placed in the pits under the supervision of the MMS group.

7.   Revise Appendix II as follows:

     a. In Section IIA, change the Record of Decision date to "15 May 1993". In Section IIB, change the Record of Decision date to "15 Oct 1993". In Section IIC, change the Proposed Plan date to "31 Dec 1992" and the Record of Decision date to "15 Jun 1993". In Section IID, change the Proposed Plan date to "31 Dec 1992" and the Record of Decision date to "15 Jun 1993".

     b.   Add the following language between Sections IID and Section IIE:

          The documents for the sites contained in Sections IIA-IID above will focused on site specific actions (such as source control, source elimination, or containment of groundwater). The general groundwater issues and overall contamination issues, (e.g., overlapping plumes), will be addressed in the IRP Zone documents detailed in Section IIE below.

     c.   Make the following changes to Section IIE:

          (1)  Delete the following items from Section IIE on page II-1.

          "RI Report **                                       1   Feb  1993"

          "FS Report **                                       1   May  1993"
          "Proposed Plan **                                   31  Dec  1993"
          "Rod of Decision **                                 15  Nov  1994"

          (2)  Delete the second asterisk footnote from Section IIE on page
          II-2.

          (3) Insert the following to Section IIE after "Quality Assurance Project Plan 1 Sep 1990" on page II-1:

          The Stage 4 work effort has been divided into IRP Zones, refer to page I-la of Appendix I for location map. Listed below-are the deadlines for the draft primary documents for each of the Zones. Also included are the individual IRP sites that make up each Zone.**

          Zone 1 (sites 2,3,4,5,13,23,26, and 44)

                 RI Report                                   27 Apr 1993
                 FS Report                                   29 Sep 1993
                 Proposed Plan                               12 Jan 1994
                 Record of Decision                          14 Jun 1994

          Zone 2 (sites 1,7,10,16,22,24,37, and 43)

                 RI Report                                   18 May 1993
                 FS Report                                   20 Oct 1993
                 Proposed Plan                               10 Feb 1994
                 Record of Decision                          12 Jul 1994

          Zone 3 (sites 19,21,31,32,33,34,35,36,36a,38,39, 42, and 15)

                 RI Report                                   6 Apr 1993
                 FS Report                                   8 Sep 1993

                 Proposed Plan                               7 Jan 1994
                 Record of Decision                          7 Jun 1994

          Zone 4 (sites 6,17,20, and 40)

                 RI Report                                   2 Mar 1993
                 FS Report                                   4 Aug 1993
                 Proposed Plan                               18 Nov 1993
                 Record of Decision                          19 Apr 1994

          Zone 5 (sites 8,9, and 11)

                 RI Report                                   9 Feb 1993
                 FS Report                                   14 Jul 1993
                 Proposed Plan                               26 Oct 1993
                 Record of Decision                          29 Mar 1994

          Zone 6 (sites 12,18, and 48)

          Zone 7 (sites 41,45, and 47)

                 Work at Zones 6 and 7 is being conducted to determine if sites within Zones should be designated AOCs, reference Section V, Paragraph 5.9b. Deadlines are not applicable for these two Zones as no primary documents are required at this time.

          Zone 8 (site 24)

                 Zone 8 is where sampling is targeted to evaluate impact from adjacent sites on the Peverly Brook and Pond Waterway system. Deadlines are not applicable.

          (4) Add the following to the end of the first asterisk footnote on page II-2.

          Note: Health Assessment Report was completed and submitted by September 1 1991 and no concerns relative to the scope of the Health Assessment Report was identified at these three sites.

          (5) Add the following second asterisk footnote after the first asterisk foot note on page II-2:

          ** Adjustments in Zone boundaries, as warranted by field data or other relevant information, may be made by agreement of the Project Managers without amendment to this agreement.

     d.   Make the following changes to Section IIF:

          (1)  Delete the following item from Section IIF on page II-2:

          "Record of Decision 30 Aug 1991" on page II-2.

          (2) Insert the following to Section IIF after "Proposed Plan 15 Oct 1990" on page II-2:

          These three sites are now included in their appropriate Zone reports.

The undersigned representative of each Party hereby agree to the foregoing modification to the above Agreement, and certify that he/she is fully authorized to do so and to legally bind such Party.

UNITED STATES AIR FORCE


BY:  DAVID M. CANNAN                               January 19, 1993
    -----------------------------                 -----------------
    David M. Cannan, Colonel, USAF                DATE
    Director, Air Force Base Disposal
    Agency


UNITED STATES ENVIRONMENTAL PROTECTION AGENCY


BY:  PAUL G. KEOUGH                                March 18, 1993
    -----------------------------                 -----------------
    Paul G. Keough                                DATE
    Acting Regional Administrator


STATE OF NEW HAMPSHIRE


BY:  ROBERT VARNEY                                February 26, 1993
    -----------------------------                 -----------------
    Robert Varney                                 DATE
    Commissioner, Department of
    Environmental Services


BY:  JEFFREY R. HOWARD                             February 9, 1993
    -----------------------------                 -----------------
    Jeffrey R. Howard                             DATE
    Attorney General

                                  APPENDIX I

                       INSTALLATION RESTORATION PROGRAM
                             MASTER LIST OF SITES

SITE           ZONE      DESCRIPTION
-----------------------------------------------------------------------------
1              2         LANDFILL 1
2              1         LANDFILL 2
3              1         AREA -3
4              1         LANDFILL 4
5              1         LANDFILL 5
6              4         LANDFILL 6
7              2         FIRE DEPARTMENT TRAINING AREA 1
8              5         FIRE DEPARTMENT TRAINING AREA 2
9              5         CONSTRUCTION RUBBLE DUMP 1
10             2         LEADED FUEL TANK SLUDGE DISPOSAL SITE
11             5         FIELD MAINTENANCE SQUADRON CLEANING SITE
12             6         MUNITIONS MAINTENANCE AREA
13             1         BULK FUEL STORAGE AREA
14                       FLIGHTLINE SPILL SITE
15                       INDUSTRIAL SHOP/PARKING APRON
16             2         BUILDING 410 PCB SPILL SITE
17             4         CONSTRUCTION RUBBLE DUMP 2
18             6         MUNITIONS RESIDUAL BURIAL AREA
19             3         NEWFIELDS DITCH
20             4         GRAFTON DITCH
21             3         MCINTYRE BROOK
22             2         BURN AREA 1
23             1         PAUL'S BROOK
24             8         PEVERLY BROOK AND POND WATERWAY
25, 27 TO 30             NOT USED
26             1         FLAGSTONE BROOK
31             3         BUILDING 244
32             3         BUILDING 113
33             3         BUILDING 229
34             3         BUILDING 222
35             3         BUILDING 226
36             3         BUILDING 119
37             2         BURN AREA 2
38             3         BUILDING 120
39             3         BUILDING 227
40             4         AUTO HOBBY SHOP
41             7         GOLF COURSE MAINTENANCE AREA
42             3         REFUSE TO ENERGY PLANT
43             2         MCINTYRE ROAD DRUM DISPOSAL AREA
44             1         PAINT CAN DISPOSAL AREA
45             7         OLD JET ENGINE TEST STAND
46                       RAILROAD TRACK HERBICIDE AREA
47             7         GOLF COURSE PESTICIDE MIXING/STORAGE AREA
48             6         EOD DETONATION AREA

                          [INSERT SITE LOCATION MAP]

                          DEPARTMENT OF THE AIR FORCE
                        AIR FORCE BASE DISPOSAL AGENCY
                             OPERATING LOCATION A
            PEASE AIR NATIONAL GUARD BASE, NEW HAMPSHIRE 03801-0157


SUBJECT: Pease Air Force Base Federal Facilities Agreement Modification 1, Implementation Package.

1. To implement Modification 1 to the Pease Air Force Base Federal Facilities Agreement (FFA), make the following substitutions:

     a.   Section 5, Finding of Fact

            Remove existing page 12. Insert the attached revised page 12 and new pages 12a and 12b.

     b.   Section 14, Dispute Resolution

            Remove existing page 36. Insert the attached revised page 36.

     c.   Section 38, Amendment or Modification of Agreement

            Remove existing page 75. Insert the attached revised page 75.

     d.   Appendix I, Site Descriptions

            Remove existing page I-1 and associated maps and plates. Insert revised page I-1 and new map, page I-la. Remove existing page I-5. Insert revised page I-5 and new page I-5a. Add new pages I-9 through I-12.

     e.   Appendix II, Timetables

            Remove existing Appendix II in its entirety (pages II-1 through II-3). Insert revised Appendix II (pages II-1 through II-3).

2. The Pease AFB FFA, dated April 24, 1991 and Modification 1 to the FFA are on file at the Pease Administrative Record and Information Repository located at Building 43, Pease Air National Guard Base, NH.

          * site 15 was further divided into the following sites:

          site 31        Building 244
          site 32        Building 113
          site 33        Building 229
          site 34        Building 222
          site 35        Building 226
          site 36        Building 119

There are no locations numbers 25 or 27-30

5.9       Locations 1-11, 13, 15, 17, 19-20, 22, and 31-37, are Areas of Concern
          as defined in Section III, Definitions, within Pease AFB. The Air Force will be conducting a further review of locations 12, 14, 16, 18, 21, 23-24, and 26, and a survey of the entire Pease AFB, to determine if these or other areas should be designated as additional Areas of Concern which require remedial work under this agreement. New Areas of Concerns may be added to this agreement pursuant to Section 6.6 hereof.

5.9 (A) The Air Force conducted a further review of locations indicated in paragraph 5.9 above and a survey of the entire Pease AFB, to determine if those locations or other areas should be designated as Areas of Concerns under this Agreement. This review was conducted under the 1990 Preliminary Assessment/Site Inspection (PA/SI) investigation. The PA portion was performed between May 30 and June 20, 1990 and the SI portion was performed from August 1 through 7, 1990. The PA/SI report was issued in February 1991. In addition to the PA/SI investigation, property transfer site assessments were also conducted in connection with property transfers pursuant to section 34.2 and 10.8 of this Agreement. As a result of these additional investigations, the following "sites" or "areas" have been added to the Pease IRP:

          site 36a  Pipeline Break @ Building 119
          site 38   Building 120
          site 39   Building 227
          site 40   Auto Hobby Shop, Building 103
          site 41   Golf Course Maintenance Area, Building 399
          site 42   Portsmouth Refuse to Energy Plant, Building 123

MOD 1, Dec 1992                       12
          site 43   McIntyre Road Drum Disposal Area
          site 44   Paint Can Disposal Area
          site 45   Old Jet Engine Test Stand
          site 46   Railroad Tracks Herbicides
          site 47   Golf Course Pesticide Storage and Mixing Area, Building 398
          site 48   EOD Burn Detonation Area

5.9 (B) Locations 39, 40, and 44 are designated Areas of Concerns as defined-in Section III, Definitions, within Pease AFB. These site additions are based upon the results of the additional investigations and are added to this Agreement pursuant to Section 6.6 hereof. Additionally, the Parties have determined that site 14 did not warrant designation as an Area of Concern under this Agreement and, therefore is deleted from the terms of this Agreement. Since site 13 (Bulk Fuel Storage
          Area) has been determined to be strictly a petroleum release, it is excluded from the terms of this agreement since petroleum releases are exempted from the jurisdiction of CERCLA. Further investigation and remediation at site 13 will be governed by the State of New Hampshire Department of Environmental Services and regulations governing release and cleanup of petroleum products. Locations 12, 16, 18, 36a, 38, 41-43, and 45-48 will undergo further review to determine if they should be designated as additional Areas of Concern. The brooks and ponds, sites 21, 23-24, and 26, will be evaluated in conjunction with their respective Zones. Zones are groupings of sites identified by geographical proximity, similarity of contamination, etc. Reference Appendices I and II for Zone layouts and site grouping by Zones.

5.10 Appendix I of this Agreement includes a map and brief description of each location referred to in sections 5.8 and 5.9(A) and 5.9(B) above.

5.11 The Air Force is the authorized delegate of the President under E.O. 12580 for receipt of notification of ARARs required by CERCLA Section 121(d)(2)(A)(ii), 42 U.S.C. Sec. 9621(d)(2)(A)(ii).

MOD 1, Dec 1992                       12a

5.12 The authority of the Air Force to exercise the delegated removal authority of the President pursuant to CERCLA Section 104, 42 U.S.C. Sec. 9604, is not altered by this Agreement.

5.13 The actions to be taken pursuant to this Agreement are reasonable and necessary to protect public health, welfare or the environment.

5.14 For the purposes of this Agreement, the foregoing constitutes a summary of the findings upon which this Agreement is based. None of the facts related herein shall be considered admissions by any party. This Section V contains findings of Fact, determined solely by the Parties and shall not be used by any person related or unrelated to this Agreement for purposes other than determining the basis and enforcing terms, of this Agreement.


MOD 1, Dec 1992                      12b

                           XIV.  DISPUTE RESOLUTION

14.1 Except as specifically set forth elsewhere in this Agreement, if a dispute arises under this agreement, the procedures of this Section shall apply. All Parties to this Agreement shall make reasonable efforts to informally resolve disputes at the Project Manager or immediate supervisor level. If resolution cannot be achieved informally, the procedures of this Section shall be implemented to resolve a dispute.

14.2 Within thirty (30) days after: (1) the issuance of a draft final primary document pursuant to Section VII, Consultation with EPA and the State, or (2) any action which leads to or generates a dispute, the disputing Parties shall submit to the other Parties a written statement of dispute setting forth the nature of the dispute, the work affected by the dispute, the disputing Party's position with respect to the dispute and technical, legal or factual information the disputing Party is relying upon to support its position.

14.3 Prior to any Party's issuance of a written statement of dispute, the disputing Party shall engage the other Parties in informal dispute resolution between the Project Managers and/or their immediate supervisors. During this informal dispute resolution period, the Parties shall meet as many times as are necessary to discuss and attempt resolution of the dispute.

14.4 The Dispute Resolution Committee (DRC) will serve as a forum for resolution of disputes for which agreement has not been reached through informal dispute resolution. The Parties shall each designate one individual and an alternate to serve on the DRC. The individuals designated to serve on the DRC shall be employed at the policy level (Senior Executive Service Air Force(SES or equivalent)) or be delegated the authority to participate on the DRC for the purposes of dispute resolution under this Agreement. The EPA representative on the DRC is the Waste Management Division Director of EPA's Region I (EPA Division Director). The State representative on the DRC is the Director, Division of Waste Management, DES, or his/her designated representative. The Air Force representative on the DRC is the Director, Air Force Base Disposal Agency. Written notice of any delegation of authority from the Party's designated representative on the DRC shall be provided to all other Parties pursuant to the procedures of Section VIII, Project Managers.

MOD 1, Dec 1992                       36

               XXXVIII.  AMENDMENT OR MODIFICATION OF AGREEMENT

38.1 Except as provided in Section 7.10 and 8.3, this Agreement can be amended of modified solely upon written consent of the Parties. Such amendments or modifications shall be signed by the signatories to this agreement or their successors or their designees, and shall have as the effective date that date on which they are signed by all Parties. Notice thereof shall be provided by the last signatory pursuant to
          Section VIII. Project Managers.

38.2 The party initiating the amendment or modification of this Agreement shall propose in writing the amendment or modification for distribution and signature of the other Parties.

38.3 A notice of any amendments or modifications after the effective date of this Agreement which the Parties mutually agree are minor changes in this Agreement shall be published in a local newspaper of general circulation. A notice of any such amendments or modifications which the Parties mutually agree are significant changes in this Agreement shall be published in a newspaper and the public shall be given an opportunity to comment in a manner consistent with Section XXVI, Public Comment on this Agreement, of this Agreement. In the event that the Parties cannot mutually agree, the changes shall be treated as significant changes.

MOD 1, Dec 1992                       75

                              [SITE LOCATION MAP]

Bulk Fuel Storage Area, BFSA (site 13)
--------------------------------------

The Bulk Fuel Storage Area is the main fuel storage area at the base. Minor spills have probably occurred throughout the life of the facility with only a few major spills having been reported. In 1963, a ruptured drain line resulted in the loss of thousands of gallons of fuel from the bulk storage Tank 3 into the dike area, surrounding the tank. Most of the spilled fuel was recovered. This same tank subsequently developed a small pinhole leak in 1980. Some minor fuel loss occurred (estimated at less than 1,000 gallons) before the leak was found and repaired. Also at the bulk storage area, a corroded vent on the fuel transfer line at Building 160 resulted in an estimated loss of several thousand gallons of fuel in 1975.

The Bulk Fuel Storage area has been removed from the jurisdiction of this Agreement. The basis for this action is the fact that the BFSA is separate from other Zone 1 IRP sites and consists totally of petroleum product releases which are CERCLA exempt products. It is noted the site investigation and remediation will be governed by the State of New Hampshire Department of Environmental Services and regulations governing the release and clean up of petroleum products. Justification for this action is provided in an Air Force report titled "Proposal to Remove IRP Site 13, Bulk Fuel Storage Area from CERCLA", June 1992, which is contained in the public information repository located on Pease AFB. The following is a brief summary of the report. The overburden hydrogeology for the BFSA shows that there is a groundwater divide in the center of the BFSA. The water originating from LF-5 and the Paint Can Disposal Area
(PCDA) do not `flow into the BFSA due to this divide, thus making the BFSA distinct from its adjacent sites. The bedrock hydrogeology for the BFSA indicates that the site is also separate from LF-5 and the PCDA. The source areas at the BFSA are coincident with the above ground tanks and areas around the fill stands at the BFSA. The groundwater contamination distribution in Zone 1, focusing on the LF-5 and BFSA wells, indicates a distinct boundary between the different types of contamination at these sites.

Fuel Line Spill Site, FLS (site 14)
-----------------------------------

In 1959 snow removal equipment ruptured a protruding vent line from the main underground fuel line, near the northern perimeter of the aircraft parking apron. This fuel loss was estimated to be at least 10,000 gallons. Most of the fuel either evaporated or was flushed with water into the storm drainage system.

This site was further evaluated under the 1990 PA/SI investigation. In this investigation it was determined that the only fuel line component in the area that could have caused the spill was a low point drain (LPD-3) located in the corner of the intersection of Apron A and Taxiway D. The 1990 PA interviews confirmed that the break occurred in winter and snow removal equipment and water flushing was used to divert the majority of the spilled fuel into the storm drain. The storm drainage plans were reviewed for this portion of the drainage system and it was determined that the majority of the spilled fuel was most likely discharged to the storm drain through the catch basin immediately adjacent to the low-point drain. Overburden monitor well 544, installed during the Stage 2 work effort, is located within 50 feet of the low-point drain. No organic vapors were detected in the soils or water during drilling. Well 544 was sampled twice during the Stage 2 work effort with no fuel related compounds being detected during either sampling round. The facts compiled during the 1990 PA/SI investigation showed that immediate action was taken at the time of the spill; the presence of snow and frozen soil which is believed to have limited the amount of fuel infiltrating into the ground; no evidence of fuel contamination was detected in groundwater from well 544; and the spill was a one-time incident that occurred over 30 years ago. Therefore, the Parties concluded that site 14 did not warrant designation as an AOC under the Pease FFA.

Industrial Shop/Parking Apron, IS/PA (site 15)
----------------------------------------------

This area contains the Flightline shops, hangers, and aircraft parking apron refueling areas. As a result of initial investigation work, this site was subdivided into six specific areas for further investigations. These areas were designated sites 31, 32, 33, 34, 35, and 36. Description of these sites is provided further on in this appendix.

PCB Spill Site (site 16)
------------------------

In 1983, a blown transformer at Building 410 resulted in the release of approximately 35 gallons of transformer oil containing 500,000 ppm PCB. Most of the spill was contained indoors on the concrete floor, although some oil did reach the ground outside of the building. The contaminated soil, as well as the transformer oil cleanup material were collected in 18 55 gallon drums. The remaining soil was analyzed and found not to contain residual PCBs.

Construction Rubble Dump 2, CRD-2 (site 17)
-------------------------------------------

Construction Rubble Dump 2 received construction debris consisting of asphalt, concrete, and gravel borrow. During the Stage 2 presurvey site visit, drums were visible in the debris. No reports of hazardous waste disposal at CRD-2 have been identified. A review of aerial photographs shows that the area has been cleared since at least 1952, and CRD-2 probably received debris from construction of the runway.

MOD 1, Dec 1992                      I-5a

Pipeline Break at Building 119 (site 36a)
-----------------------------------------

Building 119 was the Jet Engine Maintenance Building. Wastewater from the floor drainage system was conveyed from .a sump in building 119 through a buried pipeline to the Industrial Waste Treatment Plant (IWTP) at Building 226. During the period 1981 to 1982 a construction contractor was in the process of converting buried hot water heat lines to above ground lines. While excavating the heat line to the northwest of Building 119, the backhoe ruptured a 6-inch diameter force main that carried the wastewater from Building 119 to the IWTP. As a result of the force main rupture, an estimated 5,000 to 10,000 gallons of untreated wastewater drained into the excavation.

Building 120 (site 38)
----------------------

Building 120 was the general repair shop and is located northwest of Building 119 along Dover Avenue. Stained soils outside the paint room were identified during the IRP Phase I record search indicating a spill of unknown origin or date.

Building 227 (site 39)
----------------------

Building 227 houses the largest hanger on Pease AFB and served as a major industrial maintenance area for aircraft. TCE was reported as the common solvent used at Building 227 during the late 1950s and 1960s. Activities within Building 227 most likely resulted in releases of petroleum and solvent products to the environment. Release pathways would have been spills on floors, spills outside the building, leaks from underground tanks, and discharges to the building drainage system. Site 39 is made up of Building 227 and the surrounding parking apron area and consists of approximately 11 acres.

Auto Hobby Shop, Building 103 (site-40)
---------------------------------------

The Auto Hobby Shop was built between 1956 and 1960 and has since been used continuously for light maintenance and repair of privately owned vehicles belonging to Air Force personnel. Operations at the facility were performed in a self-service format under the control of a full-time on-site supervisor. Specific operations performed at this site were oil changes, tune ups, light engine repair, exhaust system repair, vehicle washing, and auto body work and painting. Several types of liquid wastes were generated by the shop, including waste

MOD 1, Dec 1992                       I-9
oil, solvents, and washdown from a washing bay used for painting and washing vehicles.

Golf Course Maintenance Area, Building 399 (site 41)
----------------------------------------------------

The golf course maintenance facility was constructed about 1981. Operations performed at the maintenance facility include oil changes and general repair of golf carts, sprayers, and maintenance equipment. A number of petroleum products, paints, thinners, and other liquids were stored at the facility. Waste oil from equipment oil changes was reportedly collected in 5gallon containers and periodically emptied in the Auto Hobby Shop Oil Storage Bowser.

Portsmouth Refuse to Energy (RTE) Plant, Building 123 (site 42)
---------------------------------------------------------------

The RTE Plant was constructed in 1981 by the City of Portsmouth on approximately four acres of land located on Pease AFB. The facility is located along the south side of Exeter Street. The building houses the refuse incinerators and ancillary equipment, as well as a control room and offices. The RTE Plant operated from July 1982 until April 1987. Refuse from the City of Portsmouth, Pease AFB, Portsmouth Naval Shipyard, and several other communities, and companies located in the greater Portsmouth area and southern Maine was burned at the RTE Plant. Heat from the incinerators was used to generate steam for the base's heating system.

McIntyre Road Drum Disposal Area (site 43)
------------------------------------------

This site was initially identified during the Stage 2 IRP investigations. A cluster of drums was observed at the land surface that appeared to be unrelated to any known IRP area. Information inquiries during Stage 2 did not provide any additional information regarding the history of this site. However, a few possible sources of the drums were suspected: drums may have contained leaded fuel tank sludge representing the southwestern border of the LFTS area, the drums may have been related to a 0.25 mile recreation vehicle racetrack located in the general area during the 1960s, or drums may have been moved to the site from another area. The area of this site is approximately 250 feet long and 50 feet wide. The visible drums were generally rusted, unmarked, and generally dented and lying on their side. An intensive test pitting operation was conducted at this site in the fall of 1991. Results of the action showed that no drums were actually buried at this location.

MOD 1, Dec 1992                       I-10

Paint Can Disposal Area (site 44)
---------------------------------

This location was initially identified during several interviews with Air Force personnel during the 1990 PA/SI investigation. It is located between the access road that starts behind the Civil Engineering (CE) complex and the main road to LF-5. These dirt roads join near the extreme southern end of LF-5. The road from the CE complex was used over a 30-year period to provide access for storage and disposal of drums containing paint and paint residues by both Air Force and contractor painters, additionally, it was reported that CE also used this area to stage and store curbing and other roadway maintenance materials. Also, it was reported that the area at or near the junction of the two access roads was a common location for the burial of waste floc generated at the IWTP (Building
226). Since this area received relatively casual use for many years, there is poor correlation between interviews concerning the years of operation and type, character, and volume of waste material that may have been disposed at this site.

Old Jet Engine Test Stand (site 45)
-----------------------------------

The old jet engine test stand (OJETS) is located approximately 1,000 feet from the southwestern edge of the runway adjacent to the golf course maintenance shed area. The test stand was constructed in approximately 1958 and consisted of a partially enclosed engine test stand (roof and sidewalls) and an engine control room structure. The engine exhaust was directed out of the northern end of the containment structure, as evidenced by exhaust residue on the ground visible in aerial photographs from 1960 through 1965. This exhaust area appears to be, unpaved in these early photographs, but is currently asphalt covered except for a rock-filled crib immediately north of the test stand. According to interview sources, the test stand received heavy use, particularly in the mid-1960s, when the maximum number of aircraft (B-47s) were assigned to Pease AFB. Use of this facility was discontinued in the mid-1970s.

Railroad Tracks Herbicides (site 46)
------------------------------------

Herbicides were historically used along Pease AFB railroad lines to control unwanted vegetation growth during the summer months. According to the base entomologist, Ureabor was the primary herbicide used along the railroad lines on base. Ureabor is a commercial product manufactured by Occidental Chemical Company. It contains about 66.5 percent sodium

MOD 1, Dec 1992                       I-11
metaborate tetrahydrate as an active ingredient (granular form), which acts as a soil sterilant. Typical mixture rates of Ureabor are on the order of one 100-pound bag per 100 to 120 gallons of water. If applied properly in this concentration, vegetative regrowth would be effectively controlled for about 2 years.

Golf Course Pesticide Storage and Mixing Area, Bldg 398 (site 47)
-----------------------------------------------------------------

The pesticide storage and mixing area refers to a small (approximately 0.5 acre) area located near Building 398, about 1000 feet south of the golf course clubhouse. Building 398 is a pumphouse adjacent to a shallow dug well, no longer in use, that formerly served the clubhouse. It was reported by several civilian employees of Pease AFB that this area was formerly used for mixing and storing pesticides used on the golf course. It was further suggested that this location was chosen due to the proximity of the well (about 150 feet) as a water source. Reportedly, personnel mixed pesticides, fertilizers, and topsoil in this area for use at the golf course in the 1960s. No visible evidence of residual environmental contamination associated with past activities was found during a field reconnaissance survey conducted in 1990. The area was largely covered with healthy vegetation, with no indication of surface staining or stressed vegetation.

Explosive Ordnance Disposal (EOD) Burn Detonation Area (site 48)
----------------------------------------------------------------

This site is located to the southwest of the base proper near the Weapons Storage Area. Activities within this site included excavating trenches for burning or detonating unusable ordnance. The EOD range was established during initial base construction and was active until September 1990. Information on this site was obtained from several interviews with base personnel, particularly Civil Engineering personnel. The EOD range was the subject of a separate closure plan conducted by the Air Force. The EOD range closure plan was completed in early September 1990 by a task force from Hill Air Force Base and has been certified clear of any residual ordnance. The closure work included an ordnance sweep and fragmentation search to ensure that no unexploded ordnance remained. Soil was sifted to remove fragmentation particles from the EOD range, burn, and burial pit areas. No site survey was conducted as part of early IRP investigations and the 1990 PA/SI due to restricted access at the time. It is known that initial burn pits were excavated

MOD 1, Dec 1992                       I-12
around 1958 to 1960, and three to four major burn pits were excavated for the Munitions Maintenance Squadron (MMS) over the past 30 years. Ordnance was either detonated or burned after being placed in the pits under the supervision of the MMS group.

MOD 1, Dec 1992                       I-13

                                  APPENDIX II

                                  TIMETABLES

The following deadlines have been established for the draft primary documents pursuant to this agreement

A.  Landfill 5, (site 5):

    RI Report                                           15 Dec 1991
    FS Report                                            7 Apr 1992
    Proposed Plan                                       15 Nov 1992
    Record of Decision                                  15 May 1993

B.  Fire Department Training Area 2, (site 8):

    RI Report                                           30 Jul 1992
    FS Report                                           30 Oct 1992
    Proposed Plan                                       30 Apr 1993
    Record of Decision                                  15 Oct 1993

C.  Jet Engine Test Cell, (site 34):

    RI Report                                           15 Jan 1992
    FS Report                                            4 May 1992
    Proposed Plan                                       31 Dec 1992
    Record of Decision                                  15 Jun 1993

D.  Buildings 113 & 119, (sites 32 & 36):

    RI Report                                           16 Feb 1992
    FS Report                                           16 May 1992
    Proposed Plan                                       31 Dec 1992
    Record of Decision                                  15 Jun 1993

The documents for the sites contained in Sections IIA-IIA above will be focused on site specific actions (such as source control, source elimination, or containment of contaminated groundwater). The general groundwater issues and overall contamination issues, (e.g., overlapping plumes), will be addressed in the IRP Zone documents detailed in Section IIE below.

E.  Stage 4 Work Effort:

    RI/FS Work Plan *                   1 Sep 1990
    Quality Assurance Project Plan      1 Sep 1990

MOD 1, Dec 1992

The Stage 4 work effort has been divided into IRP Zones, refer to page I-la of Appendix I for location map. Listed below are the deadlines for the draft primary documents for each of the Zones. Also included are the individual IRP sites that make up each Zone.**

     Zone 1 (sites 2,3,4,5,13,23,26, and 44)

          RI Report                                 27 Apr 1993
          FS Report                                 29 Sep 1993
          Proposed Plan                             12 Jan 1994
          Record of Decision                        14 Jun 1994

     Zone 2 (sites 1,7,10,16,22,24,37, and 43)

          RI Report                                 18 May 1993
          FS Report                                 20 Oct 1993
          Proposed Plan                             10 Feb 1994
          Record of Decision                        12 Jul 1994

     Zone 3 (sites 19,21,31,32,33,34,35,36,36a,
             38,39,42, and 15)

          RI Report                                  6 Apr 1993
          FS Report                                  8 Sep 1993
          Proposed Plan                              7 Jan 1994
          Record of Decision                         7 Jun 1994

     Zone 4 (sites 6,17,20, and 40)

          RI Report                                  2 Mar 1993
          FS Report                                  4 Aug 1993
          Proposed Plan                             18 Nov 1993
          Record of Decision                        19 Apr 1994

     Zone 5 (sites 8,9, and 11)

          RI Report                                  9 Feb 1993
          FS Report                                 14 Jul 1993
          Proposed Plan                             26 Oct 1993
          Record of Decision                        29 Mar 1994

     Zone 6 (sites 12,18, and 48)

     Zone 7 (sites 41,45, and 47)

          Work at Zones 6 and 7 is being conducted to determine if sites within Zones should be designated AOCs, reference Section V, Paragraph 5.9b. Deadlines are not applicable for these two Zones as no primary documents are required at this time.

MOD 1, Dec 1992

     Zone 8 (site 24)

          Zone 8 is where sampling is targeted to evaluate impact from adjacent sites on the Peverly Brook and Pond Waterway system. Deadlines are not applicable.

* The Air Force shall conduct additional sampling at site 31 (Building 244), site 33 (Building 229), and site 35 building 226), and conduct a health assessment in order to evaluate the potential health threat posed by existing conditions. The Air Force shall submit a Sampling and Analysis Plan to EPA and the State for approval prior to the initiation of field work. All analysis and health assessment shall be undertaken in accordance with the provisions of this agreement (including Section 6.4) and shall be submitted for review no later than September 1, 1991. The Project Managers shall subsequently meet to discuss and mutually agree upon appropriate actions. Any disagreement by the Project Managers shall be subject to
     Section XIV, Dispute Resolution.

     Note: Health Assessment Report was completed and submitted by September 1 1991 and no concerns relative to the scope of the Health Assessment Report was identified at these three sites.

** Adjustments in Zone boundaries, as warranted by field data or other relevant information, may be made by agreement of the Project Managers without amendment to this agreement.

F.   No Action Decisions (sites 3,7, and 11)

     These three sites are now included in their appropriate Zone reports.

G.   Scope of Work                           30 Oct 1990

H.   Community Relations Plan                24 Oct 1990
     (May be amended at later dates
     to address new AOCS, RAs, or OUs

MOD 1, Dec 1992

                                  EXHIBIT "A"


                    PLAN DESIGNATING THE SUBLEASED PREMISES
                    ---------------------------------------

                                                                   (Page 1 of 1)

                   [graphic depiction of subleased premises]

                                 EXHIBIT "A-2"


                                   SITE PLAN
                                   ---------


                Plans on File at the Pease Development Authority
                ------------------------------------------------

                                  EXHIBIT "B"


                               CONSTRUCTION PLANS
                               ------------------

SUBLESSEE TO PROVIDE

                                  EXHIBIT "C"


          PLANS DESIGNATING INSTALLATION OF REQUIRED GRANITE SIGNPOSTS
          ------------------------------------------------------------


                                 (Page 1 of 1)

                              [graphic depiction]

                                  EXHIBIT "D"


      SUBLEASE PROVISIONS REQUIRED BY THE FEDERAL AVIATION ADMINISTRATION
      -------------------------------------------------------------------

1. Sublessee, for himself, his heirs, personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby agree that in the event facilities are constructed, maintained, or otherwise operated on the Subleased Premises, for a purpose for which a United States Department of Transportation ("DOT") program or activity is extended or for another purpose involving the provision of similar services or benefits, Sublessee shall maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to Title 49, Code of Federal Regulations, DOT, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended.

2. Sublessee, for himself, his personal representative, successors in interest, and assigns, as a part of the consideration hereof, does hereby agree that: (i) no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination in the use of said facilities; (ii) that in the construction of any improvements on, over, or under such land and the furnishing of services thereon, no person on the grounds of race, color, or national origin shall be excluded from participation in, denied the benefits of, or otherwise be excluded from participation in, denied the benefits of, or otherwise be subject to discrimination; and, (iii) that the Sublessee shall use the premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21, Nondiscrimination in Federally-Assisted Programs of the Department of Transportation Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulation may be amended.

3. That in the event of breach of any of the above nondiscrimination covenants, Sublessor shall have the right to terminate the Sublease, and to reenter and repossess said land and the facilities thereon, and hold the same as if said lease, had never been made or issued. This provision does not become effective until the procedures of 49 CFR Part 21 are allowed and completed including expiration of appeal rights.

4. Sublessee shall furnish its accommodations and/or services on a fair, equal and not unjustly discriminatory basis to all users thereof and it shall charge fair, reasonable and not unjustly discriminatory prices for each unit or service; PROVIDED THAT the Sublessee may be allowed to make reasonable and nondiscriminatory discounts, rebates or other similar type of price reductions to volume purchasers.

5. Non-compliance with Provision 4 above shall constitute a material breach thereof and' in the event of such noncompliance Sublessor shall have the right to terminate this Sublease, and the estate hereby created without liability therefore or at the election of the Sublessor or the United States either or both of Sublessor or the United States shall have the right to judicially enforce provisions.

6. Sublessee agrees that it shall insert the above five provisions in any lease agreement, by which said Sublessee grants a right or privilege to any person, firm or corporation to render accommodations and/or services to the public on the Subleased Premises.

7. Sublessee assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to insure that no person shall on the grounds of race, creed, color, national' origin, or sex be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart
E. Sublessee assures that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by this subpart. Sublessee assures that it will require that its covered suborganizations provide assurance to the Sublessor, that they similarly will undertake affirmative action programs and that they will require assurances from their suborganizations, as required by 14 CFR Part 152, Subpart E, to the same effect.

8. Sublessor reserves the right to further develop or improve the landing area of the airport as it sees fit, regardless of the desires or view of the Sublessee and without interference or hindrance.

9. Sublessor reserves the right, but shall not be obligated to the Sublessee to maintain and keep in repair the landing area of the airport and all publicly-owned facilities of the airport, together with the right to direct and control all activities of the Sublessee in this regard.

10. This Sublease shall be subordinate to the provisions and requirements of any existing or future agreement between the Sublessor and the United States, relative to the development, operation or maintenance of the airport.

11. There is hereby reserved to Sublessor, its successors and assigns, for the use and benefit of the public, a right of flight for the passage of aircraft in the airspace above the surface of the Subleased Premises. This public right of flight shall include the right to cause in said airspace any noise inherent in the operation of any aircraft used for navigation or flight through the said airspace or landing at, taking off from or operation on the airport.

12. Sublessee agrees to comply with the notification and review requirements covered in Part 77 of the Federal Aviation Regulations in the event future construction of building is planned for the Subleased Premises, or in the event of any planned modification or alteration of any present or future building or structure situated on Subleased Premises.

13. Sublessee, by accepting this Sublease expressly agrees for itself, its successors and assigns that it shall not erect nor permit the erection of any structure or object nor permit the growth of any tree on the land leased hereunder above the mean sea level elevation of 251 feet. In the event the aforesaid covenants are breached, Sublessor reserves the right to enter upon the Premises and to remove the offending structure or object and cut the offending tree, all of which shall be at the expense of the Sublessee.

14. Sublessee, by accepting this Sublease, agrees for itself, its successors and assigns that it will not make use of the Subleased Premises in any manner which might interfere with the landing and taking off of aircraft from the airport or otherwise constitute a hazard. In the event the aforesaid covenant is breached, Sublessor reserves the right to enter upon the Subleased Premises, and cause the abatement of such interference at the expense of the Sublessee.

15. It is understood and agreed that nothing herein contained shall be construed to grant or authorize the granting of an exclusive right within the meaning of Section 308a of the Federal Aviation Act of 1958 (49 U.S.C. 1349a).

16. This Sublease and all the provisions hereof shall be subject to whatever right the United States Government now has or in the future may have or acquire, affecting the control, operation, regulation and taking over of said airport or the exclusive or non-exclusive use of the airport by the United States during the time of war or national emergency.

                                 EXHIBIT "D-1"


                          WASTWATER/WATER IMPROVEMENTS
                          ----------------------------

   [Letter from John P. Bohenko, City Manager, Portsmouth, NH to George Meyer

                            and attachments thereto]

                                 EXHIBIT "D-2"


                               NOTICE OF CONSENT
                               -----------------


     This NOTICE OF CONSENT ("Notice") is given by the PEASE DEVELOPMENT AUTHORITY ("Sublessor") to 273 CORPORATE DRIVE, LLC ("Sublessee"). Sublessor and Sublessee maybe referred to jointly as the "Parties."

RECITALS
--------

     A. The Parties entered into a Sublease for 273 Corporate Drive at Pease International Tradeport on ________________ (the "Sublease").

     B. Section 19.3 of the Sublease states that Sublessor shall not unreasonably withhold its consent to sublease if.

     1. the use of the Subleased Premises associated with the sublease is permitted under the original Sublease;

     2. the sublease is consistent with the terms and conditions of the original Sublease;

     3. the original Sublease remains primarily liable to Sublessor to pay rent and to perform all other obligations to be performed by Sublessee under the original Sublease; and

     4.   the proposed Sublessee is financially and operationally responsible.

     C. Sublessee has requested authorization to sublease square feet at 273 Corporate Drive to Aprisma Management Technologies, Inc. ("Aprisma"), a New Hampshire corporation.

     D. The proposed sublease to Aprisma is for general and business office use.

TERMS AND CONDITIONS
--------------------

     1. Sublessor hereby authorizes Sublessee to execute square feet at 273 Corporate Drive. the sublease, attached hereto as Exhibit A, with Aprisma for

     2. Upon execution of the sublease with Aprisma, Sublessee shall provide Sublessor with a copy of the executed sublease, copies of all required insurance certificates and a certificate of good standing from the State of New Hampshire for Aprisma.

     3. Sublessee hereby agrees and affirms that it shall remain primarily liable to Sublessor to pay rent and to perform all other obligations to be performed by Sublessee under the original Sublease.

     This Notice of Consent is executed, effective this ___ day of __________, 2000 by the Pease Development Authority.


                                         PEASE DEVELOPMENT AUTHORITY

                                         By:_______________________________
                                         Its:______________________________


AGREED AND ACCEPTED

                                         273 CORPORATE DRIVE, LLC

                                         By:_______________________________
                                         Its:______________________________
_______________
Date

                                  EXHIBIT "A"


                                   SUBLEASE
                                   --------

                                  EXHIBIT "E"

                   LIST OF ENVIRONMENTAL LAWS AND REGULATIONS
                   ------------------------------------------

Air Quality:                  (a)         Clean Air Act & Amendments, 42 U.S.C.
                                          7401-7642
                              (b)         40 CFR Parts 50-52, 61, 62, 65-67, 81
                              (c)         RSA ch. 125-C, Air Pollution Control,
                                          and rules adopted thereunder
                              (d)              RSA ch. 125-H, Air Toxic Control
                                          Act, and rules adopted thereunder
Hazardous Materials:          (a)         Hazardous Materials Transportation
                                          Act, 49 U.S.C. 1801-1813, and
                                          Department of Transportation
                                          Regulations thereunder
                              (b)         Emergency Planning and Community Right
                                          To-Know Act, 42 U.S.C. 11001-11050
                              (c)         49 CFR Parts 100-179
                              (d)              40 CFR Part 302
                              (e)         RSA ch. 277-A, Toxic Substances in the
                                          Workplace, and rules adopted
                                          thereunder
Hazardous Waste:              (a)         Resource Conservation and Recovery Act
                                          (RCRA) of 1976 and RCRA Amendments of
                                          1984,42 U.S.C. 6901-69911
                              (b)         Comprehensive Environmental Response,,
                                          Compensation, and Liability Act
                                          (CERCLA) of 1980, as amended, 42
                                          U.S.C. 9601-9675
                              (c)         40 CFR Parts 260-271, 300, 302
                              (d)         RSA ch. 147-A, Hazardous Waste
                                          Management and rules adopted
                                          thereunder
Water Quality:                (a)         Federal Water Pollution Control Act
                                          (Clean Water Act) and Amendments, 33
                                          U.S.C. 1251-1387
                              (b)         Safe Drinking Water Act, as amended,
                                          42 U.S.C. 300f-300j-26
                              (c)         40 CFR Title 100-143, 401 and 403
                              (d)         RSA ch. 146-A, Oil Spillage in Public
                                          Waters, and rules adopted thereunder
                              (e)         RSA ch. 485, New Hampshire Safe
                                          Drinking Water Act, and rules adopted
                                          thereunder
                              (f)         RSA ch. 485-A, Pollution and Waste
                                          Disposal, and rules adopted thereunder

                                  EXHIBIT "F"


                     CERTIFICATE OF EXISTENCE/GOOD STANDING
                     --------------------------------------

            [Certificate of existence for 273 Corporate Drive, LLC]

                                  EXHIBIT "G"


                                   GUARANTY
                                   --------

     This Guaranty, made effective as of March 31, 2000, is given by John Kane of 135 Commerce Way, Portsmouth NH, by Michael Kane of 135 Commerce Way, Portsmouth, NH, by William V. Wagner of 11 Taft Road, Portsmouth, NH, by Arnold Katz of P.O. Box 949, North Chelmsford, MA, and by Gregory W. Whalen of Suite 202, 170 Commerce Way, Portsmouth, NH (collectively the "Guarantors") to the Pease Development Authority a body politic and corporate existing under New Hampshire Revised Statutes Annotated Chapter 12G, with a principal place of business at 360 Corporate Drive, Pease International Tradeport, Portsmouth, New Hampshire, U.S.A. ("PDA").

                                    RECITALS
                                    --------

1. At the request of Guarantors, Pease Development Authority ("PDA") has entered into a Sublease dated effective _______________, 2000 (the "Sublease") of a certain premises located at 273 Corporate Drive at the Pease International Tradeport, Portsmouth, New Hampshire, with 273 Corporate Drive, LLC ("Sublessee") a limited partnership organized and existing under the laws of the State of New Hampshire.

2. PDA would not have agreed to enter into the Sublease except for the request of the Guarantors and the execution and delivery of this Guaranty.

     In consideration of the PDA entering into a Sublease with the Sublessee and other valuable consideration, the receipt of which is hereby acknowledged, the Guarantors agree as follows:

1.   Guaranty. The Guarantors jointly and severally guarantee:
     --------
          (a) The prompt payment when due of all payments of rent, additional rent, and all other charges, expenses, impositions, fines, penalties, fees and costs of every kind and'; nature, including, without limitation, accelerated payments, which are now, or may in the future be, due from Sublessee under the terms of the Sublease;

          (b) The complete and timely performance, satisfaction and observation of the terms and conditions of the Sublease required to be performed, satisfied or observed by the Sublessee including, without limitation, Sublessee's obligation to complete the construction of the Facility and other improvements as required by Article 2A. L of the Sublease.

          (c) Notwithstanding the provisions of Sections 1 (a) and 1 (b) above, upon completion of the Facility, as set forth in Article 2A of the Sublease and occupancy of the Facility by Aprisma Management Technologies, Inc., in accordance with its Sublease Agreement dated _______________, 2000, this Guaranty shall terminate, and Guarantors shall not be required to furnish a guaranty.

2.   Coverage of Guaranty.  This Guaranty extends to any successor of the
     --------------------
     Sublessee, any assignee or sublessee of the Sublessee, to any extension or renewals provided in the Sublease, and to any term established by reason of the holdover of the Sublessee, an assignee or sublessee.

3.   Payment Guaranty.  In the event that the Sublessee fails to perform,
     ----------------
     satisfy or observe the guarantied terms and conditions, the Guarantors will, subject to Section 1(c) above, promptly and fully perform, satisfy and observe the obligation or obligations in the place of the Sublessee and within five (5) business days after notice to the Guarantors that any applicable cure period in 'the Sublease has expired.

4.   Waiver of Notices.  Without notice to or further assent from the
     -----------------
     Guarantors, PDA may waive any of the terms or conditions of the Sublease, or compromise, settle or extend the time of payment of any amount due from the Sublessee or the time of performance of any obligation of the Sublessee. These actions may be taken by PDA without discharging or otherwise affecting The obligations of the Guarantors. Guarantors further waive any right it may have to require PDA to: (i) proceed against Sublessee or any other party; (ii) proceed against or exhaust any security' held by PDA for Sublessee, or (iii) pursue any other remedy that PDA may have.

5.   Sublease Security.  Subject to Section 1(c) above, this Guaranty shall
     -----------------
     remain in full force and effect, and the Guarantors shall remain fully responsible, without regard to any security deposit or other collateral for the performance of the terms and conditions of the Sublease, or the receipt, disposition, application, or release of any security deposit or other collateral, now or hereafter held by or for the PDA. The Sublessor shall not, however, be entitled to receive payment for obligations in excess of those amounts due.

6.   Unconditional Obligations.  The liability of the Guarantors to PDA under
     -------------------------
     the Guaranty is direct, immediate, absolute, continuing, unconditional and limited only as set forth in Section 1(c) above. PDA shall not be required to pursue any remedies it may have against the Sublessee or against any security deposit or other collateral as a condition to enforcement of this Guaranty. Nor shall the Guarantors be discharged or released by reason of the discharge or release of the Sublessee for any reason, including a discharge in Bankruptcy, receivership or other proceedings, a disaffirmation or rejection of the Sublease by a trustee, custodian, or other representative in Bankruptcy, a stay or other enforcement restriction, or any other reduction, modification, impairment or limitations of the liability of the Sublessee or any remedy of the PDA. The Guarantors assume all responsibility for being and keeping themselves informed of Sublessee's assets, and of all other circumstances bearing upon the risk of non-performance by Sublessee under the Sublease. The Guarantors agree that PDA shall have no duty to advise the Guarantors of information known to it regarding such circumstances or risks.

7.   Subordination of Subrogation Rights.  The Guarantors subordinate any and
     -----------------------------------
     all claims which the Guarantors have or may have against the Sublessee by reason of subrogation for payments or performances under this Guaranty or claims for any other reason or cause. The Guarantors agree not to assert any such subrogation claim which it has or may have against the Sublessee, including claims by reason or subordination under this

     Guaranty, until such time as the payment and other obligations of the Sublessee to PDA are fully satisfied and discharged.

8.   Binding, Effect.  This Guaranty is binding upon the Guarantors, their
     ---------------
     successors and assigns, and is binding upon and shall inure to the benefit of the PDA, its successors and assigns. No assignment or delegation by the Guarantors shall release the Guarantors of their obligations under this Guaranty.

9.   Modifications.  This Guaranty may be modified only by a writing signed by
     -------------
     both the Guarantors and PDA. Modifications include any waiver, change, discharge, modification, or termination.

10.  Payment.  All payments required to be made by Guarantors under this
     -------
     Guaranty shall be made in lawful money of the United States and shall be delivered to PDA at the following address:

                    Pease Development Authority
                    360 Corporate Drive
                    Portsmouth, NH 03801
                    Attention: Executive Director

11.  Enforcement.  This Guaranty shall be enforceable through actions or
     -----------
     proceedings instituted in New Hampshire courts.

     IN WITNESS WHEREOF the Guarantors have duly signed and made this Guaranty effective as of _______________, '2000.


              GUARANTORS                         WITNESSES

JOHN KANE                              JANE Y. DOBBIE
-------------------------------        --------------------------------------
Print Name: John Kane                  Print Name: Jane Y. Dobbie
            135 Commerce Way
            Portsmouth, NH  03801



MICHAEL KANE                           JANE Y. DOBBIE
-------------------------------        --------------------------------------
Print Name: Michael Kane               Print Name: Jane Y. Dobbie
            135 Commerce Way
            Portsmouth, NH  03801


WILLIAM V. WAGNER                      JANE Y. DOBBIE
-------------------------------        --------------------------------------
Print Name: William V. Wagner          Print Name: Jane Y. Dobbie
            11 Taft Road
            Portsmouth, NH  03801


ARNOLD KATZ                            JANE Y. DOBBIE
-------------------------------        --------------------------------------
Print Name: Arnold Katz                Print Name: Jane Y. Dobbie
            P.O. Box 949
            Portsmouth, NH  03801


GREGORY W. WHALEN                      JANE Y. DOBBIE
-------------------------------        --------------------------------------
Print Name: Gregory W. Whalen          Print Name: Jane Y. Dobbie
            Suite 202
            170 Commerce Way
            Portsmouth, NH 03801

                                  EXHIBIT "H"

                           WETLANDS MANAGEMENT PLAN
                           ------------------------

 [Pease Development Authority Wetlands Management Plan, Adopted June 25, 1998]

BIBLIOGRAPHY


Development Plan Update:  September 1995; Prepared for Pease Development
-----------------------
Authority by VHB/Vanasse Hangen Brustlin, Inc., EDAW, Inc., RKG Associates, Inc., Hoyle Tanner & Associates, Roy F. Weston, Inc. and Sherman Greiner & Halle.

Final Supplemental Environmental Impact Statement Disposal and Reuse of PAFB,
-----------------------------------------------------------------------------
NH; August 1995; Prepared by Department of the Air Force, et al.
--

Memorandum of Findings Portsmouth/Newington, New Hampshire: #10102 Mitigation
-----------------------------------------------------------------------------
Alternatives: March 23, 1990 and May 7, 1990; Prepared for NH Department of
------------
Transportation by the Smart Associates, Environmental Consultants, Inc.

Technical Report of Wetlands within FAA Study Area; June 7, 1991; Prepared for
--------------------------------------------------
Advanced Sciences, Inc. by the Smart Associates, Environmental Consultants, Inc.

Wetlands Delineation and Evaluation Report or the Pease International Tradeport;
-------------------------------------------------------------------------------
June 1992; Prepared for Pease Development Authority by Fugro-McClelland.